Exhibit 10.33
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
ZAYO GROUP, LLC,
ZAYO AFS ACQUISITION COMPANY, INC.,
AMERICAN FIBER SYSTEMS HOLDING CORP.
and
ROBERT E. INGALLS, JR., AS THE EQUITYHOLDER REPRESENTATIVE
Dated as of June 24, 2010

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APPENDICES, EXHIBITS AND SCHEDULES

Appendices

Appendix A	Defined Terms
Appendix B	Notice Addresses

Exhibits

Exhibit A	Stockholders
Exhibit B	Warrantholders
Exhibit C	Form of Certificate of Merger
Exhibit D	Form of Promissory Note
Exhibit E-1	Form of Preferred Stock Letter of Transmittal
Exhibit E-2	Form of Common Stock Letter of Transmittal
Exhibit F	Form of Option Cancellation
Exhibit G-1	Form of Horizon Warrant Cancellation
Exhibit G-2	Form of Comerica Warrant Cancellation
Exhibit G-3	Form of TriplePoint Warrant Cancellation
Exhibit H-1	Form of Preferred Stockholder Joinder Agreement
Exhibit H-2	Form of Common Stockholder Joinder Agreement
Exhibit I-1	Form of Opinion of Adair Law Firm LLP
Exhibit I-2	Form of Opinion of Hiscock & Barclay, LLP
Exhibit J	Form of Agreement to Protect Confidential Information, Assign Inventions and to Prevent Unfair Solicitation
Exhibit K	Form of USC Consent

Schedules

Schedule 1-A	Company Subsidiaries
Schedule 1-B	Assumed Capital Leases
Schedule 3.7	Pro Forma Working Capital
Schedule 6.3(a)	Parent and Merger Sub — Consents and Authorizations; No Conflicts
Schedule 8.3(c)	Required Joined Equityholders

Disclosure Schedules

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AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 24, 2010, is by and among Zayo Group, LLC, a Delaware limited liability company (“Parent”), Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”), American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), and Robert E. Ingalls, Jr., an individual, in his capacity as the designated representative of Equityholders (“Equityholder Representative”). Each of Parent, Merger Sub, the Company and Equityholder Representative are referred to in this Agreement collectively as the “Parties,” and individually as a “Party.”
Recitals
     A. The Board of Directors of the Company and the Board of Managers of Parent have each determined that a business combination between Parent and the Company is in the best interest of their respective companies and stockholders and members, as applicable, and accordingly have agreed to effect the merger of Merger Sub with and into the Company with the Company surviving (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), whereby the separate corporate existence of Merger Sub shall cease and each issued and outstanding share of Company Capital Stock, other than dissenting shares and shares of Company Capital Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration as provided in this Agreement.
     B. The stockholders of the Company, each of which is set forth on Exhibit A (“Stockholders”), are the record and beneficial owners of an aggregate of 134,495,310 shares of Company Capital Stock.
     C. The optionholders of the Company (the “Optionholders”) are the record and beneficial owners of outstanding options to purchase an aggregate of 7,801,500 shares of Company Common Stock issued pursuant to the Company Option Plan (collectively, the “Company Stock Options”).
     D. The warrantholders of the Company, each of which is set forth on Exhibit B (“Warrantholders”), are the record and beneficial owners of warrants to purchase an aggregate of 1,372,938 shares of Company Common Stock (the “Common Stock Warrants”) and 3,242,462 shares of Series E Stock (the “Series E Warrants”, and together with the Common Stock Warrants, the “Company Warrants”).
     E. The Company owns all of the issued and outstanding Equity Securities in the Subsidiaries of the Company described on Schedule 1-A (the “Company Subsidiaries”). The Company and the Company Subsidiaries are referred to in this Agreement, individually, each as an “Acquired Company,” and collectively, as the “Acquired Companies”; provided, however, that USCarrier Telecom Holdings, LLC, a Georgia limited liability company and an indirect subsidiary of the Company (“USC”), shall not be considered an Acquired Company.
     F. Stockholders, Optionholders and Warrantholders are required to surrender their Company Capital Stock, the Company Stock Options and the Company Warrants, respectively, for the consideration set forth in this Agreement.
Agreement
     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION
     1.1 Definitions. Capitalized terms and other terms used in this Agreement have the respective meanings set forth in Appendix A.
     1.2 Interpretation. As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require: (a) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import; (b) the word “or” is not exclusive; (c) references to an “Article,” “Section,” “Preamble,” “Recital,” or any other subdivision, or to an “Appendix,” “Exhibit,” “Schedule,” or “Disclosure Schedule” are to an article, section, preamble, recital, or subdivision of this Agreement, or to an appendix, exhibit, schedule, or disclosure schedule to this Agreement; (d) the words “this Agreement,” “hereby,” “hereof,” “herein,” “hereunder,” and comparable words refer to all of this Agreement, including the Appendices, Exhibits, Schedules, and Disclosure Schedule to this Agreement, and not to any particular article, section, preamble, recital, or other subdivision of this Agreement or appendix, exhibit, schedule, or disclosure schedule to this Agreement; (e) any pronoun in masculine, feminine, or neutral form shall include any other gender; (f) any word in the singular form includes the plural and vice versa, (g) references to any agreement or other document are to such agreement or document as amended, modified, superseded, supplemented, and restated now or from time to time after the date of this Agreement; (h) references to any Law are to it as amended, modified, supplemented, and restated now or from time to time after the date of this Agreement, and to any corresponding provisions of successor Laws, and, unless the context requires otherwise, any reference to any statute shall be deemed also to refer to all rules and regulations promulgated thereunder; (i) references to any Person include such Person’s respective successors and permitted assigns (and in the case of a natural person, such Person’s heirs, estate, and personal representatives); and (j) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days. If interest is to be computed under this Agreement, it shall be computed on the basis of a 360-day year of twelve 30-day months. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or Notice may be taken or given on the next succeeding Business Day. Any financial or accounting term that is not otherwise defined in this Agreement shall have the meaning given such term under GAAP.
ARTICLE II
MERGER; CLOSING
     2.1 The Merger. In accordance with the DGCL and subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company at the Effective Time and the separate corporate existence of Merger Sub will thereupon cease. The Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and shall be a wholly owned subsidiary of Parent.
     2.2 Effective Time. On the Closing Date, Parent, Merger Sub and the Company will (a) duly execute a certificate of merger (the “Certificate of Merger”) in substantially the form of Exhibit C and (b) make all filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been accepted with the Secretary of State of the State of Delaware or at such subsequent date or time as specified in the Certificate of Merger. The date and time the Merger becomes effective is referred to in this Agreement as the “Effective Time.”
     2.3 Effects of the Merger. The Merger will have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the forgoing, and subject thereto, at the Effective Time, except as otherwise set forth herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
     2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation of the Surviving Corporation in effect at the Effective Time will be amended and restated as set forth in Exhibit A to the Certificate of Merger until amended in accordance with applicable Law. The bylaws of Merger Sub, as in effect immediately before the Effective Time, will be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein, by the certificate of incorporation or by applicable Law.
     2.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until such Person’s successor is duly elected or appointed and qualified.
     2.6 Closing. The Contemplated Transactions shall be consummated at a closing (the “Closing”) to be held at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado, at 10:00 a.m. Denver, Colorado, time, subject to, and as soon as practicable after the satisfaction or waiver of, the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.5, or on such other date or at such other location as the Company and Parent mutually agree. The date and time that the Closing actually occurs is referred to herein as the “Closing Date.” All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken executed and delivered.
ARTICLE III
MERGER CONSIDERATION; SHARE EXCHANGE
     3.1 Merger Consideration. The aggregate consideration to be paid by Parent to the Company for the Merger and the other Contemplated Transactions (the “Merger Consideration”), including for the cancellation and payment of the Company Stock Options and Company Warrants in accordance with Section 3.4(d), shall be: (a) the Closing Merger Consideration; plus (b) the Additional Merger Consideration, if any; minus (c) the Working Capital Adjustment Amount, if any. Subject to Sections 3.6 and 10.7, the Merger Consideration shall not be subject to any other adjustment.
     3.2 Closing Merger Consideration.
     (a) The aggregate consideration to be paid or delivered by Parent at the Closing (the “Closing Merger Consideration”) shall be:
     (i) Net Cash Closing Payment; and
     (ii) a promissory note, in substantially the form attached hereto as Exhibit D (the “Promissory Note”), with a principal amount of $5,500,000, subject to reduction of the principal amount of the Promissory Note to $4,750,000 pursuant to Section 7.25(c), and with Parent, as maker, and Equityholder Representative, as holder, which Promissory Note shall be subject to the set-off rights specified in Section 10.6.

     (b) Subject to this Article III, the following consideration (the “Net Cash Closing Payment”) shall be delivered by Parent to the Paying Agent for distribution to the Equityholders in accordance with Section 3.3(a) and a Paying Agent Agreement in a customary form reasonably acceptable to the Parties (the “Paying Agent Agreement”) and shall be:
     (i) a dollar amount equal to $110,000,000 (the “Gross Cash Consideration”), minus
     (ii) the sum of the following (the “Closing Deductions”):
     (A) the Closing Indebtedness Payoff Amount (determined after the Company’s bank sweeps and applies all cash on hand except cash required to cover outstanding checks and any USC Distributions) which shall be delivered by Parent (on behalf of the Company) in immediately available funds for deposit in accounts designated in writing by the Company (such designation to occur no less than five Business Days prior to the Closing); plus
     (B) amounts due under the Company’s Employee Retention Bonus Plan adopted on May 1, 2010 and amended on June 23, 2010, a true and complete copy of which has been provided to Parent by Gita Ramachandran, a Representative of the Company (the “Company Employee Retention Plan”), which shall be deposited in the Company’s payroll account and processed for payment by Paychex, Inc., Rochester, New York, for distribution to the participants in the Company Employee Retention Plan; plus
     (C) the employer portion of any employment taxes due (including Social Security and Medicare) with respect to payments under the Company Employee Retention Plan and with respect to payments due Optionholders pursuant to Section 3.4(d)(i); plus
     (D) the unpaid Company Transaction Expenses, which shall be delivered by Parent (on behalf of the Company) in immediately available funds for deposit in accounts designated in writing by the Company (such designation to occur no less than two Business Days prior to the Closing); plus
     (E) the amount owing under the Assumed Capital Leases as of the Closing Date (the “Assumed Capital Lease Amount”): plus
     (F) the Working Capital Reserve Amount, which shall be delivered by Parent in immediately available funds for deposit in an account designated by Equityholder Representative (such designation to occur no less than five Business Days prior to the Closing).
     3.3 Net Cash Closing Payment and Post-Closing Payments.
     (a) At Closing, the Net Cash Closing Payment shall be delivered by Parent to the Paying Agent by wire transfer of immediately available funds, for deposit in a segregated account established in accordance with the Paying Agent Agreement (the “Exchange Fund”) for distribution to the Equityholders pursuant to the Company Charter (as reflected in the Allocation Schedule and subject, in each case, to the procedures set forth in Section 3.5) as follows:
     (i) for the Series A Preference Amount to be distributed to the Series A Stockholders in accordance with their respective Series A Preference Proportionate Share;
     (ii) for the Series B Preference Amount to be distributed to the Series B Stockholders in accordance with their respective Series B Preference Proportionate Share;
     (iii) for the Series C Preference Amount to be distributed to the Series C Stockholders in accordance with their respective Series C Preference Proportionate Share;
     (iv) for the Series D Preference Amount to be distributed to the Series D Stockholders in accordance with their respective Series D Preference Proportionate Share;
     (v) for the Series E Preference Amount to be distributed to the Series E Stockholders and the Series E Warrantholders (net of the amounts contemplated in Section 3.4(d)(ii)) in accordance with their respective Series E Preference Proportionate Share;
     (vi) for the Series F Preference Amount to be distributed to the Series F Stockholders in accordance with their respective Series F Preference Proportionate Share; and
     (vii) for the amount of the Net Cash Closing Payment in excess of the Total Preference Amount set forth in clauses (i)-(vi) (such amount the “Net Common Distribution”) to be distributed to all of the Equityholders in accordance with their respective Fully Diluted Proportionate Share; provided, however, that any portion of the Net Common Distribution payable to an Optionholder or Warrantholder shall be net of the amounts contemplated by Section 3.4(d).
     (b) In addition to any portion of Net Cash Closing Payment to which any Equityholder may be entitled pursuant to Section 3.3(a) each Equityholder shall be entitled to its Fully Diluted Proportionate Share of the following (the “Additional Merger Consideration”): (i) the unused portion of the Working Capital Reserve Amount, if any, (ii) the proceeds from an indemnification claim pursuant to Section 10.3 if any, and (iii) payments pursuant to the Promissory Note after any set-offs pursuant to Section 10.6; provided, that upon payment in full by Parent to Paying Agent of all amounts due under the Promissory Note in accordance with the terms thereof, Parent shall have no further liability or obligation whatsoever to any Equityholder or the Equityholder Representative under the Promissory Note.
     (c) With respect to any component of the Merger Consideration Parent shall only be responsible for delivery of such component of the Merger Consideration to the Paying Agent or Equityholder Representative, as applicable, in the manner set forth in this

Agreement and, once delivered in accordance with this Agreement, Parent shall have no further liability to any Equityholder with respect to the delivery of such component of the Merger Consideration.
     3.4 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of any Equityholder or any capital stock of Merger Sub:
     (a) Subject to this Article III:
     (i) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.4(b)), shall be cancelled and converted into the right to receive an amount of cash (without interest) determined in accordance with Section 3.3, payable upon the surrender of the Certificates.
     (ii) Each share of Company Common Stock (which, for the avoidance of doubt shall include the number of shares of Company Common Stock into which each share of Company Preferred Stock is convertible) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.4(b)) shall be cancelled and converted into the right to receive an amount of cash (without interest) determined in accordance with Section 3.3, payable upon the surrender of the Certificates.
          All such shares of Company Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the relevant portion of the Merger Consideration pursuant to this Article III.
     (b) Cancellation of Treasury Stock. All shares of Company Capital Stock that are held by the Company as treasury shares shall be cancelled and retired and cease to exist, and no consideration shall be delivered in exchange therefor.
     (c) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
     (d) Company Stock Options and Company Warrants.
     (i) Company Stock Options.
     (A) At Closing, without any further action on the part of the Company, each Company Stock Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and terminated, and all vested Company Stock Options (whether vested prior to the Effective Time or vesting by reason of the Contemplated Transactions) shall be converted into the right to receive, subject to Section 3.5(b)(i), the amount specified on the Allocation Schedule which shall be equal to (A) such Optionholder’s Fully Diluted Proportionate Share of the Net Common Distribution less (B) the amount of the aggregate exercise price for all the Company Stock Options held by such Optionholder (such aggregate amount, the “Exercise Payment Amount”) less (C) all applicable withholding Taxes. The aggregate amount of all Taxes withheld from the Optionholders’ Net Common Distribution shall be delivered to the Company (or its designee) at Closing by wire transfer of immediately available funds to be remitted to the appropriate Tax Authority by the Surviving Corporation.
     (B) In addition, at any time prior to Closing, any Company Stock Option not otherwise subject to an Option Cancellation may be exercised in accordance with the terms of the applicable option agreement and the Company Option Plan governing the terms of the Company Stock Options by payment of the cash that constitutes the exercise price therefor to the Company in which event such Person shall become a holder of Company Common Stock and shall be entitled to receive consideration as set forth in Section 3.3.
     (ii) Series E Warrants. At Closing, without any further action on the part of the Company and conditioned upon the delivery by each Series E Warrantholder of the applicable Warrant Cancellation, all outstanding Series E Warrants shall be cancelled and converted into the right to receive, subject to Section 3.5(b)(ii), the amount specified on the Allocation Schedule which shall be equal to (A) such Series E Warrantholder’s Series E Preference Proportionate Share of the Series E Preference Amount less (B) the amount of the aggregate exercise price for all the Series E Warrants held by such Series E Warrantholder multiplied by the number of Series E Warrants held by such Series E Warrantholder.
     (iii) Common Warrants. At Closing, without any further action on the part of the Company and conditioned upon the delivery by each Common Warrantholder of the applicable Warrant Cancellation, all outstanding Common Warrants shall be cancelled and converted into the right to receive, subject to Section 3.5(b)(iii), the amount specified on the Allocation Schedule which shall be equal to (A) such Common Warrantholder’s Common Proportionate Share of the Net Common Distribution less (B) the amount of the aggregate exercise price for all the Common Warrants held by such Common Warrantholder multiplied by the number of Common Warrants held by such Common Warrantholder.
     (e) Appraisal Rights.
     (i) Notwithstanding anything to the contrary contained in this Agreement, any share of the Company Capital Stock that, as of the Effective Time, is held by a holder who has, as of the Effective Time, preserved such holder’s appraisal rights under Section 262 of the DGCL with respect to such share shall not be converted into or represent the right to receive the Merger Consideration related to such share, and the holder of such share shall be entitled only to such rights as may be granted to such holder pursuant to Section 262 of the DGCL with respect to such share; provided, however, that if such appraisal rights shall not be perfected or the holder of such share shall otherwise lose such holder’s appraisal rights with respect to such share, then, as of the later of (A) the Effective Time, or (B) the time of the failure to perfect such rights, or (C) the loss of such rights, such share shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate representing such share) the Merger Consideration related to such share.

     (ii) The Company shall give Parent (A) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to Section 262 of the DGCL and of any other demand, notice, or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (B) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice, or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer (which consent shall not be unreasonably withheld) or unless required by a order, decree, ruling, or injunction of a court of competent jurisdiction.
     3.5 Exchange of Certificates.
     (a) Exchange Procedures for Company Capital Stock. As soon as practicable following the date of this Agreement and in any event on or prior to the Closing Date, the Company shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represent outstanding shares of Company Capital Stock (the “Certificates”) (A) a preferred stock letter of transmittal (the “Preferred Stock Letter of Transmittal”) and/or a common stock letter of transmittal (the “Common Stock Letter of Transmittal”) in substantially the forms attached hereto as Exhibit E-l and Exhibit E-2, respectively, (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration as set forth in Section 3.3 and (C) a Preferred Stockholder Joinder Agreement or Common Stockholder Joinder Agreement, as applicable. Upon surrender of a Certificate for cancellation to the Company (if prior to the Effective Time) or the Paying Agent (if after the Effective Time) together with such Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, including a power of attorney in favor of Equityholder Representative, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the then-applicable portion of the Merger Consideration determined pursuant to Section 3.4(a), after giving effect to any Tax withholdings or deductions required by applicable Law, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Capital Stock, which transfer is not registered in the transfer records of the Company as of the Effective Time, a check representing the then-applicable portion of the Merger Consideration determined pursuant to Section 3.4(a), after giving effect to any Tax withholdings or deductions required by applicable Law, shall be delivered to a transferee if the Certificate evidencing such Company Capital Stock is presented to the Company (if prior to the Effective Time) or to the Paying Agent (if after the Effective Time), accompanied by all documents required to evidence and effect such transfer pursuant to this Section 3.5(a) and by evidence that any applicable stock transfer Taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed, from and after the Effective Time, for all corporate purposes, to represent only the right to receive upon surrender the then-applicable portion of the Merger Consideration, in accordance with the terms of this Agreement.
     (b) Exchange Procedures for Company Stock Options and Company Warrants.
     (i) Company Stock Options. As soon as practicable following the date of this Agreement and in any event on or prior to the Closing Date, the Company shall deliver to Parent an option cancellation and release in substantially the form attached hereto as Exhibit F (the “Option Cancellation”), executed by each holder of Company

Stock Options. The Paying Agent Agreement shall provide that, with no further action necessary by the Surviving Corporation or Parent, no later than one (1) Business Day following the Closing Date, the Paying Agent shall deliver to each Optionholder the portion of the Net Common Distribution to which such Optionholder is entitled under Section 3.4(d)(i) (and its portion of the applicable Fully Diluted Proportionate Share of any additional amount set forth in Section 3.3(b)).
     (ii) Series E Warrants. As soon as practicable following the date of this Agreement and in any event on or prior to the Closing Date, the Company shall deliver to Parent a warrant cancellation and release in substantially the form attached hereto as Exhibit G-l (the “Horizon Warrant Cancellation”), executed by Horizon Technology Funding Company LLC for such Series E Warrantholder’s portion of the Series E Preference Amount pursuant to Section 3.4(d)(ii). Notwithstanding any provision in this Agreement or the Paying Agent Agreement to the contrary, only upon delivery of such holder’s Company Warrant and the properly completed Warrant Cancellation, shall such Series E Warrantholder be entitled to receive its portion of the Series E Preference Amount under this Agreement. Until delivery of proper documentation in accordance with this Section 3.5(b)(ii) by such Series E Warrantholder, each Series E Warrant held by such Series E Warrantholder shall represent only the right to receive upon delivery of its Warrant Cancellation its portion of the Series E Preference Amount (and its portion of the applicable Fully Diluted Proportionate Share of any additional amount set forth in Section 3.3(b)).
     (iii) Common Warrants. As soon as practicable following the date of this Agreement and in any event on or prior to the Closing Date, the Company shall deliver to Parent warrant cancellations and releases in substantially the forms attached hereto as Exhibit G-2 (the “Comerica Warrant Cancellation”) and Exhibit G-3 (the “TriplePoint Warrant Cancellation”) executed by Comerica Bank and TriplePoint Capital LLC, respectively, for such Common Warrantholder’s portion of the Net Common Distribution pursuant to Section 3.4(d)(iii). Notwithstanding any provision in this Agreement or the Paying Agent Agreement to the contrary, only upon delivery of such holder’s Common Warrant and the properly completed Warrant Cancellation, shall such Common Warrantholder be entitled to receive its portion of the Net Common Distribution under this Agreement. Until delivery of proper documentation in accordance with this Section 3.5(b)(iii) by such Common Warrantholder, each Common Warrant held by such Common Warrantholder shall represent only the right to receive upon delivery of its Warrant Cancellation its portion of the Net Common Distribution (and its portion of the applicable Fully Diluted Proportionate Share of any additional amount set forth in Section 3.3(b)).
     (c) Termination of Exchange Fund: No Liability. At any time following the second anniversary of the Effective Time, Equityholder Representative shall be entitled to require the Paying Agent to deliver to it any remaining portion of the Merger Consideration that had been made available to the Paying Agent and that has not been disbursed to Equityholders, and thereafter such holders shall be entitled to look only to Equityholder Representative (subject to abandoned property, escheat, or other similar Law) with respect to the then-applicable portion of the Merger Consideration as provided in this Agreement upon due surrender of their Certificates, without any interest thereon. Neither Parent, Merger Sub nor the Company shall be liable to any Equityholder for such Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law following the passage of time specified therein.

     (d) Withholding Rights. Parent, the Company or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person who was a Equityholder immediately prior to the Effective Time such amounts as Parent, the Company, or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Company, or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Equityholder in respect of which or whom such deduction and withholding was made by Parent, the Company, or the Paying Agent.
     (e) No Further Ownership Rights in Company Capital Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.
     (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen, or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 3.4(a); provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificates alleged to have been lost, stolen, or destroyed.
     (g) Taking of Necessary Action; Further Action. Each of Parent, Merger Sub, and the Company will use Commercially Reasonable Efforts in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of Surviving Corporation to take all such lawful and necessary action.
     3.6 Closing Working Capital Adjustment. The consideration payable to Equityholders shall be subject to adjustment after the Closing in accordance with this Section 3.6 and Section 3.7.
     (a) Closing Working Capital Less Than Target. If, as of the Working Capital Determination Date, Closing Working Capital is less than $0 (the “Working Capital Target”), then the consideration payable by Parent under this Agreement shall be reduced by the amount (the “Working Capital Adjustment Amount”) by which the Working Capital Target exceeds Closing Working Capital, and, within 10 Business Days after the Working Capital Determination Date, Equityholder Representative shall pay the amount of the Working Capital Adjustment Amount to Parent by wire transfer of immediately available funds form the Working Capital Reserve Amount to the account or accounts designated by Parent; provided, however, that the Joined Equityholders shall be severally and proportionally liable for, and liable as a group for 100% of any Working Capital Adjustment Amount in excess of the Working Capital Reserve Amount.
     (b) Closing Working Capital Exceeds or Equals Target. If, as of the Working Capital Determination Date, Closing Working Capital exceeds or is equal to the Working Capital Target, then neither Parent nor the Equityholders shall be entitled to any amount pursuant to this Section 3.6.
     3.7 Working Capital Adjustment Procedures.
     (a) Parent’s Working Capital Statement. As promptly as practicable, but in any event not later than 5:00 p.m. Denver, Colorado, time on the date that is 60 days after the Closing Date, Parent shall deliver to Equityholder Representative a consolidated balance sheet of the Company as of immediately after the Effective Time (the “Closing Balance Sheet”) prepared in accordance with Schedule 3.7, together with Parent’s calculation of Closing Working Capital (“Parent’s Working Capital Statement”).
     (b) Objection Notice. Parent shall afford Equityholder Representative and its Representatives, during normal business hours, reasonable access to Parent’s and its Representative’s books, records, work papers, general ledger adjusting entries, supporting documents, the Tax Returns, worksheets, notes and schedules used in preparing the Closing Balance Sheet or Parent’s Working Capital Statement and to such electronic data, accounting and financial systems and management and accounting personnel, as Equityholder Representative and its Representatives reasonably request for the purpose of reviewing and analyzing the Closing Balance Sheet and Parent’s Working Capital Statement. If Equityholder Representative objects to any portion of the Closing Balance Sheet or Parent’s Working Capital Statement, then Equityholder Representative may, as promptly as practicable but in any event not later than 5:00 p.m. Denver, Colorado, time on the date that is 45 days after receipt by Equityholder Representative of the Closing Balance Sheet and Parent’s Working Capital Statement (the “Working Capital Objection Date”), deliver a written notice (an “Objection Notice”) to Parent. An Objection Notice shall specify: (i) those particular items or amounts set forth in the Closing Balance Sheet or Parent’s Working Capital Statement as to which Equityholder Representative objects; (ii) the reasons, in reasonable detail, for each such objection together with any supporting documentation available to Equityholder Representative and (iii) Equityholder Representative’s calculation of Closing Working Capital. Any particular amounts or items contained in Parent’s Working Capital Statement or the Closing Balance Sheet that are not specifically objected to by Equityholder Representative in the Objection Notice shall be deemed accepted by Equityholder Representative and shall be final, binding and conclusive on all Parties. If Equityholder Representative does not timely deliver an Objection Notice, Parent’s calculation of Closing Working Capital in Parent’s Working Capital Statement shall be deemed final, binding, and conclusive on all Parties.
     (c) Dispute Resolution.
     (i) If an Objection Notice has been timely delivered by Equityholder Representative, Equityholder Representative and Parent shall, during the 30 days after such delivery (the “Working Capital Negotiation Period”), negotiate in good faith to reach agreement on the disputed items or amounts in order to determine Closing Working Capital. If, during such period, Equityholder Representative and Parent agree as to Closing Working Capital or any component of Closing Working Capital, then

Equityholder Representative and Parent shall execute a written acknowledgement of such amount and Closing Working Capital or such component so agreed upon shall be deemed final, binding, and conclusive.
     (ii) If Equityholder Representative and Parent are unable to agree on all such items or amounts during the Working Capital Negotiation Period, then the items or amounts that remain in dispute shall be resolved by a firm of independent accountants having no material relationship with any Party or any Acquired Company and reasonably acceptable to both Equityholder Representative and Parent (the “Accounting Referee”). To the extent necessary, Equityholder Representative and Parent shall act in good faith to promptly agree on the Accounting Referee and to execute such engagement letters and other documents as shall be necessary to engage the Accounting Referee within 20 days after the expiration of the Working Capital Negotiation Period.
     (iii) Parent and Equityholder Representative shall instruct the Accounting Referee in its engagement letter or in another joint written statement that the Accounting Referee (A) shall act as experts in accounting, and not as an arbitrator, to resolve, in accordance with Schedule 3.7, only the items or amounts specifically disputed in a timely delivered Objection Notice that remain in dispute, and that are not deemed by this Agreement to be final, binding, and conclusive; (B) shall adjust the Closing Balance Sheet and/or Parent’s calculation of Closing Working Capital, if at all, to reflect the resolution of any such dispute; and (C) shall use Commercially Reasonable Efforts to complete its work and deliver to Equityholder Representative and Parent a written report of its decision as promptly as practicable, and in any event within 75 days after the engagement of the Accounting Referee. Once the Accounting Referee has been engaged, if the Accounting Referee withdraws after a challenge, dies or otherwise resigns or is removed, then such Accounting Referee shall be replaced within 30 days thereafter by Parent and Equityholder Representative in accordance with this Section 3.7(c) and the time periods in this Section 3.7(c) shall be extended as necessary or appropriate.
     (iv) Each of Parent and Equityholder Representative shall promptly provide the Accounting Referee with such work papers and other documents and information as the Accounting Referee may request. Each Party shall have the right to deliver to the Accounting Referee (with a copy to the other Parties) a written presentation as to its position within 30 days after the engagement of the Accounting Referee. Within 10 days thereafter at a time and place agreed by the Parties and the Accounting Referee (or if the Parties are unable to agree, as determined by the Accounting Referee), each Party, with or without counsel as determined by such Party, shall have the right to make an oral presentation of its position and to present one or more witnesses at a hearing conducted by the Accounting Referee. The remaining procedures governing such a hearing shall be determined by the Accounting Referee in its sole discretion, except that each Party shall have the right to an equal amount of time to present its position. The Accounting Referee shall use Commercially Reasonable Efforts to complete its work and deliver to Equityholder Representative and Parent a written report of its decision as promptly as practicable, and in any event within 75 days after the engagement of the Accounting Referee. The Accounting Referee’s report shall include a calculation of Closing Working Capital, and a line-item comparison (showing increases and decreases) to the calculations contained in Parent’s Working Capital Statement and the Objection Notice, together with explanations of each variance. If any dispute is submitted to the Accounting Referee pursuant to this Section 3.7(c), Closing Working Capital, as determined by the Accounting Referee and set forth in its report, shall be final, binding, and conclusive.

     (v) The fees and expenses (including any retainer) of the Accounting Referee shall be borne 50% by Parent and 50% by Equityholder Representative (who shall be entitled to be reimbursed from Equityholders pro rata in accordance with their respective Fully Diluted Proportionate Share, but for which Parent shall have no responsibility whatsoever).
     (d) Cooperation. Equityholder Representative and Parent shall, and Parent shall cause the Acquired Companies after the Closing Date to, cause their respective Representatives and independent accountants to cooperate and assist as requested by the Parties and the Accounting Referee in the preparation of the Closing Balance Sheet and the calculation of Closing Working Capital and in the conduct of the audits and reviews referred to in this Section 3.7.
     (e) Working Capital Determination Date. The date (the “Working Capital Determination Date”) on which the Closing Date Working Capital Amount is finally determined pursuant to this Section 3.7 shall be deemed to be the earliest of: (i) the Working Capital Objection Date, if Equityholder Representative has not delivered an Objection Notice by 5:00 p.m. Denver, Colorado time on the Working Capital Objection Date, (ii) the date of expiration of the Working Capital Negotiation Period if Parent and Equityholder Representative have resolved all disputed amounts on or before such date and (iii) the date on which the Accounting Referee delivers its report as to the final determination of the Closing Date Working Capital Amount.
ARTICLE IV
[INTENTIONALLY DELETED]
ARTICLE V
REPRESENTATIONS AND WARRANTIES RELATING TO THE ACQUIRED COMPANIES
     The Company represents and warrants to Parent and the Merger Sub that, except as set forth in the Disclosure Schedule:
     5.1 Organization and Standing.
     (a) Organization and Good Standing. The Company is a corporation that was duly incorporated, and is validly existing and in good standing under the Laws of the State of Delaware. Each Company Subsidiary is an Entity that was duly incorporated, formed, or organized, and is validly existing and in good standing (if the concept of good standing applies) under the Laws of the state of its incorporation, formation or organization identified in Schedule 1-A.
     (b) Power and Authority; Foreign Qualification. Each Acquired Company has full Entity power and Entity authority to own, lease or otherwise hold its assets and properties and to carry on its business as presently conducted. Each Acquired Company is, and at all times since its inception has been, duly qualified, authorized and in good standing (if the concept of good standing applies) to do business as a foreign Entity in each jurisdiction where the conduct or nature of its business or the ownership, leasing or holding of its assets and properties makes such qualification or authorization necessary, except for any jurisdiction(s) in which the failure to so qualify would not have a Material Adverse Effect. Each jurisdiction where each Acquired Company is qualified or authorized as a foreign Entity is listed in Section 5.1(b) of the Disclosure Schedule.

     (c) Organizational Documents. The Company has provided to Parent prior to the date of this Agreement accurate and complete copies of (i) the Organizational Documents of each Acquired Company, including as have been in effect from time to time since the inception of the respective Acquired Company and (ii) the equity ownership records of each Acquired Company.
     (d) Resolutions. The Company has made available to Parent accurate and complete copies of all resolutions adopted by the Board of Directors and Stockholders of each of the Acquired Companies and there are no other minutes, resolutions, written consents or similar corporate records of any of the Acquired Companies.
     (e) Assumed Names. Section 5.1(e) of the Disclosure Schedule contains an accurate and complete list of each assumed name, trade name, and fictitious name now or ever used by any Acquired Company in connection with the operation of its business. Each assumed name, trade name or fictitious name contained on Section 5.1(e) of the Disclosure Schedule has been duly registered with the appropriate Governmental Entity in each jurisdiction in which such assumed name, trade name or fictitious name has ever been used by any such Acquired Company.
     5.2 Equity Securities; Capitalization.
     (a) Capitalization. Section 5.2(a) of the Disclosure Schedule accurately and completely sets forth as of the date of this Agreement and immediately (subject to 39,785 shares of Series E Stock to be issued pursuant to that certain Plain English Warrant Agreement, dated April 13, 2004, as amended March 2005, between the Company and Triplepoint Capital L.L.C. and any shares of Company Common Stock to be issued pursuant to options to acquire shares of Company Common Stock under the Company Option Plan) prior to the Closing for each Acquired Company: (i) each class and series of capital stock and other Equity Securities (other than Company Stock Options); (ii) the aggregate number of shares of capital stock and other Equity Securities (other than Company Stock Options) of each class and series that are authorized for issuance; (iii) the aggregate number of issued and outstanding shares of capital stock and other Equity Securities (other than Company Stock Options) of each such class and series and (iv) a list of the names of each record owner of such shares of capital stock and other Equity Securities (other than Company Stock Options), and opposite the name of each such owner, the number, class and series of shares of capital stock and other Equity Securities (other than Company Stock Options) owned by each such owner. In an email dated June 23, 2010 at 4:08 p.m. (Mountain Time) from Gita Ramachandran (Representative of the Company) to Ken desGarennes (Representative of Parent), the Company provided Parent with an accurate and complete list as of the date of this Agreement and immediately (subject to any shares of Company Common Stock to be issued pursuant to options to acquire shares of Company Common Stock under the Company Option Plan) prior to Closing the names of the Optionholders, the respective number of shares of Company Common Stock underlying such Optionholder’s Company Stock Options, the grant date, the option agreement number, the expiration date and the applicable exercise price.
     (b) Voting Debt. There are no authorized or outstanding bonds, debentures, notes or other Indebtedness of any Acquired Company, excluding Indebtedness to banks as set forth on the Interim Balance Sheet, having the right to vote on or approve (or containing any provision granting any holder thereof or other Person the right to vote on or approve), or that are convertible into, or exchangeable for, securities having the right to vote on or approve, any matter on which any holder of Company Capital Stock or other Equity Securities of the Acquired Companies may vote on or approve (“Voting Debt”).
     (c) Subsidiaries. Except for the capital stock and other Equity Securities in the Company Subsidiaries listed as being owned by the Company in Section 5.2(a) of the Disclosure Schedule, the Company has no Subsidiaries and does not own, directly or indirectly, (i) any Equity Security in any other Person or (ii) any interest in a partnership, unincorporated joint venture or other arrangement with any other Person involving the sharing of profits or losses, or in the nature of a partnership, joint venture or other business enterprise. The Company has good and valid title to and beneficial ownership of the Equity Securities in the Company Subsidiaries listed as being owned by the Company in Section 5.2(a) of the Disclosure Schedule, free and clear of all Encumbrances, except as set forth in Section 5.2(c) of the Disclosure Schedule. The Company has provided to Parent a true and correct copy of (w) the articles of organization, as amended, of USC, (x) membership interest certificate (or similar document or instrument), if any, representing the membership interests of USC owned, directly or indirectly, by the Company, and (y) any agreement or document to which the Company or any of its Subsidiaries is a party relating to the management or operation of USC or the rights, duties, and obligations of the equityholders of USC, including any operating agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, or similar agreement. To the actual knowledge of David G. Rusin and David N. Danchak without any investigation: (aa) the operating agreement of USC provided to Parent accurately and completely sets forth the issued and outstanding equity interests of USC and the holders thereof, and (bb) except as otherwise set forth in the Amended & Restated Operating Agreement of USCarrier Telecom Holdings, LLC, dated as of October 2007 (the “USC Operating Agreement”), there are no agreements or rights to issue additional securities or equity interests (or rights to acquire securities or equity interests) of USC.
     (d) Options. Section 5.2(d) of the Disclosure Schedule sets forth for each Acquired Company: (i) the number of shares of capital stock and other Equity Securities reserved for issuance under the Company’s 2000 Stock Option and Grant Plan (the “Company Option Plan”) and all other option or other Equity Security incentive plans; (ii) the number of issued and outstanding options as of the date of this Agreement under the Company Option Plan and all such option or other Equity Security incentive plans and the exercise prices and (iii) all other options, issued and outstanding or authorized for issuance, whether or not presently convertible, exercisable or exchangeable, and other commitments or undertakings (other than this Agreement): (A) under which any Acquired Company or any Affiliate or owner of the Equity Securities of any Acquired Company is or may become obligated to issue, deliver, transfer or sell or cause to be issued, delivered, transferred or sold, any of its Equity Securities or any security exercisable for, or convertible or exchangeable into, any Equity Securities of any Acquired Company or any Voting Debt; (B) under which any Acquired Company or any Affiliate or owner of the Equity Securities of any Acquired Company is or may become obligated to issue, grant, extend or enter into any such option or other commitment or undertaking or (C) providing for the delivery of any amount or property in connection with the Closing other than the Merger Consideration.
     (e) No Other Securities. Except for the shares of capital stock and other Equity Securities in such numbers set forth on Section 5.2(a) of the Disclosure Schedule, there are no shares of capital stock, other Equity Securities or debt securities of any Acquired Company of any class or series that are issued or issuable, reserved for issuance or outstanding.

     (f) Validity. The Company Capital Stock and all other capital stock of each Acquired Company are duly authorized, were validly issued and, except as set forth in Section 5.2(f) of the Disclosure Schedule, are fully paid and non-assessable. The Company Capital Stock and all other capital stock and other Equity Securities of each Acquired Company are not subject to, and were not issued and are not held in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the Organizational Documents or any Contract of the applicable Acquired Company or the owners of its Equity Securities, or any provision of applicable Law, including the DGCL.
     (g) Redemption. There are no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any capital stock or other Equity Securities, and, except as set forth in Section 5.2(g) of the Disclosure Schedule, since the formation of such Acquired Company, no Acquired Company has repurchased, redeemed or otherwise acquired any capital stock or other Equity Securities, other than from repurchases from former employees in the Ordinary Course of Business.
     (h) Allocation Schedule. The Allocation Schedule, when delivered by the Company to Parent pursuant to Section 7.9(a), shall accurately reflect the allocation of the Closing Merger Consideration in accordance with the Company Charter.
     5.3 Authority; Execution and Delivery; Enforceability.
     (a) Power and Authority. Each Acquired Company has full Entity power and Entity authority to execute and deliver the Transaction Documents to which Acquired Company is or becomes a party, to perform its obligations under such Transaction Documents, and to consummate the Contemplated Transactions applicable to such Acquired Company.
     (b) Due Authorization. The execution and delivery by each Acquired Company of the Transaction Documents to which such Acquired Company is or will become a party, the performance by such Acquired Company of its obligations under such Transaction Documents, and the consummation by such Acquired Company of the Contemplated Transactions applicable to such Acquired Company, have been duly authorized by all necessary Entity action of such Acquired Company, including any required board of director, stockholder, member, manager, partner and other authorizations or approvals under the Entity Law applicable to, or the Organizational Documents of, such Acquired Company, except Stockholder Approval (which is anticipated to occur promptly following execution and delivery of this Agreement).
     (c) Execution and Delivery; Enforceability. Each Transaction Document to which any Acquired Company is a party has been duly executed and delivered by such Acquired Company and constitutes the legal, valid and binding obligation of such Acquired Company, enforceable against such Acquired Company in accordance with its terms, subject to the Remedies Exception. Each Transaction Document to which any Acquired Company will become a party, when executed and delivered by such Acquired Company, will have been duly executed and delivered by such Acquired Company, and will constitute the legal, valid and binding obligation of such Acquired Company, enforceable against such Acquired Company in accordance with its terms, subject to the Remedies Exception.

     5.4 Consents and Authorizations; No Conflicts.
     (a) Governmental Authorizations. Except as set forth on Section 5.4(a) of the Disclosure Schedule, there is no material Governmental Authorization that any Acquired Company is required to make with, give to or obtain from, any Governmental Entity in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions.
     (b) Consents and Approvals. Except as set forth in Section 5.4(b) of the Disclosure Schedule, there is no material Consent or Approval that any Acquired Company is required to obtain in connection with the execution, delivery and performance of the Transaction Document and the consummation of the Contemplated Transactions.
     (c) No Conflicts. Assuming that the Governmental Authorizations set forth in Section 5.4(a) of the Disclosure Schedule and the Consents and Approvals set forth on Section 5.4(b) of the Disclosure Schedule are made, given or obtained, as applicable, the execution, delivery and performance of the Transaction Documents, and the consummation of the Contemplated Transactions does not and will not, in any material respect:
     (i) contravene, conflict with, result in a violation or breach of, or give any Governmental Entity the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any material Law or material Judgment that is binding on or applicable to any Acquired Company or any of its assets and properties;
     (ii) contravene, conflict with, result in a violation of, require any of the terms, provisions or requirements of or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Permit issued to or held by any Acquired Company;
     (iii) except as set forth in Section 5.4(c)(iii) of the Disclosure Schedule, constitute a material default or a material event of default under, or result in or give to any Person any right of termination, cancellation, acceleration or modification under, or any right to exercise any remedy or obtain any relief under, any of the terms or provisions of any Material Contract to which any Acquired Company is a party;
     (iv) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of any Acquired Company; or
     (v) result in the imposition or creation of, or give any Person any right to create or impose, any material lien or encumbrance, except for a Permitted Encumbrance, on or with respect to any of the assets and properties of any Acquired Company.
     5.5 Financial Matters.
     (a) Financial Statements. Attached to Section 5.5(a) of the Disclosure Schedule are complete copies of the following financial statements and reports (collectively, the “Financial Statements”): (i) the audited comparative consolidated balance sheet of the Company for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009 (the “Balance Sheet”), the related audited comparative consolidated statement of operations, statement of stockholders’ equity (deficit) and statement of cash flows of the Company for the fiscal years then ended and the notes thereto and (ii) the unaudited consolidated balance sheet of the Company as of May 31, 2010 (the “Interim Balance Sheet”, and the date thereof, the “Interim Balance Sheet Date”), and the related unaudited consolidated statement of operations, and statement of cash flows for the four month fiscal period then ended.
     (b) Presentation of Financial Statements. The Financial Statements (i) fairly present, in all material respects, the financial position and results of operations and cash flows as of and for the fiscal years or fiscal periods covered in such Financial Statements, (ii) have been prepared in accordance with (A) the books and records of the Acquired Companies and (B) GAAP (except in the case of the Interim Balance Sheet and related statements of operations, stockholders’ equity (deficit) and cash flows for the absence of notes and that such statements are subject to normal, year-end adjustments that are neither individually nor in the aggregate material in amount) and (iii) except for the proper application of changes in accounting principles required under GAAP, reflect the consistent application of GAAP throughout the periods covered in such Financial Statements.
     (c) Financial Books and Records. Each Acquired Company maintains in all material respects accurate and complete books (including books of account) and records reflecting its assets and Liabilities and maintains in all material respects proper and adequate internal accounting controls that provide assurance that: (i) transactions are executed with the authorization of such Acquired Company’s management; (ii) transactions are recorded as necessary to permit preparation of the financial statements of such Acquired Company in accordance with GAAP consistently applied, Law and otherwise in a manner that fairly presents in all material respects the financial condition and results of operations of such Acquired Company as of the respective dates and periods thereof and to maintain accountability for the assets of such Acquired Company; (iii) access to the assets of such Acquired Company is permitted only in accordance with the authorization of such Acquired Company’s management; (iv) the reporting of the assets of such Acquired Company is compared with existing assets at regular intervals and (v) accounts, notes and other receivables are recorded accurately and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
     (d) Solvency. Each Acquired Company has the ability to pay its Liabilities as they come due in the Ordinary Course of Business and in accordance with the terms and provisions of all Contracts to which any such Acquired Company is a party. The Contemplated Transactions will not render any Acquired Company insolvent (meaning that the sum of such Acquired Company’s debts and other probable Liabilities will not exceed the fair value (as defined under GAAP) of such Acquired Company’s assets).
     5.6 Accounts Payable. All accounts payable of each Acquired Company have been incurred for goods or services received by or provided to such Acquired in the Ordinary Course of Business, and no Acquired Company has delayed or postponed the payment of accounts payable outside the Ordinary Course of Business. Section 5.6 of the Disclosure Schedule sets forth an aging of all accounts payable of each Acquired Company as of the Interim Balance Sheet Date.
     5.7 Indebtedness. Section 5.7 of the Disclosure Schedule sets forth, with respect to each Acquired Company, an accurate and complete itemized list of all Indebtedness of each Acquired Company and the amounts outstanding with respect to such Indebtedness as of the Interim Balance Sheet Date, including any accrued and unpaid interest, fees, points, premiums, commissions and other Liabilities arising under the Contracts with respect to such Indebtedness.

     5.8 Guaranties, Bonds and Surety. Except as set forth in Section 5.8 of the Disclosure Schedule, no Acquired Company is a party to or bound by, or has any Liability under, any Contract that constitutes a guaranty or that has the economic effect of guaranteeing any Indebtedness of any other Person. Except as set forth in Section 5.8 of the Disclosure Schedule, there are no outstanding payment or performance bonds, letters of credit, other surety or security arrangements, or similar Contracts issued or entered into in connection with the business or any of the assets and properties of any Acquired Company for Remediation or otherwise.
     5.9 Derivative Instruments. No Acquired Company is a party to or bound by, or has any Liability under, any Derivative Instrument.
     5.10 No Undisclosed Liabilities. No Acquired Company has any Liability except for the following: (a) Liabilities reflected on the Interim Balance Sheet, (b) Liabilities incurred by such Acquired Company since the date of the Interim Balance Sheet in the Ordinary Course of Business, (c) the Company Transaction Expenses and (d) the Liabilities set forth in Section 5.10(d) of the Disclosure Schedule. As of the date of this Agreement, no Acquired Company is a party to any “off-balance sheet arrangement” as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission.
     5.11 Absence of Changes or Events. Since the Interim Balance Sheet Date through the date of this Agreement, each Acquired Company has conducted its business only in the Ordinary Course of Business and, to the Knowledge of the Company, there has occurred no change, event, development or effect that has had a Material Adverse Effect, or that could reasonably be expected to have or result in a Material Adverse Effect. Without limiting the generality of the foregoing, except in the Ordinary Course of Business or as set forth on Section 5.11 of the Disclosure Schedule, since the Interim Balance Sheet Date through the date of this Agreement:
     (a) no Acquired Company has sold, transferred, assigned, leased, subleased, licensed or otherwise disposed of any of its assets, tangible or intangible, owned, leased or licensed, with a value in excess of $50,000 individually or $200,000 in the aggregate, other than in the Ordinary Course of Business;
     (b) no Acquired Company has entered into any Contract (or series of related Contracts) (i) involving more than $200,000, or (ii) with a term greater than 60 months;
     (c) no Person (including any Acquired Company) has amended, restated, modified, terminated, canceled or accelerated any obligation under, any Material Contract;
     (d) no Acquired Company has created, incurred or permitted to arise any Encumbrance on any of its assets, tangible or intangible, other than Permitted Encumbrances;
     (e) no Acquired Company has made any capital expenditure (or series of related capital expenditures) involving more than $200,000 individually or $1,500,000 in the aggregate;
     (f) no Acquired Company has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000 individually or $200,000 in the aggregate:

     (g) no Acquired Company has (i) issued, created, incurred, assumed or guaranteed any Indebtedness involving more than $100,000 individually or $500,000 in the aggregate or (ii) made any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to any Indebtedness;
     (h) no Acquired Company has materially delayed or postponed the payment of any accounts payable or other Liabilities;
     (i) no Acquired Company has canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $200,000 individually or $500,000 in the aggregate;
     (j) no Acquired Company has transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;
     (k) no Acquired Company has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or other Equity Securities (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other Equity Securities;
     (1) no Acquired Company has experienced any material casualty, damage, destruction or loss (whether or not covered by insurance) to any of its assets and properties in excess of $250,000;
     (m) no Acquired Company has made any loan to, or entered into any other transaction or undertaking with any Affiliated Person, outside the Ordinary Course of Business;
     (n) no Acquired Company has (i) adopted, entered into, become bound by, or amended, modified or terminated, any bonus, profit-sharing, incentive, severance or other Benefit Plan, any employment-related Contract or compensation arrangement, or any collective bargaining agreement or (ii) established or modified any (A) targets, goals, pools or similar provisions under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, compensation increase guidelines or similar provision with respect to any Benefit Plan, employment-related Contract or other employee compensation arrangement;
     (o) no Acquired Company has made any change in its (i) fiscal year or other fiscal reporting periods, (ii) accounting methods or principles, except for changes in accounting principles required by GAAP, (iii) pricing, investment, financing reporting, inventory, credit, allowance or Tax practices or policies, or (iv) method of calculating bad debt or other reserves;
     (p) no Acquired Company has made any Tax election or taken any reporting position with respect to Taxes, other than in accordance with past practice;
     (q) no Acquired Company has entered into any Contract (i) pursuant to which a customer pre pays for network services or capacity or any indefeasible rights of use or capacity or infrastructure or (ii) with respect to network infrastructure of Indefeasible rights of use of capacity or infrastructure (any such contract, an “IRU”); and

     (r) no Acquired Company has entered into or agreed to enter into any Contract to do any of the foregoing.
     5.12 Receivables. All notes and accounts receivable of each Acquired Company reflected on the Interim Balance Sheet or that have arisen since the Interim Balance Sheet Date, except such notes and accounts receivable as have been collected after such date, are valid claims and to the Knowledge of the Company are not subject to any defense, offset or counterclaim, subject in each case to the reserve for bad debts reflected in the Interim Balance Sheet as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business of each such Acquired Company. All such accounts receivable of each Acquired Company arose in the Ordinary Course of Business from the sale of goods by such Acquired Company or the provision of services by such Acquired Company. Section 5.12 of the Disclosure Schedule sets forth an aging of all accounts receivable of each Acquired Company as of the Interim Balance Sheet Date.
     5.13 Network Facilities and Operations.
     (a) Section 5.13(a) of the Disclosure Schedule sets forth, for each Acquired Company’s current operations, a complete list of network outages and customer service credits paid for the period from May 1, 2009 to May 1, 2010.
     (b) Section 5.13(b) of the Disclosure Schedule sets forth with respect to each Acquired Company’s network a map of such network, including the approximate sheath route miles, approximate fiber route miles, approximate aerial route miles, approximate underground route miles, and approximate fiber utilization percentage.
     (c) As of the date of this Agreement, the Acquired Companies’ network and collocation facilities taken as a whole, is, in all material respects, working, functional, fit for the purpose intended, has been maintained, subject to ordinary wear and tear, in working condition and is without any known material defects.
     5.14 Deposits. Section 5.14 of the Disclosure Schedule describes, as of the Interim Balance Sheet Date, all assets of any Acquired Company that constitute an unreturned deposit, surety bond, rights under a letter of credit, collateral pledged to secure an obligation or Liability, prepayment, prepaid expense, claim for refund or right to set off (each, a “Deposit”), including any such Deposits in the possession or control of any lender or third party financing source of the Company.
     5.15 Tangible Personal Property.
     (a) Owned Tangible Personal Property. Section 5.15(a) of the Disclosure Schedule lists all fixed assets, including equipment, machinery, furniture, fixtures and improvements, tools, supplies, spare parts, computer hardware, rolling stock, vehicles, and other tangible assets of any kind or character (in each case, excluding Inventory), except those assets referred to in Section 5.13 (“Tangible Personal Property‘) that is owned by each Acquired Company as of May 31, 2010 (each, an “Owned Tangible Personal Property”) with a current net book value in excess of $150,000 and accurately sets forth the date of acquisition, original cost and book value of each such item of Tangible Personal Property and, to the Knowledge of the Company, Section 5.15(a) of the Disclosure Schedule will accurately represent in all material respects the Tangible Personal Property owned by each Acquired Company as of the Closing Date except for changes in the Ordinary Course of Business between the date of this Agreement and the Closing Date.

     (b) Leased Tangible Personal Property.
     (i) Section 5.15(b) of the Disclosure Schedule lists all Tangible Personal Property leased by each Acquired Company as of May 31, 2010 on which such Acquired Company pays aggregate annual rent of $50,000 or more (each a “Leased Tangible Personal Property”), under any lease or other Contract (each, a “Tangible Personal Property Lease”), identifying the asset, the lessor under the Tangible Personal Property Lease, the annual payments required under the Tangible Personal Property Lease, the expiration date of the Tangible Personal Property Lease, and whether such Tangible Personal Property Lease is accounted for as a capital lease or operating lease or otherwise under GAAP.
     (ii) Except for the Tangible Personal Property Leases indicated as being accounted for as a capital lease on Section 5.15(b) of the Disclosure Schedule as of May 31, 2010, no Acquired Company is lessee under any Contract that under GAAP is required to be accounted for as a capital lease and, to the Knowledge of the Company, Section 5.15(b) of the Disclosure Schedule will accurately represent in all material respects the capital leases to which any Acquired Company is a party as of the Closing Date.
     (c) Condition and Use. Each item of Owned Tangible Personal Property and each item of Leased Tangible Personal Property set forth on Sections 5.15(a) or 5.15(b) of the Disclosure Schedule, (i) is in the possession of the applicable Acquired Company, (ii) is free of known material defects and is in working condition and repair (ordinary wear and tear excepted); (iii) complies in all material respects with, and is being operated and otherwise used in material compliance with, all Laws, (iv) is adequate and appropriate for the purposes for which it is being used, and (v) is suitable for use in the Ordinary Course of Business.
     (d) Title. Each Acquired Company has good and valid title to all Owned Tangible Personal Property, and a valid and enforceable leasehold or licensee interest in all Leased Tangible Personal Property, set forth or required to be set forth with respect to such Acquired Company on Sections 5.15(a) or 5.15(b) of the Disclosure Schedule, as applicable, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.
     5.16 Real Property.
     (a) Owned Real Property. Except as set forth in Section 5.16(a) of the Disclosure Schedule, no Acquired Company currently holds, and has never held, fee title to any real property.
     (b) Leased Real Property. For each Acquired Company, Section 5.16(b) of the Disclosure Schedule lists each leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interests in real property not owned in fee on which such Acquired Company pays annual rent of $75,000 or more (“Leased Real Property”) under any lease, sublease, license, concession, or other Contract (each, a “Real Property Lease”), and for each parcel of Leased Real Property, sets forth the (i) street address, (ii) square footage, if applicable, (iii) term of the Real Property Lease, (iv) name of the lessor or sublessor and (v) the monthly or annual lease payment, as applicable. Each Acquired Company has good and valid title to its respective leasehold estates in all Leased Real Property, in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

     (c) Real Property Documents. The Company has delivered to Parent accurate and complete copies of each Real Property Lease or other Contract relating to or affecting any Leased Real Property in the possession or control of or otherwise available to any Acquired Company.
     (d) Material Real Property. The Leased Real Property constitute all material real property used or held for use by any Acquired Company in the operation of its business and operations.
     (e) No Commissions. No Acquired Company has any Liability for any brokerage, sales, leasing, listing or similar commission or fee with respect to any Leased Real Property, and no Acquired Company is a party to any Contract of any kind or nature under which it may have any Liability in the future for any such brokerage, sales, leasing, listing or similar commission.
     5.17 Intellectual Property.
     (a) Applications and Registrations. All Company IP Assets that are subject to an application or registration for protection under Law, or that are material to the business of any Acquired Company as currently conducted (whether or not subject to an application or registration for protection under Law) are set forth on Section 5.17(a) of the Disclosure Schedule, specifying as to all such Company IP Assets: (A) the nature of the Company IP Asset; (B) the owner of the Company IP Asset (and, in the case that any Acquired Company is not the owner, the nature of the rights held by any Acquired Company); and (C) the jurisdictions by or in which such Company IP Asset has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and dates of issuance, registration or filing.
     (b) License-In Contracts. Parent has been provided with accurate and complete copies of all License-In Contracts, all of which are set forth on Section 5.17(b) of the Disclosure Schedule.
     (c) License-Out Contracts. Parent has been provided with accurate and complete copies of all License-Out Contracts, all of which are set forth on Section 5.17(c) of the Disclosure Schedule.
     (d) Title and Sufficiency. Except for the Licensed-In IP and generally commercially available off-the-shelf software, (i) the Company and its Subsidiaries are the sole and exclusive owner of all right, title and interest in and to the Company IP Assets free and clear of all Encumbrances other than Permitted Encumbrances, other than the License-Out Contracts identified in Section 5.17(c) of the Disclosure Schedule: (ii) all such Company IP Assets are, and, to the Knowledge of the Company, will remain after the Closing, valid, fully enforceable and in full force and effect and there have been no threats or other indications received or known by any Acquired Company alleging that any Company IP Asset is invalid or unenforceable and (iii) the Acquired Companies will be the sole and exclusive owner, free and clear of all Encumbrances other than Permitted Encumbrances, of all right, title, and interest in and to all of the Company IP Assets on the Closing, without seeking the Consent of any Person and without payments to any Person other than as set forth in this Agreement.

     (e) Infringement.
     (i) To the Knowledge of the Company, the Company IP Assets are not currently infringing on or misappropriating any IP Asset of any Person and are not subject to any pending or threatened litigation or other adverse claim of infringement or misappropriation by any Person.
     (ii) To the Knowledge of the Company, no Person has infringed or otherwise misappropriated or is now infringing or misappropriating any Company IP Asset.
     (iii) To the Knowledge of the Company, no Person other than the Acquired Companies has any claim, right (whether or not currently exercisable) or interest to or in any Company IP Asset, except licensors and licensees with respect to License-In and License-Out Contracts. To the Knowledge of the Company, there has been no misappropriation of the Company’s Trade Secrets or Confidential Information.
     (f) Protection. Each Acquired Company has taken reasonable measures to protect and preserve the security, confidentiality and value of the Company IP Assets, and has taken reasonable steps to preserve and maintain records relating to the Company IP Assets, all of which have been made available to Parent.
5.18 Material Contracts.
     (a) Material Contracts. Section 5.18(a) of the Disclosure Schedule sets forth as of the date of this Agreement a list (in each case, with specific reference to each applicable subsection below that relates to such Contract) of each of the following Contracts (other than any Permits and any Transaction Documents to which Parent is a party), to which any Acquired Company is a party or by which any Acquired Company or any of its assets and properties are bound (collectively, together with all Tangible Personal Property Leases, Real Property Leases, License In Contracts, License-Out Contracts and Insurance Policies, the “Material Contracts”):
     (i) any Contract (or series of Contracts) for the sale of goods or the provision of services (A) the performance or term of which extends or will extend over a period of more than 24 months, or (B) resulted in revenue or the receipt of consideration by the Acquired Companies in the aggregate in excess of $500,000 during the fiscal year most recently ended on or prior to the date of this Agreement;
     (ii) [INTENTIONALLY DELETED]
     (iii) any Contract relating to a sales agency or similar arrangement;
     (iv) any Contract generating more than $200,000 in annual revenue containing any (A) exclusivity provision, stand-still provision, area of interest provision or covenant prohibiting or limiting competition or the conduct of any business or operations; (B) “most favored nation” provision or preferential pricing term or (C) right of first refusal, right of first offer or other preferential right to purchase any services, assets and properties of any Acquired Company;
     (v) any Organizational Document or Contract relating to any strategic alliance, joint venture, partnership, or similar arrangement;

     (vi) any Contract between or among any Acquired Company, on the one hand, and any Affiliated Person, on the other hand;
     (vii) the Real Property Leases set forth in Section 5.16(b) of the Disclosure Schedule;
     (viii) any Contract that constitutes a bond, debenture, promissory note, credit agreement, indenture, or that otherwise relates to Indebtedness (other than any Tangible Personal Property Lease or any Real Property Lease);
     (ix) any Contract that constitutes a guaranty or that has the economic effect of guaranteeing any Indebtedness or other payment or performance obligation or Liability of any other Person, in each case in an amount of $200,000 or more;
     (x) any Contract constituting an Investment Asset or under which any Acquired Company has made any advance, loan, extension of credit, or capital contribution to, or other investment in, another Person (other than extensions of trade credit in the Ordinary Course of Business);
     (xi) any Contract (or series of Contracts) under which any Acquired Company has any indemnification, defense, hold harmless, reimbursement or contribution obligation or liability outside the Ordinary Course of Business;
     (xii) any Contract providing for (A) the assignment, sale, transfer, exchange, or other disposition of any assets and properties owned, leased, used, or held for use by any Acquired Company with a book value of $200,000 individually outside the Ordinary Course of Business or (B) any merger, consolidation, or other business combination;
     (xiii) any Contract relating to the purchase, exchange, contribution, transfer or other disposition, directly or indirectly (including by merger), of the assets or business of any third party that involves (A) all or substantially all of the assets or business of such third party or (B) consideration payable by the Acquired Companies of $1,000,000 or more in the aggregate (assuming for such purpose that all contingent consideration is payable) outside the Ordinary Course of Business;
     (xiv) any customer Contract to which any Governmental Entity (other than a school district) is a party to or is bound;
     (xv) any union contract or collective-bargaining agreement;
     (xvi) [INTENTIONALLY DELETED]
     (xvii) any IRU entered into since January 1, 2008;
     (xviii) any Contract relating to (A) any specified or unspecified duration or term of employment (excluding at-will employment); (B) any severance, change of control, parachute, or similar payments or compensation; (C) any payments or other consideration payable or owing in connection with the Contemplated Transactions or calculated based on all or any portion of the Merger Consideration or (D) any obligation or Liability to pay or provide any salary, bonus, deferred compensation, incentive compensation, fringe benefits or other consideration to any Entity Representative of Acquired Company;

     (xix) any Contract that (A) limits or restricts the ability of any Acquired Company to (1) declare or pay dividends on, to make distributions in respect of, or to issue, purchase, redeem, or otherwise acquire, any of its capital stock or other Equity Securities; (2) incur Indebtedness; (3) incur or suffer to exist any Encumbrance; (4) purchase or sell any assets and properties; (5) change the lines of business in which it participates or engages or (6) engage in any merger, consolidation, or other business combination or (B) requires any Acquired Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and
     (xx) any Judgment or settlement arrangement, not otherwise identified in the foregoing subsections of this Section 5.18(a), that involves or is reasonably anticipated to involve consideration in the aggregate in excess of $500,000.
     (b) Copies. Except as set forth in Section 5.18(b) of the Disclosure Schedule, the Company has made available to Parent accurate and complete copies of each written Material Contract (including all amendments, modifications and supplements to such Material Contract). Each Material Contract is in writing only.
     (c) Validity and Enforceability. All Material Contracts are valid, binding, in full force and effect and enforceable against the applicable Acquired Company, and, to the Knowledge of the Company, the other parties to such Material Contract, subject to the Remedies Exception.
     (d) No Breach or Notice. Each Acquired Company has made all material payments and performed all material obligations required to be paid or performed by such Acquired Company under any Material Contract to which such Acquired Company is a party or bound. No Acquired Company, or, to the Knowledge of the Company, any other Person that is a party to any Material Contract, is in breach of or default under such Material Contract in any material respect and, to the Knowledge of the Company, no event has occurred that (with or without the lapse of time, the giving of notice, or both) would constitute such a breach or default, or permit the termination, cancellation, or modification of Material Contract. Except as set forth in Section 5.18(d) of the Disclosure Schedule, no Acquired Company has received any notice or other communication (in writing or, to the Knowledge of the Company, in any other manner) of any such breach or default, or the occurrence of such an event, or that any party (other than any Acquired Company) to a Material Contract intends to cancel, terminate or delay or suspend any performance under, any such Material Contract.
     (e) No Other Material Contracts. To the Knowledge of the Company, there are no Contracts that are material to the business of the Company and its Subsidiaries, taken as a whole, other than those Material Contracts set forth in Section 5.18(a) of the Disclosure Schedule. None of the Acquired Companies is a party to any lease to purchase or similar Contract (any such Contract, a “LTOP”).
     5.19 Sufficiency of Assets. The accounts and notes receivable, Inventory, Investment Assets, Deposits, Leased Real Property, Leased Tangible Personal Property, Owned Tangible Personal Property, Company IP Assets, Material Contracts, and other assets and properties owned, leased or licensed by each Acquired Company, are sufficient for each such Acquired Company to operate business as operated on the date of this Agreement, in the Ordinary Course of Business.

     5.20 Powers of Attorney. Except as set forth in Section 5.20 of the Disclosure Schedule, there are no outstanding powers of attorney executed by or on behalf of any Acquired Company.
     5.21 Banking. Section 5.21 of the Disclosure Schedule sets forth an accurate and complete list of (a) the names and locations of all financial institutions at which any Acquired Company maintains a checking account, deposit account, securities account, safety deposit box, or other deposit or safekeeping arrangement, (b) the account numbers and other identifiers for all such accounts and (c) the names of all Persons that are authorized to draw against any funds in any such accounts and any special arrangements with respect to any such accounts.
     5.22 Insurance.
     (a) Insurance Policies. Section 5.22(a) of the Disclosure Schedule sets forth as of the date of this Agreement the following information with respect to each insurance policy, including policies providing property, directors’ and officers’, casualty, liability, and worker’s compensation coverage, and bond and surety arrangements, but excluding health and welfare policies (collectively, “Insurance Policies”), to which any Acquired Company is a party; (i) the name of the insurer; (ii) the name, address, and telephone number of the agent; (iii) the amount of coverage (including a description of how deductibles and ceilings are calculated and operate); (iv) the type of insurance; (v) the policy number; (vi) the period of coverage; (vii) the annual premium; and (viii) any pending claims or Proceedings under such insurance policy.
     (b) Status of Insurance, With respect to each Insurance Policy, all premiums due and payable under such Insurance Policy have been timely paid (other than retroactive or retrospective premium adjustments that are not yet due). No losses or risks that may be covered by insurance are self-insured, co-insured or insured by any Affiliate of any Acquired Company (except with respect to customary deductibles and retainages).
     (c) Insurance Claims. Section 5.22(c) of the Disclosure Schedule is an accurate and complete list of each Insurance Policy maintained by or the benefit of any Acquired Company for which coverage is available for any pending or threatened Proceedings identified on Section 5.24(a) of the Disclosure Schedule, identifying for each such Proceeding; (i) whether any Acquired Company has provided the insurer with a notice of a claim under the applicable policy, (ii) if notice of a claim has been delivered under the applicable policy, whether the insurer is defending such claim or has denied coverage or liability and (iii) whether any Acquired Company have received a reservation of rights notice from the insurer relating to such claim. Except as provided on Section 5.22(c) of the Disclosure Schedule, no Acquired Company has received any notice that any insurer under any Insurance Policy is denying liability or defending a claim under a reservation of rights provision.
     5.23 Taxes.
     (a) Filing of Tax Returns; Payment of Taxes. Each Acquired Company has filed when due (taking into account properly obtained extensions) all Tax Returns required to be filed under Law. All such Tax Returns were accurate, correct and complete in all material respects, and were prepared in substantial compliance with all Laws. Except as set forth in Section 5.23(a) of the Disclosure Schedule, no adjustments relating to any Tax Return filed by any Acquired Company have been proposed formally or informally in writing by any Governmental Entity. All Taxes due and owing by any Acquired Company (whether or not shown on any Tax Return) have been paid or accrued for on the Interim Balance Sheet. Except as set forth in Section 5.23(a) of the Disclosure Schedule, no Acquired Company is currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in Section 5.23(a) of the Disclosure Schedule, no written claim has ever been made by a Governmental Entity in a jurisdiction where any Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) upon any of the assets and property of any Acquired Company.
     (b) Employment Taxes. Each Acquired Company has (i) withheld or collected all amounts required to have been withheld or collected in connection with any amounts paid or owing to any employees, agents, contractors, creditors, or third parties; (ii) remitted such amounts to the proper authorities and (iii) paid all employer contributions and premiums required under applicable Law.
     (c) Deficiencies; Audits and Reviews. Except as set forth in Section 5.23(a) of the Disclosure Schedule, no outstanding deficiency or adjustment in respect of Taxes has been proposed, asserted or assessed in writing by any Tax Authority against or with respect to the Acquired Companies. Except as set forth in Section 5.23(c) of the Disclosure Schedule, to the Knowledge of the Company, no Tax audits or administrative or judicial Tax proceedings in any jurisdiction arc pending or being conducted with respect to any Acquired Company, and no Acquired Company has received from any Tax Authority in any jurisdiction (including jurisdictions where the Company has not filed Tax Returns) any pending written (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Tax Authority against any Acquired Company.
     (d) Tax Returns. Section 5.23(d) of the Disclosure Schedule lists (i) all federal, state, local and foreign income Tax Returns, and all other Tax Returns, filed with respect to any Acquired Company for periods beginning as January 1, 2007 and indicates those Tax Returns that have been audited and (ii) all refund claims filed with respect to Taxes or Tax Returns of the Company and its Subsidiaries. Parent has been provided accurate and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any Acquired Company filed or received for periods beginning as of January 1, 2006.
     (e) Statutes of Limitation. Except as set forth in Section 5.23(e) of the Disclosure Schedule, no Acquired Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in Section 5.23(e) of the Disclosure Schedule, there are no outstanding rulings of, or requests for rulings by, any Tax Authority that are addressed to any Acquired Company.
     (f) [INTENTIONALLY DELETED]
     (g) Reserves. To the Knowledge of the Company, the unpaid Taxes of the Acquired Companies (i) did not, as of the Interim Balance Sheet Date, exceed the reserve for Tax Liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns and in accordance with Law. Since the date of the Interim Balance Sheet, no Acquired Company has incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.
     (h) Liability for Taxes of Others. No Acquired Company is a party to or bound by any Tax allocation Contract, Tax sharing Contract or any other Contract under which any Acquired Company is responsible for any Taxes of any other Person. No Acquired Company (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than the Acquired Companies) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract or otherwise.
     (i) Additional Tax Matters.
     (i) No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a Taxable period ending on or before the Closing Date; (B) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of foreign, state, or local income Tax Law) executed on or before the Closing Date; (C) intercompany transactions or any excess loss account described in the Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local, or foreign income Tax Law); (D) installment sale or open transaction disposition made on or before the Closing Date; (E) prepaid amount received or otherwise reported as income for financial purposes on or before the Closing Date or (F) a transaction between or among any Acquired Company and any Affiliate thereof.
     (ii) No Acquired Company is or has been a United States real property holding corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).
     (iii) Each Acquired Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code § 6662.
     (iv) No Acquired Company is a party to or a participant in any transaction that is reportable under Treasury Regulations § 1.6011-4
     (v) No Acquired Company has distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §§ 355 or 361.
     5.24 Proceedings; Judgments.
     (a) Section 5.24(a) of the Disclosure Schedule sets forth, as of the date of this Agreement an accurate and complete summary of each Proceeding pending or, to the Knowledge of the Company threatened, against any Acquired Company or any Entity Representative of any Acquired Company in such capacity as an Entity Representative.

Except as set forth in Section 5.24(a) of the Disclosure Schedule, there is no Proceeding currently pending that was initiated by any Acquired Company against any other Person, as of the date of this Agreement. There is no Proceeding pending or, to the Knowledge of the Company, threatened, or outstanding Judgments against or affecting, any Acquired Company that may give rise to any legal restraint on or prohibition against the Contemplated Transactions. The Company has made available to Parent accurate and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed, or required to be listed, in Section 5.24(a) of the Disclosure Schedule.
     (b) Except as set forth in Section 5.24(b) of the Disclosure Schedule, there is no outstanding Judgment: (i) to which any Acquired Company is a party or subject and that adversely affects any Acquired Company, or their respective assets and properties or business, (ii) to which any Entity Representative of any Acquired Company is a party or subject and that adversely affects any Acquired Company or (iii) that prohibits or impairs the consummation of the Contemplated Transactions.
5.25 Benefit Plans.
     (a) Company Benefit Plans. Section 5.25(a) of the Disclosure Schedule sets forth an accurate and complete list of each Company Benefit Plan.
     (b) Materials Provided to Parent. The Company made available to Parent, with respect to each Company Benefit Plan: (i) an accurate and complete copy of such Company Benefit Plan (including all amendments or modifications, including any amendments or modifications scheduled to take effect in the future), or, if such Company Benefit Plan is not in writing, a written synopsis thereof; (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement, or recordkeeping agreement) relating to such Company Benefit Plan; (iii) an accurate and complete copy of any description, summary, notification, prospectus, report, or other document that has been furnished to any employee of any Acquired Company with respect to such Company Benefit Plan; (iv) an accurate and complete copy of any form, report, registration statement, or other document that has been filed with or submitted to any Governmental Entity with respect to such Company Benefit Plan, including Form 5500 with all attachments for the last three plan years with respect to each such Company Benefit Plan; and (v) an accurate and complete copy of any determination letter, compliance statement, notice, or other document that has been submitted to any Governmental Entity, or issued by or received from any Governmental Entity, with respect to such Company Benefit Plan, together with all materials submitted in support of any pending determination letter or compliance statement.
     (c) Tax Qualification Status. Each Company Benefit Plan intended to qualify under Code § 401(a) is either (i) the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service that covers all of the provisions for which an “on-cycle” determination letter with respect to the Company Benefit Plan is available, which determination letter may still be relied upon as to the qualified status of the Company Benefit Plan, or (ii) documented on a prototype or volume submitter plan document that has received a favorable opinion or notification letter that can be relied upon as to the Company Benefit Plan’s qualification, and in either case all amendments required after the date of such determination, opinion, or notification letter (as applicable) have been properly and timely adopted and no circumstances have occurred that could adversely affect the tax-qualified status of any such Company Benefit Plan.

     (d) Welfare Benefit Plans. Except as set forth in Section 5.25(d) of the Disclosure Schedule, no Acquired Company maintains, contributes to, or has an obligation to contribute to, or has any Liability with respect to, any Company Benefit Plans that are “welfare benefit plans” as defined in ERISA § 3(1) or other arrangement providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers, managers, or employees (or any beneficiary of the foregoing) of any Acquired Company, other than in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA and Code § 4980B and similar state Laws (collectively, “COBRA”).
     (e) Multiemployer Plans. No Acquired Company or ERISA Affiliate contributes or has ever contributed to, has or has ever had any obligation to contribute to, or has or has ever had any Liability (including withdrawal liability as defined in ERISA § 4201) under or with respect to, any “multiemployer plan,” within the meaning of ERISA § 3(37).
     (f) Pension Plans. No Acquired Company or any ERISA Affiliate contributes or has ever contributed to, has or has ever had any obligation to contribute to, or has or has ever had any Liability under or with respect to, any plan that is or has ever been subject to the minimum funding standards of Code § 412 or ERISA § 302.
     (g) Compliance. Each Company Benefit Plan (and each related trust, insurance Contract, or fund) is and has at all times been maintained, funded, operated, and administered in all material respects in accordance with its terms and the terms of any collectively bargaining agreement, and complies in form and in operation in all respects with all Laws, including the Code and ERISA. All required forms, reports, returns, statements and descriptions, including Form 5500 annual reports, summary annual reports, and summary plan descriptions, have been timely filed or distributed in accordance with the applicable requirements of ERISA and the Code with respect each such Company Benefit Plan. The requirements of COBRA have been met with respect to each such Company Benefit Plan.
     (h) Contributions and Premiums. Each contribution, premium, or other payment (including all employer contributions and employee salary reduction contributions) required to be made with respect to any Company Benefit Plan has been timely and fully made in accordance with the terms of such Company Benefit Plan, the terms of any collective-bargaining agreement, and all Laws. The assets of each Company Benefit Plan that is funded are reported at their fair value (as defined under GAAP) on the books and records of such Company Benefit Plan.
     (i) Governmental Liability. No Acquired Company has ever incurred any Liability to the Internal Revenue Service or any other Governmental Entity with respect to any Company Benefit Plan, and to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that may (with or without the lapse of time, the giving of notice, or both) give rise, directly or indirectly, to any such Liability that would reasonably be expected to have a Material Adverse Effect.
     (j) Prohibited Transactions and Fiduciaries. No “prohibited transaction,” within the meaning of Code § 4975 or ERISA §§ 406 and 407 (and not otherwise exempt under ERISA § 408), has occurred with respect to any Company Benefit Plan. To the Knowledge of the Company, no Acquired Company or any Person that is or was an administrator or fiduciary of any Company Benefit Plan (or that acts or has acted as an agent of any Acquired Company or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject any Acquired

Company to any Liability (directly or indirectly, via indemnification or otherwise) for breach of any fiduciary duty with respect to a Company Benefit Plan, or that may, directly or indirectly, give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of, or with respect to, any Company Benefit Plan (other than routine claims for benefits), that would reasonably be expected to have a Material Adverse Effect. There are no Proceedings pending or, to the Knowledge of the Company, threatened, with respect to any Company Benefit Plan or the assets of any Company Benefit Plan or any related trust (other than routine claims for benefits).
     (k) Misrepresentations. To the Knowledge of the Company, no materially inaccurate or misleading representation, statement, or other communication, or omission, has been made or directed to any current or former employee of any Acquired Company (i) with respect to such employee’s participation, eligibility for benefits, vesting, benefit accrual, or coverage under any Company Benefit Plan or with respect to any other matter relating to any Company Benefit Plan or (ii) with respect to any proposal or intention on the part of any Acquired Company to establish or sponsor or continue to sponsor any Company Benefit Plan or to provide or make available or continue to make available any fringe benefit or other benefit of any nature.
     (l) Classification; Foreign Services. Each individual who has received compensation for the performance of services on behalf of any Acquired Company has been properly classified as an employee or independent contractor in accordance with Law. No current or former employee of any Acquired Company has performed services for any Acquired Company outside of the United States.
     (m) Contemplated Transactions. Except as set forth in Section 5.25(m) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions results in, or will result in, either alone or in conjunction with any other event: (i) any payment or benefit (including any bonus, change of control, severance or similar payment) becoming due or payable to any current or former Entity Representative of any Acquired Company; (ii) any increase in the amount or value of any benefit or compensation otherwise payable to any current or former Entity Representative of any Acquired Company; (iii) the acceleration of the time of payment, vesting, or funding of any such benefit or compensation; or (iv) any amount to fail to be deductible by reason of Code § 280G.
     (n) Changes. Each Company Benefit Plan can be amended, terminated or otherwise discontinued on or after the Closing at any time (subject to applicable notice provisions) for any reason in accordance with its terms, without Liability to Parent or the Company (other than ordinary administration expenses or routine claims for benefits).
     (o) Excess and Deferred Compensation. Except as set forth in Section 5.25(o) of the Disclosure Schedule, no Acquired Company is a party to a contract or other arrangement that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code § 280G (and any corresponding or similar provision of state, local or foreign Tax Law) or (ii) any amount that will not be fully deductible as a result of Code § 162(m) (and any corresponding or similar provision of state, local or foreign Tax Law).
     (p) 409A. Except as set forth in Section 5.25(p) of the Disclosure Schedule, no Company Benefit Plan or other Contract or arrangement is or has ever been a “nonqualified deferred compensation plan” subject to Code § 409A. Each such Company Benefit Plan or other Contract or arrangement that is or has ever been subject to Code § 409A has at all time complied in form and in operation with the requirements of Code § 409A. No Option or other right to acquire Equity Securities of any Acquired Company: (i) has or had an exercise or purchase price that has been or may be less than the fair value of the underlying equity as of the date such Option or other right was granted; (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Option or rights; or (iii) has been granted after December 31, 2004, with respect to any class of stock that is not “service recipient stock” (within the meaning of applicable regulations under Code § 409A).
     5.26 Employees and Labor Matters.
     (a) Employees. In an email dated June 23, 2010 at 4:08 p.m. (Mountain Time) from Gita Ramachandran (Representative of the Company) to Ken desGarennes (Representative of Parent), the Company provided Parent with a schedule setting forth, with respect to each employee of any Acquired Company (including any employee who is on Leave): (i) the name, title or classification of each employee; (ii) the annual base salary of each such employee as of May 31, 2010; (iii) all bonuses and commissions paid to each such employee during the 2009 fiscal year of the Company; (iv) the aggregate dollar amount of vacation time that such employee has accrued as of May 31, 2010; and (v) the start date of such employee.
     (b) Former Employees. In an email dated June 23, 2010 at 4:08 p.m. (Mountain Time) from Gita Ramachandran (Representative of the Company) to Ken desGarennes (Representative of Parent), the Company provided Parent with an accurate and complete schedule which identifies, as of the date of this Agreement, each former employee of any Acquired Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from any Acquired Company relating to such former employee’s employment with any Acquired Company and a description of such benefits.
     (c) Employees, Consultants and Independent Contractors. Except as identified in Section 5.26(c) of the Disclosure Schedule, the employment of each employee of any Acquired Company is terminable at will by such Acquired Company, and no Acquired Company has entered into or has any Liability or obligation under any Contract (including any oral promise, commitment or undertaking) relating to employment or the retention of any employee, consultant, or independent contractor, and no employee is or will be entitled to severance pay or other benefits after termination or resignation, except as otherwise provided by Law and as otherwise set forth in Section 5.26(c) of the Disclosure Schedule. Parent has been provided accurate and complete copies of all Contracts with any employees, consultants and independent contractors of any Acquired Company, and all current employee manuals and handbooks and policy statements relating to the employment of all current employees of any Acquired Company.
     (d) Employee Status. To the Knowledge of the Company, as of the date of this Agreement, (i) no employee of any Acquired Company intends to terminate his or her employment; (ii) no employee of any Acquired Company has received an offer to join a business that may be competitive with the business of any Acquired Company; and (iii) no employee of any Acquired Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract with any Person (other than the

Company) that may have an adverse effect on (A) the performance by such employee of any of his or her duties or responsibilities as an employee of any Acquired Company or (B) the business of any Acquired Company.
     (e) Labor and Employment Practices.
     (i) Each Acquired Company has complied in all material respects with all material Laws governing labor and employment, including material Laws involving discrimination, harassment, wages, hours, occupational safety and health, collective bargaining, union-management relations, employee disability, leave of absence, or immigration (“Labor and Employment Laws”).
     (ii) There is no charge involving any Acquired Company pending as to which an Acquired Company has received notice or other communication (in writing or, to the Knowledge of the Company, in any other manner) or, to the Knowledge of the Company, threatened, before the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), or any other Governmental Entity responsible for the enforcement of Labor and Employment Laws.
     (iii) There is no Proceeding pending or, to the Knowledge of the Company, threatened, in any forum by or on behalf of any present or former employee of any Acquired Company, any present or former applicant for employment with any Acquired Company, or any class or classes of the foregoing, alleging violation of any Labor and Employment Law, breach of any express or implied contract of employment, or any tortious conduct or equitable claim arising out of or relating to the employment relationship.
     (iv) Since January 1, 2007, except as set forth in Section 5.26(e)(iv) of the Disclosure Schedule, no Acquired Company has received any notice or other communication (in writing or, to the Knowledge of the Company, in any other manner) of (A) the intent of any Governmental Entity responsible for the enforcement of Labor and Employment Laws to conduct an investigation or other inquiry involving or affecting any Acquired Company (and, to the Knowledge of the Company, no such investigation or other inquiry is pending) or (B) any assertion or allegation of any violation of any Labor and Employment Law by any present or former employee of any Acquired Company, any present or former applicant for employment of any Acquired Company, or any class or classes of the foregoing.
     (v) Each Acquired Company is in material compliance with all federal, state and local laws regarding immigration, including but not limited to the requirements regarding the collection and maintenance of I-9 forms for all employees.
     (f) Unions; Collective Bargaining. No Acquired Company has entered into or is bound by any union contract, collective-bargaining agreement, or similar Contract, or any written work rules or practices or unwritten work rules or practices agreed to with any labor organization or other collective bargaining representative or any employee or personnel association. Since January 1, 2007 (and, to the Company’s Knowledge at any time prior to January 1, 2007), there has not occurred any strike, lockout, slowdown, work stoppage, picketing, labor dispute, union organizing activity or any similar activity or dispute, and to the Knowledge of the Company no such activity or dispute has been threatened against any Acquired Company or any employee of any Acquired Company. None of the employees of any Acquired Company are represented by any labor organization and, to the Knowledge of the Company, there has been no attempt to organize any group or all of the employees of any Acquired Company. No Acquired Company has received any notice or other communication (in writing or, to the Knowledge of the Company, in any other manner) of any union organizing petition to the NLRB affecting any Acquired Company, or of any NLRB proceeding concerning representation of any employees of any Acquired Company, and no union claims to represent any employees of any Acquired Company. There is no unfair labor practice charge or complaint against any Acquired Company pending or, to the Knowledge of the Company, threatened, before the NLRB or any state or local Governmental Entity, involving any Acquired Company. There is no grievance arising out of any collective-bargaining agreement or other grievance procedure involving or affecting any Acquired Company.
     (g) Terminations. In an email dated June 23, 2010 at 4:08 p.m. (Mountain Time) from Gita Ramachandran (Representative of the Company) to Ken desGarennes (Representative of Parent), the Company provided Parent with an accurate and complete schedule which identifies, as of the date of this Agreement, each of the following with respect to each present and former employee of any Acquired Company whose employment has terminated since January 1, 2007 (including in connection with a lay off) or whose hours of work have been reduced by more than 50%, since January 1, 2007: (i) the name of such employee; (ii) the date of such termination or reduction in hours; (iii) the reason for such termination or reduction in hours (including, in the case of a termination, whether such termination was voluntary or involuntary); and (iv) the location to which such employee was assigned. No Acquired Company has any present intention to terminate the employment of any employee of any such Acquired Company, except in the Ordinary Course of Business.
     (h) WARN. No Acquired Company has, within the past five years, effectuated: (i) a “plant closing” (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of such Acquired Company or (ii) a “mass layoff’ (as defined in the WARN Act) affecting any site of employment or facility of such Acquired Company. During the period beginning six months prior to the date of this Agreement and ending on the Closing, there has not occurred any lay off or other “employment loss” (as defined in the WARN Act) at any Acquired Company.
     5.27 Compliance with Laws. Except as set forth in Section 5.27 of the Disclosure Schedule, each Acquired Company, the conduct of its business and the ownership and use of its assets and properties are, and have at all times been during the three-year period prior to the date of this Agreement, in material compliance with all material Laws, except for non-compliance that results from a change in Laws between the date of this Agreement and the Closing date that are applicable to the Acquired Companies and that would not result in a Material Adverse Effect. Except as set forth in Section 5.27 of the Disclosure Schedule, to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists that would (with or without the lapse of time, the giving of notice, or both) constitute or result in a material violation by any Acquired Company, or a failure on the part of any Acquired Company to comply with, any material Law. Except as set forth in Section 5.27 of the Disclosure Schedule, no Acquired Company has received (a) any written notice from any Person regarding any actual, alleged, possible, or potential violation of, or the failure to comply with any Law during such three-year period, or (b) to the Knowledge of the Company, notice in any manner other than written of any actual, alleged, possible, or potential violation of, or the failure to comply with, any material Law during such three-year period.

     5.28 Privacy Provisions.
     (a) Company Privacy Policies. The Company has delivered to Parent accurate and complete copies of all written policies and procedures maintained by any Acquired Company since January 1, 2008 that relate to privacy and personal data protection, including any such policies that relate to personal data from or about any Representatives, customers, suppliers, service providers, or any other Persons (“Company Privacy Policies”).
     (b) Company Privacy Obligations. To the Knowledge of the Company, each Acquired Company has complied in all material respects with, is not in violation of, and, except as set forth in Section 5.28(b) of the Disclosure Schedule, has not received any written notice of any violation with respect to, any Laws, Contracts, Company Privacy Policies or any other commitments, obligations, or representations concerning privacy and personal data protection (“Company Privacy Obligations”).
     5.29 Permits.
     (a) Permits Held. Section 5.29(a) of the Disclosure Schedule is an accurate and complete list of each material Permit held by any Acquired Company as of the date of this Agreement, accurate and complete copies of which have been delivered to Parent. Except as set forth in Section 5.29(a) of the Disclosure Schedule, the Permits identified on Section 5.29(a) of the Disclosure Schedule collectively constitute all material Permits necessary to enable each Acquired Company to (i) conduct its business in the manner in which such Acquired Company presently conducts its respective business and (ii) acquire, own, lease, license, operate, use, sell and otherwise dispose of its assets and properties in the manner in which such assets and properties are presently acquired, owned, leased, licensed, operated, used, sold and otherwise disposed of. Except as set forth in Section 5.29(b) of the Disclosure Schedule, the Permits identified on Section 5.29(a) of the Disclosure Schedule are, in all material respects, valid and in full force and effect.
     (b) Compliance with Permits. Except as set forth in Section 5.29(b) of the Disclosure Schedule, each Acquired Company is in material compliance with the terms and requirements of the material Permits identified, or required to be identified, on Section 5.29(a) of the Disclosure Schedule. To the Knowledge of the Company, except as set forth in Section 5.29(b) of the Disclosure Schedule, no event has occurred, and no condition or circumstance exists, that constitutes or will result in (with or without the lapse of time, the giving of notice, or both) constitute or result in: (i) a violation of, or a failure to comply with, any material term or requirement of any such Permit or (ii) the revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit. Except as set forth in Section 5.29(b) of the Disclosure Schedule, no Acquired Company has received any notice (in writing or, to the Knowledge of the Company, in any other manner) from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any term or requirement of any Permit, or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. Except as set forth in Section 5.29(b) of the Disclosure Schedule, no Governmental Entity has at any time challenged by written notice to any Acquired Company the right of any Acquired Company to design, license, service, implement, offer or sell any of its products or services, or to otherwise conduct its business.
     (c) Renewals and Extensions. Except as set forth on Section 5.29(c) of the Disclosure Schedule, all applications required to have been filed for the renewal or extension of all material Permits identified on Section 5.29(a) of the Disclosure Schedule have been timely filed with the appropriate Governmental Entity.
     (d) Communications Licenses. Each Acquired Company is an authorized legal holder or otherwise has rights to all material Permits required by the Federal Communications Commission (the “FCC”), any State PUC or any other Governmental Entity that regulates telecommunications services or similar services in each jurisdiction in which such Acquired Company is operating (collectively, “Communications Licenses”), and the Communications Licenses constitute all of the material licenses from the FCC, the State PUCs or any other Governmental Entity that regulates telecommunications services or similar services in each such jurisdiction that are necessary or required for or used in the operation of the business as presently conducted by the Acquired Companies, the absence of which would not result in any fines, penalties, or other losses in excess of $20,000 individually or $200,000 in the aggregate and which are obtained in the Ordinary Course of Business. Each of the Communications Licenses listed in Section 5.29(a) of the Disclosure Schedule is valid and in full force and effect, and not subject to any material condition, except those conditions that may be contained within the terms of such Communications Licenses or related Laws. No action by or before the FCC, any State PUC or any other Governmental Entity that regulates telecommunications in each applicable jurisdiction is pending or, to the Knowledge of the Company, threatened, in which the requested remedy is (i) the revocation, suspension, cancellation, rescission or modification or refusal to renew any Communications Licenses, or (ii) material fines and/or forfeitures.
     (e) Rights-of-Way. Except as set forth in Section 5.29(e) of the Disclosure Schedule, each Acquired Company has rights to use all material Rights-of-Way required for the operation of its network as operated on the date of this Agreement and, to the Knowledge of the Company, all such Rights-of-Way are valid and enforceable subject to the Remedies Exception.
     5.30 Environmental Matters
     (a) Compliance with Environmental Laws. To the Knowledge of the Company, each Acquired Company has at all times complied with, and each Acquired Company is in compliance with, all Environmental Laws and all Permits that are or were required under any Environmental Laws for the conduct their respective businesses and the acquisition, ownership, lease, license, operation, use, sale, or other disposition of their respective assets and properties, except for non-compliance that would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no facts, events, or conditions exist that will, or would reasonably be expected to, prevent, hinder, or limit the continued compliance by the Acquired Companies and its Affiliates with all such Environmental Laws and Permits.
     (b) Liability. To the Knowledge of the Company, no event has occurred, or condition or circumstance exists, that has given rise to or resulted in, any Acquired Company having any Liabilities arising under or relating to any Environmental Laws, including any Liability or responsibility for the Remediation of any Hazardous Substances, that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 5.30(b) of the Disclosure Schedule, no Acquired Company has expressly assumed, undertaken or provided an indemnity with respect to any such Liability of any other Person.

     (c) Notice. No Acquired Company has received any notice (in writing or, to the Knowledge of the Company, in any other manner) from any Governmental Entity or any other Person, of any actual or alleged violation of, or non-compliance with, any Environmental Laws, any Release, or any Liabilities, including any Liability or responsibility for Remediation, arising under any Environmental Laws, in each case relating to any such Acquired Company.
     5.31 Affiliated Persons. Except as set forth in Section 5.31 of the Disclosure Schedule, (a) there are no outstanding Contracts between or among any Acquired Company, on the one hand, and any of the following Persons (an “Affiliated Person”), on the other hand: (i) any Affiliate, (ii) any Equityholder, or (iii) in the case of any natural person described in clause (i) or (ii), any Related Party of any such natural person, other than any Transaction Documents between or among such Acquired Company and any such Affiliated Person (collectively, “Affiliate Transactions”); (b) no Acquired Company has any Liability to any Affiliated Person or under any Affiliate Transaction and (c) no Affiliated Person has any Liability to any Acquired Company or is a party to any Affiliate Transaction. All such Affiliate Transactions contain arm’s length terms and conditions that are no more or less favorable to any such Acquired Company or any such Affiliated Person than the terms of similar Contracts, arrangements, understandings and transactions between or among unrelated Persons.
     5.32 Significant Relationships.
     (a) Section 5.32(a) of the Disclosure Schedule sets forth an accurate and complete list of the top 20 customers, by dollar amount of revenue, of each Acquired Company together with the net revenue (taking into account discounts, rebates, returns, warranty claims, and other setoffs) generated by each such Acquired Company from sales of products or services to such customer for the fiscal year ended December 31, 2009. As of the date of this Agreement, and to the Knowledge of the Company as of the Closing Date, no Acquired Company has received any notice (in writing or, to the Knowledge of the Company, in any other manner) indicating that any customer identified, or required to be identified, on Section 5.32(a) of the Disclosure Schedule may cease dealing with any Acquired Company or, to the Knowledge of the Company, that revenue of the Acquired Companies with respect to sales and the provision of services to such customer identified in Section 5.32(a) of the Disclosure Schedule for the fiscal year that will end December 31, 2010 or any fiscal year thereafter will constitute a material net decrease as compared to the fiscal year ended on December 31, 2009.
     (b) Section 5.32(b) of the Disclosure Schedule is an accurate and complete list of the top 20 vendors or suppliers, by dollar amount of expenses, of each Acquired Company together with the amount paid to each such vendor or supplier during the fiscal year ended December 31, 2009. As of the date of this Agreement, and to the Knowledge of the Company as of the Closing Date, no Acquired Company has received any notice (in writing or, to the Knowledge of the Company, in any other manner) indicating that any supplier and/or vendor identified, or required to be identified, on Section 5.32(b) of the Disclosure Schedule may cease dealing with, or materially and adversely change the terms upon which it provides goods or services to, any Acquired Company.
     (c) To the actual knowledge of David G. Rusin and David N. Danchak without any investigation: (i) USC is not in violation of any material Law, (ii) USC has all material Permits and Consents and Approvals in order to operate its business in the Ordinary Course of Business, (iii) USC is not party to any pending material litigation or arbitration, and (iv) USC is not subject to any material liability, outside of the Ordinary Course of Business, that could reasonably be expected to materially and adversely impact its business, taken as a whole.
     5.33 Brokers. No Acquired Company, or any of its Affiliates, has retained any Person to act as a broker or finder, or agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee, or similar commission or fee in connection with any of the Contemplated Transactions.
     5.34 USC Valuation. Neither the Company, AFS nor any of their respective Representatives have disclosed to USC or any of USC’s Representatives any information regarding the valuation of USC or AFS’ membership units in USC.
     5.35 Full Disclosure. To the Knowledge of the Company, the representations and warranties contained in this Article V and the Disclosure Schedule, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make such representations and warranties and other statements not materially misleading.
     5.36 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, Parent and Merger Sub acknowledge that neither the Company nor any person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. The Company hereby disclaims any such representation or warranty, whether by any Acquired Company, or any of its Affiliates, officers, directors, employees, agents or Representatives or any other person. Neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in “data rooms” “virtual data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty set forth in this Article V or this Agreement otherwise expressly provides for liability or indemnification with respect to such information
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Each of Parent and Merger Sub represents and warrants to the Company that:
     6.1 Organization and Standing. Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware.
     6.2 Authority; Execution and Delivery; Enforceability.
     (a) Power and Authority. Each of Parent and Merger Sub has full Entity power and authority to execute and deliver the Transaction Documents to which Parent or Merger Sub is or becomes a party, to perform its obligations under such Transaction Documents, and to consummate the Contemplated Transactions.
     (b) Due Authorization. The execution and delivery by each of Parent and Merger Sub of the Transaction Documents to which Parent or Merger Sub is or will become a party, the performance by Parent and Merger Sub of its obligations under such Transaction Documents, and the consummation by Parent and Merger Sub of the Contemplated Transactions, have been duly authorized by all necessary Entity action of Parent and Merger Sub, including any required member, manager, shareholder, director and other authorizations or approvals under the Law applicable to, or the Organizational Documents of, Parent and Merger Sub.
     (c) Execution and Delivery; Enforceability. Each Transaction Document to which Parent or Merger Sub is a party has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Remedies Exception. Each Transaction Document to which Parent and Merger Sub will become a party, when executed and delivered by Parent and Merger Sub, will have been duly executed and delivered by Parent and Merger Sub, and will constitute the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Remedies Exception.
     6.3 Consents and Authorizations; No Conflicts.
     (a) Consents and Authorizations. Schedule 6.3(a), accurately and completely lists and summarizes the relevant requirements with respect to each material filing, notice, waiver, Consent or Governmental Authorization that Parent and Merger Sub is or will be required to make with, give to or obtain from, any Governmental Entity in connection with the execution and delivery by Parent and Merger Sub of the Transaction Documents to which Parent is a party, the performance by Parent and Merger Sub of its obligations under such Transactions Documents, or the consummation by Parent and Merger Sub of the Contemplated Transactions.
     (b) Consents and Approvals. Except as set forth in Schedule 6.3(a), there is no Consent or Approval that Parent or Merger Sub is required to obtain in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions, the failure to obtain would reasonably be expected to have a material adverse effect on the financial condition, results of operation, business, properties or assets of Parent and its Subsidiaries taken as a whole.
     (c) No Conflicts. Assuming that the filings, notices, waivers, Consents and Approvals and Governmental Authorizations set forth in Schedule 6.3(a) are made, given or obtained, as applicable, the execution and delivery by Parent and Merger Sub of this Agreement and the other Transaction Documents to which Parent and Merger Sub is or will become a party, the performance by Parent and Merger Sub of its obligations under such Transaction Documents and the consummation by Parent and Merger Sub of the Contemplated Transactions does not and will not in any material respect:
     (i) contravene, conflict with, result in a violation or breach of, require any filing, notice, waiver or Governmental Authorization under or give any Governmental Entity or other Person the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any Law or Judgment that is binding on or applicable to Parent or any of its assets and properties;
     (ii) constitute a material default or material event of default under, require any material filing, notice, waiver or Consent under, or result in or give to any Person any right of termination, cancellation, acceleration, or modification under, or any right to exercise any remedy or obtain any relief under, any term or provision of any material Contract to which Parent or Merger Sub is a party;
     (iii) contravene, conflict with, or result in a violation of any material provision of the Organizational Documents of Parent and Merger Sub; or
     (iv) result in the imposition or creation of, or give any Person any right to create or impose, any material lien or encumbrance, except for any Permitted Encumbrance, on or with respect to any of the assets and properties of Parent and Merger Sub.
     6.4 Brokers. Neither Parent nor Merger Sub has retained any Person to act as a broker or finder, or agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Contemplated Transactions.
     6.5 Non-Reliance. Each of Parent and Merger Sub acknowledges that none of the Acquired Companies, or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Companies, or the Business except as expressly set forth in Article V.
ARTICLE VII
COVENANTS
     7.1 Covenants Relating to Conduct of Business and Related Matters.
     (a) From the date of this Agreement to the Closing, the Company shall, and shall cause each other Acquired Company to, conduct its business in the Ordinary Course of Business, use its Commercially Reasonable Efforts to preserve intact its current business organization; use its Commercially Reasonable Efforts to keep available the services of its current Representatives and to maintain its relations and good will with its customers, suppliers, licensors, licensees, distributors, landlords, creditors, Representatives, and others having a business relationship with such Acquired Company, except in each case (1) as specifically set forth in Section 7.1(a) of the Disclosure Schedule; (2) as expressly permitted or required by the terms of this Agreement; (3) as, but only to the extent, required by Law as reasonably determined by counsel for the Acquired Companies and (4) except as set forth below, as approved by Parent in writing, which approval will not be unreasonably withheld, delayed or conditioned (collectively, “Permitted Interim Conduct”). Without limiting the generality of the foregoing, except for Permitted Interim Conduct, the Company shall not undertake any of the following with respect to any Acquired Company:
     (i) unless approved by Parent in writing in its sole and absolute discretion, any amendment, restatement, or modification of any Organizational Document of any Acquired Company;
     (ii) any creation, establishment, or adoption of any Benefit Plan, or any amendment, restatement, supplement or modification of any Company Benefit Plan;
     (iii) unless approved by Parent in writing in its sole and absolute discretion, and except in the Ordinary Course of Business, any (A) grant, creation, entering into,

amendment, modification, termination or waiver of any rights under, any employment Contract or Contract relating to the award of any Equity Securities; (B) creation, amendment or modification of any employment or retention terms of any Representative of any Acquired Company; (C) payment or incurrence of any Liability for the payment of any bonus or special remuneration (including any Taxes or gross up on account of Taxes) to any Representative of any Acquired Company, except for the payment of amounts due under the Company Employee Bonus Plans; or (D) increase in the salaries, wages, fringe benefits or other compensation of any Representative of any Acquired Company;
     (iv) unless approved by Parent in writing in its sole and absolute discretion, any new grant of any stay bonus, other retention, severance or termination pay or compensation (in cash or otherwise) to any employee of any Acquired Company, or the implementation or incurrence of any Liability for any mandatory or minimum levels of severance for any employee of any Acquired Company except pursuant to a Company Benefit Plan listed on Section 5.25(a) of the Disclosure Schedule:
     (v) unless approved by Parent in writing in its sole and absolute discretion, the entering into of any employment agreement, excluding the hiring of at-will employees in the Ordinary Course of Business;
     (vi) except in the Ordinary Course of Business, the termination of any Representative or the encouragement of any Representative to resign from, or cease representation of, any Acquired Company;
     (vii) the taking of any action to amend or accelerate the vesting of any options, Equity Securities or other incentive compensation except as contemplated by Article III;
     (viii) the incurrence or assumption of any Indebtedness for borrowed money, except in the Ordinary Course of Business;
     (ix) any new commitment of capital expenditures in excess $250,000 individually or outside of the Company’s hurdle rates and thresholds in effect as of June 1, 2010, other than those capital expenditures specifically set forth in Section 7.1(a)(ix) of the Disclosure Schedule;
     (x) the payment, discharge or satisfaction of any Indebtedness or other Liability, in an amount in excess of $100,000 individually or $1,000,000 in the aggregate, other than in the Ordinary Course of Business;
     (xi) the termination, cancellation, compromise, waiver, or release of any right or claim (or series of related rights or claims) against any Person involving more than $50,000 individually or $500,000 in the aggregate, other than (A) claims covered by an Insurance Policy of any Acquired Company or (B) the claim described in that certain Settlement Agreement and Release, dated May 14, 2010, between AFS and Donald W. Prosser;
     (xii) the issuance or Contract to issue any refunds, credits, exchanges (other than exchanges of equipment in the Ordinary Course of Business), allowances, alterations in the terms or timing of payment, or other concessions with customers with respect to, amounts collected by or Liabilities owed to any Acquired Company in excess of $50,000 individually or $500,000 in the aggregate;
     (xiii) except as required by GAAP, the revaluation or impairment of any of the assets and properties of any Acquired Company (whether tangible or intangible), including the writing down of the value of inventory or the writing down or writing off of any notes or accounts receivable, other than in the Ordinary Course of Business;
     (xiv) voluntarily subject any of its assets to any Encumbrance (other than Permitted Encumbrances) on any assets and properties, or fail to use Commercially Reasonable Efforts to remove any such Encumbrance (other than Permitted Encumbrances);
     (xv) unless approved by Parent in writing in its sole and absolute discretion, the payment (except for payment in accordance with the Contract set forth in Section 5.31 of the Disclosure Schedule), loan, or advance, of any amount to, the purchase or creation of any Investment Asset in, the sale, transfer, or lease of any assets or properties to, or the entering into, modification, termination or waiver of any Contract between or with any Affiliated Person;
     (xvi) any split, combination or reclassification of any Equity Securities, or the repurchase, redemption, or other acquisition, directly or indirectly, of any Equity Securities (or any options or other rights convertible into or exchangeable or exercisable for any such Equity Securities);
     (xvii) the declaration of, setting aside for, or payment of, any dividend or the making of any distribution with respect to any Equity Securities of any Acquired Company (whether in cash or in kind);
     (xviii) the issuance, grant, delivery, or sale, or the authorization or proposal of the issuance, grant, delivery, or sale of any Equity Securities or any options or other securities convertible into or exchangeable for any such Equity Securities, or other Contracts or Liabilities of any character obligating any Acquired Company to issue or purchase any such securities, except upon the exercise of Company Stock Options and Warrants outstanding as of the date of this Agreement;
     (xix) unless approved by Parent in writing in its sole and absolute discretion, the merger or consolidation with or into any other Person, or the purchase, lease or other acquisition of a substantial portion of the assets and properties or Equity Securities, or the business or any division of any other Person, by any means (other than the acquisition of inventory in the Ordinary Course of Business);
     (xx) other than the sale of inventory in the Ordinary Course of Business and subject to clauses (xxviii) and (xxix) of this Section 7.1(a), the sale, lease, license, or other disposition of any assets and properties that are material, individually or in the aggregate, to any Acquired Company;
     (xxi) unless approved by Parent in writing in its sole and absolute discretion, the purchase, sale, lease (as a lessor or lessee), license (as a licensor or licensee), or other acquisition or disposition of any real property, except in the case of provisioning network for customers of any Acquired Company;

     (xxii) the termination, cancellation or modification by any Acquired Company (or failure to use Commercially Reasonable Efforts to prevent an involuntary termination, cancellation or modification) of any bond, letter of credit, or similar surety Contract except in the Ordinary Course of Business, or the termination, cancellation or modification by any Acquired Company (or failure to use Commercially Reasonable Efforts to prevent an involuntary termination, cancellation, or modification) of any of the Insurance Policies in effect as of the date of this Agreement;
     (xxiii) unless approved by Parent in writing in its sole and absolute discretion, the formation of any Entity or the acquisition of any Equity Security in any Person;
     (xxiv) the commencement or settlement of any Proceeding in excess of $100,000, and with respect to any Proceeding that is pending, or to the Knowledge of the Company, threatened, against or affecting any Acquired Company (other than (A) claims covered by an Insurance Policy of any Acquired Company or (B) the claim described in that certain Settlement Agreement and Release, dated May 14, 2010, between AFS and Donald W. Prosser), the cooperation with any Person that may seek to restrain, enjoin, prohibit, or otherwise oppose the Closing or the other Contemplated Transactions, or the failure to cooperate in good faith with Parent in opposing and resisting any such efforts;
     (xxv) the making or change of any Tax election, the adoption or change of any accounting method with respect to Taxes, the entering into of any closing agreement, or the settlement of any claim or assessment with respect to any Taxes, or the consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes;
     (xxvi) any change in any accounting policies or procedures or any elective accounting methods under GAAP;
     (xxvii) the alteration in any material respect of its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable, the alteration of its accounting practices or policies in any manner, or affecting or permitting any pre-payments under any Contracts if such pre-payments are greater than $50,000 individually or $500,000 in the aggregate;
     (xxviii) the entering into of any customer order in which the customer pre-pays (A) for any Acquired Company to sell, lease, license or otherwise transfer dark fiber to any Person or (B) for the purchase or sale of any IRU or LTOP, except for (1) customer orders in an amount less than $500,000 for any individual order or in an amount less than $2,000,000 in the aggregate and (2) such customer orders involve less than 200 fiber miles in the aggregate (in a single transaction or a series of related transactions); provided, however, that in each of (A) and (B) not more than 50% of the payment shall be received pre-Closing and not less than 50% of the payment shall be received post-Closing;
     (xxix) unless approved by Parent in writing in its sole and absolute discretion, the modifying of any Contract pursuant to which a customer pre-pays for network services or capacity (including IRUs, LTOPs or any other pre-paid acceleration of rights or terms under any such Contract);

     (xxx) the entering into of any Contract that would constitute a Material Contract, except in the Ordinary Course of Business, or the termination, cancellation, amendment, modification, waiver of any rights under or the breach or violation of the terms of, any Material Contract or any material Permit issued to or held by or on behalf of any Acquired Company;
     (xxxi) the knowing violation of, or the taking of any action that could reasonably be expected to result in the violation of, any material Law, Judgment or Permit applicable to or binding on any Acquired Company;
     (xxxii) the entering into of any Contract or transaction or the taking of any other action that will or could reasonably be expected to cause or constitute a breach of any representation or warranty made by the Company in this Agreement;
     (xxxiii) unless approved by Parent in writing in its sole and absolute discretion, take any action, by vote at a meeting of the members of USC or by written consent of the members of USC, in its capacity as a member of USC; provided, however, that nothing in this Section 7.1(a)(xxxiii) shall prevent the Company from taking any action it deems necessary to comply with Section 7.25; or
     (xxxiv) agree, commit, or offer (in writing or otherwise) to take any of the foregoing actions.
     (b) Except as otherwise required by Law, the Company shall, and shall cause each of the other Acquired Companies to:
     (i) confer with Parent concerning operational matters of the Acquired Companies of a material nature and otherwise report periodically to Parent concerning the status of the business, operations, and finances of the Acquired Companies;
     (ii) use Commercially Reasonable Efforts to maintain in full force and effect all Company IP Assets; and
     (iii) continue to make capital expenditures in the Ordinary Course of Business without delay.
     (c) Except as otherwise required by Law or to comply with fiduciary duties, the Company shall cause the Company’s nominees on the board of managers of USC to not take any action or agree, commit or offer to take any action in their capacities as managers of USC without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned.
     7.2 [INTENTIONALLY DELETED]
     7.3 [INTENTIONALLY DELETED]
     7.4 Access to Information; Customers and Suppliers.
     (a) The Company shall afford to Parent and its Representatives reasonable access during normal business hours, during the period from the date of this Agreement and before the Effective Time, to (a) all of the properties, financial records, books, Contracts, commitments, Tax Returns, and all other records of the Acquired Companies and (b) other information concerning the business, properties, and personnel (subject to restrictions imposed by Law) of the Acquired Companies as Parent may reasonably request; provided, however, that no information or knowledge obtained in any investigation pursuant to this Section 7.4 shall (w) amend or supplement the Disclosure Schedule, (x) modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the parties to consummate the Contemplated Transactions in accordance with the terms and provisions of this Agreement, (y) limit or otherwise affect any remedies available to the party receiving such information or knowledge, or (z) constitute an acknowledgment or admission of a breach of this Agreement. All requests for information made pursuant to this Section 7.4 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.
     (b) For a period of seven (7) years following the Closing Date or such longer time period as may be required by applicable Law, Parent shall (i) retain the Tax Returns and related books and records of the Acquired Companies relating to periods prior to the Closing, and (ii) upon reasonable notice, afford the Equityholders and their Representatives reasonable access (including the right to make, at such Equityholders expense, photocopies), during normal business hours, to such Tax Returns and related books and records to the extent that such access is requested for a legitimate purpose.
     7.5 No Negotiation; Acquisition Proposals. Until such time as this Agreement shall be terminated pursuant to Section 9.1, the Company shall, and shall cause each of its Representatives, Affiliates, and each other Acquired Company (including their respective Representatives and Affiliates) to, refrain from, directly or indirectly, (a) soliciting, initiating, or encouraging the submission of any Acquisition Proposal or (b) entertaining, participating, facilitating, or responding to any inquiries or proposals from, discussing or negotiating with, providing any nonpublic information to, or considering the merits of any inquiries or proposals from, any Person (other than Parent) concerning any Acquisition Proposal. If any Acquired Company receives notice of any such inquiry or Acquisition Proposal, then, within 24 hours of their receipt or awareness thereof, the Company shall notify Parent of such inquiry or Acquisition Proposal and the terms thereof. On and after the date of this Agreement, the Company shall, and shall cause each of its Representatives, Affiliates, and each Acquired Company (including their respective Representatives and Affiliates) to, immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any Person other than Parent with respect to any of the foregoing; cause to be returned or destroyed all Confidential Information previously furnished by (or on behalf of) any Acquired Company to such Person or its Representatives not later than five days following the date of this Agreement; and not modify, waive, amend, or release any standstill, confidentiality, or similar agreements.
     7.6 Notification; Updates to Disclosure Schedule. During the period between the date of this Agreement and the Closing, the Company shall notify Parent in writing promptly after (and in no event more than five Business Days after the occurrence of) the discovery by the Company of: (a) any event, condition, fact or circumstance that occurred or existed on or before the date of this Agreement (even if discovered after the date of this Agreement) and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (b) any event, condition, fact, or circumstance that occurs, arises, or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (c) any breach of any covenant or obligation of the Company or Equityholder Representative; and (d) any event, condition, fact, or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VIII impossible or reasonably unlikely. If any event, condition, fact, or circumstance that is required to be disclosed pursuant to this Section 7.6 requires any change to the Disclosure Schedule, or if any such event, condition, fact, or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence, or discovery of such event, condition, fact, or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend any section of the Disclosure Schedule for the purpose of (x) determining the accuracy of any representation or warranty made by the Company in this Agreement or in any certificate delivered at Closing, (y) reducing any indemnification obligation under Article X, or (z) determining whether any of the conditions set forth in Article VIII have been satisfied.
     7.7 Commercially Reasonable Efforts. On the terms and subject to the conditions of this Agreement, unless otherwise expressly provided in this Agreement, each Party shall use Commercially Reasonable Efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing. Notwithstanding anything to the contrary in this Agreement, the Company shall use Commercially Reasonable Efforts to obtain, on or prior to the Effective Time, an executed Joinder Agreement, Letter of Transmittal, and Stockholder Approval from each holder of Company Capital Stock.
     7.8 Regulatory Matters.
     (a) In furtherance and not in limitation of the terms of Section 7.7, the Company and Parent shall promptly execute and file, or join in the execution and filing of, any application, notification, or other document that may be necessary in order to obtain Governmental Authorizations listed in Section 7.8(a) of the Disclosure Schedule (the “Material Governmental Authorizations”). Each of the Company and Parent shall use its Commercially Reasonable Efforts to obtain all such Material Governmental Authorizations. To the extent permitted by Law, the Company and Parent shall promptly inform the other of any material communication between any Acquired Company, or Parent (as applicable and including their respective Representatives) and any Governmental Entity regarding the Contemplated Transactions. If any Acquired Company, Parent, or any of their respective Representatives or Affiliates shall receive any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the Contemplated Transaction, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Each of the Company, on the one hand, and Parent, on the other hand, shall direct, in their sole discretion, the making of such response, but shall consider in good faith the views of the other.
     (b) Without limiting the generality or effect of Section 7.8(a), each of the Company and Parent shall, as soon as practicable, make any initial filings required under the HSR Act and/or the Communications Act of 1934 (“Communications Act”). To the extent permitted by Law, the parties to this Agreement shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party to this Agreement in connection with Proceedings under or relating to the HSR Act and/or the Communications Act. Each of the Company and Parent shall use its Commercially Reasonable Efforts to take such actions as may be required to cause the expiration or termination of the notice periods under the HSR Act and/or the Communications Act with respect to the Contemplated Transactions as promptly as possible after the execution of this Agreement. The initial filing fee under the HSR Act, if any, shall be borne 50% by Parent and 50% by the Company (as a Transaction Expense of the Company).
     (c) Notwithstanding the foregoing or anything to the contrary set forth in this Section 7.8 or elsewhere in this Agreement, it is expressly understood and agreed that (i) neither Party shall have any obligation to litigate any Proceeding that may be brought in connection with the Contemplated Transactions and (ii) Parent shall not be required to agree to any divestiture by Parent or any of its Affiliates, of any Equity Securities or of any business, assets, or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties, or Equity Securities.
     7.9 Pre-Closing Company Deliverables. No later than 5:00 p.m. Colorado time on the date that is two Business Days before the Closing Date, the Company shall deliver to Parent:
     (a) the Allocation Schedule;
     (b) a detailed estimate as of the Closing of (i) the unpaid Company Transaction Expenses; (ii) the Closing Indebtedness Payoff Amount, identifying, in each case, the amount payable to each of the applicable payees as of the Closing Date; (iii) the Assumed Capital Lease Amount, identifying, in each case, the amount owing to each of the applicable payees as of the Closing Date; and (iv) all amounts payable to the Company by any director, officer, or employee of the Company;
     (c) the deposit account and related wire transfer instructions for the Paying Agent;
     (d) a schedule summarizing the determination of the amount payable with respect to each share of Company Capital Stock, Company Stock Option and Company Warrant;
     (e) the form of payoff letters described in Section 7.10(a) and 7.10(b);
     (f) the forms of UCC financing statement amendments (Form UCC-3) described in Section 7.10(c); and
     (g) a certificate executed by the chief financial officer of the Company certifying that (i) with respect to the Allocation Schedule, such Allocation Schedule is, and will be as of the Closing, accurate, complete and in accordance with the Organizational Documents of the Company and (ii) the pre-closing deliverables described in Section 7.9(a) and Section 7.9(b) are, and will be as of the Closing, accurate and complete.
     7.10 Financial Matters.
     (a) On or before the Closing Date, the Company shall take all action necessary to cause all of the Company Transaction Expenses to be paid in full. By the date and time specified in Section 7.9, the Company shall deliver to Parent a form of payoff letter, acceptable to Parent, from each recipient of Company Transaction Expenses, each of which the Company shall cause to be executed and delivered to Parent on or before the Closing Date and each of which the Company shall cause to be in full force and effect on the Closing Date.

     (b) On or before the Closing Date, the Company shall take all action necessary to cause all of the Indebtedness of each Acquired Company to be paid in full. Prior to Closing, Parent and the Company shall specify the anticipated Indebtedness of the Company. By the date and time specified in Section 7.9, the Company shall deliver to Parent a form of payoff letter, reasonably acceptable to Parent, from each holder of such Indebtedness of any Acquired Company, each of which the Company shall cause to be executed and delivered to Parent on or before the Closing Date and each of which the Company shall cause to be in full force and effect on the Closing Date.
     (c) On or before the Closing Date, the Company shall take all action necessary to cause all of the Encumbrances on the assets of each Acquired Company to have been released, except Permitted Encumbrances. By the date and time specified in Section 7.9, the Company shall deliver to Parent completed copies of UCC financing statement amendments (Form UCC-3) terminating such Encumbrances to be filed on the Closing Date.
     (d) On or before the Closing Date, the Company shall take all action necessary to cause each Acquired Company to have received payment in full for (i) all loans made by any Acquired Company to any of its Representatives, Equityholders, or any of their respective Related Parties and (ii) any other receivables owing to any Acquired Company by any of its Representatives, Equityholders, or any of their respective Related Parties. The foregoing shall not apply to customary advances to Entity Representatives for business travel and entertainment in the Ordinary Course of Business.
     7.11 [INTENTIONALLY DELETED]
     7.12 280G Matters.
     (a) Promptly after the execution of this Agreement, the Company shall use commercially reasonable efforts to obtain a waiver in a form reasonably acceptable to Parent (a “280G Waiver”) from each Person who would otherwise be entitled to receive a “parachute payment,” as defined in Treas. Reg. Section 1.280G-1, Q&A 2 (a “Section 280G Payment”) in connection with the consummation of the Contemplated Transactions, pursuant to which each such Person will agree to forfeit such Section 280G Payment if the 280G Approval is not obtained before the Effective Time; provided, however, that such 280G Waiver shall permit the individual to receive any such payments up to the highest aggregate level permissible without causing such payments to be a Section 280G Payment. Promptly after the execution of a 280G Waiver by each Person who would otherwise be entitled to receive a Section 280G Payment in connection with the consummation of the Contemplated Transactions, the Company shall, in accordance with Code § 280G(5)(B), submit to Stockholders for approval in a manner reasonably satisfactory to Parents, by such number of Stockholders as is required by the terms of Code § 280G(b)(5)(B) (such approval, the “280G Approval”), any payments and/or benefits that may separately or in the aggregate constitute Section 280G Payments (which determination shall be made by the Company and shall be subject to review and approval by Parent).
     (b) Any 280G Waiver, as well as any materials to be submitted to Stockholders in connection with the solicitation of the 280G Approval (“280G Materials”), shall be subject to review and reasonable approval by Parent. The Company shall promptly advise Parent in writing if at any time before the Closing, the Company obtains Knowledge of any facts that might make it necessary or appropriate to amend or supplement the 280G Materials in order to make statements contained or incorporated by reference therein not misleading in any material respect or to comply with Law. The Company shall not permit to be included in the 280G Materials any information with respect to Parent or its Affiliates, the form and content of which shall not have been consented to in writing by Parent before such inclusion (which consent shall not be unreasonably withheld or delayed except as required by Law).
     7.13 Approval of Agreement.
     (a) As soon as practicable following the execution of this Agreement, the Company shall take all action necessary in accordance with the DGCL and the Company’s Organizational Documents to seek to obtain the approval and adoption of: (i) this Agreement and the Merger, (ii) the true-up and indemnification obligations of the Company set forth in Section 3.6 and Article X, (iii) the deposit of cash in an amount equal to the Working Capital Reserve Amount in an account designated by the Equityholder Representative, in each case in accordance with the terms of this Agreement, and (iv) the appointment of the Equityholder Representative in accordance with and upon the terms and conditions set forth in this Agreement (such matters are collectively referred to herein as the “Stockholder Approval”) by the delivery of a written consent of stockholders executed by Stockholders holding a sufficient number of shares of voting Company Capital Stock to adopt and approve the foregoing (the “Requisite Stockholder Approval”). Neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend or modify, or propose to resolve to withhold, withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Stockholders vote in favor of the Stockholder Approval.
     (b) As soon as practicable following receipt of the Requisite Stockholder Approval, the Company shall distribute to each Stockholder that did not execute the Stockholder Approval an information statement (the “Information Statement”) that includes (i) information regarding the Company, (ii) the terms of the Merger and this Agreement, and (iii) notification that (A) the Board of Directors of the Company has unanimously approved the Merger and this Agreement and recommended that the Merger Agreement be adopted by the Stockholders, (B) the Requisite Stockholder Approval has been obtained, and (C) the holders of Company Capital Stock as of the applicable record date have appraisal rights under Section 262 of the DGCL. The Information Statement shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld or delayed. The Company shall promptly advise Parent in writing if at any time prior to the Closing, the Company shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make statements contained or incorporated by reference therein not misleading in any material respect or to comply with applicable law. The Company shall not include in the Information Statement any information with respect to Parent or its Affiliates, the form and content of which shall not have been consented to in writing by Parent prior to such inclusion (which consent shall not be unreasonably withheld, delayed or conditioned except as required by Applicable Law).
     7.14 Disposition of Company Capital Stock by Stockholders. The Company shall use its Commercially Reasonable Efforts to ensure that, except in connection with the conversion of shares of Company Capital Stock into Merger Consideration as contemplated by Article III, each Stockholder shall not sell, transfer, assign or otherwise dispose of the shares of Company Capital Stockhold by it without the prior written consent of Parent and shall execute and deliver to the Parent, as promptly as reasonably possible, the Joinder Agreement.

     7.15 Contract Matters.
     (a) Before the Closing, the Company shall obtain all Consents and Approvals set forth in Section 7.15(a) of the Disclosure Schedule or any supplement thereof (the “Material Consents”), which lists the Consents and Approvals, if any, required from each Acquired Company’s 20 largest customers (as of the Closing Date), 20 largest vendors (as of the Closing Date), and, to the extent not covered in Section 7.8(a), leases, ROW/franchise agreements, conduit/fiber leases for which any Acquired Company paid consideration of $100,000 or more during calendar year 2009.
     (b) On or before the Closing Date, the Company shall have caused each of the following Contracts to be terminated in accordance with its terms:
     (i) the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 28, 2008, by and among the Company and each of the persons listed on Schedule A thereto; and
     (ii) the Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 28, 2008, by and among the Company and the persons listed on Schedule A thereto.
     7.16 Customer, Supplier and Related Third-Party Matters.
     (a) From the date of this Agreement until the Closing, the Company shall arrange meetings with customers, suppliers, landlords and employees of the Acquired Companies as Parent shall reasonably request in order that Parent may confer with such Persons regarding the nature of the Contemplated Transactions and the post-Closing integration of such Acquired Company and its businesses into that of Parent. The Company shall have the right to participate in all meetings and other contacts with such Persons.
     (b) None of the Acquired Companies will take any action that is designed or intended to have the effect of discouraging any customer, supplier, licensor, licensee, distributor, landlord, creditor, employee, agent, or Person having a business relationships with an Acquired Company from maintaining the same business relationships with such Acquired Company after the Closing as it maintained with such Acquired Company before the Closing.
     (c) In the event and for so long as any party or an Affiliate of any Party actively is contesting or defending against any third-party Proceeding in connection with (i) any Contemplated Transaction or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Acquired Company, each Party will cooperate with legal counsel to such Party in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification for such expenses under Article X).
     7.17 [INTENTIONALLY DELETED]

     7.18 Expenses; Transfer Taxes. Except as otherwise specifically provided in this Agreement, all Transaction Expenses shall be paid by the party incurring such expense; provided, however, that:
     (a) Equityholders shall bear, in accordance with their respective Fully Diluted Proportionate Share, all Company Transaction Expenses, whether incurred by Equityholders, by Equityholder Representative on behalf of Equityholders, or any Acquired Company, and whether or not paid by any Acquired Company on or before the Closing Date and the same shall be withheld from the Merger Consideration;
     (b) Equityholders shall bear, in accordance with their respective Fully Diluted Proportionate Share, all stock transfer Taxes, and stamp duties, incurred by Equityholders in connection with the Contemplated Transactions and the same shall be withheld from the Merger Consideration and paid over by the Company to the appropriate Governmental Entity; and
     (c) Parent shall bear all Transaction Expenses incurred by Parent or Merger Sub.
     7.19 Further Assurances; Support; No Avoidance.
     (a) From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the Contemplated Transactions.
     (b) Each of the Parties agree that such party will not, through reorganization, consolidation, merger, dissolution, or sale or other transfer of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed in any Transaction Document by such party.
     7.20 Public Announcements. No public statement or press release with respect to this Agreement or the Contemplated Transactions shall be made prior to the Closing, unless otherwise mutually agreed by the Company and Parent or required by Contract or Law. The Company and Parent shall consult with one another before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as required by Contract or Law, will not issue nor permit any of their Representatives or Affiliates to make any such press release or make any such public statement before such consultation and the other Party’s prior written approval, such approval not to be unreasonably withheld.
     7.21 No Cash on Hand. Subject to Section 3.2(b)(ii)(A), at Closing, the Company shall not have any Cash, except (a) such Cash as may be needed for payment with respect to issued or outstanding checks at Closing; and (b) any cash attributable to dividends or distributions by USC on its membership units to any Acquired Company (“USC Distributions”).
     7.22 D&Q Insurance.
     (a) Prior to the Effective Time, the Company shall obtain and fully pay the premium for the extension of the directors’ and officers’ liability coverage (so called “side A coverage”) of the Company’s existing directors’ and officers insurance policies, and the

Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time (the “Tail Policies”) from the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions). Parent shall not, and shall cause the Surviving Corporation not to, cancel or terminate the Tail Policies during the six (6) year period from and after the Effective Time.
     (b) If Parent or the Surviving Corporation or any of their successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 7.22.
     (c) The provisions of this Section 7.22 are intended to be for the benefit of, and shall be enforceable by, each of the beneficiaries under the D&O Insurance.
     7.23 Conflict Waiver. Each of Parent and the Company hereby acknowledges and agrees that (a) the Company’s outside and in-house counsel may assist the Equityholder Representative after the Closing in connection with matters relating to this Agreement, the other Transaction Documents and the Contemplated Transactions; and (b) the existence of the foregoing relationships will not be used as a basis to challenge any of such relationships or to assert that a conflict of interest exists.
     7.24 Valuation of USC Membership Interests. Each of the Parties hereby acknowledge and agree that the fair market value of the membership interests of USC held by AFS as of the date of this Agreement is equal to $15,000,000.
     7.25 USC Consent.
     (a) The Company and the Equityholder Representative shall, use their Commercially Reasonable Efforts to obtain a consent, in substantially the form of Exhibit K attached hereto (the “USC Consent”), executed by each of the members of the board of managers of USC prior to the Closing Date. Parent shall use Commercially Reasonable Efforts to assist the Company in obtaining the USC Consent, including by providing information to USC regarding Parent’s business and financial condition and by causing its Representatives to attend meetings with the Company and USC; provided, however, any action taken by Parent or its Representatives in compliance with this Section 7.25 shall not constitute a waiver or release of any right or remedy of Parent under this Agreement or any other Transaction Document and Parent shall have no liability with respect to such actions; provided, further, that the Company shall hold harmless, indemnify and defend the Parent Indemnitees, without duplication, from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any and all Damages that are suffered or incurred by any of the Parent Indemnities or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) that arises or results from any action taken by Parent or its Representatives in compliance with the request of the Company or the Equityholder Representative pursuant to this Section 7.25. No Representative of Parent shall engage in any contact with any Representative of USC without prior authorization from the President or Senior Vice President Corporate Development of

the Company, such authorization not to be unreasonably withheld, conditioned or delayed, and the Company shall have the right to participate in all such contacts.
     (b) The Company shall allow Parent to participate in any discussions and negotiations with the members of USC, and the Company (or AFS) and Parent shall negotiate with the members of USC, to endeavor to cause either (i) the delivery of the USC Consent pursuant to Section 7.25(a) or (ii) the satisfaction the of the terms and conditions of the USC Operating Agreement, including Section 7.3 and Section 7.4 of the USC Operating Agreement.
     (c) If (i) the Closing occurs, and (ii) the Company did not obtain the USC Consent, then, at Closing, the principal amount of the Promissory Note shall be reduced to $4,750,000. The reduction of the principal amount of the Promissory Note to $4,750,000 pursuant to this Section 7.25(c) constitutes the exclusive remedy of Parent, the Company and/or AFS for failure by the Company to deliver the USC Consent or any Damages arising from any claim or Proceeding by USC or any member of USC alleging that consummation of the Contemplated Transactions constitutes a violation of the USC Operating Agreement. For the avoidance of doubt, in no event shall Section 7.25(b) result in reduction of the principal amount of the Promissory Note pursuant to this Section 7.25(c).
     (d) Except as otherwise required by Law or the USC Operating Agreement, during the period from the date hereof to the Closing, the Company shall keep Parent reasonably informed regarding any communications between the President or Senior Vice President-Corporate Development of the Company and Representatives of USC or its members, including by providing Parent with copies of any documents and other correspondence with USC.
ARTICLE VIII
CONDITIONS TO CLOSING
     8.1 Mutual Conditions. The obligations of the parties to consummate the Contemplated Transactions that are to be consummated at the Closing are subject to the satisfaction at or before the Closing of the following conditions:
     (a) No Governmental Entity shall have enacted, issued, promulgated, enforced, entered, or deemed applicable any Law that is in effect and that has the effect of making illegal or otherwise prohibiting or preventing the consummation of any of the Contemplated Transactions.
     (b) No Governmental Entity shall have issued or granted any Judgment that is in effect and that has the effect of making illegal or otherwise prohibiting or preventing the consummation of any of the Contemplated Transactions, nor shall any Proceeding brought by a Governmental Entity seeking any of the foregoing be pending or threatened.
     (c) All applicable waiting periods (and any extensions thereof) under the HSR Act, if any, shall have expired or otherwise been terminated.
     (d) All Material Governmental Authorizations shall have been received.
     8.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Contemplated Transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following further conditions (any of which may be waived by Parent in whole or in part):
     (a) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to material adverse effect or materiality shall be true and correct in all respects, and each of the representations and warranties of the Company set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks only as of an earlier date, in which case, as of that earlier date) (without giving effect to any update to the Disclosure Schedule).
     (b) The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company by the time of the Closing.
     (c) No Material Adverse Effect shall have occurred.
     (d) There shall not be pending or threatened in writing by any Person (other than a party to this Agreement) any Proceeding against any Acquired Company, its assets, or any Representative of any Acquired Company (in its capacity as such) that arises on or after the date of this Agreement: (i) challenging or seeking to restrain or prohibit the Contemplated Transactions, except a Stockholder Action; (ii) in connection with any pending Contemplated Transaction, (A) seeking to prohibit Parent’s (or any of its Affiliate’s) ownership or operation of any portion of the business, assets, or properties of any Acquired Company or (B) compelling Parent (or any of its Affiliates) or any Acquired Company to dispose of or hold separate all or any portion of the business, assets, or properties of Parent (or any of its Affiliates) or any Acquired Company; or (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, the shares of Company Capital Stock, including the right to vote the shares of Company Capital Stock on all matters properly presented to the stockholders of the Company.
     (e) No Governmental Entity, in connection with any pending Contemplated Transaction, shall have (i) enacted, issued, promulgated, enforced, entered, or deemed applicable any Law or (ii) issued or granted any Judgment, that, in either case, is in effect and has the effect of (A) prohibiting Parent’s (or any of its Affiliate’s) ownership or operation of any material portion of the business, assets, or properties of any Acquired Company or (B) compelling Parent (or any of its Affiliates) or any Acquired Company to dispose of or hold separate all or any material portion of the business, assets, or properties of Parent (or any of its Affiliates) or any Acquired Company.
     (f) Parent shall have received the pre-Closing deliverables in accordance with Section 7.9.
     (g) All Material Consents shall have been received.
     (h) [INTENTIONALLY DELETED]
     (i) At least sixty-six and two-thirds percent (66.66%) of the issued and outstanding Company Common Stock (on an undiluted basis) shall have voted in favor of the Contemplated Transactions (whether by written consent or otherwise) and shall not have revoked, modified, rescinded such vote, and no more than thirty three and one third percent (33.33%) of the issued and outstanding Company Common Stock (on an undiluted basis) shall not have exercised appraisal rights under Section 262 of the DGCL.
     (j) The Company shall have provided to Parent evidence reasonably satisfactory to Parent that the Company has satisfied the following requirements:
     (i) the requirements set forth in Section 7.12 with respect to 280G approval, that is, (i) the 280G Approval have been obtained, or (ii) the 280G Approval was obtained and, as a consequence thereof and pursuant to the applicable 280G Waivers, no Section 280G Payments shall be required to be paid to the Persons who would otherwise be entitled to such Section 280G Payments and neither Parent nor any of its Affiliates (including any Acquired Company post-Closing) shall have any liabilities (or lose any Tax deductions otherwise available) with respect to any Section 280G Payments;
     (ii) the requirements set forth in Section 7.10(a) with respect to Company Transaction Expenses;
     (iii) the requirements set forth in Section 7.10(b) with respect to payment of Indebtedness; and
     (iv) the requirements set forth in Section 7.10(c) with respect to the release of Encumbrances and the filing of UCC termination statements.
     8.3 Conditions to Obligation of Parent and Merger Sub — Closing Deliveries. The obligation of Parent and Merger Sub to consummate the Contemplated Transactions that are to be consummated at the Closing is subject to the satisfaction of the additional conditions that the Company and Equityholder Representative shall deliver or cause to be delivered the following to Parent at the Closing, each of which shall, unless otherwise indicated, be dated as of the Closing Date:
     (a) a Letter of Transmittal, with original Certificates or lost certificate affidavit and a Form W-9 (or Form W-8) attached, executed by each Required Joined Equityholder;
     (b) a flow of funds memorandum executed by the Company and Equityholder Representative (the “Funds Flow Memo”);
     (c) a Joinder Agreement, in the forms attached hereto as Exhibit H-l (the “Preferred Stockholder Joinder Agreement”) and Exhibit H-2 (the “Common Stockholder Joinder Agreement”), executed by the Company and each holder of Company Preferred Stock and Company Common Stock, respectively, set forth on Schedule 8.3(c) (or in the case of holders of Company Common Stock, other holders so long as holders of at least sixty-six and two-thirds percent (66.66%) of the Company Common Stock outstanding (on an undiluted basis) execute the Common Stockholder Joinder Agreement) (collectively, the “Required Joined Equityholders”);
     (d) the Paying Agent Agreement, executed by Equityholder Representative and the Paying Agent;
     (e) the Warrant Cancellations, executed by the applicable Warrantholder;
     (f) the Option Cancellations, executed by each Optionholder;

     (g) an opinion of each of Adair Law Firm LLP and Hiscock & Barclay, LLP, legal counsel to the Acquired Companies, containing the legal opinions set forth on Exhibit I-1 and Exhibit I-2, respectively, addressed to Parent and dated as of the Closing Date;
     (h) a certificate in a form reasonably acceptable to Parent executed by the Company and Equityholder Representative certifying that the conditions in Sections 8.2(a) and 8.2(b) have been satisfied as of the Closing Date;
     (i) a certificate of the Secretary of each Acquired Company dated as of the Closing Date, certifying as to (i) copies of each Acquired Company’s Organizational Documents, each as in effect on the Closing Date and attached to such certificate, (ii) copies of all resolutions adopted by any Acquired Company’s board of directors, managers, general partners or similar governing body relating to the Contemplated Transactions and attached to such certificate, and (iii) copies of all resolutions of each Acquired Company’s stockholders or other holders of Equity Securities relating to the Contemplated Transactions and attached to such certificate;
     (j) for each Acquired Company, a certificate of good standing or equivalent issued as of a date not more than 10 days before the Closing Date by the Secretary of State or similar official of the state of its organization or formation and the Secretary of State or similar official of each state where it is qualified to do business as a foreign corporation or other Entity;
     (k) resignations, effective as of the Closing Date, of each director and officer of each Acquired Company from all director and officer positions held by such Person with respect to any Acquired Company and as managers of USC, other than those that Parent shall have specified in writing at least three Business Days before the Closing;
     (l) the original board and stockholder resolutions, stock ledger, and option or similar ledger of each Acquired Company;
     (m) an agreement to protect confidential information, assign inventions and to prevent unfair solicitation in the form of Exhibit J executed by each of David G. Rusin, David Danchak and Gita Ramachandran;
     (n) an affidavit executed by the Company stating that no Acquired Company is or has been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation §1.897-2(h); and
     (o) a schedule (the “JE Indemnity Allocation Schedule”) that sets forth, as of the Closing Date, (i) the name of each Joined Equityholder; (ii) for each Joined Equityholder, such Joined Equityholder’s Fully Diluted Proportionate Share; and (iii) for each Joined Equityholder, the quotient of such Joined Equityholder’s Fully Diluted Proportionate Share divided by the sum of the Fully Diluted Proportionate Shares of all Joined Equityholders.
     8.4 Conditions to Obligation of the Company. The obligation of the Company to consummate the Contemplated Transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following further conditions (any of which may be waived by Equityholder Representative in whole or in part):

     (a) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to material adverse effect or materiality shall be true and correct in all respects and each of the representations and warranties that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks only as of an earlier date, in which case, as of that earlier date).
     (b) Parent and Merger Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent and Merger Sub by the time of the Closing.
     8.5 Conditions to Obligation of the Company — Closing Deliveries. The obligation of the Company to consummate the Contemplated Transactions that are to be consummated at the Closing is subject to the satisfaction of the additional conditions that Parent shall deliver or cause to be delivered the following to Equityholder Representative at the Closing, each of which shall, unless otherwise indicated, be dated as of the Closing Date:
     (a) the Funds Flow Memo executed by Parent;
     (b) a certificate executed by Parent certifying that the conditions in Sections 8.4(a) and 8.4(b) have been satisfied as of the Closing Date;
     (c) the Paying Agent Agreement, executed by Parent;
     (d) a certificate of the Secretary of each of Parent and Merger Sub dated as of the Closing Date, certifying as to (i) the incumbency and signatures of the officers of Parent and Merger Sub executing each of the Transaction Documents, (ii) copies of Parent’s and Merger Sub’s Organizational Documents, each as in effect on the Closing Date and attached to such certificate, (iii) copies of all resolutions adopted by Parent’s and Merger Sub’s managers, board of directors or similar governing body relating to the Contemplated Transactions and attached to such certificate, and (iv) copies of all resolutions adopted by Parent’s and Merger Sub’s stockholders or other holders of Equity Securities relating to the Contemplated Transactions and attached to such certificate;
     (e) for Parent and Merger Sub, certificate of good standing or equivalent issued as of a date not more than 10 days before the Closing Date by the Secretary of State or similar official of the state of its organization or formation;
     (f) the Promissory Note, executed by Parent; and
     (g) the Joinder Agreements, executed by Parent and Merger Sub.
     8.6 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith or to comply with Section 7.7.

ARTICLE IX
TERMINATION, AMENDMENT, AND WAIVER
     9.1 Termination.
     (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Contemplated Transactions abandoned at any time at or prior to the Closing:
     (i) by mutual written consent of the Company and Parent;
     (ii) by Parent:
     (A) if any material inaccuracy in or breach of any representation, warranty, covenant, or agreement by the Company contained in this Agreement and such material inaccuracy or breach would cause any condition contained in Sections 8.2(a) or 8.2(b) not to be timely met, which inaccuracy or breach has not been waived by Parent or, within 30 calendar days following delivery of written notice by Parent to the Company of such material inaccuracy or breach, cured by the Company;
     (B) if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 8.2 has become impossible (other than as a result of any failure on the part of Parent to comply with or perform its covenants and obligations set forth in this Agreement) and Parent has not waived such condition on or before the Closing Date;
     (C) if all of the conditions set forth in Sections 8.1, 8.4 and 8.5 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and the Company fails to consummate the transactions contemplated by this Agreement within five Business Days following the date the Closing should have occurred pursuant to Section 2.6 and Parent and Merger Sub stood ready and willing to consummate the transactions contemplated by this Agreement during such period;
     (D) if there shall have occurred a Material Adverse Effect;
     (E) in the sole and absolute discretion of Parent in consideration for the payment by Parent to the Company of a reverse termination fee of $20,000,000 (the “Reverse Termination Fee”);
     (iii) by the Company:
     (A) if any material inaccuracy in or material breach of any representation, warranty, covenant, or agreement by Parent or Merger Sub contained in this Agreement and such material inaccuracy or breach would cause any condition contained in Sections 8.4(a) or 8.4(b) not to be timely met, which inaccuracy or breach has not been waived by the Company and Equityholder Representative or, within 30 calendar days following delivery of written notice by the Company to Parent of such material inaccuracy or breach, cured by Parent;
     (B) if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 8.4 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform their covenants and obligations set forth in this Agreement) and the Company has not waived such condition on or before the Closing Date; or
     (C) if all of the conditions set forth in Sections 8.1, 8.2 and 8.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement within five Business Days following the date the Closing should have occurred pursuant to Section 2.6 and the Company stood ready and willing to consummate the transactions contemplated by this Agreement during such period.
     (iv) by Parent or the Company, if the Closing does not occur on or prior to the date that is November 30, 2010, or such later date as the parties may agree upon (other than as a result of any failure on the part of any of party seeking to terminate this Agreement to comply with or perform its covenants and obligations set forth in this Agreement); provided, however, that (A) if Parent is seeking termination pursuant to Section 9.1(a)(ii)(A), 9.1(a)(ii)(B), 9.1(a)(ii)(C) or 9.1(a)(iv), Parent shall not have caused any of the conditions set forth in Article VIII not to be met and (B) if the Company is seeking termination pursuant to Section 9.1(a)(iii)(A), 9.1(a)(iii)(B), 9.1 (a)(iii)(C), or 9.1(a)(iv), the Company shall not have caused any of the conditions set forth in Article VIII not to be met.
     (b) In the event of termination by the Company or Parent, as the case may be pursuant to this Section 9.1, written notice of the event of termination shall forthwith be given to the other and the Contemplated Transactions shall be terminated concurrently with the delivery of the written notice of the event of termination, without further action by any party.
     9.2 Effect of Termination; Reverse Termination Fee. If this Agreement is terminated and the Contemplated Transactions are abandoned as described in Section 9.1, this Agreement shall become null and void and of no further force and effect, except for the following provisions, each of which shall survive indefinitely except as otherwise provided therein: (a) the representations in Sections 5.33 and 6.4; (b) Section 7.18, (c) Section 7.20; (d) Article IX; (e) Article XI. (f) Article XII and (g) the Confidentiality Agreement. Nothing in this Section 9.2 shall be deemed to release any party from any Liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to pursue all legal remedies, including to compel specific performance by any other party of its obligations under this Agreement. Each party’s right of termination under Section 9.1 is in addition to any other rights that it may have under this Agreement, and the exercise of a right of termination will not be an election of remedies. Each of the Company, Parent and Merger Sub, acknowledges and agrees that the damages resulting from termination of this Agreement under circumstances where a Reverse Termination Fee is payable are uncertain and incapable of accurate calculation and that the Reverse Termination Fee is a reasonable forecast and a fair and adequate measure of the actual damages that may be incurred and constitute liquidated Damages and not a penalty. The Reverse Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by the receiving Party.

     9.3 Impact of Investigation on Termination. Parent’s termination rights set forth in this Agreement, and the rights and remedies that may be exercised with respect thereto by Parent, are part of the basis of the bargain contemplated by this Agreement, and shall not be limited, waived, or otherwise affected by virtue of any knowledge on the part of Parent of any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Company set forth in this Agreement or any other Transaction Document, regardless of whether such knowledge was obtained through Parent’s own investigation or otherwise (including disclosure by the Acquired Companies or Equityholder Representative), and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement. Nothing in this Section 9.3 shall derogate from the Company’s right to notice and opportunity to cure pursuant to Section 9.1(a)(ii)(A).
ARTICLE X
SURVIVAL: INDEMNIFICATION
     10.1 Survival.
     (a) Survival of Representations and Warranties. Subject to Section 10.1(d), all representations and warranties of each Party in this Agreement (together with Equityholder Indemnitees’ or the Parent Indemnitees’ right to assert a claim for indemnification under this Article X) shall, terminate and be of no further force or effect as of the Closing, except that, subject to Section 10.1(d):
     (i) the representations and warranties set forth in Section 5.1 (Organization and Standing), Section 5.2 (Equity Securities; Capitalization), Section 5.3 (Authority; Execution and Delivery; Enforceability), and Section 5.33 (Brokers) (collectively, the “Company Fundamental Representations”) shall remain in full force and effect and survive until 5:00 p.m. New York time on the date that is the 24 month anniversary of the Closing Date;
     (ii) the representations and warranties set forth in Section 6.1 (Organization and Standing), Section 6.2 (Authority; Execution and Delivery; Enforceability), and Section 6.4 (Brokers) (collectively, the “Parent Fundamental Representations”) shall remain in full force and effect and survive until 5:00 p.m. New York time on the date that is the 24-month anniversary of the Closing Date; and
     (iii) any claim for or based on any fraud or willful misconduct shall remain in full force and effect and survive for a period ending 30 days after the expiration date of the applicable statute of limitations.
     (b) Survival of Covenants and Agreements. For the avoidance of doubt, the covenants and agreements of the parties to this Agreement set forth herein to be performed after the Closing shall survive in accordance with their respective terms for the periods expressly set forth in such provisions or, if a period is not expressly set forth in any covenant or agreement set forth in this Agreement, for a period of 12 months after the Closing Date. All Company Fundamental Covenants shall survive until 5:00 p.m. New York time on the date that is the 12 month anniversary of the Closing Date.
     (c) Impact of Investigation on Indemnification. A Party’s rights to indemnification for representations, warranties and covenants contained in this Agreement (as such rights to indemnification are limited in this Agreement) and in any other Transaction Document (and the obligations of the Parties and the Joined Equityholders set forth in any other Transaction Document), and the rights and remedies that may be exercised with respect thereto by the Indemnified Person, are part of the basis of the bargain contemplated by this Agreement, and the Indemnified Persons’ rights to indemnification under this Agreement shall not be limited, waived, or otherwise affected by virtue of (and the Parties shall be deemed to have relied on the express representations and warranties set forth in this Agreement) any knowledge on the part of a Party of any inaccuracy of any such representation or warranty set forth in this Agreement or in any other Transaction Document, regardless of whether such knowledge was obtained through such Party’s own investigation or otherwise (including disclosure by the other Party), and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement. Nothing in this Section 10.1(c) shall be construed to (i) create any additional remedy for, or expand the remedies of, the Parties set forth in this Agreement or in any other Transaction Document or (ii) require any Joined Equityholder, on the one hand, or Parent, on the other hand, to indemnify any Indemnified Person after the Closing Date for a breach of any representation, warranty or covenant in this Agreement or in any other Transaction Document, except as expressly set forth in Section 10.2 or Section 10.3 or in such other Transaction Document.
     (d) Expiration of Claims. Notwithstanding Section 10.1(a), if a Claim Notice relating to any Company Fundamental Representation, Company Fundamental Covenant or Parent Fundamental Representation, or pursuant to Section 10.1(a)(iii), is delivered pursuant to this Article X on or prior to the expiration of the relevant survival period set forth in Section 10.1(a) or (b), then, notwithstanding anything to the contrary contained in this Section 10.1, such representation or warranty shall not expire to the extent of the subject matter of such Claim Notice, but rather shall remain in full force and effect and survive to the extent of the subject matter of such Claim Notice until such time as each and every claim (including any indemnification claim asserted by any Parent Indemnitee under Section 10.2 or the Equityholder Representative, on behalf of the Equityholders, under Section 10.3) subject to such Claim Notice has been fully and finally resolved in accordance with this Article X either (i) by means of a written settlement agreement executed by Equityholder Representative and Parent, as applicable, or (ii) by means of a final, non-appealable Judgment issued by a court of competent jurisdiction in accordance with Section 12.10(b). The Parties acknowledge and agree that the intended effect of Sections 10.1(a)(i) and (a)(ii), (b) and (d) is to shorten the otherwise-applicable statute of limitations.
     (e) Claim Notice. For purposes of this Agreement, a “Claim Notice” means a notice delivered in good faith by (x) any Parent Indemnitee to Equityholder Representative (which shall be deemed delivered on behalf of all Parent Indemnitees), stating that such Parent Indemnitee has a good faith belief that a Company Indemnifiable Matter exists, or (y) by Equityholder Representative to Parent (which shall be deemed delivered on behalf of all Equityholders), stating that Equityholder Representative has a good faith belief that a Parent Indemnifiable Matter exists. A Claim Notice shall be delivered in accordance with the notice provisions in Section 12.5, and shall contain (i) a brief description of the circumstances supporting such Person’s belief and (ii) a non-binding, preliminary good-faith estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a result of the Indemnifiable Matter.
     10.2 Indemnification by the Joined Equityholders.
     (a) From and after Closing and subject to any applicable limitation set forth in this Article X, and consistent with the terms and conditions of the Joinder Agreements, the

Equityholders who executed a Joinder Agreement (the “Joined Equityholders”) shall hold harmless, indemnify and defend Parent and each of its Representatives and Affiliates (each, a “Parent Indemnitee”), without duplication, from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any and all Damages that are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) that arises or results from: (i) any inaccuracy in or breach of any of the Company Fundamental Representations, (ii) any material breach of any covenant or obligation of any Acquired Company contained in Sections 7.1(a)(i), (viii), (ix), (xv), (xix), (xxii), (xxviii) and (xxix) (collectively, the “Company Fundamental Covenants”), (iii) claims based on fraud or willful misconduct; or (iv) subject to Section 10.6, any Stockholder Action pending on, or commenced within 24 months after, the Closing Date (without, with respect to clauses (i) through (iv) of this Section 10.2(a), giving effect to any update to the Disclosure Schedule) (each, a “Company Indemnifiable Matter”).
     (b) The liability of each Joined Equityholder under this Section 10.2 shall be several and proportional; provided, however, that, subject to the last sentence of this Section 10.2(b), the collective liability of all Joined Equityholders shall, as a group, equal 100% of the liability for Damages pursuant to this Article X. A Joined Equityholder’s proportional share of any claim by a Parent Indemnitee for Damages shall be the quotient of such Joined Equityholder’s Fully Diluted Proportionate Share divided by the sum of the Fully Diluted Proportionate Shares of all Joined Equityholders which amount shall be set forth opposite such Joined Equityholder’s name on the JE Indemnity Allocation Schedule. In no event shall any Joined Equityholder be liable to Parent Indemnitees for Damages arising under or relating to claims under this Article X in an aggregate amount exceeding such Joined Equityholder’s Fully Diluted Proportionate Share set forth on the JE Indemnity Allocation Schedule.
     (c) No Joined Equityholder shall be required to make any indemnification pursuant to Sections 10.2(a)(i) or (ii) with respect to any Claim (or series of related Claims arising from the same underlying facts, events or circumstances) unless such Claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Damages in excess of $50,000 (nor shall any such Claim or series of related Claims that do not meet the $50,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Parent Indemnitees’ Damages for which the Joined Equityholders have responsibility). With respect to claims under Section 10.2(a)(ii), no Joined Equityholder shall be required to make any indemnification until such time as the total amount of all Damages for which indemnification is claimed under Section 10.2(a)(ii) that have been suffered or incurred by all of the Parent Indemnitees collectively, or to which the Parent Indemnitees have otherwise become subject, exceeds $1,000,000, after which the Joined Equityholders shall be obligated for all such Parent Indemnitees’ Damages, but only if such Damages arise with respect to Claims (or series of related Claims arising from the same underlying facts, events or circumstances) that individually involve Damages in excess of $50,000. In no event shall all Joined Equityholders in the aggregate be required to make any indemnification pursuant to Section 10.2 in a cumulative aggregate amount exceeding the Closing Merger Consideration. Moreover, in no event shall all Joined Equityholders in the aggregate be required to make any indemnification pursuant to Section 10.2(a)(ii) in a cumulative aggregate amount exceeding $10,000,000. Any and all defense costs incurred by a Parent Indemnitee in defending Third-Party Claims pursuant to Section 10.4 for which the Joined Equityholders may be liable under Section 10.2(a) shall be included in calculating the aggregate amounts specified in this Section 10.2(c).

10.3 Indemnification by Parent.
     (a) From and after Closing and subject to any applicable limitation set forth in this Article X, Parent shall hold harmless, indemnify and defend the Equityholders and each of their respective Representatives and Affiliates (each an “Equityholder Indemnitee”) without duplication, from and against, and shall compensate and reimburse each Equityholder Indemnitee for, any and all Damages that are suffered or incurred by any of the Equityholder Indemnitees or to which any of the Equityholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) that arises or results from: (i) any inaccuracy in or breach of any of the Parent Fundamental Representations, (ii) any material breach of any covenant or obligation of Parent or Merger Sub contained in any of the Transaction Documents, (iii) claims based on fraud or willful misconduct, or (iv) any claim by USC (other than derivative actions) alleging that the Contemplated Transactions constituted a “Transfer” (as defined in the USC Operating Agreement) of AFS’ membership units in USC in violation of Section 7.1 of the USC Operating Agreement (each, a “Parent Indemnifiable Matter”).
     (b) Parent shall not be required to make any indemnification pursuant to Sections 10.3(a)(i) or (ii) with respect to any Claim (or series of related Claims arising from the same underlying facts, events or circumstances) unless such Claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Damages in excess of $50,000 (nor shall any such Claim or series of related Claims that do not meet the $50,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Equityholder Indemnitees’ Damages for which Parent has responsibility). With respect to claims under Section 10.3(a)(ii), Parent shall not be required to make any indemnification until such time as the total amount of all Damages for which indemnification is claimed under Section 10.3(a)(ii) that have been suffered or incurred by all of the Equityholder Indemnitees collectively, or to which the Equityholder Indemnitees have otherwise become subject, exceeds $1,000,000, after which Parent shall be obligated for all such Equityholder Indemnitees’ Damages, but only if such Damages arise with respect to Claims (or series of related Claims arising from the same underlying facts, events or circumstances) that individually involve Damages in excess of $50,000. In no event Parent be required to make any indemnification pursuant to Section 10.3 in a cumulative aggregate amount exceeding the Closing Merger Consideration. Moreover, in no event shall Parent be required to make any indemnification pursuant to Section 10.3(a)(ii) in a cumulative aggregate amount exceeding $10,000,000. Any and all defense costs incurred by the Equityholder Representative in defending Third-Party Claims pursuant to Section 10.4 for which Parent may be liable under Section 10.3(a) shall be included in calculating the aggregate amounts specified in this Section 10.3(b). In no event shall Parent’s obligation to pay the Note in full or its obligations under Section 7.22 be subject to any of the limitations set forth in this Section 10.3(b).
     (c) The provisions of this Section 10.3 are for the benefit of, and shall be enforced by, the Equityholder Representative on behalf of the Equityholder Indemnitees. For the purposes of clarity, any payments made by Parent pursuant to this Article X shall be made solely to the Equityholder Representative, for further distribution to the Equityholders in accordance with the Paying Agent Agreement; and in no event shall any Equityholder (other than the Equityholder Representative) pursue any claim, deliver any, communication or exercise any right or remedy under this Article X, including delivery of a Claim Notice to Parent under Section 10.1(e), other than through the Equityholder Representative.

10.4 Defense of Third-Party Claims.
     (a) Notice of Third-Party Claim. If any Person commences or asserts any Stockholder Action or other Proceeding (whether against Parent or any other Parent Indemnitee) with respect to which the Joined Equityholders may become obligated to hold harmless, indemnify, defend, compensate, or reimburse any Parent Indemnitee under this Article X (each, a “Third-Party Claim”). Parent shall provide Equityholder Representative with prompt written notice (a “Third-Party Claim Notice”); provided, however, that the failure to give such a Third-Party Claim Notice shall not affect the rights of any Parent Indemnitee to receive indemnification for Damages to the extent that Equityholder Representative’s right or ability to defend such Third-Party Claim is not materially prejudiced.
     (b) Equityholder Representative’s Election to Assume Defense. Equityholder Representative shall have the right, at its election, to assume the defense of such Third-Party Claim by written notice to Parent within 15 days following the date of the Third-Party Claim Notice. Subject to Section 10.4(c), if Equityholder Representative elects to assume the defense of any such Third-Party Claim;
     (i) Equityholder Representative shall proceed to defend such Third-Party Claim in a diligent manner with counsel reasonably satisfactory to Parent at the sole expense (with respect to defense costs) of Equityholder Representative;
     (ii) Parent shall make available to Equityholder Representative any personnel, documents and materials in the possession of Parent or the Company that may be reasonably necessary to the defense of such Third-Party Claim (subject, in the case of privileged documents and materials, to a reasonable and proper joint defense agreement that preserves such privilege);
     (iii) Equityholder Representative shall keep Parent informed of all material developments and events relating to such Third-Party Claim, including promptly providing copies of any materials disclosed to any other Person in connection with the defense of such Third-Party Claim;
     (iv) Parent shall have the right to participate at its sole cost and expense in the defense of such Third-Party Claim;
     (v) Equityholder Representative shall have the right to settle, adjust, or compromise such Third-Party Claim only with the prior written consent of Parent, which consent shall not be unreasonably delayed, withheld or conditioned; and
     (vi) Parent shall not settle, adjust or compromise any such Third-Party Claim without the prior written consent of Equityholder Representative, which consent will not be unreasonably delayed, withheld or conditioned.
     (c) Parent’s Right of Defense. If either (i) Equityholder Representative does not elect to assume the defense of such Third-Party Claim or (ii) Equityholder Representative elects to assume the defense of such Third-Party Claim, but subsequently breaches any of its obligations under Section 10.4(b), then Parent may, at its election, proceed with the defense of such Third-Party Claim on its own under Section 10.4(d).

     (d) Parent’s Defense of Third-Party Claim. If Parent proceeds with the defense of any Third-Party Claim under Section 10.4(c):
     (i) Parent shall proceed to defend such Third-Party Claim in a diligent manner with counsel reasonably satisfactory to Equityholder Representative;
     (ii) Equityholder Representative shall make available to Parent any documents and materials in the possession or control of Equityholder Representative that may be necessary to the defense of such Third-Party Claim;
     (iii) Equityholder Representative shall be entitled, at Equityholders’ expense, to participate in any defense of such claim;
     (iv) Parent shall keep Equityholder Representative informed of all material developments and events relating to such Third-Party Claim, including promptly providing copies of any materials disclosed to any other Person in connection with the defense of such Third-Party Claim; and
     (v) Parent shall have the right to settle, adjust, or compromise such Third-Party Claim only with the prior consent of Equityholder Representative, which consent shall not be unreasonably delayed, withheld or conditioned.
     10.5 Exclusive Remedy. Other than the equitable remedies described in Section 12.11 and claims based on fraud or willful misconduct, after the Closing Date, the exclusive remedy of any Party or other Person entitled to indemnification under this Article X (an “Indemnified Person”) for Damages arising out of or relating to any Indemnifiable Matter shall be indemnification under this Article X, and no breach of any representation, warranty, covenant or agreement contained in this Agreement shall give rise to any right on the part of any Party to rescind this Agreement or any of the transactions contemplated hereby, and no Party will have, except in connection with claims against another Party based on fraud or willful misconduct of such Party, any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by Law. The Parties acknowledge that except as set forth in this Article X with respect to Indemnifiable Matters and except, for the avoidance of doubt, for claims against another Party based on fraud or willful misconduct of such Party, neither Parent nor Equityholder Representative has any post-closing right, remedy or recourse with respect to any breach of any representation, warranty, covenant or agreement contained in this Agreement. Moreover, except as expressly provided in this Agreement with respect to the Joined Equityholders, the Equityholder Representative and the Company, no Equityholder or Representative or Affiliate of any Equityholder or any pre-Closing Representative or Affiliate of the Company shall have any liability (whether in contract, tort, or otherwise) for any liability of the Company under this Agreement.
     10.6 No Right of Setoff. Except as otherwise provided in this Section 10.6: (a) Parent shall have no right of setoff with respect to the Promissory Note, whether express, implied, statutory or otherwise, or any similar right to withhold, appropriate or apply any amount payable on the Note, and Parent hereby waives and releases any such right; and (b) Parent’s obligation to pay the Promissory Note shall be absolute and unconditional. In the event (x) of a settlement or final judgment in a Stockholder Action and/or (y) Parent defends a Stockholder Action pursuant to Sections 10.4(c) and (d), Parent shall pay such settlement, judgment and/or reasonable defense costs to the extent not covered by the Tail Policies. Parent may set off all amounts paid for such settlements, judgements or reasonable defense costs against the principal amount of the Promissory Note. If, on the “Maturity Date” (as defined in the Promissory Note), any Stockholder Action is still pending, a portion of the proceeds of the Promissory

Note, to be mutually agreed upon by Parent and Equityholder Representative, shall be placed in an escrow account with the Paying Agent until final disposition of the pending Stockholder Action(s). This Section 10.6 sets forth the Parent’s exclusive remedy with respect to Stockholder Actions. For the avoidance of doubt, this Section 10.6 shall not limit or impair Parent’s rights or remedies with respect to Company Fundamental Representations, Company Fundamental Covenants or under Section 10.2(a)(iii), but Parent shall have no other right of set off or similar right with respect to the Promissory Note, except with respect to Stockholder Actions as provided in this Section 10.6.
     10.7 Treatment of Indemnity Payments. All amounts payable by Equityholders to or for the benefit of a Parent Indemnitee under this Article X shall, for all purposes of this Agreement, including Tax purposes, be treated as a reduction of the Merger Consideration payable by Parent to Equityholders. In the event Joined Equityholders pay any amounts to or for the benefit of any Parent Indemnitees pursuant to this Article X, then all proceeds paid on the Promissory Note shall be reallocated to reflect the reduction in the Merger Consideration so that: (a) each Equityholder shall have received, to the extent of the proceeds paid on the Promissory Note, the full amount of such reduced Merger Consideration that such Equityholder is entitled to receive under the Company Charter; and (b) no Equityholder shall have paid more than its pro rata share of all amounts paid to or for the benefit of the Parent Indemnitees pursuant to this Article X (calculated on the basis of the Fully Diluted Proportionate Share of each Equityholder of such reduced Merger Consideration).
     10.8 Payment or Reimbursement of Damages. Subject to the limitations of this Article X, payment or reimbursement for Damages incurred by an Indemnified Person shall be made by or on behalf of the indemnifying party within 15 days of the final resolution of any related claim for indemnification under the terms of this Agreement.
ARTICLE XI
EQUITYHOLDER REPRESENTATIVE
     11.1 Authorization of Equityholder Representative. The Equityholder Representative hereby agrees to act on behalf of each Equityholder and accepts the appointment by each such Equityholder to act on its, his or her behalf, as provided herein. In connection with such appointment, Equityholder Representative shall be authorized and empowered to act, on behalf of each Equityholder, in connection with and to facilitate the consummation of the Contemplated Transactions, and in connection with the activities to be performed on behalf of Equityholders under the Paying Agent Agreement, for the purposes and with the powers and authority hereinafter set forth in this Section 11.1 and the Paying Agent Agreement, which shall include, the power and authority on behalf of Equityholders:
     (a) to execute and deliver the Paying Agent Agreement and to agree to such amendments or modifications thereto as Equityholder Representative, in his sole and absolute discretion, may deem necessary or desirable, provided, however, that the relative interests of Equityholders are not materially and adversely altered;
     (b) to execute and deliver such amendments, modifications, waivers and Consents in connection with this Agreement, the Paying Agent Agreement and the consummation of the Contemplated Transactions as Equityholder Representative, in his sole and absolute discretion, may deem necessary or desirable;
     (c) to use Commercially Reasonable Efforts to enforce and protect the rights and interests of Equityholders and to enforce and protect the rights and interests of Equityholder Representative arising out of or under or in any manner relating to each Transaction Document and the transactions contemplated thereby and, in connection therewith to (i) assert or institute any Proceeding; (ii) investigate, defend, contest, or litigate any Proceeding initiated by Parent or any other Person against Equityholder Representative, the Exchange Fund; (iii) settle or compromise any Proceeding relating to this Agreement and the Paying Agent Agreement; (iv) assume the defense of any Third-Party Claim that is the basis of any Proceeding relating to this Agreement and the Paying Agent Agreement; (v) to indemnify and hold harmless the Paying Agent under the Paying Agent Agreement; and (vi) file and prosecute appeals from any Judgment rendered in any of the foregoing Proceedings, it being understood that Equityholder Representative shall not have any obligation to take any such actions, and shall not have any Liability for any failure to take any such actions;
     (d) to enforce payment and distribution of the Exchange Fund and any other amounts payable to the Paying Agent for distribution to Equityholders, in each case to the extent of each Equityholder’s Fully Diluted Proportionate Share of the Merger Consideration;
     (e) subject to the provisions of Section 11.7, to make, execute, acknowledge and deliver all such other agreements, and, in general, to do any and all things and to take any and all action that Equityholder Representative, in his sole and absolute discretion, may consider necessary, proper or convenient in connection with, or to carry out the activities described in, subsections (a) through (e) of this Section 11.1 and the Contemplated Transactions and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith or therewith;
     (f) to negotiate and settle disputes and controversies with Parent, in his sole and absolute discretion; and
     (g) to cause to be withheld from any cash payment or distribution of the Merger Consideration to Equityholders on and after the date hereof, the amount of any fee payable to Equityholder Representative and any reasonable cost and expense incurred directly or indirectly by Equityholder Representative in connection with his obligations hereunder or relating to the Contemplated Transactions.
     11.2 Payment of Expenses. In connection with the performance of his obligations hereunder and under the Paying Agent Agreement, Equityholder Representative shall have the right at any time and from time to time to select and engage attorneys, accountants, investment bankers, advisors and consultants, to obtain such other professional and expert assistance (in all cases as reasonably necessary), and maintain such records, as reasonably necessary or desirable, and to incur other reasonable out-of-pocket expenses. The fees and expenses of such advisors, and all other fees, costs and expenses incurred by Equityholder Representative hereunder, shall be paid by each Equityholder in accordance with its, his or her Fully Diluted Proportionate Share; provided, however, Equityholder Representative will first pay such amounts out of the Working Capital Reserve Amount and, thereafter, shall be entitled to seek payment for such fees and expenses directly from Equityholders.
     11.3 Proportionate Share; Disbursements.
     (a) All payments to Equityholders and all sums, proceeds and other property held by Equityholder Representative on behalf of Equityholders, if any, shall be allocated among Equityholders in accordance with their respective Fully Diluted Proportionate Share unless otherwise provided expressly herein.
     (b) All monies or other proceeds received by Equityholder Representative shall be distributed by Equityholder Representative as promptly as practicable thereafter to

Equityholders in accordance with their respective Fully Diluted Proportionate Share unless otherwise provided expressly herein.
     11.4 Compensation; Exculpation.
     (a) In dealing with this Agreement, the Paying Agent Agreement and any other Transaction Documents instruments, agreements or documents relating thereto, and in exercising or failing to exercise any or all of the powers conferred upon Equityholder Representative hereunder, (i) Equityholder Representative assumes and shall incur no liability whatsoever to any Equityholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement, the Paying Agent Agreement or any such other agreement, except in the case of Equityholder Representative’s willful misconduct and (ii) Equityholder Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of Equityholder Representative (which is not the result of willful misconduct) whether or not pursuant to such advice shall in no event subject Equityholder Representative to liability to Equityholders.
     (b) All of the indemnities, immunities and powers granted to Equityholder Representative under this Agreement shall survive the Closing or any termination of this Agreement or the Paying Agent Agreement.
     (c) Equityholders, in accordance with their respective Fully Diluted Proportionate Share, shall (i) indemnify Equityholder Representative from and against all Damages incurred by Equityholder Representative in connection with his performance of his duties and obligations as Equityholder Representative unless arising out of Equityholder Representative’s willful misconduct, and (ii) pay Equityholder Representative a commercially reasonable fee and reimburse Equityholder Representative for any out-of-pocket expenses incurred by Equityholder Representative, in each case arising out of the performance of his duties and obligations hereunder. The Equityholder Representative may pay such amounts from amounts otherwise payable to Stockholders hereunder.
     11.5 Successor Equityholder Representative. Upon the death, disability or resignation of Equityholder Representative, a successor Equityholder Representative shall be appointed by a majority vote of Equityholders (on an “as-converted” basis).
     11.6 Power of Attorney. Each Equityholder on and after the date of this Agreement hereby appoints Equityholder Representative as such Equityholder’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such Equityholder’s name, place and stead, in any and all capacities, in connection with the Contemplated Transactions, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite, necessary or desirable to be done in connection with any of the Contemplated Transactions, as fully to all intents and purposes as such holder might or could do in person. THE POWER OF ATTORNEY GRANTED IN ACCORDANCE WITH THIS SECTION 11.6: (a) IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE; (b) MAY BE DELEGATED BY THE EQUITYHOLDER REPRESENTATIVE; AND (c) SHALL SURVIVE THE DEATH, DISSOLUTION, OR INCAPACITY OF ANY SUCH EQUITYHOLDER.
     11.7 Certain Limitations. Notwithstanding anything in this Agreement to the contrary, Equityholder Representative shall not agree to any amendment, modification, or waiver of, or consent to, the provisions of this Agreement or the Paying Agent Agreement that materially and adversely alters or changes the amount or kind of consideration to be received at Closing in exchange for any of the Company Capital Stock. Company Stock Options or Company Warrants.
ARTICLE XII
GENERAL PROVISIONS
     12.1 [INTENTIONALLY DELETED]
     12.2 Disclosure Schedule. The information in the Disclosure Schedule constitutes (a) exceptions to particular representations, warranties, or covenants of Stockholders in this Agreement or (b) descriptions or lists of Equity Securities, assets, Liabilities, and other items referred to in particular representations, warranties, or covenants of Stockholders in this Agreement, and in each case when read together with the particular representation, warranty, or covenant, shall constitute and be deemed a part of such representation, warranty, or covenant; provided, however, that if there is any inconsistency between any provision or statement in this Agreement and any provision or statement in the Disclosure Schedule (other than a specific exception in the Disclosure Schedule to a specific representation or warranty), then the statements in this Agreement shall control. Matters reflected in any section of the Disclosure Schedule, are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Law or Judgment shall be construed as an admission or indication that breach or violation exists or has actually occurred. Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosures contained in any section of the Disclosure Schedule shall, whether or not an explicit cross reference appears, be deemed to be disclosed and incorporated by reference in any other section of the Disclosure Schedule as though fully set forth in such other section for which, and to the extent, the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure.
     12.3 Assignment.
     (a) This Agreement shall be binding upon, and inure to the benefit of, each party and such Party’s successors and assigns (if any).
     (b) Parent shall have the right, without the consent of any other party, to assign all or a portion of its rights (including its indemnification rights under Article X), interests and obligations hereunder to one or more Affiliates and to any current or prospective lender to Parent in connection with a bona fide financing, provided that no such assignment shall relieve Parent of any of its obligations hereunder. No other assignment of a Party’s rights or delegation any of a Party’s obligations under this Agreement shall be permitted without the other Party’s prior written consent.
     12.4 No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Without limiting the generality of the foregoing, (a) no employee of the Company shall have any rights, as an employee, under this Agreement or under any of the Transaction Documents to which he or she is not personally a party, and (b) other than as an express party to this Agreement or the Transaction Documents, if applicable, no creditor of any of the parties shall have any rights under this Agreement or any of the Transaction Documents. Nothing in this Agreement shall be deemed or construed to affect any change or amendment to any Company Benefit Plans, and nothing in this Agreement modifies or shall be deemed to modify the ability of any such Company Benefit Plan to be amended or terminated in accordance with its terms.
     12.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier that provides proof of delivery, to the Parties at the addresses set forth on Appendix A attached hereto or to such other address as the Party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery; (b) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return-receipt requested); and (c) in the case of a nationally recognized overnight courier on the date of receipt.
     12.6 Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic image scan transmission in ..pdf shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
     12.7 Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement, along with the Exhibits, Schedules and Disclosure Schedule hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Parties have voluntarily agreed to limit or exclude their rights, liabilities and obligations respecting the Merger exclusively in contract pursuant to the express terms and provisions of this Agreement; and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; the Parties specifically acknowledge that no party has any special duty to or relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Except in the case of fraud or willful misconduct, the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the Contemplated Transactions shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been limited or excluded pursuant to the express terms of this Agreement).
     12.8 Amendments. This Agreement may not be amended except pursuant to the written agreement of Parent, the Company and Equityholder Representative and any attempted amendment to the contrary shall be void ab initio.

     12.9 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, so long as the economic and legal substance of the Contemplated Transactions is not effected in any manner materially adverse to either Party.
     12.10 Governing Law; Consent to Jurisdiction.
     (a) This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
     (b) Each Party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, any state or federal court located in the State of Delaware. Each Party:
     (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such legal proceeding, including to enforce any settlement, order or award;
     (ii) consents to service of process in any such proceeding anywhere in the world in a manner consistent with Rule 4 of the Federal Rules of Civil Procedure or in a manner consistent with the applicable Law of the jurisdiction in which process is served;
     (iii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum;
     (iv) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court; and
     (v) agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 12.10 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of any other jurisdiction.
     (c) In the event of any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any cost and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before any state or federal court located in the State of Delaware.
     12.11 Remedies Cumulative; Specific Performance. Except as provided in Sections 9.2, 10.5 and 12.7, the rights and remedies of the Parties hereto shall be cumulative (and not alternative). Each of the Parties acknowledges that the Parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Except as contemplated by Section 9.2, the Parties agree that: (a) in the event of any breach or threatened breach by any Party of any covenant, obligation, or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach and (b) no Party shall be required to provide any bond or other security in connection with any such decree, order, or injunction or in connection with any related action or Proceeding.
     12.12 Waiver in Writing.
     (a) No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy.
     (b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     12.13 Construction.
     (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and, as a result, the Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
     (b) The headings contained in this Agreement; any Appendix, Exhibit, or Schedule attached to this Agreement; the Disclosure Schedule; and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Appendix, Exhibit, Schedule, or the Disclosure Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.
[The remainder of page intentionally left blank.]

     The parties have duly executed this Agreement as of the date first written above.

PARENT: ZAYO GROUP, LLC, a Delaware limited liability company
By:	/s/ Kenneth desGarennes
	Name:	Kenneth desGarennes
	Title:	Vice President and Chief Financial Officer

By:	/s/ Scott Beer
	Name:	Scott Beer
	Title:	Vice President and General Counsel

MERGER SUB: ZAYO AFS ACQUISITION COMPANY, INC., a Delaware corporation
By:	/s/ Kennneth desGarennes
	Name:	Kennneth desGarennes
	Title:	Chief Financial Officer and Treasurer

By:	/s/ Scott Beer
	Name:	Scott Beer
	Title:	Secretary

THE COMPANY: AMERICAN FIBER SYSTEMS HOLDING CORP., a Delaware corporation

By:
	Name:	David G. Rusin
	Title:	Chief Executive Officer

[Signatures Continue on Following Page]
[Signature Page to Agreement and Plan of Merger]

     The parties have duly executed this Agreement as of the date first written above.

PARENT: ZAYO GROUP, LLC, a Delaware limited liability company
By:
	Name:	Kenneth desGarennes
	Title:	Vice President and Chief Financial Officer

By:
	Name:	Scott Beer
	Title:	Vice President and General Counsel

MERGER SUB: ZAYO AFS ACQUISITION COMPANY, INC., a Delaware corporation
By:
	Name:	Kennneth desGarennes
	Title:	Chief Financial Officer and Treasurer

By:
	Name:	Scott Beer
	Title:	Secretary

THE COMPANY: AMERICAN FIBER SYSTEMS HOLDING CORP., a Delaware corporation
By:	/s/ David G. Rusin
	Name:	David G. Rusin
	Title:	Chief Executive Officer

[Signatures Continue on Following Page]
[Signature Page to Agreement and Plan of Merger]

EQUITYHOLDER REPRESENTATIVE:
/s/ Robert E. Ingalls, Jr.
Robert E. Ingalls, Jr.

[Signature Page to Agreement and Plan of Merger]

Appendix A
Definitions
Capitalized terms and other terms used in this Agreement have the following respective meanings:
          “280G Approval” is defined in Section 7.12(a).
          “280G Materials” is defined in Section 7.12(b).
          “280G Waiver” is defined in Section 7.12(a).
          “Accounting Referee” is defined in Section 3.7(c)(ii).
          “Acquired Companies” is defined in the Recitals.
          “Acquisition Proposal” means of any proposal or offer (whether or not binding) from any Person or group acting in concert relating to any direct or indirect acquisition or purchase of 10% of assets of the Company and its Subsidiaries, taken as a whole, or 10% of any class of equity securities of the Company or any of its Subsidiaries then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% of any such class of such equity securities, and any merger, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.
          “Additional Merger Consideration” is defined in Section 3.3(b).
          “Affiliate” means, (a) with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person, and (b) with respect to a natural person, also any Related Party of such natural person. As used in this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise; provided, that for purposes of this Agreement, no Acquired Company shall be deemed an Affiliate of Parent or Merger Sub. USC shall not be considered an Affiliate of any Acquired Company or any Related Party of any Acquired Company.
          “Affiliate Transactions” is defined in Section 5.31.
           “Affiliated Person” is defined in Section 5.31.
          “AFS” means American Fiber Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.
          “Agreement” is defined in the opening paragraph of this Agreement.
          “Allocation Schedule” means the schedule that is to be delivered by the Company pursuant to Section 7.9(a) that sets forth the following:
          (a) each Equityholder’s name;

Appendix A - Page 1

          (b) each Equityholder’s current mailing address (or, if unknown after taking reasonable attempts to identify, the most recent address known by the Company);
          (c) for each Stockholder, the stock certificate number and the number of shares of each class and series of Company Capital Stock held by such Stockholder immediately prior to the Effective Time;
          (d) for each Optionholder, (i) the number of shares of Company Common Stock into which such Optionholder’s Company Stock Options would be exercisable immediately prior to the Effective Time, (ii) the exercise price for each Company Stock Option; and (iii) the Exercise Payment Amount for such Optionholder;
          (e) for each Warrantholder, the number of shares of Company Common Stock or Series E Stock such Warrantholder is entitled to purchase upon exercise of the Company Warrant and the aggregate exercise price therefor;
          (f) for each class or series of Company Capital Stock, Company Stock Options, or Company Warrants held by each Equityholder, such Equityholders’ (i) Series A Preference Proportionate Share, Series B Preference Proportionate Share, Series C Preference Proportionate Share, Series D Preference Proportionate Share, Series E Preference Proportionate Share and Series F Preference Proportionate Share, as applicable, and (ii) Fully Diluted Proportionate Share;
          (g) for each Equityholder, the amount, if any, of Taxes required to be withheld from the Merger Consideration in accordance with Section 3.5(d); and
          (h) for each Equityholder, the amount of the Net Cash Closing Payment such Equityholder will be entitled to receive in accordance with Section 3.4.
Parent shall have no liability for any of the information set forth on the Allocation Schedule and shall be obligated only to make payment to the Paying Agent or Equityholder Representative, as applicable, as set forth in this Agreement.
          “Assumed Capital Lease Amount” is defined in Section 3.2(b)(ii)(E).
          “Assumed Capital Leases” is defined in the definition of “Indebtedness.”
          “Balance Sheet” is defined in Section 5.5(a).
          “Bankruptcy Event” means, with respect to a Person, the occurrence of any of the following acts or events: (a) making an assignment for the benefit of creditors; (b) filing a voluntary petition in bankruptcy; (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding; (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in clause (c) or (d) of this definition; (f) making an admission in writing of an inability to pay debts as they mature; (g) giving notice to any governmental authority that insolvency has occurred, that insolvency is pending, or that operations have been suspended; (h) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or (i) the commencement of a Proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law if the Proceeding is not dismissed within 90 days.

Appendix A - Page 2

or the appointment, without such Person’s consent or acquiescence, of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties, if the appointment is not vacated or stayed within 90 days.
          “Benefit Plan” means any written employment agreement, pension plan, profit sharing plan, retirement plan, nonqualified deferred compensation plan as defined under Code § 409A, other deferred compensation, cafeteria plan as defined under Code § 125, leave of absence, layoff, dependent care, legal services, vacation pay and holiday pay policies, severance arrangements or policies, bonus, stock option, stock purchase, stock appreciation rights, phantom stock, stock grants and other incentive compensation plans and policies, life, health, dental, vision, accident, disability, worker’s compensation or other insurances, change in control, retention, severance, separation and any other employee benefit or fringe benefit plan, program or arrangement covering any Employee or the beneficiaries or dependents of any Employee, including any Welfare Plan and any Pension Plan.
          “Business Day” means any day other than a Saturday, Sunday, or a day on which banks in Colorado and New York are authorized or obligated to close.
          “Cash” means cash and cash equivalents (including marketable securities and short-term investments), but excluding Investment Assets.
          “Certificate of Merger” is defined in Section 2.2
          “Certificates” is defined in Section 3.5(a).
          “Claim” means any right, claim, refund, causes of action, chose in action, right of recovery, right of set-off, or right of recoupment, including (a) rights, claims, and causes of action arising under insurance policies; (b) rights to assert claims, now or in the future, whether known or unknown, along with any and all recoveries by settlement, judgment, or otherwise in connection with any such claims; and (c) rights, claims, and causes of action under guarantees, warranties, indemnities, and similar rights.
          “Claim Notice” is defined in Section 10.1(e).
          “Closing” is defined in Section 2.6.
          “Closing Balance Sheet” is defined in Section 3.7(a).
          “Closing Date” is defined in Section 2.6.
          “Closing Deductions” is defined in Section 3.2(b)(ii).
          “Closing Indebtedness Payoff Amount” means the amount necessary to reduce the Indebtedness of the Acquired Companies at Closing to zero dollars.
          “Closing Merger Consideration” is defined in Section 3.2(a).
          “Closing Working Capital” means, the Company Working Capital, as of the Closing Date.
          “COBRA” is defined in Section 5.25(d).
          “Code” means the U.S. Internal Revenue Code of 1986.

Appendix A - Page 3

          “Comerica Warrant Cancellation” is defined in Section 3.5(b)(iii).
          “Commercially Reasonable Efforts” means the commercially reasonable efforts that a prudent Person that desires to achieve a result would use in similar circumstances to achieve that result; provided, however, that a Person required to use its Commercially Reasonable Efforts shall not be required to take actions that would result in a material adverse change in the benefits to such Person under this Agreement and the Contemplated Transactions, to commence any litigation or offer or grant any material accommodation (financial or otherwise) to any third party.
          “Common Stock Letter of Transmittal” is defined in Section 3.5(a).
          “Common Stock Warrants” is defined in the Recitals.
          “Common Stockholder Joinder Agreement” is defined in Section 8.3(c).
          “Common Warrantholder” means each Warrantholder holding Common Stock Warrants.
          “Communications Act” is defined in Section 7.8(b).
          “Communications Licenses” is defined in Section 5.29(d).
          “Company” is defined in the opening paragraph to this Agreement.
          “Company Benefit Plan” means each Benefit Plan that, as of the date of this Agreement, (a) is maintained, contributed to, or administered by the Company or an ERISA Affiliate; (b) is required to be maintained, contributed to or administered by the Company or an ERISA Affiliate; (c) under which the Company or any ERISA Affiliate has or may incur any Liability; or (d) covers or covered any Employee or former Employee of the Company or any ERISA Affiliate.
          “Company Books and Records” means, with respect to each Acquired Company, originals (or, to the extent originals are required by Law to be retained, copies, whether written, facsimile, electronic, or in any other form) of: all customer and vendor lists, files, and documents (including credit information) relating to customers and vendors (in each case, past, resent, and prospective), and all other business, personnel, and financial budgets, forecasts, ledgers, journals, title policies, papers, records, files, books, correspondence, lists, plats, architectural plans, technical documentation, drawings, specifications, creative materials, advertising and promotional materials, regulatory filings, operating data and plans, studies, reports, instruments, documents, microfilms, photographs, and other printed or written materials, historical files and archives, including accounting and financial records. Tax records and documents, service, maintenance, and warranty records, equipment logs, environmental records, medical bills and records, referral sources, analytical data, research and reports, production and development reports, correspondence with any Governmental Authority, site evaluations, notices of claims or demands by third parties, records of compliance or noncompliance with any Laws, (in all cases, in any form or medium).
          “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
          “Company Charter” means the Fifth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on May 29, 2008.
          “Company Common Stock” means the Common Stock of the Company par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time.

Appendix A - Page 4

          “Company Employee Bonus Plans” means the AFS Executive Bonus 2010 Plan, 2010 Sr. Vice President Sales & Marketing Bonus Plan, 2010 Employee Bonus Plan (Commissioned Employees) and the 2010 Employee Bonus Plan (Non-Commissioned Employees).
          “Company Employee Retention Plan” is defined in Section 3.2(b)(ii)(B).
          “Company Fundamental Covenants” is defined in Section 10.2(a).
          “Company Fundamental Representations” is defined in Section 10.1(a)(i).
          “Company Indemnifiable Matter” is defined in Section 10.2(a).
          “Company IP Asset” means any material IP Asset (or portion thereof) (a) owned or licensed by any Acquired Company or (b) utilized in the conduct of the business of any Acquired Company in the manner as currently conducted, including the development, manufacture, marketing, performance, license, sale or other use of any product, service or other offering developed, manufactured, marketed, distributed, licensed, sold, rendered, provided, offered, or performed by any Acquired Company.
          “Company Option Plan” is defined in Section 5.2(d).
          “Company Preferred Stock” means, collectively, the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock and the Series F Stock, in each case issued and outstanding immediately prior to the Effective Time.
          “Company Privacy Obligations” is defined in Section 5.28(b).
          “Company Privacy Policies” is defined in Section 5.28(a).
          “Company Software” means all Software, other than off-the-shelf software, (a) owned or licensed by any Acquired Company or (b) utilized in the conduct of the business of any Acquired Company, in any manner, as currently conducted or as proposed to be conducted.
          “Company Stock Options” is defined in the Recitals.
          “Company Subsidiaries” is defined in the Recitals.
          “Company Systems” means the computer, communications, network, information technology, testing, monitoring, security, data center, and other systems used, owned, licensed, leased, operated, or otherwise held for use by or on behalf of any Acquired Company, other than assets referred to in Section 5.13.
          “Company Transaction Expenses” means all Transaction Expenses incurred or otherwise payable by any Acquired Company.
          “Company Warrants” is defined in the Recitals.
          “Company Working Capital” means, as of a specific date, the Company’s working capital determined on a consolidated basis including only the line items reflected in Schedule 3.7 and in a manner consistent with that in which each such line item was determined on the Interim Balance Sheet; provided that if the Company’s capital expenditures (measured by invoices received) between the date of this Agreement and the Closing Date are less than the amount set forth on Schedule 3.7, Company Working

Appendix A - Page 5

Capital shall be decreased dollar-for-dollar by an amount equal to the short fall; and further provided that if the Company’s accounts receivable as of the Closing Date are higher than the amount set forth on Schedule 3.7, Company Working Capital shall be increased dollar-for-dollar by an amount equal to the excess. Any capital expenditure shortfall will be netted against any accounts receivable excess in determining whether any adjustment to Company Working Capital is required.
          “Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 14, 2009, between Parent and AFS.
          “Consent or Approval” means, with respect to a Person, any (a) consent, approval, notice, license, order, or authorization of or to any other Person; (b) release that such Person is required to obtain of any Encumbrance, or (c) waiver that such Person is required to obtain, in each case without regard to any cure period, requirement to provide notice, requirement that time elapse or any combination of the foregoing.
          “Contemplated Transactions” means the Merger and the other transactions and obligations contemplated by or provided for by this Agreement or any of the other Transaction Documents.
          “Contract” means, with respect to any Person, any agreement, contract, instrument, note, mortgage, bond, loan, indenture, guaranty, option, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, sale or purchase order, work order, insurance policy, lease, license, commitment, covenant, indemnity, or undertaking, understanding, or arrangement of any kind or nature to which such Person is a party, by which it or its assets are bound or subject or under which it has any current or future Liability.
          “Copyright” means any registered or material unregistered copyright in either published and unpublished works, rights in mask works and mask works applications.
          “D&O Insurance” is defined in Section 7.22(a).
          “Damages” means, with respect to any Person at the time of determination, any damage, injury, Liability, Claim, demand, settlement, Judgment, fine, penalty, Tax, Encumbrance, fee (including any reasonable legal fee, expert fee, accounting fee, or advisory fee), charge, disbursement, Remediation, cost, expense (including any cost of investigation, penalty, or expense of any nature) or other loss suffered or incurred by such Person, including special, indirect or consequential damages payable to a third party, but excluding any special, indirect or consequential damages of a Party or any punitive or exemplary damages. For purposes of determining the amount of any Damages, any qualifications in the representations, warranties and covenants with respect to a “Material Adverse Effect”, materiality, material, or similar terms shall be disregarded and will not have any effect with respect to the calculation of the amount of any Damages.
          “Deposit” is defined in Section 5.14.
          “Derivative Instrument” means (a) any currency swap agreement, option contract, future contract, option on futures contract, spot or forward contract, or other agreements to purchase or sell currency or any other arrangement entered into by a Person to hedge such Person’s exposure or to speculate on movements in rates of exchange of currencies; (b) any interest rate swap, option contract, futures contract, options on futures contract, cap, floor, collar, or any other similar derivative financing instrument entered into by a Person to hedge such Person’s exposure to or to speculate on movements in interest rates; (c) any forward purchase, forward sale, put option, synthetic put option, call option, collar,

Appendix A - Page 6

or any other arrangement relating to commodities entered into by a Person to hedge such Person’s exposure to or to speculate on commodity prices; and (d) any other derivative transaction or hedging arrangement of any type or nature whatsoever that is the subject at any time of trading in the over-the-counter derivatives market.
          “DGCL” is defined in the Recitals.
          “Disclosure Schedule” means the schedule attached to this Agreement and referred to herein as “Disclosure Schedule” that are referenced in the Company’s representations, warranties, and covenants set forth in this Agreement. The Company shall have sole responsibility for the preparation of the Disclosure Schedule and the information contained in the Disclosure Schedule.
          “Effective Time” is defined in Section 2.2.
          “Employee” means any individual (including common-law employees, independent contractors, and individual consultants) who (a) as of the Closing Date, is actively employed by any Acquired Company, and (b) but for the fact that such individual is on Leave, would otherwise be actively employed by any Acquired Company.
          “Encumbrances” means any mortgage, assessment, deed of trust, security interest, charge, easement, servitude, right of way, pledge, negative pledge, proxy, voting trust or agreement, lien (for Taxes or any other Indebtedness), levy, option, warrant to purchase, right of possession or use, lease, sublease, tenancy, license, equitable interest, encroachment, right of first option, right of first refusal or offer, preemptive right or similar restriction, defect, impairment, imperfection of title, or encumbrance of any kind, including any conditional sales Contract, title retention Contract, or other Contract to give any of the foregoing, restriction on voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership or filed financing statement under the Law of any jurisdiction.
          “Entity” means any firm, corporation, partnership, limited liability company, trust, joint venture, or other non-governmental entity.
          “Entity Representative” means, with respect to a Person, such Person’s directors, managers, partners, members, trustees, officers, employees, and agents.
          “Environment” means soil, land surface, or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking-water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
          “Environmental Law” means any present requirement under any Law that requires or relates to: (a) advising appropriate authorities, employees, or the public of any intended or actual Release of Hazardous Materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the Release of Hazardous Substances into the Environment; (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of any Hazardous Material or other potentially harmful substance; (g) cleaning up Hazardous Substances that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; (h) making responsible parties pay private parties, or

Appendix A - Page 7

groups of them, for damages done to their health, property, or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; (i) the authority of any Governmental Entity regulating, or creating any liability for, Hazardous Substances, including but not limited to the following U.S. federal acts: Comprehensive Environmental Response, Compensation and Liability Act; Solid Waste Disposal Act; Clean Air Act; Clean Water Act; Toxic Substances Control Act; Hazardous Materials Transportation Act; Occupational Safety and Health Act; Oil Pollution Act; Endangered Species Act; Emergency Planning and Community Right-to-Know Act; Resource Conservation and Recovery Act; Federal Insecticide, Fungicide and Rodenticide Act; and their state counterparts; and (j) the protection or preservation of public health or the Environment.
          “Equity Security” means (a) any common, preferred, or other capital stock, limited liability company interest, or membership interest, partnership interest, or similar security; (b) any warrants, options, or other rights to, directly or indirectly, acquire any security described in clause (a); (c) any security or instrument convertible or exchangeable directly or indirectly, with or without consideration, into or for any security described in clauses (a) through (b) above or another similar security (including convertible notes); and (d) any security carrying any warrant or right to subscribe for or purchase any security described in clauses (a) through (c) above or any similar security.
          “Equityholder” means each Stockholder, Warrantholder or Optionholder.
          “Equityholder Indemnity” is defined in Section 10.3(a).
          “Equityholder Representative” is defined in the opening paragraph of this Agreement.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means each entity that is treated as a single employer with the Company for purposes of Code § 414.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Fund” is defined in Section 3.3(a).
          “Exercise Payment Amount” is defined in Section 3.4(d)(i)(A).
          “FCC” is defined in Section 5.29(d).
          “Financial Statements” is defined in Section 5.5(a).
          “Fully Diluted Proportionate Share” means, for each Equityholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Fully Diluted Proportionate Share.”
          “Funds Flow Memo” is defined in Section 8.3(b).
          “GAAP” means United States generally accepted accounting principles in effect from time to time.
          “Governmental Authorization” means any Consent or Approval of any Governmental Entity.

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          “Governmental Entity” means any federal, state, local, tribal, or foreign government or any court of competent jurisdiction, administrative or regulatory body, agency, bureau, commission, governing body of any national securities exchange, or other governmental authority or instrumentality in any domestic or foreign jurisdiction and any appropriate division of any of the foregoing.
          “Gross Cash Consideration” is defined in Section 3.2(b)(i).
          “Hazardous Substance” means: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas, or other substance or material that is explosive or radioactive; and (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed, or defined (whether expressly or by reference) in any Environmental Law (including CERCLA and any other so called “superfund” or “superlien” law and the respective regulations promulgated thereunder).
          “Horizon Warrant Cancellation” is defined in Section 3.5(b)(ii).
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
          “Income Tax” means any federal, state, local, foreign or any other Tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether or not disputed.
          “Income Tax Return” means any Tax Return relating to Income Tax.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person created, issued, or incurred for borrowed money (whether by loan, the issuance and sale of debt securities, or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such other Person and including overdraft facilities); (b) all obligations of such Person evidenced by a promissory note, bond or debenture; (c) the then-drawable stated amount of and, without duplication, all reimbursement obligations of such Person under letters of credit or bank guaranty issued or accepted by banks and other financial institutions; (d) all obligations of such Person under any Derivative Instrument; (e) all accumulated dividends or distributions of such Person, whether or not declared; (f) the principal amount of all obligations under or in respect of leases required to be capitalized under GAAP, other than those capital leases set forth on Schedule 1-B (such leases, the “Assumed Capital Leases”); and (g) all obligations of another Person of the types listed in clauses (a) through (f) above, payment of which is guaranteed by, or secured by Encumbrances on the property of (with respect to Encumbrances, to the extent of the value of property pledged pursuant to such Encumbrances if less than the amount of such obligations), such Person.
          “Indemnifiable Matter” means a Company Indemnifiable Matter or a Parent Indemnifiable Matter.
          “Indemnified Person” is defined in Section 10.5.
          “Information Statement” is defined in Section 7.13(b).
          “Insurance Policies” is defined in Section 5.22(a).
          “Interim Balance Sheet” is defined in Section 5.5(a).
          “Interim Balance Sheet Date” is defined in Section 5.5(a).

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          “Inventory” of any Person means, without duplication, (a) all finished goods inventory of such Person; (b) all raw materials, work-in-process, spare parts, packaging, labels, supplies, and other inventory of any kind owned, used or held for use, maintained, or stored by or on behalf of such Person in connection with the production of finished goods; and (c) any and all rights to the warranties received from suppliers with respect to such inventory and related claims, credits, rights of recovery, and set off with respect thereto.
          “Investment Asset” means, with respect to a Person, any asset of such Person constituting a debenture, note, other evidences of Indebtedness, Equity Security (including any right to purchase or acquire any Equity Security and any Equity Securities or other right or instrument convertible into or exchangeable for any Equity Security), interest in an unincorporated joint venture, and other investment or portfolio asset (including any interest in Real Property held for investment purposes, but excluding Cash and Receivables).
          “IP Asset” means any intellectual property, industrial property, and any other proprietary rights created under the Laws of any jurisdiction throughout the world, including all Marks, Patents, Copyrights, and Trade Secrets, any applications for registration and registrations of the foregoing property and the foregoing rights (whether pending, existing, abandoned, or expired) and any physical embodiments of the foregoing property and the foregoing rights.
          “IRU” is defined in Section 5.11(q).
          “JE Indemnity Allocation Schedule” is defined in Section 8.3(o).
          “Joinder Agreement” means a Preferred Stockholder Joinder Agreement or a Common Stockholder Joinder Agreement.
          “Joined Equityholders” is defined in Section 10.2(a).
          “Judgment” means any: order, judgment, injunction, edict, decree, ruling, stipulation, determination, decision, opinion, verdict, sentence, writ, or award issued, made, entered, rendered, or otherwise put into effect by or under the authority of any court, administrative agency, or other Governmental Entity or any arbitrator or arbitration panel (in each case, whether preliminary or final).
          “Knowledge of the Company” and other phrases of like substance means, with respect to a fact or other matter, the actual knowledge of David G. Rusin, Gita Ramachandran, Michael D’Angelo, Bruce Frankiewich, David Danchak and Richard Coyle after due inquiry into the fact or matter represented or warranted.
          “Labor and Employment Laws” is defined in Section 5.26(e)(i).
          “Law” means, with respect to any Person, any federal, state, local, municipal, foreign, tribal, or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, proclamation, treaty, convention, rule, regulation, proposed regulation, listing standard, directive, requirement, specification, executive decree, or Judgment or interpretation that is, has been, or may in the future be issued, enacted, entered, adopted, passed, approved, promulgated, made, enforced, implemented, rendered, or otherwise put into effect, whether legislative, municipal, administrative, or judicial in nature, by or under the authority of any Governmental Entity that applies to such Person, its business and its properties.
          “Leased Real Property” is defined in Section 5.16(b).

Appendix A - Page 10

          “Leased Tangible Personal Property” is defined in Section 5.15(b)(i).
          “Leave” means the absence from active employment as of the Closing Date on account of vacation, ordinary sick leave reasonably expected to result in an absence of short duration, short-term disability leave, medical leave, long-term disability leave, administrative leave, military leave, or any other type of leave that entitles the individual to reinstatement upon the completion of the applicable leave based on the policies of the employing Acquired Company.
          “Letter of Transmittal” means a Preferred Stock Letter of Transmittal or a Common Stock Letter of Transmittal, as applicable.
          “Liability” means, with respect to any Person, any liability or obligation of any nature whatsoever of such Person required by GAAP to be accrued on the financial statements of such Person.
          “License-In Contract” means any Contract under which any Acquired Company has acquired, obtained, held, or otherwise been granted any license, permission, or any other right to utilize or otherwise exploit any IP Asset (whether directly or as a service).
          “License-Out Contract” means any Contract under which any Acquired Company has licensed, permitted, or otherwise granted any right to any Person to utilize or otherwise exploit any IP Asset (whether directly or as a service).
          “Licensed-In IP” means the licenses, permissions, or other rights to any IP Assets acquired, obtained, held, or otherwise granted to any Acquired Company under or through a License-In Contract.
          “LTOP” is defined in Section 5.18(e).
          “Mark” means (a) any registered or unregistered trademark, service mark, trade name, or fictitious business name (including any corporate name, logo, trade dress, slogan, and product name); and (b) the goodwill associated therewith, and all Internet web sites, Internet domain names, uniform resource locators and keywords, and purchased search terms.
          “Material Adverse Effect” means any effect, event, change, development, circumstance, or occurrence that either individually or in the aggregate with all other such effects, events, changes, developments, circumstances, or occurrences, has or results in any material adverse effect, regardless of durational significance, on or to (a) the financial condition or otherwise, results of operations, business, properties or assets of the Company and its Subsidiaries taken as a whole; provided, however, that no such change attributable directly and demonstrably to (x) acts of terrorism or (y) conditions generally affecting the industries in which the Company operates or affecting the global or U.S. economy or financial markets as a whole, so long as such change does not adversely impact the Company or its business in a materially disproportionate manner, in and of itself, (z) changes in Law or applicable accounting regulations or principles or interpretations thereof, (aa) an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters or any national or international calamity or crisis, (bb) the announcement or pendency of this Agreement or the Contemplated Transactions, or the consummation of the Contemplated Transactions or (cc) actions taken by an Acquired Company pursuant to this Agreement, either alone or in combination, shall be deemed to constitute a Material Adverse Effect.
          “Material Consents” is defined in Section 7.15(a).

Appendix A - Page 11

          “Material Contracts” is defined in Section 5.18(a).
          “Material Governmental Authorizations” is defined in Section 7.8(a).
          “Merger” is defined in the Recitals.
          “Merger Consideration” is defined in Section 3.1.
          “Merger Sub” is defined in the opening paragraph of this Agreement.
          “Net Cash Closing Payment” is defined in Section 3.2(b).
          “Net Common Distribution” is defined in Section 3.3(a)(vii).
          “NLRB” is defined in Section 5.26(e)(ii).
          “Objection Notice” is defined in Section 3.7(b).
          “Open Source Materials” means any Software or other materials licensed, obtained, distributed, or otherwise subject to or made available under any: (a) open source, public source, or freeware license or business model, or any version, modification or derivative thereof, including any software licensed pursuant to the GNU general public license (GPL), GNU lesser general public license (LGPL), or any other “copyleft” or other open source license; or (b) license that purports to, could or does (i) require or condition the use, modification or distribution of the Software on the disclosure, licensing or distribution of the Source Code for any portion of the Software or (ii) otherwise impose any limitation, restriction or condition on the right or ability to use or distribute the Software, whether for a fee, for commercial purposes or in any other manner.
          “Option Cancellation” is defined in Section 3.5(b)(i).
          “Optionholders” is defined in the Recitals.
          “Ordinary Course of Business” means, with respect to any Person, any action taken by such Person consistent in nature, scope, and magnitude with the past practices of such Person and taken in the ordinary course of the normal, day-to-day operations of such Person.
          “Organizational Documents” means the following documents that are presently in effect, including any amendments, modifications or supplements thereto: the articles or certificate of incorporation, formation, organization, or association; general or limited partnership agreement; limited liability company or operating agreement; bylaws; and other agreements, documents, or instruments relating to the organization, management, or operation of any Person that is an entity or relating to the rights, duties, and obligations of the equityholders of any such Person, including any equityholders’ agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, or similar agreements.
          “Owned Tangible Personal Property” is defined in Section 5.15(a).
          “Parent” is defined in the opening paragraph of this Agreement.
          “Parent Fundamental Representations” is defined in Section 10.1(a)(ii).
          “Parent Indemnifiable Matter” is defined in Section 10.3(a).

Appendix A - Page 12

          “Parent Indemnitee” is defined in Section 10.2(a).
          “Parent’s Working Capital Statement” is defined in Section 3.7(a).
          “Party” or “Parties” is defined in the opening paragraph to this Agreement.
          “Patents” means all patents and patent applications (including original applications, divisionals, continuations, continuations-in-part, re-examinations, extensions, or reissues thereof).
          “Paying Agent” means Comerica Bank.
          “Paying Agent Agreement” is defined in Section 3.2(b).
          “Pension Plan” means an “employee pension benefit plan” as defined in ERISA § 3(2).
          “Per Share Common Proportion” means the quotient of (a) the number “1”, divided by (b) the total number of shares of Company Common Stock issued and outstanding as of the Effective Time.
          “Per Share Option Proportion” means the quotient of (a) the number “1”, divided by (b) the total number of shares of Company Common Stock issuable upon the exercise of Options issued and outstanding as of the Effective Time.
          “Per Share Preferred Proportion” means the quotient of (a) the number “1”, divided by (b) the total number of shares of Company Preferred Stock issued and outstanding as of the Effective Time.
          “Per Share Proportion” means the quotient of (a) the number “1”, divided by (b) the total number of shares of Company Capital Stock and shares of Company Common Stock issuable upon the exercise of Options and Warrants issued and outstanding as of the Effective Time.
          “Per Share Warrant Proportion” means the quotient of (a) the number “1”, divided by (b) the total number of shares of Company Common Stock issuable upon the exercise of Warrants issued and outstanding as of the Effective Time.
          “Permit” means any: permit, license, certificate, franchise, concession, approval, Consent or Approval, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity. “Permit” shall not include any Right-of-Way.
          “Permitted Encumbrances” means (a) with respect to any Equity Securities of any Acquired Company, (i) the provisions of the Organizational Documents of such Acquired Company and (ii) the restrictions on the sale, transfer, pledge, or other disposition of securities provided in the Securities Act and any state or “blue sky” securities laws; (b) with respect to any other asset, property, or right, (i) Encumbrances for Taxes that are not yet due and payable or for Taxes being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (ii) liens arising in the Ordinary Course of business by operation of Law, including landlord’s mechanic’s, carrier’s, warehousemen’s, materialmen’s, repairmen’s, employee’s, contractor’s, operator’s and other similar liens to the extent relating to a Liability that is not yet due or delinquent or is being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (c) purchase money security interests and encumbrances securing rental payments; (d) Real Estate encumbrances and other defects or irregularities in title, that would not,

Appendix A - Page 13

individually or in the aggregate, reasonably be expected to render title uninsurable or materially impair the continued use and operation of the assets to which they relate; (e) Encumbrances that secure obligations that are specifically reflected as liabilities on the Interim Balance Sheet or Encumbrances specifically described in the notes to the Balance Sheet; and Encumbrances in favor of the Company’s senior lenders.
          “Permitted Interim Conduct” is defined in Section 7.1(a).
          “Person” means any individual and any Entity.
          “Preferred Stock Letter of Transmittal” is defined in Section 3.5(a).
          “Preferred Stockholder Joinder Agreement” is defined in Section 8.3(c).
          “Proceeding” means any action, arbitration, contest, inquiry, inquest, examination, appeal, counterclaim, prosecution, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before any Governmental Entity or arbitrator.
          “Promissory Note” is defined in Section 3.2(a)(ii).
          “Proportionate Share” means, for each Stockholder, Warrantholder and Optionholder:
          (a) with respect to Company Preferred Stock, the product of (i) the number of shares of Company Preferred Stock held by such Stockholder; multiplied by (ii) the Per Share Preferred Proportion, with such product set forth next to such Stockholder’s name on the Allocation Schedule under the heading “Preferred Proportionate Share”;
          (b) with respect to Company Common Stock, the product of (i) the number of shares of Company Common Stock held by such Stockholder; multiplied by (ii) the Per Share Common Proportion, with such product set forth next to such Stockholder’s name on the Allocation Schedule under the heading “Common Proportionate Share”;
          (c) with respect to Options, the product of (i) the number of Options held by each Optionholder, multiplied by (ii) the Per Share Option Proportion, with such product set forth next to such Optionholder’s name on the Allocation Schedule under the heading “Option Proportionate Share”; and
          (d) with respect to Warrants, the product of (i) the number of Warrants held by each Warrantholder, multiplied by (ii) the Per Share Warrant Proportion, with such product set forth next to such Warrantholder’s name on the Allocation Schedule under the heading “Warrant Proportionate Share”.
          “Real Estate Encumbrances” means any (a) easements, covenants, rights-of-way, and other similar restrictions of record; (b) zoning, building, and other similar restrictions; (c) Encumbrances that have been placed by any developer, landlord, or other third party on property over which any Acquired Company has easement rights or on any Leased Property and subordination, or similar agreements relating thereto; and (d) unrecorded easements, covenants, rights-of-way, and other similar restrictions.
          “Real Property Lease” is defined in Section 5.16(b).

Appendix A - Page 14

          “Receivable” means: (a) all trade accounts receivable and other rights to payment from customers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers; (b) all other accounts or notes receivable and other rights to payment and the full benefit of all security for such accounts or notes or rights to payment; and (c) any claims, remedies, and other rights relating to any of the foregoing.
          “Related Party” means, with respect to a Person, (a) any Affiliate of such Person, and any direct or indirect beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 10% or more of the equity securities or voting securities or other voting interests in such Person; (b) any member, manager, general partner, director, officer, trustee, executor, receiver, guardian, or personal representative of such Person or Person described in clause (a) above or the estate of such Person or any Person described in clause (a) above; (c) that is an individual, (i) any individual living with such Person, (ii) the individual’s spouse, or (iii) any Person related to (A) such Persons within the second degree or (B) any Person described in clauses (a) and (b) above; and (d) any trust, family partnership, family limited partnership, family limited liability company, or other entity established for the benefit of such Person or any Person described in any of clauses (a) through (c) above.
          “Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration of any Hazardous Substances on or into the Environment or into or out of any assets and properties of any Person.
          “Remedies Exception” means, with respect to enforceability of a Contract against a Person, such Contract is enforceable against such Person in accordance with such Contract’s terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.
          “Representative” means, with respect to a Person, such Person’s Entity Representatives and independent contractors.
          “Required Joined Equityholders” is defined in Section 8.3(c).
          “Requisite Stockholder Approval” is defined in Section 7.13(a).
          “Response.” “Respond.” “Remediate.” or “Remediation” means (with correlative meanings) the containment, clean up, removal, mitigation, abatement, elimination, or control of any Hazardous Material, or any other action required under Environmental Laws or by a Governmental Entity to remediate, prevent, monitor, or investigate the Release of a Hazardous Material.
          “Reverse Termination Fee” is defined in Section 9.1(a)(ii)(E).
          “Right-of-Way” means all rights-of-way, private easements and licenses to use real property.
          “Section 280G Payment” is defined in Section 7.12(a).
          “Securities Act” means the Securities Act of 1933.
          “Series A Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series A Stockholders under the Company Charter, equal to the product of (a) the

Appendix A - Page 15

number of shares of Series A Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of Merger Consideration allocable to one share of Series A Stock in accordance with the Company Charter.
          “Series A Preference Proportionate Share” means, for each Series A Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series A Preference Proportionate Share.”
          “Series A Stock” mean the Series A Preferred Stock, par value $0.0001 per share, of the Company.
          “Series A Stockholders” means each Stockholder holding shares of Series A Stock as of the Effective Time.
          “Series B Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series B Stockholders under the Company Charter, equal to the product of (a) the number of shares of Series B Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of Merger Consideration allocable to one share of Series B Stock in accordance with the Company Charter.
          “Series B Preference Proportionate Share” means, for each Series B Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series B Preference Proportionate Share.”
          “Series B Stock” means the Series B Preferred Stock, par value $0.0001 per share, of the Company.
          “Series B Stockholders” means each Stockholder holding shares of Series B Stock as of the Effective Time.
          “Series C Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series C Stockholders under the Company Charter, equal to the product of (a) the number of shares of Series C Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of Merger Consideration allocable to one share of Series C Stock in accordance with the Company Charter.
          “Series C Preference Proportionate Share” means, for each Series C Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series C Preference Proportionate Share.”
          “Series C Stock” means the Series C Preferred Stock, par value $0.0001 per share, of the Company.
          “Series C Stockholders” means each Stockholder holding shares of Series C Stock as of the Effective Time.
          “Series D Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series D Stockholders under the Company Charter, equal to the product of (a) the number of shares of Series D Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of Merger Consideration allocable to one share of Series D Preferred Stock in accordance with the Company Charter.

Appendix A - Page 16

          “Series D Preference Proportionate Share” means, for each Series D Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series D Preference Proportionate Share.”
          “Series D Stock” means the Series D Preferred Stock, par value $0.0001 per share, of the Company.
          “Series D Stockholders” means each Stockholder holding shares of Series D Stock as of the Effective Time.
          “Series E Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series E Stockholders under the Company Charter, equal to the product of (a) the number of shares of Series E Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of Merger Consideration allocable to one share of Series E Preferred Stock in accordance with the Company Charter.
          “Series E Preference Proportionate Share” means, for each Series E Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series E Preference Proportionate Share.”
          “Series E Stock” means the Series E Preferred Stock, par value $0.0001 per share, of the Company.
          “Series E Stockholders” means each Stockholder holding shares of Series E Stock as of the Effective Time.
          “Series E Warrants” is defined in the Recitals.
          “Series E Warrantholder” means each Warrantholder holding Series E Warrants.
          “Series F Preference Amount” means the aggregate amount, determined in accordance with the rights of the Series F Stockholders under the Company Charter, equal to the product of (a) the number of shares of Series F Stock that shall be outstanding immediately prior to the Effective Time, multiplied by (b) the amount of the Merger Consideration allocable to one share of Series F Preferred Stock in accordance with the Company Charter.
          “Series F Preference Proportionate Share” means, for each Series F Stockholder, the proportionate share set forth next to such Person’s name on the Allocation Schedule under the heading “Series F Preference Proportionate Share.”
          “Series F Stock” means the Series F Preferred Stock, par value $0.0001 per share, of the Company.
          “Series F Stockholders” means each Stockholder holding shares of Series F Stock as of the Effective Time.
          “Software” means all computer software and all versions, forms and embodiments thereof, including all source code, object code, executable code, binary code, files, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all data, materials, manuals, design notes, and other items and documentation related thereto or associated with the foregoing.

Appendix A - Page 17

          “State PUC” means the regulatory body in a particular state that governs public utilities within said state.
          “Stockholder Action” means: (a) any appraisal proceeding by a Stockholder pursuant to Section 262 of the DGCL; (b) any action or proceeding brought by Stockholders challenging or seeking to restrain or prohibit the Contemplated Transactions; or (c) any action or proceeding brought by any Person asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any Acquired Company or (ii) is entitled to all or any portion of the Merger Consideration (other than an Equityholder in accordance with the terms of this Agreement).
          “Stockholder Approval” is defined in Section 7.13(a).
          “Stockholders” is defined in the Recitals.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary. The term “Subsidiary”, as applied to any Acquired Company, shall not include USC.
          “Surviving Corporation” is defined in Section 2.1.
          “Tail Policies” is defined in Section 7.22(a).
          “Tangible Personal Property” is defined in Section 5.15(a).
          “Tangible Personal Property Lease” is defined in Section 5.15(b)(i).
          “Tax” or “Taxes” (and with correlative meaning, “Taxable”, “Taxing”, and “Taxation”) means all forms of taxation or duties imposed, or required to be collected or withheld, including without limitation any United States federal, state, or local, or non-United States, income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, withholding, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or similar levy, of any kind whatsoever, together with any interest, penalties, or additions to tax in respect of the foregoing.
          “Tax Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, or imposition of any Tax.
          “Tax Return” means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules statements, or

Appendix A - Page 18

information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax, and where permitted or required, combined, or consolidated returns for any group of entities.
          “Third-Party Claim” is defined in Section 10.4(a).
          “Third-Party Claim Notice” is defined in Section 10.4(a).
          “Third-Party Consent” means any Consent or Approval of any Person other than a Governmental Entity.
          “Threat of Release” means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
          “Total Preference Amount” means the aggregate amount of the Series A Preference Amount, Series B Preference Amount, the Series C Preference Amount, the Series D Preference Amount, the Series E Preference Amount and the Series F Preference Amount.
          “Trade Secret” means all information that derives economic value from not being generally known to other Persons, and any other information that is proprietary or confidential to a Person, including trade secrets, know-how, ideas, inventions, processes, documentation, information, data, information, customer lists, Software (in both object code and source code form), data, products, processes, technology, plans, drawings, designs, systems, and specifications, including inventions and discoveries that may be patentable.
          “Transaction Documents” means this Agreement, the Certificate of Merger, the Paying Agent Agreement, the Joinder Agreement, the Promissory Note and the Letters of Transmittal, together with such other agreements, certificates, and documents delivered or caused to be delivered by the parties hereto incident to or in connection with the Closing.
          “Transaction Expenses” means, with respect to any Person, all fees, costs, and expenses (including all legal fees and expenses, all fees and expenses payable to any broker or finder, and all fees and expenses of any audit firm or accountants) that have been incurred in connection with the Contemplated Transactions by such Person or its Affiliates.
          “Treasury Regulations” means the regulations issued by the U.S. Department of Treasury under the Code.
          “TriplePoint Warrant Cancellation” is defined in Section 3.5(b)(iii)
          “USC” is defined in the Recitals.
          “USC Consent” is defined in Section 7.25(a).
          “USC Distributions” is defined in Section 7.21.
          “USC Operating Agreement” is defined in Section 5.2(c).
          “USC Sale Notice” is defined in Section 7.25(b).
          “Voting Debt” is defined in Section 5.2(b)
          “WARN Act” means the Worker Adjustment and Retraining Notification Act.

Appendix A - Page 19

          “Warrant Cancellations” means the Horizon Warrant Cancellation, the Comerica Warrant Cancellation and the TriplePoint Warrant Cancellation, collectively.
          “Warrantholders” is defined in the Recitals.
          “Welfare Plan” means an “employee welfare benefit plan” as defined in ERISA §3(1).
          “Working Capital Adjustment Amount” is defined in Section 3.6(a).
          “Working Capital Determination Date” is defined in Section 3.7(e).
          “Working Capital Negotiation Period” is defined in Section 3.7(c)(i).
          “Working Capital Objection Date” is defined in Section 3.7(b).
          “Working Capital Reserve Amount” means an amount equal to $200,000 in cash.
          “Working Capital Target” is defined in Section 3.6(a).

Appendix A - Page 20

Appendix B
Notice Addresses
(i)	if to Parent or Merger Sub, to:

Zayo Group LLC 901 Front Street, Suite 200 Louisville, Colorado 80027 Attention: Scott E. Beer, General Counsel Email: sbeer@zayo.com Fax No.: (303) 226-5923 with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
First Attention: Hendrik F. Jordaan
First Email: hendrik.jordaan@hro.com
Second Attention: Christopher J. Wagner
Second Email: chris.wagner@hro.com
Fax No.: (303) 866-0200

(ii)	if to the Company (prior to Closing), to:

American Fiber Systems, Inc.
100 Meridian Center, Suite 300
Rochester, New York 14618
First Attention: David G. Rusin
First Email: drusin@afsnetworks.com
Second Attention: Gita Ramachandran
Second Email: gita@afsnetworks.com
Third Attention: Bruce Frankiewich, Esq.
Third Email: bfrankicwich@afsnetworks.com
Fax No.: (585)785-5842

(iii)	if to Equityholder Representative, to:

Robert E. Ingalls, Jr. 12704 Laurel Grove Way Fairfax, Virginia 22033 Email: bob.ingalls@verizon.net Fax No.: (703) 860-9305

Exhibit A
Stockholders
(See Attached)

Exhibit A
Capitalization

			ISSUED AND	Total
NAME	TYPE	AUTHORIZED	OUTSTANDING	Outstanding
Lori — Farr Rusin	Common		400,000
Leah G. Rusin Trust	Common		400,000
Lynn Farr Lowney Trust	Common		100,000
Nancy Rusin Swientonioski Trust	Common		100,000
Claire L. Rusin	Common		100,000
Mary Rusin Pisano	Common		100,000
Peter R. Farr	Common		100,000
Jane Farr Burns	Common		100,000
Carmela R. Gleb	Common		100,000
John J. Costello	Common		100,000
Mark D. Danchak	Common		150,000
Paul D. Danchak	Common		100,000
M. Ramachandran	Common		10,000
Ekambaram Sridaran	Common		10,000
Ekambaram Swaminathan	Common		10,000
Malicka Sherif	Common		10,000
Lalitha Rajendran	Common		10,000
David G. Rusin	Common		3,400,000
David Danchak	Common		750,000
Gita Ramachandran	Common		830,000
E.G. Shankar	Common		10,000
Shakuntala Srinivasan	Common		10,000
David M. Baxter	Common		1,000,000
Kevin Mullaney	Common		500,000
Robert J. DeRosa	Common		750,000
Eagle Holding Ltd	Common		1,166,222
David Danchak	Common		150,000
Darlene Abel	Common		100,000
Gita Ramachandran	Common		50,000
Kevin Mullaney	Common		100,000
William Ciminelli	Common		200,000
North Atlantic Ventura Fund III, A Limited Partnership	Common		1,193,547
Sierra Ventures VII, L.P.	Common		317,522
Sierra Ventures Associates VII, LLC	Common		31,752
Sierra Ventures VIII-A, L.P.	Common		429,236
Sierra Ventures VIII-B, L.P.	Common		4,184
Sierra Ventures Associates VIII, LLC	Common		13,002
Lucent Ventura Partners II LLC	Common		334,835
Eagle Holdings Ltd.	Common		63,014
North Atlantic Venture Fund III, A Limited Partnership	Common		2,079,966
Sierra Ventures VII, L.P.	Common		1,815,861
Sierra Ventures Associates VII, LLC	Common		181,585
Sierra Ventures VIII-A, L.P.	Common		2,454,345
Sierra Ventures VIII-B, L.P.	Common		23,854
Sierra Ventures Associates VIII, LLC	Common		74,345
Lucent Venture Partners II LLC	Common		649,999
Wayne Reece	Common		129,999
Deborah Coffman	Common		18,000
Philip Jones	Common		60,000
Michael D’Angelo	Common		100,000
Flinn Investments LLC	Common		2,000,000
Jai /Ramachandran	Common		20,936
Harold E. Godshall	Common		60,000
Alex Ludwinek	Common		3,187
Karen Azzolina	Common		117,291
Terry Gross	Common		3,187

Exhibit A
Capitalization

			ISSUED AND	Total
NAME	TYPE	AUTHORIZED	OUTSTANDING	Outstanding
Limit & Co	Common		159,909
United investors Group	Common		159,909
Task (USA) Inc.	Common		79,955
HLP Management Inc.	Common		23,987
Robert M Dewey Jr.	Common		15,991
Keswick Private Fund III LLC	Common		15,991
Steven and Emily Bragg	Common		11,993
Andre Agassi	Common		7,995
Anthony J deNicola	Common		7,995
Janet W Prindle	Common		7,995
Trust f/b/o Melinda Hackett	Common		4,797
Harold J Newman	Common		4,797
Dieter J. Pommerening	Common		4,797
Stanley R Rawn, Jr.	Common		4,797
John B Ryan	Common		4,797
Article 7th Marital Trust UWO of SR Lewis	Common		3,998
Reed Hobe Sound Trust	Common		3,998
Gregory P Shlopak	Common		3,998
Estate of Edward Bradley	Common		5,597
RIP Investments, LP	Common		3,698
Walter Carozza	Common		3,361
Alexander Paluch	Common		3,361
Trust f/b/o Montague H Hackett III	Common		3,198
Clifford M and Ellen M Noreen	Common		1,999
Lester L Colbert Jr.	Common		1,599
Arjun Gupta	Common		1,599
Donald R. Keough	Common		1,599
Dan W. Lufkin	Common		1,599
David Spencer	Common		1,599
Bart L Zaccaria	Common		1,599
David Schwab	Common		800
Entrust Administration Services	Common		400
Arista Partners, LP	Common		300
Jeffrey M Drazan	Common		800
Pamela B. Schoen	Common		3,998
Leopoldo Villareal	Common		1,599
BBJ Varmoegensanlagen GbR	Common		4,317
Local No 8 I.B.E.W Retirement Plan & Trust	Common		95,945
Hiram T Nichols III	Common		39,477
Darlene Abel	Common		659,640
John Buell	Common		80,000
James H Bevels	Common		32,687
Jennifer Olson	Common		35,000
Stark Onshore Master Holdings LTD	Common		1,233,760
Michael A Roth	Common		24,893
Brian J Stark	Common		74,680
Brian Besller	Common		7,968
Shepherd Investments International LTD.	Common		666,666
Jai Ramachandran	Common		100,000
David Baxter	Common		42,709
TOTAL COMMON STOCK		149,300,565		26,760,015
Sierra Ventures Associates VII, L.L.C.	Preferred A		909,091
Sierra Venturas VII, LP.	Preferred A		9,090,909
Lucent Venture Partners II LLC	Preferred A		2,400,000
TOTAL PREFERRED SERIES A		12,400,000		12,400,000
Sierra Ventures VII. L.P.	Preferred B		4,242,425
Lucent Venture Partners II LLC	Preferred B		2,000,000
Sierra Ventures Associates VII, L.L.C.	Preferred B		424,242
Eagle Holdings Ltd	Preferred B		167,111
TOTAL PREFERRED SERIES B		6,833,778		6,833,778

Exhibit A
Capitalization

			ISSUED AND	Total
NAME	TYPE	AUTHORIZED	OUTSTANDING	Outstanding
Sierra Ventures VIII — A, L.P.	Preferred C		16,876,626
Sierra Ventures Associates VIII, L.L.C	Preferred C		511,259
Lucent Venture Partners II LLC	Preferred C		5,265,958
Sierra Ventures VIII-B, L.P.	Preferred C		165,307
Eagle Holdings Ltd.	Preferred C		200,000
TOTAL PREFERRED SERIES C		23,019,151		23,019,150
North Atlantic Venture Fund III, A Limited Partnership	Preferred D		7,956,960
Sierra Ventures VII, LP.	Preferred D		2,116,811
Sierra Ventures Associates VII LLC*	Preferred D		211,680
Sierra Ventures VIII-A, L.P.	Preferred D		2,861,570
Sierra Ventures VIII-B, L.P.	Preferred D		27,896
Sierra Ventures Associates VIII, LLC*	Preferred D		86,683
Lucent Venture Partners II LLC	Preferred D		2,232,230
Eagle Holdings Ltd.	Preferred D		420,090
North Atlantic Venture Fund III, A Limited Partnership	Preferred D		636,559
Sierra Ventures VII, L.P.	Preferred D		169,345
Sierra Ventures Associates VII, LLC	Preferred D		16,934
Sierra Ventures VIII-A, L.P.	Preferred D		228,926
Sierra Ventures VIII-B, L.P.	Preferred D		2,232
Sierra Ventures Associates VIII, LLC	Preferred D		6,935
Lucent Venture Partners II LLC	Preferred D		178,579
Eagle Holdings Ltd	Preferred D		33,607
TOTAL PREFERRED SERIES D		17,187,037		17,187,037
North Atlantic Venture Fund III, A Limited Partnership	Preferred E		4,243,712
Sierra Ventures VII, LP.	Preferred E		3,704,811
Sierra Ventures Associates VII LLC	Preferred E		370,479
Sierra Ventures VIII-A L.P.	Preferred E		5,007,478
Sierra Ventures VIII-B L.P.	Preferred E		48,669
Sierra Ventures Associates VIII, LLC	Preferred E		151,683
Lucent Venture Partners II LLC	Preferred E		1,326,160
Wayne Reece	Preferred E		265,232
Hudson River Co-Investment Fund L.P.	Preferred E		13,261,600
North Atlantic Venture Fund III, A Limited Partnership	Preferred E		695,130
Sierra Ventures VII, L.P.	Preferred E		1,020,711
Sierra Ventures Associates VII LLC*	Preferred E		102,071
Sierra Ventures VIII-A L.P.	Preferred E		1,379,607
Sierra Ventures VIII-B L.P.	Preferred E		13,409
Sierra Ventures Associates VIII, LLC.*	Preferred E		41,791
Lucent Venture Partners II LLC	Preferred E		2,051,922
TOTAL PREFERRED SERIES E		36,926,927		33,684,465
Hudson River Co-Investment Fund L.P.	Preferred F		1,794,540
North Atlantic Venture Fund III, a Limited Partnership	Preferred F		2,063,265
Lucent Venture Partners II LLC	Preferred F		2,017,845
Robert M. Dewey, Jr.	Preferred F		2,164
IRA Resources, Inc. f/b/o. David Rusin IRA #33323	Preferred F		370,336
David Danchak	Preferred F		311,532
William Ciminelli	Preferred F		24,544
Darlene Abel	Preferred F		15,520
Terry Gross	Preferred F		431
Gita Ramachandran	Preferred F		284,441
Michael D’Angelo	Preferred F		21,906
Sierra Ventures VII, L.P.	Preferred F		2,794,877
Sierra Ventures Associates VII, LLC.*	Preferred F		279,488
Sierra Ventures VIII-A, L.P.	Preferred F		3,777,599
Sierra Ventures VIII-B, L.P.	Preferred F		36,715
Sierra Venturas Associates VIII, LLC*	Preferred F		572,147
David Rusin	Preferred F		243,515
TOTAL PREFERRED SERIES F		14,610,880		14,610,865

Exhibit A
Capitalization

			ISSUED AND	Total
NAME	TYPE	AUTHORIZED	OUTSTANDING	Outstanding
GRAND TOTAL OF ALL SHARES		260,278,338		134,495,310
TriplePoint Capital LLC	Common	72,938
Comerica Bank	Common	650,000
Comerica Bank	Common	650,000
TOTAL COMMON WARRANTS				1,372,938
TriplePoint Capital LLC	Preferred E	39,785
Horizon Technology Funding Company LLC	Preferred E	1,909,671
Horizon Technology Funding Company LLC	Preferred E	1,293,006
TOTAL PREFERRED SHARES WARRANTS				3,242,462
Stock Options Granted				7,801,500

TOTAL FULLY DILUTED SHARES				146,912,210

*     — As nominee for its members

Exhibit B
Warrantholders
(See Attached)

Exhibit B
List of Warrants

						Date	Expiration
Name of Institution	Type	Preferred	Common	Total	Strike Price	Issued	Date

TriplePoint Capital LLC	Preferred E	39,785		39,785	$0.3770284	8/27/2004	8/27/2010
			72,938	72,938	$0.0500000	8/22/2006	8/22/2013

Comerica Bank	Common		650,000	650,000	$0.01	1/13/2006	1/13/2013
	Common		650,000	650,000	$0.01	2/2/2007	2/1/2014
				—

Horizon Technology Funding Company LLC	Preferred E	1,909,671		1,909,671	$0.3770284	8/25/2004	8/25/2014
	Preferred E	1,293,006		1,293,006	$0.3770284	1/13/2006	1/13/2016
				—
				—
				—

Total		3,242,462	1,372,938	4,615,400

Exhibit C
Form of Certificate of Merger
(See Attached)

CERTIFICATE OF MERGER
merging
ZAYO AFS ACQUISITION COMPANY, INC.
with and into
AMERICAN FIBER SYSTEMS HOLDING CORP.
          Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned submits the following Certificate of Merger for the purpose of effecting a merger of domestic corporations under the DGCL.
     1. The name and state of incorporation of each of the constituent corporations is as follows:

Name	State of Incorporation

Zayo AFS Acquisition Company, Inc.	Delaware

American Fiber Systems Holding Corp.	Delaware
     2. The Agreement and Plan of Merger, dated as of June [•], 2010 (the “Merger Agreement”), by and among Zayo Group, LLC, a Delaware limited liability company, Zayo AFS Acquisition Company, Inc., a Delaware corporation, American Fiber Systems Holding Corp., a Delaware corporation, and Robert E. Ingalls. Jr., as the equityholder representative, has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the DGCL.
     3. The name of the surviving corporation is American Fiber Systems Holding Corp. (the “Surviving Corporation”).
     4. The certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”) will be that of American Fiber Systems Holding Corp. as amended to read in its entirety as set forth in Exhibit A attached hereto, and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the DGCL.
     5. The executed Merger Agreement is on file at the office of the Surviving Corporation, located at 901 Front Street, Suite 200, Louisville, Colorado, 80027.
     6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
[Signature is on the following page.]

     BY WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the Surviving Corporation by the undersigned, a duly authorized officer of the Surviving Corporation, as of this _______ day of ____________, 2010.

AMERICAN FIBER SYSTEMS HOLDING CORP.
By:
Name:
Title:

2

EXHIBIT A
Sixth Amended and Restated Certificate of Incorporation
of
American Fiber Systems Holding Corp.
(See Attached)

Exhibit D
Form of Promissory Note
(See Attached)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES AND BLUE SKY LAWS AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH NOTE WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF THIS NOTE AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUER WILL MAKE AVAILABLE TO THE HOLDER, PROMPTLY UPON REQUEST, THE INFORMATION REGARDING OID DESCRIBED IN TREASURY REGULATION SECTION 1.1275-3(b)(1)(i).
SUBORDINATED PROMISSORY NOTE

$[5,500,000.00]	Louisville, Colorado
[ ], 2010 (“Original Issue Date”)
     FOR VALUE RECEIVED, Zayo Group, LLC, a Delaware limited liability company (the “Maker”), promises to pay to the order of Robert E. Ingalls, Jr., in his capacity as the Equityholder Representative (the “Holder”), or his registered assigns and transferees, the principal sum of [Five Million Five Hundred Thousand] Dollars [($5,500,000.00)] in accordance with the provisions of this Subordinated Promissory Note (this “Note”). [NTD: The principal amount shall be determined immediately prior to closing pursuant to Section 7.25(c) of the Merger Agreement.]
     1. Agreement and Plan of Merger. This Note is the Promissory Note referred to in the Agreement and Plan of Merger, dated as of June ___, 2010 (the “Merger Agreement”), by and among the Maker, Zayo AFS Acquisition Company, Inc., a Delaware corporation, American Fiber Systems Holding Corp., a Delaware corporation, and the Holder. Terms not otherwise defined herein shall be deemed to have the meanings ascribed to them in the Merger Agreement.
     2. Interest; Payment.
          (a) Interest. Interest shall not accrue on the outstanding balance of this Note; provided, however, that for U.S. federal income tax purposes interest shall accrue on the “imputed principal amount” of the Note at the appropriate “applicable federal rate” (in each case, as determined under Section 1274 of the Internal Revenue Code and applicable Treasury Regulations)1; and further provided, however, that any amount on this Note that is not paid when due, whether at stated maturity, upon acceleration or otherwise, shall bear interest from the due date until said amount is paid in full at a rate equal to three percent (3%) above the Prime Rate (as published in the Eastern Edition of the Wall Street Journal) on such due date.

1	For U.S. federal income tax purposes, interest on a two-year note will be imputed at the lowest “short-term applicable federal rate” (compounded semi-annually) (“AFR”) under Section 1274(d) for the three month period ending on the closing date. The AFR for each of April, May and June of 2010 is 0.67, 0.79, and 0.74, respectively.

          (b) Payment. All payments on this Note shall be in United States Dollars and in immediately available funds paid to an account of the Paying Agent, for further distribution to the Equityholders in accordance with Section [____] of the Paying Agent Agreement. All outstanding amounts due under this Note shall be payable on the two (2)-year anniversary of the Original Issue Date (the “Maturity Date”).
          (c) Optional Prepayment. The Maker may at any time prepay all or any portion of the unpaid principal amount of this Note outstanding without premium or penalty.
          (d) Payment Upon Change of Control.
          (i) For the purposes of this Section 2(d), “Change of Control” shall mean with respect to Maker, any Entity that directly or indirectly owns a majority of the voting power of Maker’s outstanding Equity Securities (each a “Parent”), or any Subsidiary of Maker listed on Schedule I attached to this Note (each a “Material Subsidiary”) (A) any consolidation or merger with or into any other corporation or other Entity, or any other corporate re-organization or business combination transaction involving a Parent, the Maker or a Material Subsidiary, however structured, in which the stockholders of a Parent or the members of the Maker immediately prior to such consolidation, merger, reorganization or transaction or Maker, as the case may be, own(s) capital stock of the entity surviving such merger, consolidation, reorganization representing or transaction less than fifty percent (50%) of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger or reorganization (but excluding any consolidation or merger effected solely for the purpose of reincorporating a Parent, the Maker or a Material Subsidiary in another state or any consolidation or merger of a Parent, the Maker or a Material Subsidiary with or into any Affiliate of Maker); (B) a sale, lease or other disposition of all or substantially all of the assets of a Parent, the Maker or a Material Subsidiary by means of any transaction or a series of related transactions except where such sale is to an Affiliate of the Maker or a sale or other disposition of Equity Securities of a Parent, the Maker or a Material Subsidiary representing more than a majority of the voting power of such Entity’s outstanding Equity Securities, whether by such Entity or the holders of such Entity’s outstanding Equity Securities; or (C) an underwritten initial public offering of the equity securities of a Parent, the Maker or a Material Subsidiary resulting in net proceeds of at least $75 million to such Entity after which such equity securities will be registered under Section 12 of the Securities and Exchange Act of 1934, as amended (an “IPO”).
          (ii) On or before the date that is thirty (30) days prior to the consummation of any transaction constituting a Change of Control, Maker shall provide Holder with written notice of the proposed Change of Control (the “Transaction Notice”). The Transaction Notice shall describe in reasonable detail the terms and conditions of the Change of Control. Upon a Change of Control, Holder, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note due and payable. If Holder makes such a declaration in accordance with the provisions of this clause (ii), then Maker shall pay to Holder (for further distribution to the Equityholders pursuant to the Paying Agent Agreement) said amounts (A) simultaneously with the closing of the Change of Control (other than an IPO) and (B) within sixty (60) days following consummation of an IPO; provided, however, that Holder must exercise the payment option set forth in this Section 2(d) within twenty (20) days after receipt by Holder of the Transaction Notice.
          (e) Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing prior to the Maturity Date for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
          (i) an order, judgment of decree is entered adjudicating a Parent, the Maker or any Material Subsidiary bankrupt or insolvent; or a Parent, the Maker or any Material Subsidiary shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a Parent, the Maker or any Material Subsidiary shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or if a Parent, the Maker or any Material Subsidiary shall make an assignment for the benefit of creditors; of if a Parent, the Maker or any Material Subsidiary shall be unable to, or shall admit in writing the inability to, pay its debts as they become due; or if a Parent, the Maker or any Material Subsidiary shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing;
          (ii) any case, proceeding or other action against a Parent, the Maker or any Material Subsidiary shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangements, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangements, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of a Parent, the Maker or any Material Subsidiary or for all or a substantial part of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of a Parent, the Maker or any Material Subsidiary; and if in each such case such conditions shall continue for a period of 90 days undismissed, undischarged or unbonded;
          (iii) a default in the payment of any amount due hereunder within five (5) days of when due and fails to cure such default within five (5) days after receipt of written notice from Holder to Maker;
          (iv) if any representation or warranty made by Maker in this Note shall prove to be false in any material respect as of the time made;
          (v) default shall be made in the due observance or performance of any covenant or agreement set forth in this Note on the part of Maker to be observed or performed (including, without limitation, any such covenant to cause or not to permit another Person to act in any manner or to refrain from taking any action) which shall continue for a period of 30 days unless waived by Holder during such 30-day period; or
          (vi) a default shall occur with respect to any “Senior Debt” (as defined below), if that default:
(A) is caused by a failure to make any payment when due of such Senior Debt (a “Payment Default”); or
(B) results in the acceleration of such Senior Debt prior to its express maturity;
     then the Holder may, at its option and in addition to any right, power or remedy permitted under this Note, or by law or equity or otherwise, by notice in writing to the Maker, declare this Note to be, and this Note shall thereupon be and become, forthwith due and payable, provided that upon an event with respect to Maker or any Material Subsidiary described in subsections (e) (i) or (ii), this Note and all other amounts payable under this Note shall automatically become immediately due and payable, in each case without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Maker.
     3. Affirmative Covenants.
          (a) Until payment in full of this Note, Maker covenants and agrees to:
          (i) Maintain, and cause each Material Subsidiary to maintain, its entity existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, and cause each Material Subsidiary to qualify and remain qualified as a foreign Entity in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect;
          (ii) keep, and cause its Material Subsidiaries to keep, on a consolidated basis, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Maker and such Material Subsidiaries required to be reflected by such accounting principles;
          (iii) maintain, and cause each Material Subsidiary to maintain, in the Ordinary Course of Business, all of its properties (tangible and intangible) necessary or useful in its business in good working order and condition, normal wear and tear and disposal of obsolete equipment excepted;
          (iv) maintain, and cause each Material Subsidiary to maintain, insurance with reputable insurers in such amounts and of the kinds as are customarily maintained by companies engaged in the same or similar businesses and similarly situated; and
          (v) comply, and cause each Material Subsidiary to comply, in all material respects, with all applicable Laws, and pay, and cause each Material Subsidiary to pay, before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or its property, in each case the failure to comply with which or to pay could reasonably be expected to have a material adverse effect on the financial condition or operations of Maker and its Material Subsidiaries taken as a whole, except to the extent the same are being contested in good faith in a manner permitted by applicable law and against which Maker has set up adequate reserves to the extent required by GAAP.
          (b) Until payment in full of this Note, Maker covenants and agrees to furnish to Holder, promptly (and in any event within ten (10) days) after Maker becomes aware of the occurrence of any Event of Default, a written notice setting forth the details of such Event of Default and the action (if any) which is proposed to be taken by Maker with respect thereto.
          (c) Maker shall furnish to Payee as soon as available and in any event no later than one hundred twenty (120) days after the end of the fiscal year of Maker, consolidated financial statements of Maker for the years ending December 31, 2010 and 2011, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon by the independent accountants to Maker.
          (d) Maker shall reimburse Holder on demand, or without demand in the case of the occurrence of an Event of Default, any and all reasonably necessary out-of-pocket expenses (including attorney’s fees and expenses) paid or incurred by Holder in connection with the collection, enforcement, preservation or protection of this Note and any related document or instrument or any right or claim in connection herewith.
     4. Negative Covenant. Until payment in full of this Note, Maker shall not, without the prior written consent of Holder, declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any of its Equity Securities now or hereafter outstanding or make any distribution of assets to its members whether in cash, assets, or obligations of Maker or pay any principal or interest on any loan from holders of its Equity Securities, other than Tax distributions to its members or any Affiliates of its members.
     5. Representations and Warranties of Maker. Maker hereby represents and warrants to Holder as of the Original Issue Date as follows:
          (a) Financial Statements. On or prior to the Original Issue Date, Maker provided Holder with true and complete copies of the following financial statements and reports (collectively, the “Maker Financial Statements”): (i) the audited comparative consolidated balance sheet of Maker for the fiscal years ended December 31, 2008 and December 31, 2009, the related audited comparative consolidated statement of operations, statement of stockholders’ equity (deficit) and statement of cash flows of Maker for the fiscal years then ended and the notes thereto and (ii) the unaudited consolidated balance sheet of Maker as of March 31, 2010 (the “Interim Balance Sheet”) and the related unaudited consolidated statement of operations, and statement of cash flows for the four month fiscal period then ended.
          (b) Presentation of Financial Statements. The Maker Financial Statements (i)

fairly present, in all material respects, the financial position and results of operations and cash flows as of and for the fiscal years or fiscal periods covered in such Maker Financial Statements, (ii) have been prepared in all material respects in accordance with (A) the books and records of the Maker and its Subsidiaries and (B) GAAP (except in the case of the Interim Balance Sheet and related statements of operations, stockholders’ equity (deficit) and cash flows for the absence of notes and that such statements are subject to normal, year-end adjustments that are neither individually nor in the aggregate material in amount) and (iii) except for the proper application of changes in accounting principles required under GAAP, reflect in all material respects the consistent application of GAAP throughout the periods covered in such Maker Financial Statements.
          (c) Financial Books and Records. Maker and each of its Subsidiaries maintains in all material respects accurate and complete books (including books of account) and records reflecting its assets and liabilities and maintains in all material respects proper and adequate internal accounting controls that provide assurance that: (i) transactions are executed with the authorization of Maker’s management; (ii) transactions are recorded as necessary to permit preparation of the financial statements of Maker in accordance with GAAP consistently applied, Law and otherwise in a manner that fairly presents in all material respects the financial condition and results of operations of Maker as of the respective dates and periods thereof and to maintain accountability for the assets of Maker; (iii) access to the assets of Maker is permitted only in accordance with the authorization of Maker’s management; (iv) the reporting of the assets of Maker is compared in all material respects with existing assets at regular intervals and (v) accounts, notes and other receivables are recorded accurately in all material respects and proper and reasonably adequate procedures are implemented to effect the collection thereof on a current and timely basis.
          (d) Solvency. Maker has the ability to pay its liabilities as they come due in the Ordinary Course of Business and in accordance with the terms and provisions of all Contracts to which any Maker is a party. The Contemplated Transactions will not render Maker insolvent (meaning that the sum of Maker’s debts and other probable Liabilities will not exceed the fair value (as defined under GAAP) of Maker’s assets).
          (e) Organization and Standing. Maker is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.
          (f) Authority; Execution and Delivery; Enforceability.
          (i) Power and Authority. Maker has full Entity power and authority to execute and deliver this Note, and to perform its obligations under this Note.
           (ii) Due Authorization. The execution and delivery by Maker of this Note and the performance by Maker of its obligations under this Note have been duly authorized by all necessary Entity action of Maker, including any required member, manager, shareholder, director and other authorizations or approvals under the Law applicable to, or the Organizational Documents of, Maker.

           (iii) Execution and Delivery; Enforceability. This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, subject to the Remedies Exception.
          (g) No Conflicts. The execution and delivery by Maker of this Note and the performance by Maker of this Note of its obligations under this Note does not:
           (i) contravene, conflict with, result in a material violation or material breach of, require any filing, notice, waiver or material Governmental Authorization;
           (ii) constitute a material default or a material event of default under, require any material filing, notice, waiver or Consent under, or result in or give to any Person any right of termination, cancellation, acceleration, or modification under, or any right to exercise any remedy or obtain any relief under, any material term or provision of any material Contract to which Maker is a party;
           (iii) contravene, conflict with, or result in a violation of any material provision of the Organizational Documents of Maker; or
           (iv) result in the imposition or creation of, or give any Person any right to create or impose, any material lien or encumbrance, except for any Permitted Encumbrance, on or with respect to any of the assets and properties of Maker.
     6. Registration of Transfer. The Maker shall keep at its principal office a register for the registration of this Note, which shall contain the name and address of the registered Holder and the principal of the Note. No transfer of this Note or any right to receive payments under this Note shall be permitted unless made upon the Maker’s register. Upon the surrender of the Note at such place, the Maker shall, at the request of the Holder, execute and deliver (at the Maker’s expense) a new note or notes in exchange therefor representing in the aggregate the principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent such principal amount of Note as is requested by the Holder of the surrendered Note and shall be substantially identical in form to the surrendered Note; provided that, if any Note is to be registered in the name of a person or persons other than the Holder, the Maker has received evidence satisfactory to the Maker and its counsel that the transfer of such Note from the converting Holder to the person specified may be accomplished without violation of applicable securities law. Upon receipt by Maker of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Maker or, in case of any such mutilation, upon surrender and cancellation of this Note, Maker will issue a new Note of like tenor in lieu of this Note.
     7. Subordination; Subrogation.
          (a) The obligations of Maker under this Note are subordinated to the prior payment in full of all Senior Debt. Promptly upon request by Maker or any holder of Senior Debt, Holder shall enter into one or more subordination agreements, or amendments to this Note, in either case containing subordination terms and provisions mutually acceptable to Holder and the applicable holder of Senior Debt.
          (b) For purposes of this Note, the following terms shall have the following meanings:
           (i) “Credit Agreement” means that certain Credit Agreement, dated March 12, 2010, by and among Maker, Zayo Capital, Inc., the Persons party thereto from time to time as guarantors, the financial institutions party thereto from time to time as lenders and Suntrust Bank, as the issuing bank, collateral agent and administrative agent.
           (ii) “Indenture” means that certain Indenture, dated March 12, 2010, among Maker, Zayo Capital, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
           (iii) “Senior Debt” means any and all of the following, now or hereafter existing or arising: (A) all principal of, and premium, if any, and interest on, and any other obligations owing under or in connection with, the Senior Loans or Senior Notes (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any bankruptcy, insolvency or similar proceeding and any additional interest that would have accrued thereon but for the commencement of such proceeding), (B) all reimbursement and other obligations under or in connection with any letter of credit issued by any holder of Senior Debt or any affiliate thereof, (C) all obligations of Maker or any Subsidiary thereof to any holder of Senior Debt or any affiliate thereof under or in respect of any interest rate exchange agreement, interest rate swap agreement or other similar agreement entered into in respect of all or any portion of the Senior Debt referred to in clause (A) above, (D) all indebtedness and obligations arising in connection with any refinancings, replacements or increases of any of the foregoing, whether with any current holder of Senior Debt or any other Person, and whether in the same, lesser or greater amount, and (E) any and all renewals, extensions, increases or rearrangements of any of the foregoing.
           (iv) “Senior Loans” means the “Obligations” (as defined in the Credit Agreement) of Maker under the Credit Agreement.
           (v) “Senior Notes” means the “Obligations” (as defined in the Indenture) of Maker under the Indenture and the “Notes” (as defined in the Indenture).
     8. Amendment; Waiver; No Set-off.
          (a) The provisions of this Note may be waived or amended only with the written approval of the Maker and the Holder and shall only be effective to the extent specifically set forth in said writing. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or other enforcement of this Note.
          (b) No course of dealing and no delay or omission on the part of the Holder hereof in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Holder of this Note. No waiver of any single breach or default shall be deemed a waiver or breach of any other breach or default theretofore or thereafter occurring. No right conferred hereby upon the Holder hereof shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise; all remedies shall be cumulative and not alternative.
          (c) Except as set forth in Section 10.6 of the Merger Agreement, (i) Maker shall have no right of setoff with respect to this Note, whether express, implied, statutory or otherwise, or any similar right to withhold, appropriate or apply any amount payable on this Note, and Maker hereby waives and releases any such right; and (ii) Maker’s obligation to pay this Note shall be absolute and unconditional.
     9. Notices. All communications under this Note shall be given and effective as set forth in the Merger Agreement.
     10. Severability; Interpretation.
          (a) Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under any such law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Note.
          (b) As used in this Note, the singular shall include the plural, and the masculine, feminine and neutral pronouns shall be fully interchangeable, where the context so requires. The headings of sections and paragraphs in this Note are for convenience only and shall not be construed to limit or define any content, scope or intent of the provisions hereof.
     11. Fax Signatures; Entire Agreement. Any fax signature hereto (or signature sent via pdf) shall be as legally binding as a signed original for all purposes. This Note and the Merger Agreement contain the entire agreement and understanding (oral or written) of the Maker and the Holder regarding the subject matter hereof, and supersede any other agreement regarding same.
     12. Governing Law. This Note shall be governed by the internal laws of the State of Delaware, without giving effect to conflicts of laws principles, and is executed as a sealed instrument. THE HOLDER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO SERVICE OF PROCESS, AND TO BE SUED, IN THE STATE OF DELAWARE AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURTS OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS SUBORDINATED PROMISSORY NOTE OR ANY OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. THE MAKER FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS SET FORTH IN THE ABOVE-MENTIONED MERGER AGREEMENT OR AS OTHERWISE PROVIDED UNDER

THE LAWS OF THE STATE OF DELAWARE. THE MAKER AND THE HOLDER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE MAKER OR THE HOLDER IN RESPECT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR TRANSACTION CONTEMPLATED HEREBY.
[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Note on the ______ day of ___________, 2010.

ZAYO GROUP, LLC

By:

Name:
Title:

By:

Name:
Title:
[Signature Page to Promissory Note]

SCHEDULE I
Material Subsidiaries of Maker
Zayo Enterprise Networks, LLC
Zayo Bandwidth, LLC
Zayo Colocation, Inc.
Zayo Capital, Inc.

Exhibit E-1
Form of Preferred Stock Letter of Transmittal
(See Attached)

PREFERRED STOCK LETTER OF TRANSMITTAL
To Accompany Certificates Representing Shares of Preferred Stock of
American Fiber Systems Holding Corp.
Ladies and Gentlemen:
     In connection with the contemplated merger (the “Merger”) of Zayo AFS Acquisition Company, Inc. (“Merger Sub”), a wholly-owned subsidiary of Zayo Group, LLC (“Zayo”), with and into American Fiber Systems Holding Corp. (the “Company”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June     , 2010, by and among Zayo, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Equityholder Representative”), the undersigned herewith surrenders the enclosed stock certificates (the “Certificate(s)”) which represent shares of the Company’s preferred stock (the “Shares”) to be exchanged for the consideration (the “Consideration”), as calculated by and subject to the terms and conditions set forth in the Merger Agreement. By delivery of this Letter of Transmittal and the Exchange Form attached hereto to the Company, if prior to the Merger, and to the “Paying Agent” (as defined below), if after the Merger, the undersigned hereby (x) forever waives all appraisal rights under Section 262 of the Delaware General Corporation Law or similar rights under Delaware law, and (y) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned.
     The undersigned understands, acknowledges and agrees that completion and delivery of this Letter of Transmittal and the Exchange Form attached hereto constitutes assent to the terms of the transactions contemplated by the Merger Agreement. The undersigned has reviewed and understands the Merger Agreement, and the undersigned’s signature on the Exchange Form attached to this Letter of Transmittal and tender of Shares constitutes the undersigned’s: (a) agreement to terms and conditions of the Merger Agreement including, but not limited to, the calculation of the undersigned’s portion of the Consideration as set forth in Article III of the Merger Agreement; and (b) approval of and consent to the appointment of the Equityholder Representative as his, her or its representative to discharge the duties set forth in Article XI of the Merger Agreement.
     The Merger Agreement contemplates that, upon the surrender by a stockholder of such holder’s Certificate(s) and the execution of this Letter of Transmittal, the payment of the Consideration will be made after the effective time of the Merger (the “Effective Time”). The undersigned acknowledges that, until surrendered, each outstanding Certificate that formerly represented Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Consideration in accordance with the terms of the Merger Agreement.
     The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Comerica Bank (the “Paying Agent”), Parent or the Company in connection with the surrender of the Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The surrender of Shares hereby is irrevocable.
     The undersigned understands that surrender is not made in acceptable form until the receipt by the Company (if before the Merger) or the Paying Agent (if after the Merger) of the Exchange Form attached to this Letter of Transmittal, or a facsimile hereof, duly completed and signed, and of the Certificate(s), together with all accompanying evidences of authority in form satisfactory to the Company (which may delegate power in whole or in part to the Paying Agent). The undersigned acknowledges and agrees that the Consideration paid in exchange for Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

     The undersigned understands that payment for surrendered Shares will be made as promptly as practicable after the Effective Time and the surrender of Certificate(s) representing the Shares is made in acceptable form. The undersigned understands that by surrendering the Certificate(s), the undersigned also surrenders Shares that may be issued to the undersigned after the Certificate(s) are surrendered.
     The undersigned hereby agrees to indemnify and hold harmless the Company and Zayo and shall reimburse the Company and Zayo for any damages arising from, or in connection with, any failure by the undersigned to perform or comply with any agreement in this Letter of Transmittal.
     The undersigned is strongly urged to consult with legal, tax and/or financial advisor(s) of the undersigned’s choosing regarding the consequences to the undersigned of the Merger, the Merger Agreement, and the undersigned’s execution of this Letter of Transmittal, and acknowledges that the undersigned (a) availed himself, herself or itself of such right and opportunity (to the extent that the undersigned so desired); (b) has carefully reviewed and understands the terms of the foregoing documents and the transactions contemplated thereby and deems them to be in the undersigned’s best interest; and (c) is competent to execute this Letter of Transmittal free from coercion, duress or undue influence.

EXCHANGE FORM
To Accompany Certificates Representing Shares of Preferred Stock of
American Fiber Systems Holding Corp.

If before the Merger, please send to the	If after the Merger, please send to the Paying
Company (by hand, courier or mail):	Agent (by hand, courier or mail):

American Fiber Systems Holding Corp.	Comerica Bank
100 Meridian Centre, Suite 300
Rochester, NY 14618
Attention:	Attention:
Fax No.:	Fax No.:
Description of Certificates Surrendered
Name And Address of Registered Holder

Name: (print full name as it appears on your certificates)
Address: (print current mailing address)

Surrendered Securities

Stock Certificate No.	Class/Series of Preferred Stock	Number of Preferred Shares

Total Number of Preferred Shares Represented by Certificates:

☐ Check the box if any of the certificates that you own have been lost, mutilated, destroyed or stolen. Please fill out the remainder of this Exchange Form (including the Form W-9 (or Form W-8)) and indicate the number of shares of capital stock represented by lost, mutilated, destroyed or stolen certificates (see instruction 5).
See the reverse side of this document for additional instructions.
Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Date
Signature of Owner	Signature of Co-Owner (if more than one owner)	(mm/dd/yyyy)

By:	By:
Name:	Name:
Its:	Its:

INSTRUCTIONS FOR COMPLETING THE EXCHANGE FORM
These instructions are for the Exchange Form.
Please return the properly completed and executed Exchange Form (including Form W-9 (or Form W-8) attached), together with all of your Certificates. All Certificates must be submitted with the Exchange Form and the Form W-9 (or Form W-8) attached.
     1. Signatures on Exchange Form and Endorsements.
          (a) If this Exchange Form is signed by the registered holder(s) of the Certificate(s) tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without any change whatsoever.
          (b) If any Shares tendered hereby are held of record by two or more joint registered holders, all such holders must sign this Exchange Form and each must complete a Form W-9 (or Form W-8).
          (c) If any Shares tendered hereby are registered in different names on several Company stock certificates, it will be necessary to complete, sign and submit as many separate Exchange Forms (including Forms W-9 (or Forms W-8)) as there are different registrations of certificates. You can request additional Exchange Forms and Forms W-9 (or Forms W-8) from the Company (if before the Merger) or the Paying Agent (if after the Merger).
          (d) If this Exchange Form is signed by the holder(s) of the Certificate(s) listed and transmitted hereby, no endorsements of such Certificate(s) are required.
     2. Inadequate Space. If there is inadequate space to complete any box or to sign this Exchange Form, the information or signatures required to be provided must be set forth on additional sheets substantially in the form of the corresponding portion of this Exchange Form and attached to this Exchange Form.
     3. Indication of Certificate Numbers and Shares. This Exchange Form should indicate the stock certificate number(s) of the Certificates covered hereby and the number of Shares represented by each such Certificate.
     4. Method of Delivery. The method of delivery of all documents is at the option and risk of the holder of the Shares. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. For your convenience, a return envelope is enclosed. It is suggested that you hand deliver or mail this Exchange Form together with your Certificate(s) representing the Shares to the Company (if before the Merger) or the Paying Agent (if after the Merger) as soon as possible. Delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Company or the Paying Agent, as applicable.
     5. Lost Certificates. If any of your Certificates have been lost, stolen or destroyed, you should notify the Company (if before the Merger) or the Paying Agent (if after the Merger) in writing and await instructions as to how to proceed. The Company (if before the Merger) or the Paying Agent (if after the Merger) will respond with the replacement requirements.
     6. Validity of Surrender; Irregularities. All questions as the validity, form and eligibility of any surrender of the Certificate(s) will be determined by Zayo (which may delegate power in whole or in part to the Paying Agent), and such determination shall be final and binding absent manifest error. Zayo reserves the right to waive any irregularities or defects in the surrender of any of the Certificate(s) and its interpretation of the terms and conditions of this Exchange Form or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

Exhibit E-2
Form of Common Stock Letter of Transmittal
(See Attached)

COMMON STOCK LETTER OF TRANSMITTAL
To Accompany Certificates Representing Shares of Common Stock of
American Fiber Systems Holding Corp.
Ladies and Gentlemen:
     In connection with the contemplated merger (the “Merger”) of Zayo AFS Acquisition Company, Inc. (“Merger Sub”), a wholly-owned subsidiary of Zayo Group, LLC (“Zayo”), with and into American Fiber Systems Holding Corp. (the “Company”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June     , 2010, by and among Zayo, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Equityholder Representative”), the undersigned herewith surrenders the enclosed stock certificates (the “Certificate(s)”) which represent shares of the Company’s common stock (the “Shares”) to be exchanged for the consideration (the “Consideration”), as calculated by and subject to the terms and conditions set forth in the Merger Agreement. By delivery of this Letter of Transmittal and the Exchange Form attached hereto to the Company, if prior to the Merger, and to the “Paying Agent” (as defined below), if after the Merger, the undersigned hereby (x) forever waives all appraisal rights under Section 262 of the Delaware General Corporation Law or similar rights under Delaware law, and (y) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned.
     The undersigned understands, acknowledges and agrees that completion and delivery of this Letter of Transmittal and the Exchange Form attached hereto constitutes assent to the terms of the transactions contemplated by the Merger Agreement. The undersigned has reviewed and understands the Merger Agreement, and the undersigned’s signature on the Exchange Form attached to this Letter of Transmittal and tender of Shares constitutes the undersigned’s: (a) agreement to terms and conditions of the Merger Agreement including, but not limited to, the calculation of the undersigned’s portion of the Consideration as set forth in Article III of the Merger Agreement; and (b) approval of and consent to the appointment of the Equityholder Representative as his, her or its representative to discharge the duties set forth in Article XI of the Merger Agreement.
     The Merger Agreement contemplates that, upon the surrender by a stockholder of such holder’s Certificate(s) and the execution of this Letter of Transmittal, the payment of the Consideration will be made after the effective time of the Merger (the “Effective Time”). The undersigned acknowledges that, until surrendered, each outstanding Certificate that formerly represented Shares will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Consideration in accordance with the terms of the Merger Agreement.
     The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Comerica Bank (the “Paying Agent”), Parent or the Company in connection with the surrender of the Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The surrender of Shares hereby is irrevocable.
     The undersigned understands that surrender is not made in acceptable form until the receipt by the Company (if before the Merger) or the Paying Agent (if after the Merger) of the Exchange Form attached to this Letter of Transmittal, or a facsimile hereof, duly completed and signed, and of the Certificate(s), together with all accompanying evidences of authority in form satisfactory to the Company (which may delegate power in whole or in part to the Paying Agent). The undersigned acknowledges and agrees that the Consideration paid in exchange for Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

     The undersigned understands that payment for surrendered Shares will be made as promptly as practicable after the Effective Time and the surrender of Certificate(s) representing the Shares is made in acceptable form. The undersigned understands that by surrendering the Certificate(s), the undersigned also surrenders Shares that may be issued to the undersigned after the Certificate(s) are surrendered.
     By execution and delivery of the Exchange Form attached to this Letter of Transmittal, the undersigned hereby expressly represents and warrants to the Company and Zayo as follows:
(i)	If and to the extent that the undersigned is an entity, the undersigned is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment.

(ii)	The undersigned is the sole record and beneficial holder of the Shares represented by the Certificate(s) indicated on the Exchange Form attached to this Letter of Transmittal, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind and neither such Shares nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pawned, pledged for any bank or brokerage loan or otherwise, or disposed of in any manner by the undersigned.

(iii)	The undersigned does not hold beneficially or of record any shares of capital stock of the Company, whether certificated or uncertificated, other than those shares set forth on the Exchange form attached to this Letter of Transmittal.

(iv)	If and to the extent that the undersigned is an entity, the undersigned has all requisite entity power and authority to execute this Letter of Transmittal and to perform its obligations hereunder. If and to the extent that the undersigned is an entity, the execution and delivery of this Letter of Transmittal have been duly authorized by all necessary entity action on the part of the undersigned. This Letter of Transmittal has been duly executed and delivered by the undersigned and constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
     By execution and delivery of the Exchange Form attached to this Letter of Transmittal, the undersigned and his/her/its respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns, upon good consideration, the receipt of which is acknowledged, hereby releases and discharges the Company, Zayo and their respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns and the respective present and former officers, directors and employees of any of the foregoing other than the undersigned (collectively, the “Released Persons”) from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings, and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that the undersigned ever had, now has, or may in the future have against any Released Person, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the date of this Letter of Transmittal, which arise out of or relate to any transaction, agreement, instrument or arrangement, with the Company or any other Released Person with respect to this Letter of Transmittal; provided, however, that the foregoing release shall not apply to any rights of the undersigned to receive the Consideration.

     The undersigned hereby understands, acknowledges and agrees that all of the representations, warranties and agreements contained in this Letter of Transmittal shall survive the Merger. The undersigned hereby agrees to indemnify and hold harmless the Company and Zayo and shall reimburse the Company and Zayo for any damages arising from, or in connection with, (a) any inaccuracy in the representations and warranties made by the undersigned in this Letter of Transmittal, or any actions, omissions or statements of facts inconsistent with any such representation or warranty, and (b) any failure by the undersigned to perform or comply with any agreement in this Letter of Transmittal.
     The undersigned is strongly urged to consult with legal, tax and/or financial advisor(s) of the undersigned’s choosing regarding the consequences to the undersigned of the Merger, the Merger Agreement and the undersigned’s execution of this Letter of Transmittal, and acknowledges that the undersigned (a) availed himself, herself or itself of such right and opportunity (to the extent that the undersigned so desired); (b) has carefully reviewed and understands the terms of the foregoing documents and the transactions contemplated thereby and deems them to be in the undersigned’s best interest; and (c) is competent to execute this Letter of Transmittal free from coercion, duress or undue influence.

EXCHANGE FORM
To Accompany Certificates Representing Shares of Common Stock of
American Fiber Systems Holding Corp.

If before the Merger, please send to the Company (by hand, courier or mail):	If after the Merger, please send to the Paying Agent (by hand, courier or mail):

American Fiber Systems Holding Corp.	Comerica Bank
100 Meridian Centre, Suite 300
Rochester, NY 14618
Attention:	Attention:
Fax No.:	Fax No.:
Description of Certificates Surrendered
Name And Address of Registered Holder

Name: (print full name as it appears on your certificates)
Address: (print current mailing address)

Surrendered Securities

Stock Certificate No.	Number of Common Shares

Total Number of Common Shares Represented by Certificates:

☐ Check the box if any of the certificates that you own have been lost, mutilated, destroyed or stolen. Please fill out the remainder of this Exchange Form (including the Form W-9 (or Form W-8)) and indicate the number of shares of capital stock represented by lost, mutilated, destroyed or stolen certificates (see instruction 5).
See the reverse side of this document for additional instructions.
Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Date
Signature of Owner	Signature of Co-Owner (if more than one owner)	(mm/dd/yyyy)

By:	By:
Name:	Name:
Its:	Its:

INSTRUCTIONS FOR COMPLETING THE EXCHANGE FORM
These instructions are for the Exchange Form.
Please return the properly completed and executed Exchange Form (including Form W-9 (or Form W-8) attached), together with all of your Certificates. All Certificates must be submitted with the Exchange Form and the Form W-9 (or Form W-8) attached.
     1. Signatures on Exchange Form and Endorsements.
          (a) If this Exchange Form is signed by the registered holder(s) of the Certificate(s) tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without any change whatsoever.
          (b) If any Shares tendered hereby are held of record by two or more joint registered holders, all such holders must sign this Exchange Form and each must complete a Form W-9 (or Form W-8).
          (c) If any Shares tendered hereby are registered in different names on several Company stock certificates, it will be necessary to complete, sign and submit as many separate Exchange Forms (including Forms W-9 (or Forms W-8)) as there are different registrations of certificates. You can request additional Exchange Forms and Forms W-9 (or Forms W-8) from the Company (if before the Merger) or the Paying Agent (if after the Merger).
          (d) If this Exchange Form is signed by the holder(s) of the Certificate(s) listed and transmitted hereby, no endorsements of such Certificate(s) are required.
     2. Inadequate Space. If there is inadequate space to complete any box or to sign this Exchange Form, the information or signatures required to be provided must be set forth on additional sheets substantially in the form of the corresponding portion of this Exchange Form and attached to this Exchange Form.
     3. Indication of Certificate Numbers and Shares. This Exchange Form should indicate the stock certificate number(s) of the Certificates covered hereby and the number of Shares represented by each such Certificate.
     4. Method of Delivery. The method of delivery of all documents is at the option and risk of the holder of the Shares. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. For your convenience, a return envelope is enclosed. It is suggested that you hand deliver or mail this Exchange Form together with your Certificate(s) representing the Shares to the Company (if before the Merger) or the Paying Agent (if after the Merger) as soon as possible. Delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Company or the Paying Agent, as applicable.
     5. Lost Certificates. If any of your Certificates have been lost, stolen or destroyed, you should notify the Company (if before the Merger) or the Paying Agent (if after the Merger) in writing and await instructions as to how to proceed. The Company (if before the Merger) or the Paying Agent (if after the Merger) will respond with the replacement requirements.
     6. Validity of Surrender; Irregularities. All questions as the validity, form and eligibility of any surrender of the Certificate(s) will be determined by Zayo (which may delegate power in whole or in part to the Paying Agent), and such determination shall be final and binding absent manifest error. Zayo reserves the right to waive any irregularities or defects in the surrender of any of the Certificate(s) and its interpretation of the terms and conditions of this Exchange Form or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A surrender will not be deemed to have been validly made until all irregularities and defects have been cured.

Exhibit F
Form of Option Cancellation
(See Attached)

OPTION TERMINATION AND SURRENDER AGREEMENT
     This OPTION TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is made as of the date and by the person set forth on the signature page to this Agreement (“Optionholder”) in favor and for the benefit of American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the “Merger Agreement” (as defined below).
Recitals
     A. The Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June [•], 2010, by and among Parent, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub shall merge with and into the Company whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Merger”).
     B. Optionholder holds outstanding unexercised options to purchase the aggregate number of shares of Company Common Stock set forth on the signature page of this Agreement (together with any other options to acquire shares of Company Common Stock granted to Optionholder after the date hereof, the “Options”) pursuant to the Company’s 2000 Stock Option and Grant Plan (the “Option Plan”) and the Incentive Stock Option Agreement(s), dated as of the date specified on the signature page of this Agreement, between the Company and the Optionholder (the “Option Agreement”).
     C. Section 3(c) of the Option Plan and Section 6 of the Option Agreement provides that (1) the Options shall terminate automatically upon a “Sale Event” (as defined in the Option Agreement) unless provision is made in connection such transaction for the continuation or assumption of the Options or the substitution of the Options for a new stock option of the successor entity; and (2) in the event of such a termination of the Options, Optionholder shall have the right, for a specified period of time prior to the consummation of the Sale Event, to exercise all portions of the Options which are then exercisable.
     D. The Merger constitutes a “Sale Event” under the Option Agreements.
     E. Pursuant Section 3.4(d)(i) of the Merger Agreement, the Options shall be automatically terminated and converted into the right to receive a portion of the Merger Consideration.
     F. Optionholder desires to acknowledge the termination of the Options in connection with the Merger and waive certain rights under the Option Agreement in exchange for the consideration to be paid to Optionholder pursuant to the terms of the Merger Agreement.
     G. Delivery of this Agreement by Optionholder is a condition to closing under the Merger Agreement.

Agreement
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Optionholder hereby agrees as follows:
     1. Termination of Option Agreement and Options; Waiver. Effective as of the Effective Time, in exchange for the consideration set forth in Section 3.4(d)(i) of the Merger Agreement, the Option Agreement and Options shall be terminated and shall be of no further force or effect, and Optionholder shall surrender all of Optionholder’s rights in the Option Agreement and the Options. Effective as of the date hereof, Optionholder hereby relinquishes and waives any and all right to (a) notice of the Merger, (b) exercise the Options prior to the Effective Time pursuant to Section 6 of the Option Agreement and (c) any stock, stock options other securities of the Company or the successor corporation in connection with the Merger.
     2. Disposition or Exercise of Options. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, and except in connection with the conversion of the Options into Merger Consideration as contemplated by Section 3.4(d)(i) of the Merger Agreement, Optionholder shall not (a) sell, transfer, assign or otherwise dispose of the Options or the Option Agreement without the prior written consent of Parent or (b) exercise any or all of the Options.
     3. Release. Optionholder and Optionholder’s successors and assigns (collectively, the “Releasor”), upon good and valuable consideration, the receipt of which is acknowledged, hereby releases and discharges the Company, Parent, Merger Sub and their respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns and their respective present and former officers, directors and employees of any of the foregoing other than Releasor (collectively, the “Released Persons”) from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings, and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that the Releasor ever had, now has, or may in the future have against any Released Person, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the Effective Time, which arise out of or relate to any transaction, agreement, instrument or arrangement, with the Company or any other Released Person with respect to the Options or the Option Agreement; provided, however, that the foregoing release shall not apply to any right of Optionholder under the Merger Agreement.
     4. Effective Time. Except as set forth herein, this Agreement shall be effective as of the date set forth on the signature page to this Agreement. This Agreement shall be null and void if the Merger Agreement is terminated and the Closing does not take place, and in such event, the Options and the Option Agreement will remain outstanding in accordance with the terms of the Option Plan and the Option Agreement.
     5. Entire Agreement. This Agreement constitutes the complete and entire understanding among Optionholder, the Company, Parent and Merger Sub with respect to the subject matter of this Agreement.

     6. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
     7. Amendments. This Agreement may not be amended except pursuant to the written agreement of Optionholder, the Company, Parent and Merger Sub and any attempted amendment to the contrary shall be void ab initio.
     8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, so long as the economic and legal substance of this Agreement is not effected in any manner materially adverse to Optionholder, the Company, Parent or Merger Sub.
     9. Signature. The signature of Optionholder transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be an original signature for all purposes.
[Signature on following page]

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date and year set forth below.
OPTIONHOLDER:

Name:
Date:

Aggregate Number of Options:
Date(s) of Option Agreement(s):
[Signature Page to Option Termination and Surrender Agreement]

Exhibit G–1
Form of Horizon Warrant Cancellation
(See Attached)

WARRANT TERMINATION AND SURRENDER AGREEMENT
     This WARRANT TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page to this Agreement by Horizon Technology Funding Company LLC (“Warrantholder”) in favor and for the benefit of American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the “Merger Agreement” (as defined below).
Recitals
     A. The Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June [•], 2010, by and among Parent, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub shall merge with and into the Company whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Merger”).
     B. Warrantholder holds outstanding unexercised warrants to purchase an aggregate of 3,202,677 shares of Series E Stock (the “Warrants”), pursuant to the Warrants to Purchase Shares of Series E Preferred Stock, dated as of August 25, 2004 and January 13, 2006, between the Company and the Warrantholder (collectively, the “Warrant Agreements”).
     C. Section 10 of the Warrant Agreements provides that Warrantholder is entitled to exercise the Warrants following notice by the Company of the Merger.
     D. Pursuant to Section 3.4(d)(ii) of the Merger Agreement, the Warrants and the Warrant Agreements shall be automatically terminated and converted into the right to receive a portion of the Merger Consideration.
     E. Warrantholder desires to terminate the Warrants and the Warrant Agreements in connection with the Merger and waive certain rights under the Warrant Agreements in exchange for the consideration to be paid to Warrantholder pursuant to the terms of the Merger Agreement.
     F. Delivery of this Agreement by Warrantholder is a condition to closing under the Merger Agreement.
Agreement
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warrantholder hereby agrees as follows:
     1. Termination of Warrant Agreements and Warrants; Waiver. Notwithstanding anything to the contrary in the Warrant Agreements, effective as of the Effective Time, in exchange for the consideration set forth in Section 3.4(d)(ii) of the Merger Agreement, the Warrant Agreements and Warrants shall be terminated and of no further force or effect, and

Warrantholder shall surrender all of Warrantholder’s rights in the Warrant Agreements and the Warrants. Effective as of the date hereof, Warrantholder hereby waives and relinquishes any and all right to (a) notice of the Merger, (b) exercise the Warrants prior to the Effective Time pursuant to Section 10 of the Warrant Agreements and (c) any stock, warrants or other securities of the Company or the successor corporation in connection with the Merger.
     2. Disposition or Exercise of Warrants. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, and except in connection with the conversion of the Warrants into Merger Consideration as contemplated by Section 3.4(d)(ii) of the Merger Agreement, Warrantholder shall not (a) sell, transfer, assign or otherwise dispose of the Warrants or the Warrant Agreements without the prior written consent of Parent or (b) exercise any or all of the Warrants.
     3. Release. Warrantholder and Warrantholder’s present and former subsidiaries, parents, affiliates, successors, predecessors and assigns (collectively, the “Releasor”), upon good and valuable consideration, the receipt of which is acknowledged, hereby releases and discharges the Company, Parent, Merger Sub and their respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns and their respective present and former officers, directors and employees of any of the foregoing other than Releasor (collectively, the “Released Persons”) from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings, and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that the Releasor ever had, now has, or may in the future have against any Released Person, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the Effective Time, which arise out of or relate to any transaction, agreement, instrument or arrangement, with the Company or any other Released Person with respect to the Warrants or the Warrant Agreements; provided, however, that the foregoing release shall not apply to any rights of Warrantholder under the Merger Agreement.
     4. Effective Time. Except as set forth herein, this Agreement shall be effective as of the date set forth on the signature page to this Agreement. This Agreement shall be null and void if the Merger Agreement is terminated and the Closing does not take place.
     5. Entire Agreement. This Agreement constitutes the complete and entire understanding among Warrantholder, the Company, Parent and Merger Sub with respect to the subject matter of this Agreement.
     6. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
     7. Amendments. This Agreement may not be amended except pursuant to the written agreement of Warrantholder, the Company, Parent and Merger Sub and any attempted amendment to the contrary shall be void ab initio.
     8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be

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held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, so long as the economic and legal substance of this Agreement is not effected in any manner materially adverse to Warrantholder, the Company, Parent or Merger Sub.
     9. Signature. The signature of Warrantholder transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be an original signature for all purposes.
[Signature on following page]

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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date and year set forth below.

WARRANTHOLDER: HORIZON TECHNOLOGY FUNDING COMPANY LLC
By:
Name:
Date:

[Signature Page to Warrant Termination and Surrender Agreement]

Exhibit G-2
Form of Comerica Warrant Cancellation
(See Attached)

WARRANT TERMINATION AND SURRENDER AGREEMENT
     This WARRANT TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page to this Agreement by Comerica Bank (“Warrantholder”) in favor and for the benefit of American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the “Merger Agreement” (as defined below).
Recitals
     A. The Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June [•], 2010, by and among Parent, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub shall merge with and into the Company whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Merger”).
     B. Warrantholder holds outstanding unexercised warrants to purchase an aggregate of 1,300,000 shares of Company Common Stock (the “Warrants”), pursuant to the Warrants to Purchase Stock, dated as of January 13, 2006 and February 2, 2007, between the Company and the Warrantholder (collectively, the “Warrant Agreements”).
     C. Section 1.5.2 of the Warrant Agreements provides that, if the Warrants will not be assumed in connection with an “Acquisition” (as defined in the Warrant Agreements), Warrantholder may exercise the Warrants effective immediately prior to the closing of the Acquisition.
     D. The Merger constitutes an “Acquisition” under the Warrant Agreements.
     E. Pursuant to Section 3.4(d)(iii) of the Merger Agreement, the Warrants and the Warrant Agreements shall be automatically terminated and converted into the right to receive a portion of the Merger Consideration.
     F. Warrantholder desires to terminate the Warrants and the Warrant Agreements in connection with the Merger and waive certain rights under the Warrant Agreements in exchange for the consideration to be paid to Warrantholder pursuant to the terms of the Merger Agreement.
     G. Delivery of this Agreement by Warrantholder is a condition to closing under the Merger Agreement.
Agreement
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warrantholder hereby agrees as follows:

     1. Termination of Warrant Agreements and Warrants; Waiver. Notwithstanding anything to the contrary in the Warrant Agreements, effective as of the Effective Time, in exchange for the consideration set forth in Section 3.4(d)(iii) of the Merger Agreement, the Warrant Agreements and Warrants shall be terminated and of no further force or effect, and Warrantholder shall surrender all of Warrantholder’s rights in the Warrant Agreements and the Warrants. Effective as of the date hereof, Warrantholder hereby waives and relinquishes any and all right to (a) notice of the Merger, (b) exercise the Warrants prior to the Effective Time pursuant to Section 1.5.2(b) of the Warrant Agreements and (c) any stock, warrants or other securities of the Company or the successor corporation in connection with the Merger.
     2. Disposition or Exercise of Warrants. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, and except in connection with the conversion of the Warrants into Merger Consideration as contemplated by Section 3.4(d)(iii) of the Merger Agreement, Warrantholder shall not (a) sell, transfer, assign or otherwise dispose of the Warrants or the Warrant Agreements without the prior written consent of Parent or (b) exercise any or all of the Warrants.
     3. Release. Warrantholder and Warrantholder’s present and former subsidiaries, parents, affiliates, successors, predecessors and assigns (collectively, the “Releasor”), upon good and valuable consideration, the receipt of which is acknowledged, hereby releases and discharges the Company, Parent, Merger Sub and their respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns and their respective present and former officers, directors and employees of any of the foregoing other than Releasor (collectively, the “Released Persons”) from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings, and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that the Releasor ever had, now has, or may in the future have against any Released Person, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the Effective Time, which arise out of or relate to any transaction, agreement, instrument or arrangement, with the Company or any other Released Person with respect to the Warrants or the Warrant Agreements; provided, however, that the foregoing release shall not apply to any rights of Warrantholder under the Merger Agreement.
     4. Effective Time. Except as set forth herein, this Agreement shall be effective as of the date set forth on the signature page to this Agreement. This Agreement shall be null and void if the Merger Agreement is terminated and the Closing does not take place.
     5. Entire Agreement. This Agreement constitutes the complete and entire understanding among Warrantholder, the Company, Parent and Merger Sub with respect to the subject matter of this Agreement.
     6. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

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     7. Amendments. This Agreement may not be amended except pursuant to the written agreement of Warrantholder, the Company, Parent and Merger Sub and any attempted amendment to the contrary shall be void ab initio.
     8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, so long as the economic and legal substance of this Agreement is not effected in any manner materially adverse to Warrantholder, the Company, Parent or Merger Sub.
     9. Signature. The signature of Warrantholder transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be an original signature for all purposes.
[Signature on following page]

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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date and year set forth below.

WARRANTHOLDER:

COMERICA BANK

By:
Name:
Date:

[Signature Page to Warrant Termination and Surrender Agreement]

Exhibit G-3
Form of TriplePoint Warrant Cancellation
(See Attached)

WARRANT TERMINATION AND SURRENDER AGREEMENT
     This WARRANT TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is made as of the date set forth on the signature page to this Agreement by TriplePoint Capital L.L.C. (“Warrantholder”) in favor and for the benefit of American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the “Merger Agreement” (as defined below).
Recitals
     A. The Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of June [•], 2010, by and among Parent, Merger Sub, the Company and Robert E. Ingalls, Jr., as the equityholder representative (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub shall merge with and into the Company whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Merger”).
     B. Warrantholder holds outstanding unexercised warrants to purchase an aggregate of 72,938 shares of Company Common Stock (the “Warrants”), pursuant to the Plain English Warrant Agreement, dated as of August 22, 2006, between the Company and the Warrantholder (the “Warrant Agreement”).
     C. Section 4 of the Warrant Agreement provides that, upon a “Merger Event” (as defined in the Warrant Agreement), as part of such Merger Event, lawful provision shall be made so that Warrantholder shall be entitled to receive, upon exercise of the Warrants, that number of shares of common stock or other securities of the Company or the successor corporation resulting from such Merger Event equal in value to that which would have been issuable if Warrantholder had exercised its rights under the Warrant Agreement immediately prior to the Merger Event.
     D. The Merger constitutes a “Merger Event” under the Warrant Agreement.
     E. Pursuant to Section 3.4(d)(iii) of the Merger Agreement, the Warrants and the Warrant Agreement shall be automatically terminated and converted into the right to receive a portion of the Merger Consideration.
     F. Warrantholder desires to terminate the Warrants and the Warrant Agreement in connection with the Merger and waive certain rights under the Warrant Agreement in exchange for the consideration to be paid to Warrantholder pursuant to the terms of the Merger Agreement.
     G. Delivery of this Agreement by Warrantholder is a condition to closing under the Merger Agreement.

Agreement
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warrantholder hereby agrees as follows:
     1. Termination of Warrant Agreement and Warrants; Waiver. Notwithstanding anything to the contrary in the Warrant Agreement, effective as of the Effective Time, in exchange for the consideration set forth in Section 3.4(d)(iii) of the Merger Agreement, the Warrant Agreement and Warrants shall be terminated and of no further force or effect, and Warrantholder shall surrender all of Warrantholder’s rights in the Warrant Agreement and the Warrants. Effective as of the date hereof, Warrantholder hereby waives and relinquishes any and all right to (a) notice of the Merger, (b) exercise the Warrants prior to the Effective Time pursuant to Section 3 of the Warrant Agreements and (c) any stock, warrants or other securities of the Company or the successor corporation in connection with the Merger.
     2. Disposition or Exercise of Warrants. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, and except in connection with the conversion of the Warrants into Merger Consideration as contemplated by Section 3.4(d)(iii) of the Merger Agreement, Warrantholder shall not (a) sell, transfer, assign or otherwise dispose of the Warrants or the Warrant Agreement without the prior written consent of Parent or (b) exercise any or all of the Warrants.
     3. Release. Warrantholder and Warrantholder’s present and former subsidiaries, parents, affiliates, successors, predecessors and assigns (collectively, the “Releasor”), upon good and valuable consideration, the receipt of which is acknowledged, hereby releases and discharges the Company, Parent, Merger Sub and their respective present and former subsidiaries, parents, affiliates, successors, predecessors, and assigns and their respective present and former officers, directors and employees of any of the foregoing other than Releasor (collectively, the “Released Persons”) from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings, and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that the Releasor ever had, now has, or may in the future have against any Released Person, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the Effective Time, which arise out of or relate to any transaction, agreement, instrument or arrangement, with the Company or any other Released Person with respect to the Warrants or the Warrant Agreement; provided, however, that the foregoing release shall not apply to any rights of Warrantholder under the Merger Agreement.
     4. Effective Time. Except as set forth herein, this Agreement shall be effective as of the date set forth on the signature page to this Agreement. This Agreement shall be null and void if the Merger Agreement is terminated and the Closing does not take place.
     5. Entire Agreement. This Agreement constitutes the complete and entire understanding among Warrantholder, the Company, Parent and Merger Sub with respect to the subject matter of this Agreement.

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     6. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
     7. Amendments. This Agreement may not be amended except pursuant to the written agreement of Warrantholder, the Company, Parent and Merger Sub and any attempted amendment to the contrary shall be void ab initio.
     8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, so long as the economic and legal substance of this Agreement is not effected in any manner materially adverse to Warrantholder, the Company, Parent or Merger Sub.
     9. Signature. The signature of Warrantholder transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be an original signature for all purposes.
[Signature on following page]

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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date and year set forth below.

WARRANTHOLDER:

TRIPLEPOINT CAPITAL L.L.C.

By:
Name:
Date:

[Signature Page to Warrant Termination and Surrender Agreement]

Exhibit H-1
Form of Preferred Stockholder Joinder Agreement
(See Attached)

JOINDER AGREEMENT (PREFERRED STOCKHOLDERS)
     This JOINDER AGREEMENT (this “Agreement”), dated as of [____], 2010, is by and among American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”), the undersigned (each a “Joined Equityholder” and, collectively, the “Joined Equityholders”), a holder of capital stock, options and/or warrants of the Company, and Robert E. Ingalls, Jr., in his capacity as the designated representative of Equityholders (“Equityholder Representative”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the “Merger Agreement” (as defined below), a copy of which has been made available to the Joined Equityholder.
Recitals
     A. Pursuant and subject to the terms and conditions of that certain Agreement and Plan of Merger (as amended, modified and supplemented, the “Merger Agreement”) dated as of June [__], 2010, by and among the Company, Parent, Merger Sub and the Equityholder Representative, the Company shall be merged with and into the Merger Sub, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation.
     B. As a condition to its willingness to enter into the Merger Agreement or as a condition to consummating the Contemplated Transactions, each of Parent and Merger Sub have required that the Joined Equityholder enters into this Agreement. The Joined Equityholder will derive substantial benefits from the closing of the merger, including receiving a portion of the merger consideration.
     C. In order to induce Parent and Merger Sub to complete the Contemplated Transactions, the Joined Equityholder is willing to enter into this Agreement and has agreed to make certain representations, warranties, covenants and agreements in connection with the Contemplated Transactions.
     D. On or prior to the date hereof, the Joined Equityholder executed a written consent under Section 228 of the Delaware General Corporation Law authorizing and approving the Merger, the Contemplated Transactions, the Merger Agreement and the other Transaction Documents (the “Written Consent”).
Agreement
     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, each of the parties hereto agree as follows:
     1. Limited Joinder, Consent and Waiver of Appraisal Rights. The Joined Equityholder hereby agrees to be bound by the terms and conditions set forth in Section 3.6(a), Article X and Article XI of the Merger Agreement including, but not limited to, the indemnification obligations of the Joined Equityholder set forth in Section 10.2 of the Merger Agreement. By execution and delivery of this Agreement, the Joined Equityholder hereby unconditionally and irrevocably acknowledges and agrees that: (a) the Written Consent has not been revoked, modified, rescinded or amended by the Joined Equityholder and, to the knowledge of the Joined Equityholder, is in full force and effect as of the date hereof; (b) so long as the Merger Agreement has not been terminated and Parent and Merger Sub are in compliance therewith, the Joined Equityholder will not revoke, modify, rescind or amend the Written Consent in any manner whatsoever; and (c) the Joined Equityholder hereby unconditionally and irrevocably waives any and all appraisal rights under Delaware law in connection with the Contemplated Transactions.

     2. Equityholder Representative. In accordance with Article XI of the Merger Agreement, the Joined Equityholder hereby appoints the Equityholder Representative as the Joined Equityholder’s true and lawful agent, proxy and attorney-in-fact, on his, her or its behalf to exercise any or all of the powers, authority, and discretion conferred on him, her or it under this Agreement, the Paying Agent Agreement and the Merger Agreement.
     3. Release.
          (a) Joined Equityholder Release. Effective upon the Closing, the Joined Equityholder, on behalf of itself and the Joined Equityholder’s “Associated Parties” (as defined in Section 3(b)), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the “Company Releasees” (as defined in Section 3(b)) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the “Released Claims” (as defined in Section 3(b)).
          (b) Definitions. The following terms shall have the following definitions:
          (i) “Associated Parties” means and includes, with respect to the Joined Equityholder: (1) the Joined Equityholder’s past, present and future assigns; (2) the Joined Equityholder’s beneficiary, grantor, trustee, if applicable; and (3) each Person controlled by, controlling or under common control with the Joined Equityholder.
          (ii) “Company Releasees” means (1) the Company and its Subsidiaries and each of their respective successors and past, present and future assigns and, solely with respect to matters involving the Company, directors, officers, employees, agents, attorneys and representatives; and (2) solely with respect to matters involving the Company, each other Equityholder which executes a joinder agreement substantially in the form of this Agreement.
          (iii) “Claims” means all past and present disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (1) any unknown, unsuspected or undisclosed claim; (2) any claim right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; and (3) any appraisal rights under Delaware law.
          (iv) “Released Claims” means each Claim that the Joined Equityholder may have had in the past or may now have (whether known or unknown) against any of the Company Releasees. Notwithstanding the above, the term “Released Claims” shall not include: (1) any Claim that the Joined Equityholder may have pursuant to the terms of the Merger Agreement or any other Transaction Document; (2) any Claim that the Joined Equityholder may have for unpaid wages for the payroll period immediately prior to the execution of this Agreement; and (3) any Claim that the Joined Equityholder may have pursuant to the terms of this Agreement.
          (c) Company Release. Effective upon the Closing, the Company hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the “JH Releasees” (as defined in Section 3(d)) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the “Company Released Claims” (as defined in Section 3(d)); provided, however, that (i) nothing herein shall be deemed to waive, release, limit or impair, in any manner whatsoever, any of the rights or remedies of Parent set forth in the Merger Agreement or any of the Transaction Documents; and (ii) the release, discharge, waiver and relinquishment set forth in this Section 3(e) shall not be effective with respect to any Contract with the Company or any of its Subsidiaries to which the

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Joined Equityholder is or was a party or by which of any of their assets are bound and which is not expressly set forth on Schedule 4(g).
          (d) Additional Definitions. The following terms shall have the following definitions:
          (i) “JH Releasees” means the Persons set forth on Schedule 3(c) and, with respect to the affiliated investment funds set forth on Schedule 3(c), such investment funds’ (1) respective successors and past, present and future assigns, (2) general partners and limited partners and (3) the directors, officers and representatives of the investment funds set forth on Schedule 3(c). FOR THE AVOIDANCE OF DOUBT, NO OTHER PARTY EXECUTING A COPY OF THIS AGREEMENT SHALL BE DEEMED A JH RELEASEE.
          (ii) “Company Claims” means all past and present disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (1) any unknown, unsuspected or undisclosed claim; (2) any claim or right that may be asserted or exercised by the Company in any capacity; and (3) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.
          (iii) “Company Released Claims” means each Company Claim that the Company may have had in the past or may now have (whether known or unknown) against any of the JH Releasees related to the Company (excluding, for the avoidance of doubt, any Company Claim against any of the JH Releasees (A) under the Merger Agreement or any other Transaction Document, (B) related to any employment, consulting or similar Contract or relationship between the JH Releasee and any Acquired Company and (C) any claim that the Company may have pursuant to the terms of this Agreement).
     4. Representations and Warranties of the Joined Equityholder. The Joined Equityholder represents and warrants to Parent and Merger Sub that the statements contained in this Section 4 are accurate and complete as of the date of this Agreement and as of the Closing:
          (a) Organization; Standing; Capacity. The Joined Equityholder is either (a) an Entity that was duly incorporated, formed, or organized, and is validly existing and in good standing (if the concept of good standing applies to such Joined Equityholder) under the Laws of the state of its incorporation, formation, or organization or (b) a natural person having legal capacity to enter into this Agreement.
          (b) Title. The Joined Equityholder: (a) has good and valid title to and record and beneficial ownership of the number of shares of Company Capital Stock, Company Warrants and/or Company Stock Options set forth below the Joined Equityholder’s name on the signature page hereto, free and clear of all Encumbrances, other than Permitted Encumbrances; (b) has not granted any option in or to any of the Company Capital Stock, Company Warrants or Company Stock Options of the Joined Equityholder set forth below the Joined Equityholder’s name on the signature page hereto; and (c) is not a party to any voting trust, voting agreement, investor rights, registration rights, stockholder or other Contract relating to, binding on, or otherwise affecting the Company Capital Stock, Company Warrants or Company Stock Options of the Joined Equityholder set forth below the Joined Equityholder’s name on the signature page hereto other than (i) the Fifth Amended and Restated Right of First Refusal and Co Sale Agreement, dated as of May 28, 2008, by and among the Company and each of the persons listed on Schedule A thereto and (ii) the Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 28, 2008, by and among the Company and the persons listed on Schedule A thereto.

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          (c) Authority; Execution and Delivery; Enforceability.
          (i) The Joined Equityholder has full power and authority to execute and deliver the Transaction Documents to which the Joined Equityholder is or becomes a party, to perform the Joined Equityholder’s obligations under such Transaction Documents and to consummate the Contemplated Transactions applicable to the Joined Equityholder.
          (ii) The execution and delivery by the Joined Equityholder (if the Joined Equityholder is an Entity) of the Transaction Documents to which the Joined Equityholder is or will become a party, the performance by the Joined Equityholder of its obligations under such Transaction Documents and the consummation by the Joined Equityholder of the Contemplated Transactions applicable to the Joined Equityholder have been duly authorized by all necessary Entity action of the Joined Equityholder including any required board of director, stockholder, member, manager, partner and other authorizations or approvals under the Law applicable to such Person, or the Organizational Documents of, the Joined Equityholder.
          (iii) Each Transaction Document to which the Joined Equityholder is a party has been duly executed and delivered by the Joined Equityholder and constitutes the legal, valid and binding obligation of the Joined Equityholder enforceable against the Joined Equityholder in accordance with its terms, subject to the Remedies Exception. Each Transaction Document to which the Joined Equityholder will become a party, when executed and delivered by the Joined Equityholder will have been duly executed and delivered by the Joined Equityholder and will constitute the legal, valid and binding obligation of the Joined Equityholder enforceable against the Joined Equityholder in accordance with its terms, subject to the Remedies Exception.
          (d) Consents and Authorizations; No Conflicts.
          (i) There is no material Governmental Authorization that the Joined Equityholder is required to make with, give to or obtain from, any Governmental Entity in connection with the execution, delivery and performance of the Transaction Documents to which the Joined Equityholder is a party and the consummation of the Contemplated Transactions by the Joined Equityholder.
          (ii) There is no material Consent or Approval that the Joined Equityholder is required to obtain in connection with the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions by the Joined Equityholder.
          (iii) The execution and delivery by the Joined Equityholder of this Agreement and the other Transaction Documents to which the Joined Equityholder is or will become a party, and the consummation by the Joined Equityholder of the Contemplated Transactions to the extent applicable to the Joined Equityholder does not and will not, in any material respect:
          (1) contravene, conflict with, result in a violation or breach of, require any filing, notice, waiver or Governmental Authorization under or give any Governmental Entity the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any Law or Judgment that is binding on or applicable to, the Joined Equityholder or any of the Joined Equityholder’s assets and properties;

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          (2) constitute a material default or a material event of default under, or result in or give to any Person any right of termination, cancellation, acceleration or modification under, or any right to exercise any remedy or obtain any relief under, any of the terms or provisions of any material Contract to which the Joined Equityholder is a party;
          (3) contravene, conflict with or result in a violation of any provision of the Organizational Documents of the Joined Equityholder, if the Joined Equityholder is an Entity; or
          (4) result in the imposition or creation of, or give any Person any right to create or impose, any lien or encumbrance, except for any Permitted Encumbrance, on or with respect to any of the assets and properties of the Joined Equityholder.
          (e) Proceedings; Judgments. There is no Proceeding pending or, to the knowledge of the Joined Equityholder, threatened or any outstanding Judgment against, binding on or otherwise affecting, the Joined Equityholder that may reasonably be expected to (a) cause, result in, or give rise to, any legal restraint on, prohibition against or delay of, the Contemplated Transactions or (b) impair, or have any adverse affect on, the ability of the Joined Equityholder to perform its obligations under this Agreement or to consummate the Contemplated Transactions.
          (f) Brokers. The Joined Equityholder has not retained any Person to act as a broker or finder, or agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Contemplated Transactions.
          (g) No Contracts. Except for the Contracts set forth on Schedule 4(g) attached hereto, the Joined Equityholder executing this Agreement is not, and has never been, party to any Contract with the Company or any of its Subsidiaries.
     5. Representations and Warranties of Parent. The representations and warranties of Parent set forth in Article VI of the Merger Agreement are incorporated herein by reference, are made to and for the benefit of the Joined Equityholder and are true and correct in all material respects solely as of the date of the Merger Agreement.
     6. Confidential Information.
          (a) For the purposes of this Section 6, “Confidential Information” means (i) any and all trade secrets of each Acquired Company and any of its Subsidiaries concerning the business and affairs of any Acquired Company or any of its Subsidiaries, their respective product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, marketing plans, computer software and programs (including object code and source code), database technologies, systems and structures, architecture processes, improvements, devices, discoveries, concepts, methods, patents, patent applications, inventions, ideas, improvements (whether patentable or not), information and other IP Assets of any Acquired Company and any other information, however documented, of any Acquired Company that is a trade secret under the common law or other Law; (ii) any and all information concerning the business and affairs of any Acquired Company which has been maintained as confidential by such Company, including historical

5

financial statements, financial projections and budgets, historical and projected sales, contractual arrangements, capital spending budgets and plans, the names and backgrounds of key personnel, customers, contractors, agents, vendors, suppliers and potential suppliers, personnel training, techniques and materials and purchasing methods and techniques, however documented; and (iii) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for any Acquired Company containing Confidential Information; provided, however, that Confidential Information shall not include (1) information that is or becomes generally available to the public on a non-confidential basis (including from a third party that is not disclosed in breach of any obligation of confidentiality with respect to such information), unless such information has become generally available as a result of any breach of this Agreement (2) information that Parent expressly authorizes in writing may be disclosed, (3) information relating to Joined Equityholder’s interest in the Company, the Transaction Documents and the Contemplated Transactions; (4) information that is or has been independently developed or conceived by the Joined Equityholder without use of the Confidential Information, or (5) information that is or has been made known or disclosed to the Joined Equityholder by a third party without a breach of any obligation of confidentiality such third party may have to any Acquired Company or any of their respective Subsidiaries.
          (b) The Joined Equityholder acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the assets of the Acquired Companies. Therefore, on and after the Effective Time, the Joined Equityholder shall (and shall take such action necessary to cause each of the Joined Equityholder’s Representatives and Affiliates not to): (i) disclose, to any Person or use for the Joined Equityholder’s own account, or for the benefit of any third party (other than Parent and its Affiliates), any Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of the Joined Equityholder without Parent’s express prior written consent; (ii) use or reproduce any Confidential Information in any manner: or (iii) reverse engineer, decompile, or otherwise attempt to derive the composition or underlying information, structure or ideas, of any such Confidential Information. Nothing contained herein shall be deemed to prevent disclosure of any of the Confidential Information if, in the reasonable opinion of the Joined Equityholder’s legal counsel, such disclosure is legally required to be made in a Proceeding pursuant to a valid subpoena or other applicable Judgment; provided, however, the Joined Equityholder shall give Parent prompt written notice before disclosing any Confidential Information in any such Proceeding and, in making such disclosure, such Joined Equityholder shall disclose only that portion of the Confidential Information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality of the Confidential Information, including supporting Parent (at Parent’s expense) in any intervention by Parent in such Proceeding. Moreover, nothing in this Section 6(b) shall prohibit disclosure by the Joined Equityholder to attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring the Joined Equityholders’ investments and performance; provided, however, that the Joined Equityholder will inform such attorneys, accountants, consultants and other professionals of the contents of this Section 6 and the obligations of confidentiality contained herein, and will direct them to observe its terms as they were parties hereto, prior to disclosure of any Confidential Information to such Persons; provided, further, however, that the Joined Equityholder shall be responsible for any breach of this Section 6 by any of the Joined Equityholder’s attorneys, accountants, consultants or other professionals. Nothing in this Section 6(b) shall prohibit disclosure by the Joined Equityholder that is reasonably required for (x) compliance with Law, including, without limitation, compliance with SBA regulations, or (y) reasonable and customary communication with its investors (if such Joined Equityholder is an entity which has investors) concerning the economic performance of such Joined Equityholder, provided the Joined Equityholder takes reasonable steps to cause such Persons to maintain the Confidential Information in confidence.
          (c) Promptly after the Effective Time, the Joined Equityholder agrees, with respect to all documents, memoranda, notes, plans, records, reports and other documentation, models,

6

components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that the Joined Equityholder (or any of the Joined Equityholder’s Representatives or Affiliates) may then possess or have under the Joined Equityholder’s control, to (i) either: (A) return and deliver to Parent at such reasonable times and in such manner as Parent may request, or (B) destroy or otherwise render unreadable and (ii) deliver to Parent a certificate certifying as to the compliance of such the Joined Equityholder with the obligations in this Section 6(c). The Joined Equityholder may, however, retain one (1) copy for archival purposes. The parties acknowledge and agree that the Joined Equityholder’s computer system may automatically retain back-up copies of Confidential Information. To the extent that such computer back-up procedures create copies of the Confidential Information, the Joined Equityholder may retain such copies in its archival or back-up computer storage for the period the Joined Equityholder normally archives backed-up computer records. All copies of Confidential Information so retained by the Joined Equityholder remain subject to the provisions of this Agreement until they arc destroyed, deleted or erased. The Joined Equityholder acknowledges that Parent will have a proprietary interest in the Confidential Information at and after the Effective Time and agrees that a material breach of this Agreement shall occur if the Joined Equityholder (or any of the Joined Equityholder’s Representatives or Affiliates) violates any provision of this Section 6. The Joined Equityholder hereby acknowledges and agrees that the Joined Equityholder’s (or any of the Joined Equityholder’s Representative’s or Affiliate’s) disclosure of the Confidential Information, other than as authorized by the prior written consent of Parent, will result in irreparable injury and damages to Parent and its Affiliates, and the Joined Equityholder acknowledges and agrees that Parent is entitled to take such lawful action to the extent permitted by law as Parent deems appropriate in order to prevent the Joined Equityholder (or any of the Joined Equityholder’s Representatives or Affiliates) from making disclosures of the Confidential Information.
          (d) Notwithstanding anything to the contrary in this Section 6, the provisions of this Section 6 shall be ineffective and shall not apply to any individual set forth on Schedule 3(c) who enters into an “Agreement to Protect Confidential Information, Assign Inventions and to Prevent Solicitation” with the Company on the Closing Date.
     7. Indemnification. For a period of twenty-four months after the date hereof: (a) the Joined Equityholder shall indemnify and hold harmless each Parent Releasee against and from any Damages that are suffered or incurred at any time by such Parent Releasee, or to which such Parent Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (i) any inaccuracy in or breach of any of the representations and warranties of such Joined Equityholder set forth in Section 4 or (ii) the assertion or purported assertion of any of the Released Claims by the Joined Equityholder or any of the Joined Equityholder’s Associated Parties; and (b) each of Parent and the Company shall indemnify and hold harmless the Joined Equityholder against and from any Damages that are suffered or incurred at any time by the Joined Equityholder, or to which the Joined Equityholder otherwise becomes subject at any time, and that arise directly or indirectly out of or by virtue of, or relates directly or indirectly to, (i) any inaccuracy in or breach of any of the representations and warranties set forth in Section 5 or (ii) the assertion or purported assertion of any of the Company Released Claims by the Company. Notwithstanding anything to the contrary in this Section 7, in no event shall the Joined Equityholder be required to make any payment pursuant to this Section 7 that exceeds the Joined Equityholder’s Fully Diluted Proportionate Share set forth on the JE Indemnity Allocation Schedule less all amounts paid by the Joined Equityholder to any Parent Indemnitee pursuant to Article X of the Merger Agreement; provided, however, that nothing herein shall limit or impair Parent’s rights or remedies pursuant to the Merger Agreement.
     8. Disposition of Equity Securities by Joined Equityholder; Acquisition Proposals. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, provided Parent and Merger Sub are in compliance with the Merger Agreement, and except

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in connection with the conversion of Company Capital Stock, Company Warrants and Company Stock Options into Merger Consideration as contemplated by Article III of the Merger Agreement, the Joined Equityholder shall not (a) sell, transfer, assign or otherwise dispose of any Company Capital Stock, Company Warrants or Company Stock Options held by the Joined Equityholder without the prior written consent of Parent or (b) if an Entity, consummate any transaction that would constitute or have the same effect as an Acquisition Proposal.
     9. Severance Policies. The Company and the Parent hereby agree that in the event that the employment of the Joined Equityholder is terminated after the Closing, the Company and/or the Parent shall pay to the Joined Equityholder the following, notwithstanding any change in the Company’s employment policies that may occur after closing: [NTD: Section 9(a) and (b) will be included in the Joinder Agreement executed by Gita Ramachandran and David Danchak and no other individuals. Section 9 in its entirety will be included in the Joinder Agreement executed by David Rusin and no other individuals]
          (a) All amounts due to the Joined Equityholder for unused vacation/PTO time pursuant to the terms of the Company’s vacation policy in effect on the Closing Date;
          (b) Severance pay equal to, at a minimum, two weeks of the Joined Equityholder’s base pay plus two additional weeks of the Joined Equityholder’s base pay for every year the Joined Equityholder was employed by the Company or any Subsidiary of the Company or the Surviving Corporation in accordance with the terms of the Company’s severance policy in effect on the Closing Date.
          (c) In addition, the Company and the Parent agree that in the event that the employment of David Rusin is terminated after the Closing, the Company and/or the Parent will pay to David Rusin all amounts due to David Rusin pursuant to the terms of the employment letter that he entered into with American Fiber Systems, Inc. on May 1, 2000. [NTD: Provision only to be included in the Joinder Agreement for David Rusin]
     10. General Provisions.
          (a) Assignment. This Agreement shall be binding upon, and inure to the benefit of, each party to this Agreement and such party’s successors and assigns (if any). Parent shall have the right, without the consent of any other party, to assign all or a portion of its rights, interests and obligations hereunder to one or more Affiliates and to any current or prospective lender to Parent in connection with a bona fide financing. Otherwise, no party shall be permitted to assign any of such party’s rights or delegate any of such party’s obligations under this Agreement without the prior written consent of the other party.
          (b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Without limiting the generality of the foregoing, other than as an express party to this Agreement, no creditor of any of the parties shall have any rights under this Agreement.
          (c) Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all

8

purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.
          (d) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.
          (e) Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. The parties agree that: (i) in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to it) to (1) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (2) an injunction restraining such breach or threatened breach and (ii) no party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.
          (f) Governing Law. EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. PARENT, THE COMPANY, MERGER SUB AND THE JOINED EQUITYHOLDER, BY ACCEPTANCE OF CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND AGREE THAT ANY ACTION INVOLVING ANY EQUITABLE OR OTHER CLAIM SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY. IN THE EVENT THAT THE DELAWARE COURT OF CHANCERY DOES NOT ACCEPT JURISDICTION OVER ANY SUCH ACTION, THE JOINED EQUITYHOLDER, BY ACCEPTANCE OF CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUCH ACTION THEN SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE.
          (g) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          (h) Attorneys’ Fees. If any Proceeding relating to this Agreement or any of the Contemplated Transactions or the enforcement thereof is brought against any party to this Agreement, the prevailing party, if any, shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
[The Remainder of page intentionally left blank.]

9

The parties have duly executed this Agreement effective as of the date first set forth above.

COMPANY:

AMERICAN FIBER SYSTEMS HOLDING CORP.

By:
Name:
Title:

PARENT:

ZAYO GROUP, LLC

By:

Name:
Title:

By:

Name:
Title:

MERGER SUB:

ZAYO AFS ACQUISITION COMPANY, INC.

By:

Name:
Title:
[Signatures continue on following page]
[Signature Page to Joinder Agreement]

JOINED EQUITYHOLDER:
[_______________]
By:_______________
Name (Please print):
Title (If applicable):
Company Capital Stock Held

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Series D Preferred Stock:

Series E Preferred Stock:

Series F Preferred Stock:

Company Stock Options Held

Stock Options:

Company Warrants Held

Warrants for Common Stock:

Warrants for Series E Preferred Stock:
[Signature Page to Joinder Agreement]

Schedule 3(c)
JH Releasees
Individuals
David Rusin
David Danchak
Gita Ramachandran

Directors, Officers or Representatives
Investment Fund	of Investment Fund
Eagle Holdings Ltd

Hudson River Co- Investment Fund L.P.

Lucent Venture Partners II LLC

Sierra Ventures VII, L.P.

Sierra Ventures VIII — A, L.P.

Sierra Ventures VIII — B, L.P.

Sierra Ventures Associates VII, L.L.C.

Sierra Ventures Associates VIII, L.L.C.

North Atlantic Venture Fund III, A Limited Partnership

Schedule 4(g)
Contracts with Joined Equityholders
The Joined Equityholder is a party to the following Contracts with the Company or any of its Subsidiaries or by which any of their assets are bound: [Note: This schedule will be tailored depending on who is signing the joinder agreement. Consider including certain of the following contracts to which the Joined Equityholder may be a party.]
American Fiber Systems, Inc. Series A Preferred Stock Purchase Agreement, dated on or about 05/09/2000 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series B Preferred Stock Purchase Agreement, dated on or about 01/18/01 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series B Preferred Stock Purchase Agreement, dated on or about 02/07/01 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series C Preferred Stock Purchase Agreement, dated on or about 11/28/01 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series D Preferred Stock Purchase Agreement, dated on or about 8/19/03 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series E Preferred Stock Purchase Agreement, dated on or about 08/27/04 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series E Preferred Stock Purchase Agreement, dated on or about 01/06/06 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems Holding Corp. Series F Preferred Stock Purchase Agreement, dated on or about 05/20/08 (and the consents, waivers, proceedings and approvals referenced therein, each of which has been provided to Parent prior to the date of the Merger Agreement).
American Fiber Systems, Inc. Investors Rights Agreement, dated on or about 05/09/00.
American Fiber Systems Holding Corp. Amended & Restated Investors Rights Agreement, dated on or about 01/18/01.
American Fiber Systems Holding Corp. Amended & Restated Investors Rights Agreement, dated on or about 12/07/01.
American Fiber Systems Holding Corp. Second Amended & Restated Investors Rights Agreement, dated on or about 08/19/03.

American Fiber Systems Holding Corp. Third Amended & Restated Investors Rights Agreement, dated on or about 08/27/04.
American Fiber Systems Holding Corp. Fourth Amended & Restated Investors Rights Agreement, dated on or about 01/06/06.
American Fiber Systems Holding Corp. Fifth Amended & Restated Investors Rights Agreement, dated on or about 05/28/08.
American Fiber Systems, Inc. Right of First Refusal & Co-Sale Agreement, dated on or about 05/09/00.
American Fiber Systems Holding Corp. Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 01/18/01.
American Fiber Systems Holding Corp. Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 12/07/01.
American Fiber Systems Holding Corp. Second Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 08/19/03.
American Fiber Systems Holding Corp. Third Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 08/27/04.
American Fiber Systems Holding Corp. Fourth Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 01/06/06.
American Fiber Systems Holding Corp. Fifth Amended & Restated Right of First Refusal & Co-Sale Agreement, dated on or about 05/28/08.
Employment Letter entered into between David Rusin and American Fiber Systems, Inc. on May 1, 2000.

Exhibit H-2
Form of Common Stockholder Joinder Agreement
(See Attached)

JOINDER AGREEMENT (COMMON STOCKHOLDERS)
     This JOINDER AGREEMENT (this “Agreement”), dated as of [                    ], 2010, is by and among American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), Zayo Group, LLC, a Delaware limited liability company (“Parent”), Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”), the undersigned (the “Joined Equityholder”), a holder of capital stock, options and/or warrants of the Company, and Robert E. Ingalls, Jr., in his capacity as the designated representative of Equityholders (“Equityholder Representative”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the “Merger Agreement” (as defined below), a copy of which has been made available to the Joined Equityholder.
Recitals
     Pursuant and subject to the terms and conditions of that certain Agreement and Plan of Merger (as amended, modified and supplemented, the “Merger Agreement”) dated as of June [_____], 2010, by and among the Company, Parent, Merger Sub and the Equityholder Representative, the Company shall be merged with and into the Merger Sub, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. As a condition to its willingness to enter into the Merger Agreement or as a condition to consummating the Contemplated Transactions, each of Parent and Merger Sub have required that the Joined Equityholder enters into this Agreement. The Joined Equityholder will derive substantial benefits from the closing of the merger, including receiving a portion of the merger consideration. In order to induce Parent and Merger Sub to complete the Contemplated Transactions, the Joined Equityholder is willing to enter into this Agreement and has agreed to make certain representations, warranties, covenants and agreements in connection with the Contemplated Transactions. On or prior to the date hereof, the Joined Equityholder executed a written consent under Section 228 of the Delaware General Corporation Law authorizing and approving the Merger, the Contemplated Transactions, the Merger Agreement and the other Transaction Documents (the “Written Consent”).
Agreement
     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, each of the parties hereto agree as follows:
     1. Limited Joinder, Consent and Waiver of Appraisal Rights. The Joined Equityholder hereby agrees to be bound by the terms and conditions set forth in Section 3.6(a) and Articles X and XI of the Merger Agreement including, but not limited to, the indemnification obligations of the Joined Equityholder set forth in Section 10.2 of the Merger Agreement. By execution and delivery of this Agreement, the Joined Equityholder hereby unconditionally and irrevocably acknowledges and agrees that: (a) the Written Consent has not been revoked, modified, rescinded or amended and is in full force and effect as of the date hereof; (b) so long as the Merger Agreement has not been terminated and Parent and Merger Sub are in compliance therewith, the Joined Equityholder will not revoke, modify, rescind or amend the Written Consent in any manner whatsoever; and (c) the Joined Equityholder hereby unconditionally and irrevocably waives any and all appraisal rights under Delaware law in connection with the Contemplated Transactions.
     2. Equityholder Representative. In accordance with Article XI of the Merger Agreement, the Joined Equityholder hereby appoints the Equityholder Representative as the Joined Equityholder’s true and lawful agent, proxy and attorney-in-fact, on his, her or its behalf to exercise any or all of the powers, authority, and discretion conferred on him, her or it under this Agreement, the Paying Agent Agreement and the Merger Agreement.

     3. Disposition of Equity Securities by Joined Equityholder; Acquisition Proposals. Until the earlier of the termination of the Merger Agreement and the consummation of the Contemplated Transactions, and except in connection with the conversion of Company Capital Stock, Company Warrants and Company Stock Options into Merger Consideration as contemplated by Article III of the Merger Agreement, the Joined Equityholder shall not (a) sell, transfer, assign or otherwise dispose of any Company Capital Stock, Company Warrants or Company Stock Options held by the Joined Equityholder without the prior written consent of Parent or (b) if an Entity, consummate any transaction that would constitute or have the same effect as an Acquisition Proposal.
     4. General Provisions. This Agreement shall be binding upon, and inure to the benefit of, each party to this Agreement and such party’s successors and assigns (if any). Parent shall have the right, without the consent of any other party, to assign all or a portion of its rights, interests and obligations hereunder to one or more Affiliates and to any current or prospective lender to Parent in connection with a bona fide financing. Otherwise, no party shall be permitted to assign any of such party’s rights or delegate any of such party’s obligations under this Agreement without the prior written consent of the other party. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Without limiting the generality of the foregoing, other than as an express party to this Agreement, no creditor of any of the parties shall have any rights under this Agreement. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. The parties agree that: (i) in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement, the other parties shall be entitled (in addition to any other remedy that may be available to it) to (1) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (2) an injunction restraining such breach or threatened breach and (ii) no party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding. EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. PARENT, THE COMPANY, MERGER SUB AND THE JOINED EQUITYHOLDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND AGREE THAT ANY ACTION INVOLVING ANY EQUITABLE OR OTHER CLAIM SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY. IN THE EVENT THAT THE DELAWARE COURT OF CHANCERY DOES NOT ACCEPT JURISDICTION OVER ANY SUCH ACTION, THE JOINED EQUITYHOLDER, BY ACCEPTANCE OF CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES

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THAT ANY SUCH ACTION THEN SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. If any Proceeding relating to this Agreement or any of the Contemplated Transactions or the enforcement thereof is brought against any party to this Agreement, the prevailing party, if any, shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
[The Remainder of page intentionally left blank.]

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The parties have duly executed this Agreement effective as of the date first set forth above.

COMPANY:

AMERICAN FIBER SYSTEMS HOLDING CORP.

By:
Name:
Title:

PARENT:

ZAYO GROUP, LLC

By:
Name:
Title:

By:
Name:
Title:

MERGER SUB:

ZAYO AFS ACQUISITION COMPANY, INC.

By:
Name:
Title:
[Signatures continue on following page]
[Signature Page to Joinder Agreement]

JOINED EQUITYHOLDER:

[ ]

By:

Name (Please print):
Title (If applicable):

Common Stock Held:

Stock Options Held:

[Signature Page to Joinder Agreement]

Exhibit I-1
Form of Opinion of Adair Law Firm LLP
(See Attached)

[Form of opinion of Adair Law Firm, LLP]
Ladies and Gentlemen:
     We have acted as special counsel to American Fiber Systems Holding Corp. (“Corporation”) in connection with the merger of                      pursuant to the terms and conditions of the                                          Agreement by and among the Corporation and                                         , dated as of June ___, 2010 (the “Merger Agreement”).
     This opinion is being delivered to you pursuant to Section 8.3(g) of the Merger Agreement. Capitalized terms defined in the Merger Agreement and not otherwise defined herein shall have the meanings given those terms in the Merger Agreement.
     In connection with the opinions expressed herein we have made such examination of matters of law as we considered appropriate or advisable for the purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Corporation pursuant to the Merger Agreement and other certificates and statements of government officials and officers of the Corporation. We have also examined originals or copies of such corporate documents or records of the Corporation as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us as copies or facsimiles conform with the originals. We have not independently verified any of these facts.
     In rendering this opinion, we have also assumed: (A) that the Merger Agreement has been duly and validly executed and delivered by you or on your behalf and constitutes in its entirety your valid, binding, and enforceable obligation; (B) that the representations and warranties made in the Merger Agreement by you are true and correct; (C) that there are no facts or circumstances peculiar to you and not known to us that might prevent you from enforcing any of the rights to which our opinion relates; and (D) that there are no extrinsic agreements or understandings among the parties to the Merger that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder. Without having made any investigation for the purpose, we are not aware of any such extrinsic agreements or understandings.
     Our opinions in paragraph 1 below are based solely upon our review of certificates of public officials in the relevant states; and the opinion in paragraph 2 below is based solely upon our review of the express provisions of the General Corporation Law of the State of Delaware.
     In connection with the opinions expressed below, we have examined the Corporation’s                      Amended and Restated Certificate of Incorporation dated                     , 20___ (the “Charter”), the By-Laws (as amended and as certified as accurate by the Corporation), the stockholders’ and directors’ consents to authorize the transactions contemplated by the Transaction Documents, and the minute and stock record books of the Corporation in its possession. Officers of the Corporation have represented to us that those records are complete and accurate and constitute all of the Corporation’s documents with respect to the issuance of

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shares of its capital stock, options, warrants, or other rights to purchase shares of its capital stock. In addition, we have relied on representations made to us by officers of the Corporation as to the nature of the consideration received for such shares and for the actual receipt of that consideration.
     This opinion relates solely to the laws of the State of New York, the express provisions of the General Corporation Law of the State of Delaware, and the federal law of the United States of America, and we express no opinion with respect to the effect or application of any other laws. With respect to any and all opinions rendered herein, to the extent such opinions would otherwise purport to opine on matters governed by laws other than the laws of the State of New York, the express provisions of the General Corporation Law of the State of Delaware, and the federal law of the United States of America, we have assumed with your consent that such laws are identical in all relevant respects to the laws of the State of New York.
     Where our opinion is stated to be “to the best of our knowledge” or “to our knowledge” or as “known to us” we have relied for the facts necessary to state that opinion upon the representations of the Corporation in the Transaction Documents and upon representations made to us by officers of the Corporation, and we have made no further independent investigation.
     Based upon and limited by our examination, reliance, and assumptions described above, and subject to the further limitations, exceptions, qualifications, and assumptions set forth below, and except as set forth in the Merger Agreement, we are of the opinion that, as of the date hereof:
     1. The Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation under the laws of the State of New York.
     2. The Corporation has the requisite corporate power and authority to conduct its business as presently being conducted; provided that this opinion does not cover the effect of any Federal, state, or municipal law or regulation applicable to the laying, maintaining, or using of fiber optic cable.
     3. Immediately prior to the Effective Time, the authorized capital stock of the Corporation consisted of [                    ] shares of Company Capital Stock, of which [                    ] shares are designated as shares of Common Stock and [                    ] shares are designated as shares of Preferred Stock. Of the Preferred Stock: (a) [                    ] are designated as shares of Series A Preferred Stock, par value $0.0001 per share (“Series A Stock”), (b) [                    ] are designated as shares of Series B Preferred Stock, par value $0.0001 per share (“Series B Stock”), (c) [                    ] are designated as shares of Series C Preferred Stock, par value $0.0001 per share (“Series C Stock”), (d), ) [                    ] are designated as shares of Series D Preferred Stock, par value $0.0001 per share (“Series D Stock”), (e) [                    ] are designated as shares of Series E Preferred Stock, par value $0.0001 per share (“Series E Stock”), and (f) [                    ] are designated as shares of Series F Preferred Stock, par value $0.0001 per share (“Series F Stock”). Immediately prior to the Effective Time, there are issued and outstanding: [                    ] shares of the Corporation’s Common Stock and [                    ] shares of the Corporation’s Preferred Stock, all of which shares are fully paid and non-assessable and were

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duly authorized and validly issued. Of the Corporation’s Preferred Stock, immediately prior to the Effective Time, there are issued and outstanding: [                    ] shares of Series A Stock, [                    ] shares of Series B Stock, [                    ] shares of Series C Stock, [                    ] shares of Series D Stock, [                    ] shares of Series E Stock, and [                    ] shares of Series F Stock, all of which shares are fully paid and non-assessable and were duly authorized and validly issued.
     4. To our knowledge, except for: (a) outstanding unexercised options to purchase [                    ] shares of Company Common Stock, (b) outstanding unexercised warrants to purchase [                    ] shares of Series E Stock, and (c) outstanding unexercised warrants to purchase [                    ] shares of Company Common Stock, immediately prior to the Effective Time, there are no (a) outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Company, (b) outstanding options, warrants, or rights for the purchase from the Company of, or any agreements providing for the issuance by the Company of, any capital stock of the Company, or (c) obligations of the Company to repurchase, exchange, or otherwise acquire or retire any shares of capital stock of the Company.
     Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications, and assumptions:
          (A) We express no opinion as to the Corporation’s compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules, and regulations.
          (B) This opinion is rendered as of the date first written above solely for your benefit in connection with the Closing under the Merger Agreement and may not be delivered to, quoted, or relied upon by any person other than you, or for any other purpose, without our prior written consent.
          (C) Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation.
          (D) We assume no obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinions expressed herein.
Very truly yours,
ADAIR LAW FIRM, LLP

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Exhibit I-2
Form of Opinion of Hiscock & Barclay, LLP
(See Attached)

EXHIBIT I-2
CONFIDENTIAL

2000 HSBC PLAZA 100 CHESTNUT STREET ROCHESTER, NEW YORK 14604 T 585 295 4400 • F 585 295 4401	REACHUS@HBLAW COM
                     , 2010
Zayo Group LLC
901 Front Street, Suite 200
Louisville, CO 80027
Attn: Scott E. Beer, General Counsel
Re: American Fiber Systems Holding Corp.
Ladies and Gentlemen:
We have acted as special counsel to American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger dated June __, 2010 (the “Merger Agreement”) among Zayo Group, LLC, ZAYO AFS Acquisition Company, Inc., the Company and Robert E. Ingalls, Jr., as the Equityholder Representative. We are rendering this opinion letter pursuant to Section 8.3(g) of the Merger Agreement. Unless otherwise indicated, capitalized terms used herein shall have the same meaning as in the Merger Agreement.
As the basis for the conclusions expressed herein, we have reviewed the following documents:
     (a) the Merger Agreement;
     (b) the Certificate of Merger;
     (c) the Joinder Agreement;
     (d) the Company Charter, certified by the Secretary of State of the State of Delaware;
     (e) the By-Laws of the Company, certified by the Secretary of the Company;
     (f) Resolutions of the Board of Directors of the Company adopted at a meeting held on June ___, 2010; and

Zayo Group, LLC
                     , 2010

     (g) Action by Written Consent of Stockholders in Lieu of a Special Meeting of Stockholders of the Company dated                     , 2010. The documents listed in clauses (a) through (c) above are hereinafter collectively referred to as the “Merger Documents.”
We have also received and reviewed executed or certified copies of such other certificates, proceedings, proofs and documents as we have deemed necessary or desirable in connection with the opinions hereinafter set forth. As to various questions of fact material to our opinion, we have relied upon representations and warranties made by the Company in the Merger Documents and upon certificates of officers of the Company, without any investigation on our part of the facts represented therein.
We have made such inquiry of the Company and examined such documents, records and other instruments and made such investigations of law as we deemed necessary and relevant as a basis for this opinion.
Where reference is made in this opinion to matters within our knowledge, or to facts and circumstances known to us, such reference means the knowledge of those attorneys within the firm who have given substantive attention to matters relating to the Merger Agreement.
For purposes of our opinions, we have, with your permission, assumed without independent investigation, the following: (1) that all parties to the Merger Documents, other than the Company, have all requisite power and authority and have taken all necessary corporate or other action to authorize the execution, delivery and performance of the Merger Documents and other related documents as may be executed in connection therewith to which each of them is a party and to effect the transactions contemplated thereby; (2) that all parties to the Merger Documents, other than the Company, have duly executed and delivered the Merger Documents and such other related documents to which each is a party, and the same constitute legal, valid and binding obligations of such parties enforceable by and against each of them; (3) that the Board of Directors of the Company is duly elected; (4) that the opinions expressed in the opinion letter of Adair Law Firm, LLP to Parent dated the date hereof are accurate; (5) that all documents submitted to us as originals or duplicate originals are authentic; (6) that all documents submitted to us as copies, whether certified or not, conform to authentic originals; and (7) that each party, other than the Company, has acted and will act in good faith and will seek to enforce its rights and remedies under the Merger Documents in a commercially reasonable manner.
Our opinion is limited to the date hereof. We do not in any event undertake to advise you or any other Person of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.
We express no opinion as to the laws of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware (“DGCL”), and the Federal laws of the United States of America. Our opinions do not address: (i) the Constitution of the State of Delaware or any case law constituting the DGCL (including, without limitation, case law relating to the fiduciary duties of directors); or (ii) any Laws or other regulatory matters relating to the Company as a provider of telecommunications or similar services.

Zayo Group, LLC
                    , 2010

Based on the foregoing and subject to the assumptions and qualifications contained herein, we are of the opinion that:
          (1) The Company has the requisite corporate power and corporate authority to execute and deliver the Merger Documents and to perform its obligations thereunder.
          (2) Each of the Merger Documents has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
          (3) Neither the execution or delivery of the Merger Documents by the Company nor the performance by the Company of its obligations under the Merger Documents: (a) violates or results in a breach of the Company Charter or the By-Laws of the Company; (b) violates any law known to us to be applicable to the Company, which in our experience is normally applicable to transactions of the type provided for in the Merger Documents; or (c) violates any Judgment of any United States federal or State of New York Governmental Entity known to us and binding upon the Company.
          (4) Upon delivery by the Company of the Certificate of Merger to the Secretary of State of the State Delaware, together with payment of all relevant taxes, filing fees and other charges, and the filing of the Certificate of Merger by the Secretary of State of the State of Delaware, the Merger will be effective under the DGCL.
Our opinions are subject to the following additional qualifications:
          (a) our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws;
          (b) the binding effect and enforceability of the Merger Documents and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity);
          (c) the binding effect and the enforceability of the Merger Documents are subject to the effect of Laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness) or have imposed public policy limitations upon contracting parties;
          (d) we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable Laws concerning election of remedies or as to any provision that purports to provide a party with a remedy for an immaterial breach;

Zayo Group, LLC
                    , 2010

          (e) requirements in the Merger Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by implied practice or course of conduct has been created modifying any provision of such documents;
          (f) we express no opinion as to the enforceability of the indemnification provisions in any Merger Document to the extent such provisions might contravene public policy or might require indemnification or payments to a party with respect to any litigation by or on behalf of a party determined adversely to a party, or any loss, cost or expense arising out of a party’s negligence or willful misconduct or any violation by a party of statutory duties, general principles of equity or public policy;
          (g) we express no opinion as to whether the directors and officers of the Company have properly exercised their fiduciary duties;
          (h) we express no opinion on any power of attorney in any Merger Document;
          (i) we express no opinion as to the authority or limitations of the authority of the Accounting Referee;
          (j) we express no opinion as to the enforceability of Section 7.5 of the Merger Agreement;
          (k) we express no opinion as to the validity, binding effect or enforceability of any provision of the Merger Documents which relate to service of process;
          (1) we express no opinion as to the enforceability of Article X of the Merger Agreement against an Equityholder who does not execute and deliver a Joinder Agreement;
          (m) this opinion is subject to the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998);
          (n) we express no opinion as to the validity or enforceability of: (i) provisions declaring that failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of or acquiescence to any such right or remedy; (ii) provisions precluding modification, waiver, discharge or termination of the Merger Documents or any provision thereof by oral agreement or through conduct, custom, course of performance, action or dealing; (iii) provisions that purport to require (or may be construed to require) waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (iv) any provision that purports to provide a party with a remedy for a breach of which it had prior knowledge; (v) any provision that purports to prohibit or restrict (or may be construed to prohibit or restrict) the Company from curing any breach on its part; (vi) any provision releasing, exculpating or exempting a party from liability for its own action or inaction, to the extent the party’s action or inaction involves negligence, recklessness, willful misconduct or unlawful misconduct, or to the extent such

Zayo Group, LLC
                    , 2010

release, exculpation, or exemption is contrary to public policy or any applicable law; (vii) provisions that purport to limit judicial discretion regarding the determination of damages and entitlement to attorneys’ fees, costs, expenses or other items which are unreasonable in nature or amount; (viii) provisions regarding the severability of any provision judicially determined to be unenforceable to the extent any such unenforceable provision is, or is integrally related to, an essential part of the agreed exchange; (ix) provisions that purport to establish (or may be construed to establish) evidentiary standards or burdens of proof; (x) waivers of notice requirements; (xi) waivers of jury trials; (xii) forum selection clauses; (xiii) consents to jurisdiction, venue or manner of service of process; (xiv) governing law provisions; (xv) any provision that purports to release future or unknown claims; or (xvi) provisions relating to the effects of Laws which may be enacted in the future;
          (o) under certain circumstances, the availability of a remedy may be limited or precluded where another remedy has been selected, notwithstanding any provision of the Merger Documents to the contrary; and
This opinion is provided to you for your exclusive use solely in connection with the Contemplated Transactions and may not be relied upon by any person, or for any other purpose without our prior written consent.
Very truly yours,

Exhibit J
Form Agreement to Protect Confidential Information, Assign Inventions
and to Prevent Unfair Solicitation
(See Attached)

AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION, ASSIGN
INVENTIONS AND TO PREVENT SOLICITATION
     This AGREEMENT TO PROTECT CONFIDENTIAL INFORMATION, ASSIGN INVENTIONS AND TO PREVENT SOLICITATION (this “Agreement”) is made and entered into as of [                     ], 2010 (the “Effective Date”) among (i) American Fiber Systems Holding Corp., a Delaware corporation (the “Company”), (ii) [                    ], an individual (“Restricted Person”), and (iii) solely for the purposes of Section 3(e) below, Zayo Group, LLC, a Delaware limited liability company (“Parent”), and American Fiber Systems, Inc., a Delaware corporation (“AFS”). As used herein, the “Company” shall mean the Company and its present and future parents, subsidiaries, predecessors, successors, assigns, and affiliates, including, but not limited to, Parent and AFS.
Recitals
     A. Prior to the Effective Date, Restricted Person was an employee, officer and equityholder of AFS, the business of which Parent acquired pursuant to a merger of Zayo AFS Acquisition Company, Inc., a Delaware corporation (“Merger Sub”), with and into AFS whereby AFS survived as the surviving corporation and became a wholly owned subsidiary of Parent (the “Acquisition”).
     B. INTENTIONALLY DELETED.
     C. Through the course of Restricted Person’s employment with AFS, Restricted Person has obtained “Confidential Information” (as defined below) about the business, affairs, and operating results of AFS, including, without limitation, information about AFS’s clients and prospective clients and their needs, pricing and capabilities.
     D. The Confidential Information, including, without limitation, customer lists, databases and/or trade secrets, of the Company is unique and valuable to the Company and the Company would suffer irreparable harm if Restricted Person were to divulge such Confidential Information or trade secrets to those in competition with the Company or use such knowledge, information and business acumen in competition with the Company.
Agreement
     In consideration of the terms and conditions of this Agreement it is agreed:
     1. Definitions.
          (a) “Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          (b) “AFS” shall have the meaning set forth in the introductory paragraph.
          (c) “Acquisition” shall have the meaning set forth in Recital A above.
          (d) “Agreement” shall have the meaning set forth in the introductory paragraph.
          (e) “Company” shall have the meaning set forth in the introductory paragraph.
          (f) “Company Inventions” shall have the meaning set forth in Section 4 below.
          (g) “Confidential Information” shall have the meaning set forth in Section 2 below.
          (h) “Contemplated Transactions” shall mean transactions contemplated by the Merger Agreement.
          (i) “Customer” shall mean any Person to which AFS sold products or services to during the one (1) year prior to the Effective Date.
          (j) “Effective Date” shall have the meaning set forth in the introductory paragraph.
          (k) “Employee of AFS” shall mean any Employee of AFS as of the Effective Date.
          (l) “Enterprise” shall have the meaning set forth in Section 8 below.
          (m) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of June [       ], 2010, by and among Parent, Merger Sub, American Fiber Systems Holding Corp. and Robert E. Ingalls, Jr., as the equityholder representative.
          (n) “Merger Sub” shall have the meaning set forth in the recitals.
          (o) “Parent” shall have the meaning set forth in the introductory paragraph.
          (p) “Person” shall mean an individual, a partnership (limited or general), a corporation, an association, a company, a trust, a joint venture or an unincorporated organization.
          (q) “Prior Agreement” shall have the meaning set forth in Section 7 below.
          (r) “Restricted Area” shall mean the following markets: Atlanta; Boise; Carson City; Cleveland; Kansas City; Minneapolis; Nashville; Reno; Salt Lake City; and Las Vegas.
          (s) “Restricted Business” shall mean providing metropolitan optical networking infrastructure, dark fiber and transport (layer 2) services including ethernet transport, internet access, managed wavelengths and TDM transport and SONET ring services.
          (t) “Restricted Period” shall have the meaning set forth in Section 3(c) below.

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          (u) “Restricted Person” shall have the meaning set forth in the introductory paragraph.
          (v) “Transaction Documents” shall mean all documents related to the Acquisition.
     2. Confidential Information.
          (a) For the purposes of this Section 1, “Confidential Information” means (i) any and all trade secrets of the Company concerning the business and affairs of the Company, its respective product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, marketing plans, computer software and programs (including object code and source code), database technologies, systems and structures, architecture processes, improvements, devices, discoveries, concepts, methods, patents, patent applications, inventions, ideas, improvements (whether patentable or not), information and other IP Assets of the Company and any other information, however documented, of the Company that is a trade secret under the common law or other Law; (ii) any and all information concerning the business and affairs of the Company, including historical financial statements, financial projections and budgets, historical and projected sales, contractual arrangements, capital spending budgets and plans, the names and backgrounds of key personnel, customers, contractors, agents, vendors, suppliers and potential suppliers, personnel training, techniques and materials and purchasing methods and techniques, however documented; and (iii) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for the Company containing or based, in whole or in part, upon any information included in the foregoing; provided, however, that Confidential Information shall not include (1) information that is or becomes generally available to the public on a non-confidential basis (including from a third party that is not disclosed in breach of any obligation of confidentiality with respect to such information), unless such information has become generally available as a result of any breach of this Agreement, (2) information that the Company expressly authorizes in writing may be disclosed; (3) information disclosed to Restricted Person by a third party free of restrictions on confidentiality; (4) information that is known by the Restricted Person or available to the Restricted Person prior or subsequent to the time of disclosure to the Restricted Person, and was not obtained, directly or indirectly, from the Company; (5) any blogs that are registered to the Restricted Person; or (6) any information required to be disclosed pursuant to Section 8 below.
          (b) Restricted Person acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the assets of the Company. Therefore, except as set forth below, during the Restricted Period, Restricted Person shall not: (i) disclose, to any Person or use for Restricted Person’s own account, or for the benefit of any third party (other than the Company and its Affiliates), any Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of Restricted Person without the Company’s express prior written consent; (ii) use or reproduce any Confidential Information in any manner; or (iii) reverse engineer, decompile, or otherwise attempt to derive the composition or underlying information, structure or ideas, of any such Confidential Information. Nothing contained herein shall be

3

deemed to prevent disclosure of any of the Confidential Information if, in the reasonable opinion of Restricted Person’s legal counsel, such disclosure is legally required to be made pursuant to a valid subpoena or other applicable judgment or as required in fulfilling or defending against Restricted Person’s indemnification obligations set forth in the Merger Agreement; provided, however, Restricted Person shall give the Company prompt written notice before disclosing any Confidential Information in any such Proceeding and, in making such disclosure, Restricted Person shall disclose only that portion of the Confidential Information required to be disclosed and shall (at the Company’s expense) take all reasonable efforts to preserve the confidentiality of the Confidential Information, including supporting the Company (at the Company’s expense) in any intervention by the Company in such Proceeding. In addition, nothing shall prevent the Restricted Person from using or disclosing Confidential Information in the Restricted Person’s capacity as an employee or independent contractor of the Company. Moreover, nothing in this Section 2 shall prohibit disclosure of this Agreement and/or the Transaction Documents and/or information related to the Restricted Person’s interest in the Company and/or information related to the Contemplated Transaction by the Restricted Person to his or her spouse and/or to his or her attorneys, accountants, consultants, and other professionals; provided, however, that the Restricted Person will inform his or her spouse, attorneys, accountants, consultants and other professionals of the contents of this Section 2 and the obligations of confidentiality contained herein, and will direct them to observe its terms as they were parties hereto, prior to disclosure of any Confidential Information to such Persons; provided, further, however, that the Restricted Person shall be responsible for any breach of this Section 2 by any of the Restricted Person’s spouse, attorneys, accountants, consultants or other professionals.
          (c) Restricted Person agrees, with respect to all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that Restricted Person may possess or have under Restricted Person’s control, to (i) either: (A) return and deliver to the Company at such reasonable times and in such manner as the Company may reasonably request, or (B) destroy or otherwise render unreadable and (ii) deliver to the Company a certificate certifying as to the compliance of such Restricted Person with the obligations in this Section 2(c). Notwithstanding the above, the Restricted Person may retain any Confidential Information that may reasonably be necessary to defend any indemnification action that may arise pursuant to the terms of the Merger Agreement. Restricted Person acknowledges that the Company will have a proprietary interest in the Confidential Information at and after the Effective Date and agrees that a material breach of this Agreement shall occur if Restricted Person violates any provision of this Section 2. Restricted Person hereby acknowledges and agrees that Restricted Person’s disclosure of the Confidential Information, other than as authorized by this Agreement or the prior written consent of the Company, will result in irreparable injury and damages to the Company and Restricted Person acknowledges and agrees that the Company is entitled to take such action as the Company deems appropriate in order to prevent Restricted Person from making disclosures of the Confidential Information that violates the terms of this Agreement.
     3. Non Solicitation; Non Disparagement.
          (a) INTENTIONALLY DELETED

4

          (b) INTENTIONALLY DELETED
          (c) Covenants. Restricted Person, for a period of 12 months after the Effective Date (the “Restricted Period”), shall not, except on behalf of the Company and/or any Affiliate of the Company and except as otherwise directed in writing by the Company or its authorized members, managers or officers:
               (1) INTENTIONALLY DELETED
               (2) induce or attempt to induce any Employee of AFS to leave the employ of AFS and work for any Person that operates the Restricted Business in the Restricted Area;
               (3) induce or attempt to induce or solicit any Customer operating in the Restricted Area to cease doing business with the Company;
               (4) solicit any Person who is a Customer operating in the Restricted Area to purchase products or activities that are part of the Restricted Business; or
               (5) disparage Parent or its Affiliates (including the Company) in any way, other than directly in connection with the resolution of a dispute between Restricted Person and Parent.
          (d) Restricted Person acknowledges and agrees that the covenants contained in Section 3(c) are reasonable with respect to their duration and scope, and are reasonable because, among other reasons, companies in the industry in which the Company competes operate on a wide geographical basis.
          (e) Neither Parent, AFS nor the Company, for the Restricted Period, shall, directly or indirectly, disparage Restricted Person in any way, other than directly in connection with the resolution of a dispute between Restricted Person, on the one hand, and Parent, AFS or the Company, on the other hand.
     4. Inventions.
          (a) Definition of Company Inventions. “Company Inventions” means all ideas, processes, trademarks and service marks, inventions, discoveries and improvements to any of the foregoing, that Restricted Person learns of, conceives, develops or creates, alone or with others, during Restricted Person’s employment with the Company (whether or not conceived, developed or created during regular working hours), that directly or indirectly arise from or relate to: (i) the Company’s business, products or services; or (ii) work performed for the Company by Restricted Person or any other employee, agent or contractor of the Company; or (iii) the use of the Company’s property or time; or (iv) access to the Company’s Confidential Information or Confidential Records. Notwithstanding the above, “Company Inventions” shall not include any blogs that are registered to the Restricted Person prior to or after the Effective Date.

5

          (b) Disclosure of Company Inventions. Upon the Company’s request, Restricted Person shall promptly disclose to the Company or its designee, in a manner specified by the Company in its reasonable discretion, all Company Inventions of which Restricted Person has any knowledge, irrespective of whether that knowledge is complete or incomplete, and irrespective of whether any such Company Invention or any aspect thereof has been described in or committed to writing, in whole or part, by any other person.
          (c) Assignment. Restricted Person hereby assigns to the Company, Restricted Person’s entire right, title and interest in all Company Inventions, which shall be the sole and exclusive property of the Company whether or not subject to patent, copyright, trademark, trade secret or other protection. Restricted Person also acknowledges that all original works of authorship that are made by Restricted Person (solely or jointly with others), within the scope of Restricted Person’s employment with the Company, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. §§ 101, et seq.). To the extent that any such works, by operation of law, cannot be “works made for hire,” Restricted Person hereby assigns to Company all right, title, and interest in and to such works and to any related copyrights.
          (d) Additional Instruments. Restricted Person shall promptly execute, acknowledge and deliver to the Company all additional instruments or documents reasonably deemed at any time by the Company to be necessary to carry out the intentions of this Section 4. If the Company is unable, after reasonable effort, to secure Restricted Person’s signature on any document needed to apply for or prosecute any patent, copyright, or other right or protection relating to a Company Invention, Restricted Person hereby designates and appoints the Company and its duly authorized officers and agents as Restricted Person’s agent and attorney-in-fact, to act for and on Restricted Person’s behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and other rights and protection thereon with the same legal force and effect as if executed by him. Such appointment shall be irrevocable and coupled with an interest.
     5. Survival. Restricted Person’s obligations under this Agreement shall survive the termination of Restricted Person’s employment with the Company and shall thereafter be enforceable whether or not such termination is claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed to Restricted Person by the Company or any the Company employee, agent or contractor.
     6. Remedies. Restricted Person acknowledges that if Restricted Person breaches any obligation under this Agreement, the Company will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate the Company. Restricted Person therefore agrees that upon such breach or threatened breach of any obligation under this Agreement, the Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, compelling Restricted Person to comply with any or all such provisions. This Section 6 shall not be construed as an election of any remedy, or as a waiver of any right available to the Company under this Agreement or the law, including the right to seek damages from Restricted Person for a breach of any provision of this Agreement, nor shall this Section 6 be construed to

6

limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.
     7. Other Agreements. In the event of any direct conflict between any term of this Agreement and any term of any other agreement executed by Restricted Person, the terms of this Agreement shall control. The parties agree that the provisions of this Agreement shall replace the terms of any agreement executed by the Restricted Person and delivered to the Company prior to the Effective Date (other than any contract or agreement executed by the Restricted Person in connection with the Contemplated Transactions) which contains nondisclosure, noncompete, confidentiality, nonsolicitation and/or assignment of intellectual property provisions, including but not limited to a certain Employee Nondisclosure, Non Competition and Assignment Agreement (collectively a “Prior Agreement”). Any Prior Agreement is hereby terminated.
     8. Disclosure of this Agreement. At the earliest practicable date, Restricted Person shall provide a copy of this Agreement to every business enterprise that is engaged in the Restricted Business in the Restricted Area and that Restricted Person does not control, and for which Restricted Person performs any employment, consulting or other independent contractor services (an “Enterprise”), during the 12 month period following the Effective Date, provided that in no event shall Restricted Person provide such an Enterprise with a copy of this Agreement later than the first day of Restricted Person’s employment by or performance of services for such Enterprise.
     9. Non-Assistance. Restricted Person agrees not to assist any third person or company in contesting or attacking the Company’s rights in and/or to any copyright, patent, trademark or other trade secret or confidential or proprietary information, except pursuant to subpoena or court order.
     10. Miscellaneous.
          (a) Heirs and Assigns. This Agreement shall inure to the benefit of the Company, its successors or assigns, and shall be freely assignable by the Company at any time upon written notice to the Restricted Person.
          (b) Applicable Law; Jurisdiction; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law. The County of Monroe in the State of New York is hereby designated as the exclusive forum for any action or proceeding arising from or in any way connected to this Agreement, and the parties hereby expressly consent to the personal jurisdiction of the state or federal courts in this forum.
          (c) Notices. Any notice or other communication which is required to be given under the terms of this Agreement shall be in writing and shall be delivered personally, or sent by registered mail, or by certified mail return receipt requested to the following address:

7

if to the Company, Parent or Merger Sub, to:
Zayo Group LLC
901 Front Street, Suite 200
Louisville, Colorado 80027
Attention: Scott E. Beer, General Counsel
Email: sbeer@zayo.com
Fax No.: (303) 226-5923
with a copy to:
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
First Attention: Hendrik F. Jordaan
First Email: hendrik.jordaan@hro.com
Second Attention: Christopher J. Wagner
Second Email: chris.wagner@hro.com
Fax No.: (303) 866-0200
if to the Restricted Person, to:

with a copy to:
McConville, Considine, Cooman & Morin, P.C.
25 East Main Street, Suite 400
Rochester, New York 14614
Attention: Amy L. Varel
     Any notice which is mailed shall be deemed to have been given on the second business day after the day of mailing (not counting the day mailed), irrespective of the date of receipt. Notices may be signed and given by the attorney for the party sending the notice. A new address may be designated by notice.
           (d) Severability. If any court of competent jurisdiction declares any provision of this Agreement, or portion thereof, invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable. To the extent that any court concludes that any provision of this

8

Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the parties’ express desire that the Company be protected to the greatest extent allowed by law from the solicitation of Customers by the Restricted Person and/or the misuse or disclosure of Confidential Information and/or Company Inventions.
          (e) Modifications. Except as authorized by Section 10(d), this Agreement shall not be modified or amended except by a written agreement signed by both parties.
[Signatures on Following Page]

9

     IN WITNESS WHEREOF, Restricted Person, the Company, AFS and Parent have executed this Agreement as of the date set forth above.

RESTRICTED PERSON:	AMERICAN FIBER SYSTEMS HOLDING CORP.

Name:	By:
Name:
Title:

AMERICAN FIBER SYSTEMS, INC.

By
Name:
Title:

ZAYO GROUP, LLC

By:
Name:
Title:
[Signature Page to Agreement to Protect Confidential Information. Assign Inventions and to Prevent Solicitation]

Exhibit K
Form of USC Consent
(See Attached)

RESOLUTION OF ACKNOWLEDGEMENT AND CONSENT
BY US CARRIER TELECOM HOLDINGS, LLC
REGARDING THE ACQUISITION BY MERGER OF AMERICAN FIBER SYSTEMS HOLDING CORP.
BY ZAYO GROUP, LLC.
     Whereas, US Carrier Telecom Holdings, LLC and the Board of Managers received prior written notice in conformance with Section 7.1 of the Amended & Restated Operating Agreement of US Carrier Telecom Holdings, LLC (“Operating Agreement”, capitalized terms used herein having the same meaning as in the Operating Agreement), regarding the acquisition by merger of American Fiber Systems Holding Corp., by Zayo Group, LLC; and
     Whereas, prior written consent of the Board of Managers is required under Section 7.1 of the Operating Agreement for a Transfer on a Member’s Membership Units; and
     Whereas, the Board of Managers believes it is in the best interest of all parties to afford both acknowledgement and prior written consent of the above referenced acquisition.
BE IT HEREBY RESOLVED:
1.	That US Carrier Telecom Holdings, LLC and each of the Managers serving on the Board of Managers acknowledge they received timely notice of the acquisition by merger of American Fiber Systems Holding Corp, by Zayo Group, LLC and;

2.	Pursuant to Section 7.1 of the Operating Agreement, the Board of Managers and each Manager hereby grants its express, prior, written consent to the acquisition by merger of American Fiber Systems Holding Corp, by Zayo Group, LLC and any Transfer of AFS’s Membership Units resulting from the above-referenced acquisition; and

3.	The Board of Managers and each Manager have determined that the above-referenced acquisition does not give rise to any rights of the Members under the Operating Agreement, including with respect to any rights of first refusal or co-sale under Article VII of the Operating Agreement.
Entered into this, the                                              day of                                           , 2010
ADD SIGNATURE BLOCKS FOR ALL MANAGERS ON BOARD OF MANAGERS

Schedule 1-A
Company Subsidiaries
(See Attached)

Schedule 1-A — Company Subsidiaries
Subsidiary
American Fiber Systems, Inc.

Schedule 1-B
Assumed Capital Leases
(See Attached)

Schedule 1-B — Assumed Capital Leases
None

Schedule 3.7
Pro Forma Working Capital
(See Attached)

Schedule 3.7 — Working Capital Accounts — Definitions
Definitions

Account Number	Account Name	Description
1-00-00-1100	Accounts Receiveable	Open Trade Invoices to Customers

1-00-00-1180	Accounts Receiveable Reserve	Reserve for bad debts for AR

1-00-00-1280	Short Term Deposits	Deposits due within 1 year

1-00-00-2000	Accounts Payable	Open Trade Invoices from Vendors

1-00-00-2060	Accrued Travel	Approved but unpaid T&E due to employees

1-00-00-2080	A/P Accrual	amounts due to vendors but not invoiced — expected within 1 month

1-10-00-2110	Sales Tax Payable — Georgia	sales taxes billed and payable to Georgia

1-20-00-2110	Sales Tax Payable — Ohio	sales taxes billed and payable to Ohio

1-40-00-2110	Sales Tax Payable — Missouri	sales taxes billed and payable to Missouri

1-50-00-2110	Sales Tax Payable — Tennessee	sales taxes billed and payable to Tennessee

1-60-00-2110	Sales Tax Payable — Utah	sales taxes billed and payable to utah

1-70-00-2110	Sales Tax Payable — Minnesota	sales taxes billed and payable to Minnesota

1-00-00-2120	Lit Svcs-Federal USF	Federal USF fees billed and payable

1-00-00-2135	Accrued Property Tax	Property taxes proportionately accrued but not invoiced

1-00-00-2150	Accrued Payroll	Payroll proportionately accrued but not paid

1-00-00-2155	Accrued Bonus	Bonuses accrued but not paid

1-00-00-2160	Accrued Fringe Benefit	Fringe Benefits costs (Health insurance, taxes, other insurances, etc) proportionately accrued but not paid

1-00-00-2165	Accrued Commissions	Commissions earned but not paid

1-00-00-2175	Other Accrued Expense	Other Accrued expenses (Franchise fees, ROWs, Pole & Conduit fees, professional fees, rent leveling, taxes, any other expense due but not invoiced excluding maintenance, relocation expenses and AP accruals)

1-00-00-2180	Other Accrued Expense — Maintenance	proportionate amount of maintenance expense incurred but not invoiced

1-00-00-2185	Accrued Repairs and Relos	Amounts due to vendors for relocation expenses and repairs (greater than $2500) incurred but not invoiced

1-20-00-2190	Accrued Interest — Ohio Property Taxes	Interest expenses due but not invoiced for Ohio Property taxes

Schedule 3.7 — Working Capital — Forecast — Capital and Accounts Receiveable
In Thousands (000’s)

	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]

Monthly Capital Spend	964	863	1,011	951	929	4,749
Forecast/Business Day	42	41	46	47	46

*	Capital Expenditure forecasted — to be calculated from date of Agreement to Closing on a per business day basis.

*	Capital Expenditure includes invoices received plus inventory utilized on projects plus capitalized labor in accordance with Company current policy.

Account	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10
Net Accounts Receiveable	$3,890	$3,640	$3,724	$4,012	$4,084

Schedule 6.3(a)
Parent and Merger Sub — Consents and Authorizations; No Conflicts
(See Attached)

Schedule 6.3(a)
Parent and Merger Sub — Consents and Authorizations; No Conflicts
1. The Governmental Authorizations set forth in Section 5.4(a) of the Disclosure Schedule are incorporated herein by reference to the extent that such filings require Parent’s participation.
2. The consent of each of the board of managers and majority investor members of Communication Infrastructure Investments, LLC, the board of managers of Parent, the board of directors of Zayo Group Holdings, Inc., the board of directors of Merger Sub and the sole stockholder of Merger Sub is required in connection with the consummation of the Contemplated Transactions.

Schedule 8.3(c)
Required Joined Equityholders
(See Attached)

Schedule 8.3 (c)

	ISSUE	CERT
NAME	DATE	NUMBER	Type	Outstanding
Sierra Ventures Associates VII, L.L.C.	11/17/2000	PA-1	Preferred A	909,091
Sierra Ventures VII, L.P.	11/17/2000	PA-2	Preferred A	9,090,909
Lucent Venture Partners II LLC	11/17/2000	PA-3	Preferred A	2,400,000
Sierra Ventures VII, L.P.	1/18/2001	PB-2	Preferred B	4,242,425
Lucent Venture Partners II LLC	1/18/2001	PB-3	Preferred B	2,000,000
Sierra Ventures Associates VII, L.L.C.	1/18/2001	PB-4	Preferred B	424,242
Eagle Holdings Ltd	8/1/2002	PB-10	Preferred B	167,111
Sierra Ventures VIII — A, L.P.	12/7/2001	PC-1	Preferred C	16,876,626
Sierra Ventures Associates VIII, L.L.C	12/7/2001	PC-2	Preferred C	511,259
Lucent Venture Partners II LLC	12/7/2001	PC-4	Preferred C	5,265,958
Sierra Ventures VIII — B, L.P.	12/7/2001	PC-5	Preferred C	165,307
Eagle Holdings Ltd	8/1/2002	PC-6	Preferred C	200,000
North Atlantic Venture Fund III, A Limited Partnership	8/19/2003	PD-1	Preferred D	7,956,960
Sierra Ventures VII, L.P.	8/19/2003	PD-2	Preferred D	2,116,811
Sierra Ventures Associates VII LLC*	8/19/2003	PD-3	Preferred D	211,680
Sierra Ventures VIII-A, L.P.	8/19/2003	PD-4	Preferred D	2,861,570
Sierra Ventures VIII-B, L.P.	8/19/2003	PD-5	Preferred D	27,896
Sierra Ventures Associates VIII, LLC*	8/19/2003	PD-6	Preferred D	86,683
Lucent Venture Partners II LLC	8/19/2003	PD-7	Preferred D	2,232,230
Eagle Holdings Ltd	9/4/2003	PD-8	Preferred D	420,090
North Atlantic Venture Fund III, A Limited Partnership	8/27/2004	PD-9	Preferred D	636,559
Sierra Ventures VII, L.P.	8/27/2004	PD-10	Preferred D	169,345
Sierra Ventures Associates VII, LLC*	8/27/2004	PD-11	Preferred D	16,934
Sierra Ventures VIII-A, L.P.	8/27/2004	PD-12	Preferred D	226,926
Sierra Ventures VIII-B, L.P.	8/27/2004	PD-13	Preferred D	2,232
Sierra Ventures Associates VIII, LLC*	8/27/2004	PD-14	Preferred D	6,935
Lucent Venture Partners II LLC	8/27/2004	PD-15	Preferred D	178,579
Eagle Holdings Ltd	8/27/2004	PD-16	Preferred D	33,607
North Atlantic Venture Fund III, A Limited Partnership	8/31/2004	PE-1	Preferred E	4,243,712
Sierra Ventures VII, L.P.	8/31/2004	PE-2	Preferred E	3,704,811
Sierra Ventures Associates VII LLC	8/31/2004	PE-3	Preferred E	370,479
Sierra Ventures VIII-A L.P.	8/31/2004	PE-4	Preferred E	5,007,478
Sierra Ventures VIII-B L.P.	8/31/2004	PE-5	Preferred E	48,669
Sierra Ventures Associates VIII, LLC	8/31/2004	PE-6	Preferred E	151,683
Lucent Venture Partners II LLC	8/31/2004	PE-7	Preferred E	1,326,160
Wayne Reece	9/23/2004	PE-8	Preferred E	265,232
Hudson River Co- Investment Fund L.P.	1/6/2006	PE-9	Preferred E	13,261,600
North Atlantic Venture Fund III, A Limited Partnership	1/6/2006	PE-10	Preferred E	695,130
Sierra Ventures VII, L.P.	1/6/2006	PE-11	Preferred E	1,020,711
Sierra Ventures Associates VII LLC*	1/6/2006	PE-12	Preferred E	102,071
Sierra Ventures VIII-A L.P.	1/6/2006	PE-13	Preferred E	1,379,607
Sierra Ventures VIII-B L.P.	1/6/2006	PE-14	Preferred E	13,409
Sierra Ventures Associates VIII, LLC.*	1/6/2006	PE-15	Preferred E	41,791
Lucent Venture Partners II LLC	1/6/2006	PE-16	Preferred E	2,051,922
Hudson River Co- Investment Fund L.P.	5/30/2008	PF-1	Preferred F	1,794,540
North Atlantic Venture Fund III, a Limited Partnership	5/30/2008	PF-2	Preferred F	2,063,265
Lucent Venture Partners II LLC	5/30/2008	PF-8	Preferred F	2,017,845
Robert M Dewey, Jr.	5/30/2008	PF-9	Preferred F	2,164
IRA Resources, Inc. f/b/o David Rusin IRA #33323	5/30/2008	PF-11	Preferred F	370,336
David Danchak	5/30/2008	PF-13	Preferred F	311,532
William Ciminelli	5/30/2008	PF-14	Preferred F	24,544
Dariene Abel	5/30/2008	PF-16	Preferred F	15,520
Terry Gross	5/30/2008	PF-17	Preferred F	431
Gita Ramachandran	5/30/2008	PF-19	Preferred F	284,441
Michael D’Angelo	5/30/2008	PF-20	Preferred F	21,906
Sierra Ventures VII, L.P.	5/30/2008	PF-21	Preferred F	2,794,877
Sierra Ventures Associates VII, LLC.*	5/30/2008	PF-22	Preferred F	279,488
Sierra Ventures VIII-A, L.P.	5/30/2008	PF-23	Preferred F	3,777,599

	ISSUE	CERT
NAME	DATE	NUMBER	Type	Outstanding
Sierra Ventures VIII-B, L.P.	5/30/2008	PF-24	Preferred F	36,715
Sierra Ventures Associates VIII, LLC.*	5/30/2008	PF-25	Preferred F	572,147
David Rusin	5/30/2008	PF-26	Preferred F	243,515
Lori — Farr Rusin	11/17/2000	C-1	Common	400,000
Leah G. Rusin Trust	11/17/2000	C-2	Common	400,000
Lynn Farr Lowney Trust	11/17/2000	C-3	Common	100,000
Nancy Rusin Swientonioskl Trust	11/17/2000	C-4	Common	100,000
Claire L. Rusin	11/17/2000	C-5	Common	100,000
Mary Rusin Pisano	11/17/2000	C-6	Common	100,000
Peter R. Farr	11/17/2000	C-7	Common	100,000
Jane Farr Burns	11/17/2000	C-8	Common	100,000
Carmela R. Gieb	11/17/2000	C-9	Common	100,000
John J. Costello	11/17/2000	C-10	Common	100,000
Mark D. Danchak	11/17/2000	C-12	Common	150,000
Paul D. Danchak	11/17/2000	C-13	Common	100,000
M. Ramachandran	11/17/2000	C-15	Common	10,000
Ekambaram Sridaran	11/17/2000	C-16	Common	10,000
Ekambaram Swaminathan	11/17/2000	C-17	Common	10,000
Malicka Sherif	11/17/2000	C-19	Common	10,000
Lalilha Rajendran	11/17/2000	C-20	Common	10,000
David G. Rusin	11/17/2000	C-22	Common	3,400,000
David Danchak	11/17/2000	C-24	Common	750,000
Gita Ramachandran	11/17/2000	C-26	Common	830,000
E.G. Shankar	11/17/2000	C-27	Common	10,000
Shakuntala Srinivasan	11/17/2000	C-28	Common	10,000
Eagle Holding Ltd	8/1/2002	C-39	Common	1,166,222
David Danchak	2/28/2003	C-48	Common	150,000
Gita Ramachandran	2/28/2003	C-51	Common	50,000
North Atlantic Venture Fund III, A Limited Partnership	8/27/2004	C-54	Common	1,193,547
Sierra Ventures VII, L.P.	8/27/2004	C-55	Common	317,522
Sierra Ventures Associates VII, LLC	8/27/2004	C-56	Common	31,752
Sierra Ventures VIII-A, L.P.	8/27/2004	C-57	Common	429,236
Sierra Ventures VIII-B, L.P.	8/27/2004	C-58	Common	4,184
Sierra Ventures Associates VIII, LLC	8/27/2004	C-59	Common	13,002
Lucent Venture Partners II LLC	8/27/2004	C-60	Common	334,835
Eagle Holdings Ltd	8/27/2004	C-61	Common	63,014
North Atlantic Venture Fund III, A Limited Partnership	8/31/2004	C-62	Common	2,079,966
Sierra Ventures VII, L.P.	8/31/2004	C-63	Common	1,815,861
Sierra Ventures Associates VII, LLC	8/31/2004	C-64	Common	181,585
Sierra Ventures VIII-A, L.P.	8/31/2004	C-65	Common	2,454,345
Sierra Ventures VIII-B, L.P.	8/31/2004	C-66	Common	23,854
Sierra Ventures Associates VIII, LLC	8/31/2004	C-67	Common	74,345
Lucent Venture Partners II LLC	8/31/2004	C-68	Common	649,999
Wayne Reece	9/23/2004	C-69	Common	129,999
Michael D’Angelo	12/14/2005	C-73	Common	100,000
Jeffrey M Drazan	4/1/2008	C-119	Common	800
Jai Ramachandran	11/17/2000	C-136	Common	100,000

Disclosure Schedules
(See Attached)

Schedule 5.1(b) — Foreign Qualification

Authorization/Qualification	Acquired Company	State
Certificate of Good Standing	American Fiber Systems Holding Corp	Delaware
Certificate of Good Standing	American Fiber Systems Holding Corp	New York
Certificate of Good Standing	American Fiber Systems, Inc.	Arizona
Certificate of Good Standing	American Fiber Systems, Inc.	Connecticut
Certificate of Good Standing	American Fiber Systems, Inc.	Delaware
Certificate of Good Standing	American Fiber Systems, Inc.	District of Columbia
Certificate of Good Standing	American Fiber Systems, Inc.	Florida
Certificate of Good Standing	American Fiber Systems, Inc.	Georgia
Certificate of Good Standing	American Fiber Systems, Inc.	Idaho
Certificate of Good Standing	American Fiber Systems, Inc.	Kansas
Certificate of Good Standing	American Fiber Systems, Inc.	Minnesota
Certificate of Good Standing	American Fiber Systems, Inc.	Missouri
Certificate of Good Standing	American Fiber Systems, Inc.	Nevada
Certificate of Good Standing	American Fiber Systems, Inc.	New York
Certificate of Good Standing	American Fiber Systems, Inc.	Ohio
Certificate of Good Standing	American Fiber Systems, Inc.	Tennessee
Certificate of Good Standing	American Fiber Systems, Inc.	Utah

Schedule 5.1(e) — Assumed Names
Name
None

Schedule 5.2(c)
All shares of stock in American Fiber Systems, Inc., were pledged by American Fiber Systems Holding Corp. in connection with financing extended by Comerica Bank pursuant to a certain Assignment Separate From Certificate. The pledge on such shares will be released in connection with the Closing.

Schedule 5.2D — Options
2000 Stock Option Plan

Number Authorized	10,570,000
Number of Options Issued & Outstanding	7,801,500
Number Exercised	1,137,373

Balance Left to be Issued	1,631,127

Schedule 5.2(f) — Validity
Stock that is not fully paid or is assessable
NONE

Schedule 5.2(g) — Redemptions
None

Schedule 5.4(a) — Governmental Consents and Authorizations
Governmental Agency
1) Approval required:
Federal Communications Commission — (Domestic 214 both AFS & USC)
Federal Communications Commission — (International 214 both AFS & USC)
Department of Justice & FTC
Georgia PSC (Both AFS & USC)
Minnesota PUC
New York PSC
Ohio PUC
Tennessee Regulatory Authority (Both AFS & USC)
Utah PSC
City of Alpharetta, GA (NOTE: Existing franchise will be replaced under new state regulations eff. 10/1/2010. The new franchise does not reference change-of-control procedures)
City of Norcross, GA
City of Smyrna, GA
City of Murray, UT
City of South Jordan, UT
City of South Salt Lake City, UT
City of West Jordan, UT
City of West Valley, UT
Nashville Electric Service
2) Notice Only Required
Arizona Corporation Commission
Connecticut DPUC
Florida PSC
Idaho PUC
Nevada PUC (unless Commission Staff requests a formal approval filing)
City of Henderson (unless PUC requires an approval filing)
City of Las Vegas (unless PUC requires an approval filing)
City of North Las Vegas (unless PUC requires an approval filing)
Clark County, NV (NOTE: Current franchise expires 9/5/2010. Replacement being negotiated.)

Schedule 5.4(b) — Consents and Authorizations for Transaction Documents
1)	Change of Control

a) SBC Services, Inc. & Idacomm, Inc.— Master Agreement for Dark Fiber Lease and/or Dark Fiber Indefeasible Right of Use, May 26, 2005

(Sec. 4.01 Special Terms — Change of Control) — SBC may, at SBC’s sole discretion, Terminate this Agreement and executed Product Orders if through merger, acquisition or other means, except the placement of shares with non-telecommunications entities for the purpose of recapitalization, there is a change in the Control of the Supplier, such that the Supplier is controlled by any other entity. “Recapitalization” means an arrangement whereby stock, bonds or other securities of Supplier are issued or adjusted for the purpose of obtaining or rearranging capital for either the ongoing operation or expansion of the Supplier. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies by one person, entity or a group of related persons or entities acting in concert; provided, however, that the legal or beneficial ownership, directly or indirectly by one person or entity, or a group of related persons or entities acting in concert, of more than fifty (50%) of the voting stock for the election of directors of a Party shall always be deemed control.

In the event of a change in the Control of Supplier, SBC shall have a period of one hundred and eighty (180) days after the later of (i) the effective date of the change in Control or (ii) SBC’s discovery of the change in Control in which to elect, by notice to Supplier, to Terminate this Agreement in its entirety and any or all executed Product Orders, leases, and IRUs without payment of Cancellation or Termination fees. Upon providing such notice, SBC shall specify an effective date for such Termination of this Agreement and the individual Product Orders, IRUs and leases (which may be different dates for each) which dates may be up to two (2) years after SBC’s notice of Termination and Supplier agrees to allow for such a period of up to two (2) years after SBC’s notice of Termination within which SBC will surrender the SBC Fibers to Supplier; provided, however, that during such period SBC shall continue to pay Monthly Charges with respect to the SBC Fibers until the actual date of surrender of such SBC Fibers.

In the event of such Termination, refunds of fees paid under Dark Fiber leases and/or IRUs will be in accordance with paragraph (b)(2) of Section 3.06, Cancellation and Termination.

b) AT&T Corp & AFS- Dedicated Services and Ethernet Services Agreement, April 1, 2010

(Sec. 16.C Termination of Agreement) — AT&T may elect to terminate any Selected MSA or this entire Agreement upon the occurrence of any Special Control Event. “Special Control Event” refers to the act, by any person or entity not a party to this Agreement or the applicable Selected MSA, of obtaining ownership, management rights, or control (whether directly or indirectly) of more than ten percent (10%) of the equity or voting shares of (1) Supplier, (2) any Parent Entity, or (3) Local Entity with respect to a Selected MSA or this Agreement. Supplier may request the other Party to “pre-approve” a specified potential Special Control Event as follows. Subject to NDA (Attachment #1), Supplier will submit a written description of the proposed Special Control Event

Schedule 5.4(b) — Consents and Authorizations for Transaction Documents
(including, without limitation, the identity of the acquiring person or entity, the nature and structure of the acquisition and the percentage or other degree of control to be acquired). AT&T will respond to the request in writing within ten (10) business days, either by approving or not approving the proposed Special Control Event; provided that if Supplier so requests in writing, an extension of ten (10) business days will automatically occur. If AT&T approves the request, it will be deemed to have waived its right to terminate the Agreement upon the consummation of a Special Control Event meeting such description within six (6) months of such approval. If such other Party does not approve, it retains all rights under this Section 16C. Should AT&T not invoke the Special Control Event clause and not terminate any Selected MSA or the Agreement following the occurrence of a Special Control Event, Supplier agrees that the Agreement’s then-current prices in effect upon the consummation date of the Special Control Event shall be no higher than such then-current prices for a period of two (2) years following the consummation date of the Special Control Event including any portion of such two (2) year period that may extend beyond the Agreement’s term expiration.

c) IQ Corp & Idacomm — Telecommunications Services Agreement, May 1, 2006
- (Sec. 21(a) — a Change of Control requires prior written consent of IQ Corp.
2)	Other

a) AFSHC Board of Directors Approval

Per Article II, Section 3 of the AFSHC By-Laws dated 11/3/00, a vote of a majority of the directors present at a meeting at which there is a quorum of the Board of Directors of AFSHC is required.

b) AFSHC Shareholder Approval

A vote of holders of more than 50% of the voting power of all outstanding stock of AFSHC entitled to vote per Articles IVB5(a) and IVC4 of the Fifth Amended Restated Certificate of Incorporation of AFSHC, voting together as a single class, with Preferred Stock voting on an as converted basis, and a vote of two-thirds of the outstanding shares of Preferred Stock of AFSHC, voting together as a single class on an as-converted basis, pursuant to Article IVB6(a) of the Fifth Amended Restated Certificate of Incorporation is required.

c) Prior written consent of Comerica Bank, which consent shall not be unreasonably withheld or delayed is required per the Amended & Restated Loan & Security Agreement among Comerica Bank, CoBank ACB & American Fiber Systems, Inc. dated 10/30/09, including but not limited to Section 7.2 & Section 7.3.

d) The Company and the Parent and Merger Sub have requested the Acknowledgment of USC that the Contemplated Transactions does not constitute a “Transfer” of the membership units that American Fiber Systems, Inc. owns in USC within the meaning of Section 7.1 of the Amended and Restated Operating Agreement of USC”

Schedule 5.4(c)(iii) — Consents — Conflicts
Strategic Alliance & Metropolitan Dark Fiber Market Agreement between AFS & Cable & Wireless USA, Inc. n/k/a Savvis, dated 11/27/00.
- (Article 22, Section 22.2(b)) — “In the event any competitior of Customer in the telecommunications industry acquires forty percent (40%) or more of the equity ownership of AFS, Customer may at its option terminate this Agreement upon written notice.”

Schedule 5.5(a) — Financial Statements
AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2007 AND 2006
AND INDEPENDENT AUDITOR’S REPORT

AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
Table of Contents

Independent Auditor’s Report	page 1

Consolidated Financial Statements

Balance Sheets	page 2

Statements of Operations	page 3

Statements of Cash Flows	page 4

Statements of Changes in Stockholders’ Equity	page 5

Notes to Consolidated Financial Statements	page 6

INDEPENDENT AUDITOR’S REPORT
To the Shareholders of
American Fiber Systems Holding Corporation
We have audited the accompanying consolidated balance sheets of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Rochester, New York
April 22, 2008

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006
(Amounts in thousands)

	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$3,960	$3,636
Accounts receivable, net of doubtful accounts of $107 and $51, respectively	3,985	2,663
Prepaid expenses and other current assets	418	873

Total Current Assets	8,363	7,172

Fiber networks, property and equipment, net	51,834	35,295
Intangible assets — net	3,294	1,119
Other assets	1,608	832
Investments	2,820	2,766

Total Assets	$67,919	$47,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,623	$2,757
Deferred revenue — current	7,663	3,517
Current portion of long-term debt and capital lease obligations	3,194	1,689

Total Current Liabilities	14,480	7,963

Long Term Liabilities
Long term debt and capital lease obligations	21,568	6,958
Deferred revenue — noncurrent	21,988	18,890
Asset retirement obligation	1,548	713

Total Liabilities	59,584	34,524

Stockholders’ Equity:
Convertible preferred stock, $.0001 par value, 97,793 authorized; 93,124 issued and outstanding 2007 and 2006	46,457	46,457
Common stock, $0.0001 par, 137,500 authorized; 25,910 and 25,729 issued and outstanding 2007 and 2006, respectively	3	3
Additional paid in capital	10,003	9,898
Accumulated deficit	(48,128)	(43,698)

Total Stockholders’ Equity	8,335	12,660

Total Liabilities and Stockholders’ Equity	$67,919	$47,184

Set Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)

	2007	2006
REVENUE	$23,439	$18,230

DIRECT COSTS	9,086	6,753

OTHER OPERATING EXPENSES:
General and administrative	10,208	7,788
Depreciation, amortization and accretion	6,578	4,506

Total Other Operating Expenses	16,786	12,294

OPERATING LOSS	(2,433)	(817)

OTHER INCOME (EXPENSE):
Interest and investment income	87	219
Interest expense	(1,962)	(1,154)
Other expense, net	(124)	(2,992)

Total Other Expense	(1,997)	(3,927)

NET LOSS	$(4,430)	$(4,744)

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,430)	$(4,744)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	6,578	4,506
Increase in allowance for doubtful accounts	56	331
Stock based compensation	96	(273)
Amortization of debt issue costs and discount on debt	131	134
USC loss, impairment charge and investment costs	78	2,634
Accrued management revenue — included in USC investment	—	(3,852)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations
Accounts receivable	(163)	(939)
Prepaid expenses and other current assets	751	(697)
Other assets and liabilities	(731)	181
Accounts payable and accrued expenses	(1,587)	352
Deferred revenue	(3)	578

Total adjustments	5,206	2,955

Net cash provided by (used in) operating activities	776	(1,789)

CASH FLOW FROM INVESTING ACTIVITIES:
Expenditures for fiber networks, property and equipment	(6,520)	(3,862)
Cash paid for acquisition, net of cash acquired	(7,492)	(409)
Increase in investment	(132)	—

Net cash used in investing activities	(14,144)	(4,271)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of preferred stock and common stock	9	7,005
Proceeds from notes payable	15,183	8,387
Payment of note payable	(1,500)	(6,260)

Net cash provided by financing activities	13,692	9,132

NET INCREASE IN CASH AND CASH EQUIVALENTS	324	3,072

CASH AND CASH EQUIVALENTS — Beginning of year	3,636	564

CASH AND CASH EQUIVALENTS — End of year	$3,960	$3,636

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest	$1,442	$910

NON-CASH TRANSACTIONS
Refinance of senior debt facility	$7,500	$—

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)

					Additional		Total
					Paid in	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Capital	Deficit	Equity

	(Shares)	(Amount)	(Shares)	(Amount)
Balance at December 31, 2005	74,558	$39,457	25,708	$3	$9,435	$(38,954)	$9,941
Issuance of Series E-2	18,566	7,000					7,000
Issuance of common stock			21	—	1		1
Warrant adjustments					380		380
Stock option expense					82		82
Net loss for the period						(4,744)	(4,744)

Balance at December 31, 2006	93,124	46,457	25,729	3	9,898	(43,698)	12,660
Issuance of common stock			181	—	9		9
Stock option expense					96		96
Net loss for the period						(4,430)	(4,430)

Balance at December 31, 2007	93,124	$46,457	25,910	$3	$10,003	$(48,128)	$8,335

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 1 — DESCRIPTION
The consolidated financial statements include American Fiber Systems Holding Corporation and its wholly owned subsidiary (collectively the “Company”). The Company provides broadband services including managed services and dark fiber leases (indefeasible rights of use (IRUs) and operating leases). All significant inter-company accounts and transactions have been eliminated from the consolidated financial statements. The Company is headquartered in Rochester, New York and has major operations in Georgia, Idaho and Nevada. The Company has adopted a fiscal year-end of December 31.
The Company is a fiber-based telecommunications provider that offers “last mile” metro, and wide-area fiber connectivity for data, internet access, and voice services. The Company’s customers include large and medium enterprises, wire-line carriers, wireless carriers internet service providers (ISPs), institutions of learning, health care service providers, and government entities. The Company operates networks in ten cities in the United States.
The Company was incorporated in 2000. A combination of operating losses and substantial capital investments required to build and acquire the Company’s networks has resulted in a significant use of cash since the Company was incorporated. The Company funded operations and capital expenditures to date through private equity funding, IRU cash revenue and long-term debt.
As of December 31, 2007 and 2006, the Company has $3,960 and $3,636 in cash and cash equivalents, respectively available. The Company incurred net losses of $4,430 and $4,744, in 2007 and 2006, respectively, and provided/(used) $776 and ($1,789) in cash flow from operations in 2007 and 2006, respectively. The Company’s ability to fund its operations and capital expenditures will depend upon its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, some of which are beyond its control. Management plans to aggressively pursue new customer relationships and additional sales to existing customers, as well as continue to manage the Company’s cost structure to achieve positive cash flow. The Company’s management believes that existing cash and cash expected to be generated from operations in 2008, as well as exiting credit lines will be sufficient to fund the Company’s operations, debt service and capital expenditures.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents
For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company is required by its lending institution to maintain a minimum cash balance of $2,500.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Concentration Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include cash in banks and highly liquid money market investments maintained in major financial institutions. Virtually all balances are uninsured, with the exception of amounts covered by the FDIC. As of December 31, 2007 and 2006, cash and cash equivalents of $3,890 and $3,621 were held by a major financial institution and the remaining cash and cash equivalents were held at various other financial institutions and banks. By nature, all such financial instruments involve risk, including the credit risk of non-performance by counterparties. In management’s opinion, as of December 31, 2007 and 2006, there was no significant risk of loss in the event of non-performance of the counterparties to these consolidated financial instruments.
Accounts Receivables
Accounts receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.
Accounts receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as it is charged. After the receivable becomes past due, it is on nonaccrual status and accrual of interest is suspended.
Fiber Networks, Property and Equipment
Fiber networks, property and equipment are stated at cost and depreciation for financial reporting purposes is calculated using the straight-line method over the estimated useful lives of the assets. Fiber network costs, including fiber optic cable, conduit and duct, and supplies and materials are recorded as construction in progress until the network has been tested and accepted by the Company’s network engineers. The estimated useful lives are as follows:

Fiber networks	15-20 years
Laterals	Lesser of the lease term or estimated useful life of the fiber network
Furniture and fixtures	7 years
Telecommunications equipment	5 years
Computer equipment and software	3-5 years
Leasehold improvements	Lesser of the lease term of estimated useful life

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined that an impairment charge on its fiber networks or property and equipment during the years ended December 31, 2007 and 2006 was not necessary.
Intangible Assets
Intangible assets consist of customer lists and franchise agreements acquired by the Company as a result of the purchase of the assets of Marietta FiberNet (MFN) in 2004, and Idacomm Inc. (Idacomm) in 2007. These assets are amortized over their estimated useful lives of 5 and 16 years for MFN, and 10 and 15 years for Idacomm, respectively, on a straight line basis. The Company evaluates these intangible assets for impairment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable for its estimated future cash flows. The Company has determined that no indications of impairment existed during the years ended December 31, 2007 and 2006.
Other Assets
Other assets include capitalized debt costs, which are amortized over the life of the loans, long-term prepaid and deposits, spare duct inventory, and other miscellaneous long term holdings. The Company carries these assets at lower of cost or net realizable value.
Investment in US Carrier Telecom Holding, LLC
The Company is accounting for its investment in US Carrier Telecom Holding, LLC, a 39.52% owned affiliate, by the equity method of accounting under which the Company’s share of the net income/(loss) of the affiliate is recognized as income/(loss) in the Company’s income statement and added to/(deducted from) the investment account and, if applicable, dividends received from the affiliate are treated as a reduction of the investment account.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The fiscal year of the affiliate ends on December 31 and the Company consistently follows the practice of recognizing the net income/(loss) of the affiliate on that basis. Therefore, the net income/(loss) of the affiliate, which is reported in the Company’s income statement is for the affiliate’s year which ended on December 31, 2007.
Deferred Revenue
Deferred revenue represents payments received from customers for the future use of the Company’s dark fiber optic networks and/or managed services on IRU’s and deferred laterals, and advanced billings for annual or monthly recurring services. Payments are recognized pro-rata over the remaining term of the respective customer lease agreement or contracted service period. Deferred revenue classified as current liabilities will be recognized as revenue over the next twelve months along with advanced billings for annual or monthly recurring services.
Deferred revenues as of December 31, 2007 and 2006 consist of the following:

	2007	2006
IRUs	$17,827	$14,319
Deferred billings	7,227	6,085
Advanced billings	4,597	2,003

Total deferred revenue	29,651	22,407

Current portion of deferred revenue	(7,663)	(3,517)

Deferred revenue — noncurrent	$21,988	$18,890

Income Taxes
The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred income tax assets and liabilities for the expected future income tax consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and operating loss and income tax credit carryforwards.
A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by the Company to determine the amount of the allowance include the estimated taxable income level for future years and the limitations on the use of the net operating loss carryforwards and associated expiration dates.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition
The Company provides communications services to its customers over circuits on its own network or through leased circuits. In addition, the Company offers long-term leases of dark fiber at fixed pricing over multi-year terms. The Company recognizes revenues when earned as services are provided throughout the life of each contract. Revenues on IRUs and deferred laterals are recognized ratably over the term of the applicable lease agreements, which range from 5 to 20 years. Amounts billed in advance of the service provided are recorded as revenue over the service period. From time to time, the Company will enter into an arrangement with the customer whereby the Company will sell the strands from an existing IRU contract with the customer, thereby terminating the lease arrangement. For the fiscal year ended December 31, 2007 and 2006, the Company recognized $565 and $0, respectively, in revenue from such sales.
Share-Based Compensation
Prior to January 1, 2006, the Company accounted for stock option awards granted under the Company’s Stock Option and Grant Plan in accordance with recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (APB 25) and related Interpretations as permitted by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, (SFAS 123). Share-based employee compensation expense was not recognized in the Company’s statement of operations prior to January 1, 2006, as all stock option awards granted had an exercise price equal to or greater than the market value of the common stock on the date of grant. As permitted by SFAS 123, the Company reported pro-forma disclosures presenting results as if the Company had used the fair value recognition provisions of SFAS 123 in the notes to the Consolidated Financial Statements. Stock-based compensation related to non-employees is accounted for based on the fair value of the related stock or options, or the fair value of the services, whichever is more readily determinable, in accordance with SFAS 123 and its interpretations. The 2000 Plan general terms are for eligible employees who meet the requisite terms of employment, include a vesting period of four years (25% vesting after one year and 1/48 per month for thirty-six months) and have a maximum contractual term of ten years. To estimate compensation expense which would be recognized under SFAS 123, the Company used the Black-Scholes option-pricing model.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Reclassification of Certain Income/Expenses
Certain income/expenses on the statement of income for the year ended December 31, 2006 have been reclassified, with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 2007.
Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS No. 157). Among other requirements, SFAS No. 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 is effective beginning the first fiscal year that begins after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides for a one year deferral until 2009 for the Company, for the implementation of SFAS 157 for non-financial assets and liabilities. The Company is currently evaluating the impact that the adoption of SFAS 157 will have on its consolidated financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of SFAS No. 159, if any, on our financial position, results of operations and cash flows.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” and SFAS No. 160, “Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No, 51”. These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on the consolidated financial statements.
In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109”
(FIN 48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.
In February 2008, the FASB issued Interpretation No. 48-2 “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises”. The deferred effective date is intended to provide eligible nonpublic enterprises with more time to apply the provisions of FIN 48. Under this FSP, the adoption of FIN 48 has been deferred for the Company until January 1, 2008. The Company is currently evaluating the potential impact of adopting FIN 48.
NOTE 3 — INVESTMENT
Idacomm
On February 23, 2007, the Company acquired all of the outstanding common shares of Idacomm Inc (Idacomm). The results of Idacomm’s operations have been included in the consolidated financial statements since that date. Idacomm is a provider of broadband networking services in Nevada and Idaho.
The aggregate purchase price was $9,858, including $7,858 of cash and a $2,000 seller note (“holdback”). Costs incurred related to the transaction amounted to $243, which are added to the purchase price.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company utilized an outside party to perform the valuation on the intangible assets acquired.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 3 — INVESTMENT (Continued)

Current assets	$2,117
Property and equipment	15,909
Intangible assets	2,726
Other Assets	47

Total assets acquired	20,799
Current liabilities	2,521
Long term liabilities	7,945
Long-term debt	232

Total liabilities assumed	10,698

Net assets acquired	$10,101

Of the $2,726 of acquired intangible assets, $2,700 was assigned to customer relationships, which is being amortized over 10 years and $26 was assigned to franchise agreements, which is being amortized over 15 years.
US Carrier
On August 23, 2006, the Company completed the purchase of a 15.33% share of USCarrier Telecom Holding, LLC (“USC”) a wholesale provider of broadband telecommunication services with a fiber communications network servicing metropolitan Atlanta and more than 40 cities in Georgia, Tennessee, South Carolina and Florida.
The Company paid $1,500 ($409 cash at closing, the balance in a short term note which was paid by April 2007, in eight (8) equal payments of $136 per month). The Company also entered into a 5 year Management Services Agreement (“Management Agreement”) to manage and oversee the operations of USC, which was signed on May 1, 2006. The fees for the Management services were $600 per year. The Company had certain performance and operational goals it must meet in managing USC, otherwise the USC Board had the right to terminate the Agreement for cause.
The Company had also been awarded 100,571 restricted class A membership units, representing 50% of total USC membership units, which vested according to the following schedule, provided the performance and operations goals, as defined in the Management Agreement, were achieved:

January 2007	40%
January 2008	20%
January 2009	20%
January 2010	20%

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 3 — INVESTMENT (Continued)
The Company met the 2006 performance metrics. The Board of USC concurred that the 2006 performance metrics were met, resulting in the Company’s ownership position in USC increasing to 39.522% as of January 1, 2007.
Effective March 26, 2007, the Board of USC notified the Company of its intent to terminate the Management Agreement. The Company believed the basis for termination was not legal, and entered into mediation and subsequently arbitration to resolve the issue. Effective April 7, 2008, the Company and USC entered into a settlement agreement whereby the Company resigned as manager of USC effective March 26, 2007 and, in consideration for the execution of the settlement agreement 48,427 of the restricted class A membership units that were unvested were deemed to be fully vested such that the Company has a total ownership of class A membership units equal to 104,075 units which is equal to 55% of the outstanding class A membership units. The settlement agreement also provides that the Company will convey, transfer and assign the Company’s unvested membership units amounting to 11,915 for cancellation. The operating agreement of USC was amended and modified with respect to matters of managing the company and related to the settlement agreement.
For the years ended December 31, 2007 and 2006, the Company has accounted for this investment utilizing the equity method of accounting. The Company has recognized a loss of $78 and $84 for its share of net losses for the year ended December 31, 2007 and from August 23, 2006 to December 31, 2006, respectively. The Company also recognized revenue for the year ended December 31, 2006 of $3,852 relating to accretion of equity interest in USC based on the achievement of the 2006 performance metrics. The Company did not recognize any stock-based compensation management fee income related to the Management Agreement for future accretion of equity, because of the pending dispute and uncertainty as of December 31, 2007 regarding the eventual resolution and will not recognize any income related to the settlement agreement until the year in which it is effective. As a result, during 2008, the Company will record management fee income related to the additional 48,427 membership units that became vested for the fair value of those shares. As of both December 31, 2007 and 2006, the investment was tested for impairment, and in 2006 the Company recorded $2,550 of investment impairment, which was recognized and recorded in Other Expense, Management determined that no further impairment was required or appropriate as of December 31, 2007.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 4 — ASSET RETIREMENT OBLIGATIONS
SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143), requires entities to record the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred. The Company’s asset retirement obligations relate to fiber network infrastructure leased from others under right of way agreements, which require the Company to remove the assets at the end of the agreements.
The liability was established by calculating the present value of the asset retirement obligation using a discount rate ranging from 8.5% to 15% over a period of 15 years at December 31, 2007 and 2006, respectively, which is representative of the average estimated life of the Company’s telecommunications network.
The asset retirement obligation was $1,548 and $713 at December 31, 2007 and 2006, respectively.
Changes in the carrying amount of the asset retirement obligation for the years ended December 31, 2007 and 2006 are summarized as follows:

Balance - December 31, 2005	$631
Accretion	82

Balance - December 31, 2006	713
Accretion	137
Idacomm acquisition	698

Balance - December 31, 2007	$1,548

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 5 — FIBER NETWORKS, PROPERTY AND EQUIPMENT
Fiber networks, property and equipment as of December 31, 2007 and 2006 consisted of the following:

	2007	2006
Fiber network equipment and infrastructure	$62,249	$45,311
Furniture and fixtures and leashold improvements	532	473
Computer equipment and software	2,250	1,649
Construction in process	4,927	8
Assets held for future use, net of reserve of $1,202 and $452, respectively	1,007	1,123
Vehicles	69	40

Gross fiber network, property and equipment	71,034	48,604

Less accumulated depreciation	(19,200)	(13,309)

Fiber networks, property and equipment — net	$51,834	$35,295

Included in the network equipment and infrastructure balance as of December 31, 2007 and 2006, is the asset of $1,162 and $464 respectively, related to the retirement obligation of certain fiber and conduit systems (see Note 4). Depreciation expense was $5,891 and $4,056 for the years ended December 31, 2007 and 2006, respectively.
NOTE 6 — INTANGIBLE AND OTHER ASSETS
Intangibles
Intangible assets were acquired during 2004 as part of the acquisition of Marietta FiberNet (MFN), and in 2007 as part of the acquisition of Idacomm (see Note 3). As of December 31, 2007 and 2006, intangible assets consist of the following:

	2007			2006
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Customer lists	$4,390	$(1,323)	$3,067	$1,690	$(789)	$901
Franchise agreements	281	(54)	227	255	(37)	218

Balance	$4,671	$(1,377)	$3,294	$1,945	$(826)	$1,119

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 6 — INTANGIBLE AND OTHER ASSETS (Continued)
Amortization expense was $551 and $354 for the years ended December 31, 2007 and 2006, respectively. Expected future amortization expense is as follows:

Years Ending
December 31	Total
2008	$626
2009	541
2010	288
2011	288
2012	288
Thereafter	$1,263

Total	$3,294

Other Assets
The Company’s other assets, as of December 31, 2007, are comprised of the following:

	2007	2006
Capitalized debt costs	$463	$302
Duct inventory	456	456
Long term prepaids and deposits	347	—
Other	342	74

Total other assets	$1,608	$832

The $456 of spare duct inventory at December 31, 2007 and 2006, is located in certain of the current markets served by the Company that was being held for future use to expand existing networks or for sale to customers. The duct inventory was tested for impairment in 2007 and 2006 and the Company determined that an additional impairment charge was not necessary.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 7 — DEBT
Long term debt consists of the following as of December 31, 2007 and 2006:

2007	2006
Note payable — dated January 13, 2006 bearing interest at 12% per annum for the first 12 months and 13% for the remainder of the term for a total of 48 months. For the first 18 months of the note, only interest payments are due, after which principal payments are to be made over the remaining 30 months to the maturity date of January 13, 2010. The note is secured by substantially all of the Company’s assets, and is subordinated to senior debt arrangement. In connection with the note, the Company issued 3,203 warrants to purchase the Company’s Series E Preferred stock at a price of $0.377 per share and a term of 10 years or 5 years after an initial public offering. The Company recorded a debt discount of $481 for the value of the warrants, which is being amortized into interest over the life of the notes. As of December 31, 2007 and 2006, the unamortized discount on the note is $240 and $361, respectively.
$5,732	$6,139

Note payable to a bank — the facility was available for draw down until June 2007, and bore an interest rate of prime rate. For the first 18 months of the note, only interest payments were due, after which principal was due for payment over the remaining 30 months to the maturity date of January 13, 2010. The facility was secured by all assets of the Company except for assets pledged in connection with its capital lease up to $1,000. In connection with the facility, the Company issued 650 warrants to purchase the Company’s common stock at a price of $0.01 per share and a term of 7 years expiring on January 13, 2013 or until 3 years after an initial public offering if the initial public offering occurs prior to January 13, 2010. The Company recorded a debt discount of $32 for the value of the warrants, which was amortized into interest over the life of the notes. As of December 31, 2006 the unamortized discount on the note was $24. (A)
—	1,476

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 7 — DEBT (Continued)

	2007	2006
Related party note — In connection with the acquisition of 15.33% investment in USCarrier Telecom Holding, LLC. (see note 3), the Company entered into a non-interest bearing note, total value of $1,091, to be repaid over eight equal monthly payments of $136. The note matured April 1, 2007 and was paid in full as of December 31, 2007.	—	545

Notes payable — various equipment loans with interest ranging from 8.25% to 12% maturing from August 2009 through September 2010. All notes are secured by the equipment purchased and have a 36 month term with principal and interest payments due monthly. In connection with certain notes, the Company issued a total of 73 warrants to purchase the Company’s common stock at $.05 per share for a period up to seven years from August 22, 2006. In addition, the Company issued 40 warrants to purchase the Company’s Series E Preferred stock at $.377 per share for a period up to 6 years from April 24, 2004. As of December 31, 2007 and 2006, the unamortized discount on the note was $0 and $2, respectively.
	1,201	456

Note payable — In connection with the purchase of Idacomm, Inc. the Company entered into a purchase holdback loan of $2,000 with the seller. The loan has a provision for a partial pay back on February 23, 2009 of $1,500 plus interest accrued to date, less any claims for indemnification that may occur. The balance is due on February 23, 2011. The loan has an interest rate of 6% per annum, compounded quarterly.	2,000	—

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 7 — DEBT (Continued)

	2007	2006
Revolving Line of Credit — On October 22, 2007 the Company refinanced their senior debt facility which had an outstanding balance of $7,500. The new facility allows for borrowing up to $18,500 and is available for draw down until October 22, 2012. The facility is comprised of two revolving lines, a revolving line of $17,000 (revolver A) that bears an interest rate of 1% above the prime rate and a second revolving line of $1,500 (revolver B) that also bears an interest rate of 1% above the prime rate. The revolving line A requires interest payments only until July 1, 2008 after which the principal is due for payment at 2% per annum through the maturity date and 50% of excess cash flow after the year ended December 31, 2008. The revolving line B requires interest payments only and is payable upon maturity, October 31, 2009. The facility is secured by all the assets of the Company except for assets pledged in connection with its capital leases up to $1,000. As of December 31, 2007, the unamortized discount on the line is $16. (A)
	15,563

Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $1.1 with a bargain purchase option price of one dollar. The lease carries an 11.8% interest rate with a final payment due on January 2011.	38	—

Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $6 with a bargain purchase option of one dollar. The lease carries a 9.3% interest rate with a final payment due on January 2011	209	—

Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $1.3 with a bargain purchase option of one dollar. The lease carries a 12% interest rate with a final payment due February 2009.	19	31

	24,762	8,647
Less current portion	3,194	1,689

	$21,568	$6,958

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 7 — DEBT (Continued)

(A)	In February 2007, the Company amended its loan facility with their senior secured lender that provided for additional borrowings amounting to $6,000. In October 2007, the Company amended its loan facility with the same lender thereby refinancing the $6,000, along with the outstanding $1,500. These transactions have been accounted for as amendments to the existing loan and security agreement dated January 13, 2006. Certain portions of the loan facility have been updated, including loan covenants.
The Company’s required principal payments, related to all outstanding debt obligations, as of December 31, 2007, are as follows:

2008	$3,194
2009	6,387
2010	1,067
2011	792
2012	292
Thereafter	13,286

Total	$25,018

Certain of the Company’s loan agreements call for loan covenants, which the Company has received a waiver from the bank as of December 31, 2007.
NOTE 8 — EQUITY TRANSACTIONS
Common Stock
At December 31, 2007, the common shares outstanding include 27 restricted shares issued to founders in accordance with an agreement with Preferred stockholders that generally restricts the holders’ ability to sell, assign, transfer, or pledge their shares until the Company completes a public offering, is sold or merged, or experiences any other changes in control over a four year period.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 8 — EQUITY TRANSACTIONS (Continued)
Preferred Stock
Each Convertible Preferred Stock Series A, B, C, D, and E is convertible into one share of the Company’s common stock and votes with the common stock as if converted. The Series D Preferred Stock agreement contains a mandatory conversion clause, whereby all outstanding shares of the Series D Preferred Stock are automatically converted into Common Stock in the event of a Qualified Public Offering (QPO), and upon election of the holders represented by not less than 60% of all Preferred Stock voting as one class. A QPO is defined as an Initial Public Offering at a per share offering price of not less than $2.50 per share and for a gross total offering size of not less than $25,000. All outstanding shares of the Series E Preferred Stock are automatically converted into Common Stock in the event of an Initial Public Offering at a per share offering price of not less than $1.00 per share and for a gross total offering size of not less than $25,000 and upon election of the holders representing not less than 80% of all Preferred Stock voting as one class.
On January 6, 2006, the Company authorized an increase in the number of shares of the Corporation’s Series E Preferred Stock, from 20,953 to 38,353, and the Company sold an aggregate of 18,566 shares of Series E preferred stock, par value of $0.0001 per share (the Series E Second Close Preferred Stock) to venture capital firms. Proceeds from the sale before issuance costs of $25, consisted of $6,000 in cash and the conversion of a $1,000 demand note outstanding.
The holders of the Series E Preferred Stock are entitled to liquidation rights of 2 times their original investment, and to receive dividends, in preference to the holders of the Series A, B, C and D Preferred Stockholders and in preference to any dividend on Common Stock, at the rate of 8% per annum, whenever funds are legally available. The dividends are not cumulative and accrue only if declared.

				Liquidation Value
		Issued and		(to Original	Liquidation
Series	Authorized	Outstanding	Dividend	Investment)	Preference
A	12,400	12,400	8% - non-cumulative	1 Times Investment	Pari-Passu Basis
B	6,834	6,834	8% - non-cumulative	1 Times Investment	Pari-Passu Basis
C	23,019	23,019	8% - non-cumulative	1 Times Investment	Pari-Passu Basis
D	17,187	17,187	8% - non-cumulative	1.5 Times Investment	Pari-Passu Basis
E	38,353	33,684	8% - non-cumulative	2 Times Investment	Senior

Total	97,793	93,124

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 8 — EQUITY TRANSACTIONS (Continued)
Stock Based Compensation
The Company’s 2000 Stock Option and Grant Plan (the “2000 Plan”) authorized the award of options to purchase shares of the Company’s common stock at the fair market value to directors, officers, and employees of the Company and others who are deemed to provide substantial and important services to the Company. In the absence of a “regular, active public market” the fair market value of the common stock has been determined by the Company’s Board of Directors. As of December 31, 2007, the 2000 Plan is authorized to award options to purchase up to 10,570 shares of the Company’s common stock, of which 9,165 are outstanding. Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code, or options which do not so qualify (Non-ISOs”). All stock options are exercisable at $.05 or the fair market value at the time of grant. The compensation cost that has been charged against income for options granted under the plan was $97 for the twelve month period ended December 31, 2007 and $83 for December 31, 2006. The adoption of SFAS 123R did not have an impact on cash flows from operating or financing activities. For stock options issued as non-ISO’s, a tax deduction is not allowed until the options are exercised. The amount of this deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the tax effect of the financial statement expense recorded. The tax effect of the income tax deduction in excess of the financial statement expense will be recorded as an increase to additional paid-in capital. Due to the uncertainty of the Company’s ability to generate sufficient taxable income in the future to utilize the tax benefits of the options granted, the Company has recorded a valuation allowance to reduce gross deferred tax assets to zero. As a result, for the year ended December 31, 2007, there is no income tax expense impact from recording the fair value of options granted. No tax deduction is allowed for stock options issued and exercised as ISO’s.
The fair value of each option award is estimated on the date of grant utilizing the Black-Scholes Option Pricing Model that uses assumptions noted in the following table:

	December 31, 2007	December 31, 2006
Volatility	158.9%	136.7%
Expected option term	10 years	10 years
Risk-free interest rate	4.7%	4.6%
Expected dividend yield	0%	0%

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 8 — EQUITY TRANSACTIONS (Continued)
Since the Company is a private company without a readily determinable value of its equity securities, expected volatilities is calculated on the historical volatility of similar public companies. Management monitors share option exercise and employee termination patterns to estimate forfeiture rates within the valuation model. The expected life of options represents the period of time that options granted are expected to be outstanding determined using the contractual life of the option. The risk-free interest rate for periods within the expected life of the option is based on the interest rate of a 10-year U.S. Treasury note in effect on the date of the grant.
A summary of the status of the options under the 2000 Plan is presented below:

	2007	2006
	Number of	Number of
	Options	Options
Outstanding beginning of year	9,025	5,855
Granted	1,654	3,898
Exercised	(180)	(21)
Cancelled, forfeited, terminated	(1,334)	(707)

Outstanding at end of year	9,165	9,025

Exercisable at end of year	5,017	3,308

All options that are issued and outstanding are exercisable at $.05. There were 180 and 21 options exercised for $9 and $1 during the years ended December 31, 2007 and 2006, respectively. The fair value of options vested was $78 and $77 during the years ended December 31, 2007 and 2006, respectively. The weighted-average life for outstanding options for the years ended December 31, 2007 and 2006 was 7.45 and 8.07, respectively. The weighted-average life for exercisable options for the years ended December 31, 2007 and 2006 was 6.67 and 6.92, respectively.
As of December 31, 2007, there was approximately $240 of unrecognized compensation cost related to stock options granted under the Company’s 2000 Stock Option Plan, to be recognized over a weighted average period of 1.72 years.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 9 — COMMITMENTS AND CONTINGENCIES
Operating Leases and Franchise, License, and Right-of Way Agreements
The Company leases office, co-location facilities, and fiber optic cable lines. Future minimum lease commitments under these leases, at December 31, are currently estimated as follows:

2008	$1,099
2009	887
2010	843
2011	373
2012	301
Thereafter	820

Total	$4,323

Expense related to these leases was approximately $1,722 and $1,265 for the years ended December 31, 2007 and 2006, respectively.
NOTE 10 — BENEFIT PLAN
The Company has a defined contribution 401(k) plan covering substantially all employees of the Company. The employees’ annual contributions are limited to the lower of the maximum allowed under the Internal Revenue Code or 30% of annual compensation. Currently, there is no Company match for employee contributions.
NOTE 11 — INCOME TAXES
The Company has generated a cumulative net operating loss carry forward of $43,934 for federal and state income tax purposes as of December 31, 2007. The net operating loss carry forwards, which may provide future tax benefits, will begin to expire in 2020 if not previously utilized. The Company has not assessed whether or not these loss carry forwards are subject to the ownership limitations, which generally limit the amount of the loss carry forwards that may be used on an annual basis. The Company has recorded a valuation allowance equal to the net deferred income tax asset balances of the Company as of December 31, 2007 and 2006, primarily due to the uncertainty of future positive operating results. The valuation allowance will be reduced at such time as the Company believes it is more likely than not that net deferred income tax assets will be realized. The Company has not recorded a tax provision due to its operating losses and the valuation allowances recorded.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 11 — INCOME TAXES (Continued)
The Company’s deferred income tax assets (liabilities) as of December 31, 2007 and 2006 consisted of the following (in thousands):

	2007	2006
Net operating loss carry forward	$17,661	$15,681
Assets held for future use/ Inventory reserve	483	182
Impairment	1,648	1,648
Deferred revenue	2,443	2,111
Investment in subsidiary	625	(611)
Valuation allowance	(18,451)	(17,474)

	$4,409	$1,537

Depreciation	(3,679)	(1,940)
Amortization	(675)	250
Other	(55)	153

Net deferred tax asset (liability)	$—	$—

The difference between income taxes computed at the statutory U.S. federal income tax rate of 35% and the Company’s income tax expense is as follows (in thousands):

	2007	2006
Federal benefit at statutory rate	$1,551	$1,661
State taxes-net of federal benefit	230	247
Permanent differences	(36)	(4)
Valuation allowance	(1,745)	(1,904)

Income tax expense	$—	$—

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006
(Amounts in thousands)
NOTE 12 — SUBSEQUENT EVENTS
On April 15, 2008, the Company entered into three separate demand notes borrow an aggregate of $6,000 at an annual interest rate of 8%. These notes are convertible to Preferred Stock Series F upon the issuance of such shares, at which time the lenders notes will be converted to such shares based on the lender’s pro-rata share of the total financing. In the event that the Series F shares have not been issued by May 20, 2008, the principal and interest on the notes are fully due on such date. The notes are secured by substantially all assets of the Company, subordinated to any security interest in such asset in place as of April 15, 2008.

Schedule 5.5A — Financial Statements
CONSOLIDATED FINANCIAL STATEMENTS
AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007
with
INDEPENDENT AUDITOR’S REPORT

AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
CONTENTS

Page

Independent Auditor’s Report	1

Consolidated Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Statements of Changes in Stockholders’ Equity	5

Notes to Consolidated Financial Statements	6 - 20

INDEPENDENT AUDITOR’S REPORT
To the Shareholders of
American Fiber Systems Holding Corporation
     We have audited the accompanying consolidated balance sheets of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement: An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2008 and 2007, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Rochester, New York
April 27, 2009

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(Amounts in thousands)

	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$6,396	$3,960
Accounts receivable, net of doubtful accounts of $77 and $107, respectively	4,132	3,985
Prepaid expenses and other current assets	597	418

Total Current Assets	11,125	8,363

Fiber networks, property and equipment, net	52,249	51,834
Intangible assets — net	2,668	3,294
Other assets	1,339	1,608
Investment	6,823	2,820

Total Assets	$74,204	$67,919

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$5,277	$3,623
Deferred revenue — current	7,116	7,663
Current portion of long-term debt and capital lease obligations	4,113	3,194

Total Current Liabilities	16,506	14,480

Long Term Liabilities:
Long term debt and capital lease obligations	18,085	19,568
Deferred revenue — noncurrent	21,041	21,988
Contingent Liabilities	3,713	3,548

Total Liabilities	59,345	59,584

Stockholders’ Equity:
Convertible preferred stock, $.0001 par value, 110,978 and 97,793 authorized, 107,735 and 93,124 issued and outstanding 2008 and 2007, respectively	52,412	46,457
Common stock, $0.0001 par, 149,300 and 137,500 authorized, 26,692 and 25,910 Issued and outstanding 2008 and 2007, respectively	3	3
Additional paid in capital	10,177	10,003
Accumulated deficit	(47,733)	(48,128)

Total Stockholders’ Equity	14,859	8,335

Total Liabilities and Stockholders’ Equity	$74,204	$67,919

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)

	2008	2007
REVENUE	$28,029	$23,439

DIRECT COSTS	10,157	9,086

OTHER OPERATING EXPENSES:
General and administrative	11,069	10,208
Depreciation, amortization and accretion	8,268	6,578

Total Other Operating Expenses	19,337	16,786

OPERATING LOSS	(1,465)	(2,433)

OTHER INCOME (EXPENSE):
Interest and investment income	70	87
Interest expense	(2,115)	(1,962)
Other Income (expense), net	(42)	(122)
Settlement from Investment	3,947	—

Total Other Income (Expense)	1,860	(1,997)

NET INCOME (LOSS)	$395	$(4,430)

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$395	$(4,430)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	8,268	6,578
Gain on sale of assets	(244)	—
Increase (decrease) in allowance for doubtful accounts	(30)	56
Stock based compensation	103	96
Amortization of discount on debt	144	131
Equity method USC (income) loss	(32)	78
Settlement income received in USC shares	(3,947)	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations
Accounts receivable	(191)	(163)
Prepaid expenses and other current assets	(253)	751
Other assets and liabilities	269	(731)
Accounts payable and accrued expenses	1,654	(1,587)
Deferred revenue	(1,494)	(3)

Total adjustments	4,247	5,206

Net cash provided by operating activities	4,642	776

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from sale of VOIP assets	739	—
Expenditures for fiber networks, property and equipment	(8,206)	(6,520)
Cash paid for acquisition, net of cash acquired	—	(7,492)
Increase in investment	(24)	(132)

Net cash used in investing activities	(7,491)	(14,144)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of preferred stock and common stock	5,995	9
Proceeds from notes payable	5,620	15,183
Payment of note payable	(6,330)	(1,500)

Net cash provided by financing activities	5,285	13,692

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,436	324

CASH AND CASH EQUIVALENTS - Beginning of year	3,960	3,636

CASH AND CASH EQUIVALENTS - End of year	$6,396	$3,960

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest	$1,779	$1,442

NON-CASH TRANSACTIONS
Refinance of senior debt facility	$—	$7,500

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)

					Additional		Total
					Paid in	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Capital	Deficit	Equity
	(Shares)	(Amount)	(Shares)	(Amount)
Balance at December 31, 2006	93,124	$46,457	25,729	$3	$9,898	$(43,698)	$12,660
Issuance of common stock			181		9		9
Stock option expense					96		96
Net loss						(4,430)	(4,430)

Balance at December 31, 2007	93,124	46,457	25,910	3	10,003	(48,128)	8,335
Issuance of Common Stock	—	—	782		39		39
Issuance of Series F Preferred Stock	14,611	5,955					5,955
Stock Option Expense	—	—			103		103
Issuance of warrants attached to debt	—	—			32		32
Net income	—	—				395	395

Balance at December 31, 2008	107,735	$52,412	26,692	$3	$10,177	$(47,733)	$14,859

See Notes to Consolidated Financial Statements

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 1. — DESCRIPTION
     The consolidated financial statements include American Fiber Systems Holding Corporation and its wholly owned subsidiaries (collectively the “Company”). The Company provides broadband services including managed services and dark fiber leases (indefeasible rights of use (IRUs) and operating leases). All significant inter-company accounts and transactions have been eliminated from the consolidated financial statements. The Company is headquartered in Rochester, New York and has major operations in Georgia, Idaho and Nevada. The Company has adopted a fiscal year-end of December 31.
     The Company is a fiber-based telecommunications provider that offers “last mile”, metro, and wide-area fiber connectivity for data, internet access, and voice services. The Company’s customers include large and medium enterprises, wire-line carriers, wireless carriers, internet service providers (ISPs), institutions of learning, health care service providers, and government entities. The Company operates networks in ten cities in the United States.
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Cash and Cash Equivalents - For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company is required by its lending institution to maintain a minimum cash balance of $2,500.
     Concentration Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include cash in banks and highly liquid money market investments maintained in major financial institutions. Virtually all balances are uninsured, with the exception of amounts covered by the FDIC. As of December 31, 2008 and 2007, cash and cash equivalents of $6,385 and $3,890 were held by a major financial institution and the remaining cash and cash equivalents were held at various other financial institutions and banks. By nature, all such financial instruments involve risk, including the credit risk of non-performance by counterparties. In management’s opinion, as of December 31, 2008 and 2007, there was no significant risk of loss in the event of non-performance of the counterparties to these consolidated financial instruments.
     Accounts Receivables - Accounts receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis, Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible, Recoveries of accounts receivables previously written off are recorded when received.
     Accounts receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as it is charged.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Fiber Networks, Property and Equipment - Fiber networks, property and equipment are stated at cost and depreciation for financial reporting purposes is calculated using the straight-line method over the estimated useful lives of the assets. Fiber network costs, including fiber optic cable, conduit and duct, and supplies and materials are recorded as construction in progress until the network has been tested and accepted by the Company’s network engineers. The, estimated useful lives are as follows:

Fiber networks	15-20 years
Laterals	Lease term or estimated useful life of the fiber network
Furniture and fixtures	7 years
Telecommunications equipment	5 years
Computer equipment and software	3-5 years
Vehicles	5 years
Leasehold improvements	Lesser of the lease term or estimated useful life
     Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined that an impairment charge on its fiber networks or property and equipment during the years ended December 31, 2008 and 2007 was not necessary.
     Intangible Assets - Intangible assets consist of customer lists and franchise agreements acquired by the Company as a result of the purchase of the assets of Marietta FiberNet (MFN) in 2004, and Idacomm Inc. (Idacomm) in 2007. These assets are amortized over their estimated useful lives of 5 and 16 years for MFN, and 10 and 15 years for Idacomm, respectively, on a straight line basis. The Company evaluates these intangible assets for impairment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable for its estimated future cash flows. The Company has tested for impairment and determined that no adjustments are needed for the years ended December 31, 2008 and 2007.
     Other Assets - Other assets include capitalized debt costs, which are amortized over the life of the loans, long-term prepaids and deposits, spare duct inventory, and other miscellaneous long term holdings. The Company carries these assets at lower of cost or net realizable value.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Investment in US Carrier Telecom Holding, LLC (see also Note 3) - The Company is accounting for its investment in US Carrier Telecom Holding, LLC, a 55% owned affiliate, by the equity method of accounting under which the Company’s share of the net income (loss) of the affiliate is recognized as income (loss) in the Company’s income statement and added to (deducted from) the investment account, if applicable. Dividends received from the affiliate are treated as a reduction of the investment account. The Company utilizes the equity method instead of consolidating because it lacks control over the majority of the voting interest and management of the affiliate.
     The fiscal year of the affiliate ends on December 31 and the Company consistently follows the practice of recognizing the net income (loss) of the affiliate on that basis. Therefore, the net income (loss) of the affiliate, which is reported in the Company’s income statement under “other income (expense)” is for the affiliate’s year which ended on December 31, 2008.
     Deferred Revenue - Deferred revenue represents payments received from customers for the future use of the Company’s dark fiber optic networks and/or managed services on IRU’s, deferred laterals, and deferred installation fees, and advanced billings for annual or monthly recurring services. Payments are recognized pro-rata over the remaining term of the respective customer lease agreement or contracted service period. Deferred revenue classified as current liabilities will be recognized as revenue over the next twelve months along with advanced billings for annual or monthly recurring services.
Deferred revenues as of December 31, 2008 and 2007 consist of the following:

	2008	2007
IRU’s	$17,160	$17,827
Deferred billings	6,865	7,227
Advanced billings	4,132	4,597

Total deferred revenue	28,157	29,651
Current portion of deferred revenue	(7,116)	(7,663)

Deferred revenue — noncurrent	$21,041	$21,988

     Income Taxes - The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred income tax assets and liabilities for the expected future income tax consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and operating loss and income tax credit carryforwards.
     A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by the Company to determine the amount of the allowance include the estimated taxable income level for future years and the limitations on the use of the net operating loss carryforwards and associated expiration dates.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Revenue Recognition - The Company provides communications services to its customers over circuits on its own network or through leased circuits. In addition, the Company offers long-term leases of dark fiber at fixed pricing over multi-year terms. The Company recognizes revenues when earned as services are provided throughout the life of each contract. Revenues on IRUs and deferred laterals are recognized ratably over the term of the applicable lease agreements, which range from 5 to 20 years. Amounts billed in advance of the service provided are recorded as revenue over the service period. From time to time, the Company will enter into an arrangement with the customer whereby the Company will sell the strands from an existing IRU contract with the customer, thereby terminating the lease arrangement. For the fiscal year ended December 31, 2008 and 2007, the Company recognized $0 and $565, respectively, in revenue from such sales.
     Share-Based Compensation - The Company accounts for stock option awards granted in accordance with Statement of Financial Accounting Standard No.123 (revised 2004), “Share Based Payment”, (“SFAS 123R”). Under SFAS 123R, compensation expense related to stock-based payments are recorded over the requisite service period based on the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Reclassification of Certain Liabilities - Certain liability accounts on the balance sheet for the year ended December 31, 2007 have been reclassified, with no effect on total liabilities, to be consistent with the classifications adopted for the year ended December 31, 2008.
     Recent Accounting Pronouncements - In June 2006, the FASB issued FIN 48, “Accounting for Uncertainties in Income Taxes”, an interpretation of SFAS 109. FIN 48 clarifies the accounting for uncertainty in income taxes and reduces the diversity in current practice associated with the financial statement recognition and measurement of a tax provision taken or expected to be taken in a tax return by defining a “more-likely-than-not” threshold regarding the sustainability of the position. In 2008, FASB issued a FASB Staff Position which defers the effective date of FIN 48 for nonpublic enterprises to annual periods beginning after December 15, 2008. Management has not yet determined the potential impact, if any, on the Company’s financial position, cash flows or results of operations in connection with adoption of FIN 48. The Company will continue to follow SFAS 5, “Accounting for Contingencies”, until it adopts FIN 48.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     In December 2007, the FASB issued SFAS 141 (Revised 2007), Business Combinations. SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any non-controlling interest at their fair values as of the acquisition date. In addition, SFAS 141(R) requires expensing of acquisition-related and restructuring costs, re-measurement of earn out provisions at fair value, measurement of equity securities issued for purchase at the date of close of the transaction and capitalization of in-process research and development related intangibles in certain circumstances. SFAS 141(R) is effective for the first reporting period beginning on or after December 31, 2008. The Company will implement the provision of SFAS 141(R) for future business combinations.
     In April 2008, the FASB issued FASB Staff Position (FSP) SFAS 142-3, Determination of Useful Life of Intangible Assets. FSP SFAS 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets. FSP SFAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP SFAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact, if any, the adoption of SFAS FSP 142-3 will have on its consolidated financial statements.
NOTE 3. — INVESTMENT
     Idacomm - On February 23, 2007, the Company acquired all of the outstanding common shares of Idacomm Inc (Idacomm). The results of Idacomm’s operations have been included in the consolidated financial statements since that date in accordance with the purchase method of accounting. Idacomm is a provider of broadband networking services in Nevada and Idaho.
     The aggregate purchase price was $9,858, including $7,858 of cash and a $2,000 seller note (“Idacorp holdback”). Refer to Note 7 for further discussion of this holdback. Costs incurred related to the transaction amounted to $243, which are added to the purchase price.
     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company utilized an outside party to perform the valuation on the intangible assets acquired.

Current assets	$2,117
Property and equipment	15,909
Intangible assets	2,726
Other Assets	47

Total assets acquired	20,799
Current liabilities	2,521
Long term liabilities	7,945
Long-term debt	232

Total liabilities assumed	10,698

Net assets acquired	$10,101

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 3. — INVESTMENT (Continued)
     Of the $2,726 of acquired intangible assets, $2,700 was assigned to customer relationships, which is being amortized over 10 years and $26 was assigned to franchise agreements, which is being amortized over 15 years.
     US Carrier - On August 23, 2006, the Company completed the purchase of a 15.33% share of USCarrier Telecom Holding, LLC (“USC”) a wholesale provider of broadband telecommunication services with a fiber communications network servicing metropolitan Atlanta and more than 40 cities in Georgia, Tennessee, South Carolina and Florida.
     The Company paid $1,500 ($409 cash at closing, the balance in a short term note which was paid by April 2007, in eight (8) equal payments of $136 per month). The Company also entered into a 5 year Management Services Agreement (“Management Agreement”) to manage and oversee the operations of USC, which was signed on May 1, 2006. The fees for the Management services were $600 per year. The Company had certain performance and operational goals it must meet in managing USC, otherwise the USC Board had the right to terminate the Agreement for cause.
     The Company bad also been awarded 100,571 restricted class A membership units, representing 50% of total USC membership units, which vested according to the following schedule, provided the performance and operations goals, as defined in the Management Agreement, were achieved:

January 2007	40%
January 2008	20%
January 2009	20%
January 2010	20%
     The Company met the 2006 performance metrics. The Board of USC concurred that the 2006 performance metrics were met, resulting in the Company’s ownership position in USC increasing to 39.522% as of January 1, 2007.
     Effective April 7, 2008, the Company and USC entered into a settlement agreement whereby the Company resigned as manager of USC effective March 26, 2007 and, in consideration for the execution of the settlement agreement, 48,427 of the restricted class A membership units that were unvested were deemed to be fully vested such that the Company has a total ownership of class A membership units equal to 104,075 units which is equal to 55% of the outstanding class A membership units. The settlement agreement also provides that the Company will convey, transfer and assign the Company’s unvested membership units amounting to 11,915 for cancellation. The operating agreement of USC was amended and modified with respect to matters of managing the company and related to the settlement agreement.
     For the years ended December 31, 2008 and 2007, the Company has accounted for this investment utilizing the equity method of accounting. The Company has recognized income (loss) of $32 and ($78) for its share of the net income (loss) of USC for the year ended December 31, 2008 and 2007, respectively. These amounts are included in “other income (expense)” on the accompanying statement of operations. As a result of the settlement agreement, the Company also recognized income for the year ended December 31, 2008 of $3,947 relating to the fair value of an additional 48,427 membership units of USC that became vested.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 3. — INVESTMENT (Continued)
A summary of the Balance Sheet and Statement of Operations of USC for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Balance Sheet

Assets	$29,528	$29,699

Liabilities	$17,171	$17,638
Equity	12,357	12,061

Liabilities and Equity	$29,528	$29,699

Statement of Operations

Revenue	$14,130	$12,148
Direct Costs	(10,933)	(9,094)
Selling, General and Administrative	(2,304)	(2,158)
Other Expenses	(5,490)	(1,096)

Net Loss before Minority Interest	(4,597)	(200)

Minority Interest	17	4

Net Loss	$(4,580)	$(196)

NOTE 4 — FIBER NETWORKS, PROPERTY AND EQUIPMENT
     Fiber networks, property and equipment as of December 31, 2008 and 2007 consisted of the following:

	2008	2007
Fiber network equipment and infrastructure	$69,379	$62,249
Furniture and fixtures and leasehold improvements	283	532
Computer equipment and software	2,495	2,250
Construction in process	5,304	4,927
Assets held for future use	972	1,007
Vehicles	55	69

Gross fiber network, property and equipment	78,488	71,034

Less accumulated depreciation	(26,239)	(19,200)

Fiber networks, property and equipment-net	$52,249	$51,834

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 4 — FIBER NETWORKS, PROPERTY AND EQUIPMENT (Continued)
     Included in the network equipment and infrastructure balance as of December 31, 2008 and 2007, is an asset in the amount of $1,162, related to the retirement obligation of certain fiber and conduit systems (see Note 7). Depreciation expense was $7,478 and $5,891 for the years ended December 31, 2008 and 2007 respectively.
NOTE 5. — INTANGIBLE AND OTHER ASSETS
     Intangibles — Intangible assets were acquired during 2004 as part of the acquisition of Marietta FiberNet (MFN), and in 2007 as part of the acquisition of Idacomm (Refer to Note 3). As of December 31, 2008 and 2007, intangible assets consist of the following:

	2008			2007
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Customer lists	$4,390	$(1,932)	$2,458	$4,390	$(1,323)	$3,067
Franchise agreements	281	(71)	210	281	(54)	227

Balance	$4,671	$(2,003)	$2,668	$4,671	$(1,377)	$3,294

     Amortization expense was $626 and $551 for the years ended December 31, 2008 and 2007, respectively, Expected future amortization expense is as follows:

Years Ending
December 31	Total
2009	$541
2010	288
2011	288
2012	288
2013	288
Thereafter	975

Total	$2,668

     Other Assets — The Company’s other assets, as of December 31, 2008 and 2007, are comprised of the following:

	2008	2007
Capitalized debt costs, net	$301	$463
Duct inventory	456	456
Long term prepaids and deposits	400	347
Other	182	342

Total other assets	$1,339	$1,608

     The $456 of spare duct inventory at December 31, 2008 and 2007 is located in certain current markets served by the Company that is being held for future use to expand existing networks or for sale to customers. The duct inventory was tested for impairment in 2008 and 2007 and the Company determined that an impairment charge was not necessary.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 6.— DEBT
     Long term debt consists of the following as of December 31, 2008 and 2007:

2008	2007
Senior Debt — On October 22, 2007, the Company refinanced their senior debt facility which had an outstanding balance of $7,500. The new facility allows for borrowing up to $18,500 and is available for draw down until October 22, 2012. The facility is comprised of two revolving lines, a revolving line of $17,000 (revolver A) that bears an interest rate of 1% above the prime rate and a second revolving line of $1,500 (revolver B) that also bears an interest rate of 1% above the prime rate. The revolving line A requires interest payments only until July 1, 2008 after which the principal is due for payment at 2% per annum through the maturity date and 50% of excess cash flow after the year ended December 31, 2008. The revolving line B requires interest payments only and is payable upon maturity, October 31, 2009. The facility is secured by all the assets of the Company except for assets pledged in connection with its capital leases up to $1,000. In addition, the Company issued 650 warrants to purchase the Company’s common stock. The Company recorded a debt discount of $32, which is being amortized into interest over the life of the notes. As of December 31, 2008 and 2007, the unamortized discount on the line is $24 and $16, respectively, (A)
$17,906	$15,563

Note payable — dated January 13, 2006 bearing interest at 12% per annum for the first 12 months and 13% for the remainder of the term for a total of 48 months. For the first 18 months of the note, only interest payments are due, after which principal payments are to be made over the remaining 30 months to the maturity date of January 13, 2010. The note is secured by substantially all of the Company’s assets, and is subordinated to Senior debt arrangement. In connection with the note, the Company issued 3,203 warrants to purchase the Company’s Series E Preferred stock at a price of $0.377 per share and a term of 10 years or 5 years after an initial public offering. The Company recorded a debt discount of $481 for the value of the warrants, which is being amortized into interest over the life of the notes. As of December 31, 2008 and 2007 the unamortized discount on the note is $120 and $240, respectively. (A)
3,384	5,732

Notes payable — various equipment loans with interest ranging from 7.00% to 9.25% maturing from August 2009 through September 2010. All notes are secured by the equipment purchased and have a 36 month term with principal and interest payments due monthly. In connection with certain notes, the Company issued a total of 73 warrants to purchase the Company’s common stock at $.05 per share for a period up to seven years from August 22, 2006. In addition, the Company issued 40 warrants to purchase the Company’s Series E Preferred stock at $.377 per share for a period up to 6 years from April 24, 2004. As of December 31, 2008 and 2007, the unamortized discount on the note was $0, respectively.
729	1,201

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 6. — DEBT (Continued)

	2008	2007
Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $6 with a bargain purchase option of one dollar. The lease carries a 9.3% interest rate with a final payment due on January 2011	148	209

Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $1.1 with a bargain purchase option price of one dollar. The lease carries an 11.8% interest rate with a final payment due on January 2011.	27	38

Capital Lease — Network equipment leased for a period of 48 months with monthly payments of $1.3 with a bargain purchase option of one dollar. The lease carries a 12% interest rate with a final payment due February 2009.	4	19

	22,198	22,762
Less current portion	4,113	3,194

	$18,085	$19,568

     In addition, there are warrants outstanding related to debt which was repaid in prior years. Specifically, there are 650 warrants to purchase the Company’s common stock issued January 12, 2006, which have a term of seven years or three years after an initial public offering, if the initial public offering occurs prior to January 13, 2010.
(A) On April 7, 2009, the Company renegotiated the terms of the senior debt. Revolver A was extended to October 31, 2013 at an interest rate of prime plus 2%. Revolver B was extended to March 31, 2010, at an interest rate of prime plus 2%. Principal payments on these loans were amended to require payments of $200 per quarter commencing July 1, 2009, $300 per quarter commencing July 1, 2010, and $400 per quarter commencing July 1, 2011. The five year maturity schedule below has been updated to reflect this amendment. The Senior Debt contains loan covenants that the Company violated as of December 31, 2008. The Company has received a waiver from the bank for these violations. A condition of this waiver, the Company must raise $10,000 through an issuance of subordinated debt or the sale of equity by July 31, 2009. Management is in the process of negotiating this transaction and expects to meet this requirement.
     The Company’s required principal payments, related to all outstanding debt obligations as of December 31, 2008, are as follows:

2009	$4,113
2010	2,956
2011	1,413
2012	1,600
2013	12,260

Total	$22,342

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 7. — CONTINGENT LIABILITIES
     Asset Retirement Obligations - SFAS No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143), requires entities to record the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred. The Company’s asset retirement obligations relate to fiber network infrastructure leased from others under right of way agreements, which require the Company to remove the assets at the end of the agreements.
     The liability was established by calculating the present value of the asset retirement obligation using a discount rate ranging from 8.5% to 15% over a period of 15 years at December 31, 2008 and 2007, respectively, which is representative of the average estimated life of the Company’s telecommunications network.
     The asset retirement obligation was $1,712 and $1,548 at December 31, 2008 and 2007, respectively.
     Changes in the carrying amount of the asset retirement obligation for the years ended December 31, 2008 and 2007 are summarized as follows:

Balance — December 31, 2006	$713
Accretion, due to passage of time	137
Idacomm acquisition	698

Balance — December 31, 2007	1,548

Accretion due to passage of time	164

Balance — December 31, 2008	$1,712

     Idacorp Holdback - As part of the acquisition of Idacomm (see note 3) Idacorp agreed to a $2,000 seller note (“holdback”) of which $1,500 was to be repaid February 23, 2009, with interest, with the remaining $500 maturing February 23, 2011. The Company has the right of offset, for both agreed upon liabilities to be incurred, and additional costs that Idacorp incurred but arose after the closing. The Company notified Idacorp on February 18, 2009 of expected offsets exceeding the amount owed. These obligations have not been satisfied as of December 31, 2008 and the ultimate obligation is not reasonably estimated. It is not anticipated that either of these amounts will be paid during 2009.
NOTE 8. — EQUITY TRANSACTIONS
     Common Stock - The common shares outstanding include 2 and 27 restricted shares at December 31, 2008 and 2007, respectively, issued to founders in accordance with an agreement with Preferred stockholders that generally restricts the holders’ ability to sell, assign, transfer, or pledge their shares until the Company completes a public offering, is sold or merged, or experiences any other changes in control over a four year period.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 8. — EQUITY TRANSACTIONS (Continue)
     Preferred Stock - Each Convertible Preferred Stock Series A, B, C, D, E, and F is convertible into one share of the Company’s common stock and votes with the common stock on an as if converted basis. The preferred stock is non-cumulative and no dividend has ever been declared or paid on the preferred stock. The Series D Preferred Stock agreement contains a mandatory conversion clause, whereby all outstanding shares of the Series D Preferred Stock are automatically converted into Common Stock in the event of a Qualified Public Offering (QPO), and upon election of the holders represented by not less than 60% of all Preferred Stock voting as one class. A. QPO is defined as an Initial Public Offering at a per share offering price of not less than $2.50 per share and for a gross total offering size of not less than $25,000. All outstanding shares of the Series E Preferred Stock are automatically converted into Common Stock in the event of an Initial Public Offering at a per share offering price of not less than $1.00 per share and for a gross total offering size of not less than $25,000 and upon election of the holders representing not less than 80% of all Preferred Stock voting as one class.
     On April 15, 2008, $6,000 of 8% secured, convertible demand notes were issued to three investors. These notes could be converted into Series F Preferred Stock based on a pro-rata share of the total financing at the date of the financing. If at the date of financing, the total principal and accrued interest exceeded the pro-rata share of the total financing, such excess amount would be paid in cash. If the financing did not occur by May 20, 2008, the principal and interest would become fully due on that date.
     On May 20, 2008 the Company completed a $6,000 equity financing before issuance costs of $45. The equity financing consisted of the sale of 14,611 shares of Series F Convertible Preferred Stock (the Series F Preferred Stock), which have a par value of $.0001. Proceeds from the sale consisted of $3,801 converted from demand notes outstanding paying 8% interest, with the remaining $2,199 in cash raised from additional investors. At this time the April 15, 2008 8% secured, convertible demand notes were settled either through payment of the outstanding principal and interest or through conversion to Series F preferred stock.
     The holders of the Series F Preferred Stock are entitled to liquidation rights of two times their original investment, and to receive dividends, in preference to the holders of the Series A, B, C, D and E Preferred Stockholders and in preference to any dividend on Common Stock, at the rate of 8% per annum, whenever funds are legally available. The dividends are not cumulative and accrue only if declared.
     In conjunction with the 2008 offering the Company increased its authorized common stock from 137,500 to 149,300 and decreased the authorized Series E Preferred Stock from 38,353 to 36,927. The Company also increased its common stock authorized to be issued, to its officers, directors, consultants and employees under its 2000 Stock Option Plan and Grant Plan from 10,570 to 11,320.
     There are four directors on the Company’s Board of Director’s. Stockholders holding 25% of Series A, B and C can appoint 2 members and Stockholder’s holding 25% of Series D can appoint one member of the Board of Director’s. The fourth board member is the Company’s Chief Executive Officer.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 8. — EQUITY TRANSACTIONS (Continued)

				Liquidation Value
		Issued and		(to Original	Liquidation
Series	Authorized	Outstanding	Dividend	Investment)	Preference
A	12,400	12,400	8% - non - cumulative	1 Times Investment	Pari-Passu Basis
B	6,834	6,834	8% - non - cumulative	1 Times Investment	Pari-Passu Basis
C	23,019	23,019	8% - non - cumulative	1 Times Investment	Pari-Passu Basis
D	17,187	17,187	8% - non- cumulative	1.5 Times Investment	Pari-Passu Basis
E	36,927	33,684	8% - non - cumulative	2 Times Investment	Senior
F	14,611	14,611	8% - non - cumulative	2 Times Investment	Super Senior

Total	110,978	107,735

     Share-Based Compensation — The Company’s 2000 Stock Option and Grant Plan (the “2000 Plan”) authorized the award of options to purchase shares of the Company’s common stock at the grant date fair market value to directors, officers, and employees of the Company and others who are deemed to provide substantial and important services to the Company. In the absence of a “regular, active public market” the fair market value of the common stock has been determined by the Company’s Board of Directors. As of December 31, 2008 and 2007 there 8,445 and 9,165, respectively, of options outstanding. The common stock issued upon exercise of an option under this plan comes from new shares previously authorized. Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code or options which do not qualify for incentive stock option treatment (Non-ISOs”). All stock options are exercisable at $.05 or the fair market value at the time of grant. The compensation cost that has been charged against income for options granted under the plan was $104 and $97 for the years ended December 31, 2008 and 2007, respectively.
     The fair value of each option award is estimated on the date of grant utilizing the Black-Scholes Option Pricing Model that uses assumptions noted in the following table:

	December 31, 2008	December 31, 2007
Volatility	147.4% to 153.3%	155.8% to 164.3%
Expected option term	10 years	10 years
Risk-free interest rate	3.5% to 4.0%	4.6% to 5.0%
Expected dividend yield	0%	0%
     Since the Company is a private company without a readily determinable value of its equity securities, expected volatilities is calculated on the average of the historical volatility of several similar public companies which operate in the telecom industry. Management monitors share option exercise and employee termination patterns to estimate forfeiture rates within the valuation model. The expected life of options represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the interest rate of a ten year U.S. Treasury note on the grant date.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 8. — EQUITY TRANSACTIONS (Continued)
     A summary of the status of the options under the 2000 Plan is presented below:

	2008	2007
	Number of Options	Number of Options
Outstanding beginning of year	9,165	9,025
Granted	825	1,654
Exercised	(782)	(181)
Cancelled, forfeited, terminated	(762)	(1,333)

Outstanding at end of year	8,446	9,165

Exercisable at end of year	6,100	5,017

     All options that are outstanding or exercisable have a weighted average exercise price of $.05. There were 782 and 181 options exercised for $39 and $9 during the years ended December 31, 2008 and 2007, respectively. The fair value of options vested was $54 and $78 during the years ended December 31, 2008 and 2007, respectively. The weighted-average remaining life for outstanding options for the years ended December 31, 2008 and 2007 was 6.74 and 7.45, respectively. The weighted-average remaining contractual term for vested options for the years ended December 31, 2008 and 2007 was 6.18 and 6.67, respectively.
     As of December 31, 2008 and 2007 there was approximately $154 and $240, respectively, of unrecognized compensation cost related to stock options granted under the Company’s 2000 Stock Option Plan, to be recognized over a weighted average period of 1.63 and 1.72 years, respectively.
NOTE 9. — COMMITMENTS
     Operating Leases and Franchise, License, and Right-of Way Agreements — The Company leases office, co-location facilities, and fiber optic cable lines. Future minimum lease commitments under these leases, at December 31, 2008 are currently estimated as follows:

2009	$2,111
2010	1,772
2011	1,156
2012	1,005
2013	917
Thereafter	5,931

Total	$12,892

     Rental expense related to these operating leases was approximately $2,663 and $1,722 for the years ended December 31, 2008 and 2007, respectively.
NOTE 10. — EMPLOYEE BENEFIT PLAN
     The Company has a defined contribution 401(k) plan covering substantially all employees of the Company. The employees’ annual contributions are limited to the lower of the maximum allowed under the Internal Revenue Code or 30% of annual compensation. Currently, there is no Company match for employee contributions for the years ended December 31, 2008 and 2007.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(Amounts in thousands)
NOTE 11. — INCOME TAXES
     The Company has generated a cumulative net operating loss carry forward of approximately $46,677 for federal and state income tax purposes as of December 31, 2008. The net operating loss carry forwards, which may provide future tax benefits, will begin to expire in 2020 if not previously utilized. The Company has not assessed whether or not these loss carry forwards are subject to the ownership limitations, which generally limit the amount of the loss carry forwards that may be used on an annual basis. The Company has recorded a valuation allowance equal to the net deferred income tax asset balances of the Company as of December 31, 2008 and 2007, primarily due to the uncertainly of future positive operating results. The valuation allowance will be reduced at such time as the Company believes it is more likely than not that the net deferred income tax assets will be realized. The Company has not recorded a current tax provision due to its operating losses and the valuation allowances recorded.
     The Company’s deferred income tax assets (liabilities) as of December 31, 2008 and 2007 consisted of the following:

	2008	2007
Net operating loss carry forward	$17,247	$17,661
Assets held for future use/Inventory reserve	288	483
Impairment	1,515	1,648
Deferred revenue	2,471	2,443
Investment in subsidiary	(934)	625
Valuation allowance	(16,910)	(18,451)

	3,677	4,409
Depreciation	(3,200)	(3,679)
Amortization	(437)	(675)
Other	(40)	(55)

Net deferred tax asset (liability)	$—	$—

NOTE 12. — SALE OF VOIP ASSETS
     As part of the acquisition of Idacomm the Company acquired their voice over internet protocol (VOIP) assets, in Boise, Reno and Las Vegas. As this was not strategic to the Company, it was part of the acquisition plan to sell these assets.
     On August 13, 2008, the Company sold the VOIP assets for $1,000, consisting of existing customer contracts, customer lists, equipment, inventory and prepaid maintenance contracts. The gain on the transaction amounted to $285. The Company will also provide transition services to the buyer for an interim period.

Proceeds from sale of VOIP assets	$1,000
Less costs of disposal	261

Net proceeds from sale of VOIP assets	739
Book value of items transferred with sale	454

Net gain on sale of VOIP assets	$285

Schedule 5.5A — Financial Statements
CONSOLIDATED FINANCIAL STATEMENTS
AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
DECEMBER 31, 2009
with
INDEPENDENT AUDITOR’S REPORT

AMERICAN FIBER SYSTEMS HOLDING
CORPORATION AND SUBSIDIARIES
CONTENTS

Page
Independent Auditor’s Report	1

Consolidated Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Statements of Changes in Stockholders’ Equity	5

Notes to Consolidated Financial Statements	6-20

INDEPENDENT AUDITOR’S REPORT
To the Shareholders of
American Fiber Systems Holding Corporation
     We have audited the accompanying consolidated balance sheets of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, cash flows, and changes in stockholders’ equity for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Fiber Systems Holding Corporation and Subsidiaries as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Rochester, New York
April 23, 2010

1

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,
(amounts in thousands, except per share amounts)

	2009	2008
ASSETS

Current Assets:
Cash and cash equivalents	$4,382	$6,396
Accounts receivable, net of doubtful accounts of $176 and $77, respectively	3,949	4,132
Prepaid expenses and other current assets	731	597

Total Current Assets	9,062	11,125

Fiber networks, property and equipment, net	51,315	52,249
Intangible assets — net	2,127	2,668
Other assets	1,307	1,339
Investment	7,443	6,823

Total Assets	$71,254	$74,204

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,055	$5,277
Deferred revenue — current	7,671	7,116
Current portion of long-term debt and capital lease obligations	313	4,113

Total Current Liabilities	12,039	16,506

Long Term Liabilities:
Long term debt and capital lease obligations	20,708	18,085
Deferred revenue — noncurrent	21,000	21,041
Contingent liabilities	3,898	3,713

Total Liabilities	57,645	59,345

Stockholders’ Equity:
Convertible preferred stock, $.0001 par value, 110,979 authorized, 107,735 issued and outstanding	52,412	52,412
Common stock, $0.0001 par, 149,300 authorized, 26,760 and 26,692 issued and outstanding 2009 and 2008, respectively	3	3
Additional paid in capital	10,251	10,177
Accumulated deficit	(49,057)	(47,733)

Total Stockholders’ Equity	13,609	14,859

Total Liabilities and Stockholders’ Equity	$71,254	$74,204

See accompanying notes.

2

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31,
(amounts in thousands, except per share amounts)

	2009	2008
REVENUE	$29,704	$28,029

DIRECT COSTS	8,874	10,157

OTHER OPERATING EXPENSES:
General and administrative	11,593	11,069
Depreciation, amortization and accretion	9,441	8,268

Total Other Operating Expenses	21,034	19,337

OPERATING LOSS	(204)	(1,465)

OTHER INCOME (EXPENSE):
Interest and investment income	12	70
Interest expense	(1,919)	(2,115)
Other income (expense), net	787	(42)
Settlement from investment	—	3,947

Total Other Income (Expense)	(1,120)	1,860

NET INCOME (LOSS)	$(1,324)	$395

See accompanying notes

3

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,
(amounts in thousands, except per share amounts)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,324)	$395
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	9,441	8,268
Gain on sale of assets	—	(244)
Increase (decrease) in allowance for doubtful accounts	99	(30)
Stock based compensation	71	103
Amortization of discount on debt	136	144
Equity method USC (Income) loss	(620)	(32)
Settlement income received in USC shares	—	(3,947)
Accounts receivable	83	(191)
Prepaid expenses and other current assets	(135)	(253)
Other assets and liabilities	31	269
Accounts payable and accrued expenses	(1,222)	1,654
Deferred revenue	515	(1,494)

Total adjustments	8,399	4,247

Net cash and cash equivalents provided by operating activities	7,075	4,642

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from sale of VOIP assets	—	739
Expenditures for fiber networks, property and equipment	(7,782)	(8,206)
Increase in investment	—	(24)

Net cash and cash equivalents used in investing activities	(7,782)	(7,491)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of preferred stock and common stock	3	5,995
Proceeds from notes payable	22,200	5,620
Payment of note payable	(23,510)	(6,330)

Net cash and cash equivalents (used in) provided by financing activities	(1,307)	5,285

NET INCREASE IN CASH AND CASH EQUIVALENTS	(2,014)	2,436

CASH AND CASH EQUIVALENTS — Beginning of year	6,396	3,960

CASH AND CASH EQUIVALENTS — End of year	$4,382	$6,396

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest	$1,272	$1,779

See accompanying notes.

4

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31,
(amounts in thousands, except per share amounts)

					Additional		Total
					Paid in	Accumulated	Stockholders’
	Preferred Stock		Common Stock		Capital	Deficit	Equity
	(Shares)	(Amount)	(Shares)	(Amount)
Balance at December 31, 2007	93,124	$46,457	25,910	$3	$10,003	$(48,128)	$8,335
Issuance of Common Stock			782		39		39
Issuance of Series F Preferred Stock	14,611	5,955					5,955
Stock Option Expense					103		103
Issuance of warrants attached to debt					32		32
Net Income						395	395

Balance at December 31, 2008	107,735	52,412	26,692	3	10,177	(47,733)	14,859
Issuance of Common Stock			68		3		3
Stock Option Expense					71		71
Net Loss						(1,324)	(1,324)

Balance at December 31, 2009	107,735	$52,412	26,760	$3	10,251	$(49,057)	$13,609

See accompanying notes.

5

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 1. — DESCRIPTION
     The consolidated financial statements include American Fiber Systems Holding Corporation and its wholly owned subsidiaries (collectively “AFS” or the “Company”). The Company provides broadband services including managed services and dark fiber leases (Indefeasible rights of use (IRUs) and operating leases). All significant inter-company accounts and transactions have been eliminated from the consolidated financial statements. The Company is headquartered in Rochester, New York and has major operations in Georgia, Idaho and Nevada. The Company has adopted a fiscal year-end of December 31.
     The Company is a fiber-based telecommunications provider that offers “last mile”, metro, and wide-area fiber connectivity for data, internet access, and voice services. The Company’s customers include large and medium enterprises, wire-line carriers, wireless carriers, internet service providers (ISPs), institutions of learning, health care service providers, and government entities. The Company operates networks in ten cities in the United States.
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Cash and Cash Equivalents — For purposes of the consolidated financial statements, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company is required by its lending institution to maintain a minimum cash balance of $2,000.
     Concentration Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include cash in banks and highly liquid money market investments maintained in major financial institutions. Virtually all balances are uninsured, with the exception of amounts covered by the FDIC. As of December 31, 2009 and 2008, cash and cash equivalents of $4,382 and $6,385 were held by major financial institutions. By nature, all such financial instruments involve risk, including the credit risk of non-performance by counterparties. In management’s opinion, as of December 31, 2009 and 2008, there was no significant risk of loss in the event of non-performance of the counterparties to these consolidated financial instruments.
     Accounts Receivables — Accounts receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.
     Fiber Networks, Property and Equipment — Fiber networks, property and equipment are stated at cost and depreciation for financial reporting purposes is calculated using the straight-line method over the estimated useful lives of the assets. Fiber network costs, including fiber optic cable, conduit and duct, and supplies and materials are recorded as construction in progress until the network has been tested and accepted by the Company’s network engineers. The estimated useful lives are as follows:

6

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fiber networks	15 - 20 years
Laterals	Lesser of lease term or estimated useful life of the fiber network
Furniture and fixtures	7 years
Telecommunications equipment	5 years
Computer equipment and software	3-5 years
Vehicles	5 years
Leasehold improvements	Lesser of the lease term or estimated useful life
     Long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset. The Company determined that an impairment charge on its fiber networks or property and equipment during the years ended December 31, 2009 and 2008 was not necessary.
     Intangible Assets — Intangible assets consist of customer lists and franchise agreements acquired by the Company as a result of the purchase of the assets of Marietta FiberNet (MFN) in 2004, and Idacomm Inc. (Idacomm) in 2007. These assets are amortized over their estimated useful lives of 5 and 16 years for MFN, and 10 and 15 years for Idacomm, respectively, on a straight line basis. The Company evaluates these intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable for its estimated future cash flows. The Company has reviewed these intangible assets for impairment and determined that no adjustments are needed for the years ended December 31, 2009 and 2008.
     Other Assets — Other assets include capitalized debt costs, which are amortized over the life of the loans, long-term prepaids and deposits, spare duct inventory, and other miscellaneous long term holdings. The Company carries these assets at lower of cost or net realizable value.
     Investment in US Carrier Telecom Holding, LLC (see also Note 3) — The Company is accounting for its investment in US Carrier Telecom Holding, LLC, a 55% owned affiliate, by the equity method of accounting under which the Company’s share of the net income (loss) of the affiliate is recognized as income (loss) in the Company’s income statement and added to (deducted from) the investment account, if applicable. Dividends received from the affiliate are treated as a reduction of the investment account. The Company utilizes the equity method instead of consolidating because it lacks control over the majority of the voting interest and management of the affiliate.

7

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The fiscal year of the affiliate ends on December 31 and the Company consistently follows the practice of recognizing the net Income (loss) of the affiliate on that basis. Therefore, the net income (loss) of the affiliate, which is reported in the Company’s income statement under “other income (expense)” is for the affiliate’s years ended on December 31, 2009 and 2008.
     Deferred Revenue — Deferred revenue represents payments received from customers for the future use of the Company’s dark fiber optic networks and/or managed services on IRU’s, deferred laterals, and deferred installation fees, and advanced billings for annual or monthly recurring services. Payments are recognized pro-rata over the remaining term of the respective customer lease agreement or contracted service period. Deferred revenue classified as current liabilities will be recognized as revenue over the next twelve months along with advanced billings for annual or monthly recurring services.
Deferred revenues as of December 31, 2009 and 2008 consist of the following:

	2009	2008
IRU’s	$16,680	$17,160
Deferred billings	7,379	6,865
Advanced billings	4,612	4,132

Total deferred revenue	28,671	28,157
Current portion of deferred revenue	(7,671)	(7,116)

Deferred revenue — non current	$21,000	$21,041

     Income Taxes — The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred income tax assets and liabilities for the expected future income tax consequences of existing temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and operating loss and income tax credit carryforwards.
     A valuation allowance is provided to reduce deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by the Company to determine the amount of the allowance include the estimated taxable income level for future years and the limitations on the use of the net operating loss carryforwards and associated expiration dates.
     Revenue Recognition — The Company provides communications services to its customers over circuits on its own network or through leased circuits. In addition, the Company offers long-term leases of dark fiber at fixed pricing over multi-year terms. The Company recognizes revenues when earned as services are provided throughout the life of each contract. Revenues on IRUs and deferred laterals are recognized ratably over the term of the applicable lease agreements, which range from 5 to 20 years. Amounts billed in advance of the service provided are recorded as revenue over the service period.

8

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 2. — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Share-Based Compensation — The Company accounts for stock option awards granted using the “Share Based Payment” method, in accordance with accounting principles generally accepted in the United States. Under this method, compensation expense related to stock-based payments are recorded over the requisite service period based on the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
     Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Subsequent Events — These financial statements have not been updated for subsequent events occurring after April 23, 2010, which is the date these financial statements were available to be issued.
NOTE 3. — INVESTMENT
     US Carrier — On August 23, 2006, the Company completed the purchase of a 15.33% share of USCarrier Telecom Holding, LLC (“USC”) a wholesale provider of broadband telecommunication services with a fiber communications network servicing metropolitan Atlanta and more than 40 cities in Georgia, Tennessee, South Carolina and Florida.
     The Company paid $1,500. The Company also entered into a 5 year Management Services Agreement (“Management Agreement”) to manage and oversee the operations of USC, which was signed on May 1, 2006. The fees for the Management services were $600 per year, which had operational goals, which, if met, would increase the Company’s ownership percentage of USC. The Company met the 2006 performance metrics, and was granted an increase in the Company’s ownership position to 39.522% as of January 1, 2007.
     Effective April 7, 2008, the Company and USC entered into a settlement agreement whereby the Company resigned as manager of USC effective March 26, 2007 and, in consideration for the execution of the settlement agreement, 48,427 of the restricted class A membership units that were unvested were deemed to be fully vested such that the Company has a total ownership of class A membership units equal to 104,075 units which is equal to 55% of the outstanding class A membership units. The settlement agreement also provides that the Company will convey, transfer and assign the Company’s unvested membership units amounting to 11,915 for cancellation. The operating agreement of USC was amended and modified with respect to matters of managing the company and related to the settlement agreement.

9

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 3. — INVESTMENT (CONTINUED)
     For the years ended December 31, 2009 and 2008, the Company has accounted for this investment utilizing the equity method of accounting. The Company has recognized income of $620 and $32 for its share of the net income of USC for the year ended December 31, 2009 and 2008, respectively. These amounts are included in “other income (expense)” on the accompanying statement of operations. As a result of the settlement agreement, the Company also recognized Income for the year ended December 31, 2008 of $3,947 relating to the fair value of an additional 48,427 membership units of USC that became vested.
     A summary of the Balance Sheet and Statement of Operations of USC as of and for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
U.S. Carrier Balance Sheet

Assets	$30,734	$29,528

Liabilities	16,994	17,171
Equity	13,740	12,357

Liabilities and Equity	$30,734	$29,528

U.S. Carrier Statement of Operations

Revenue	15,319	14,130
Direct costs	11,106	10,933
Selling, general and administrative	2,350	2,304
Other expenses	736	5,490

Net income/(loss) before non-controlling interest	1,127	(4,597)

Non-controlling interest	(19)	17

Net income (loss)	$1,108	$(4,580)

10

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 4 — FIBER NETWORKS, PROPERTY AND EQUIPMENT
Fiber networks, property and equipment as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Fiber network equipment and infrastructure	$80,711	$69,379
Furniture and fixtures and leasehold Improvements	556	283
Computer equipment and software	2,553	2,495
Construction in process	1,294	5,304
Assets held for future use, net of reserve of $449 and $778, respectively	660	972
Vehicles	211	55

Gross fiber network, property and equipment	85,985	78,488

Less accumulated depreciation	(34,670)	(26,239)

Fiber networks, property and equipment — net	$51,315	$52,249

     Assets held for future use consists of fiber inventory and equipment and parts to be utilized in the Company’s network infrastructure.
     Depreciation expense was $8,715 and $7,478 for the years ended December 31, 2009 and 2008, respectively.
     Included in the network equipment and infrastructure balance as of December 31, 2009 and 2008, is the original cost of the asset retirement obligation in the amount of $1,162, related to the retirement obligation of certain fiber and conduit systems (see Note 7).
NOTE 5. — INTANGIBLE AND OTHER ASSETS
     Intangibles — Intangible assets consist of the following as of December 31,:

	2009			2008
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
Customer Lists - MFN	$1,690	$(1,690)	$—	$1,690	$(1,437)	$253
Customer List Idacomm	2,700	(785)	1,935	2,700	(495)	2,205

Customer Lists	4,390	(2,455)	1,935	4,390	(1,932)	2,458
Franchise Fees - MFN	255	(84)	171	255	(68)	187
Franchise Fees-Idacomm	26	(5)	21	26	(3)	23

Franchise Agreements	281	(89)	192	281	(71)	210

Balance	$4,671	$(2,544)	$2,127	$4,671	$(2,003)	$2,668

11

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 5. — INTANGIBLE AND OTHER ASSETS (CONTINUED)
     Amortization expense was $541 and $626 for the years ended December 31, 2009 and 2008, respectively. Expected future amortization expense is as follows:

Years Ending
December 31,	Total
2010	$288
2011	288
2012	288
2013	288
2014	288
Thereafter	687

Total	$2,127

     Other Assets — The Company’s other assets, as of December 31, 2009 and 2008, are comprised of the following:

	2009	2008
Capitalized debt costs	$468	$301
Duct inventory	456	456
Long term prepaids and deposits	349	400
Other	34	182

	$1,307	$1,339

     The $456 of spare duct inventory at December 31, 2009 and 2008 is located in certain current markets served by the Company that is being held for future use to expand existing networks or for sale to customers. The duct inventory was tested for impairment in 2009 and 2008 and the Company determined that an impairment charge was not necessary.
NOTE 6. — DEBT
Following is a summary of debt outstanding under long term loan agreements as of December 31,:

	2009	2008
Senior debt	$20,691	$17,906
Note payable	—	3,384
Notes payable — equipment loans	234	729
Capital leases — network equipment	96	179

	21,021	22,198
Less: current portion	313	4,113

Long-term debt	$20,708	$18,085

12

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 6. — DEBT (CONTINUED)
     Senior Debt — At December 31, 2008 the Company’s senior debt facility allowed for borrowings up to $18,500. The facility was comprised of two revolving lines that bore an interest rate of 1% above the banks prime rate. The interest rate at December 31, 2008 was 4.25%. In connection with this facility, the Company issued 1,300 warrants to purchase the Company’s common stock. At December 31, 2009 these warrants had not been exercised.
     On April 7, 2009, the Company renegotiated the terms of the senior debt. Revolver A was extended to October 31, 2013 at an interest rate of prime plus 2%. Revolver B was extended to March 31, 2010, at an interest rate of prime plus 2%. Principal payments on these loans were amended to require payments of $200 per quarter commencing July 1, 2009, $300 per quarter commencing July 1, 2010, and $400 per quarter commencing July 1, 2011.
     On October 30, 2009 the Company entered into a new senior debt agreement. The proceeds from the new facility were used to pay off existing senior debt balance of $17,360. In connection with the existing debt payoff, capitalized debt costs of $144 were written off to the income statement. In addition, proceeds from new loan were used to pay off outstanding subordinated debt balance of $1,078. Capitalized debt costs of $47 associated with subordinated debt were also written off.
     The new facility allows for borrowing up to $25,000. The facility is comprised of two revolving lines, a revolving “term” line of $23,500 that is available for draw down until October 29, 2010 and has a maturity date of October 30, 2014 ($20,191 outstanding at December 31, 2009). Quarterly payments of $250 are due beginning January 1, 2011, $375 beginning January 1, 2012, $875 beginning January 1, 2013, and $1,250 beginning January 1, 2014 with any unpaid balance due October 30, 2014. The second revolving line is for $1,500 and is available for draw down until October 30, 2011 and has a maturity date of October 30, 2011 ($500 outstanding at December 31, 2009).
     Both revolving lines of credit bear an interest rate that is the Daily Adjusting LIBOR Rate plus an “Applicable Margin” of five percent (5%) per annum (7% as of December 31, 2009). In no event and at no time shall the Daily Adjusting LIBOR Rate be less than two percent (2%) per annum. The facility is secured by all the assets of the Company except for assets pledged in connection with its capital leases. The Company is required to meet quarterly and annual financial covenants, including, but not limited to, minimum adjusted current ratio, maximum senior funded debt to adjusted EBITDA, minimum debt service coverage ratio, minimum signed contract value, and maximum capital expenditures. At December 31, 2009 the Company was in compliance with its financial loan covenants.

13

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 6. — DEBT (CONTINUED)
     Note payable — dated January 13, 2006 bearing interest at 12% per annum for the first 12 months and 13% for the remainder of the term for a total of 48 months. For the first 18 months of the note, only Interest payments are due, after which principal payments are to be made over the remaining 30 months to the maturity date of January 13, 2010. On November 2, 2009 the Company prepaid the outstanding balance on this note in the amount of $1,078. The note was secured by substantially all of the Company’s assets, and was subordinated to senior debt arrangement. The security was released as part of the prepayment of the note payable. In connection with the note, the Company issued 3,203 warrants to purchase the Company’s Series E Preferred stock at a price of $0.377 per share and a term of 10 years or 5 years after an initial public offering. The Company recorded a debt discount of $481 for the value of the warrants, which was written off when the obligation was satisfied. As of December 31, 2009 and 2008 the unamortized discount on the note is $0 and $120, respectively.
     Notes payable — equipment loans – various equipment loans with interest ranging from 7.00% to 9.25% maturing from August 2009 through September 2010. All notes are secured by the equipment purchased and have a 36 month term with principal and interest payments due monthly. In connection with the notes the Company issued a total of 73 warrants to purchase common stock at $.05 per share for a period of seven years from August 22, 2006, In addition, the Company issued 40 warrants to purchase the Company’s Series E preferred stock at $.377 per share for a period up to six years from August 27, 2004.
     Capital Leases — various network equipment leases for a period of 48 months with monthly payments ranging from $1.1 to $6 with a bargain purchase option of one dollar. The leases carry Interest rates ranging from 9.3% to 12% with final payments ranging from February 2009 to January 2011.
     The Company’s required principal payments, related to all outstanding debt obligations, as of December 31, 2009, are as follows:

2010	$313
2011	1,508
2012	1,500
2013	3,500
2014	14,200

Total	$21,021

NOTE 7. — CONTINGENT LIABILITIES
     Asset Retirement Obligations — The Company records the fair value of a liability for an asset retirement obligation in the period in which the legal or contractual removal obligation is incurred. The Company’s asset retirement obligations relate to fiber network infrastructure leased from others under right of way agreements, which require the Company to remove the assets at the end of the agreements.
     The liability was established by calculating the present value of the asset retirement obligation using discount rates ranging from 8.5% to 15% over a period of 15 years, which is representative of the average estimated life of the Company’s telecommunications network.

14

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 7. — CONTINGENT LIABILITIES (CONTINUED)
     The asset retirement obligation was $1,897 and $1,712 at December 31, 2009 and 2008, respectively.
     Changes in the carrying amount of the asset retirement obligation for the years ended December 31, 2009 and 2008 are summarized as follows:

Balance — December 31, 2007	$1,548
Accretion due to passage of time	164

Balance — December 31, 2008	1,712
Accretion due to passage of time	185

Balance — December 31, 2009	$1,897

     Idacorp Holdback — As part of the acquisition of Idacomm in February 2007, Idacorp agreed to a $2,000 seller note (“holdback”) of which $1,500 was to be repaid February 23, 2009, with interest, with the remaining $500 maturing February 23, 2011. The Company has the right of offset, for both agreed upon liabilities to be incurred, and additional costs that Idacorp Incurred but arose after the closing. The Company notified Idacorp on February 18, 2009 of indemnification claims against the $1,500. As a result, these obligations have not been satisfied as of December 31, 2009. The holdback portion of $1,500 to Idacorp, with interest, was not paid during 2009. Management has not accrued any interest due on the outstanding obligation as it is anticipated that 100% of the holdback will be used to satisfy the claim. AFS continues to retain the holdback, pending the resolution of the indemnification claims.
NOTE 8. — EQUITY TRANSACTIONS
     Common Stock — The common shares outstanding include 2 restricted shares at December 31, 2008 issued to founders in accordance with an agreement with Preferred stockholders that generally restricts the holders’ ability to sell, assign, transfer, or pledge their shares until the Company completes a public offering, is sold or merged, or experiences any other changes in control over a four year period.
     Preferred Stock — Each Convertible Preferred Stock Series A, B, C, D, E, and F is convertible into one share of the Company’s common stock and votes with the common stock on an as if converted basis. The preferred stock is non-cumulative and no dividend has ever been declared or paid on the preferred stock. The Series D Preferred Stock agreement contains a mandatory conversion clause, whereby all outstanding shares of the Series D Preferred Stock are automatically converted into Common Stock in the event of a Qualified Public Offering (QPO), and upon election of the holders represented by not less than 60% of all Preferred Stock voting as one class. A QPO is defined as an Initial Public Offering at a per share offering price of not less than $2.50 per share and for a gross total offering size of not less than $25,000. All outstanding shares of the Series E Preferred Stock are automatically converted into Common Stock in the event of an Initial Public Offering at a per share offering price of not less than $1.00 per share and for a gross total offering size of not less than $25,000 and upon election of the holders representing not less than 80% of all Preferred Stock voting as one class.

15

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 8. — EQUITY TRANSACTIONS (CONTINUED)
     On April 15, 2008, $6,000 of 8% secured, convertible demand notes were issued to three investors. These notes could be converted into Series F Preferred Stock based on a pro-rata share of the total financing at the date of the financing. If at the date of financing, the total principal and accrued interest exceeded the pro-rata share of the total financing, such excess amount would be paid in cash. If the financing did not occur by May 20, 2008, the principal and interest would become fully due on that date.
     On May 20, 2008 the Company completed a $6,000 equity financing before issuance costs of $45. The equity financing consisted of the sale of 14,611 shares of Series F Convertible Preferred Stock (the Series F Preferred Stock), which have a par value of $.0001. Proceeds from the sale consisted of $3,801 converted from demand notes outstanding paying 8% interest, with the remaining $2,199 in cash raised from additional investors. At this time, the April 15, 2008 8% secured, convertible demand notes were settled either through payment of the outstanding principal and interest or through conversion to Series F preferred stock.
     The holders of the Series F Preferred Stock are entitled to liquidation rights of two times their original investment, and to receive dividends, in preference to the holders of the Series A, B, C, D and E Preferred Stockholders and in preference to any dividend on Common Stock, at the rate of 8% per annum, whenever funds are legally available. The dividends are not cumulative and accrue only if declared.
     In conjunction with the 2008 offering the Company increased its authorized common stock from 137,500 to 149,300 and decreased the authorized Series E Preferred Stock from 38,353 to 36,928. The Company also increased its common stock authorized to be issued, to its officers, directors, consultants and employees under its 2000 Stock Option Plan and Grant Plan from 10,570 to 11,320.
     There are four directors on the Company’s Board of Director’s. Stockholders holding 25% of Series A, B and C can appoint 2 members and Stockholder’s holding 25% of Series D can appoint one member of the Board of Director’s. The fourth board member is the Company’s Chief Executive Officer.

				Liquidation Value
		Issued and		(to Original	Liquidation
Series	Authorized	Outstanding	Dividend	Investment)	Preference
A	12,400	12,400	8% - non- cumulative	1 Times Investment	Pari-Passu Basis
B	6,834	6,834	8% - non- cumulative	1 Times Investment	Pari-Passu Basis
C	23,019	23,019	8% - non- cumulative	1 Times Investment	Pari-Passu Basis
D	17,187	17,187	8% - non- cumulative	1.5 Times Investment	Pari-Passu Basis
E	36,928	33,684	8% - non- cumulative	2 Times Investment	Senior
F	14,611	14,611	8% - non- cumulative	2 Times Investment	Super Senior

Total	110,979	107,735

16

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 8. — EQUITY TRANSACTIONS (CONTINUED)
     Common and Preferred Stock Warrants — In connection with the issuance of debt Instruments, the Company Issued, common and preferred stock warrants. A total of 1,373 common stock warrants were issued for exercise prices ranging from $.01 to $.05 per common share. A total of 3,242 Series E preferred stock warrants were Issued with an exercise price of $.377 per Series E preferred share.
     Share-Based Compensation — The Company’s 2000 Stock Option and Grant Plan (the “2000 Plan”) authorized the award of options to purchase shares of the Company’s common stock at the grant date fair market value to directors, officers, and employees of the Company and others who are deemed to provide substantial and important services to the Company. In the absence of a “regular, active public market” the fair market value of the common stock has been determined by the Company’s Board of Directors. As of December 31, 2009 and 2008 there were 7,932 and 8,446, respectively, of options outstanding. The common stock issued upon exercise of an option under this plan comes from new shares previously authorized. Under the terms of the 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422A of the Internal Revenue Code or options which do not qualify for incentive stock option treatment (Non-ISOs”). All stock options are exercisable at $.05 or the fair market value at the time of grant. The compensation cost that has been charged against income for options granted under the plan was $71 and $103 for the years ended December 31, 2009 and 2008, respectively.
     The fair value of each option award is estimated on the date of grant utilizing the Black-Scholes Option Pricing Model that uses assumptions noted In the following table:

	December 31, 2009	December 31, 2008
Volatility	136.1% to 148.6%	147.4% to 153.3%
Expected option term	10 years	10 years
Risk-free Interest rate	2.4% to 3.5%	3.5% to 4.0%
Expected dividend yield	0%	0%
     Since the Company is a private company without a readily determinable value of its equity securities, expected volatilities is calculated on the average of the historical volatility of several similar public companies which operate In the telecom industry. Management monitors share option exercise and employee termination patterns to estimate forfeiture rates within the valuation model. The expected life of options represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the interest rate of a ten year U.S. Treasury note on the grant date.
     A summary of the status of the options under the 2000 Plan is presented below:

	2009	2008
	Number of Options	Number of Options
Outstanding beginning of year	8,446	9,165
Granted	266	825
Exercised	(68)	(782)
Cancelled, forfeited, terminated	(712)	(762)

Outstanding at end of year	7,932	8,446

Exercisable at end of year	6,774	6,100

17

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 8. — EQUITY TRANSACTIONS (CONTINUED)
     All options that are outstanding or exercisable have a weighted average exercise price of $.05 per share. There were 68 and 782 options exercised for a total of $3 and $39 during the years ended December 31, 2009 and 2008, respectively. The fair value of options vested was $34 and $54 during the years ended December 31, 2009 and 2008, respectively. The weighted-average remaining life for outstanding options for the years ended December 31, 2009 and 2008 was 5.9 and 6.7, respectively. The weighted-average remaining contractual term for vested options for the years ended December 31, 2009 and 2008 was 5.5 and 6.2, respectively.
     As of December 31, 2009 and 2008 there was approximately $80 and $154, respectively, of unrecognized compensation cost related to stock options granted under the Company’s 2000 Stock Option Plan, to be recognized over a weighted average period of 1.5 and 1.6 years, respectively.
NOTE 9. — COMMITMENTS
     Operating Leases and Franchise, License, and Right-of Way Agreements — The Company leases office, co-location facilities, and fiber optic cable lines. Future minimum lease commitments under these non-cancelable leases, at December 31, 2009 are currently estimated as follows:

2010	$1,975
2011	1,189
2012	987
2013	840
2014	587
Thereafter	3,969

Total	$9,547

     Rental expense related to these operating leases was approximately $2,613 and $2,663 for the years ended December 31, 2009 and 2008, respectively.
NOTE 10. — EMPLOYEE BENEFIT PLAN
     The Company has a defined contribution 401(k) plan covering substantially all employees of the Company. The employees’ annual contributions are limited to the lower of the maximum allowed under the internal Revenue Code or 30% of annual compensation. Currently, there was no Company match for employee contributions for the years ended December 31, 2009 and 2008.

18

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except par share amounts)
NOTE 11. — INCOME TAXES
     The Company has generated a cumulative net operating loss carry forward of approximately $46,770 for federal and state income tax purposes as of December 31, 2009. The net operating loss carry forwards, which may provide future tax benefits, will begin to expire in 2020 if not previously utilized. The Company has not assessed whether or not these loss carry forwards are subject to the ownership limitations, which generally limit the amount of the loss carry forwards that may be used on an annual basis. The Company has recorded a valuation allowance equal to the net deferred income tax asset balances of the Company as of December 31, 2009 and 2008, primarily due to the uncertainty of future positive operating results. The valuation allowance will be reduced at such time as the Company believes it is more likely than not that the net deferred income tax assets will be realized. The Company has not recorded a current tax provision due to its operating losses and the valuation allowances recorded.
     The Company’s deferred income tax assets (liabilities) as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Net operating loss carry forward	$17,744	$17,247
Assets held for future use/Inventory reserve	170	288
Impairment	1,556	1,515
Deferred revenue	2,168	2,471
Investment in subsidiary	(1,065)	(934)
Valuation allowance	(19,209)	(16,910)

	1,364	3,677

Depreciation	(1,158)	(3,200)
Amortization	(293)	(437)
Other	87	(40)

Net deferred tax asset (liability)	$—	$—

     The Company adopted Accounting for Uncertainty in Income Taxes, on January 1, 2009. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the implementation. The Company chooses to recognize interest and penalties accrued related to unrecognized tax benefits in future periods as income tax expense.
     According to Federal and State tax guidelines, the Company is no longer subject to examination by Federal and State taxing authorities for years prior to December 31, 2005.
NOTE 12. — SALE OF VOIP ASSETS
     As part of the acquisition of Idacomm the Company acquired their voice over internet protocol (VOIP) assets, in Boise, Rano and Las Vegas. As this was not strategic to the Company, it was part of the acquisition plan to sell these assets.

19

AMERICAN FIBER SYSTEMS HOLDING CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)
NOTE 12. — SALE OF VOIP ASSETS (CONTINUED)
     On August 13, 2008, the Company sold the VOIP assets for $1,000, consisting of existing customer contracts, customer lists, equipment, inventory and prepaid maintenance contracts. The gain on the transaction amounted to $285.

Proceeds from sale of VOIP assets	$1,000
Less costs of disposal	261

Net proceeds from sale of VOIP assets	739
Book value of items transferred with sale	454

Net gain on sale of VOIP assets	$285

20

Schedule 5.5(a) — Financial Statements
AMERICAN FIBER SYSTEMS HOLDING CORPORATION
CONSOLIDATED BALANCE SHEET
At May 31, 2010
(Amounts in thousands)
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	5,126
Accounts receivable	3,805
Prepaid expenses and other current assets	920

Total current assets	9,851

Construction in Progress	2,140
Fiber networks and Other PP&E, net	47,230
Inventory & Supplies	720
Other assets	10,865

Total Assets	70,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	4,285
Current deferred revenue & customer deposits	6,548
Other Liabilities (Investments)	—
Current Portion of Long Term Debt	600
Line of credit	—

Total current liabilities	11,433

Long Term Liabilities
Deferred Revenue	21,590
Contingent Liabilities	4,420
Notes payable	19,719

Total Liabilities	57,162

Stockholders’ equity:
Convertible Series A Preferred stock, $0.0001 par, 12,400,000 authorized, 12,400,000 issued and outstanding	6,200
Convertible Series B Preferred stock, $0.0001 par, 6,833,778 authorized, 6,833,778 issued and outstanding	10,199
Convertible Series C Preferred stock, $0.0001 par, 23,019,151 authorized, 23,019,150 issued and outstanding	11,336
Convertible Series D Preferred Stock, $0.0001 par, 17,187,037 authorized, 17,187,037 issued and outstanding	6,429
Convertible Series E Preferred Stock, $0.0001 par, 36,926,927 authorized, 33,684,465, issued and outstanding	12,293
Convertible Series F Preferred Stock, $0.0001 par, 14,610,880 authorized, 14,610,880, issued and outstanding	5,955
Common stock, $0.0001 par, 149,300,565 authorized, 26,760,015 issued and outstanding	3
Capital in excess of par value	10,269
Other Comprehensive Income — unrealized gain(Loss)
Accumulated deficit	(49,039)

Total stockholders’ equity	13,644

Total liabilities and stockholders’ equity	70,806

American Fiber Systems
Consolidated Market
For the Five Months Ending May 31, 2010
(Unaudited)

YTD
Total Revenue	13,164,427
Total Direct Costs	3,711,010

Gross Margin	9,453,417
Gross Margin %	71.81%

Total Operating Expenses	4,631,943
EBITDA	4,821,474
EBITDA MARGIN %	36.63%

Total Other Income and Exp	4,802,646

Net Income (Loss)	18,828

AMERICAN HBKR SYSTEMS HOLDING CORPORATION (Uniudlltdl AtAUyM.lOtt ..\44lhBH TiPil ..I’lfffrrrJslttkP*M Ifl pVcnnvblntSlvtfeUcn’ •Stain) -tmnl i -wu . i^.^.,pst^ii*’JUnml “tkwii tAvnni l ‘,’in”,ii ‘.U.i.s 44MVMn^tti* )i am*tjjw ami n ma *im Mm nw*ijjbj; r» gmtmii ?*r huu’xri’l (nnrwin Smk *-kxi ttp* r»n f *Ft** Ndlort r -iK-pi-i.t.J Bpiin;r tiD^-.-jrrw* »•. J-JJT v*m njmBUMni itvj? qi| T^^^^^^^^J^^^~ii4ri ^’jflif^ra” T OW* ^ PIV lUKMH^ C rtWIWl * * k*•?3 ^ Iwuaiirt “^nt»f44 Bl*5tl5 • i* R •in*llj^jitIp?iicn im niinWPt(Ti»Pii UWhrfwA**JJ3? tW^vcHDKinAtfli ttflfl’1J*OT fHJQCr” “BU4 I ‘ft W/inil I i.)M•*?*!? t/^ J3 M f VA1’4*11 l m jAni i J 1*ni7’ IiS’jfci t^4ft Iivune nl C omen Stnri. Til i ShKk lfH i Ijqwne Tl »i ViNA*i iKr"*J r’ia n^pm i cn.atfmi f cor^n ^ TtGn isunc if (ojm*i sinsfcv^V \uiik UfmupciH** So: rarmedrta) IffIhcpenal_^ .. mbi 11 MIDl?*mjm ^h\( ‘utw futovt11 )3H u Til ft-^ JJEO*13 J9i*J 111 5 &S* ^BW^J t)?”•"- t’49T»tj^m^.

AMERICAN FIBER SYSTEMS HOLDING CORPORATION
STATEMENT OF CASH FLOW
At May 31, 2010
(Amounts in thousands)
(Unaudited)

Cash flows used by operating activities:
Net loss	18

Adjustments 1o reconcile net loss to net cash used by operating activities:
Depreciation and amortization	806
Loss on Disposal of Fixed Assets	8
Bad Debts	40
Other Non-Cash adjs — Investment in USCarricr	(347)
Other Non-Cash adjs — Warrants & Stock Opt comp exps	18

Net Non-Cash adjustments	3,705
Changes in assets and liabilities:
Accounts receivable	114
Inventory	(61)
Prepaid expenses and other current assets	(187)
Accounts payable, accrued expenses and trade payables	233
Deferred revenue	(531)
Other assets and liabilities	441

Total adjustments	3,715

Net cash provided (used) by operating activities	3,733

Cash flows used by investing activities:
Expenditures for property and equipment	(2,338)
Sale of properly and equipment	23

Net cash used by investing activities	(2,315)

Cash flows (used) provided by financing activities:
Proceeds from preferred stockholders	—
Proceeds from common stockholders	—
Proceeds from (payments of) notes & capital leases	(174)
Proceeds from (payments of) line of credit	(500)

Net cash (used) provided by financing activities	(674)

Net increase in cash and cash equivalents	744
Cash and cash equivalents at beginning of period	4,382

Balance at end of period	5,126

Jsar Date: 6/2/2010

User ID: lodd

HISTORICAL AGED TRIAL BALANCE

Schedule 5.6

American Fiber Systems

Payables Management

Ranges:
Vendor ID: First - Last
Class ID: First - Last
Payment Priority: First - Last
Vendor Name: First - Last

Originating Co: First - Last
Posting Date: First - 5/31/2010
Document Number: First - Last

Print Option: DETAIL
Aged By: Document Date
Aging Date: 5/31/2010

Exclude: Zero Balance, No Activity, Fully Paid Documents, Unposted Applied Credit Documents, Multicurrency Info
Sorted By: Vendor ID
Due Date

* - Indicates an unposted credit document that has been applied.

Vendor ID: 360 NETWORKS **Name:** 360 Networks, Inc. **Class ID:** ACCESS **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025429	360051510	INV	5/15/2010	6/4/2010	$15,775.00				$15,775.00			
Voucher(s): 1							Aged Totals:	Due $15,775.00	$15,775.00	$0.00	$0.00	$0.00

Vendor ID: AAA REMIT **Name:** AAA Parking **Class ID:** VEHICLE **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025509	206726	INV	5/20/2010	6/1/2010	$615.00				$615.00			
Voucher(s): 1							Aged Totals:	Due $615.00	$615.00	$0.00	$0.00	$0.00

Vendor ID: ACCESS MARKETIN **Name:** Access Marketing Co. LLC **Class ID:** SALES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024852	674	INV	4/1/2010	6/1/2010	$11,940.00					$11,940.00		
00000025178	694	INV	5/1/2010	6/30/2010	$12,515.00				$12,515.00			
Voucher(s): 2							Aged Totals:	Due $24,455.00	$12,515.00	$11,940.00	$0.00	$0.00

Vendor ID: ACME ELECTRIC **Name:** Acme Electric **Class ID:** CONSTRUCT. **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024837	4291	INV	3/28/2010	5/28/2010	$34,702.50						$34,702.50	
Voucher(s): 1							Aged Totals:	Due $34,702.50	$0.00	$0.00	$34,702.50	$0.00

Vendor ID: ADA COUNTY **Name:** Ada Country Treasurer **Class ID:** TAXES **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000023111	1572521	INV	11/1/2009	6/9/2010	$59,007.10							$59,007.10
00000015116		PMT										($29,503.55)
00000023110	1575983	INV	11/1/2009	6/9/2010	$9,619.04							$9,619.04
00000015116		PMT										($4,809.52)
00000023109	1729629	INV	11/1/2009	6/9/2010	$738.56							$738.56
00000015116		PMT										($369.28)
Voucher(s): 3							Aged Totals:	Due $34,682.35	$0.00	$0.00	$0.00	$34,682.35

Js*f“iw35»i5 nraiuinu i. iacu miw-BMUOToe 53^, ^ American Fiber Systems Schedule 5.6 PayablesManagement Rengea: Vendor ID: F!nl-LutOrigmaiingCo:Hml-LnitPrJnl Option:DETAIL Class ID;Rnl-Lml PoshngDate:Pint-9/31/2010Aged By:Document Data Psymsn! Priority:Flnt-LmtDocument Number:Rrat-Lul AnTnglJBlfl:331/2O10 Vendor Name: Flrat-Laal Exclude:Zoro Polunco, No Activity, Futty Paid Documantaj, UnptwM AppHed Cndll Documents, tluHfcuinitcy Wo Sorted By: Vendor ID Due Date • — Fndlutta in unpralBd credit dbcuminl thai hat twin applied. VendorlD: 360 NETWORKSName: 360Networks, Inc.Claea ID: ACCESSOriginating Co:IOACOMM Vouch-r/ Writaotl Payment Ma,DocNumbir Typj DocDBtaDot DtieDoc Amount DhePatePtocAvallAmountCUmnrt Portod31-60 Pays 91BO Pays ai ndO r 00000025428360051510tNV 5115/2010W»1B t15.77S.W *15,775,00 Dl» Vouchorft)!1 Afl»d Tofalo; T15.TT5JO»19,77H.OO 10.00 OJBtO.00 — VendorlD: AM REMITNama: AAA ParkingClaaalD: VEHICLE Orlfllnattng Co; Voudior/Writaofl Paymoni Mo. DoeHumb»r Typa Doe DataOut Dttta Poc Amount DtoD»U Disc Avail Amount Currant Period 31-60 Days 91-BO Pays 91 HndOvar oooaottsses awrseinv s/eo/zoios/i/soio wis.oo wis.oa OUB Vouchar(B): t Aged Toteto;wiis.odjsisjc vta togab.op VaftdorlD: ACCESS MARKCTIN Name: Access MwkeUng Co. LLC daso ID: SALESOrifllnaHng Co: Voucher/Writaofl Payment Ho.OocNmnbir Type Doc Palo dubPateDoe Amount Disc Date mmAvailAmountCimwrt Patted3t •Deya 81-BO Pays91 indow — 00000024852674 INV 4/1/2010^1/2010 *11,EMO.OO C11^40X» 000000291768*4 INV GttlXHOB/30/2010S12.515.00112^15.00 pua vouenoKa): 2 Aged Totals:J2,4SSJXI *12^15.00S11,040.00SOM sooo VendorlD: ACME ELECTRIC Nnmo: Acme ElecWcOaeolD; CONSTRUCT. Ortglnallng Co: Vouehm/ WrttMM Payment No. DocMumbarTypa Poo Date dubOntoDoc Amount PlaePtteDlec AvailAmount Curreia Period31-80 Days 91-90 Days91nri Otfir M000024637 ‘ 4»1JNV 3/29/20)05^26/2010tM,702.50 t».702JO pub Vouchar(a):t Agsd Totals: CM,7D&500.00 tO 34,7DZSO JO.OO Vendor ID: ADA COUNTYName; Ada Country Treasurer Class ID:TAXES OrfglnoUno Co: IDACOMM VoiKhory wmaofl Paymanl Ho.PocNumbaf Typa PocPalBQua PaleOoeAntount OlieftitBOlaeAvrtlAmounlCumnt PtriaJ31 • 68 Days81 -SO Pays9\ mJOiw 00000023111 1S72G21IWV 1V1/20096/9/2010 $59.007710 tS9,UU7.10 OOOOOD1S116PMT (t»^OJ,SS) MmMill 157SB83 INV 11/10009S/9/201O n.eiS.04 S3JSWM J OOOOOOISliePMT(14,609.62) -OOOOOC031TO 1729829 INV11fifl009BW2010$738^6-^C738.SB 0000001511BPMT f^y (1369,26) Votlehwt*):3 Afl»dTotflla: 1M,68Z35IO.OO SDOO SOJOO ^-^’ taa.Bffi^S

jMr~OBtg:$20010 n»ivmw*t.Mocwihimldmuwocu’S’xi: Md American Fiber Systems Vendor ID; ADVANCE FIBER OMama:Advance Fiber Optics, Inc.omsID: MAINTENANCOrtglnatlnfl Co:IDACOMM Vnuebetf Wrtbwfl Pttymen’. No. Doc NumberTypeDoc D t»Dm PateDoc Amount Dlee Mi DlieAvwII Amount Curort Period 31 — BO Days 1 — 90 Days 91 undOw — 25243DC-10-O54 INV4WtMlO6/14/2010$9,240.00(9,240.00 25244D&10-05S INV 4/30/20108/14/2010 tl.1S1.SO*1.1S1.50 dim VotKhar(a): 2 Aged Totals: 110,391.9) *o.oo 110,391.50 nmo 10.00 Vendor ID: AGL NETWORKSName: AGL Natwnrta LLCClean ID: COLOOriginating Co: Voochw/Writeoff Payment Mo.Doc NumberType DocOat*Pu»Pat»OocfliTMum PtePrta Oltc AvailAmountCurrent Parted 31 — 60 Days61-90 Days91 mdOwr — 00000025311201005-1S6S2 INVSfiafiQIO6/BfiOlO iM.1SO.OO S4.150XW DO* Vouer»r(i):1Agad Totals:U,iSO.QD»l,15O.QO m.ooto.oo».oo — VmidarlD: ALPINE SPRINGS Name; Alpine Sprlnoa Bottled Walw LLC Claaa ID: OFFICE SUPOrifllneflng Co: Voucher/ Wrttoon °aymcnl No.PecHumbafTypa Poe Data Dm DataPoc Amount DtoeDrtaDlic Avill Antount Current Period31 — so Daysel-Bo Jays91 ondOvar — 00000025925021684ttff SW2010W/2010 W4.7S*44.7S dim Voucher^):1Aged Totals: tW.’KW.rS foaoyaMg.00 — Vendor IP: ALTERNATIVE OFFNome: AneraBtivB Office Systems Cloaa 10: OFFICE SUP Originating Co;IDACOMM VoLdWf/ WlltBufT Paymcni No. DocNiimbtf Typa Doe PeteQua Dala Dec Amount DtecPtta Dltc Avill Amouirt Currant Parted 31-68 Days ei-BODayj; 91 andOvar^ 2545313SB75INV5/19C0106/1QQ01D $52.66 852,68 25454136976INVVIS/20100/1B/2010 4159.33tISS.M PU8 - Vouch r( ):2Ae d TotalM ~ aia.1BS21X.1B*MO»J» *W» Vendor ID: AT&T 6162633533 Nama: AT&T qmsID: MONITORINGOflalnaUns Co: VouclMifWrttoofl Paymenl No. OocNumtmr Typ Poe P toPu GateDoe Amount Dtee O tiPUeAvnnAmoumCun m Parted 31-60OayB81-BO Days Blind Ow — 00009025360ATTOS0710 inv VHzoioeyswuo $87,07tar.o? dim - Vaurtiarti):1 Aged Totelar M7JTIBT.07 IQjOOIC.OB 10.00 — Vendor ID: AT&T BOX 10S373 Nairn: AT&T Class ID: ACCESS Originating Co: Voucher/Writeoff . Payment No. OneMianbtrTypa Doc Data[KmotrtO Pec Amount Pl*c DiliDltc AvailAmount Currant Parted 31 -» Paysfc^j^ ai -90 DaysSljndPVBT — 0000002SSOO101366013CRMS/J6/20IO*1BB,78r.M)(4168,787.04)^3-1;’ - -ffqODOZSZB* 0121 9 INVW1V2010 5/31/3010J1B1.50 1191.50X^^ =-J ^^^-^^ P0000252BO 10121 0INVV1/2010S31JB010 S31.75S31.75^^^^ 0000002529510121 5INV VlftOlO3/31/20101432.26 £43228 00000025266101210 INV 5/1/2010Sflt/2010 M69JO E4G9.BO oooatmsaffr ioizibinv 5 /1/20105/31/2010n.sim,si

u££S ., gfSSM1:34PMHISTORICAL AGED THIAL BALANCE gj”,.-^ American Rber Systems B000002S26910121 DAIHV {/!/» S31/2010*S8.W fSBJK 0000002S425101346INV 916/20106/15/2010 S2 ,432. S1BM32.5G OOOT002SSHCflM(W, ».2B) pub vainJMr(i);b Aged Total*:siio,a7Bj7itio.a7B.o7so.oc»,oow.oo - Vendor ID: AT&T MOBILITYKama: AT&TMobOttyCla»»ID: OFFICE SUP Originating Co: Voucfiw/Writeoff Payment No. DocMumberType Doc 0 1iDm DataPoeAmeiint Mac DateDlic AvailAmount Cmrerit PcrlrnJ31 — BO Days81 -BO Days91 and Onr — ODOOODZS430BZ74415B3XOS222C10 INV 5/14/2010B/I3/M1D 466,18SGB.1B Out VoucbwW1 Aged Totalei HM.1B MB.1B CT.OO ».QO y,m Vendor ID: AT&T NEVADA Name: ATATNovedaClone m- CONSTRUCT. Ortfllnrtlnfl Co: VatKtmtl WiKeoff Payment No. Doe NumberType Poc DiteDun DataDoe Amount DbeOatoPlec Aval IAmountCinrinl Period31-80 Days81 — K Days91 and Ovir — OOMW02MS5 OZ03JOWV S/H/2U1Co/la/201011^170,89 S(070.38 Ow Voueliorfii):1 Afl6dTota) :11,070.891^fffta»fflJO JDJO10.00 — Vendor ID: ATLANTA BUS CHRNome: Atlanta Business Chrwilda Claue ID: OFFICE SUPOriginating Co: Voucher/Writeoff Payment Hn. Pec Number Typa Poc DrtaPttt Data DocAmounl DtocPabi DUeAVtll Amount Cuirent P»rtod 31-BO Days 91 -80 Pays _ J1 JTKiQvBr 00000025422 ATUS2410 INV 5/24/20106/a4/2010 177,95 *77.B5 Due Veunhwfr);1Afl d TatalB:I7TJS1TT.B9 JPJOO.POto.OC — Vendor ID: BINSHAM MCM3UTCHName: Bhflham McCutdunaaealO;LEGAL Orlfllnaflng Co: Voucher/Wrtltwff PsyrrentHn. Poc Number Typa Doc DatePut PiU Doe Amount p(»D ti Dine Avail Amount Cuirenl partiitl 31-BO Days 61-BO Days B1 and Over 000000252202S50319INV 4WM108WS010CD3.30$203,30 PUO^_^_ Voucr f*):1Afl l Totals:~ t2Q3JO WJM $20330 0JO Hl.OO - Vendor ID: BLUE STAKESName: Blue Stakes of UtahCloaalD: LOCATESOriginating Co: Vo4tctnr/ Wlttvuff Payment He,DpcHuinbtfTypeDocDnti PmDifrDec Amount DIsePBlaPicAwllAmount Cttmr* Parted 31.60 Days61-BO PaysBlandOw — 00000024879UT2009081SSIHV 3/3VM105/30/2010$552.86Sa. 8 OOOOOWSZiaUT200902513 IMV 4OOWHQ8/29/2010(691.92 1691*2 Din _^^^^ Vouehtr(t): 2A0ad Totals:n,344.7Btt^o1G9U2^SKix.ee moo - Ji” “^ ‘M^fi^ - E~LidurlD; CANYON COUNTYName: Canyon County Tux CollectorCla» ID: TAXESOriginating Co:*"^-i_^. jauenetfWriteoff^-^ HayrnsntMo.PocNttmbef Type Doe Data pubPit*DoeAnicunt D)cP9la QtacAMllAmminl Current Parlod 31-60 Days B1-90 Daysfll mdOvw — 000000232312009302713 WVIZ/1/2009 ftB/2010 £136,00 ^. t13B.OO 0000001S090 PMT(K9.00) M000023I292009304925 INV!2/1ft009 fl/9/20104. 1.94.46I.S4 00000015090 PMT (12.230^7) 0000002322B 2009304733 IHV 12/1flOOBfl/9/MIO ^2S.1Z H,Z2,12

3 5 q IVMCTT1 V4TCWIU 4;Bl.^vrmnr^ I i iMiijAiar*u I nui •_ nu ^u»r- -•» : serDBti:WUOtOTO I UMtt^HL. MWEU I IW*i.wm^wivc UtSrlD: torW American Fiber Systems f 00000015090PMT ($1.211.08) I 00000023230soosaosieamv12/1/2009 394010$1.107.32 ii.iy7.az 00000015090 pmt (tssa.sa) Pan - i Vaucharja)!4^ AgOd Totals:M,1W.6-i»JO$0.00*0.oo^,1P9.re — [ Vendor ID: CARPENTER Mima; Carpenter Group Clean ID: COLOOrtglnBtlng Co: t vouchor; Writeoff 5Payment He.DoeNumbarType Doc PateDueDnt*PocAnHKJrrl DttaPrt*Dlic AwllAmounlCurrant PeriodJI-aiDays81-90 Days BltndOvBr - |- 0000002S091 2D10210-WWV 5/1/20106/1/20101200.00S200.00 DU.^^^ •Vouctwr(B):1AgadTotola: “taoiUWCOO.OO JOOOW.OO ».OO i — 1Vendor ID: CDWMama: COWClaaa ID: OFFICE SUPOrtglnaflnfl Co: ‘ vouctnr/ WrNnotl f Payment Ho.Dec NumberTypo PocPiteDun DateDoe AmoUfrt Phe D»tiDlteAvallAmountCurr»n) ParloJ31 — S Days81-90 Days91 and Ovrr - [•00000025497SSXS1SOHETAfZ3/Xtt4/J3/2010($1,018.27)($1,016.27) I00000025489 SSXB161RET4A3/»10 3/»10(J68S.07) (J6BS.02) I. OOOOOOZMB9 STGTOae RET 4/Z3/Z010-1AZV2010 (1828.67) (t2JB.6T) I) ooooowsiarslj.timikva/»iosc^otiot&as sbo.ss OOOOOOZU2B SLOB116 IHV4/230010S/23JWHO W^M^3 *8,B44J3 00000025123 SLH77ZOINV Z8/»10GrW2010 HMS$S.M5.W 00000025231 SM6B826 INV 4/27/Z010 $27/2010 CS.511.74 SS.S11.74 00000026230 SMNB873 INV 4/28/2010 5/BBflOIO t1.102.38 J1.102.M 00000015510 SNW83Z INV4/30/2010 5/30/2010KSS.KM5B.B6 OOOOOOZS3S1SNKesea invswxho wvioio si.B32.essi.Baz.BS 00000025380 3PZ8110INVS11/SD106/100010$149^1S148.31 00000025388 SQS3382 INV S/13/2D109120010W4U75641.17 OOOOOOZS4S7 SQTI177 INV 914/2010ViaflOlO 117.130.55 S17.130.55 00000025456 SQXD675 INV 914/2010V13/2010 1BB35S1B9.55 00000035442 SRW3410INV6/19/20108fia/3O10$740.18S740.1B Cta VaUEhar(g):15^OdTotsle: »4O^14J9*20,TB3.n»1B,B30.7B $OJM SO.OO Vendor ID: CErJTURYUNKName: CenluryUnkCIsMlD: MONtTOHINGOttglnBlhiB Co: ^Tlpchar/Wrtt»?\ H-Jmenl Ko.PocMiimbarType Doc Ort»Dm OttoPoo Amount PleeDatePlBcAvnllAmount Currant Ported1 -6D Days s^Lgj^J 1• * PaV 5aieidchrer - RoboffiZflO CEN050410B CHM5/4/2010(S124.18)(J12^.1B)^SL^f” ‘ Du»\^ - VoucHarti);1 Afl d Tottll!(S124.18)ff124.18) JOJO X,*"^ »"- 0 -

System: 6/2/2010 PM
User Date: 6/2/2010
User ID: todd

HISTORICAL AGED TRIAL BALANCE
American Fiber Systems

Vendor ID: CENTURY LINK464 **Name:** Century Link **Class ID:** ACCESS **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025502	R034142999-10135	INV	5/15/2010	6/3/2010	$22,495.90				$22,495.90			
00000025427	R080668999-10135	INV	5/15/2010	6/8/2010	$5,716.70				$5,716.70			
00000025426	R500668999-10135	INV	5/15/2010	6/5/2010	$27.53				$27.53			
00000025428	R035315159-10136	INV	5/16/2010	6/6/2010	$7.37				$7.37			
Voucher(s): 4						Aged Totals:		Due $28,247.50	$28,247.50	$0.00	$0.00	$0.00

Vendor ID: CENTURY LINK960 **Name:** Century Link **Class ID:** ACCESS **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024933	D00346B362-10091	CRM	4/1/2010		($7.72)					($7.72)		
00000022999	D0046B362-09305CM	CRM	11/1/2009		($307.10)							($88.32)
Voucher(s): 2						Aged Totals:		Due ($96.04)	$0.00	($7.72)	$0.00	($88.32)

Vendor ID: CIENA **Name:** Ciena Communications **Class ID:** MAINTENANC **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025039	6165803	INV	4/13/2010	5/28/2010	$16,679.54					$16,679.54		
00000025125	6166871	INV	4/19/2010	6/3/2010	$75,068.96					$75,068.96		
00000025122	6167646	INV	4/22/2010	6/6/2010	$2,281.00					$2,281.00		
00000025127	6168090	INV	4/23/2010	6/7/2010	$312,347.80					$312,347.80		
00000025456	6170152	INV	5/4/2010	6/18/2010	$5,388.25				$5,388.25			
00000025440	6170397	INV	5/5/2010	6/19/2010	$92,874.43				$92,874.43			
00000025534	6173250	INV	5/26/2010	7/10/2010	$12,016.10				$12,016.10			
Voucher(s): 7						Aged Totals:		Due $516,664.08	$110,278.79	$406,385.30	$0.00	$0.00

Vendor ID: CIRCLE H CONST **Name:** Circle H Construction, Inc. **Class ID:** CONSTRUCT. **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024840	6776	INV	4/5/2010	6/4/2010	$38,107.26					$38,107.26		
00000025132	AF42310	INV	4/23/2010	6/22/2010	$5,414.60					$5,414.60		
00000025133	AF42311	INV	4/23/2010	6/22/2010	$15,196.50					$15,196.50		
00000025134	AF42312	INV	4/23/2010	6/22/2010	$7,520.35					$7,520.35		
00000025135	AF42313	INV	4/23/2010	6/22/2010	$7,138.20					$7,138.20		
00000025229	6785	INV	4/30/2010	5/29/2010	$8,500.00					$8,500.00

I I fiKTolrte: 32»10“nR»limH,/U./WjCU I WIHI-DMUWWI^J^. j^ American Fiber Systems Vendor ID: CENTURY UNK454 Mama; Century Link ClnnsID: AfXXSSOriginating Co: Voucher/Writeoff Payment No.Doe Number Type Doc DataDiwPate Doc Amount Dlie OitoDttcAvMAmountCurmrt Period J1 — BO Days HI-M Days 81 and OvBr 00000025502ROM 142999.10135INVW15/2010 05/9010 K2,495,BOW2.4SS.90 OOWWM5427RoeoeerogB-ioiasinv 5/150010 qsaoin$s,rie,TO s.tis.to ooooooawaeRGOOseesw-ioiasinv 5/13/2010 a/sfloio $27,53 $ar.s» 00000025426 R03531H139-10t3S INV6/16/20103*3010 JT.aTST.37 I Dam VMChw(i):4Aflad Totflta:t28^47^0K&JH7.SOTO.CCVDJnKM VandorlD: CENTURY LINKB60Nome: Century LJnk Clara ID: ACCESSOriginating Co: ..Voucher/WrtteoH PayrncntMo.Dae NUmbor Iyp Doe Dot*DtwDitoDee Amourrt Dlie DataENscAvgllAnwum Cunwrt Ported31-BDDays01-WDaysBtwidOw |0000002-1933 DOO34aB3B2-10091 CRM 4/1/2010 (57.72)($772) 00000022999 O004eB3BZ-0930SCM CUM11/1/2009 (6307.10) (W8.32) ; o» Vouemf(»): a Aged Totola:nssan) mjo fct.n]».oofgja] Vendor ID: CIENA Nemo: Ciena Communicationsdose ID: MAINTENANCOriginating Co: VeUcrMrfWrttonfl PaymcnlMo.DocNumtwTypeDooDatg dubData Ooc Amount Dlic Dm*Dltc Avail AmountCurrent Period31-80 Days 81-90 DaysBlind Ovw 00000029036 8193803 JNV 4/13/20105/28/3010$16,^9.54 S16,679.54 0000002S125 S1668T1 IHV^19/2010W»10 175,066.116 *rS,068,B6 0000002S12Z eiOTBUIHV4/22/Z010 efl/aolO 0,291OC,291.00 00000025127 6168090 INVVZ3/»10 a/7/W10 U12V347.K 4312.M7.BO D000002545S B17D1S2 IMVW2010 ^18/90109S,3fl0,25 £1^88.25 00000025440 6170397 INV 992010 6/16/2010 W2,874.4392,B74.43 0000002SS34 6173260 WV 920/20107/10/2010 »12j016,10 $12,018.10 OUB Voueh6r8):7 Aflod Toteli: »51a.e»IJS 1110,878.78 H09,3aS,3l $0 JO JO.OO V ndoflD: CIRCLE H CONST Name: Ctrda H Corutrudlon. Inc. ClaeelD: CONSTRUCT.Originating Co:IDACOMM Vauctw/Wrilootl. Psyment Ho.DocNurnlMrType Dee Pal*Dm PateDoe Amount DtacDrtaPlot AvailAmaunlCurrnrrt Periodai — 60 Days»1- 90 Df^JL **"* O*” OOOOOO24 4OB77B IHV4/5/2010fi/4ftOIO$33,107.28 138,107^0’ “* 00000025132 AF42310tNV 4/23/20106/22/2010I3.414.SD *5,414.60C ^T1 X ^-JOOB2S133 AF4231I INV4/83/80106/22/S010 115,106^0 J1S.196.SO OOOOOOZS134 AF42312INV 4/Z3/S0106/22/2010*7^2OJ3 *7.S20.35 00000025135 AF42313INV 4/23/20106/22/2D10*7,13B.ZQ *7,13aSO D0000025229 67B5 INV 4/30/20106/2B/2D10,SOO.OO M^OO.OO

u&tmSzmio*••- •ra»iuHiuw.AbfeuiniMi.iMUjinh,E[j^. ^ American Fiber Systems 00000025179 6786WV 4/30/W10020/2010 $15,348.00 118,34800 000X9025441 67B7INV 5/16fiOtO7/I7/Z010*tS,600.40 $15.600.40 De» Vauehaitg): aAged Totals:ti1o,B25.31 »i5,6Od. ojsB.mai joxora.oo — Vendor ID: CITY MARIETTA Nam a: City of Marietta ClaasID: RENTOrlBlnating Co: Voucher/Writeoff PoyineTn Mo. OocKumbarType Doemb DmDstaPneAmount PlncDatuDlJtAvaBAmountCunam Pulad31-60Days81 -90 Days9lBtidQvr;r — 00000021976 1001 wv 9/2/50093/2/2009 5104,399.40 siw,as9.40 00000015041 PfcTT (15,79957) 0000001GOBO PMT (¥5.799.87] 00000015583 PMT ($5,799.97) 00000014680 PMT (SS.789.B7) 00000016366PMT(S5,7».97) 000000149S3PMT((5,78937) 00000015465 PMT (S5.799.fl7) Out Voucher^);1 AfladToteln!tB3.7W.91KM JO tOfa I6a.T89.B1 — Vendor ID; CLEVELAND FINAN Name: Ctowland Flmndal Associates, LLCdaw ID: RENT Originating Co: VoucnOT/ WnUOlT Payment Ko.Doc HmnborType Dee DataQua Pala Doc Amount DlacDaUiDbcAnflAmouirtCufraul Peilixl31 — SO GaysSI -CO SaysB1 giriOwar — 00000095328CLEOS1210 INV S/t 2/2010t/5/2010HjOOO.00 K.OOO.OO Put vmnjMf»): 1 AflodTotale; iijmjatm^bojo 10.00 tt.oo.oo Vendor ID: CUFRSFIREEX Nome: CWs Fire Eadlngutehsr Co., Inc.Claw ID: MAINTENANC Oflfllnrttng Co: Voudw/Wrftwfl Payment Mo.PacNumber Type DccOPt»PuettrtaPoeAiTXnint PlaeDrtaObe AvaMAmamtt Currant P flcK31 — m Days 81-BO Daysflt antf Oviir — UUXHJUXS421 POfrl ueO/1 lIMV S&0 01(j 7/lSfJ310Si69.74*1’88.74 Do. Vouefnr(i):1 Aflad Totele:I1B9.74SI 89.74 JDM».OQSMO — Vendor ID: CLOVER CABLEName: Clover Cable ClaaalD: MAINTENANCOr1eln Bn0 Co: Voucher/Wrttnoff Payment No. Pot NumbarType Oocp t»Du P tePoc flmcant Plic DataOlec fOnt\AmountCun»m F rtod31 — JO GaysH-90 Days ai ndOw — 0000002S037 80374 INV4/2/20106/1/2010 i13.6aa,M f13,SBB^O 00000025033 5040B INV4/1200108/llffiOIO S24.196.7Si24,1BB.78 OD000025036 50410 MV 4/1V2010B/1Z/201O$16.560.00J1B^eo,00 0000002553S SDS93 INV^ZO/ZOIO7/I ftOIOS27^a7.0B27*J7.0 Due - VouchJr(t): 4 AgsdTotala:182,102.15MT.e37JW$54,465.09M.oo (0.00 — Elndor ID: CNA INSURANCEName: CNA Iraurence Claw ID: INSURANCE Originating Co: Qwiw/Wiflnn ~ayment Me. DocHunborType DncPttiQua PahDoc Amounl Pile Data01 e AvailAmountCufnol Purlnd31-60 Cays ^^M-BO Days 31nd Qvnr — 000000234Z2 CNA1»1O9A MV 12/10/200912/25/M09K3.0JO.OO / /’IjlK 7S»flZO.OO 00000016520PWT ^ L //T) ^ V/ (K.75S.OO) ooooooi57pmrr VI Oy ffs.7ss.oo) 0000001S211 PMT^/ (SS.755,00) 0000002M21 CNA121009MV 12/10/2009 1Z/2S/2009(13^44.00 $13^44.00

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

[illegible] User ID: todd

Voucher/ Payment No.	Type	91 and Over
00000016520	PMT	($1,112.00)
00000015784	PMT	($1,112.00)
00000015211	PMT	($1,112.00)

Voucher(s): 2	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$15,763.00	$0.00	$0.00	$0.00	$15,763.00

Vendor ID: COFFEEPAUSE **Name:** Coffee Pause **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025277	3660194	INV	5/12/2010	6/11/2010	$112.51				$112.51			

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$112.51	$112.51	$0.00	$0.00	$0.00

Vendor ID: COMM. SUPPLY CO **Name:** Communications Supply Corporation **Class ID:** EQUIPMENT **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025041	4259522	INV	4/20/2010	5/20/2010	$752.04					$752.04		
00000025389	4286323	INV	5/13/2010	6/12/2010	$871.83				$871.83			
00000025444	4287865	INV	5/14/2010	6/13/2010	$126.91				$126.91			
00000025445	4292018	INV	5/19/2010	6/18/2010	$779.19				$779.19			

Voucher(s): 4	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$2,529.97	$1,777.93	$752.04	$0.00	$0.00

Vendor ID: CSX TRANSPORT **Name:** CSX Transportation, Inc. **Class ID:** MAINTENANC **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025459	8188758	INV	4/8/2010	6/8/2010	$14,790.43					$14,790.43		

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$14,790.43	$0.00	$14,790.43	$0.00	$0.00

Vendor ID: CUYAHOGA COUNTY **Name:** Cuyahoga County Treasurer Jim Rokakis **Class ID:** TAXES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000023262	CUY010105	INV	1/1/2005	1/1/2005	$117,950.20							$117,950.20
00000016434		PMT										($15,070.49)
00000001788	CUY011906	INV	1/19/2006	1/19/2006	$125,176.10							$125,176.10

Voucher(s): 2	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$228,055.81	$0.00	$0.00	$0.00	$228,055.81

Vendor ID: DETECH **Name:** De-Tech **Class ID:** LOCATES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025217	5087	INV	4/30/2010	5/30/2010	$3,249.60					$3,249.60		

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$3,249.60	$0.00	$3,249.60	$0.00	$0.00

Vendor ID: DIG LINE **Name:** Dig Line **Class ID:** LOCATES **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025232	0039551-IN	INV	4/30/2010	5/20/2010	$769.42					$769.42

lysictnt/-jj-eu\aj;st:^t rniHISIuHiuai ju»tu thialHAl_ani_:t-•-b JscrData:afl/TOionia Iumiumu»euI nwu. imuwi^e UwrlD:lodd American Fiber Systems oooMoisswpmt[si.iiz.oo] M00001S784 PMT (E1,11Z,00) DOOOCOISan PMT $1,112.00] dot Vouchm(B);2^Agad Tolflla:m,TB3.eOtOM».OQ».00815,763.00 — Vendor ID: COFFEEPAUSENemi: Corfso PauseClou ID; OFFICE SUPOriginating Co: Voucher/Writeoff Payment No. Doc Hum bar Type Dae Data Qua Oata Doc Amount Dine Data DUe AvailAmountCiirrem Period 31-EC Pays81 — 90 Days»1 and Over — MW000252773G60194INV 5/12/201C&MV3D10S11Z.S11112.51 Ou* _ , Vouchar( ); 1 A8 d Totnli: tlia.siiiH.at 10.00».» .oo — Vendor ID: COMM. SUPPLY CO Name Communications Supply Corporeltan CteealD: EQUIPMENT OriglnaUne Co: Voucher/Wrttnnfl Poymsnt No.DocHambir T ypeDee DataDuaD t PonAmouirt DlicPrtaEHicAraQ AmnimlCurrant Period31 -60 Days EI-BODsys»1 andOvar -— — OOOOOOJ5W14259S221NV ^SO/20105RO/M10 IT6Z.04 17S.M 00000025389 42663731NV 3/13/20)0tfla/ZDIOIB71.B3*87I.B3 mm(X12&U4 42B7B65INV WW010W13/2010 $126^1 JIM.B1 00000025445 4292019INV 5/10/7)1 a&IQB010 $77B.1B*77B.1fl Dw Vouchortl):flQCdTotala:C^a.97 11.777.B3 T58.MSO.OC WOO — VmdorlO: CSX TRANSPORT Hame: CSX Transportation. Inc. CtesalO: MAIMTENANCOrtglnatlng Co: VoMciwi/ vrritoon Pjy-ncnt Mo.Poc Numbar Typo PocOrtaDu»O tiDoc Amount Pbc P tnCite AvailAmount CUTTCtrtP rtod 3t-60 Days 6j-BO DaysetandOvgr —— - OD0000254S981BeTMINV 4/BflO106W2O10 114,760,43 t14.7BO.43 dim Vtudwn»:1Aged Total!: 114,780,43 10.00 14,r90.43M.OO»flO Vendor ID: CUYAHOGA COUNTYNam*: Cuyahoga County Treasurer Jim RoHaWs aowlD: TAXES OrtglnnUng Co: Vouctor/Wrflood Payment Ho. DocHumtnf TypDoc DufaiQua Date Doe Amount PlBCDnte PUe Avail Amount Curum Pertoil 31-ap Pays 81-BO Days B1 andOvar oaoooozaagcuydioiosiSv1/1/2005\f\pnas *H7,Bsojzosut.sso.m 00000010434 PMT (?1S,070.4S) DD000001768 CLTrt)1190S INV l/1Slffl0081/1B/J008 f12S.17B.10 S125,1Tfl.1Q DIM Voucher(i): IAgedTalala: p**.” wajKM yam ma^ss.ei Vendor ID: OETECH Name: De-TochCtaeslO; LOCATESOriglnettng Co: VoucNl/ Wrttnir Pgymnnt Ko. DocNmnbar Typo One Data dubPirtnDocAnnmrrt DlacDaliPI ac Avail AmoiinlCmrant Partad 31-to Days 81 — BO Days91 and Ova r — 00000025Z175087(NV 4/30/2010S/M/2D10 S3.24ft60S3,HI.BO/ = \dj» r -^r\’fis^^^ ^icmif(t); iApad Toter*:o,a8jD .ib »3^4»^a \ j (^ w.ootaoo - Vendor ID: DIG LINE Name: OlflUneClass ID: LOCATES Originating C&IDACOMM Voucher/Writeoff Payment No. DoeMuinbOT Typo OocDate dubData Doc Amount OlacDitaDine AvailAmount Current P rtod 31-a) Days 61-90 Days»1 andOvw — OOOOWHS232 OOT3SSI-W INV 4/30/2010930/2010 1789.12 (709.4Z

u£“b’o^:aiv£\o •’•-"- nisiumuMUAUEU iriiMuoMuwue -uS ;iD , 5^ American Fiber Systems Qua VouehBf(a)!t Apod Totela: $769.48 tO.OO »7B.4a »,00 10.00 Vandai-ID: DIVEHSIFED UTIL Nam*; Diversified Utility S rvtoos, Inc. ClaselD: CONSTRUCT. Originating Co: Voucher/ Writeoff Payment Mo.DocHunitarTypeDoe P t Duo PanDoc Amount PtePateDlacAvallAmountCUfnffl Pwtod31 - 60 Days 81-BO DaysB1 Mid Ow — OQ00002S170100201AINV4/30/20106/29/20tO S7.800.00ST.KJC.W 00000025392100230AWV Efl 1/20107/tO/H10S4.600.00$4.600.00 dub Vouchnrfr):a Ag d Totnla;»1i,4OO,00$4.600.00*7.WO.OOH.00KM Vendor ID: DOWN UNDERName Down Under ConstiuetlonClaealD: CONSTRUCT. Ortalnattnfl Co: Vouchar/Wrltacm Payment Mo. Hoc Mum dor Typg^PocPchi dubDate PocAmouit DteePrtj QUieAvilt Anmum Curnrfl Period 31-SO Days 91 • 90 Days 91 and Over OOOOOOZ47B058331NV 3/30S010SffisyMIOC19,B53jB5t1S,BS3.BS DOD0002 3a 5634WV 4W201Q992010 46,611.00 tt,K1.00 0000002496056341NV 4/0/2010W7/W10 13,441503,441.30 00000025511S6W INVSH4/40107/ZWiOIOVI8S.OO (185.00 DU» VMictarm: 4 Aa»d Totale: jar.lol.tt nas.oo Tio,oaa,3o »is,BS3^so.o^ VondorlD: DRAKE CONSULTS Nama: Drake ConsuWnaClass ID: MAINTENANC OrlenaUrtg Co: Vnuelvr/Wrteaf* PayrrieTit Ho,Poc NumberTypDec DatePiaDatePot Amount OltePattDim Avail AmountCinrentPtrtoJ 31 — 60 Days SI -JO Days 1 andOwr — 0000002504820100C2 INV 4/ig/2olO6/IB/2010 (2.0B2.4T*Z,OBZ^7 dm VoucfwKi):1 Afled Toteltt:a,06a.4TajCa.083.W SQJO tO.DO VondorlD; EASTERN COPY Kama: Eastern Copy Productsdoss ID; OFFICE SUPOriginating Co: Vouthatf Wrtteofl PaytntntNo.Doc Humimr Typ poc MtePua Daupoeamount ol eP tiDbeAwn AmountCurrant PwM31- en Daysbi- 90 DaysM md Ovw —— OD00002S1B7 626543 INV 5/3/20108W2010$57B.WSS7B.66 OlM vouciiBr(i)! iAged Totals:tsTB.satsn.eejo jo u»w» — Vendor ID:EDQECOMMName:Edge CommunlcattonsCtaaalD: CONSTRUCT. Originating Co: Voictm/ Wlflaon Payrr-grlHo.DoeMumfttf TypeOocOate Dm DateDoc Amount DlicPrtaMicAveflAmountCurrent PirloJ31 — BO DaysB1 -BO Days91 ndOv»r — 000000249S2 04-569 IHV4/15/20107/K/2OIO S3.6DO.OO (3.EDO.OO ~~ Qua^. / — ^Tei» rt*)= 1Aa dTotT :g.soo.ooto.oo sj.boo.qo\ ]//(g.ooX’tun — ZfJndor ID: ELTEK VALERE Name:Ellak Vatere, Inc.ClaaalD: CONSTHUCT.Originating CoV Voushar/Writeoff Payment Mo.PoeKumbwTypaOocDmaPmDatBOocAmoUBl OHeOaHPtee Avail AmountCurrent Pttlod31-j9Days91-90DaysBlandOw — 00000025313 CD123SIB INVSKfZOtOB/5/20’.O tia^BT.IB S12.S97.1B OOOOOOZB312 C0123646INV S/10J3O106/B/JOIO K^Oe.lB tZ,BD8.ie

ystem: 6/2/2010 3:51:34 PM
ser Date: 6/2/2010

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

User ID: todd

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount / Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025512	CD123792	INV	5/11/2010	6/10/2010	$2,765.18				$2,765.18			
Voucher(s): 3							Aged Totals:	$18,568.55	$18,568.55	$0.00	$0.00	$0.00

Vendor ID: EMBARQ - CONST. **Name:** Embarq **Class ID:** CONSTRUCT. **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025431	2405000165A	INV	5/14/2010	6/13/2010	$2,810.41				$2,810.41			
00000025409	2405000167	INV	5/14/2010	6/13/2010	$912.61				$912.61			
								Due				
Voucher(s): 2							Aged Totals:	$3,723.02	$3,723.02	$0.00	$0.00	$0.00

Vendor ID: EMMART, GARY **Name:** Emmert, Gary **Class ID:** SALES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025330	EMM0510	INV	5/10/2010	6/9/2010	$1,020.00				$1,020.00			
								Due				
Voucher(s): 1							Aged Totals:	$1,020.00	$1,020.00	$0.00	$0.00	$0.00

Vendor ID: FEDEX ROC **Name:** Federal Express **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025432	7-093-71626	INV	5/18/2010	6/7/2010	$838.74				$838.74			
								Due				
Voucher(s): 1							Aged Totals:	$838.74	$838.74	$0.00	$0.00	$0.00

Vendor ID: FIBERLIGHT **Name:** Fiberlight, Llc **Class ID:** MAINTENANC **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025073	9145	INV	5/1/2010	5/31/2010	$6,000.00				$6,000.00			
								Due				
Voucher(s): 1							Aged Totals:	$6,000.00	$6,000.00	$0.00	$0.00	$0.00

Vendor ID: FIBERTECH, INC **Name:** Fibertech, Inc. **Class ID:** CONSTRUCT. **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025314	3452	INV	5/12/2010	7/11/2010	$16,097.50				$16,097.50			
								Due				
Voucher(s): 1							Aged Totals:	$16,097.50	$16,097.50	$0.00	$0.00	$0.00

Vendor ID: FIBERTEL **Name:** Fibertel Inc. **Class ID:** CONSTRUCT. **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024961	5304	INV	4/1/2010	5/31/2010	$812.20					$812.20		
00000024952	5439	INV	4/7/2010	6/6/2010	$304.00					$304.00		
								Due				
Voucher(s): 2							Aged Totals:	$1,116.20	$0.00	$1,116.20	$0.00	$0.00

* 1 iynojn: waiu -riaiu^rm mi h • ii» m- • m-^i •muiun» w -. : »rD li : 42/zoior1l& IUHR-M1-AUCU I MIMU HMI_WH,CUeerlD: lodd American Fiber Systems : | D000002SS12CD129792 WV V11BOIOW10/Z010iZ.T65.1B tt.T65.ia ‘dl» Vooelwfc); 3 Ag d Totola: tia^eaja T18^68,53jdmWflO so.oo Vendor ID: EMBAHQ — CONST.Name: Embaiq qmsID: CONSTRUCT. Originating Co: j Voacfw/Writeoff ,Payment Mo.Dec Number Typa Out OataDue DateDoc Amount DltcDtteDice AvailAmountCinranl P»riod31 -60 Pays 61-80 DaysMandQvir — • 00000026431 2405000165A INV5/14/20106/13/2010 *Z,B 10.41tt.H10.41 J00000025409240500018TINV S14/Z010fl/13/zolo191£E1 J912.SI Dw VBUchnr(»}!iAgad Totals:13.733,02 .T23,M KM JO.OB SOM — rVendor ID: EMMART. GARYName: Emmert, Gary ClaaelD: SALES Originating Co: ^ Vouchar/ Wrtteofl J Pnymcnt Ho.PocNumbarTypa Doe DataDue CUt» Poc Amount PlicDit»DI cAv»H AmaunlCutTBnt Period31-60 Days 61 -BO Days B1 and Owr — OOOOODZS330 eMM0510 INV S/10M»QQ/B/2010tl.020,00 *1,020,00 iOUB 1 VouetavM:1 Aged Total*: ~h.osojq n,tBPJO a.OOmmhmo — VandwC: FEDEX ROC Nemi:Fedartf Express ClnasID: OFFICE SUPOrlglmtlnB Co: Veuchar/ Writeoff PaymeritMn, DoeHumbtrType Doe Date dubPriaOne Amount PI cP teD1»cAwll AmaunlCurrent Period31 -60 Days 61 — BO Pays11 endovbt — 00000025432 T-OftJ-71BM IHV W18M10fiff/2010 038.74838.T4 Dw Vouet»ri):1AflBd Toteli:MB8.T4 t838.74 JOJOWJDmoo — Vendor ID: FIBERUQHTNino: Flbertahl, Uc Claw ID: MA1NTENANCOriginating Co: Vouchar/ WrttmrtT Payment No. Doe NumberTypa JoeDiteDmDntaDocAmttiint PUcPatePIboAvailAmount Curmm P rtod J1-60 Pays 61 • BO Days91 andOvmf — OOOOOOJSOT3 9115 WV 5/1/2010SfllfflOtO»8,000,00 $6,000.00 dub Veuctorti): 1Agad Totale;(sjowmb,odojo pudtorn ».oo - Vendor ID: FIBERTECH, INCNanw: Fftwrtecfi. Inc.CtaulD: CONSTRUCT. Originating Co: Voucher/ Writeoff Paymenilte. QocNumbirTypa Doe D 1eDue P»teDoc Amount PtecOrttDlieAVBllAmountCUJTBnl Pirtod 31- 60 Days Bt-00 DaysBland Over — OOOOOWS314 3452INV W12 )107/11/2010 $16.097,50 16,09T.50 dm VouehcrfB); 1AgedTotalB:fia^STAisie^BT^atoaotOM fo.00 Vendor ID: FIBEHTEL Name: Rbwlellnc.ClaoelD:CONSTRUCT.OrtglMtlnfl Co: fouctm/Wrilaoff ~ A hieniNo. Poc Number Typo PocPgtePuePala Doe Amount Pile D 1eOlBC Avail AmountCmnnl Perlad31-M Days \ ~Nfl-gHDayt^- MandOvef — i? ceoa496’isaw inv4 /i. nosai/aoiowia.M saizzo ‘j^JG^I 00000024952 5439 INV 4/7/ZO106W2O10 WO4.00 t304.UO dub ^ — vouetor(i),- a Aged Toula: ~ n,nojo 10x011,11120 kub w.oo

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010

Page: [illegible]
User ID: todd

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

Vendor ID: FIRST TELECOM **Name:** First Telecom Services, LLC **Class ID:** ROW FEES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025233	0012084-IN	INV	5/1/2010	5/31/2010	$7,000.00				$7,000.00			
00000025234	0012085-IN	INV	5/1/2010	5/31/2010	$6,000.00				$6,000.00			
Voucher(s): 2							Aged Totals:	Due $13,000.00	$13,000.00	$0.00	$0.00	$0.00

Vendor ID: FISHEL **Name:** Fishel Company **Class ID:** LOCATES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025175	0410-00109	INV	4/30/2010	5/30/2010	$800.00					$800.00		
Voucher(s): 1							Aged Totals:	Due $800.00	$0.00	$800.00	$0.00	$0.00

Vendor ID: FRONTIER 107928 **Name:** Frontier Communications **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025123	3219528	INV	5/20/2010	5/20/2010	$4,764.23				$4,764.23			
Voucher(s): 1							Aged Totals:	Due $4,764.23	$4,764.23	$0.00	$0.00	$0.00

Vendor ID: GABE **Name:** Gabes Construction Company **Class ID:** LOCATES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024792	2471	INV	3/31/2010	5/30/2010	$1,465.20						$1,465.20	
00000024791	2472	INV	3/31/2010	5/30/2010	$1,280.40						$1,280.40	
00000025053	2504	INV	4/19/2010	6/18/2010	$2,679.60					$2,679.60		
00000025333	2583	INV	5/13/2010	7/12/2010	$4,141.60				$4,141.60			
Voucher(s): 4							Aged Totals:	Due $9,566.80	$4,141.60	$2,679.60	$2,745.60	$0.00

Vendor ID: GE 90133884562 **Name:** GE Capital **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025415	53960515	INV	5/16/2010	5/31/2010	$378.65				$378.65			
Voucher(s): 1							Aged Totals:	Due $378.65	$378.65	$0.00	$0.00	$0.00

Vendor ID: GEM STATE **Name:** Gem State Locating, Inc. **Class ID:** MAINTENANC **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025224	60116	INV	5/1/2010	6/15/2010	$1,575.00				$1,575.00			
Voucher(s): 1							Aged Totals:	Due $1,575.00	$1,575.00	$0.00	$0.00	$0.00

u£m* 3 R3 *’’ M ™ HISTORICAL AGED TRIAL BALANCE ££•,,,,^ American Fiber Systems Vendor ID: RRST TELECOM Nam*: Rrst Telecom Sarvloea. U.C ClMalD: ROW FEESOriginating Co: Voucher/WrtlKitf Payment No. Dae Number typo Doccntn dubDataDec Amount Ptec DateDlae AvailAmountCurrant PertodJ1 — BQ Days61-80 PaysBland Over — 25233OO12064JNINV S/1/20105/3lfi010 £7.000.00 17,000,00 2523400120B5-IN INV VlftDIO931/2010 (6.000X10 W.OOO.OO Du» vourher(t): 2 AfladTotala; tis^oaoo $13,000.00 Sun w.oo *tjx VandoMO: FISHEL Narm: Fishet Company Ciena ID; LOCATESOHglnatlna Co: Voucher/Wrilaoff faymentMo.Doc Numberi ypa poc DalBQua Data PaeAmouiti pl»eDat»OtoAvwII AmountCurrent Paitotf31 — SB DaysBI-OTPaysBlMJOwr — 000000251T5041IM0109INV 4/30/3010 S30/S010tSOOJM(SOD.OD bub Vouctar(i): 1 AgedTotote: tOXUOnuntamj»vummoo Vendor ID:FHOMTIER107928Name: Frontter CommurtcaHons OasalD; OFFICE SUP Originating Co: vr,-ijii-i-uf/ iu 4*K fl VCNKTiDF/ payment No. OecHumfaar Typ* Doc DateOmPBta DocAmotinl Mac Data Dfoe Avail Amount Current P»rfoj 31-gpnys 81-80 Days 81nJO¥ r DODDOOZMZa32185ZB INVSW)W)tOS/M/2010 C4.7M.Z3,7W.23 Dua Vpuctord): 1 AgadTotflle:v^ivaau,n4JnrojooM.oo».oo - VondarlD: GABENamo: Qabes Construction CompanydaaalDr LOCATES Originating Co: Vouchar/Wril*off PsymontHft.DoeNumbarType Doc bateOuaDHaDoeAmouirt DlteDitaDime AvailAmountCurrwrt Period 31-GO Days 91- 90 Days SlmdOwr 00000024702M71 (MV3/31/90105/30/2010 $1, S.SO*1. 5^0 OOOODOM7B12472 IHV3/31/2010430/HHO S1.2BO. tIJHMO 000000250532S04INV4/IBftOIOSV1BW10 C,ff7B,6O ja^TB.60 OOD00025333233 INVV13W107/1S/Z010W,141.BD 4,14t.60 Oue^^^^__^^^^^^_^^^____^^_^^^^^_ Voucher(t): 4AfletfTotalBi ta^B^aiM,^t. p,ttb. g,t ^ ttjB Vendor ID: GE 90133884562Nome: QE Capital Clan ID: OFFICE SUP Originating Co: Voucher/Wrteofl Payment Ho. Hoc Niimbnr Typo PeeDaloQua Pata PoeAmauill PtoeOah PAvafl Amoum Current Period 3f — tO Days 81 -90 Days 91 BftttQuer 0000002541B 533SO515 MV S/t6/20105/31/2010 $376,65 $373.65 dub Voigh»r(i): i^Agad Total a- tS7B.esf3ra6»nsns\y r \ auM^ wxic — Vendor ID: GEM STATEMama: Gem Slale Locating. Inc. Class ID: MAINTEKANCOrlgbiatln0 Co^^-^ 1 “-’’’ 5 ‘^ r-f*t»rf Wrttaofl ^-LrmeniNo. DocNmnbwTypo Doe DataDue OtU Doc Amount DI eP»ta Olic Avail AmomrtCuirml Parted31 — B Days61-90 Days91 indOvnr — JoMOOSHM S0118]MV S/1/M106/15/2010 (1.575.00 J1.S7S.OC DU8 Vnue(uir[B); 1 AgsdTotnla: *1^75J» $1^73.00 W» »4»jd.oo

‘St.: SR 331:MPMHISTORICAL AGED TRIAL BALANCE{^-^, American Fiber Systems Vendor ID: GLOBAL CROSSINGName:Global Creasing ConferencingCtaea ID; BANDWIDTH Originating Co: voucher/Writeoff Paymenl No. Doc Number Typg Doe Pali Piaprta Due Amount DI»cCHrtaDisc Anil Amount Currant Period _31-60 Dayr. HI — BO Dayt. B1 and Over OOOOOOSS363 10000068344 INV S/1Z/B010 6/11/2010 114,056,60 114,056.50 dub Voucher^); 1 ^ Aged Totals: ti4.C56.50 si4.05e.6o so.oo $0.00 w.oo Vendor ID: GOOGLE INC Namo: Google, Inc. Class ID: SALES Originating Co: VoireHer/ Wrttsofl Payment No.PocNumlwTypa DocDrta OuaDrtaDoc Amount [H»cEUtaDtec AvailAmountCurrent PeriodJ1-BO DaysB1-9OPays.9lBndOvPf — OOOOOOZS331 ZW2501ZBB15 INV!/30/2Q10SOT/2010(938.45 *3M. Du VouehBr(i):1 Ag*d TcW*: S93a I HUBC98.48 tO.OO WM — Vendor 10: GOPHER Name: Qoplw Slals One-Cafl Clara ID: LOCATES Originating Co: Voucftw/Wrtteofl “aymenl Ho. Poc Humber r ypi Doc DateDun PataDoc Amount BtmsIMnCHmAvrilAmourtCurrent Perftm 31 -a» Daysat -flO DaysalmdOnCT — 0000002491800300113 IWV 3J31K0105/3Wzmo 1156,60$156,60 000000251700040113MV 4/9Q/9D10fliW/ailO »H.BO C83JO dim vwielw(^: * ^adTotofe: * 030 »jo laaisc »iaa.6P 10.00 VsndorlD: GRAYBARName: Graybar CJaaalD: EOUIPMEMT Originating Co: VoucNl/ WrttBofl PnymcnlNo. DooNomharTypo Doe Dote Due On* Doc Amount OJac DSIsDisc AvailAmountCinnntPMtod31-mmsy5al-30Qjys91»ndOw - 00000026331947M1578 INV5/11/Z010^10/2010 S23.07 *23.07 00000025347B4756S77 INVAfllAOID6/IOAllO7S0.1fl S7S0.1B 00000025384947098661INVVUlSOlO0,120)10SZ23.08 *Z23J8 00000025383947690018INVS/14/2010S10/a310 $256.63 I3SB.63 00000025514M7B9511B INVSflSfWIO6/24/3)10 *W.68J48.8B 00000025513B47691434PW5RW0106/35/2010 »1.25027 * 1^50^7 DU Vouehaifr);aAflOd Totalil R553.77O^5a.7T MJD 10.00ff.OO — Vendor ID: HISCOCK-ZName: Hbcock, Barday, Up ClaMlD: LEGALOrffllnaUna Co: Vauehmr Wrltaoff Payment Ho.DocNumbarTypDoc bateDue OddDue Anmint DIscDitoDIscAvaffAmountCurjtPaflod 31 - 60Days81-80 Paysfll and Over — 0000002525642B85O4IMV S/VWTO7/ )/£010(24,814.50 124.614.50 _mo0002533442S8505INV 5W2C10 7/4/2010 $1,012.00 £1^12,00 / / ZiT 1»=^i /, 7( / — Veuer H(i): a ___^ Aged Totato; aa.7aajo ga.TM.so /\ f )\jf i ^y tfton M.oo Vendor ID: HPCOMM Name: HP Communlcflllons.itw. Clans ID: CONSTRUCT.6&lglnallno Co: Vouctmr/Writeoff Payment Ho.DoeHmnbarType OcaPite dubDateDocflmeunt DtoePm Pfee AvailAmountCurrant PiriadM-80 Day-;ei-HOOays81 and Ovw — 00000024642 1013AFSLV01 llfV 4/2/2O106/1/2010 J6.125,00 18,125,00

i£Xi.:bwou 3 “:3 ™ HISTORICAL AGED TRIAL BALANCE “J^.£u American Flow Systems 00000024*43 I013AFSLVJJ3INV 4/2/20106/1/5010 C9OZOO S902.OO M000025056 101SAFSLV01IHV4/t Y20tO0/192010 $845.00 4045.00 00000029055 101SAFSLV_OZ INV4/IB/Z010a/15/M10 M72.00 $872.00 00000025054 101SAFSLV_p3 INV 4/1H/ZD106/192010 $4,390.00 14,350.00 00000023398 101BAFSIVJM WV 4/18/2010S/192010 J11.3B7.00 411,387.00 90000025057 101BAFSLVJJ1INV4/23/20106£2/2010 11,490.00 S1.490.00 M00002S1B2 I017AFSLVJHINV 4/30/2010W2W2D10 $708.00 *7M.OO OOOOOOSI5I91101TAFSLV02 INV 4/30/2010(VZB/2010 1708.00 *70B.OO 0000002SZ3E 1017AFSt-V03WV4/30/2010eflWIOID1325.00 W25.00 253951019AFSLV.01INV S/13fl0107/13/2010 »4,780.00 M.7BO.OO 253961018AFSLV.OZ INVV14001DT/1VW10 W,2e9.10 W^BS,10 001)00025397 101SAFSi.y,Oa IhV914/20107/iaffiSlO J7CO.OB5700.00 DOOOODJS4S1 10aOAFSLVJD1INV Wl/»107/20(5010 (1,388.00 f 1.388.00 0000002544e 1020AFSLVJK INV Sp1fl0107/20/7O10 *8,4O).00 M^OO.OO 25447lOZOAFSCVjOa INV W21/70107/20/2010 ta.e80.00 te.WO.OO 254481020AFSLVJMINV S/23/Z010T/2Z/M10 $4,150.00 *4,150,00 00000025446 1020AFSLV05 WV^3ft0107fnlX1Q 110^20.00 f10.SZO.00 OOOW02S450 10ZOAFSLV.OG INV $23/20107/Z2/2010 11,750.00 $1,790.00 dub ^_^_ Vouctarta):ibAged Total*:»7a;zs7.io vw,ass.io KT,4i2j» to^o w.oo Vendor ID: IDEMTICOMM TECHNamt; WenUcomm TechnologlBS, Inc. ClusID: OFFICE SUP Ortglnallnfl Co: Vduth.r/writeoff Pnymcnl Mft.Doa Umntwrrypc PocPattDutDOfPocAmount PJDcDidiiDteeAviilAmounlCurrentPwtedal-BO Days91 -BO DaysQ1 ndOv»r - 00000025109 70S9 WV 3/31/20)05/30/2010 S15.4B$15.48 Ota Vmidiar(»);1 Agod Totals:S13.48$0.00 $OJ» 11S.4B10,00 - Vendor ID: INGALLSRHomo: Ingelb, Roben Class ID: CONSULTANT Originating Co: Voucfiw/Wrttoofl Payment No.Dec NmnborType Doc DateOuaPntiiDoc Amount PlBCD t»Mac AvailAmountCuntnl Ported31-M Pays B1-»ODays 91 and Over — ^10025533 INGOSOT10 INV WS/20105/29/g01D$676.40S676.40 J7D L “N/ Voueh»r(8): 1 AgwITatalB: SSTB.40S8TBT40 $OBO^)| ^- jf^GM 10.00 - Vendor ID: INGALLS, H-1099 mbihb:Ingelte, Robert Class 10: CONSULTANTOrtglnBtlng^Ccn^ Voucher/WrUMXI Paymgnl Mo.Doe NumberType Doc Pat*Ova P toDoe Amount Mic OUnDlac AvailAmounlCuirtnt PmltKIJ1.60 nays6-1 — BP nays aianriOvot — 00000025532 INQ063110 INV S/31/K106/14/2010 $10,000.00 $10.000.00 (wr“5rt.;twxnl i p HISTORICAL AGED TRIAL BALANCE 5 8 D , m American Fiber Systems dim Vouchof(t): 1 AgedTotala: sio,oooj» 110,000.00 W.oo $0,00 *o.oo Vendor ID: INTERACTIVE COMNam*:Inleradrve CommunlcellOfisClass ID: COLOOriginating Co: VMtchar/Witttofl Payment Ho. Poc Kumlur Typa Doc Date Dug Pain Doe AmountmmData Pine Avail AmountCumin! Period 31-68 Days Bl-80 Days 91 and Over OW000252O2 S66S7 INV430/201(15/30/2010 $4.000.00 M.000.00 Dos Vouchar(i): 1 Aged Totals: ~ wjoooao ».oo {4,000.00 *aoo jo.oo Vendor ID: INTERCALL Nome: IntarcallClaaa ID: OFRCE SUP Originating Co: VouclMr/Wrttovtf PaymBrl Ho.Doc NumberTyptOocOtteDuo OntoDoc Amount DfacBateDlncAvillAmount Cmrnrrt Portod31-BODaysBl -90 Pays» am) Ovtr — 00000025182 174Q1S6121CM~CRM 4/3D/Z010 (S160.50) (HflOJO) 00000025160 3ieS4CMCRM1/31/ZD10((10.700^0) (*10,700.00) 00000025159 3165* INV 1^1/20103/ZfiOIO £10.700.00 t10.7DO.Oa 00000016583 PMT (ffi^OO.OO) 0000002510117401M121INV 400/2010¥30/2010tlBO.50*160.50 Dirt Vouch f(i):Afled Totalg: (te^oojo) ».QO *M» M.nc [^,200.00) Vendor ID: INTHADOName: IntiBitolnc.CtmwID: ACCESS OrtglnaDno Co:[DACOMM Vaucfiei/Writoofl Payment Nn,Poo Hignb rTypa Dae OatBPUB Pali Poc Amount IH»cPit*Ol»c Avail AttiauntCummtPwIotl 31-60D9ys81 -JO Pays 91 irxl Ow — 0000002520088wojnv 5/10/2010 6/9/20102so.ooizso.oo dim ^ Vouehw(i): 1 Ag ed Totals: ~ tasaoo cao.on 10.00 »ao pl.oo Vender ID: JANI-KJNG Nome: Janl-Nng of L09 Vegaa. Inc. CteoalD: RENT Orlglrwtlno Co: VouriMw/Wrflaofl Payment Hn.DocNumbgrTypa PocDitBQua DUBOoc Amount DlieDat*Plic AvailAmoum Current Parted31-60 Days 91 — » Days91 aitd Orer — 0000002SZ38 LAS05100402V V1ft0105/31/20101185,005195,00 OU» Voueher( ): 1 Aged Totals: siasM nas.00 SOWo.oo 10.00 Vendor ID: JCHWIREName: JCH Wire & CaUa Class ID: EQUIPMENTOHfllnaltnfl Co:IDACOMM V041CMT/WrtlOTrfl Payment Mo.DocMiimbarIvan Ooc P t»Dm Pita DocAtPount DltePaln PteAvaljAmocnl Cutmm Purlad ai-BO Daysflt-BODays H end Over —— - 25338 BI365Z IMV 4/2S/20106/10/2O1D (962.96 C962.68 25339 613828 IMV5^6/2010B/ZD/ZDIO f2,457.45 12,457^5 1 *H ~.? I ft^ =Jct*rW.2AgadTotete:*3.420.*3B, T.45 MttZ3B \S/ p//V* ao/*°-°° — Candor ID: KANSAS ONECALL Nflmo: Kansas Ons-Call System, Inc. ClBM ID: LOCATES Originating Cor^ Voucher/Wrtlnfl pjymerLNo.Poc Number TypeDoc Oat*Pu»Dal» Poo Amount Dl»e DMt*DtncAvtll Amount Currant Parted31- 60 Days 61 — BO Pays01 and Ov»r — 00000024aiB 0030021IMV301/2010 W3QfcOKJ771.SO J771.SO 00000025337 OMWaiINV 4/30/20106/29/2010 1832.80 ¥83^80

9 0 jiffmlb: 8/wS”» »“HISTORICAL AGED TRIAL BALANCE53^.‘^ ,American Fiber Systems i i IQua — ’ VeucharW; 2 Aged Totals;11,604,40$0.00 saaep T1.60 taoo — I Vendor ID: KLEEN PLUS SVCName: Ktewi Phi* Swvtoa Claay ID; RENTOriginating Co: IVauctnr/ Writeoff i Paymcni Ma. One Humbur Typ» Doc PeteDm Oat*One Amount Pte OatsDire Avell Amount Currant P riod 31 — SO PaysSi10 DaysBlind Ovur — f0000002536S140tNV S10/Z0106/9/2010$550,00$350.00 ) Doa !• Vnuchnrd): i AgedTotale; “tSSOMtssoM *s.oo to.oo u» ’ Vender ID: KW UNDERGROUND Name: K & W UndWBround Clau ID: CONSTRUCT. Originating Co: Vouehw/WrtlMtt i Payment No. DocHumbnr Typo One DataQua Data DocAmmml PUcPtte PticAvill Ammnrt Cumnl Period 31 • a Days 61 -BOPaya 81 and Oyar I- 00000024056S-U996B UW 4^5/?o1Q6/^2010 t»,OW.OO 60,048.00 I I] 000000254011.Z10107MV 9I7/M107/IV»10196,986,0099,B9B.OO 000000254001-U10IB3INV *1S/J010 7/l7/»10t7.B7g.0017^79.00 i5= 00000025291 147B6237INV5/1/2010S/31/Z010 S3OO.OD $300.00
VCL’chart?;:3 AoadTotalG! S1ZT.E23JK11QT,7T5J)0 S»,0 .M JOJO SO.OO Vendor ID: LEVELSMema Leva! 3 CommunteatlooaClaaelD: BANDWIDTHOrt01rwMnfl Co: Vouehw/Wrttaofl Paymcni J^o. DccNigntar Type DoeOttiDu»D t» DocAmourrt DlteDtrti) PlK?Ava’l ampum Cutrant P*rtod 31 — to Duy- el — BO nays frl nndOv»r 00000013967tO29122BADISCRM7/1^008($6,S10.ja)(K.SIOiB) 00000014481104947B1DIS CRMWtZOOa ((5,242.07]($5,242.07) 00000014B70106441B9OIS CRM8/1/2008 ({3,714.58)(S3.714.S9) 0000001556010800403DIS CRM10/lflOOa(S4.490.31)(84,490.31) D0000016000IOB83317DGCHM11/1/2008 (H,OH7.4O) (»,oa7.40) 0000002382913395057DISACRM11/1/2009(¥S69.1B)(1869.18) 00000013352 10ZS1Z26AINV 7/1/2008701/2008 t3S.3eo.2e $39^90.26 00000010092 PMT (P3J!79^a) D00000144BO1D494791 INVB/1/2DOB B/31/2D09 (38,032.76 838^32.76 00000010439 PhfT (131,890.69) 0000001480 10844)99 INV9/1^008 10/1^008 138.265.30 / »38^6MO 00000010788 PMT i / ((34.550.71) 0000001S57S 1080040S MV 10/1/2008 10/31/2008 $38,768.02 / / W8,768^ 00000011112 PMT I/I / ((32^75.71) 0000001599B10B83317 INV 11/1/ZOOBI2/1AOD9$37^87.H,f” 1 VLX^W7fl87Jfl 00000011577 PMT \~~A’ (O4.B00.1S) 0000002529212195181 INVS1/Z010 3/31/20102234.Z2 »2,234,ffl/ ^•»02538r 14784T47A INV91/2010 £^1/2010f1.44B.64*l448.84 D000002S36a14765493INV5/1/Z0105/31B010 120,288.68S20.28e.6B 0000002536814791123]NV5/1/Z010WlflOlOS7.872J9 *7,B7Z.89 00000025291 14784107INVS1/B010 SAM/W10 »0.17B.BOI30.179.Ga 00000025291 147B6237INV5/1/2010S/31/Z010 S3OO.OD $300.00

2£™ ! 1.: WzJSw -™ maiUMIU-ALAUtU IHWUPMUWI^E ^p.£,,, American Rber Systems pj» Vouchw|i)!itAflftd Totals:iai,3Sz,asvaflZLsa»,oe10.00($969.19) — Vendor ID: LEV6L3 BOX 952O Name:Level 3 CwnmunicallorraClose ID: ACCESSOriginating Co: Voucher/ WrUwJT Pgymnj-ilNo. Doc Murnbar Type Doc Date dimDataDoc Amount DliePttoPlc AvailAmount cuttbh!Ptrtod31 -6C Days81. 90 Days91 and Over — 00000025155 111381B WV #1/3010 6/31/W10$540.75S54C.75 0000002518* 1118277 NV S/VZ0105/31/201011,700,00C1.700.00 Din Voueharfr): 2Aged Totals;C^TO.TBC2.240.7S».OO*o.oo M.oo - Vendor H): USHTRIVER Name:UghtFBvw Technologiaa, Inc. Claw ID; CONSTRUCT.OrlglnaHng Co:IDACOMM Voucfi r/Wrttoofl Paymffnt Ho.DocNumharTypaDoe Pet*Pua PatePoc Amount OlacDrt»PtacAvmrJAmountCurrant Period 31 — 80 Days BI-BCDayaBtandOvnr — OQ00002S05H IH008228 IMV*/20/2010 4/M10 $8,S5fl.aO $8,65850 0000002S1S3IM008290MVV4/ZD10QrlWZOlO*892.67 *89Z.87 OOOOO02523BINOOa2D1INVV42010*/lBi7010K08.42C08.42 ODOOOOZ53IGMDOB3Z2INV3/13/2010tVZ7/»10t1,188,58 (1,198.58 00000025432[NOOB399IHV$00/20107/4A01O556,553,32 (S3.SS3.3Z ooooooassosiNooaase inv swaoio 7/10/2010J9re.4M7n,4a 00000025517IN008360INV B/Z7/M107/11/2010(19.726^0 tlB.7ae.SO dub ^ — vcuthw(i): 7AgadTotela:»S7^16.1?t7B^S7J5 a,B5ejo»M m.oo — Vendor ID: LONE MOUNTAINNemo: Ume Mountain Excavation & Utitiss, LLC CtenBlD: CONSTRUCT. OrtstniOng Co: tfauctnr/WrBnefl Payment No.PocHumbtrTypOoeOJtePu»om»DeeAmounl MieD t»O^c Avail Amount Curort Purtod 31-a Days 91 -BOPgys91 andOvar — 000000351212421IMV 4/2f^1()6/20/2010 tS,43fl.OO f5,43B.OD Dm - Vowharfi):1 Aged Totals: C,038J»a.OO M.438.00 »,BOtO.00 — VandorlD: MARKETWIREName: Market Wire, Ino.Clasa ID: SALES Ortglnatlng Co; Vouttnrl Writeoff Payment No.Doe KumbefType Doe D»teDm DatePoeAirnmi Mac DaleOlKftvdlAnounl CtarrlA Parted 31-60 Days81 — 90 DaysBlMdOvW — 00000025333591748INV 5/11/20106/10/2010 t4BS,00 HS6.00 Du.^/lf\_/ - Vout»tr(e): 1_____^^_AgadTotBlB: $as.oo $465.00M.QP o.oo \\J~%»n_ - — _V§rnterlD: MISSOURI ONE CA Name: Missouri Ona Call System. Inc. Claee ID: LOCATESOrtBlnaWng Co: ^^ (cnof/Willwifl ^pymcrri Mo. Ooe MumbirTypoOaftDateDu»OateDocAmounl D( cDrt Dip; Avail AntoimlCmrenl P rtod31-60 Days _61-BO Pays 91 and Over — 00000024817 DO30009 IHV3/3-1/2010SASO/M10£330^01330.20 0000002SI400040009 INV 4/30/20106/28^0 td C338.70$336.70

j£m.:SS 3:S1;MPH HISTORICAL AGED TRIAL BALANCEJHJj,,.,, American Fiber Systems dim VnuetiBffr): 2 Aged Totela: $agfl,aokm M39.7Bsxaxttaoo — Vendor ID: MP NEXLEVEL Name: MP Neidovot LUC Class ID: CONSTRUCT.Originating Co; Voucher/ Writeoff Payment No.Ooc NumturTypePot DataDm DataDoe Amount dacDalaDlec AvailAmoanl Cumni PeriodBt-aDgys61-gOUays B1 and Ow — 00000025451 92850 INVS/1B/ZOTOB/t6/2010 $277.90IZ77.0D Dua Voucher^):1 Aged Totals: C277.BO rtt.bo$0,0010.00*o.oo - Vendor ID: MPOWERCOMM Name: (iffl^wrer Communications CleaalD: COLOOriginating Co: Voucher/Writeoff PsymnnlMo. DoaNimihar TypaDoc DateDia DalePocAirxmnl PbcpBtBDloc Avail AmountCurrnm PttfoH31 — M Daysfll-MDays91 andOMr — OCOOOQZS37D MPO051S10 INVS/1S/30W6/SC010 $500.00tSOO.OO Du» — Voueh { ): i/^tdTeMs:tsoo.oo soo.oo m.ooto.ootooo — Vendor ID: MSI SYSTEMSMime: MSI System IntegratorsCtoaa ID: fT EQUIP. Ortghiallnfl C : Vouehv/WHlmfl Paymcnl Mo.Doc Number Typa Poc DateDue DataPoc Amount OlBeDatB Ptue Avail AmountCuirmrt Periodai-BBDuys 61 -90 Daysirl andOrtr — 0000002S339uru-inWV4/30/2010SfMfXtdSaSwS S3533.*! PUB - Voucter(B): 1 Agod Totals:p^aaJtm.ooM.S38.M»JP M.OQ — Vendor ID: NASHVILLE EASTHam»: Naahvtlta 4 Eastern FtaJhoadClasalD; HOW FEES Origlnatfng Co: Vouchii/WrttDofl PaymsntHo,DooNumbw Type DocDattDucDitoDoe Amount DlieDMv tJIseAvall AmountCumnl Parlod 31-BODays81-BODaysIMondOnr OOOOOKW03ziwe iws/isftoos wwwxw iTTi t2U.4i Duo — Vouch»r(i: 1 flqad Totale: »aim .onmoolaooai*4i — Vendor ID: NED STAR 14627Name: NetiStar. Inc.Clan 10:MAIKTENANCOrtfllnat)n0 Co: Voucher/Wrttoolf Payment Ho.DeeMinirbar Typa Poc PitaDun DatiDoc Amount CHOC PaliDlac Avail AmountCurmrt Period31-60 Days61 — 90 Days91 UHlOmr — OOOOOOJ53T1M-1W4511 INV -)y30/201D9UV2010110,63$10.83 00000021372M-104AS112 INV 49018010 930AQ10O8S.M t88a.es dub Varomrji); 2Aged Totals; v&T.sa M.00MOT.68$0.00w.08 - — Vendor ID: NED STAR 15386Name; Neu Star, Inc.ClasalD: MAINTENANC Ortglnsttng Co: Vouehei/WrttMMf PayrnentNa.Poc NumberType Doc DateOn DataDoc Amount DUcDalBDtacAvillAnwiiirtCurrant Period J1 — 80 Days H. BO Days91 and Dvar — 0000002S295M-KM63504 WV 4/30/2010914Z010$400.00$400,00 e-_^ ?!2 -^»er»ef(a);1 Aged Totals: $40040WJ»moo.obto.oomjp — — Vendor ID: NEVADA POWEHName: Nevada Power CompanyClues ID: POLE RENT Originating Co: ^(.^^ Vouehar/Writaofl/oA^/7 Payinenl Ho. Ooc NumbarType Doc DataDua Pata Doc Amount DlicOatBmicAvailAmountCurrent Parted31-80 Days91-90 DaysA/Mgjmbr - 00000025404 034002IHV 5/10/20096/9/2009 SI 00.00X OTTKKOO

I I )&: IR 3 * 1:MPMHISTORICAL AGED TRIAL BALANCE 0^^ ^ American Rber Systems 0000002S12403391BINV 4/WM10 VZWM10 $463.00 S483.00 00000025126033B5K)INV 4/2W2D10 S/2SJ2010$48.424,58 *4fl.424.5a 00000025316034003INV5/10/2010 6/B/W10140,444.56t4B.444,H Duo Veuetwti):4AgidTolale: llM3it 1U.444.M fU^OT^tH.W nw.w - Vendor ID: NEW HORIZONSNamo: New Horizons Computer Learning Canter ClanelD: OFFICE SUP OrtglrwdriB Co; Vauchor/ Writeoff Payment Ho.DocNumbirType Dae EUttDm Data Dpc Amount Dim OrtBPise Arafl AmountCurort firfed J1 — 60 Days61-BB Days91 undOw — 000000254621059001INV Z/1SG0103/1B/2010tZ4B.OD4249.00 dub — Voach»f(»): 1Aged Tetel*: pUst.flowao00 »jqu^.ty — VondoflD: NEXTLEVEL BUSINName: NaMLwel Buslnass Systemsdata ID: CONSULTANT Originating Co: Voucher/WfttKrfl Paymcrsl Mo.DocNumtMrTypn Pac PfftnDun toteDoc Amount DI»cPlrt PlmAvnnAmountCurmrl Parted31-611 Daysei-80 PaysBlandOwr — 00000024177D4V-001S10INV 2/3/2010 3/SfKWM.2CO.OO ¥4,200.00 00000024389INV-OO1S2SINV 2/13/25103/192010t1,6SO.OOC1,6».00 DW VooctmrtB): iab !Totaie: *s,asgoo»,oo».oaiftooM.MQXM — Vendor ID: NIELS FUQALM me: Nlab Fugal Sons CompanyCtaw IDt MAINTENANC OriBlnrtng Co; Vouehor/Wrlteofl Payment Ho.DocMumbarTypa Doc Pot*Qua PitaP»t Amount PlicDBtaP!»e Avail Airinum Current Period81-60 Pays Bt — BO Pays 91 grot Owr — 000000»11S719S7INV 4/29/2010(1/28/2010£20,452.31MO,4W.3l Due Voud»r(i): 1 A(3»d Totals: tao.tsajlg.QO U0.4sa.ai 10.00b.oo — Vendor ID:NOKIA SIEMENSNome: NoMa Slornons Network Class ID: OFFICE SUPOriginating Co: VoULnvf/Wlttttofl Payment Mo.DoeNumtarType PooDittDm DataPae Amount DlmPoUPto Avail AmounlCured Period 31 -60 Days Bt-BO Pays61 andQw — 00000025059B4BT5S7TINV4/1B/OT106/3ft010S3J23.S4 S3.7M.SA 0000002513BMCa2B01INV 4/2GB0106/10/2010 tS1 394JOK.394.M DOT Voiichar(»):2Aged Totals:19,117.74VIM59,117.74 ».OO{fl.00 - VsndorlD; OHIO BUREAU Name; Ohio Bureau of Workeis 1 CompensationClass ID: INSURANCE Orlglnttlng Co: Voucrwi/WrltooH Payment No.DocNumb fTypaDocPirtBPimPBlaDoc Amount PteDatB Otic Avail AmoontCurrant Period31-60 DaysB1 — » Days 91 inJOw — 0000002S373 113851071 INV SflOffiQIOE^S’2010S66.00W8.DO ^l ^^Tlof^ ^pta*W- 1^ed Tolala: imjctaajo M.ooto.oo \/(^3f(pa — Vendor ID: OHIOUTIL Name: OMo UtDlles Pralacdon Service Claaa ID: LOCATESOriginating Co:” Voucher/ Wrttanfl Paymeoi No. Doc Nutnhir TypeDoc Dale dimgain Doe Amount DteeDtte DIscAvrilftmcniirlCunwrt PBrtod31 • 68 nays 81 -90 LJaysBlandCMir — 0000002497) 78118 INV 3/31/2010930/2010 SSS8.eS 1528.85

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010
Page: 17
User ID: todd

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025124	033919	INV	4/29/2010	5/29/2010	$483.00					$483.00		
00000025126	033920	INV	4/29/2010	5/29/2010	$48,424.58					$48,424.58		
00000025316	034083	INV	5/10/2010	6/9/2010	$48,444.58				$48,444.58			
Voucher(s): 4							Aged Totals:	Due $97,432.16	$48,444.58	$48,887.58	$0.00	$100.00

Vendor ID: NEW HORIZONS Name: New Horizons Computer Learning Center Class ID: OFFICE SUP Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025482	1059001	INV	2/16/2010	3/18/2010	$249.00							$249.00
Voucher(s): 1							Aged Totals:	Due $249.00	$0.00	$0.00	$0.00	$249.00

Vendor ID: NEXTLEVEL BUSIN Name: NextLevel Business Systems Class ID: CONSULTANT Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024177	INV-001519	INV	2/3/2010	3/5/2010	$4,200.00							$4,200.00
00000024399	INV-001528	INV	2/13/2010	3/15/2010	$1,650.00							$1,650.00
Voucher(s): 2							Aged Totals:	Due $5,850.00	$0.00	$0.00	$0.00	$5,850.00

Vendor ID: NIELS FUGAL Name: Niels Fugal Sons Company Class ID: MAINTENANC Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025119	71957	INV	4/29/2010	6/28/2010	$20,452.31					$20,452.31		
Voucher(s): 1							Aged Totals:	Due $20,452.31	$0.00	$20,452.31	$0.00	$0.00

Vendor ID: NOKIA SIEMENS Name: Nokia Siemens Network Class ID: OFFICE SUP Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025059	94875877	INV	4/19/2010	6/3/2010	$3,723.54					$3,723.54		
00000025139	94882801	INV	4/26/2010	6/10/2010	$5,394.20					$5,394.20		
Voucher(s): 2							Aged Totals:	Due $9,117.74	$0.00	$9,117.74	$0.00	$0.00

Vendor ID: OHIO BUREAU Name: Ohio Bureau of Workers' Compensation Class ID: INSURANCE Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025373	113651071	INV	5/10/2010	5/28/2010	$66.00				$66.00			
Voucher(s): 1							Aged Totals:	Due $66.00	$66.00	$0.00		$0.00

Vendor ID: OHIO UTIL Name: Ohio Utilities Protection Service Class ID: LOCATES Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024871	78119	INV	3/31/2010	5/30/2010	$528.85						$528.85

Cystam:SfiAOIQ3:81:34 PMHIQTORIPal ARFn THIAI RAI AWPFPom:18 UacrDile:tfUXIQ“IIS I WIIwU. AtaCU 1HIAL. BALANCEUwrlO: todd American Fiber Systems 00000021223 7BS07INV4/30/Z01CV2CV2010 W22.50&22.50 Duo Voucher^):2 Afled Totola:I1,1S1.3SJO.OO KZ3.50 (526.65fn,og - Vendor ID: ONE CALL LOCATENans:Orw Cafl Locators. LTD Class ID: LOCATES Originating Co: Vouchv/ Writeoff Payment Ho,Doe NumberTypoDoe DateDm CoteDae Amount DlteDateOho AvailAtnauntCmrenl Parted31-ep Days 81-90 Days01 ndOvwr — OOOOOOW9S4E6174HINVtf 12/2010 5/12/20)0 E409.40(409,40 OOX00250SOE81S81NV4/1fl/»105/ISR010£445,00M4S.OO 00000025241 E82I78WV4/26/20109/242010 1Z4.n J1Z4.60 OOOOOTOSZ21 E82430INV93/2010&WW10£231^0(231.40 00000025317 E686M INVS10720106A/SOIO 1356.00 (358.00 _ ou» - Voueharfr); sAqed Totals: »1,3ea,40t5S7.4aS879JQ M» pjo — Vendor ID: PACERKama: PecerSeivfce Center Claw ID: LEGALOriginating Co: Voucrwr/WrilooH Payment Me.pneHumtterTypg Doc DateDm DslaPac amount OlicDgttDlac Avail Amount Current Parted31-m DaysflV-KMJaysMmdOvar — OOOOOOM044ARMZJ-Q12010INV W/2010S/6ff010tIS.K415.92 Dun vouehn^ej: iAgedTotalg: ~»15w.aa»ia. zSQJoSQjQO — Vendor ID: PAQF1CORPName: PaeHfcorp ClaeslDi CONSTRUCT. Originating Co: Vouctnr/Wrttmtl Paymcrrt Ho.Doc Hum bar Type Doc MaDIM Data Doc Amount OI»cDi1»Dine AvailAmountCurrant Pulad 31 • 60 Days -BO PaysPt ftndOvwr — 00000024888 JLO84BS3INV 4/3/2010a/t/201DSJO.Wt».60 0000002500JU36SST1INV4/ZD/2010 6/18(2010Iel.85 401.95 B0000025344 CR2010-100138 INV 4/30/10106/2IW201013,411.72 $3,411.72 dub VouctMn»: 3 Afled ToUle; ~ Oj&uam.oqa, J7 M.oo »M Vendor ID: PAR ELCETRICAL Name: Par Boctrical ContractorsClara ID: CONSTRUCT. Orlalncflng Co: Vouehtr/WriUoH Payment He, DaoNumbar Typs Dae DatiDu» Data Doe Amman PliePrtt Disc Avail AmountCumint Parlod 31-60 Pays il-aOJaysfllmdOy — 0000002SOS11B1004001 IMV 4/1ti2MO5/29/?OiQ J1,350,00 J1.ZSO.OO 00000025062151004003 IMV 4/14/20105/28/20101035.64 t9»& 00000025508141005003 INV 5/21/ZDIOB/1/Z010 11.050,00 *1^50.00 =152 /TV ^/C^ Jpue»Mf(a): 3^ __^ AflBd Total a:P.23SJ4 11,050.00K.1B3.64 SP.OO^ /yffl — Vendor ID: PEPSl^OLA Name: Papsl^olacibmID: OFFICE SUP Orlglnallng Co:(-UL^ V uch»r/Wrltaoir Paymenl Ho. OoeNumbpf Typ; Doc Cul Qua DateDocAmounl DlacPaljEH c Aval IAmoutrt CurTBUt Ptrted31-60 D^ys 61 - BO Pays81nd Over — 0000002511535244754 INV4/27/9010 9/27/2010J363.35 W3.35

V a •q IRA.: KS* al!MPMHISTORICAL AGED TRIAL BALANCE»*J0:J^ ;American Fiber Systems Due Vouchees):1Aged Totals:~KB33SW.OO 13&135$0.00 W.OD ., ^• ) Vendor ID: PICS TELECOMNemo:PICS Telecam Corp. Claee ID: CONSTRUCT. Originating Co: IDACOMM jVouch**Writeoff !Payment No.Dee Number Typi One Data dubPitadbsAmount m»e MePUcAvill Amount Currant Parted31 -MDays al -to Days91 •ndpygr —— — lf00000025173 1846B9-11HV 4/8/2010 S/7&010$7,488.57 ~ 7, 0.57 I D000002517Z 105079-1INV 4/B/Z01D 6/0/2010P.S2Z.77 W.SH.77 I jDue — j VeueTtertB): a Aged Totals:nijB”* .)H,cn-M».wat.oo — ! Vendor ID: PITNEY 9065946 Natna: PHney BowesC|M » ID: OFFICE SUPOrtglnallng Cc: i Voucher/Wril»1\ I- Payment No.Doc Number Type Doc PateDundj|» Doc Amount DUc DaleDltc AvullAmountCurrent Period31-8D3ays81-90 Days91 andOvOT — I. 00000025503 a09594e-MV10iNV SSattOlO UB»IO S69^c $59.22 Din Voucher^):1AflodTotela: S»ja*5BJagJOW.OOW.OO - ^ Vendor ID: PRICE JName:Price, JosephCiena ID: ACCESSOriginating Co: VoudMf/ Writeoff Payment Mo.Doe NumberTypg DocOiteDm DataDoc Amount Pte DataOUc AvailAmountCurrent Ptttaq31 — an Daygtti-SODaya.81 mttHvt - OOQOQOZ5206 OS031041WVS/3/2010 TAI/Z01015,100.00S5.500.00 D» Veueher{ ): 1 Aged Totals:tSfauJQtsjoaoo JQ».oo*OJ» - Vendor ID: PURCHASE POWERName: Purctiesa Powerdauo tt): OFFICE SUPOrlejlnetfnfl Co: Voucher/ Writeoff Paymenr No.Doc Number“lypn Due D te pubPetePoc Amount DtocDBteDisc AvailAmountCurrant PeriodJl-epqays61 -BO DaysM and Oner - 00000025414 PUBOSMSOWV5/14/50106/4/W1O $77.67177.67 Pua Vouctnrfe):1 Afl*d Totele:»TT.9TyTT.BTViOO MO».OQ VondorlD: QWEST BOX 2904OName: Owosl Clasa ID; ACCESSOrlBlnaDna Co: VotBhor/ Wrtttofl Payment Me.Doc Numberfypg DoeDetoOu»0 taDec Amount OlscttrtipbaAvetlftrooufilCufTBfrt Period31-g Days61-BO DaysBlend Over - 00000025433 QWE051310JMV S/13/2010 6y2/2010 S43.42*43.42 0000002S4Z4 oweosibio inv s/i9»ioawanoiso.6imei Due, Vouch r(»)ia Aflfld Totals: ~ *1MJH t134j09 KM tOOO ».OB - Vendor ID; QWEST BOX 29080 Name:Qwast aoes ID; ACCESS Originating Co: , Voucher/ Wrllauff’ \\” /f\ -/ nayment No.Hoc MumbeiTypg OocOBlBQua Dot*Pee Amount Ptec DaleDIocAvnnAmnimtCurrent Period31-60 naysBI-BOUaystLfilSSCL - H-J0002S435 L080017017-10127INV V7/2010SW1/KHO$83134*801,9* ^-f 0000002S4M ROB0023023-101Z7 INV 97/20105/31 ftOWt325.00M25.OO 00000025436 R590013019-10127 IMV W7/?D10 5/31/2410 S1.14l.171.141.1T 00000025374 R590014O4-I01Z7 INVS/7/2D105/31/2010 S3^1S.43(3,215.43

I I lyil m:6WI01D3:11:34 PMHISTORICAL AGED TRIAL RAI A.HCF Peg*:» IxrDila:W2/2010nla ‘ WMIUML. AlaW INIML. DALJWlCIhirlD: lodd :American Fiber Systems dub Vourt»r(i): 4 Aged Totals: ~ is,il3,w Ct&iS* uoa »J» woe Vender 10: QWEST BOX 52167 Kama: Qwest Chum ID: BANDWIDTH Originating Co: Voucher/ Writeoff PaymerU Mo.Duo MumbarTypeOne patePut MMDoc Amount Dl e Pat*DIM Avail AmcunlCurrwil P rlcxl 31-60 Days61 — 80 Days91 and Over - ODOO002S210 1103845387 CRM4/23/2010(I1.532.BB) (SI.S32.68) Due _^ _^_ Vnuehar( ):1Agqd TotelB!’[|f,3W.rjlJJpoa ffT.63a.68jtc.potfjo — — VandorlD: QWEST EAST THOM Name: Qwest Communications ClaasID: ACCESS Originating Co: Voucher/ Writeoff Payment No,PecHumbarlypaDoc PitaPut Oat*Doe AmoUnl Mac OateDtecAvnB AmountCinmnt Pariod31 — 68 Daysat — an Days81 undOvw - 0000002S376 “302044 INV5/15)20106/H/2010 tT17.624117.BZ Pun — Vaucharl*): 1Afl»d Totals:*117^3 *1iT.az MJO$0.00M.OO Vendor TO: SOUTHERN COName: Souttiom CompanyClaw ID: POLE RENTOriginating Co: Vwhw/ Wmaafl Payment Ho,Doc Numb™-Typa Doc DirtnOuaPatepnoAnnmm Otoe 3rt»tHacAfallAmountCurrent Pwlod31 • BO Day*.al-MDaysfllnndOw - OOOOOOK38001A2S3INV*tSftw1oswyanuS138.60S13S.60 0000007S37B019283INVVIS/iOIQ^30/2010(1^00,00 f1.300.0a 00000025378018285INVSHS/XlW930001011,250.00 It^SO.00 D00000253770192WINV3/1*2010 300I1II1,BOT.C» J1.BOO.OO Dm — Voucnen»: 4 Aged Totals: ~i4.48a.OD M.4aaap to.OOHUB IQJQ — VondorlD: SPIRIT UNDERGROName: Sprfrit Underground LLCClaaalD: CONSTRUCT.OrtglnaUnfl Co: Vauehaf/ iWrtteon PayirmntNp.DocNumlxrTypi Dae Opt*Pm DateDoe Amount PtocDatoDltcAvrilAmountCmroirt P ftoJ31 • BO BaysBI-BDDays»1 aodOvaf - 000000249440900T3-A1F(JV 3/31/3010£130/2010$22,295,05$22,285,95 Dm , — Vouchor(t): i AjedTotala:kb,»s,hub ».»cajBS.95 tftoo^ - VandorlD: SPRIN-9259T7721Name: Sprint Class ID:MONITORINGOriginating Co: Vouchtr/ WtttBott Paymentmb. Ope NumberTypa Doc DateDm DateDoc Amount Mac Pat*Plot Availflmeinrtcurram Porlod31 -eppaysfll-BOPaysBlandOwr - 0000002S3B1SPHOS03IOMV 5/61/2010EV7/M10MflSlS 2,OS4^4 Due Vouct»r( ): 1 AfledTotats:|8M.94.981.M tOJOQ10.001000 — JZaadorlD: SPRINT 1307S810Nama: SprtnlGlen ID: OFFICE SUPOriginating Co:t,^ =rpwrf WriteoffxO f f _J^mgni Ho.PocNumlwrTypa Poe DataQua DateDoc Amount Oj»cP l»p[»c Avail Amountcurrent partedat-60 Days81 — 90 Days91 iWpyf - oooooozszfizspftosmo inv 5 /1172010 a/i0/2010 mtbjhwtb.ob l/L/’ *jf Due Vouch»r(B):1 Aged TotalB;VtTBMWTCJflaun ».OOM.OO —

^MMe:SwSw »»"»HISTORICAL AOtO IHIAL HAUWMUfcfty,,,.j^ American Fiber Systems Vendor ID: SPRINT 13103742Name: Sprint Data SarvteeaCla»u ID: BANDWIDTHOriginating Co:IDACOMM VoUEhvr/ Writaofl PaynpnINo.DooNurnbw Type OneO t» dubOilsDocAmourrl DIM Del*DtecAwllAraomrlCurrenl P rtnd31- to Days81-80 Days81ndOv»r - 00000024537 ASPR030310CUM 3/3/2010 ($80.00)(US.OO) Due Voucher;*):1AgodTotefe:pin.Uf)»,(*». {m»J“O.K) — Vendor ID: STAKE Numo!Slake Center LocatingClaan ID: LOCATESOriginating Co: Voudwr/ Writeoff PaymcntMo.Doe Him barTypoDoePal*DiaDetopoc Amount DlteDoteOUcAvnn Amount CumnrtPurtod31 - 60 Days61-80 Days91andpvnr 00000024839 103139 WV3f3V20105/30ffi010JS.175,50»S,irS.SO OOOOOOZ49BO109138MV3/31/ZOIOMO/2010 S3.762.0OS3.762.OO 0000003488B1091SSINV3/31/30105BQfc010 tl.S9S,59ft ,$95.59 OQOD002SZ431092BSINVV3Dj»IO8/2S/I010C3.762.00 $3,762.00 TO00002S177109268INV4/3Q/Z0106/29/2010t5,17S,50 »S.176,SO OOOOOOZ5Z221OK82INV4/30/201032B00IO 13^32.39 ^232,39 Ota3 - Vouch ( ):aAflWlTotllB;ttJ,7OZJ6 ».fXIS12.1G9.B3 i 10^33 JB BJJO - Vendor ID: STATE DIV OF LAHems: Stale Division ot Land* Claw ID: MAINTENANC Origlnattng Co: Vouehar/ WrtootT Payment No.PocHimbtf1 ypDoe D*tfQua Pit» Doc Amount Dl e ft tBOl c Av»ll Amount Cuir frt Petjod Jl — 60 DaysBI-MDays »1BrnlOviir 00000025460O WO 52410INV5/E4/20IOS/24^10£3.000.00$3/100.00 Qua - Voudvr(i):1 AflsdTotefB: ~ 3jODOJOfa/nodO»MU»W.OO V nrforlD: SWITCH COMMName: Switch Communtcairons Group ClaBolD: CX)LOOrlglnaUnfl Co:IDACOMM Voucher/Writaofl Payment Ho.pne NumberTypo Doc Cut*Dm PitaDoeAmount DheDrta DlacAvrtl Amount Currant Potted31 — 60 Days BI-BODays91 and Over - 00000025437SCQ.14009HINV S/1S/2O106M/2010*ao.818.&S $20,610.65 Dug Vouer»r{»):1Aflsd Totals:ZK,U!t,ii tsO.KIfl.ag-tp»JKKM - VandorlD: THINK SOLUTIONSMania: Think Solutions, Inc. daaa ID: OFFICE SUP Orlglnatlne Co: Vgucfnr/Wrttwrff Payment No.Dae HumbarTypoDoe OttaDuo Pal»PoeAmourrt Dine Data Plac Avail Amount Current Parted 3|.8CDays61-ao nays91 and Oi*r - 0000002S3457011IMV ^30/MIOSOOffiOlO 5125,00 (125.00/ -.^r V»urtiar(a)! 1 Ag d Totals: 1125.00jq.ao1125^0wjo*?¥? - pLndorlD: TRAVLERS1848YName: TravelersClass ID: INSURANCE Originating Co: JSouctar/Wrilooff Payment No.DocMmrrtMr1’Vpe Doc Pale dimDate Doc Amount Ol c Date DlncAvaHAreountCurrent Pprtod31-6ODay561 — 90 Days 91 and Ovnr - 00000022574TBA1M509TNV10/5/2D391Q/SC009 425,235.00 S2S.235.00 00000016488PUT (W,09S.9S) 00000014586PMT(18.467,47) 00000016244PMT($2.095.96) 00000015497PMTt»J»S.B4)

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010
User ID: todd

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

Vendor ID: SPRINT 13103742 **Name:** Sprint Data Services **Class ID:** BANDWIDTH **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024537	ASPR030310	CRM	3/3/2010		($89.00)						($89.00)	
Voucher(s): 1							Aged Totals:	Due ($89.00)	$0.00	$0.00	($89.00)	$0.00

Vendor ID: STAKE **Name:** Stake Center Locating **Class ID:** LOCATES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024859	103139	INV	3/31/2010	5/30/2010	$5,175.50						$5,175.50	
00000024880	109138	INV	3/31/2010	5/30/2010	$3,762.00						$3,762.00	
00000024868	109155	INV	3/31/2010	5/30/2010	$1,595.59						$1,595.59	
00000025243	109265	INV	4/30/2010	6/29/2010	$3,762.00					$3,762.00		
00000025177	109266	INV	4/30/2010	6/29/2010	$5,175.50					$5,175.50		
00000025222	109262	INV	4/30/2010	6/29/2010	$3,232.39					$3,232.39		
Voucher(s): 6							Aged Totals:	Due $22,702.98	$0.00	$12,169.89	$10,533.09	$0.00

Vendor ID: STATE DIV OF LA **Name:** State Division of Lands **Class ID:** MAINTENANC **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025460	DIV052410	INV	5/24/2010	5/24/2010	$3,000.00				$3,000.00			
Voucher(s): 1							Aged Totals:	Due $3,000.00	$3,000.00	$0.00	$0.00	$0.00

Vendor ID: SWITCH COMM **Name:** Switch Communications Group **Class ID:** COLO **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025437	SCG-14039R	INV	5/15/2010	6/4/2010	$20,819.65				$20,819.65			
Voucher(s): 1							Aged Totals:	Due $20,819.65	$20,819.65	$0.00	$0.00	$0.00

Vendor ID: THINK SOLUTIONS **Name:** Think Solutions, Inc. **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025345	7011	INV	4/30/2010	5/30/2010	$125.00					$125.00		
Voucher(s): 1							Aged Totals:	Due $125.00	$0.00	$125.00	$0.00	$0.00

Vendor ID: TRAVLERS1848Y **Name:** Travelers **Class ID:** INSURANCE **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000022574	TRA100509	INV	10/5/2009	10/5/2009	$25,235.00							$25,235.00
00000016486		PMT										($2,095.96)
00000014586		PMT										($8,467.47)
00000016244		PMT										($2,095.96)
00000015497		PMT										($2,095.94)

lyalam:slgfaHtt3:5134PMMKTODICAL AGPD TRIAL RAI AKIPFPefK22 latrDatK B/2/3010nralUMIWM. AtaCU I Ml l_ BALANCEUwWlD: (odd American Fiber Systems 00000014642 pMT(E.M5.B2) KW00015781PMT(H,095.B3] 000000(5970 PMT (R.OSS.93J 00000015143PMT (S2.095.B2] Dun — Voittteffo): 1 Aged Totals:ajaassT »,oo»o.oo nun ,ws.ff7 Vendor ID: TRAVLERS6B43XA Name: Travelers Class ID: INSURANCE Originating Co: Voiwhnr/Writeoff Payment Ko.DoeHumbtf~ypiPun OnU pubDatePocAjnounl Dim PaliDIM Avail Amount Current Ptrtod ill-60 Days81-80 Days91 md Over 00000073322 TRA010510 CRMW2Q10 (1588,00)[JS8B.OO) OOJ0002M03TBAOSOS10 CflM V5/2010 (1689,00)(JM9.00) 00000022573 TTW100509 INV10/SR0091Q/WODB W3,BO8.00 WaflOB.OO 000000)6489PMT ($7,052.41) OCO00033S37CRM (PI. 9*8.57) Q0000014SSSPMT (121^0633) OOOOM1S49e PMT (M.9W.80] DOOOW14643 PMT (1S.3Z4JS) 00000015762PMT ff ,S60.S!) 0000(015971PMT W7.381.SO) 00000015144PMT(W3W ) OOOOOtea^WTRA1207O9 INV12/7A0091Z/7/J009S13.840.00 $13,840.00 0000001SZ4S PMT(57,396.90) 00000024941 TRA04OS10 INV 4/&0104/5/2010$45.00 !. Qua V»udwr( ): sAgcdTotala; ~ 17,092,41 (W89.MJ) 45XD saooST,8M41 VincfortD: TULSA BUSINESS Name: Tulsa Business Cemere, Inc. Claw ID: RENTOriginating Co: Vouctwf/wiimn Payment Ho.Doe NumberType Poo Data DuBPalaPoc Amount O)»eD»t»DlncAvnH AmaimtCuminl P r1od 31 — 60 Days 61- 80 Daysft frt()**’ - 000000254*3 TULD51S101NV WlSftolOW/M10 £350.00S3SO.OO Due - Voucti t ):1Aged Totals:oso.ooP50.00P.oo ».bo o,oo Vendor ID: TW TELECOM3077SNanw: TW TelecomClara 10: OFFICE SUP Orighwtlna Co: Voucher/ Wrltooff Payment No.Poe Hunb»rTypo Pec D t»Dun P»l»PoeAmaunt P1»e PalaDl»c Avail AmountCuimrt Parted31 — BO Days»1-9DDays BlandOvw - OOOOT02S52903S7BZ30INV9/20/2010 5W2010$4.107.37JH.107^7 D\K Vouchee):1 /^ J Tottda: *4,1Q7J7S4.107.37 WOOtO.OOBI.OO - Vendor ID: USACNamo: Unfvoraal Service AdmlnlelraBva Company (Usac)ClaaslO:TAXES OrlglnailnB Co: Vouchw/Writeoff PaymBnl Mo.Dec NumbifTypa DoePilaDueDntPDoc Amount Din Pat*Dine Avail Amour I Cmrwrt PeriodM-BDDays81 — 80 Days91 and Over - 00000025436UBDMZ1388INV 5/S1/2010Effi1/2010St5.3SS.72 i1S.33e.72 ^*»rtY7K-^ - •J&uctHTt.)! 1Ag d Total»:Ts33H.T25,33a7a MJO »JQ ^te^^ - - Vendor ID: USIC LOCATING Name: USIC Locating Services, Inc. Close ID: LOCATESOriginating Co: VoiMJhorf Wrlhnlf Payrienl No.Pec Hum barTypo Pee DataDue PateDocAmounl DI»cP»1»Dlac AvailAmounl Current Pariod31-90 Days8 -flODays01 mdOynr — 00000025434 HV-0410-AMenWWIMV 4/30O010B/Z9VW10 $5,007.82 M.OD7.S2

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010

Page: 22
User ID: lodd

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000014842		PMT										($2,095.92)
00000015761		PMT										($2,095.93)
00000015970		PMT										($2,095.93)
00000015143		PMT										($2,095.92)

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$2,095.97	$0.00	$0.00	$0.00	$2,095.97

Vendor ID: TRAVLERS6843XA **Name:** Travelers **Class ID:** INSURANCE **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000023822	TRA010510	CRM	1/5/2010		($586.00)							($586.00)
00000025303	TRA050510	CRM	5/5/2010		($689.00)				($689.00)			
00000022573	TRA100509	INV	10/5/2009	10/5/2009	$63,906.00							$63,906.00
00000016489		PMT										($7,052.41)
00000023537		CRM										($1,848.57)
00000014585		PMT										($21,306.53)
00000015496		PMT										($6,964.60)
00000014843		PMT										($5,324.83)
00000015762		PMT										($6,560.62)
00000015971		PMT										($7,381.80)
00000015144		PMT										($5,324.83)
00000023638	TRA120709	INV	12/7/2009	12/7/2009	$13,840.00							$13,840.00
00000016245		PMT										($7,396.90)
00000024941	TRA040510	INV	4/5/2010	4/5/2010	$45.00					$45.00		

Voucher(s): 5	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$7,052.41	($689.00)	$45.00	$0.00	$7,696.41

Vendor ID: TULSA BUSINESS **Name:** Tulsa Business Centers, Inc. **Class ID:** RENT **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025483	TUL051510	INV	5/15/2010	6/1/2010	$350.00				$350.00			

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$350.00	$350.00	$0.00	$0.00	$0.00

Vendor ID: TW TELECOM30775 **Name:** TW Telecom **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025529	03578230	INV	5/20/2010	5/20/2010	$4,107.37				$4,107.37			

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$4,107.37	$4,107.37	$0.00	$0.00	$0.00

Vendor ID: USAC **Name:** Universal Service Administrative Company (Usac) **Class ID:** TAXES **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025438	UBDI421368	INV	5/21/2010	5/21/2010	$15,338.72				$15,338.72			

Voucher(s): 1	Aged Totals:	Due	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
		$15,338.72	$15,338.72	$0.00	$0.00	$0.00

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025464	NV-0410-AMERPOW	INV	4/30/2010	6/29/2010	$5,007.62					$5,007.62

ayftrom:vtJi&ttuj;ai;a^rmMiVTMUir’Ai au^n ufaiMaiami-a-•tr» U rD le: WW10HI&1UHH.AI. AVitU I MHU- tJAUANUCuCrlD: todd American Fiber Systems di» voueirotti); i Aged Totals:(5,007.02so.oots,oo7,ffl nun10,00 - Vendor ID: UTILICOM SUPPLYName:UlKcom Supply Associates ClaK: MAINTENANCOriginating Co; Voucher/Writeoff Paynientjte. Doc NumberTypeOocDrtaPu» P l toe Amounl DlacDirH)Dine Avail AmountCurrant Period 31-60 Pays 81 -90J)aysH»BdOVBr — D0000025I3S1B75B INV8/27/70107/2G0DIO »19338J1OT.99 00000025537 18709 INV VZT/20107^2010fMB.BQ M49.BO Dun Vouch»r(»)i ^ Aged Totals: 1543,78K43.7B*ojmMw.oo Vendor ID: UTIUTIES CONST Name: LWIIBes Constmctton CompanyClaeelD: CONSTRUCT.OrlglnaHng Co: Vouch»r/WrflBoff Paym^nlHe^Dae Hum her Typs Doe D |aDm DataDocjimmni DlieDrta 0 lie AvailAmount Current Parted 31- 60 Days61-80 Days 91nd Over — 00000024680 B1ZOIUV 3/ZVM108030010 15,825,00 15.025.00 00000024866 G127INV 4W»10(VSPOIOZ,’B5.00 12.185.00 00000025144 8139[NV 4/ZBV20108/27/2010 $2,1170.00K.B70.00 9000002S407 B3000 INV Vt-WOOB 7/13/2O1C $720.001720.00 dub Vouehurd): 4 Ag*d Totals:HjJBMB iffioc »J.c“ji3 Kfasxo moo^ — VanderlD: UTIUTIES PROT Name: UtlGties Protection Canter, Inc. CtaasID: LOCATES OrlglnBllnfl Co: Voucher/Writeoff Pnytncnl Mo. Dec Nurnftar Typo DocP 1eOU»pat»Pee Amount DI»eD t»ra? r? tytfnflmnuntClirmnt PnHori 31-g»3,tys 81-90 Days 9\ *n4 Ovw — 00000024870 MKW34-4 IKV 4/1R610 ^31/2010 12.044.83 SZ.044.63 00000025346 Ml 0634-5 INV 5WM10 efiUf&lO 4Z.044.83 S2.044.B3 DJM Vouchan;*): a Agod Totals:kjmsmttftt^Xt M.044^3 *0.00 O.OQ Vendor ID: UTILITY SUPPORTNemo: Utity Support Systems. Inc.ClaenlD: CONSTRUCT. Originating Co: Vouetwr/Wrilmfl “t~V7 Payment No.Doc NumlxrType Dee PateDm D teDocAmaiMt PtocDmaDtocAvtllAnmuirt Curr»BP rtod31 -» Liays1-BO Days91 andjoxgt^ — 00000024460IN-97438INV3/ZffiQ105^1/2010(2,114.00 »a,114.00P*^ 00000024547IN-S75OOINV3W20106/7/2010*34^O».13$$4.909.13 00000024714IN-07716INV3/23/1010921/2010$2,343,00 (2,343.00 00000025174[N-9B033INV4/28B0107/Bfl0114^63.00 114^63.00 000000253971N-9842DINV5/13/2010B/llffiOlO 119,419.90 119,419,90 -ODpOOOZKIlSIN46423IKV5fl3/20106/11/2010f3,776.GO t3.77S.60 jJx)OOZS4flSW-WSIBIKV5/21/2010B/1EIWHO1875,50J8TS.SO dh Vouctn^B): 7 Aged Total81J77,BOl7l3I24JQ72.00 I14^O3,OO 9,368.13$11.00 -

System: 6/2/2010 [illegible] PM
User Date: 6/2/2010

HISTORICAL AGED TRIAL BALANCE
American Fiber Systems

Page: [illegible]
User ID: todd

					Due				
Voucher(s): 1		Aged Totals:			$5,007.82	$0.00	$5,007.62	$0.00	$0.00

Vendor ID: UTILICOM SUPPLY Name: Utilicom Supply Associates Class ID: MAINTENANC Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025536	18758	INV	5/27/2010	7/26/2010	$193.98				$193.98			
00000025537	18759	INV	5/27/2010	7/26/2010	$349.80				$349.80			
Voucher(s): 2						Aged Totals:		Due $543.78	$543.78	$0.00	$0.00	$0.00

Vendor ID: UTILITIES CONST Name: Utilities Construction Company Class ID: CONSTRUCT. Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024680	6120	INV	3/24/2010	5/23/2010	$5,825.00						$5,825.00	
00000024866	6127	INV	4/5/2010	6/5/2010	$2,185.00					$2,185.00		
00000025144	6139	INV	4/28/2010	6/27/2010	$2,870.00					$2,870.00		
00000025407	83000	INV	5/14/2009	7/13/2010	$720.00							$720.00
Voucher(s): 4						Aged Totals:		Due $11,600.00	$0.00	$5,055.00	$5,825.00	$720.00

Vendor ID: UTILITIES PROT Name: Utilities Protection Center, Inc. Class ID: LOCATES Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024670	M10634-4	INV	4/1/2010	5/31/2010	$2,044.63					$2,044.63		
00000025346	M10634-5	INV	5/1/2010	6/30/2010	$2,044.63				$2,044.63			
Voucher(s): 2						Aged Totals:		Due $4,089.26	$2,044.63	$2,044.63	$0.00	$0.00

Vendor ID: UTILITY SUPPORT Name: Utility Support Systems, Inc. Class ID: CONSTRUCT. Originating Co:

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024460	IN-97438	INV	3/2/2010	5/31/2010	$2,114.00						$2,114.00	
00000024547	IN-97500	INV	3/8/2010	6/7/2010	$34,909.13						$34,909.13	
00000024714	IN-97716	INV	3/23/2010	6/21/2010	$2,343.00						$2,343.00	
00000025174	IN-98033	INV	4/28/2010	7/28/2010	$14,363.00					$14,363.00		
00000025387	IN-98420	INV	5/13/2010	8/11/2010	$19,419.90				$19,419.90			
00000025319	IN-98423	INV	5/13/2010	8/11/2010	$3,776.60				$3,776.60			
00000025465	IN-98516	INV	5/21/2010	8/18/2010	$875.50				$875.50			
Voucher(s): 7						Aged Totals:		Due $77,801.13	$24,072.00	$14,363.00	$39,366.13	$0.00

ufimK W/SIS*"••""* HISTORICAL AGED TRIAL BALANCEft"^ ^ American Fiber Systems Vendor ID: VERIZ-280163-01 Mama: Verizon Wireless ClaealD: OFFICE SUP Originating Co: Voucher/ Writeoff Payment Mo. Doc Hum bar Type Doc PaliQua Dito Doc Amount PI»eOaH Dim Avail Amount Cufrenl Period 31- 60 Days ai — SO Days »1 BndOvi 0000002S439 23384B63A6 INV 97/20105/ZTffiOIOSS,556.9Q E5,SS6,flO fr* Voucftarja): iAgod Totals: tVSMWsif&.aottunpusrt.O Vendor ID: VERIZON BUS-Y2GName: Verteon Busloasa Close 10: COLOOriginating Co: Voucher/ WrHion p jymcni jte.Poc Numb* Type Ooe DulnOunOit*PocAmounl Dine Date DtoAvillAmountCurr nl Period31-60 Days61-M Days31 ind Ovt - OOOOOOZ5Z94 OSS079M IHV 5/1C/20106/9/Z010S1.108.Sfl $1,106,58 Du» Vouetarl*):1 Afl 4 ToMa;” 11,100.38 yi.lOBJB UJOO tOJC W.O VwdorlO: WALKER ASSOC.Nam»: Walker and Associates Class ID: EQUIPMENTOrlgUiaUng Co:IDACOMM VoueJwrJ Wrrhntl PgymanlHe. PocNiimlurT ype Doe DatePup Date PocAmoiart Dime Onto DteeAvsll Amount Cutrerrt Parted 31-80 Days al — 80 Days 91 and Ovt oooooo2Moairvfoosoisre twsftvsaoawio/awo cmra *?ib.s 00000025443 !NC05OiW3 1NV V1W0106/17/M10W.S21.18 W^2t.1B tXaOJXBSSOB INDOB03403 INV 931/2010920/2010 C438.GBMW.6B OOOOOQZSSD7 IN00503404 INV ^Z1J20106/SHOO^O $4B3.42(4B3.43 OOOODDZSS36 IN00503KS INV V25/20106^4/^)10K40.08£240.M Dos vouctnrf*): a Afl*dToto)8: ~js.sos.97 KjsaiM tooo(oneib^ Vendor ID: WESTCOM, INCNom»; Wsslcom, Inc. ClaaelD: CONSTRUCT.Ort0lnaflng Co:IDACOMM^^ Voudwf/Witlaon*r Payment jte. DoeNumbar “ypn Doe D»t» dibD t» Doe Amount DHcP^B Dite Avail Amount Cmrnnt Period 31 — SO Days 1 -BO Days 91 and Ova OOCODQZ+403 10-7B16 INV2/26/2O10S/2Bf»\0 fsg5.00 M9S-O OOOOD024S64 10-7B10INVtV5fc010 e/3/20tOSS.BGOjOO W.B8D.OO OCOUmtSM 10-TB41INV 4BC0108(W»IO SS95.00tS8S,00 00000024565 10-7847INV 3/^20106W»IO SJfiS.OOSZ5S.OO 00000024658 10-7B84INV3fl2fl0100000010SZ.3SS.OO fZ.3S5.OO 0000002468110-7B94 INV424J2010922/2010 *765,001785.00 00000024849 10-7685 INV 3^4/20106/Z2/20tO»S,1OO.flO 15,100.00 00000024B5010-7895-2INV3/24/2010S/22Q01041,110.00 (1.110.00 El ^90002402 10-7897 INV3/23/20106/23/2010 W60.00 $£60.00 00000024B49 10-7034INV4J5/20107/4/2010 C920.00£920.00 OOOOOOZ4BM 10-7935 WV4/S/20107/4/2010 J170.00J170.00 D0000024957 10-7963INV4/13/20107/12/2010 13,375.00 $3^75.00

System: 6/2/2010 3:51:34 PM
User Date: 6/2/2010

Page:
User ID: todd

HISTORICAL AGED TRIAL BALANCE

American Fiber Systems

Vendor ID: VERIZ-280163-01 **Name:** Verizon Wireless **Class ID:** OFFICE SUP **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025439	2358496346	INV	5/7/2010	5/27/2010	$5,556.90				$5,556.90			
Voucher(s): 1							Aged Totals:	Due $5,556.90	$5,556.90	$0.00	$0.00	$0.00

Vendor ID: VERIZON BUS-Y26 **Name:** Verizon Business **Class ID:** COLO **Originating Co:**

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025254	08507929	INV	5/10/2010	6/9/2010	$1,106.58				$1,106.58			
Voucher(s): 1							Aged Totals:	Due $1,106.58	$1,106.58	$0.00	$0.00	$0.00

Vendor ID: WALKER ASSOC. **Name:** Walker and Associates **Class ID:** EQUIPMENT **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000025408	IN00501578	INV	5/11/2009	6/10/2010	$218.63							$218.63
00000025443	IN00502840	INV	5/18/2010	6/17/2010	$4,521.18				$4,521.18			
00000025506	IN00503403	INV	5/21/2010	6/20/2010	$436.66				$436.66			
00000025507	IN00503404	INV	5/21/2010	6/20/2010	$493.42				$493.42			
00000025536	IN00503925	INV	5/25/2010	6/24/2010	$240.08				$240.08			
Voucher(s): 5							Aged Totals:	Due $5,909.97	$5,691.34	$0.00	$0.00	$218.63

Vendor ID: WESTCOM, INC **Name:** Westcom, Inc. **Class ID:** CONSTRUCT. **Originating Co:** IDACOMM

Voucher/ Payment No.	Doc Number	Type	Doc Date	Due Date	Doc Amount	Disc Date	Disc Avail	Writeoff Amount	Current Period	31 - 60 Days	61 - 90 Days	91 and Over
00000024403	10-7815	INV	2/26/2010	5/28/2010	$595.00							$595.00
00000024564	10-7810	INV	3/5/2010	6/3/2010	$5,850.00						$5,850.00	
00000024566	10-7841	INV	3/8/2010	6/6/2010	$595.00						$595.00	
00000024565	10-7847	INV	3/8/2010	6/6/2010	$255.00						$255.00	
00000024698	10-7884	INV	3/22/2010	6/20/2010	$2,355.00						$2,355.00	
00000024681	10-7894	INV	3/24/2010	6/22/2010	$765.00						$765.00	
00000024849	10-7895	INV	3/24/2010	6/22/2010	$5,100.00						$5,100.00	
00000024850	10-7895-2	INV	3/24/2010	6/22/2010	$1,110.00						$1,110.00	
00000024682	10-7897	INV	3/25/2010	6/23/2010	$660.00						$660.00	
00000024848	10-7934	INV	4/5/2010	7/4/2010	$920.00					$920.00		
00000024836	10-7935	INV	4/5/2010	7/4/2010	$170.00					$170.00		
00000024957	10-7963	INV	4/13/2010	7/12/2010	$3,375.00					$3,375.00

shm* MSa:51:MP *HISTORICAL AG6B 1HIAL bALANCt £5^^ American Fiber Systems ODOOOOIMBSe10-7965 IHV 4/I4/SHO7/13/2010 tt.SS5.00 2.SSS,DC 253201D4DQO INV S/11/2010fl/B/2010i1B.aea.35*19,280JS 253211040MINV 5/14/3010B/12/2010$4,131.00 W.131.00 00000029460 10-B083 INV 3/ZO/Z010B/IIV2C10W.57S.OOW.S7S.OO oooow2s elo-eoas inv ^21/2010a/ia/aoio »470.oo W7o.oo 0000002546710-8OM INV ^21^010B/1B/M1D$1,505.00$1.505.00 00000045S1SKMOB7INV SttSOOWfl/23/3010W.004,50 ».OM.SO C0000025S1610-aoea inv9 292010e/za/2oio K,U2_so w.iiz.m Pun __ - Vouchw( ): » AfledTotda: 184,48345no^iTBJS*7,izojKi 51 , 700.00isas.oo VandorlD: XPEDX Nama: Xpedx daaa ID: OFFICE SUPOriginating Co: Voucher/Wrltwfl 3 RyrTK-ilMo.DocHumbcrTypDoc Dal*Due Data Dae Amount DhcDotaDUc Avail AmountCurrant Period31-60 Days 81-BO DaysS1tn4Ow OOOOOQ2S388 212OS4 INV 6/3/2010TOftOiO (402.44(402.44 d» ATjA.A. Vouch»r6i): iAged Totefe: van** vmMjoao mj» $ 0? — VendoraQua, Currant Period3t — 60 Paw61 -flOOava91 andOuar - Vendor Totals:12012^44,831.00$974^ ajiiiaBz,is4.iojisi.osaTi 3sa,es2.»

shm* MSa:51:MP *HISTORICAL AG6B 1HIAL bALANCt £5^^ American Fiber Systems ODOOOOIMBSe10-7965 IHV 4/I4/SHO7/13/2010 tt.SS5.00 2.SSS,DC 253201D4DQO INV S/11/2010fl/B/2010i1B.aea.35*19,280JS 253211040MINV 5/14/3010B/12/2010$4,131.00 W.131.00 00000029460 10-B083 INV 3/ZO/Z010B/IIV2C10W.57S.OOW.S7S.OO oooow2s elo-eoas inv ^21/2010a/ia/aoio »470.oo W7o.oo 0000002546710-8OM INV ^21^010B/1B/M1D$1,505.00$1.505.00 00000045S1SKMOB7INV SttSOOWfl/23/3010W.004,50 ».OM.SO C0000025S1610-aoea inv9 292010e/za/2oio K,U2_so w.iiz.m Pun __ - Vouchw( ): » AfledTotda: 184,48345no^iTBJS*7,izojKi 51 , 700.00isas.oo VandorlD: XPEDX Nama: Xpedx daaa ID: OFFICE SUPOriginating Co: Voucher/Wrltwfl 3 RyrTK-ilMo.DocHumbcrTypDoc Dal*Due Data Dae Amount DhcDotaDUc Avail AmountCurrant Period31-60 Days 81-BO DaysS1tn4Ow OOOOOQ2S388 212OS4 INV 6/3/2010TOftOiO (402.44(402.44 d» ATjA.A. Vouch»r6i): iAged Totefe: van** vmMjoao mj» $ 0? — VendoraQua, Currant Period3t — 60 Paw61 -flOOava91 andOuar - Vendor Totals:12012^44,831.00$974^ ajiiiaBz,is4.iojisi.osaTi 3sa,es2.»

Schedule 5.7 — Indebtedness
as of May 31, 2010

	Principal	Accrued
Debt	Owed	Interest	Deposits	Total
Comerica	12,120,000	143,757		12,263,757
CoBank	8,080,000	95,838		8,175,838
TriplePoint	39,486	19,204	(16,245)	42,445
Fidelity	9,530	—	(2,623)	6,907
Bank of America	50,598	—	(6,548)	44,050

Total Indebtness	20,299,614	258,799	(25,416)	20,532,997

Schedule 5.8 (continued) — Guaranties, Bonds
Comerica Bank:
Company Unconditional Guaranty of American Fiber Systems, Inc. (“AFS”) & American Fiber Systems of Georgia, Inc. (“AFSGA”) debt to Comerica Bank, dated 01/13/06.
Idacomm, Inc. Unconditional Guaranty of AFS & AFSGA debt to Comerica Bank, dated 02/02/07.
Company Affirmation of Guaranty & Security Agreement of AFS & AFSGA debt to Comerica Bank dated 02/02/07.
Company & Idacomm, Inc. Affirmation of Guaranty & Security Agreement of AFS & AFSGA debt to Comerica Bank dated 10/22/07.
Company Affirmation of Guaranty & Security Agreement of AFS debt to Comerica Bank dated 04/21/08.
Company Affirmation of Guaranty & Security Agreement of AFS debt to Comerica Bank dated 04/07/09.
Company Amended & Restated Unconditional Guaranty of AFS debt to Comerica Bank dated 10/30/09.
TriplePoint Capital, LLC:
Company Parent Guaranty Agreement of the debt of AFS to TriplePoint Capital, LLC dated 08/22/06.
Company Parent Guaranty Agreement of the debt of AFS to TriplePoint Capital, LLC dated 04/03/07.

Schedule 5.10(d) — Liabilities

Item	Description	Balance
None

American Fiber Systems
Schedule 5.11(a) — (r) Interim Changes since 5/31/2010

Section	Response
5.11(a)	none

5.11(b)	None

5.11(c)	None

5.11(d)	None

5.11(e)	Invoicing received since April 30th over limits - Over $200k - LightRiver Invoice 000469, 6/11/2010 for $277, 251.16 for equipment for Verizon Wireless LTE project in Boise, Over $1.5M aggregate - None

5.11(f)	None

American Fiber Systems
Schedule 5.11(a) — (r) Interim Changes since 5/31/2010

Section	Response
5.11(g)	None

5.11(h)	None

5.11(i)	None

5.11(j)	None

5.11(k)	None

5.11(l)	None

American Fiber Systems
Schedule 5.11(a) — (r) Interim Changes since 5/31/2010

Section	Response
5.11(m)	None

5.11(n)	(i) None except Employee Retention Bonus Plan approved by Board on May 1, 2010, and amended June 23, 2010 (see Schedule 5.25(m) - Contemplated Transactions

(ii) None

5.11(o)	None

5.11(p)	None

American Fiber Systems
Schedule 5.11(a) — (r) Interim Changes since 5/31/2010

Section	Response
5.11(q)	None

5.11(r)	None

Schedule 5.12 Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) Customer/InvoiceDue DatesDiscountDays Invoke DataNumberInvoiceDiscountAmountBalanceCurrent30 Days40 Days60 Days90 DaysDelq 0002650City of AlpharenaContact; Stephanie CockranPhone: (678)297-6059 5/310010D01437HN6/30/20100002 675 002 675 00000000000000 Customer 0002650 Totals:0002.675 002 675 00000000000000 0002717National Exchange Camer AssoContact Rober KeltasPhone: (973)664-6255 5/31/2010001454 0-IN6/30/20100001.700 M1700 00000000000000 Customer 0002717 Totals:0001.700 001700 00000000000000 0002718NuVox CommunicationsContact Sean CatheyPhone; (964)672-5824 4/30/2010D014180IN5/30/201000024.767 0000024 767 000000000001 5/31/2010D014541-IN6/30/201000024 767 0024.767 00000000000000 Customer 000271B Totals:00049.534 0024 767 0024 767 00000000000 0002719FiberLight LLCContact Susan EulbergPhone: (678)347-9255 4/30/20100OI41BMN5/30/20100003.400 000003.400 000000000001 5/31/2010DOt4542-tN6/30/20100003.400 003400 00000000000000 Customer 000271S Totals:0006.600 003.400 003.400 00000000000 0002766Source Technologies LLCContact: Knsten GaKineauPhone: (704)969-7501Extension: 537 5/31/20100014374 IN6/30/2010000670 00670 00000000000000 Customer 000276B Totals:000670 00670 00000000000000 0002767Fredrick J Hanna & AssociatesContact: Jesse PaitPhone; (770)966-9055Extension: 3072 5/31/2O10D01454 3-IN673072010000B.807 206 807 20000000000000 Customer 0002767 Touts;000B.S07 206 607 20000000000000 0002772Prosecuting Atty’s Council GAContact Lee HamptonPhone: (404)232-0961 5/31/2010D014S44-IN6/30/201Q0001.302 201.602 20000000000000 Customer 0002772 Totals:0001802 201602 20000000000000 0002773Johnson Feny Baptist ChuietiContact Mickey TaylorPhone: (876)784-5250 5/31/201CD0143751N5/30/20100.003.091 123091 12000000000000 Customer 0002773 Touts0003.091 123091 12000000000000 0002774Neutral TandemContact Jon ClopionPhone: (312)3648035 Ml/20100014376-IN6/30/20160006.050006.050 000000.00000000 Customer 0002774 Touts:0006 050 006050 000 00000000000 0002775Southern Insurance UnderwriterContact Robert FilipovichPhone: (678) 49B-4694 5/31/2O100014545-IN6/30/20100.002 053 502.053 50000000000000 Customer 0002775 Totals.0002053 502 053 500000OD000000 0002779Jones Lena LaSalle Americas Contact Tom JoycePhone; (770)423-8100 4/30/20100014185-lN5/30/201000076 B40007BB4000000000I 5/31/2010001454 6-IN6/30/20100007JB478 84000000000000 Customer 0002779 Totals:000157 687BB47BB4000000OIK) 0002786Cobb County Sheriffs OfficeContact Christy Phone; (770)499-4728 4/30/2O1000141861N5/30/20100006O0O0000600 000000000001 5/31/20100014547 IN6/3072010000600.0060000000000000000 Customer 00027B6 Totals:ODD1.200 00600 00600 00000000ODD 0002796TDC Systems IntegrationContact Antono DozierPhone: (770)805-9300 4/30/2010D0141B7IN5/30/2010000400 92000400 920000000001 5/31/20100014548-IN6730/2010000395 00395 00000000000000 Customer 0002796 Totals:000795 92395 00400 92000000000 0002811Mind Harbor IncContact: Craig SmithPhone: (678)696-4287 5/31/20100014377-IN673072010000612 50812 500000000.00000 Customer 0002B11 Totals:000612 50812 500000000000 00 0002815MARTA. Altn Lifa HerronContact CynthiaPhone: (404)848^601 4/30/201000141B8-IN5/30/2010DOT9.020 000009.026 000000000001 5/31/20100O14549IN6/30/20100009.026 009 026 00000000000000 Customer 00O2H15 Totals:00016.052 009 026 009 026 00000000000 0002822American Viatical Services. LLContact Belnda HowardPhone: (678)388-2104 5/31/2010D014378-IN6/30720100001.962 201.982 20000000000000 Customer 0002B22 Totals:0001 912 201582 20000000000000 0002841Seels Pharnia incContact Venus TayiorPhone:(678)459-1460 5/31/2010D014379-JN6/307201000014.000 0014 000 00000000000000 Customer 0OO2B41 Totals:00014.000 0014 000 00000000000000 0002842Alte Care CorporationContact. Daren Dousto n (CFO)Phone: (770)870-2859 4/30/2010D014019-1N5/30720100002 044 000002 044.000000000001 5/31/20100014380-IN6730/20100002044 002.044 00000000000000 Customer 0002842 Totals:0004 088 002044 002 044 00000000000 0002843Learn. IncContact. TiaPhone: (770)218-0972Extension: 114 4/30/20100014189 IN5/30/20100001696 000001,696 000000000001 5/31/20100014550 IN6/30/20100001720 001.720 00000000000000 Customer 0002843 Totals:0003416 001720 001696 00000000000

American Fiber Systems, Inc. (AFS)

Customer/ Invoice Date	Invoice Number	Due Dates Invoice	Due Dates Discount	Discount Amount	Balance	Current	30 Days	40 Days	60 Days	90 Days	Days Delq
0002855	Scientific Games Int'l Inc		Contact:	John Cronenwie		Phone:	(770) 663-6889				
5/31/2010	0014551-IN	6/30/2010		0.00	2,906.40	2,906.40	0.00	0.00	0.00	0.00	
			Customer 0002855 Totals:	0.00	2,906.40	2,906.40	0.00	0.00	0.00	0.00	
0002856	Technical Innovation		Contact:	Fred Innes		Phone:	(770) 441-5205				
4/30/2010	0014191-IN	5/30/2010		0.00	1,390.50	0.00	1,390.50	0.00	0.00	0.00	1
5/31/2010	0014552-IN	6/30/2010		0.00	1,390.50	1,390.50	0.00	0.00	0.00	0.00	
			Customer 0002856 Totals:	0.00	2,781.00	1,390.50	1,390.50	0.00	0.00	0.00	
0002906	Level 3 Communications, LLC		Contact:	Jonathan Hager		Phone:	(720) 888-1312				
5/31/2010	0014381-IN	6/30/2010		0.00	1,620.00	1,620.00	0.00	0.00	0.00	0.00	
			Customer 0002906 Totals:	0.00	1,620.00	1,620.00	0.00	0.00	0.00	0.00	
0002911	Focus Brands		Contact:	Marcelle Fisher		Phone:	(404) 705-2061				
4/30/2010	0014192-IN	5/30/2010		0.00	2,782.00	0.00	2,782.00	0.00	0.00	0.00	1
5/31/2010	0014553-IN	6/30/2010		0.00	2,782.00	2,782.00	0.00	0.00	0.00	0.00	
			Customer 0002911 Totals:	0.00	5,564.00	2,782.00	2,782.00	0.00	0.00	0.00	
0002917	Paradigm Telecom Inc		Contact:	Brenda Czaule		Phone:	(850) 969-7970				
5/31/2010	0014382-IN	6/30/2010		0.00	1,344.39	1,344.39	0.00	0.00	0.00	0.00	
			Customer 0002917 Totals:	0.00	1,344.39	1,344.39	0.00	0.00	0.00	0.00	
0002920	VoiceVision LLC		Contact:	Jay Reeder		Phone:	(678) 318-1300	Extension: 113			
5/31/2010	0014383-IN	6/30/2010		0.00	777.60	777.60	0.00	0.00	0.00	0.00	
			Customer 0002920 Totals:	0.00	777.60	777.60	0.00	0.00	0.00	0.00	
0002923	Red Prairie Retail Productivity		Contact:	Mary Lawrence		Phone:	(262) 317-2254				
5/31/2010	0014554-IN	6/30/2010		0.00	4,025.00	4,025.00	0.00	0.00	0.00	0.00	
			Customer 0002923 Totals:	0.00	4,025.00	4,025.00	0.00	0.00	0.00	0.00	
0002925	InterContinental Exchange		Contact:	Sheila		Phone:	(770) 857 2410				
5/31/2010	0014555-IN	6/30/2010		0.00	25,530.11	25,530.11	0.00	0.00	0.00	0.00	
			Customer 0002925 Totals:	0.00	25,530.11	25,530.11	0.00	0.00	0.00	0.00	
0002927	Jack Henry & Associates, Inc		Contact:	Jeff Benning		Phone:	(417) 235-6652				
5/31/2010	0014556-IN	6/30/2010		0.00	4,156.95	4,156.95	0.00	0.00	0.00	0.00	
			Customer 0002927 Totals:	0.00	4,156.95	4,156.95	0.00	0.00	0.00	0.00	
0002928	Aaron Inc		Contact:	Allison Sancell		Phone:	(864) 250-1350	Extension: 129			
5/31/2010	0014557-IN	6/30/2010		0.00	11,389.70	11,389.70	0.00	0.00	0.00	0.00	
			Customer 0002928 Totals:	0.00	11,389.70	11,389.70	0.00	0.00	0.00	0.00	
0002931	Miller Zell		Contact:	Carmen Jennings		Phone:	(404) 691-7400	Extension: 4245			
4/30/2010	0014023-IN	5/30/2010		0.00	3,564.00	0.00	3,564.00	0.00	0.00	0.00	1
5/31/2010	0014384-IN	6/30/2010		0.00	3,564.00	3,564.00	0.00	0.00	0.00	0.00	
			Customer 0002931 Totals:	0.00	7,128.00	3,564.00	3,564.00	0.00	0.00	0.00	
0002934	Global Crossing		Contact:	Robin Smith		Phone:	(703) 259-4467				
4/30/2010	0014024-IN	5/30/2010		0.00	18,673.00	0.00	18,673.00	0.00	0.00	0.00	1
5/31/2010	0014385-IN	6/30/2010		0.00	18,953.09	18,953.09	0.00	0.00	0.00	0.00	
			Customer 0002934 Totals:	0.00	37,626.09	18,953.09	18,673.00	0.00	0.00	0.00	
0002943	Digital Realty Trust		Contact:	Cherry Moss		Phone:	(770) 564-0504				
3/31/2010	0013850-IN	4/30/2010		0.00	495.00	0.00	0.00	0.00	495.00	0.00	31
4/30/2010	0014025-IN	5/30/2010		0.00	495.00	0.00	495.00	0.00	0.00	0.00	1
5/31/2010	0014386-IN	6/30/2010		0.00	495.00	495.00	0.00	0.00	0.00	0.00	
			Customer 0002943 Totals:	0.00	1,485.00	495.00	495.00	0.00	495.00	0.00	
0003000	Deltecom		Contact:	Jeanan Galamede		Phone:	(256) 382-3959				
5/31/2010	0014558-IN	6/30/2010		0.00	755.05	755.05	0.00	0.00	0.00	0.00	
			Customer 0003000 Totals:	0.00	755.05	755.05	0.00	0.00	0.00	0.00	
0003003	Aretta Communications		Contact:	Marc Fitbush		Phone:	(404) 822-7455				
5/31/2010	0014387-IN	6/30/2010		0.00	849.00	849.00	0.00	0.00	0.00	0.00	
			Customer 0003003 Totals:	0.00	849.00	849.00	0.00	0.00	0.00	0.00	
0003004	Core 180, Inc		Contact:	Sharon Grigsby		Phone:	(703) 821-6663				
4/30/2010	0014198-IN	5/30/2010		0.00	1,360.00	0.00	1,360.00	0.00	0.00	0.00	1
5/31/2010	0014559-IN	6/30/2010		0.00	1,360.00	1,360.00	0.00	0.00	0.00	0.00	
			Customer 0003004 Totals:	0.00	2,720.00	1,360.00	1,360.00	0.00	0.00	0.00	
0003005	Bawes Communications		Contact:	Pam Wyland		Phone:	(314) 528-7662				
5/31/2010	0014388-IN	6/30/2010		0.00	18,047.00	18,047.00	0.00	0.00	0.00	0.00	
			Customer 0003005 Totals:	0.00	18,047.00	18,047.00	0.00	0.00	0.00	0.00	
0003006	NexusLinx, Inc		Contact:	Rob Hornbuckle		Phone:	(404) 898-7965				
5/31/2010	0014389-IN	6/30/2010		0.00	1,065.31	1,065.31	0.00	0.00	0.00	0.00	
			Customer 0003006 Totals:	0.00	1,065.31	1,065.31	0.00	0.00	0.00	0.00	
0003007	RaceTrac Petroleum Inc		Contact:	Dagmara Lundell		Phone:	(770) 431-7600	Extension: 1568			
5/31/2010	0014390-IN	6/30/2010		0.00	4,850.00	4,850.00	0.00	0.00	0.00	0.00	
			Customer 0003007 Totals:	0.00	4,850.00	4,850.00	0.00	0.00	0.00	0.00	
0003008	Honeywell Enraf Americas Inc		Contact:	Mia Smith		Phone:	(915) 872-9182	Extension: 2177			
2/28/2010	0013472-IN	3/30/2010		0.00	105.35	0.00	0.00	0.00	0.00	105.35	62
4/30/2010	0014030-IN	5/30/2010		0.00	1,610.35	0.00	1,610.35	0.00	0.00	0.00	1
5/31/2010	0014391-IN	6/30/2010		0.00	1,610.35	1,610.35	0.00	0.00	0.00	0.00	
			Customer 0003008 Totals:	0.00	3,326.05	1,610.35	1,610.35	0.00	0.00	105.35

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems. Inc. (AFS) Customer/InvoiceDue DatesDiscountDays Invoke DataNumberInvoiceDiscountAmountBalanceCurrent30 Days40 Days60 Days90 DaysDelq 0O02855Scientific Games In[ ] IncContact: John CzerwmskiPhone; (770) 663-6889 5/31/20100014551 IN6/30/20100 002 906 402906 40000000000000 Customer 0002855 Totals:0002.906 402 906 400 00000000000 0002666Technical InnovationContact; Fred InneaPhone: 1770)441-5205 4/30/2010D014191IN5/30/2010OOO1.390 500001390 5000COOOOOO1 5/31/20100014552tN6/30/20100 001.390 501390 50000000ODDOOO Cualomer OO0265E ToUb.OOO2.781 001 390 501.390 50eraOOO000 0O029D6Laval 3 Communications LU: Contact Jonathan HagarPhone: (720)888-1312 5/31/20100014381-IN5/30/20100001.620 001620 00000000000OOO Cualomer 0002906 ToUb:0001.620 001620 00DOOODD0 00OOO D002911Focus BrandsContact Marcella FisherPhone; (404) 705-2061 4/30/20100O14192-IN5/30/2O10OOO2.7B2 000002.782 00000000OOO1 5/31/20100014553-IN6/30/2010OOO2.762 002 782 00000000000OOO Cualomer 0002911 ToUb:0005564 002 7B2 002.782 00000000000 0002917PBrodigm Telecom IncContact; Brenda CozjahrPhone: 1650)969-7970 5/31/20100OI43H2-IN6/30/2010ooo1.344 391344 39000OOO000OOO Customer 0002917 Touts:0001 344 391344 39000000oooooo 0002920VoceNauon LLCContact Jey ReaderPhone: (678)318 1300Extension: 113 5/31/2O10D014383INsvarano0.00777 60777 600000.000D0OOO Cualomer 000292D ToUb:000777 60777 60000DOO0.00OOO 0002923Red Pnsine Ralfll PraduclivilyContact Mary LeverancaPhone: (262)317-2254 5/31/2O100014554 IN5/30/2010OOO4.025 004 025 00000000OOO000 Customer 0002923 Touts.0004.025 004 025 00000000OOOOOO 0002925nlerConlrnenl£l ExchangeContact: SheliaPhone: (770)857 2410 5/31/20100014555 IN6/30/2010OOO25.5301125 530 11OOO000000OOO Customer 0002925 Touts:GOO25.5301125 530 11OOO000OOOOOO 0002927JacEc Henry & Assoctalaa. IncContact Jefl BanningPhone; [417)235-6652 5/31/20100014556-IN6730/2010O.DO4.156 954.156 95000000000000 Customer D002927 ToutsOOO4.156 954156 95ODDOOOOOOODD 0002928Aaron IncContact Alison SteneellPhone: (864)250-1350EAensiorr 12S 5/31/20100014557-IN5730/201000011.389 7011389 70OOO000000000 Cualomer 000292B Touts.00011.339 7011389 70OOOOOO0000.00 0002931MilerZellContact Carmen JenningsPhone: (404)691-7400Ejtenslon: 4246 4/3O/2O100014023IN5/30/2010OOO3.564 000003.564 00000000OOO1 5/31/2O1000143S4IN5730/2010OOO3.564 003 564 00000000000OOO Customer 0002931 Touts.0007.12B003564 003.564 .DOOOO000OOO 0002934Global CrossingConlect Robin BhuihPhone; (703)259-4467 4/30/2O100014 024 -IN5/30/2010OOO18.673 0000018 673 00OOO0000001 5/31120100014185 INB/30O010ODD18.953 0918 953 09000000000000 Customer 0002934 Touts:00037.626 0918 953 0918 673 00000000OOO 0002943Dollar Ready TruslContact: Cherry MoraPhone: (770; 564-0504 3/31/20100013650 IN4/30/2010OOO495 00000000OOO495 0000031 4/30/20100014025 IN5/30/2010OOO495 00000495 00OOOOOO0001 5/31/2010D014386-IN6/30/2010000495 00495 00OOOODDOOOOOO Customer 0002943 Touts:0001485 DO495 DO495 DOODD495 00000 0003000DelVtcomConlect: Jasrrsn GalameauPhone: (256)382-3959 5/31/2010DQ1455&MN6/30/2010000765 05765 05000OOO000004 Customer 0003000 Touts:000765 05765 05000DOO0000.00 0003003Aram CommunrcauonsContact Marc FribushPhone: (404)822-7455 5/31/20100014387-m5/3O/2O10000349 00649 00000000000OOO Customer 0003003 Touts:OOO849 DOB49 00000000OOOOOO 0003004Com 1B0. IncContact Shannon GngstryPhone; 1703)621-6663 4/30/201G0014198 IN5/30/30100001360 000001.360 DO000000OOO1 5/31/2O10D014S59IN6/30/20100001,360 001360 000000000,00000 Customer 0003004 Touts’0002 720 001360 001.360 DO000000DOO 0OO3O05Sews CommunicalionaConlect: Pern WytandPhone: (314)628-7662 5/31/2010W14388-INB/30/20100 0018 0470018047 00000000009000 Customer 0003005 Toub.00018 047 0018047 00000000000000 0003006Nexxl.su incContact: Rob HombucklePhone: (404)890-7965 5/31/20100014389-1NS/30/2010 0001065 311.065 31000ODDOOOODD Customer D003D06 ToUb;0001065 311065 31000ODD000000 0003007RacaTrac Peuoleiim IncContact: Dagmara LundellPhone; (770)431-7600Extension: 1666 5/31/2O100014390 INS/30V20100004360 004.660 00ODDOOO000000 Customer 0003007 ToUb:0004 86C0U4.860 00OOOOOOODD000 0003003Honeywell EnnifAiTiancas iikContact Mia SmrthPhono: |915)B72-9192Extensor: 2177 2/28/201000134 72-IN3/30/201QOOO105 35000OOO000DOO105 3562 4/3OQ0100014030 IN5/30J2010OOO1610 350001.610 3500000000M5/31/20100O1439MN6/30/20100001610351.610 35DOO00000 Customer 0O03O0B ToUb:0003 326051610 351.610 35000DOO I

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) Customer/InvoiceDue DatesDiscountDays Invoke DataNumberInvoiceDiscountAmountBalanceCurrent30 Days40 Days60 Days90 DaysDelq 0003009FormetcoContact; Daryee RidleyPhono; (770) 476-7000 4/30/20100014031-IN5/30/20100001.643 00000164300000000DOO1 5731/20100014392 IN5/30/20100001643001.643 000000000000D0 Customer 0003009 Totals:0003.236 001643 001643 00000000000 0003010Inneroly Enterprises IncContact: Torance LesanePhono; I67B) 500-7262 4/30/201000140MIN5/30/20100 00525 00OM625 DO0000000 001 5/31/20100014393 INB/3O/2O10000625 00625 00000000000000 Cuslomer 00D3D10 Tola b.0001250 DO625 00625 00000000000 0003011Porysiua CorpContact: Jot KrochmalPhone, 1770)980.5946 5/31/2010001456O-IN5730/20100001.242 001.242.00000000000000 Cuslomer 0003011 To lets:0001.242 001.242.00000000000000 0003012TaamSleH Government Soluiions Conlact: Ann ConnerPhone: (770)266-5200 4/30/2010D0142O0-IN5/30/2010000695 50000695 500000000001 5/17/2010D014345INB/16V2O10000630 50630 50000DOO000000 5/31/2010[1014561 IN6/3O/2O100.00875 00£75 00000000009000 Customer DO03012 Totals;0002.201001.505 50695500D0000000 0003013MedAssalS IncConlact; Scoll BoalrighlPhono: (678)246-8263 5/31/2010D014394IN6/30/20100002.072 002.072 00000000o.ooCOS Cuslomer D003013 Tolah“0002.072 002.072 00000000000000 0003014Lencope IncConUcU Pelya VasilevaPhono: (770)225-3135 4/3112010001*0 WIN5/30/20100002 240 000002.240 00DOO0000001 5/31/20100014395 INB/30/20100002 240 002240 00000000000000 Customer 0003014 Totals-0004 4B0 0O2240 002.240 00000000000 0003016EDI Consulting ServicesContact CariGalosnoPhone. (770)4222995 4/30/20100014035IN5/30720100001.046 500001.09650DOO0000001 5/31/20100014396-IN5/30/20100001.096 501.086 500.00000000000 Customer 0003016 Tout*:0002.173 001.086 501.066 50000000000 0003017Hooters of America IncContact, Chns DuncanPhone: (770)951-2040 4(30/20100014201-IN5/30720100004.284 360004.284 36DOO0000001 5/31/2O10D014562-ING/3O/20100004.234 3E4 284 360.00000000000 Customer 0003017 Tolala;0008.568724 284 364.2B4 36000000000 0003016TranDolCom SolutionsContact Paula LoganPhono: (713)613-3130Extension; 1410 5/31/20100014397-1N6/3OI2010Customer 0003018 Touts;000 0001.150 00 1.150 001 150 00 1 160 DO0.00 000000 000000 000000 ODD 0003020ImmucorContact: Bill RoulngeiPhono: (678)421-1301 4/3O/2O10DO14202-IN5/30720100002.432 700002,432.70DOO000DOO1 31/2010D0145631NB/30/20100002.432 702432.70000000000000 Cuslomer 0003020 Totals;0004.BS5 402432 702.432 70000000000 0003021Yipes EnieifMiu ServicesContact: Azar GotpayoganiPhono. (415)901-2037 4/30/20100014037-iH5,30,70100002.513 000002.513 00DOO000DOO1 5/31/2010D01439BIN6Y3Q/20100002.513 002 513 00000000000000 Customer 0003021 Touts:0005.026 0D2 513 OO2.513O0000000000 0003022EConohosllncContact JfltT FoxPhono; (770)392-3300 4/30/20100014038-tN5/30/20100001.010 000001,010.00DOO000DOO1 5/31/20100014399 IN6/30/20100001.124 141 124 140.00000000000 Cuslomer 0003022 Touts:0002.134 141.124 14i.oio oo000000000 0003023Superior Essex Commumcalions Contact; Jon FarmerPhono. 1770)657 6321 5/31/20100014564-INSV3O72O100003,186 003.166 000000000000 00 Customer 0003023 Touts:0003 186 003186 00000000000000 0003024PassContact: Dariene CruzPhono: (650)212-4291 4/30.2010001403S-IN5730/20100001.107 450001.10745000000ODD1 5/31/20100014400-INS/3O/2O100001.107 451.107 450000.00000000 Cuslomer 0003024 Toula:0002.214 901.107 451.10745000000000 0003025SWAY CorpContact: Tammy ReedPhone. (770)645-4886 5/31,20100014565-INS/3O/2O100001.733 401.733 400000.00000000 Cuslomer 0003025 Tolala;0001.733 401.733 40000000000000 0003026Yancey Brothers CoConrad: Dorian PersonPhono: (770)819-5278 5/31I2O100014401 IN6/30/20100005.164 005.164.00000000000000 Customer 0003026 Tolala:0005.164 0O5.164.000.00000000000 0003027GDS Associates IncCe-nucL GariyMoftatlPhono (770)425-8100Extension: 1150 5/31/20100014566-IN6/30/20100001.060 001060 00000000000000 Customer 0003027 Totals:0001,060 001 060 00000000000000 OO03O2BBeacon Software IncConuci: Jack FultonPhone; (678)797-1551 5/31/20100014567-IN600,7010000540 00540 00000000000DOO Cualomer D00302S Tolats:000540 00540 00000000000DOO 0O03Q31Taavana CorpConuci: Ftoger GrizzelPhono: (404)995-8227 5/31/20100O144O2-IN6730(2010000567 00567 00000000000 Cualomer 0003031 Totals;000567 00567 00000000000 0003032StonobranchConuct. Thomas KosaePhone: (678) 366-7B87Extension: 105

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) Cuitomer/InvoiceDue DalesDacounlDays Invoice DaleNumberInvoiceDtSCtiunlAmountBalanceCurrant30 Days40 Days60 Days90 DayiDalq 5/31/20100014403-IN6/3O/2010D001 578 251 578 25000000000000 Cuitomer 0003032 Totab:0001 578251 576 25000000000000 0003033Mihbic NelwomConlad; MaHHjiosPhone; (562)434-7218 4/30(2010001404 3-IN5/30/2010ooa1.B92 100001.892 10a dcooa0001 5/31/20100014404-IN5/30/20100001.B92 101 892 10000000000000 Customer 0003033 To La la:0003,784 201.B92 101.892 10000(100000 0003034HhRez SludrcISContact. Nabil IsmailPhone. 5/31/2010D014568-1N6/30/20100002.407 SO2.407 50000000000ooa CutLonwr 0003034 Totals:0002.407 502407 50ooaooa000000 0003036Qwest Communicaljons Con) Conlad; AUonDenkterPhone. (303)896-1911 4/30/2010001404.5-IN5/30/201000015.000 0000015000 00DOCooa0001 131.2010D0H4O5.IN6/30/201000015.000 0015.000 00000000000ooa Cuitomer 000303G Touts:00030 000 0015.000 DO15 000 00000000000 000303BRechargeable Battery Recycling Contact; David AirtsleyPhone: (678)419-9990 2/28/20103013-188 IN3/30/20100001.775 500000000000001775 5052 5/31/2010001440&IN6/30/20100001775 501.77B 50000000000000 Customer 0003039 Totals:0003 551 001.775.500000000001775 50 0003039FiraL Investors Financial Svoi Contact. Parry SflXlonPhone: (770)956-3953 5/31/20100O14569IN5/30/20100001134 001.134 00000000000000 Customer 0003039 Totals:0 001.134 001.134 000000000 00000 0OO3O40Crawford CornnuivcatonsCon lid, Ed Decker!Phone: (678)421-6794 5/31/201000I4407IN6/30/20100006 4B1906.481 90000000000000 Cllliomar 0003040 Tola Is:0006 4B1S0E.4B1 90000000000000 0003042Global Telecom 5 Technolor,ly Con lad. Chraima GarciaPhone: (703)442 5500 4/30/2010001404 S-IN5/3O/201C0003,500000003.500 00D.OO000 5/31/20100014408-INS/30/201C0003.552 503 552 50000000000000 Customer 0003042 Totals:0007 052 503 552 503.5O0 0O000ooaooa 0003043Asset Management Outsounng Conlad: SaralVemut.Phone: (67BJ 325-1678 4/30/2010 5/31/20100014208-IN 0O1457O-IN5/30/2010 S/30/2010000 000540 00 540 00000 540 00540 00 000ooa 000000 ooaooa 0001 Customer D003043 Toials:0001 UB0 DO540 00540 OOooa000ooa 0003044Snapping Shoals EMCConlad; Jackie ChanayPhono: (770)385-2818 5/31OT1000144 09-IN0730/20100001658 501.658 500 00000000000 Cuitomer 0003044 Totals;0 001658 501,658 500 00000000000 0003046ftigrilJine Data ServicesContact Jeff CopeEanPliona: (770)4B7-34B2Extension. 118 5/31/20100014410-IN6/30120100001 471 251.47125000000000aoo Customer 0003 CM 6 Touts.ooa1471251.471250.00000000000 0003048Mohawk IndustriesContact, Diana BbBPhone: (706)272-4821 4/30/2010D014051 IN5/3O/20100006.313 000006.313 00000 5/31/20100014411-INB/30/20100006.313 006 313 00000000000000 Customer 000304B ToUb:00012.626 006 313 000.313 00000000000 0003049Laval 3 Comnunrcamns. IUZ Contact: Blase GabreskiPhone: (814)260-2441 5/31/20100014412IN6/301201000013 150 0013150 00000000000000 Customer 0003049 Totals:00013.150 0013.150 X000000000000 D003050Splint Communications Co LP Conlad: Kan DtdonaloPhone: (913)762*490 Ml/20100014571 IN6/30/201000051940 0051.940 000 00ooo000000 Customer ODO3050 TqlaLi:00051040 0051.940 00000000000000 0003051Sovtlwm union ConferenceConlad: Todct MacePhone: 1678)420-1433 5/31/20100014572 -IN6/30,20100001578 251.S76 35000000000000 Customer 0003051 Totals:000157825I.57B25000000000000 TOO 3052Gloss Wi re Wortd incConiad; Shirley KflvnerPhone; (866)656-0035 3/31/2010000548000000000 00648.00000 4/3O/2O10000648 00000648 00000000000 5/31/2010000648 00648 000000 00000000 0001.944 00648 00648 00000648 00000 0003053AMREP. IncContact Kevin Baatl iaPhone: (770)422-2071 4/3O/2O10D0142111NStfQtfOtO0004.505 000004.505 00000ooa 5/31/2010D014573IN5/30tfQtO0004.505 004.505 00000000000000 Cuitomer 0003053 Totab;0009.Q10 0O4 505 004.505 OO000000000 0003054InsliluLe or Nuclear Power Oca Conlad- RuthToddPhone: (770)5444624 5/31/20100014574-IN6/3O30100003.307 003.807 00000000000000 Customai 0003054 Totab;0003 807 003.BD7 00000000000000 0003055Tower Croud IncContact: Patricia MomsonPhone: (727)471-5639 M1/2O100014S75-INB/30/201000067 497 8467.497 84000000000000 Customer OO0305S Totals:000674978467.497 84000000000ooa D003057PowerPlan ConsonantsConlad: 2,ach WlfrsetlPhono: (770)618-2278 5/31/20100014576 INtV30tf0lQ0001517401.S17 40000000 Customer 0003DS7 Totab.0001617 401517 40ooa000

Accounts Receivable Aged Invoice Report Soiled by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) CustOmO*/InvoiceDue DelesDrscouM Invoice PoleNumberInvoiceDiscountAmountBalancaCurrent30 Days40 Days60 Days90 DaysData. 0003058VgciK Phonics tncContact Susan ChangPhone; ISOOI49S-0477 11/17/200!1 0005027-PP11/17/200900025 92-00000000000025 92. 4/30/20100O14215-IN5/30/201000080O00000600 000000000001 5/31*2010D014577IN6730/2010000800 00800 00000000000000 Customer 0003055 Tola la:0001 574 D8300 00809000000002592- 0003059Hefman Miller, JncContact Louis lietoPhone; (6161654-5055 .1/30/20100014216- IN5/30/20100001080 000001.060 000000000001 5/3100100014578 INS/3O/20100001 080 001080 00000000000000 Customer 0003059 Totals:0002150001080 001.080 0O000000000 0003060Frosty Acres Brands IncContact Sheila WhilePhono: (6781356-5423 4/30/20100014217IN5/30/20100002129 300002.129 300000000001 Ml/20100014579-INB/3O/2O100 002129 302,129 30000000ODD000 Customer 0003060 Tolab:0004 258602 129 302 129 30000000000 0003063InlBisiale national Dealer Ser Conlact: Gary TavilianPhone; (516)228-8600Extension: 1122 4/2572010D01400SIN5/2672010000259 20000259 200000000003 4/30/20100014216IN5/30/20100001.944 000001.944 00DOC0000001 5/31/2010D0145801N6/30/20100001,944 001.944 00COO000000000 Customer 0003063 Toleta:0004.147 201944 002.203 20000ox000 DO03O64Marcobay ConslructioflContact Paul Edinger IIIPhone: 1863] 680-2293 4/2120100014006.IN5/28/20100 003 396000003 396000000000003 Customer 0003064 Totals:GOO3 396 000003.396 00000000000 0063837City of SmyrnaConlact:Phone: (770)319-5326 5/31/2010D014S81 IN5/30/20100001.964 751.964 75000000000000 Customer 0068637 Tduhs:0001.964 751.964 75000000000000 006943sWellSlarCobb HospitalContact Lynn ESfllsonPhone; (770)732-3836 5/31/2O100014414 IN6/30/201000017.944 0017,944 000.00000000000 Customer 0069435 Tours:00017 344 0017.944 00000000000000 0069453X.0 CommunicationsContact Mohammad GhahramaniPhone: (703)547-2487 5/31/20100014415-IN6/3(1/20100001.650 001.650 000000 00ODD000 Customer 0069453 Touts:0001 650 001.650 00000000000000 0069625XO CommunicolionsContact. Truoe DuongPhone; (703)547-2487 5/3K2O100014416-IN6/3O/20100001 100 nrl1.100 00000000000000 Customer 0069825 Tatars:0001 100 001100 OS000000000000 0069665Chatlahcochee Technical Instil Contact. Angela BonnetPhone; (770)5284516 5/31/20100014582 IN6/30/201000023 793 0023 793 00000000000000 Customer 006966a Tatars:00023 793 0023.793 00000000000000 0069666SBC/Dow ChemicalConlact. Joy LoudenPhone: (703)995-6046 5/31/20100014417-IN6/30/20100001.158 751 158 75000000000000 Customer 00696GG Totals:0001 158 751 158 75000000000000 0069797intermedia CommumcelionsInc Conlact; Judy MuterPhone: [883)6824974 5/31/2010001441B-IN8/3O72O100006.240 006.240 00000000000000 Customer 0069797 Totals:0006.240 006.240 00000000000000 0069972Sotvay PharmaceuticalsConUct Chrrs WhiternanPhone: |770) 5784508 5/31/20100O14419-INE/30/201000020.343 2620.343 26000000000000 Customer 0089972 Tours:00020 343 2620.343 26000000000000 0070135Manalla City SchoolsContact: Pamela FosterPhone: (770)422 3500Extension. 269 4/30/20100014521 IN5/30/20100007 B97 030007,897 030000000001 5/31/20100014583-IN5/30/20100007 897 037.897 03000000000000 Customer 0070135 Totals:00015 794 067,897 037.B97 03000000000 0070153LHa UniversityConlact: PhylisHainesPhone. (770)426-2960 3/31/2O100013684- IN4/30/20100008 400000000 00B4000031 4/3O/2O10M1406OIN5/30/2010000230 60000230 600000000001 5/31/20100014420-IN67300010000230 60230 60000000000000 Customer 0070153 Totals:00046960230 60230 60000E40000 0070155Peachlree Business ProductsConlact Pamete WilsonPhone: (678) B19-5602 5/31/20100014421-I N6/30/20100002.775002.775 00000000000000 Customer 0070155 Totals:0002775002 77500000000000000 0070165Verizon Business WortdComContact. Enc ShadePhone: (918)590-1231 4 (30/20100014222-1N5/30/20100005.520 003005 520000000000001 5/31/20100014584 -IN6/30/20100005 520 005.520 00000000000000 Customer 0070165 Totals:00011040 005.520 00S 520 00000000000 W70717Cobb Counly GovemmenlContact JudyShepoanJPhone: (770)52&S705 5/31/20100014S85-INS/30/20100003.511343.511340.00000000000 Customer 0070717 Totals0D03.511343,511 34000000000000 0071145GW Henssler end Associates Contact: KC SmithPhono: 1678)797-3759 5/31/201000145S6-IN6/30/20100001367 401.367 40000000000 Customer 0071145 Touts:0001367 401.367 40000000000 D071175Allsneo. incConlact: Andy LaurancePhone: (770)427-1334Extension: 3268 4/30720100O14225-IN5/30/2010000495 00000495 00000DOO0001

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) Customer/InvoiceDue DalaiDo countDays Invoice DataNumbotInvoiceDiscountAmount BalanceCurrent30 Days40 Days60 Days90 DaysDelq 5/31/20100014S87-IN6/30/2010000495 00495 00000000ODD000 Customer 0071175 Totals:000990 00495 00495 00000ODD000 D071180Robert Bowden. IncContact; Lowell WnghlPhone: (678) B19-E181 5/31/2010001*422 INB/30/20100003 645 003645 00000000000000 Customer 0071180 Touts:0003.645 303 645 00000GOO000000 OC71303Venzon Business WorldCorn Contact. Ere ShadePhone: (91B] 590-1231 4/30’201000142261N5/30/20100002.600 000002 600 00000000000] 5/31/201000i4588JNB/30/20100002.600 002 600 00000000ODD000 Customer 0071303 Tolata:0005.200 002600 002.600 00000000000 0071396iMNsp IKContact. [XxolhyHillPhone (7701518-2401Extension;2272 4/30/201000142271N5/307201000011.640 240 0011.640 24900ODD0001 5/31/2010O0145S9JN6/30/20100 0011.640 2411 640 24000000000000 Customer 0071396 Tolab:00023.280 4811640 2411640 24000000000 D071507ftON eSolulransContact AlmeedePhone: (212)922-4434 5/31/20100014590IN6/30/20100 004730 004,736 00000000000000 Customer 0071507Totab:0 004 736 004.736 00000000000000 0071603Cobb Cnly Workforce Invaslrrant Contacl; Atisa JacksonPhone: (770)5284065 5/31/20100014591IN6/30/2010000495 00495 00000000000000 Customer 0071603 Totals:00049500495 00000000000000 D071B40General Motors c/oContact:Phone: (315)7744844 5/31/IO10W14592IN5/30(20100009915 809.91S80000000000000 Customer 0071840TolaEs:0009 915 809,915 B0000000000000 0071881Woodward AcademyContacl: Lee ConnerPhone; (404)765-4134 5/31W1100O14423IN6/30/20100007B37 007.B37 00000000000000 Customer 0071881 Totals:0007 B37 007.B37 00000000000000 0072014USA Cargo Services. Compsny Contact Enc JordanPhone: [770)9512155 4/3O2010D014064 IN5/30/201000037800000378 000000000001 5/31-TO100014424 IN6/30/2010D00378 DO378 00000000000000 Customer 0072014 Tolab;00075600378 0037800000000000 0072018Georgia Public Wat)Contact. Karen NorwoodPhone: (770)563,0512 5/31/2O10W14425-IN6/30/20100001 659 511659 51000000000000 Customer 007201BTolala.0001 659 511659 51000000ODD000 0072022Progress Telecom Inc/Leve3 ContactPhone: (7201888-1312 5(31/20100014426-INB/30/2010000500 00500 00000000000000 Customer 0072022 Tolats:000500 00500 00000000000000 0072067The Wahar SchoolContact Tsia HenseyPhona: (770)4272689Extension:6931 5/31/20100014593-IN5730/20100001,250 001250 00000000000000 Customer 0072067 Tola Is:0001250 DO1 250 000000000000D0 0072098Uli&ty ConSutlanls-PoslPetiuContact: Betty CarrekerPhona; [770)955-9922Extension:262 5/31/20100014427 IN5/3O/2010000B95 00395 00000000000000 Customer 0072098 Totals:000895 00395 00ooc000000000 0072115Evans TechnologyContact Jay EvansPhone: (770)7519950 5»31/20100014594 -IN6/30/2010000495 00495 00000000000000 Customer 0072115 Tolab.000495 00495 00000000000000 0072135PteperO Bnen Harr Architects Contact Christopher TownsendPhone; (770)5691706 1/30/20100014233-IN5/30/20100001.476 00OOC147600DOCDOODOO1 5/3I/20tO0O14595-INMO/2010Customer 0072135Totah.000 0001476 00 2 952 001476 00 1476 00000 1476 00000 000000 000000 000 0072139PS EnergyConlact NakaybawAnhvodialPhone: (404)321-5711Extension:179 4/30/20100014234-IN5/30/2010000345 6000034560DOCOODDOO1 5/31/20100014596-IN6/30/2010000345 GO345 60000000000000 Customer 0072139 Totals;00063120345 60345600 00000000 0072152Cobb Chamber ol Commercei ContactPhone: [770)980-2000 5/31/20100O14597-IN6/30/201C0001.150 001150 00000000000000 Customer 0072152 Touts:0001.150 001.150 000000 0D000000 0072190US CemerTelecom LLCContact Joyce HowardPhone; (678) 454-1413 4/30/20100O14OS8-IN5/30/201000015.463 0000015 463 000000000001 5/31.2010001442BIN6/30/2010ooc15.463 0015.463 00000000000000 Customer 0072190 Tolab:00030.926 0015.463 0015 463 00000000000 0072191Atlartla Airtnes Terminal Coqj Contact Warren FlorencePhone; (404)684 7221 5/31 (20100014598-INB/30/201000049500495 00000090000000 Customer 0072191 Totab:con49500495 00000000000000 0072291Kannesaw Stale UniversityContactPhone: [676)797-2228 5/31 (2010D014599INS/3O/20100001.300 001.300 00000000000000 Customer 0072291 Tolab:0001.300001.300 00000000000 0072301Imemap Network SarvrcesContact Adnane McCtainPhone: [404)302-9763 5/31I2O100014600-IN6/30/201C00071500715 000000 00000 1 Customer 0072301 Tolab:00071500715 OB000000000"^0 00

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05/31/2010 American Fiber Systems, Inc. (AFS) Customer)InvoiceDue DelesDiscountDays Invoice DateNumberInvoiceDiscountAmountBalancsCurrent10 Day.40 Days50DsyiSO DaysDetq 0072333BT Americas IncContact Judy HeraldPhone. (703)755-6536 3/31/20100013693 IN4/30/20100001.216 46000DOC0001216 4B,000 4/23/201000139B9IN5/23/2010000912 36000912 36000000000B 5/31/2O100014429 IN6730/20100 0016118 3616.11B36000000000000 Customer 0072332 Touts:0D015 814 2416.11B36912 360001216 48000 D07241SCobb County Fire Depl/MISContact: Dianna AUunsonPhone: (770) 52B-1547 S/31/2O100014601 IN6/30/2010ODD7175 307 175 30000000000000 Customer 0072419 Totals:0007175 307.175 30000000000000 0072474OnFiber CommunicationsContact: Juharin DPhone- (703)259-4309 4/30*20100014070IN5/30/20100002 700000002.700 000000000001 4/3(WO100014071-IN5/30/201000014 0000000014.000 000000000001 5/31/201000144 30-IN6/30/20100002.700002.700 00000000000000 5/31/2010D014431IN6/30/201000014 0000014 000 000000.00000000 Customer 0072474 Totals:00033 400.0016 700 0016,700 00000000000 0072610Mulljpla Benefit ServicesContactPhone; (770)424-5777 5/31/20100014602-1N6/30/2O10000400.00400 00000000000000 Customer 0072010 Totals:0004000040CO0000000000000 0072616Urology Associates. P CContact:Phone: (770)428-3995Extension: 2055 4/3O/20ia0014241IN5/3O/2O100001052000001.052 000000000001 5/31/2010001460} IN6/30/20100001,052001052 00000000000000 Customer D072S16 Totab.0002104 001052 001.052 00000000000 0073149Slarband CommunicationsContact; Tin SouthardPhono: (770)511-3451 5/31/20100014604INa/30.70100004 400004 400 000000000.00000 Customer 0073149 Totals:0004.400 004 400 00000000000000 0073135HCC LHs Insurance Compan1 Contact: Lisa GrotiPhone: {770)973 9651 5/31/201000144 32-IN6/30/20100001.895 001.695 000Q0000000000 Customer 0073155 Totals:0001 695 001.695 00000D00000000 0073227Can-Am Care, LLCContact)Phone: 4/30/2010D014243-1N5/30/2010000940 00000940 000000000001 5/31/2010D014605-IN6/30/2010000940 00940 00000000000000 Customer 0073227 Totals:0001.B80 00940 00940 00000000000 0073243MedQoasl Associates IncContact. Slave ButlerPhone: I67B) 992-7324 4/30/20100014244 IN5/30/20100008.629 850006 629 650000000001 5/31/2O10Q0146O6-IN6/3O/2O100008.629 B56.629 B5000000000000 Customer 0073243 Totals:00017.259 70B.629 B58 629 65000000000 0073302Cobb County Communicatrofis/Web Contact Wands CetahenPhone: (770| 528-1500 5/31/2O10D014607-IN6/30/20100.00525 00525 000000000000 00 Customer 0073302 Totals:000525 00525 DO0.00000000000 0073355Nel2AllanlaContact Mill AitkanPhono: IB7BI560-S076 5/31/20100014433-INS/30/20100001982 711.982 71000000000000 Customer 0073355 Totals:0001932 711.962 71000000000000 0073379Ueln PCS Georgia incContact; NancyWilsonPhone: (478)232 1847 4/30/20100014074IN5/30/2010000130463 7S000130.463 72DOG0000001 5*3100100014434 IN6/3W2010000126.38000126 380 00000000000000 Customer 0073379 Totals:000256.643 72126 380 00130.463 72000000000 0073414Cobb County Community Dvlpoint Contact; Tracey BntlonPhone: (770) 528 4604 4/30/20100014246-IN5/3O/2O10000268 40000268400000000001 5/31/2O100O146OBIN6730/2010000268 40288 40000000000000 Customer 0073414 Totals:000676 80286 402B5 40000000000 0073571Unified Ans. LLCContact: Ma*Phone: (404)664-6725 5/31/2O100O146O9IN5/30/201000069500695 00000000000000 Customer 0073571 Totals:0 00595 00595 00000000000000 0073603CaraustatContact PennyWHouohbyPhone: (770)948-3101 4/3030100014075IN5/30/2010000B .212 000008 212000000000001 5/31/20100014435 IN5/30/20100008.212 008.212 M000000000000 Customer 0073603 Totals;00016 424 008.212 00621200000000000 0073716Cdbb County Public LibraryContact Tom ShaverPhone: (770)528-2325 5/31/20100014610 IN6730/201000010,776 6610.778 66000000000000 Customer 0073716 Touts:00010 778 6610.778 66000000OOD000 D073740Dalalai (USA) IncConlacL Nancy JsndonPhone: (770)255-2425 5/31/20100014611 IN6730120100002 322 102.322 10000000000000 Cuslornar 0073740 Totab0002 322 102.322 10000000000000 0073758Balard DesignsContact: Chad MartinPhone: (404)60^7007 5/31/20100O14436-IN6/30/20100001000 001.000 00000000000000/ Customer 007375B Totals:0001000 001,000 00000000 0073761Alera. LLCContact: Betty FowlerPhone- (770)767-4619 5/31/2O10D014437-1N6/30/20100004,245 604.245 50000000 Customer 0073761 Totals:0004 245 504 245 50000000000000 0073816Tip Top Poultry IncContact: David AttainPhone: (770)579-4250

Accounts Receivable Aged Invoice ReportSorted by Customer NumberAll Open Invoices — Aged as of 05312010 American Fiber Systems, Inc. AFSCustomer Invoice Due Dates Discount Days Invoke Data Number Invoice Discount Amount Balance Current 30 Days 40 Days 60 Days 80 Days Delq4302010 0014250-IN 5302010 000 1.04940 000 104940 000 000 000 1 5312010 0014612-IN 6302010 000 1.04940 1.04940 000 000 000 000 — - — Customer 0073818 Totals: 000 2.09880 1.04940 104940 000 000 0000073844 Lavel 3 dba LooKing Glass Ntwk Contact: Blase Gabresk Phone. 814260-2441 5312010 0014438-IN 6302010 000 2007000 20.07000 000 000 000 000 — - — Customer 0073844 Totals: 2007000 20.07000 000 000 000 0000073856 The Weather Channel Inc Contact: Clark Mcinnes Phone: 770 226-2293 4302010 0014079 IN 5302010 000 669600 000 669600 000 000 000 1 5312010 0014439 IN 6302010 000 669000 6.69600 000 000 000 000 — - — Customer 0073856 Totals: 000 1339200 6,69600 669600 000 000 0000073851 Google Inc Contact: Phone. 408393-5720 4272010 0014001-IN 5272010 000 556400 000 556400 000 000 000 4 43O2010 0014251-IN 5302010 000 30336 000 30336 000 000 000 1 — - — Customer 0073861 Totals: 000 5S67 36 000 566736 000 000 0000074022 McMaster-Cerr Supply Company Contact: Eric Welsh Phone: 630834-9600 5312010 0014440-IN 6302010 000 259155 2.59155 000 000 000 000 — - — Customer 0074022 Totals; 000 259155 259155 000 000 000 0000074023 Qwiz, Inc Contact: Andy Strokes Phone: 6788 32-0544 43072010 0014252-IN 5302010 000 42605 000 42B05 D00 000 000 1 5312010 0014613-IN 03012010 000 42B05 42B.05 000 000 000 000 — - — Customer 0074033 Totals: 000 35610 42805 42805 000 000 0000074135 UTrust Solutions Corp Contact. Anvar Nanji Phone: 678919-7668 4302010 0014081-IN 5302010 000 790 DO 000 79000 000 000 000 1 5312010 0014441-IN 8302010 000 79000 790.00 000 000 000 000 — - — Customer 0074135 Totals: 000 158000 79000 79000 000 000 0000074253 TW Telecom Contact: Phone. 30356 6-1000 5312010 0014442-IN 6302010 000 1060320 10,60320 000 000 000 000 — - — Customer 0074253 Totals. 000 1060320 10.60320 000 000 000 0000074339 Pathire — DG Fasichannel Contact: Samuei Aberra Phone: 972531-2016 4302010 0014253-IN 5302010 000 218815 OOO 2.18815 000 000 000 1 5312010 0014614-IN 5302010 000 215815 2.1BB15 0,00 000 000 0.00 — - — Customer 0074339 Totals: 000 437630 2.18E15 2 IBS 15 000 000 0000074434 Radiant Systems. Inc Contact: Kyle Tobias Phone: 678534-6062 5312010 0014443-IN 63072010 000 269483 2.89483 000 000 000 000 — - — Customer D074434 Totals: 000 269483 289483 000 000 000 0000074521 Masergy Communications. Inc Contact: Phone: 214442-5717 4302010 0014254-IN 53072010 000 1.65000 000 1.65000 ODO 000 000 1 5312010 0014615-IN 63072010 Customer 0074521 Totals: 000 93500 2.5B5 0O 935 00 935 00 0001.65000 000 000 000 000 ooo 000 Division 10 Totals: 000 1.212.845 02 847,71069 363.44448 ooo 6508 1B54 93 Number of Customer: 1480004000 350 Networks Contact: Enn Solan Phone: 4061496 6507 4302010 0014255-IN 5302010 000 2.10000 000 2.10000 ooo ooo 000 1 5312010 0014616-IN 63072010 000 2.10000 210000 000 000 000 000 ODO Customer 0004000 Totals.. 000 4.20000 2.100 DO 2.10000 000 0000004001 Ado County IT Dept Contact: Susan Sass Phone: 2081364-2255 5312010 0014617-IN 6302010 000 300000 300000 000 ooo ooo ooo 5312010 001461BIN 63072010 000 82200 62200 ooo ooo 000 000 — - — Customer 0004001 Totals: 000 3.82200 3.822 DO 000 000 000 0000004004 Broadwing LEVEL 3 Co ntact: Blase Gabreskt Phone: 814260-2441 Comm 000 5312010 0014444-IN 6302010 Customer 0004004 Totals: ooo 7 625 00 7.625 DO 7.62S.0O ooo 000 000 ODO 000 — 7,62500 000 000 ooo0004005 Bass School Daniel Contact: JIM MARCONI Phone: 20B 2B7-2052 5312010 0014619-IN 6302010 0 00 59.335 00 59.335 DO ooo 000 000 000 3.133 34 53120I0 0014620-IN 6302010 Customer 0004005 Totals: 0.00 62468 34 3.133 34 62,468 34 000 000 000 000 000 000 0 00 — ooo0004006 Canyon County Contact: CHERY L LANE Phone: 12084546658 4302010 0014260-IN 5302010 0 00 1750 00 000 175000 000 ooo 000 1 ooo 5312010 0014621-IN 6302010 Customer 00040D6 Totals: 0 00 1750 00 3 50000 1,750 00 1.760.00 1.750 DO 0

accounts receivable aged invoice report sorted by customer number all open invoices — aged as of 05312010 american fiber systems, inc. afs customer invoice due dalea dtjcounl days invoice dale number involca discount amount balance current 30 days 40 days sa days 90 days delq cuilomer 0do4013 totals: 000 3 87500 3.875 00 ooo ooo 000 ooo 0004015 level 3 comnunicatiorb llc contact jonathan hager phone: 720 888-1312 5312010 0014445jn 67302010 0 00 12b4000 12 840 00 000 000 000 000 customer 0q0401s tolab; 000 12b4000 12 840 00 ooo 000 000 dot 0oo4016 micron technology inc contact karta jones phone 1208 368-4551 5312o10 0014625-in 6302010 000 25 000 00 28 000.00 000 000 000 000 customer 0004016 toub: 000 28 000 00 28 000 00 000 000 000 000 0004017 orthopaedic associates contect: phone: 208 3782868 5312010 d014626-1n s30j2010 000 1.847 50 1,647 50 0.00 000 000 000 cuilomer 0004017 totals: 000 1.847 50 1.647 50 000 000 000 000 0004019 sawtooth technob gtos contact; brian adam5 phone: 509 427-4865 h12010 0014627-in 6302010 0.00 4 57000 4,570 00 000 000 000 000 customer 0004019 totals: 000 4 570 00 4.570 00 000 000 ooo 000 0004021 j r simplol company contact valone jensen phone: 1208 327-3314 5312010 0014446-in s30201c 000 17 08612 17 086 12 000 doa ooo ooo 5312010 d014447-in 63o201c 000 50000 600 00 000 000 ooa 000 customer 0004d21 tolab: 000 17 68612 17 686 12 000 000 000 000 0004022 solution pro contact amanda wood phone: 1208 947-5972 5312010 001444 b- in 6302010 000 4.415 25 4 415.25 000 000 000 000 customer 0004022 tomb: ooo 4.415 25 4415.25 000 000 000 000 0oo4024 syjmge networks llc contact: andrea lastey phone: 2081229-6125 5312o10 d014449in 57302010 000 9,850 00 9.850 00 0.00 000 000 000 customer 0004074 totals: 000 9 850 00 9,850 00 000 000 0 00 0 00 0004025 tnnily haellh — tis conlact: bnan biltac phone: 208 367-2381 4103010 0014267-in 1302010 000 30 394 00 000 30 394 00 ooo ooo 000 5312010 0014628in 57302010 000 30,394 00 30 394 00 noo 000 0 00 000 customer oo04o2s totals: 000 60.788 00 30 394 00 30.394 00 ooo 0 00 000 d00402b verizon vymstesa contact damtan tatamaruaz phone: 949 267442 000 bt568- 000 ooo 000 000 b1s58 ooo 2.753 90 0 00 000 2.763 90 000 000 12 0 00 70.442 93 ooo 70.482 93 000 000 000 1 000 35.900 00 ooo 35.900 00 100 ooa 000 1 ooo 670 16 87016 000 000 000 000 000 70.607 93 70.607 93 ooo 000 ooa ooo 000 35 900 00 35.900 00 ooa 000 000 ooo customer 00o4q2b tolab: ooo 215 709 24 107.37b 09 106382 93 2.76390 ooo b15 58- 0004029 wot k gnwp leadernetwork serv contact caria caspar phone: 208 332-1853 5312010 win 629-w 6302010 000 1.75000 1.750 00 000 000 customer 0q0402s toub: 000 1750 00 1.75o0o 000 000 000 000 0004030 wsnjslpriij conlact larry hams phone: 916 340-2547 5312010 d014630-in 5302010 0 00 1.529 85 1,579 85 000 0d0 000 customer 0004030 totals: 000 1.529 85 1,529 85 ooo 000 000 000 0004033 inibimouniain oeihopabdks contact katie cbwlhra phone. 208 489-4341 5312010 0014631 in 57302010 0.00 4 350 00 4.350 00 000 000 000 000 cuil omer 0004033 totals: 000 4 350 00 4.350 00 0.00 ooa 000 000 0004 d35 vbiiiofi wirflle si hal nw region contact damian talamanl phone: 949 286.7442 000 712 36 000 ooo 722 36 000 000 b 300 00 000 s300 00 ooa 000 ooo 000 b.422 54 8 422 54 000 ooo ooo 000 customer oo0403s tolab” 000 17.444 90 8 422 54 b 300 00 722 36 000 000 00o4036 ferrety mediana residency contact travis leach phone; 1208 357-6071 5312010 d014632in 6302010 000 2.204 00 2.204 00 0.00 000 000 000 customer 0004036 totab: 000 z.204 00 2.204 00 0 00 000 ooo 000 0004039 crowfay davs rasftarch conlact richard newman phone: 208 939-2976 4302010 0014093-in 5302010 ooc 1000 00 ooc 1.000 00 ooo ooa ooo 1 5312010 001445 3-in 53072010 customer 0004039 tolab; 000 000 1000 00 2000 00 1,000 00 1,000 00 000 1000 00 ooo 000 ooo 000 000 ood 0oo4o40 dotcom secrets contact stacy haven phone: 208 340-5093 4302010 0014094 in 57302010 000 720 00 000 720 00 000 000 ooo 5312010 0014454in 6302010 000 720 00 720 00 000 000 ooa customer 0004040 to lab: 0.00 1.440 00 720.00 720 00 000 000 000 0004041 power engineers inc conlact:

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer Invoice Dv e Doles Discount Days Invoice Dale Number Invoice Discount Amount Balance Current 30 Days 40 Days 60 Days 90 Days Dom Customer 0004044 Totab: 000 1.050 00 105000 000 ODD 000 000 DOO4045 City ai Boise (Airport) Contact: Justin Lloyd Phone: 1208)859-7310 4302010 P014272-IN 5307010 000 790 00 000 79000 000 OOO 000 5312010 0014633-IN 673072010 000 790 00 79000 000 ooo 000 ooo — - Customer 0004045 Totals; 000 1580 00 79000 79000 000 000 000 0004046 Pocrlic Press Publishing Assoc Contact: Tern Purvis Phone: (208)465-2553 6312010 D014G34IN 67302010 000 BOO 00 80000 000 000 000 000 — Customer 0004046 Toteb: 000 800 00 BOO 00 000 3 000 000 0004 049 Zjal Telecom. LLC Contact Chrrs Adams Phone: 1.208)323-8240 § 5312O10 0014635-tN vwmw 000 t 508 57 160B57 1.60B57 000 000 s s 000 000 000 — - Customer 0004049 Totab: 000 1508 57 000 0004050 West Valley Medical Center Contact Scott Dove Phone; (208)459-4641 10267200= 0011S21-IN 11272005 000 2426 BB 000 ooo s 000 2.42688 185 5312010 D014636-IN 6302010 000 1580 00 1,580 O0 000 s 000 D00 000 — — — Customer 0004050 Totals; GOO 4006 88 1.580 O0 000 ooo 2 426 SB 0004051 Treesura Valley Endocrinology Contact; Dr Julie Pools Phone: 4208)367-6740 5312010 0014637-tN 6302010 ooo 275 00 27500 000 ooo 000 000 — - — — - Customer D0O4051 Totals: 000 275 DO 27500 000 ooo ooo 000 D0O4052 Idaho Trans Depl Dislncl «3 Contact: Phone: (208)334-9971 5.’26V2010 0014362-in S252010 000 12.000 00 12.000 00 12,000 00 000 000 ooo 000 000 — — - Customer 00O4052 Tolats: 000 12.000 00 ooo 000 000 Division 16 Totals 000 503 256 65 344.222 26 153.936 93 3,48526 000 1.61120 Number of Customers: 33 0002707 OARrtel Business Office Contact Troy Chiton Phone: (6141292-9381 5312010 001445SIN 57301010 000 6.B42 50 684250 000 ooo 000 OOO — Customer 0002707 Touts: 000 6 842 50 684250 0.00 ooo 000 000 D002725 National Crry Corporation Contact: Deniso Rasmus Phone: (+12) 762-4818 5272010 0014366-IN 62&2C10 000 2.418 75 2,41875 000 000 ooo 000 — - — Customer 0002725 Totals 000 2,4 IB 76 241875 000 000 000 000 0002794 OARnet Business Office Contact. Trpy Diflkn Phone; (614|292-9381 5312010 0014459IN S302010 000 2.900 00 290000 000 000 000 000 Customer 00027B4 Touts: 000 2900 00 290000 000 Din 000 000 00027 94 BlueBrMJge Networks, LLC Contact Philip Weihe Phono; (2161367-7573 4392010 0014100-IN 5302010 ooo 7.450 00 000 7.450 00 000 000 ooo 5312010 D014460-IN 63072010 ooo 7450 00 745000 000 ooo 000 000 Customer 0002794 Touts: 000 14 900 DO 7.45000 7450 00 ooo 000 ooo 0002812 OARnelScnoolNel Contact: Troy Dilon Phone: (614)292-9381 5312010 D014461-IN 6302010 ooo 1030 00 1,03000 000 ooo 000 ooo — - — Customer 0002B12 Toters: 000 1030 00 1.03000 000 000 ooo 000 0O02B29 KeyBenk Notional Association Conioc t. Phone: 5312010 001463B-IN 67302010 000 7,49500 7,49500 000 000 000 000 ooo — Customer O002&29 Toters: 000 7 495 00 749500 000 000 ooo 0002838 Zayo Bandwidth Central LLC Contact: Phone; (303)381-3233 5312010 0014462-1N S302010 000 4.107 00 4,10700 000 000 000 000 Customer O0D2B3B Tolab: ooo 4.107 00 4 107 DO 000 000 000 000 0002910 Continental Broadband, 1nc Contact: Shirley Moras! Phone. (412)316-7900 Extensk in: 7504 5312010 0014463-1N 5302010 ooo 6.355 00 635500 000 000 000 000 — Cust omer 0002S19 Totab: 000 6.355 00 635500 000 ooo 000 ooo 0002921 Cooenl Communications Inc Contact: Walter Chuieman Phono; (202)295-«43 4302010 0014104-IN 5302010 000 1.965 00 000 1.965 00 ooo ooo 5172010 O014344IN E16V2010 000 5.026 66 5026 M 000 000 ooo 000 5312010 0014464 IN 6302010 000 2.3ESO0 2,36500 000 ooo ooo 000 — — — Customer 0002921 Tolab: 0 00 9.356 66 7.39156 1965 00 000 000 ooo 0002922 Revelation Networks Inc Contact Michaat Humphrey Phone: (866)738-6391 4302010 D0141C5 -IN 5302010 0 00 5 350 00 000 5350 00 000 000 000 1 5312010 H0W65IN 6302010 0 00 5.430 25 5.43025 000 000 000 ooo Customer 0002922 Totals: 0 00 10 780 25 5.43025 5350 00 000 00 0 ooo 0002

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices — Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer [nvoice Due Dalai parcount Days Invoice Dale Number Invoice Drscount Amounl Balance Current 30 Days 40 Days 30 Days 90 Days Delq 0002729 Cogent Communications tnc Contact; Warier Churaman Phone: 1202)295-4343 4302010 D0141064N 5302010 000 4 756 00 OOO 4.758 00 000 DOC OOO 1 5312010 0014456 IN 630201 0 ooo 4 758 00 4758.00 000 000 000 ooo Customer 0002726 Tolab: 000 9 516 00 475300 4.758 00 000 GOO DUO 0002730 Cox Communians Ksnsai LIC Contact KBlhy Dawson Phone. (405)236-5269 Z2672010 0013394 IN 33O2O10 OOO 215100 000 D00 DOO 000 215100 62 4302010 0014280-IN 53O2O10 OOO 215100 000 2.151 00 000 000 OOO 1 5312010 001464 0-IN S30201C 000 2.151 DO 215100 OOO GOO 000 000 Customer 0002730 Tolab: ooo 6 453 DO 215100 2,151 DO OOO ooo 2,15100 9002785 Fun Control Network. iik Contact: JuaLn Franz Phone: (913)850 -7014 Extension: 63 5311010 D01464I-IN 63O2O10 000 694DOO 694000 000 000 000 000 Customer 0O027BS Tolab: 000 6 940 00 694000 000 000 OOO 000 0002789 WilTaltevel 3 Communications Contact. Phone: (814)260-2000 531010 0014467-IN 6302010 ooo 7 350 00 735000 000 000 000 OOO Customer 00027BS Tolab: 000 7 350DO 735000 000 000 coo OOO 0002793 GreflnSoft Solutions Contact: Robin GreanhaDan Phone: (B16) 222-1200 4302010 D014282-IN 5302010 Don 7 210 56 900 7.210 53 000 000 OOO t 531010 D014642IN 6302010 ooo 7 210 58 7 210.58 OOO 000 000 ooo Customer 0002793 Tolab: 000 14 421 16 721063 7.210 53 000 000 000 0OO283O NelJOtus Contact: Amy Bollard Phone: (B16) 410-5968 5312010 D014466IN 63072010 ooo B46 30 B46 30 000 000 000 000 Customer 0002630 Tolab: 000 646 30 64630 OOO 000 DOO ooo DM2345 Hardhal. iik Contact: Snaun Astiley Phone. (810)471-7688 392010 0001329PP 392010 ooo 4092 00- 000 DOO DOO 4 092 00 ooo 5312010 D014643-IN 6302010 ooo 4 092 00 409200 000 000 000 000 Customer 0002645 Totab: 000 OOO 409200 DOO 000 4 092 00- 000 0002903 1 A 1 Internet. Inc Contact: Heather Bower Phone: (610)560-1451 5312010 D0144 69IN 63072010 ooo 5 356 87 5.35887 OOO ooo 000 000 Customer 0002903 Totab: ooo 5 356 B7 535887 DOO 000 000 000 0002945 Skyway Networks LLC Contact: Randy Leiker Phone: (913)663-3900 Extension: too 5312010 00144 7MN 630WO ooo 1 39945 1.39945 000 000 000 000 Customer 0002945 Totab: ooo 1 39945 139945 000 000 000 000 0002947 Unde Prtvalo Networks LLC Contact: Chnslme Phone: (610)225-1561 43012010 0014283-IN 53020 ID ooo 1 000 00 000 t.000 00 OOO 000 000 1 5312010 0014644IN 6302010 ooo 1 077 26 107725 000 000 000 000 Customer 0002947 Totab: ooo 2 077 25 107725 1.000 00 000 000 ooo 000294S Benfletd Hoidngs Inc Contact Vrchi Man Phone: (952)633 3474 172010 0615324-PP 172010 000 1 700 00- OOO 000 000 000 1,700 oc- Customer D0C2948 Totab: ooo 1 700 00- 000 000 ooo 000 1.700 Ofr 0002949 Kansas Broadband Internal Inc Contact Jon Cenulheni Phone: PBS) 8250199 22S72O10 0O1339B-JN 3302010 D00 546 35 OOO 0D0 ooo DOO 64635 62 3312O10 D01390S-1N 4302010 ooo 646 35 OOO 000 ooo 64635 000 31 42B3010 D014005-1N 52V2010 ooo 3.B7S 10 OOO 3.B7B 10 ooo OOO 000 3 5262O10 D014371CM 000 5 170 SO- 517060 000 ooo 000 000 Customer 0002949 Tolab: 000 000 517080- 3,373 10 000 64635 64635 0O02951 Variron Wireless (AltoH) Contact Jamas Ells Phone: [501)905-5122 531OO10 D014645-IN G302010 0.00 3 007 63 3.00766 000 ooo OOO 000 Customer 0002951 Totab. 000 3007 68 3.00768 000 000 000 OH 0002952 K-PowerNeU LC Contact Rod Couch Phona: 1916)256-1833 5312010 DOI4646-tM 5302010 ooo 2 297 78 2.29776 000 000 000 000 Customer 0002952 Tolab: 000 2 297 73 2.29778 000 000 DOO 000 0002953 Qwest Commurucalrons Corp Contact Phone: (913)676-3927 1122009 1109WIR-PP 112200S ooo 1.176 00 OOO 000 000 000 117500- 5262010 O0143551N 62572O10 000 5 401 69 5.40169 000 000 ODD OOO Customer 0002953 Totab: 000 4,226 69 5.40169 ooo 000 OOO 117500 0002954 Barnslam-Rem Advertising Contact: Brandy Rdey Phone: (816)960-5357 43O2O10 00142

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems. Inc. (AFS) Customer Invoice Due Deles Discount Days Invoice Dele Mumbei Invoice Discount Amount Balance Current 30 Deys 40 Days 50 Days 90 Days Delq Customer 0002060 Tote la: 000 10 024 00 1002400 000 000 0D0 000 0002961 Sprint Communicalions Contact. Phone: (8 16)3297055 5255010 0014359 IN 67252010 000 5.012 00 501200 ooo 000 000 ooo Customer 0002961 Touts: 000 5.012 00 501200 000 000 000 000 0CO2964 Ad knowledge Inc Contact: Paul Windrscn Phone: (B16) 7771188 5312010 0O1464BIN 6302010 000 2.460 50 246050 000 000 OOO ooo Customer 0002964 Totals. 000 2460 50 246050 000 OOO ooo ooo 0002965 Avid Phone Contact: David Hoisngswrl h Phone: {816)9947033 4272010 426W1HPP 4272O10 000 5177 ooo 6177 000 ooo 000 4302010 D014114IN 53072010 000 4,179 77 000 4,179 77 OOO ooo ooo 1 57312010 D014473IN 630201C 000 4 43612 443612 000 OOO 000 ooo Customer 0002065 Totals: 000 8 554 12 443612 4 11800 OOO 000 ooo 0002966 SureWesl Communicalrans Con lad: Tom Reaves Phone: (913)3229631 52672O10 D014356IN 62672010 000 501200 501200 000 ooo 000 000 Customer 0002966 T Diets: 000 5 012 00 501200 ooo ooo 000 000 0002967 AT8T Contact: Randall Fasdoth Phone: (913)7671503 5262010 3011356 IN 6725201G 000 10 024 00 10.02400 000 ooo 000 000 Customer 0002967 Touris. 000 10024 00 10 G24 00 000 000 ooo ooo 0002969 Crearwire130USLLC CDllact: Ami Walton Phone: (425) 2167691 3312O10 0013738 IN 4302010 000 3 465 52 ooo 000 ooo 346552 000 31 4302010 0014I151N 53072010 000 3 465 52 ooo 3.465 52 ooo OOO 000 1 5312010 0014474IN 5302010 000 3 465 52 346552 000 000 000 000 Customer 0002969 Touts: 000 10 ..396 56 346552 3 465 52 ooo 346552 000 0002970 Verizon Wireless (VAW| LLC Contact: Lalosha ingrarn Phone: (63613450449 3182010 0013636IN 4172010 000 32B6I6 53 OOO 000 000 328,61653 000 44 Customer 0002970 T Dials: 000 326 616 53 OOO 000 000 32B.616 53 000 Derision 40’ rolali. 000 513 581 39 12374144 61.281 20 000 328.63640 7765 Number of Customers. 2 0005001 Ahem Rentals Contact: Joyna Accounts Payable Phone: (702)3624623 5312010 00144 75IN 57302010 000 5944 00 5.94400 ooo 000 OOO ooo Customer 0005001 Tduk. 000 5 944 00 5.94400 000 000 OOO ooo 0005002 Amerran Tower SSl Corclact: Sandra Stanley Phone. (770)3081958 4302010 001428am 53O2010 000 13950 OOO 13950 000 000 000 1 53172010 0014649IN 6302010 000 9300 00 S.300 00 ooo 000 000 000 Customer 0005002 Totals: 000 9 439 50 930000 13950 ooo 000 000 0005004 AT5T (SBC Long Dislsnco LLC] Contact, Chro Octi Phone (908)234 3722 5312010 D014476IN 5302010 000 2.900 00 280000 000 000 000 00 0 Customer 0005004 Touus: 000 2.S00 00 2.S00 00 ooo ooo 000 ooo 0005005 Ceshman Phola ConlacL Matfene Phone: (702)B718300 Extension: 117 4302010 00142891N 5302010 000 50000 ooo 50000 OOO 000 000 1 5312010 0014E50IN 57302010 000 50000 50000 000 ooo 000 000 Cuetomer 0005005 Totals: 000 1000 00 50000 50000 000 ooo 000 Q005006 Ctark. County Jnlormalion Tech Contact; Kyele Diicon Phone, (702)4554)242 5312010 0014477 IN 5302010 000 11750 00 1175000 000 000 ooo ooo Cuelomer 0005006 T Dials: 000 11750 00 1175000 000 000 ooo GOO 0OO5O07 Craanwa US LLC Contact. Ami Walton Phone: (425)2167891 5262010 02O6626PP 52672010 000 18 695 00 16.695 00 000 ooo ooo ooo 5312010 0O1447BIN 6302010 000 18.695 00 1B.695 00 000 000 000 000 Customer 0005007 Totals: Q00 ooo OOO 000 000 00G GOO D0O5O10 Echelon Resorts LLC Contact: Scott Schroder Phone: (702)8888146 4302010 0014290r.N 53012010 ooo 4.100 00 ooo 4 100 00 ooo D00 OOO 1 5312010 0O14651IN 6730 72010 Ooo 4.100 00 410000 000 000 OOO 000 Customer 0005010 Totals: ooo S 200 00 4.10000 4 100 00 DDO 000 000 0005013 Integra Telecom Inc Contact, Candrse Hi Phone. (503)453274 000 5312010 D014479IN 67302010 Customer 0005013 Totals: 000 000 500 00 500 00 500 00 500 00 ooo 000 000 000 000 000 000 0005014 Kayon Cornmunrcauons Contact Derek Phone: (402)9984098 531

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer Invoice Due Dalea Discount Days Invoice Dale Number Invoice Discount Amount 3alaace Currenl 30 Deys 40 Days 60 Days 90 Days Delq 0005018 NV PowerSPONV Energy Contact; Dana Malone Phono: (702)6574299 4222010 00139S3IN 57222010 000 900 00 OOO 90000 000 000 OM 9 4302010 0014122 IN 5302010 OOC 3.900 00 OOO 3.900 M 000 030 000 1 527(2010 0014363IW 67262010 DM 5.787 08 5.7B7 OB DM ooo DOO OM 5272010 0014365 IN 672672010 ooo 7.476 10 7,47610 DM 000 000 OM 5312010 M14481IN B302010 000 10.020 00 10.02000 0.00 000 000 000 Customer 000501B Totals. ooo 26.085 18 23.2B5 IB 1 BOO DO 000 000 000 0005019 Nevada Telephone Contact: Jason McLamoos Phone: (702) 882000 Extensnn: 1010 4302010 M14293IN 5302010 ooo 3B36 70 OOO 3.836 70 000 000 OM 1 5312010 0014654IN B302010 000 3 760 00 3.76000 OOO 000 000 000 Customer 0005019 Tota ls: 000 7.618 70 3.78000 3.83670 000 000 OM 0005022 Qwest OnFiber Invoce Process Contact: Barb Barker Phone: (703)2594370 4202010 TO13974IN 520V201C ooo 12.2B9 12 OOO DM 12.289 12 000 OM 11 4202010 M13975IN 5202010 D00 1.050 00 ooo OOO 1050 00 OM OM 11 4202010 0013976IN 520201C ooo 1.760 00 ooo OM 1760 00 OM OM 11 4302010 D01412HN 5302010 ooo 22.500 00 ooo 22 5OO.O0 000 OM OM 4302010 M14124IN 5302010 ooo 15.000 00 ooo 15.00000 000 DM OM 4302010 D014125IN 530201C ooo 21.000 00 ooo 21.000.00 000 OM OM 4302010 0014126IN 53072010 ooo 2.200 00 DM 2.20000 000 OM OM 4302010 00141271N 5302010 ooo 1.350 00 DM 1.350 W 000 DOO OM 52672010 D014369IN 6272010 ooo 814 34 B14 34 OOO 000 DM OM 5312010 D0144S2JN 6302010 DM 22.500 00 22.500 M DM 000 OM OM 5315010 00144S3JN 53072010 ooo 15.000 00 15.000 M DM 000 OM OM 5311010 D014484IN 63072010 ooo 21.375 00 21.375 M DM 000 OM OM 5312010 0014435 IN 5307010 ooo 2.200 00 2.20000 000 ore OM OM 5312O10 D0144861N 6302010 000 1350 00 1.35000 000 000 000 ooo Customer 0005022 Totals: 000 140.388 46 63.23934 62.050 00 15 09912 000 0M D005023 SBC Long Distance LLC Contact: Chnsiopher Och Phone: (908)2343722 4<3O2010 0014128 IN 53072010 ooo G 465 00 DM 6 495 00 DOO OM OM 1 5312010 D0144S7IN G302010 000 6.495 OO 6.49500 000 000 OM OM Customer 0005023 Totals: 000 12 990 00 6.49500 6.495 00 ooo OM OM 0005024 Untied Healthcare Services Contact. Judy W oodard Phone: (702)24270M 5312010 M14655IW S3O72O10 ooo 7.S50 00 7.B50.M 000 ooo 0D0 OM Customer 0005024 Tolab: 000 7.B5O0O 7.B50M OM ooo ODO OOO 0005027 Sptiea communications Contact: Chris Donnelly. Presidenl Phone: (650)5772304 4302010 0014295tN 53O72O10 ooo 3000 00 DM 3.000 OO ooo 300 ooo 1 5312010 0014656 IN 67302010 000 3.000 00 3.000 M 000 000 OOO OM Cuelomer 0 005027 Totels: ooo 6.000 OO 3.00090 3.000 00 000 000 OOO 0005029 Stratosphere Gamng CorpACEP) Contact: Mike Easig Phone. (702)3834821 5312010 D014488IN B73O2O10 000 7.441 67 7.441 B7 OM ooo 000 OM Customer 000502B Totals: 000 7 441 67 7.441 B7 000 ooo 000 OM 0O05O2S TelePacific Cc «P Contact: Jason McClain Phone: (585)2166729 423010 00139B7IN 5232010 000 1.225 75 OOO 1.225 75 DOO 000 OM B 43O2TJ10 3014130 IN 53O2O10 ooo 22 900 00 DM 22 MOM DM ooo OM 1 5312010 3014489 IN 673O7ZO10 000 22.900 00 22.90000 OOO ooo 000 OOO Cuelomer D005029 Totals: 000 47.025 75 22.90000 24.125 75 000 ooo GOD 0005034 WillelLevel 3 Conunumcaliorfi Contact Vtad ColTman Phone: (702)888.1312 5312010 DO144901N 6302010 000 2950 00 2.95000 000 OM 000 000 Cuelomer OOOS034 Totals: 000 2 95000 2.95000 000 OM 000 000 DOQS035 XO Communications Contact: Trucie Duong Phone: (703) 54 724 B7 4302010 0014132 IN 53O7010 000 5548500 000 65.485 M OM 000 DM 1 5312010 0014491IN 573072010 aoo 65.485 00 65.48500 000 OM 0.00 000 Customer 0005035 Totals: 000 13097000 6548500 65465O0 OM 000 000 0005036 Switch Communcations Contact: Jeff Ames. President Phone: (702)44.4102 4302010 00H131 IN 53O2010 000 IB 720 00 D00 18 720 M DM 0.00 DM 1 5142010 001434 3IN 571370

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems. Inc. (AFS) Customer) Invoice Due Dales Discount Days Invoke Dale Number Amount Balance Current 30 Days 40 Deys 60 Days 9D Days Deiq 5312010 0014659 IN mo2010 000 9 932 00 9.93200 000 ooo 000 Ml2010 0014660IN 3CV2010 ODO 5312010 0014561 IN 5T3O2O10 ooo 10.845 00 10.64500 0.00 000 Customer 0005045 Totals: 000 105.O2B75 79.61575 25.4 13 00 ODO 000 ODO 0005046 Sou lham NV Wa La r Au thorny Contact ScollKrentz Phone: (702)8623400 Extension; 5240 4’272010 0013999IN S272O10 000 11.000 00 000 11.000 00 0.00 000 000 4 Customer 0OOS046 T Dials: 000 11.000 00 000 11.000 00 000 000 ODO 0005049 Excess CornmunFCarjons Contact ftjch Redding Phone: (702)8881021 4302010 0014300IN 5302010 000 2436 00 ooc 2.43600 000 D00 5312O10 0014662IN 6302010 ooo 2 400 00 240000 000 000 ooo 000 Customer 000S049 Touts; 000 4B36 00 240000 2.43600 000 000 OOO 000 5051 The Patron Spinls Company Contact: Davri Lawrence Phone: (702)2629446 D013757IN 4302010 D00 4 331 25 000 D0141S6IN 53072010 DOO 4 331 25 000 s D014495IN 6302010 000 4 331 25 433125 000 i Cuslomer 0005051 Totals: OOO 12 99376 4.33125 4.331 25 000 433126 000 0005055 Anexeon LLC Contact: Curt Miler Phone: (702)9380365 Extension: 125 4302010 OOH301IN 530Z201C ooo 7650 00 000 7.85000 000 5142010 D014342IN 6132010 ooo 1.593 53 159353 000 000 ooo DOO 5312010 D014663IN S30J2O1Q 000 10.450 00 10.45000 000 000 000 ooo Cuslomer 0005055 Totals: DuO 19 693 53 12.04353 7 850 00 000 000 000 0005056 Petioglyph Games Conlecl: Brandy Pastora Phone. I702! 228 4040 5312010 0O144961N 6302010 000 675 00 B75O0 000 000 ooo OOO Cuslomer 0005056 Totals: 000 875 00 87500 000 000 000 000 D005O58 Switch Business Solulnns LL C Contact: Rhonda Gertie Phone: 1702)2676615 5312010 D014497IN 67302010 000 1.S6019 1.86019 000 ooo 000 000 Customer D00505B Totals: ooo i SSO 19 1.85019 000 ODO ooo 000 D005062 NSTec Telephone Sovices Contact Rita Phone: (702)2950716 5312O10 0014664IN 6302010 000 9.563 00 9.66300 000 000 000 000 Cuslomer 0005062 Totals: 000 9 563 00 9.68300 000 ooo ooo 000 0005060 Global Crossing Contact Phone: (703)2594467 4302010 0014139IN 53O72O10 000 B 101 00 000 B.301DO 000 ooo ooo 1 5312010 001449SIN 63072010 000 8.4 25.51 842551 OOO 000 000 ooo Cuslomer 0005066 Totals. 000 16 726 51 842551 6 30100 000 000 000 0005068 IVetocny Contact Kuana Jackson Phone: (702)333752 3312010 001376HN 4302010 000 2. BOO 00 000 000 000 2 800 DO 000 4302010 0014140IN 53OI201O 000 2.BO0 00 000 2,800 00 5312010 O014499IN 302C10 000 2 BOO 00 2.80000 000 000 000 000 Customer 0005066 Totals: 000 8.400 00 2.80000 Z.B00O0 000 2,80000 ODO 0005069 Pewade Enlertammenl Contact; Do mingo Ruiz Phone; (702)6884118 5312010 001466 5IN 6302010 000 4.935 00 4,93500 000 000 ooo ODO Cuslomer D005069 Tolab: 000 4 935 00 4.93500 000 000 ooo ODD 0005070 Diamond Resorts Cenlrafczed Contact: Slaphen Eeerier Phone: (702)3047220 4302010 D014304IN 53072010 000 7 185 00 000 7.1B5 00 000 5312010 0014666IN 6302010 000 7 18500 718500 000 000 ooo 000 Cuslomer 0005070 Totals: ooo 14 370 00 718500 7.1B5 00 000 000 ODO 0005073 Tetosphere Nelworiw Contact jBoalle Pane Phone: (460)3857038 3312010 0013929 IN 4302010 000 5,246 74 OOO ooo 000 5.24674 OOO 31 4JO2O10 0014141 IN 530.7010 000 4.106 40 D.OO 4.106 40 000 000 57312010 0014500 IN 6302010 D00 4.10640 410640 000 000 ooo ODO Cuslomer 0005073 Toubc; 000 13.459 54 4.10G40 4 106 40 000 5,24674 000 9005074 level 3 Communications.. LLC Contact Bla5a Gabraski Phone; 1814)2602441 5312010 0014501IN 63O72O10 000 6.503 00 6.50300 000 000 000 000 Customer 0005074 Totals: ooo 6.503 00 6.50300 000 000 ODO OOO 0005075 Verizon Wireless Contact LeOuyn Uong Phone: (949)2667941 5312010 D014502IN 63O2010 000 41000 00 41.00000 000 000 000 BOO Cusloiner 0005075 Totals: 000 41000 00 41.00000 000 000 DOS ODO D00507E CHSl of Nevada Contact: Cheryt Mono Phone: (702)73644

American Fiber Systems, Inc. (AFS)

Customer/ Invoice Date	Invoice Number	Due Dates Invoice	Due Dates Discount	Discount Amount	Balance	Current	30 Days	40 Days	60 Days	90 Days	Days Delq
0005082	Peoples Utility Corporation		Contact:	Jason Earl		Phone:	(702) 326-5173				
4/30/2010	0014309-IN	5/30/2010		0.00	1,100.00	0.00	1,100.00	0.00	0.00	0.00	1
5/31/2010	0014670-IN	6/30/2010		0.00	1,116.50	1,116.50	0.00	0.00	0.00	0.00	
		Customer 0005082 Totals:		0.00	2,216.50	1,116.50	1,100.00	0.00	0.00	0.00	
0005086	A1 Hospitality Solutions		Contact:	Jason Earl		Phone:	(702) 326-5173				
4/30/2010	0014310-IN	5/30/2010		0.00	1,116.50	0.00	1,116.50	0.00	0.00	0.00	1
5/31/2010	0014671-IN	6/30/2010		0.00	1,116.50	1,116.50	0.00	0.00	0.00	0.00	
		Customer 0005086 Totals:		0.00	2,233.00	1,116.50	1,116.50	0.00	0.00	0.00	
0005088	Steelman Partners		Contact:	Caroline Navarro		Phone:	(702) 873-0221				
4/30/2010	0014311-IN	5/30/2010		0.00	1,275.00	0.00	1,275.00	0.00	0.00	0.00	1
5/31/2010	0014672-IN	6/30/2010		0.00	1,275.00	1,275.00	0.00	0.00	0.00	0.00	
		Customer 0005088 Totals:		0.00	2,550.00	1,275.00	1,275.00	0.00	0.00	0.00	
0005089	Harrah's Operating Company Inc		Contact:	Mark Cross		Phone:	(702) 880-4735				
4/30/2010	0014312-IN	5/30/2010		0.00	19,720.00	0.00	19,720.00	0.00	0.00	0.00	1
5/31/2010	0014673-IN	6/30/2010		0.00	19,720.00	19,720.00	0.00	0.00	0.00	0.00	
		Customer 0005089 Totals:		0.00	39,440.00	19,720.00	19,720.00	0.00	0.00	0.00	
0005090	Int'l Bro. of Electrical Wrkrs		Contact:	Tom Sielson		Phone:	(702) 569-2889				
5/26/2010	0014361-IN	6/25/2010		0.00	10,207.57	10,207.57	0.00	0.00	0.00	0.00	
		Customer 0005090 Totals:		0.00	10,207.57	10,207.57	0.00	0.00	0.00	0.00	
0005094	R&D Technologies		Contact:	Rob Tyree		Phone:	(702) 478-6598				
4/22/2010	0013979-IN	5/22/2010		0.00	2,850.00	0.00	2,850.00	0.00	0.00	0.00	9
4/30/2010	0014313-IN	5/30/2010		0.00	2,850.00	0.00	2,850.00	0.00	0.00	0.00	1
5/31/2010	0014674-IN	6/30/2010		0.00	2,850.00	2,850.00	0.00	0.00	0.00	0.00	
		Customer 0005094 Totals:		0.00	8,550.00	2,850.00	5,700.00	0.00	0.00	0.00	
0005095	Encore Productions		Contact:	Todd Valle		Phone:	(702) 739-8803				
4/29/2010	0014009-IN	5/29/2010		0.00	199.98	0.00	199.98	0.00	0.00	0.00	2
4/30/2010	0014314-IN	5/30/2010		0.00	3,000.00	0.00	3,000.00	0.00	0.00	0.00	1
5/31/2010	0014675-IN	6/30/2010		0.00	3,000.00	3,000.00	0.00	0.00	0.00	0.00	
		Customer 0005095 Totals:		0.00	6,199.98	3,000.00	3,199.98	0.00	0.00	0.00	
0005096	Holiday Systems International		Contact:	Rex Jones		Phone:	(702) 254-3100				
5/18/2010	0014348-IN	6/17/2010		0.00	780.56	780.56	0.00	0.00	0.00	0.00	
5/31/2010	0014676-IN	6/30/2010		0.00	1,100.00	1,100.00	0.00	0.00	0.00	0.00	
		Customer 0005096 Totals:		0.00	1,880.56	1,880.56	0.00	0.00	0.00	0.00	
0005097	Las Vegas Paving Corp		Contact:			Phone:	(702) 251-5800				
5/26/2010	0014360-IN	6/25/2010		0.00	1,627.32	1,627.32	0.00	0.00	0.00	0.00	
		Customer 0005097 Totals:		0.00	1,627.32	1,627.32	0.00	0.00	0.00	0.00	
0005098	Gaming Partners Intl USA		Contact:	Andrew Icarangal		Phone:	(702) 384-2425				
5/27/2010	0014367-IN	6/26/2010		0.00	464.40	464.40	0.00	0.00	0.00	0.00	
5/31/2010	0014677-IN	6/30/2010		0.00	1,200.00	1,200.00	0.00	0.00	0.00	0.00	
		Customer 0005098 Totals:		0.00	1,664.40	1,664.40	0.00	0.00	0.00	0.00	
		Division 46 Totals:		0.00	961,030.49	590,219.46	342,324.00	15,099.12	13,387.91	0.00	
		Number of Customers:		54							
0002709	Ins Networks		Contact:			Phone:	(614) 425-2300				
5/31/2010	0014678-IN	6/30/2010		0.00	7,034.65	7,034.65	0.00	0.00	0.00	0.00	
		Customer 0002709 Totals:		0.00	7,034.65	7,034.65	0.00	0.00	0.00	0.00	
0002736	MCI Worldcom Attn Celia Poole		Contact:	Celia Poole		Phone:	(972) 729-6535				
12/4/2009	0012533-IN	1/3/2010		0.00	2,298.17	0.00	0.00	0.00	0.00	2,298.17	148
		Customer 0002736 Totals:		0.00	2,298.17	0.00	0.00	0.00	0.00	2,298.17	
0002738	Vanderbilt University Medical		Contact:	Susan Walker		Phone:	(615) 322-1400				
4/30/2010	0014144-IN	5/30/2010		0.00	900.00	0.00	900.00	0.00	0.00	0.00	1
5/31/2010	0014504-IN	6/30/2010		0.00	900.00	900.00	0.00	0.00	0.00	0.00	
		Customer 0002738 Totals:		0.00	1,800.00	900.00	900.00	0.00	0.00	0.00	
0002835	Level 3 Communications, LLC		Contact:	Jonathan Hager		Phone:	(720) 888-1312				
5/31/2010	0014505-IN	6/30/2010		0.00	2,284.64	2,284.64	0.00	0.00	0.00	0.00	
		Customer 0002835 Totals:		0.00	2,284.64	2,284.64	0.00	0.00	0.00	0.00	
0002897	MCImetro Access Transmission		Contact:	Celia Poole		Phone:	(972) 729-6535				
12/4/2009	0012536-IN	1/3/2010		0.00	1,239.50	0.00	0.00	0.00	0.00	1,239.50	148
		Customer 0002897 Totals:		0.00	1,239.50	0.00	0.00	0.00	0.00	1,239.50	
0002918	Vanderbilt Univ. Medical Ctr		Contact:	Susan Walker		Phone:	(615) 322-1400				
4/30/2010	0014146-IN	5/30/2010		0.00	20,000.00	0.00	20,000.00	0.00	0.00	0.00	1
5/31/2010	0014506-IN	6/30/2010		0.00	20,000.00	20,000.00	0.00	0.00	0.00	0.00	
		Customer 0002918 Totals:		0.00	40,000.00	20,000.00	20,000.00	0.00	0.00	0.00	
0002919	SunGard Availability Services		Contact:	Ryan Balosukna		Phone:	(215) 446-2675				
5/31/2010	0014679-IN	6/30/2010		0.00	4,172.43	4,172.43	0.00	0.00	0.00	0.00	
		Customer 0002919 Totals:		0.00	4,172.43	4,172.43	0.00	0.00	0.00	0.00	
		Division 50 Totals:		0.00	58,829.39	34,391.72	20,900.00	0.00	0.00	3,537.67

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems. Inc. (AFS1 Customer Invoice Pue Pales ?ncounl Days Delq Invoice Data Number Invoke Orsconnl Am mini Balance Current 30 Days 40 Days BO Days 90 Days 0005082 Peoples Utility Corporation Contact Jason Earl PhDne: (702)3265173 4302010 0014309 IN 5302010 ooo 1 100 00 000 531(2010 0014670 IN 63O2O10 000 1.115 50 1116 SO OOO 000 OOO 000 Custo mer Q0050B2 Totab: 000 2.216 50 1.11650 110000 ooo OOO ooo 0OO5OB6 Al Hospttably Sortitions Contact Jason Earl Phone. 1702)3265173 4302010 0014310 IN 5302010 ooo 1 11650 ooo 1.11650 000 5312010 0014671 IN 6302010 000 1 116 50 1.11650 OOO 000 000 000 Customer 00050B6 Totals: 000 2 233 00 1.11650 1.11650 000 000 ooo 0005033 Sleelmen Partners Contact: Caroline Navarro Phone: (70218730221 4JO2010 0014311 IN 5002010 000 1.275 00 000 1.27500 ooo 000 5312010 D014672IN 6V3O2O10 000 1,27500 1.27500 000 000 000 000 C ustomer 00050BS Totab: 000 2.550 00 127500 1.27500 000 000 ooo 0005OBS Harrah’s Opershng Company Inc Contact: Mark Cross Phone: (702)6804.735 43072010 0014312IN 5302010 000 19 720 00 5312010 D014S73IN 6302010 ooo 19 720 00 t9 720.00 000 000 000 000 Customer 0O05OB9 Totals: 000 39 440 00 1972000 19.720 00 ooo ooo 000 0005090 Inl’IBro o( Electrical YVrkrs Contact; Tom Slelson Phone: (702)569.2089 5262010 D014361IN 6250010 000 10207 57 10,20757 000 000 000 000 Cuslomer 0005090 Totals: UL1] 10.20 7 57 10.20757 000 000 000 000 0006094 RSD Technologies Contact, Rob Tyrw Phone: (702)47B659B 4222010 000 2.850 00 000 2 850 00 4302010 ooo 2 650 00 000 2650 00 5312010 000 2 350 00 265000 000 ooo 000 ooo Cuslomer 0005094 Tolab; ooo 8 550 00 2B5OO0 5 700 00 000 000 000 D0O5O95 Encor Production Contact: Todd VdDe Phone: (702)7398303 000 199 96 ooo 19993 ooo 000 3.000 00 ooo 3000 00 000 3 000 00 3.00000 OOO ooo 000 Cuslomer 0005095 Tolab: 0 00 6.199 9B 3.00000 3.199 98 000 ooo 000 0005096 Holiday Syatems Inlomaifonal Conlact: Rex Jonas Phone: (702)2543100 51872010 D01434BIN 6172010 000 780 56 76056 ooo 5312010 001467IN 6302010 000 1.100 00 110000 O.OO 000 000 000 Customer 0005096 Touts: 000 1680 56 188056 0.00 000 ooo 000 0005097 Las Vegas Paving Coru Contact: Phone; (702)2515600 5262010 0O1436O1N 6252010 ooo 1.627 32 1.62732 000 000 000 000 Cuslomer 0005097 Totals: 000 1.627 32 1.62732 000 000 000 000 0OO5O9S Gaming Partners Inl’l USA Co ntact: Andrew Icarangal Phone: (702)3842425 5272010 0014367 IN 672672010 ooo 464 40 46440 ooo 5312010 0014677 IN 6302010 ooo 1.200 00 120000 OOO 000 ooo Customer 0005099 Totab: ooo 1664 40 16S4 40 000 ooo 000 ooo Drvrsion 46 Totals: D00 SB1030 49 590,219 46 342.324 00 15.099 12 13.38791 Number of Customers: 54 0002709 Ins Networks Conlact: Phone: (614)4252300 5312010 0014678IN 6302010 000 7.034 65 7034,65 OOO 000 000 DOO Customer 0002709 Tolab: 000 7.034 65 7.03465 OOO 000 000 ooo 0002736 MCt Wonomm Ann Ceita Polle Contact Ceha Poole Phone; (972)7296535 1242009 M1253SIN 1’32010 000 229617 000 000 ooo DOO 2 29B17 Cuslomer 0002736 Totals; 000 2296 17 000 000 000 000 2.29B 17 0002738 VenrJerbill Unrvervty Medea Conlact Susan Walker Pnone: (615)3221400 «302010 0014144 IN 57302010 ooo 900 00 000 90000 5312010 0014504 IN B3072010 000 900 00 90000 OOO Customer 000273B Tolab: 000 1.800 00 90000 90000 ooo ooo ooo 0002B35 Level 3 CommuniGa lions LLC Contact. Jonathan Hagei Phone: (720)8881312 5312O10 0O145O5IN 0302010 ooo 2 264 64 2,29464 000 000 Customer 0002B35 Totals: ooo 2.2B4S4 2.2B4 64 000 000 ooo OOO 0002897 MClmetro Access Transmission Contact: Celia Poole Phone: |972) 7296535 1242009 0012536 IN 132010 000 1.239 50 000 ooo D00 000 1.23950 Cuslomer 0002697 Totab: 000 1 239,50 000 000 ooo ooo 1.23950 D00291S VflndertHl Urm MedcatClr Conlact: Susan Walker Phone: (615)3221400 43O2O10 0014146 IN 5302010 ooc 20,000 00 0.00 20.00000 000 5312010 O0145OIN 6302010 000 20 OOO 00 20 00000 000 000 000 Cualomer

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer Invoico Due Dalai ?Iscounl Invoice Dele Number Invoice Discount Amount 3alance Current 30 Days 40 Days BO Days 90 Days Dalq Number ol Customers: 7 Q0060M Twelve Horses Contact Wiliram (Bill) Edmonds Phone: (61714257390 3312010 0013767IN 4302O1D 000 30 42 000 000 000 3042 ooo 31 4302010 D014147IN 5302010 000 6 7 4B 57 000 6,74a 57 D00 000 5312010 0O145O7IN 6302010 000 6 74B57 674857 OOO OOO 000 ooo Customer 0006000 Totals. 000 13 527 66 674857 6.74857 OOO 3042 000 0006002 AMHasline LLC Contact: Elite Dtehm Phone; (702| 8855973 4302010 001414BIN 53072010 ooo 3.915 00 000 3.91500 D00 000 ooo Ml3010 D014508IN 6302010 000 3.915 00 3,91500 000 000 ooo 000 Customer 0006002 Totals; 000 7.B30 00 391500 391500 000 000 000 0006003 Drarte America. IncBEA c ontact; Gary Swanson Phone. (916)3154848 5312010 0OI45O9IN 53OIO10 000 17.692 50 17.69250 000 ooo ooo 000 Customer 0006003 Totals: 000 17.69250 17.69250 OOO 000 000 000 0006004 CrtyofReno Contact Melutda Fnas Phone; (775)3483914 4302010 D014317UJ 5302010 000 1.932 00 ooo 1.932 OO 000 000 5312O10 D0146SOIN 6302010 000 1.932 00 193200 000 ooo 000 000 Customer 0006004 Touts: 000 3 864 00 193200 1.932 DO ooo 000 000 0006005 Great Basra interne! Svcs. rnc Contact Bruce Robertson CEO Phone: (775)3487299 3312010 0 013943IN 4302010 000 2 250 00 ooo OOO ooo 2,250 00 4’30’2O10 00143181N 5302010 ooo 2,362 50 000 2.362.50 ooo 5312O10 00146811N 6302010 ooo 2.362 50 2.36250 000 ooo 000 000 Customer 0006005 Totals. 000 697500 2.36250 2.362 50 ooo 2.250 00 000 0006006 IGT Contact: Kay Bonzer Phone: (775)44B0250 4302010 0014319IN 53OV2O10 000 13.66200 ooo 13 662 00 000 ooo ooo 5312010 0014682IN 6730O010 000 13.662 00 13.662.00 000 000 ooo 000 Customer 0006006 Totals: 000 27.324 00 13.66200 13 662 00 000 ooo 000 00060 09 NV System or Higher Education Contact: Ron Rrtchey Phone: (775)7846552 5312010 0O14683IN 63072010 ooo 200 00 20000 000 000 ooo 000 Customer 0006009 Totals: 000 200 OO 20000 000 000 000 ooo 0006010 Qwest Goveminenl Services Contact Jusenn D Phone: (703)2594309 4302010 D014150IN 5302010 ooo 150 00 000 15000 ooo ooo 000 1 5312010 0014510IN 6302010 000 150 00 15000 000 000 000 ooo Customer 0006010 Totals: 000 300 DO 15000 15000 000 000 OO O 000611 Weshoe County Comptroller Contact Phone: (775)3282563 1312010 M14511 IH 63072010 000 1.155 OO 1.15500 000 ooo cm 000 Customer 0006011 Totals: 000 115500 1.15500 000 000 ODD DOO 0006012 Washoe County Comptroller Contact; Phono: (775)3282552 5312010 00145121N 6302010 000 2.000 00 2.00000 000 000 000 000 5312010 00145131N 630.2010 000 1.400 00 1,40000 000 000 000 000 Customer 0006012 Totals: 000 3.400 00 3.40000 000 000 000 000 0006013 Renown Hearth Contact; Fran Glodl Phone: (775)9624119 ¦1307010 0014321IN 573O2O10 ooo 5 050 00 OOO 6050 00 000 M12O10 00146S4IN 6302010 000 E050 00 605000 000 ooo 000 000 Customer 0006013 Tomb 000 12100 00 605000 6.050 00 000 ooo 000 D006014 NV Depl of Transportation Contact Daniel Foa Le r Phone: (775) B8B7793 5312010 DD14514IN 6302010 000 5.58000 6.58000 000 000 000 000 Customer 0006014 Totals: 000 6,580 00 6,58000 000 000 000 DOO 0006020 NV Department of IT Contact: Laune Ann Couohlin Phone: (775)6845859 1302010 0O1432JIN 53072010 DOC 4.400 OO 000 4 400 00 ooo 000 5312010 0014515IN 6302010 DOC 5.572 10 6.57210 000 000 000 ooo 5312010 0O14685IN 6302010 000 4.400 00 4,40000 000 000 000 ooo Customer 0006020 routs: 000 15 372 10 10,97210 4 400 00 ooo 000 000 0006021 Fop Spew) Internal Setvrcos Contact Chns Kissinger Phone: (775)6260135 4302010 00141551N 53072010 000 2 700 00 000 2700 00 ooo 000 ooc 5312010 00145161N 6302010 000 2 700 00 270000 Ooo 000 000 000 Customer 0006021 ’ Totals; ooo 5400 00 270000 2,700 00 000 000 ooo D0O6023 Level 3 Communesuons, UC Contact Blase Gebreski Phone: (B14) 2602441 5312010 0O14517IN 63072010 000 6 602 0

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer Invoice Due Dalai Dlscounl Days Invoice Dale Numboi Invoice Dacounl Amount Balance Current 30 Days 40 Daye 80 Days 90 Days ?elq Customer 00060261 dials: 000 2B00 00 ooo OOO 000 OOO 2.80000 0006023 Washoo Coui ily DiiLnct Court Contact: Ken B eard Phone: 1775)328 2552 5312010 0014518 IN 63072010 ooo 1050 00 1050 00 1050 00 000 000 000 000 OOO 000 000 Customer 00060291 blals. ooa 1050 00 coo 0006030 CEiSIciNBVfl da Contact: Cheryl Moms Phono: (702)7364415 6312010 00146B8IN 5302010 Customer 00060301 ‘out Is: 000 OOO 90000 900 00 90000 000 000 000 ooo 90000 000 ooo OOO 000 0006031 lYoodbum Ji Vedge Contact Greg Barnard Phono: (775) 6883025 5312010 001468°IN 6302010 ooa 1037 70 1.03770 000 000 000 ooo ooo Customer 00060311 olals: ooo 103770 1.03770 000 000 ooo 0128312 EQCorp ConlaeL Jack Oawson Phono; (775) 352 2301 4302010 001432BIN 5302010 000 1340 00 000 1.34000 D00 D00 ooo 1 5312010 Q0I469OIN 67302010 CustomarQ1283121 ota Is: 000 000 1340 00 286000 134000 000 000 ooo ooo 1.34000 1.340 00 ooo ooo ooo Division 55 Touiia: 000 144 789 B5 94.94937 44,760 07 000 2 23042 2.BOD00 Number Df Custom ers 22 0O0274S Church 01 the LDS Contact: Jeff Msddy Phone: (80112404219 5312010 0014519IN 5302010 000 10 704 00 10.70400 000 000 000 ooa Customer 00027421 out Is: 000 10 704 00 10.70400 SOO 000 OOO ooa 0002746 CentrepalhGlobal Capacity Contact: Taja Siddqui Phone: 9173980334 1242009 0012542IN H32010 000 2.471 31 ooo 000 000 OOO 247131 148 5182010 0014347IN 6172010 000 11 120 00 11.12000 000 000 OOO ooo Customer 00027461 ota la: 000 13.591 31 11.12000 000 000 ooo 247131 00027B3 Consonus Contact: Damal Milbum Phone. (801)6172930 4’302010 0014159IN 53O2010 000 5.173 36 000 5 173 36 000 DM ooo 1 5312010 0014520IN 630V201C 000 5.600 00 560000 000 ooo OOO 000 Customer 00027631 olab: 000 10 773 36 5.60000 5 173 36 000 ooo ooo 0002791 SBC Long Distance LLC Contact irma Smith Phone: (84719284292 5312010 0014521IN 63O2O10 000 6.263 00 6.2R3 0TI onn 000 ooo ooo Customer 0002791 Totals: 000 6.263 00 6.2B3 00 000 000 ooo ooo 0002 803 snoleEdge inc Contact: Terry Halvorxan Pltone: (801)7163661 Extension: 303 4302010 0014329IN 53OJ2010 000 2,000 00 000 2 000 00 ooo OOO DOO 1 5.112010 00143S2IN 517(2010 ooo 3 342 61 3.34261 coo ooo OOO DOO 51B2010 0014353IN 5172010 ooo 2 455 42 2.45542 ooo ooo DOO ooa 57182010 0014354IN E172O10 000 2 534 37 2.53837 000 000 ooo DOO 5312010 0014691IN 6302010 ooo 3.973 38 3.97338 0 00 000 000 ooo Customer 0002603 Totals: ooo 14 309 78 1230978 2 000 00 000 ooo 000 0O02BO4 Ancestry com Operations Inc Contact: Val Christsaaen Phone: (801)7057913 4302010 MM161IN 5302010 000 20.847 38 000 20 847 38 ooo ooo DOO 1 5312010 0014522IN S302010 ooo 20.741 04 20.74104 000 000 ooo ooo Customer 0002804 1 ouris: coo 41.588 42 2074104 20.847 39 000 DOO ooa D0028 2G National LBmbda Rail LLC Contact Jmn Dolaonas Phone: (714)2203431 4302010 0014162 IN 53O2010 000 1 127 05 000 112705 DOG 000 000 1 5312010 D014523IN 57302010 000 1 127 05 1,127.05 000 000 000 000 Customer 0002B261 outs: 000 2 254 10 112705 1.12705 DO0 000 000 D002S3G Level 3 Communications. LLC Contact Jonathan Heger Phone: (720)8881312 5312010 0014524 in 630<2010 000 1532 64 153264 000 D00 000 000 Customer 0002836 Totals: 000 1532 64 1,53264 000 000 000 000 0002912 Xmssans. LLC Contac t. Stephana Haun Phone: (801)5390852 5312010 0014692 IN 6302010 000 9 216 00 9,21600 000 000 000 000 Customer 0002S121 ‘ouls. 000 9 216 00 921600 000 OOO 000 000 0002932 Verizon Busman MCI Metro Contact Celia Poole Phone: (972)7296535 1242009 0012545 IN 132010 000 1.034 96 000 000 000 000 1.03496 14 a Customer 0002932 Totals: 000 1034 96 000 000 ooo 000 1,03496 0002933 Global Crossing Contact Jeff KusLerbeck Phono: (703)2594467 4302 010 0014164 IN 5302010 000 34.10100 000 34 10100 ooo 000 ooo 1 5’312010 014525I

accounts receivable aged invoice report sorted by customer number all open invoices — aged as of 05312010 american fiber systems, inc. afs) customerinvoicedue dalesdiscountdays invoice datanumberinvoicedrscounlamountbalancecurrent30 days40 days60 daysbo dayscut customer 0002939 tomb0002 003 442003 44000000000000 0002939mozy inccontact: ryan harmonphone: bod 756-2331 5312010d014593in63020100 0014 300 0014.300 00000000ooo000 customer 000293b t otals:00014 300 0014.300 00000000000000 0002941south central communrealonscontact: tony clarkphone: 435 826-4211extension: 1226 1302010d014168in5302010.00015 450 00ooo1545000doodooooci 5312010d014529-in630201000015450 0015.450 00od0000000000 customer 0002941 tomb:00030 900 0015.450 0015,450 00000000ooo 0002942sire technologiescontact: mike painterphone. 801 977-8606 2267201000134481n330120100008 000 000000000000008000 0052 customer 0002942 totals:0 008000 00ooo0000000008000 00 0002943hams corpora lioncontac t: penny berckhemerphone: 321 309-2409 53u20100o1453o-in63020100006 399 156.399 15000000000ooo customer 0002943 tolata:0006 399 156.399 15000000000000 0002944proslar fuffilrmenl. jnccontact: judy coonphone: 1801 746-0861 43o2o100o14170-in53o20100001 100 000001 100 dodoo000oooi 53120100o14531-in673000100 001 100 001.100 000 00ooo000000 customer 0002944 totals:0002200 001.100 001 100 00ooo000000 0002945xo communicationscontact. rich jacksonphone: 703 547-2331 5312010d014532in630201000018 8010018.301 000000000 00ooo customer 0002945 totals:00018 6010018.80100000000000ooo 0002946rowland had si maries schoolcontact: patrick godfreyphone: 801 3557485 5312010d014694-in6302010ooo1200 001.200 00ooo000000ooo customer 0002946 totals:0001200 001.200 000000000d0ooo 0002948360 networkscontact: erin solanphone: 406 496-6507 4o020100011333 in5302010ooo6.000 000006000 000000 000001 531o0t00014695 in53020100006.000 00e.uo0o0ooo000000000 customer 0002946 totals:00012.000 000.000 006000 00ooo000odd 0002943abay inc paypalcontact: joe fmgefarwphone: 214 414-2834 5312o100014696-inrmoimio00033.2b5b833.2b5 88000000doo000 53100100014697 in630720100007.573 307.573 30000000000000 customer 000294 9 totals:ooo40.859 1840.859 ib000000000000 0002950variran business — hci metrocontact; calia poolephone: 972 729-6535 43020100014336-in5302010000100 00000100 00oooduo0001 5312010001469bin6302010ooo100 00100 00000000ooo000 customer 0002950 totals:ooo200 00100 001d0 00000000000 0002951nutty guyscontact; dennis gravesphone. 801 557-4203 430201000 14337 in53020100001.000 000001.00000000000doo1 53120100014699-in630 2010ooo1.000 001000 00000000000000 customer 0002951 totals.ooo2.000 001000 001.000.00ooo000000 division 60 totals:0 00337.143 85231 398 7994 238 j900000011.506 27 number of customers:26 0002790eschaton talecom inccontact; ellen copleyphone: 612 4364625 43o20100014172 in53020100005 415 000005.415 00ooodoo0001 53120100o145331n63020100005415 005 416 00000000000000 customer 0002790 totals:00010 830 005,415 005.415 00000000000 0002810escheion te lecom inccontact: ellen copleyphone; 612 4364625 53120100014534 in6300010000204 55204 55000000000000 customer 000261a totals.000204 55204 55oooooo000000 0002854vector internet services inccontact: dawn wagnerphone: 612 395-8945 53120100014535-in63020100 00s 534 718.534 71oooooo000000 customer o0o2b54 totals:0008 534 718.534 71ooooooooo000 0oo2856ascent media network sev-gcgcontact: jenasa veleques jarsphone: 203 965-6520

Accounts Receivable Aged Invoice Report Sorted by Customer Number All Open Invoices Aged as of 05312010 American Fiber Systems, Inc. (AFS) Customer Invoice Due DeLet Ducoonl Days Invoice Dale Number Invoke Discount Amount Balance Currenl 30 Days 40Diyi 90 Days 90 Days Dole Customer 0002BBO Totals: ooo 13.359 38 1335938 000 ooo 000 000 0002851 Hams Corporation Conlecl: Penny Berckhamef P hone: (321J 309 2409 5312010 D014538IN MO2010 000 6.687 40 6.68740 000 000 ooo OOO Customer 0002861 Totals: 000 6 687 40 6.68740 000 000 ODD OOO 0002662 Global Crossing ConLact: Jeff Kuslertwch Phone: (703I25M467 43MO10 MH17BIN 5302010 OOO 2 91000 ooo 291000 000 ooo OOO i 5’312O10 0O14539IN 6302010 ooo 2 953 65 2.95365 ooo 000 000 OOO Customer 0002BB2 Totals: ooa 5.B63 65 2.95365 2.91000 000 000 000 DivBlon TO Touts: 000 161.788 19 137.68394 24.204 25 000 OOO 000 Number or Cualomen: 9 Report Totals; OIK] 4 009.595 97 2.461.004 23 1.119.854 72 63.264 95 34423965 Jl2JS“TC Number of Customer 336 lAK Run Dole B22010 B:49:: !SAM <, ~ MR Dsla. 5312010

Schedule 5.13(a) — Network Outages
May 1, 2009 to May 1, 2010

		Amount Paid
		in Service
Date	Market	Credits
5/1/2009	Atlanta	$0
5/15/2009	Kansas City	$0
6/10/2009	Atlanta	$0
6/22/2009	Atlanta	$0
6/26/2009	Atlanta	$0
8/3/2009	Atlanta	$0
8/11/2009	Las Vegas	$0
8/26/2010	Atlanta	$0
9/22/2009	Atlanta	$0
9/22/2009	Las Vegas	$0
12/8/2009	Las Vegas, Re	$0
12/15/2009	Las Vegas	$0
1/21/2010	Atlanta	$0
1/28/2010	Atlanta	$6,420
2/9/2010	Atlanta	$0
2/17/2010	Boise	$0
2/18/2010	Boise, Reno, 1	$0
3/15/2010	Atlanta	$0
3/25/2010	LV, Reno	$0
4/9/2010	LV	$0
4/26/2010	Reno	$0

	Total	$6,420

Due to an importing error that occurred when ticketing was cut over from Attivus to the new ticketing system, actions within master tickets prior to that date (Mid June 2009) are unavailable.
This means that unless an RFO was requested/generated for the event, outage durations could not be obtained for the events as listed.

Schedule 5.13(b) - Network Maps Owned and Leased

Atlanta, GA

May 25, 2010

Woodstock
Suger Hi
Acworth
Alpharetta
Roswell
Suwanee
Kennesaw
Duluth
Berkeley Lake
Sandy Springs
Norcross
Fair Oaks
Doraville
Chamblee
Lilburn
Hiram
Powder Springs
Smyrna
Vinings
North Atlanta
Tucker
Mountain Park
Austell
Mableton
North Druid Hills
Clarkston
North Decatur
Stone Mountain
Druid Hills
Pine Lake
Lithia Springs
Atlanta
Avondale Estates
Douglasville
Belvedere Park
Redan
Candler-McAfee
Gresham Park
Lakeview

LEGEND

AFS Owned Fiber Route

Fiberlight Leased 52.2 miles

AGL Leased 18 miles

Sheath Route Miles 224

Fiber Route Miles

Aerial Sheath Route Miles 113.3

Underground Sheath Route Miles 110.30

Approx Fiber Utilized

NOTE:
AFS is in the process of completing physical audits of these networks.
The maps are currently 80% accurate and will be complete by 4th Q of 2010

AFS owned fiber is a combination of self built and IRU fiber.

American

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned and Leased

Minneapolis-St Paul, MN

May 24 2010

Roseville
Lauderdale
Falcon Heights
Minneapolis
St. Paul

LEGEND

— Minneapolis Fiber Network

— BNSF Leased Fiber Route

Total Sheath Route Miles 48.4

Total Sheath Fiber Miles 9,850

Total Sheath Aerial Miles 34

Total Sheath Underground Miles 14.4

Total Sheath Leased Miles 1.6

Approx Fibers Utilized 18%

American

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Boise, ID

May 24 2010

Middleton
16
20
55
69

LEGEND

Boise Fiber Route

Total Sheath Route
Miles 189

Total Fiber Route
Miles 11,[illegible]

Total Aerial Route
Miles 144

Total Underground Route
Miles 45

Approx Fibers Utilized [illegible]%

NOTE:
AFS is in the process of completing physical audits of these networks. The maps are currently 90% accurate and will be complete by 4th Q of 2010

American

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Cleveland, OH

May 24 2010

Lakewood
Cleveland
East Cleveland
South Euclid
Cleveland Heights
University Heights
Shaker Heights
Beachwood
CUYAHOGA
Brooklyn
Cuyahoga Heights
Brooklyn Heights
Garfield Heights
Warrensville Heights
North Randall
Maple Heights
Bedford
Parma Heights
Parma
Independence
Valley View
Seven Hills

LEGEND

— Cleveland Fiber Network

Total Sheath Route Miles 57

Total Sheath Fiber Miles 12,654

Total Sheath Aerial Miles 35

Total Sheath Underground Miles 22

Approx Fibers Utilized 20%

American

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Kansas City, MO

May 24 2010

Lake Quivira
Shawnee
Lenexa
Merriam
Mission
Roeland Park
Westwood
Mission Woods
Fairway
Countryside
Mission Hills
Prairie Village
Overland Park
LEGEND
KC Fiber Network
Total Sheath Route Miles 68
Total Sheath Fiber Miles 17,516
Total Underground Route Miles 58
Approx Fibers Utilized 20%
American
CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Las Vegas, NV

May 24 2010

North Las Vegas
Las Vegas
Henderson

LEGEND

AFS Owned Fiber Network

Total Sheath Route Miles 282

Total Fiber Route Miles 47,093

Total Sheath Aerial Miles 174

Total Sheath Underground Miles 108

Approx Fibers Utilized 35%

American

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Reno-Carson City, NV

May 24 2010

Sparks
Verdi-Mogul
Reno
cline Village-Crystal Bay
Carson City

LEGEND

Reno-Carson City Fiber Route

Total Sheath Route Miles 97

Total Sheath Fiber Route Miles 11,582

Total Sheath Aerial Miles 38

Total Sheath Underground Miles 59

Approx Fiber Utilized 25%

American Fiber Systems

CONFIDENTIAL

Schedule 5.13(b) - Network Maps Owned

Salt Lake City, UT

May 24 2018

Salt Lake City
South Salt Lake
Magna
West Valley City
Kearns
Murray
Canyon Rim
East Millcreek
Mount Olympus
Oquirrh
Union
Midvale
West Jordan
Little Cottonwood Cr
Cottonwood Heights
Sandy
Granite
South Jordan

LEGEND

SLC Fiber Route

Total Sheath Route Miles

Total Fiber Route Miles

Total Aerial Route Miles

Total Underground Route Miles

Apprx Fiber Utilized 15%

CONFIDENTIAL

Schedule 5.14 — Deposits and Prepaid Expenses Invoiced
as of May 31, 2010

Holding Entity	Amount	Held in {Account}	Start Date	End or Release Date
Advanced Fiber Optics	$3,964	Prepaid Maintenance	9/4/2009	9/3/2010
Carousel Industries	$1,430	Prepaid Maintenance	7/28/2009	7/27/2010
Ciena CN4200	$3,918	Prepaid Maintenance	7/1/2009	6/30/2010
DataTrend	$221	Prepaid Maintenance	1/3/2010	1/2/2011
DataTrend	$236	Prepaid Maintenance	1/3/2010	1/2/2011
Eaton Electrical	$2,146	Prepaid Maintenance	11/11/2009	11/10/2010
Fiberlight	$40,037	Prepaid Maintenance	2/1/2010	1/31/2011
Fujitsu	$6,456	Prepaid Maintenance	1/1/2010	6/30/2010
Johnson Controls	$5,473	Prepaid Maintenance	2/1/2010	1/31/2011
Light River — Navvis Inc	$9,625	Prepaid Maintenance	1/1/2010	12/31/2010
CDW	$73	Prepaid Maintenance	3/1/2009	5/31/2011
CDW	$1,037	Prepaid Maintenance	4/23/2009	5/31/2011
CDW	$56	Prepaid Maintenance	4/25/2009	5/31/2011
CDW	$523	Prepaid Maintenance	4/29/2009	5/31/2011
CDW	$1,663	Prepaid Maintenance	4/30/2009	5/31/2011
CDW	$1,127	Prepaid Maintenance	5/1/2009	5/31/2011
CDW	$411	Prepaid Maintenance	5/5/2009	5/31/2011
CDW	$208	Prepaid Maintenance	12/31/2009	5/31/2011
Tellabs	$4,425	Prepaid Maintenance	10/23/2009	10/22/2010
Zyrion	$3,441	Prepaid Maintenance	2/1/2009	7/31/2010
Light River	$6,576	Prepaid Maintenance	4/6/2010	7/5/2010
City of West Jordon	$3,200	Prepaid Other	1/1/2010	12/31/2010
City of West Valley	$3,315	Prepaid Other	1/1/2010	12/31/2010
Salt Lake City Co	$26,678	Prepaid Other	1/1/2010	12/31/2010
GA Dept of Transp	$55,592	Prepaid Other	1/1/2010	12/31/2010
XCEL Energy	$61,624	Prepaid Other	1/1/2010	12/31/2010
XCEL Energy	$10,638	Prepaid Other	1/1/2010	12/31/2010
IPCO Pole	$66,552	Prepaid Other	1/1/2010	12/31/2010
Cuyahoga CTY	$20,727	Prepaid Other	1/1/2010	12/31/2010
AT&T	$5,578	Prepaid Other	1/1/2010	12/31/2010
AT&T	$878	Prepaid Other	1/1/2010	12/31/2010
Marketo	$14,280	Prepaid Other	1/1/2010	12/31/2010
Joe Price	$458	Prepaid Other	7/1/2009	6/30/2010
Joe Price	$5,500	Prepaid Other	7/1/2010	6/30/2011
CSX Transportation	$1,199	Prepaid Other	7/1/2009	6/30/2010
CSX Transportation	$14,790	Prepaid Other	7/1/2010	6/30/2011
Access Communications	$2,008	Prepaid Other	1/1/2010	6/30/2010
Clark County	$3,998	Prepaid Other	7/1/2009	6/30/2010
Pacificorp	$2,274	Prepaid Other	4/1/2010	9/30/2010
Citrix	$9,688	Prepaid Other	1/13/2010	1/12/2011
Union Pacific	$8,001	Prepaid Other	3/26/2010	3/25/2011
Union Pacific	$1,145	Prepaid Other	4/22/2010	4/21/2011
The Sundance Co	$1,124	Prepaid Other	4/1/2007	5/31/2011
Eagle River	$1,130	Prepaid Other	1/1/2006	5/31/2011
Southern Company	$2,325	Prepaid Other	6/1/2008	5/31/2011
State Division of Lands	$250	Prepaid Other	7/1/2009	6/30/2010
Continental (D&O)	$11,510	Prepaid Insurance	12/1/2009	12/1/2010
Travelers (Workers Comp)	$6,309	Prepaid Insurance	9/11/2009	9/11/2010
Travelers (Commercial)	$15,977	Prepaid Insurance	5/1/2009	9/11/2010
Travelers (E&O)	$3,552	Prepaid Insurance	11/5/2009	9/11/2010

Schedule 5.14 — Deposits and Prepaid Expenses Invoiced
as of May 31, 2010

Holding Entity	Amount	Held in {Account}	Start Date	End or Release Date
CNA (Crime)	$4,448	Prepaid Insurance	12/1/2009	5/31/2011
CNA (Crime)	$6,672	Long Term Prepaids		6/1/2011 - 12/1/2012
Eagle River	$27,772	Long Term Prepaids		6/1/2011 - 12/1/2035
Southern Company	$16,275	Long Term Prepaids		6/1/2011 - 5/31/2018
The Sundance Co	$937	Long Term Prepaids		6/1/2011 - 3/31/2012
CDW	$67	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$951	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$51	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$501	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$1,524	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$1,033	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$376	Long Term Prepaids		6/1/2011 - 5/3/2012
CDW	$191	Long Term Prepaids		6/1/2011 - 5/3/2012
Tier 4	$3,800	Long Term Deposits		6/30/2017
Midland Square	$3,500	Long Term Deposits		7/19/2014
City of Alpharetta	$10,000	Long Term Deposits		in lieu of bond
Bell South	$100,000	Long Term Deposits		Permanent AP
SBC Network	$25,200	Long Term Deposits		Permanent AP
J T Communication	$10,308	Long Term Deposits		12/31/2013
Cousins Properties	$5,863	Long Term Deposits		7/1/2011
Telx	$9,532	Long Term Deposits		9/30/2015
CB Richard Ellis	$15,000	Long Term Deposits		8/31/2015
GA Power	$25	Long Term Deposits		Permanent AP
City of Smyrna	$20,000	Long Term Deposits		in lieu of bond
Bell South	$30,000	Long Term Deposits		Permanent AP
Tennesee DOT	$10,000	Long Term Deposits		in lieu of bond
S-Sixteen Limited Partnership	$12,466	Long Term Deposits		11/30/2023
Parmenter Realty Partners	$900	Long Term Deposits		8/13/2013
TELX	$4,800	Long Term Deposits		9/30/2015
Dataside	$4,500	Long Term Deposits		month to month
Tulsa Business Center	$350	Long Term Deposits		month to month
TimeShare	$3,000	Long Term Deposits		6/30/2021
Shaheen Warehouse Lease	$1,103	Long Term Deposits		1/31/2012
Shaheen Warehouse Lease	$1,050	Long Term Deposits		1/31/2012
Acstar	$45,000	Short Term Deposits		yearly Bond
Acstar	$18,000	Short Term Deposits		yearly Bond
Triplepoint	$12,485	Short Term Deposits		7/31/2010
Triplepoint	$3,760	Short Term Deposits		9/30/2010
Fidelity	$2,623	Short Term Deposits		1/15/2011
Bank of America	$6,548	Short Term Deposits		1/15/2011
Time Warner	$405	Short Term Deposits		Service deposit
Basin St properties	$5,953	Short Term Deposits		1/31/2011

Total	$880,315

Schedule 5.15(a) — Owned Tangible Personal Property — over $150K as of May 31, 2010

Asset ID	Asset Description	Place in Service Date	Asset Class ID	Cost Basis	Net Book Value
0000002028	Verizon towers equipment wo 71602	7/14/2008	LIT EQUIPMENT	$245,073	$155,213
0000002808	Ebay Svc Order	4/2/2010	LIT EQUIPMENT	$163,096	$160,377
0000000355	City of Cleveland	4/12/2005	LATERAL	$232,433	$172,556
0000001314	Southern Nevada additional fiber 142 cou	3/26/2007	FIBER NETWORK	$223,215	$176,092
0000002521	Verizon Wireless — Req#269 6 Cell sites	12/24/2008	LATERAL	$259,333	$185,856
0000001255	LV Water District-Phase V 1001 S Valley	4/30/2007	LATERAL	$224,140	$189,585
0000002407	Qwest Communications — Req# 291	2/6/2009	LATERAL	$333,096	$194,306
0000002485	Verizon Wireless DF Ring 2 Strnd Req581	2/14/2009	LATERAL	$269,360	$202,020
0000002616	Cogent Communications Single DF- Req#832	6/30/2009	LATERAL	$220,149	$210,059
0000002411	Atlanta Backbone — Req# 120	2/19/2009	LIT EQUIPMENT	$300,709	$225,532
0000002787	Inner City Ring 2.5 to 10Gig Upgde	1/28/2010	LIT EQUIPMENT	$249,730	$233,081
0000002580	Boise Office Move — Req#629	8/3/2009	PPE-LEASEHOLDS	$260,173	$246,730
0000001922	Mpower DF ring - 4 strands wo 74627	1/28/2008	LATERAL	$480,975	$256,520
0000002614	XO Communications 24 DF Strand Req#804	8/14/2009	LATERAL	$350,100	$293,723
0000001896	ALU DMX LNW 59 OC192 (19) LV OC192	3/26/2008	LIT EQUIPMENT	$614,360	$337,898
0000002743	Harrah’s Operating Co — EVLAN Req#993	12/9/2009	LATERAL	$372,976	$341,895
0000002036	Verizon Towers Lateral wo 71602	7/14/2008	LATERAL	$586,000	$371,134
0000001162	MCI Metro/VZB	5/14/2007	LATERAL	$524,387	$419,509
0000002504	Switch Communications — Req#287	2/28/2009	FIBER NETWORK	$543,792	$498,476
0000000875	Marta Lateral	10/31/2006	LATERAL	$661,594	$582,570
0000000381	Giant Loop Extention	7/1/2002	FIBER NETWORK	$1,082,921	$654,265
0000001328	Reno Fiber Network (Idacomm)	2/23/2007	FIBER NETWORK	$1,259,258	$986,419
0000000387	Fiber Network — Connecticut	6/2/2002	FIBER NETWORK	$1,968,160	$1,001,130
0000002543	NDOT — Req# 86 DK Fiber IRU 4 Strnds	7/27/2009	LATERAL	$1,260,468	$1,207,949
0000000384	Fiber Network — Minneapolis	3/1/2003	FIBER NETWORK	$2,766,870	$1,488,370
0000000388	Atlanta Network	9/1/2004	FIBER NETWORK	$2,691,827	$1,724,452
0000000378	Fiber Network — Tennessee	5/2/2002	FIBER NETWORK	$5,195,964	$2,547,618
0000000382	Fiber Network — Ohio	8/1/2002	FIBER NETWORK	$5,894,024	$2,974,892
0000000379	Fiber Network — Utah	5/1/2002	FIBER NETWORK	$6,201,665	$3,020,843
0000000377	Fiber Network — Kansas City	7/1/2001	FIBER NETWORK	$7,854,208	$3,469,659
0000001840	Boise Fiber Network (Idacomm)	2/24/2007	FIBER NETWORK	$4,731,389	$3,706,255
0000001327	Las Vegas Fiber Network (Idacomm)	2/23/2007	FIBER NETWORK	$6,459,148	$5,059,666

	Total			$54,480,591	$33,294,647

Schedule 5.15(b) — Leased Tangible Personal Property — over $50K annual payments as of May 31, 2010

			Annual		Operating /
Item	Class	Lessor	Payments	Expiration Date	Capital Lease
Equipment	Equipment	Bank of America	$78,576	12/21/2010	Capital
Equipment List #11	Equipment	Triple Point	$149,816	7/31/2010	Capital

Total			$228,392
BOA Equipment List

Item	Quantity	Cost
XC160 Core Assembly Kit	1	$75
Laser Safety Guide	1	$30,800
Front Blank FS	24	$1,080
Controller Pack CTL/4T KFA538 R7	2	$14,624
OP10 Parent pack for 2 modules	3	$11,115
OC192/STM64 IR/SH 1550 nm	3	$38,025
OC48/STM16 Parent Board for 4 SFP Modules	3	$5,940
OC48/STM16 LR/LH 13400 nm	7	$20,531
OC3 & Oc12/STM1& STM4 Parent Board for 8 SFP modules	5	$12,975
622M 1310 nm IR/SH	3	$3,105
155M 1310 nm IR/SH	13	$4,394
release 8.0 software & license	1	$750
release 8.0 CIT software	1	$150
rack	1	$68
timing interface	2	$38
DMX Shelf - enhanced shelf 30 amp	1	$3,000
SYSctl	2	$3,375
OC192 IR2 OLIU	3	$67,500
OC 12 4 port motherboard	3	$17,550
D G1 G2	7	$2,363
R5.1 Diskettes	1	$5,062
power cables single ga 12’	1	$174

Total		$242,693

Schedule 5.16(a) — Owned Real Property
Property Description
Table Rock property in Boise
A rectangular parcel of land located in the Southeast corner of the North half of the Northeast quarter of the Southwest quarter of Section 18, Township 3 North, Range 3 East, Boise Meridian, more particularly described as follows:
Beginning at the Southeast corner of the North half of the Northeast quarter or the Southwest quarter of said
Section 18, thence
North 100.00 feet, thence
West 100.00 feet, thence
South 100.00 feet, thence
East 100.00 feet to the POINT OF BEGINNING.

Schedule 5.16(b) — Leased Real Property with Base Annual Payments over $75,000

								Lease
					Term of		Lease	payment
Lessor	Street Address	City	State	Sq. Footage	lease	Expiration	payment $	period
Nevada Power Company		Las Vegas	NV	Pole & Conduit	Until cancelled		$572,727	yearly
Spall Management	100 Meridan Center, Suite 300	Rochester	NY	10,575	5 years	2/28/2011	$198,334	yearly
JT Communications	55 Marietta St	Atlanta	GA	96	5 years	12/31/2013	$159,846	yearly
First Telecomm Services LLC		Cleveland	OH	IRU/Duct	20 years	10/25/2025	$84,000	yearly
First Telecomm Services LLC		Cleveland	OH	Right of Way	20 years	7/1/2027	$72,000	yearly

Subtotal — First Telecomm Services LLC							$156,000	yearly
Idaho Power Company		Boise	ID	Pole & Conduit	20 years	4/30/2021	$107,954	yearly
Idaho Power Company/Idaho Power Solutions		Boise	ID	Dark Fiber	Until cancelled		$48,000	yearly

Subtotal — Idaho Power Company / Idaho Power Solutions							$155,954	yearly
S Sixteen Limited Partnership	250 N Mitchell St	Boise	ID	9,651	15 years	11/30/2023	$154,463	yearly
Telx Group	56 Marietta St	Atlanta	GA	108	5 years	9/30/2015	$141,696	yearly
Xcel Energy		Minneapolis	MN	Pole Leases	20 years	12/31/2021	$123,879	yearly
Fiber Light LLC	2 Ravina Drive	Atlanta	GA	Dark Fiber	15 years	9/30/2023	$108,000	yearly
Switch & Data	1255 Euclid Ave. Suite 200	Cleveland	OH	100	3 years	4/30/2011	$87,000	yearly
Switch & Data	147 4th Ave.	Nashville	TN	100	3 years	4/30/2011	$20,400	yearly

Subtotal — Switch & Data							$107,400	yearly
Cousins Property Inc	250 Williams St	Atlanta	GA	240	10 years	7/1/2011	$92,417	yearly
Cousins Property Inc	555 & 200 North Point Center, East.	Atlanta	GA	6	2 years	9/30/2010	$10,528	yearly
Cousins Property Inc	3301 Windy Ridge Pkwy.	Atlanta	GA	Entry Agreement	5 years	4/15/2013	$3,268	yearly

Subtotal — Cousins Property Inc							$106,213	yearly
Nashville Electric Service		Nashville	TN	Pole & Conduit	10 years	3/27/2011	$99,912	yearly
GA Dept of Transportation			GA	Right of Way	Until cancelled		$95,300	yearly
Reno Office Investors LLC	200 S Virginia St Suite 435	Reno	NV	2,325	5 years	1/31/2011	$92,974	yearly
Jones Lange Lasalle	1800 Parkway Place, Suite 120	Marietta	GA	4,207	5 years	1/31/2011	$88,992	yearly
4 Families	6580 Spencer St Suite B-2/110	Las Vegas	NV	5,244	5 years	2/28/2013	$83,045	yearly

Total							$2,444,735

Schedule 5.17(a) — IP Applications and Registrations

Serial or
Mark	Registration Number	Applicant/Registrant	Status
MARIETTA FIBERNET & Marietta FiberNet	S-15159, Secretary of State, State of Georgia	American Fiber Systems of Georgia, Inc. Note AFSGA was merged into AFS, Inc. as of 01/01/08	Live, not in use. Expires 11/03/15

MARIETTA FIBERNET & Marietta FiberNet	2004-0165081, Cobb County, Georgia Superior Court	American Fiber Systems of Georgia, Inc. Note AFSGA was merged into AFS, Inc. as of 01/01/08	Live, not in use. Expires when cancelled.

Attivus	Reg. 2701416	Velocitus	Live, not in use.

The People Behind the Internet	Reg. 2508862	Rocky Mountain Communications	Live, not in use.

IDACOMM	Common Law	IDACOMM. Note Idacomm, Inc. was merged into AFS, Inc. as of 01/01/08	In use

Domain Name AFSNETWORKS.COM		American Fiber Systems, Inc.	In use. Expires 02/11/15

Domain Name AMERICANFIBERSYSTEMS.COM		American Fiber Systems, Inc.	In use. Expires 4/03/11

Domain Name METROFIBERUSA.COM		American Fiber Systems, Inc.	In use. Expires 07/13/14

Domain Name MFN NET		American Fiber Systems, Inc.	Not in use. Expires 02/06/15

Domain Name IDACOMM.COM		American Fiber Systems, Inc.	8/9/10

Domain Name IDACOMM-DNS NET		American Fiber Systems, Inc.	9/14/10

Domain Name MANAGEYOURSITE.NET		American Fiber Systems, Inc.	8/9/10

Domain Name VELOCITUSWEBHOSTING.COM		American Fiber Systems, Inc.	6/7/10

Domain Name VELOCITUSWEBHOSTING.NET		American Fiber Systems, Inc.	6/7/10

Schedule 5.17(b) — Intellectual Property — License-In Contracts
Marks/Domain Names
Marietta FiberNet
Attivus
The People Behind the Internet
IDACOMM
AFSNETWORKS.COM
AMERICANFIBERSYSTEMS.COM
METROFIBERUSA.COM
MFN.NET
IDACOMM.COM
IDACOMM-DNS.NET
MANAGEYOURSITE.NET
VELOCITUSWEBHOSTING.COM
VELOCITUSWEBHOSTING.NET
Licensed Server Software

Manufacturer	Name
Microsoft	Sharepoint
Microsoft	Exchange
Symantec	Backup Exec
Trend-Micro	OfficeScan
Microsoft	Great Plains
Paramount	Workplace
Networking Hardware

Manufacturer	Name
Juniper	SSG-5 EX3200 J4350
Foundry	Fast Iron 9604
NetApp	FAS2050
Barracuda	Spam Firewall 300 SSL 380
Asterisk	Telephony

Schedule 5.17(b) — Intellectual Property — License-In Contracts

Network Software
Manufacturer	Function	Model
Traverse	SNMP Mgmt	na
Intermapper	SNMP Mgmt	na
Ciena	OTN Transport Mgmt	ON-Center NCS
	OTN Transport	CN4200
	OTN Transport	CN4200
	OTN Transport	CN4200
	OTN Transport	CN4200
	OTN Transport	CN4200
	OTN Transport	CN4200
	OTN Transport	CN3960
	OTN Transport	CN3960
Lucent	SONET/TDM Transport Mgmt	INC
	SONET/TDM Transport	Wavestar Unite
	SONET/TDM Transport	DMX
	SONET/TDM Transport	DMXplore
	SONET/TDM Transport	DMXtend
	ETH/SONET/TDM Transport	1850 TSS-100
	ETH/SONET/TDM Transport	1850 TSS-5
Fujitsu	SONET/TDM Transport Mgmt	NetSmart
	SONET/TDM Transport	Flashwave 4500
	SONET/TDM Transport	Flashwave 4300
	SONET/TDM Transport	Flashwave 4100
	SONET/TDM Transport	Flashwave 4020
	SONET/TDM Transport	FLM2400
	SONET/TDM Transport	FLM600
	SONET/TDM Transport	FLM150
	SONET/TDM Transport	Factr
NSN	Ethernet Transport Mgmt	ASPEN
	Ethernet Transport	A-8/4100
	Ethernet Transport	A-2140
	Ethernet Transport	A-2200
	Ethernet Transport	A-210
	Ethernet Transport	A-1180
	Ethernet Transport	A-100
NSN (cont)	Ethernet Transport Mgmt	ASPEN
	Ethernet Transport	A-8/4100
	Ethernet Transport	A-2140
	Ethernet Transport	A-2200
	Ethernet Transport	A-210
	Ethernet Transport	A-1180
	Ethernet Transport	A-100
Luminous	Ethernet Transport	e520a
	Ethernet Transport	e510a
Cisco	L2 Aggregation	CAT6509
	L2 Aggregation	CAT6506
	Internet Edge Routing	7204
	Internet Edge Routing	7206
	L3 MGMT	2610
Foundry	L2 Aggregation Mgmt	Netlron400
	L2 Aggregation Mgmt	FES2402
Juniper	Internet Edge Routing	M20
	Internet Edge Routing	M10i
	Internet Edge Routing	M10i
	L3 MGMT	J2300
Tellabs	DACS	Titan 532L
Zhone	Bonded DS1	IPD12000
	Bonded DS1	IPD4000
	Bonded DS1	TNE1520
	Bonded DS1	TNE1544

Schedule 5.17(b) — Intellectual Property — License-In Contracts

Microsoft Licensing
License Number	Product
45920483	Project 2007
46009960	Map Point 2010
46139160	Office 2007
46139160	Visio 2007
46356566	Project 2007
46531641	Visio 2007
46536550	Windows 7
46536550	Server 2008
n/a	Map Point 2010
43360018	SQL Server Standard (2005)
43842092	Map Point 2006
44022447	Map Point 2006
42729654	Map Point 2006
42750996	Map Point 2006
42641361	Visio 2007 Std
42484409	Visio 2007 Std
42484409	Map Point 2006
42449807	Map Point 2006
42449807	Visio 2007 Std
42188822	Project 2007
41853458	Map Point 2006

AutoDesk licenses
Name	Version
AutoCAD LT	2008
AutoCAD LT	2009
AutoCAD LT	2009 (upgrade)

Miscellaneous Licenses
Name
Smart Draw
Go To Meeting
Go To Assist
Trend Micro Anti-Virus

Schedule 5.17 (c) — License-Out Contracts
None

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Aaron Inc	Lit MRR 50 Mbps EIA	16-Mar-07	01-Nov-12
Atlanta	Aaron Inc	Lit MRR 50 Mbps EIA	21-Aug-07	01-Dec-12
Atlanta	Aaron Inc	Litt MRR 50 Mbps EPL	21-Aug-07	01-Dec-12
Atlanta	Aaron Inc	Lt MRR 20 Mbps EIA/CIR	01-Aug-08	01-Nov-12
Atlanta	Alta Care Corporation	10meg Ethernet Internet Access	01-Jul-06	01-Jul-10
Atlanta	American Viatical Services, LL	20meg Ethernet Internet Access	24-May-07	24-May-10
Atlanta	AMREP, Inc	Lit MRR 20Mbps EIA Standard	01-Oct-09	01-Jul-13
Atlanta	AMREP, Inc	Lit MRR 50Mbps EVPL	01-Sep-09	01-Sep-12
Atlanta	AON eSolutions	Lit MRR 10Mbps EIA Standard	01-Dec-09	01-Dec-12
Atlanta	AON eSolutions	Lit MRR 80Mbps EIA Standard	01-Dec-09	01-Dec-12
Atlanta	Aretta Communications	IP Addresses-Additional	07-Dec-07	07-Dec-12
Atlanta	Atlanco, Inc	1.544K InternetAccess 3YR Term	30-Apr-04	30-Apr-11
Atlanta	Atlanta Airlines Terminal Corp	1.544K InternetAccess 2YR Term	07-Jan-05	07-Jan-11
Atlanta	Ballard Designs	1.544K InternetAccess 2YR Term	14-Jul-05	14-Jul-10
Atlanta	Ballard Designs	Lit MRR Internet DSN<45	07-May-07	07-May-11
Atlanta	Ballard Designs	Router Lease	07-May-07	07-May-11
Atlanta	Beacon Software, Inc	Lit MRR 5 Mb EIA Fixed	01-Jun-08	01-Jun-11
Atlanta	BT Americas Inc.	100 Meg Optical Ethernet PTP	05-Mar-07	05-Mar-11
Atlanta	BT Americas Inc.	150 Meg Ethernet Internet	20-Feb-07	20-Feb-11
Atlanta	BT Americas Inc.	200 Meg Optical Ethernet PTP	01-Feb-08	01-Feb-11
Atlanta	BT Americas Inc.	40 Meg EIA	26-Jan-07	26-Jan-11
Atlanta	Caraustar	20 Meg EIA	01-Aug-08	01-Aug-11
Atlanta	Caraustar	EPL n Mbps <= 100 Mbps	01-Apr-08	01-Apr-11
Atlanta	Caraustar	EPL n Mbps <= 100 Mbps	01-Jan-09	01-Jan-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EIA 50Mbps	01-Feb-09	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EPL n Mbps <= 100 Mbps	11-Jan-06	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EVPL 100 Mbps	30-Sep-06	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EVPL 100 Mbps	30-Sep-06	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EVPL 100 Mbps	01-Jan-09	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EVPL 100 Mbps	01-Feb-09	01-Jul-12
Atlanta	Chattahoochee Technical Instit	Lit MRR EVPL 250 Mbps	01-Apr-09	01-Jul-12
Atlanta	City of Smyrna	Lit MRR 20 Mbps EIA	01-Apr-10	01-Apr-13
Atlanta	City of Smyrna	Lit MRR DS-1 / T1 Transport	01-Jun-02	01-Jun-10
Atlanta	City of Smyrna	Lit MRR DS-1 / T1 Transport	01-Jun-02	01-Jun-10
Atlanta	City of Smyrna	Lit MRR DS-1 / T1 Transport	18-Apr-03	18-Apr-11
Atlanta	Cobb Chamber of Commerce	Lit MRR EIA 10Meg	05-Dec-07	05-Dec-10
Atlanta	Cobb County Communications/Web	Lit MRR 5 Meg EIA	01-Dec-08	01-Dec-11
Atlanta	Cobb County Community Dvlpmnt	DS-1 / T1 Transport	03-Apr-03	03-Apr-11
Atlanta	Cobb County Government	EIA Service 40 Mbps EIA	01-Apr-10	01-Apr-13
Atlanta	Cobb County Public Library	Lit MRR 1.5 Mbps DS-1	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR 1.5 Mbps DS-1	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR 1.5 Mbps DS-1	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR 1.5 Mbps DS-1	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR 50Mbps EIA	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR Internet EIA 1.5 mbps	01-Dec-09	01-Dec-12
Atlanta	Cobb County Public Library	Lit MRR Internet EIA 1.5 mbps	01-Dec-09	01-Dec-12
Atlanta	Cobb County Sheriff’s Office	nMeg EIA — 2 mbps	01-Oct-07	30-Sep-10
Atlanta	Core 180, Inc.	Lit MRR DS-3 / T3 Transport	09-Jul-07	09-Jul-10
Atlanta	Crawford Communications	Lit MRR EIA 155 Mbps CIR	01-Jan-09	01-Jan-12
Atlanta	Datalex (USA), Inc.	Lit MRR 10M EVPL PTP	01-Apr-09	01-Apr-12
Atlanta	EDI Consulting Services	Lit MRR — 30 Mbps EIA	01-Mar-08	01-Mar-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Evans Technology	1.544K InternetAccess 2YR Term	01-Feb-08	01-Feb-11
Atlanta	FiberLight, LLC	MRR Dark Fiber Lease	27-Aug-04	27-Aug-10
Atlanta	FiberLight, LLC	MRR Dark Fiber Lease	27-Aug-04	27-Aug-10
Atlanta	First Investors Financial Svcs	Lit MRR 150 Mbps EVPL	01-Nov-08	01-Nov-11
Atlanta	Formetco	Lit MRR 10 Mbps EIA	01-Oct-07	01-Oct-10
Atlanta	Fredrick J. Hanna & Associates	MRR 100 mbps EVPL	01-Oct-09	01-Oct-12
Atlanta	Frosty Acres Brands, Inc	Lit MRR 20Mbps EIA	01-Dec-09	01-Dec-12
Atlanta	Georgia Public Web	MRR Dark Fiber Lease	30-Jul-04	30-Jul-14
Atlanta	Global Crossing	Lit MRR DS-3 / T3 Transport	01-Mar-10	01-Mar-13
Atlanta	Global Crossing	Lit MRR EVPL 100Mbps	01-Mar-09	01-Mar-12
Atlanta	Google, Inc	Annual Maintenance Fee	19-Mar-04	19-Mar-24
Atlanta	Herman Miller, Inc.	Lit MRR 10Mbps EIA Standard	01-Dec-09	01-Dec-12
Atlanta	Honeywell Enraf Americas Inc	Lit MRR 10Mbps EIA	25-Sep-07	25-Sep-12
Atlanta	Hooters of America Inc	Lit MRR 100 Mbps EIA	01-Apr-10	01-Apr-13
Atlanta	iLearn, Inc.	10meg Ethernet Internet Access	01-Aug-08	01-Aug-13
Atlanta	Immucor	Lit MRR 40Mbps EIA	01-Apr-08	01-Apr-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	EVLAN 20 Meg Tail Circuit	08-Jul-04	08-Jul-10
Atlanta	IMNisp, Inc.	Internet Ethernet VPN Network	01-Jul-08	01-Jul-11
Atlanta	IMNisp, Inc.	Lit MRR DS-1 / T1 Transport	01-Jul-08	01-Jul-11
Atlanta	Institute of Nuclear Power Ops	Lit MRR 50Mbps EIA Standard	01-Jul-09	01-Jul-14
Atlanta	InterContinental Exchange	Gig E EVPL	01-Jun-07	01-Jun-10
Atlanta	InterContinental Exchange	Gig E EVPL	01-Jun-07	01-Jun-10
Atlanta	InterContinental Exchange	Gig E Fiber Cross Connect	01-Jun-07	01-Jun-10
Atlanta	InterContinental Exchange	Gig E Fiber Cross Connect	01-Jun-07	01-Jun-10
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	Intermedia Communications, Inc	MRR Dark Fiber Lease	18-Jan-07	18-Jan-11
Atlanta	iPass	Lit MRR 15mb ElA	01-May-08	01-May-11
Atlanta	Johnson Ferry Baptist Church	20meg Ethernet Internet Access	01-Dec-08	01-Dec-11
Atlanta	Lancope, Inc	Lit MRR 10 Mbps EVPL	01-Feb-08	01-Feb-11
Atlanta	Lancope, Inc	Lit MRR 20 Mbps EIA	01-Feb-08	01-Feb-11
Atlanta	Level 3 Communications, LLC	MRR Dark Fiber Lease	04-Dec-06	04-Dec-11
Atlanta	Level 3 Communications, LLC	MRR Dark Fiber Lease	04-Dec-06	04-Dec-11
Atlanta	Level 3-Great Oaks Pkwy	On-Net Annual Fee	13-Jul-04	01-Sep-14
Atlanta	Life University	Lit MRR DS-1 / T1 Transport	07-Feb-07	07-Feb-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	Marietta City Schools	50 Mbps EVPL	30-Aug-06	30-Aug-11
Atlanta	MARTA, Attn: Lila Herron	MRR Dark Fiber Lease	30-Nov-06	30-Nov-36
Atlanta	McMaster-Carr Supply Company	Lit MRR DS-3 / T3 Transport	01-Jun-08	01-Jun-11
Atlanta	MedAssets Inc	Lit MRR 20Mbps CIR bursting to	01-Feb-08	01-Feb-11
Atlanta	MedQuest Associates, Inc.	BGP Service	01-Jun-07	01-Jun-10
Atlanta	MedQuest Associates, Inc.	EIA 30 Mbps	01-Jun-07	01-Jun-10
Atlanta	MedQuest Associates, Inc.	IP Addresses-Additional	01-Jun-07	01-Jun-10
Atlanta	Metro PCS Georgia, Inc.	DS3 Cross Connect	27-Jan-04	27-Jan-11
Atlanta	Metro PCS Georgia, Inc.	DS3 Cross Connect	27-Jan-04	27-Jan-11
Atlanta	Metro PCS Georgia, Inc.	DS3 Cross Connect	14-Feb-07	14-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR — OCNET Level 3	28-Aug-07	28-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Apr-02	05-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Apr-02	05-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Apr-02	05-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	25-Aug-03	25-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	24-Oct-03	24-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	06-Nov-03	06-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	06-Nov-03	06-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	10-Nov-03	10-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	17-Nov-03	17-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	18-Nov-03	18-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	03-Dec-03	03-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Dec-03	08-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Dec-03	08-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	09-Dec-03	09-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	09-Dec-03	09-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	11-Dec-03	11-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	23-Dec-03	23-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	31-Dec-03	31-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Jan-04	08-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Jan-04	12-Jan-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	21-Jan-04	21-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	22-Jan-04	22-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	22-Jan-04	22-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	22-Jan-04	22-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	06-Feb-04	06-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Feb-04	12-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	02-Apr-04	02-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	13-Apr-04	13-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Apr-04	14-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	20-Apr-04	20-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	30-Apr-04	30-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jun-04	01-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	02-Jun-04	02-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	15-Jun-04	15-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	15-Jun-04	15-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	17-Jun-04	17-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	02-Jul-04	02-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Sep-04	14-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Sep-04	14-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Sep-04	14-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	30-Sep-04	30-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	18-Nov-04	18-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	18-Nov-04	18-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Nov-04	19-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Nov-04	19-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	24-Nov-04	24-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Jan-05	19-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	10-Feb-05	10-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	16-Mar-05	16-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	21-Mar-05	21-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	23-Mar-05	23-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	25-Mar-05	25-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	25-Mar-05	25-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	07-Apr-05	07-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	22-Apr-05	22-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	22-Apr-05	22-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	25-May-05	25-May-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	25-May-05	25-May-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	10-Jun-05	10-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	24-Jun-05	24-Jun-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Jul-05	08-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Aug-05	05-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	06-Aug-05	08-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	11-Aug-05	11-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Sep-05	05-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	07-Sep-05	07-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	26-Sep-05	26-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-05	01-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	10-Oct-05	10-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Oct-05	19-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Nov-05	08-Nov-10

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Dec-05	12-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Dec-05	14-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Feb-06	08-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	10-Feb-06	10-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	14-Feb-06	14-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	15-Feb-06	15-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	15-Feb-06	15-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	16-Mar-06	16-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	23-Mar-06	23-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Apr-06	19-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-06	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	03-May-06	03-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Jul-06	12-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	11-Aug-06	11-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	30-Aug-06	30-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Sep-06	08-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Sep-06	12-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	16-Oct-06	16-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	21-Nov-06	21-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Dec-06	01-Dec-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	19-Feb-07	19-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-07	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	29-Mar-07	29-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	29-Mar-07	29-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-07	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	23-Jul-07	23-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	24-Jul-07	24-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	03-Aug-07	03-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	12-Sep-07	12-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	05-Nov-07	05-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Nov-07	08-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Nov-07	08-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	08-Nov-07	08-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	30-Nov-07	30-Nov-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-08	01-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Apr-08	01-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Apr-08	01-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Apr-08	01-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jun-08	01-Jun-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jun-08	01-Jun-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Nov-08	01-Nov-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Nov-08	01-Nov-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Nov-08	01-Nov-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Nov-08	01-Nov-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jan-09	01-Jan-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jan-09	01-Jan-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jan-09	01-Jan-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Mar-09	01-Mar-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Apr-09	01-Apr-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-May-09	01-May-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Jun-09	01-Jun-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Aug-09	01-Aug-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-1 / T1 Transport	01-Oct-09	01-Oct-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	13-Jan-04	13-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	27-Jan-04	27-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	07-Jul-04	07-Jul-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	23-Sep-04	23-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	28-Feb-05	28-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	14-Mar-05	14-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	25-May-05	25-May-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	08-Sep-05	08-Sep-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	27-Jan-07	27-Jan-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	14-Feb-07	14-Feb-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	22-Aug-07	22-Aug-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Apr-08	01-Apr-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Jul-08	01-Jul-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Nov-08	01-Nov-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Jan-09	01-Jan-12
Atlanta	Metro PCS Georgia, Inc.	Lit MRR DS-3 / T3 Transport	01-Jun-09	01-Jun-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	28-Oct-05	02-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	28-Oct-05	28-Oct-10
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	10-Mar-06	11-Mar-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	01-Jun-08	01-Jun-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	01-Jun-08	01-Jun-11
Atlanta	Metro PCS Georgia, Inc.	Lit MRR Transport — OC3	01-Jun-08	01-Jun-11
Atlanta	Metro PCS Georgia, Inc.	MRR — Cross Connect	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	MRR — Cross Connect	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	MRR — Cross Connect	01-Aug-08	01-Aug-11
Atlanta	Metro PCS Georgia, Inc.	MRR — Cross Connect	01-Oct-08	01-Oct-11
Atlanta	Metro PCS Georgia, Inc.	MRR — Cross Connect	01-Nov-08	01-Nov-11
Atlanta	Mohawk Industries	Lit MRR 100Mb EPL	01-Mar-09	01-Mar-13
Atlanta	Net2Atlanta	EVLAN 40 mbps	01-Jun-09	01-Jun-12
Atlanta	Net2Atlanta	EVLAN 40 mbps	01-Jun-09	01-Jun-12
Atlanta	NexxLinx, Inc.	Lit MRR 10 Mbps EVPL	27-Nov-07	27-Nov-10
Atlanta	Paradigm Telecom, Inc.	Lit MRR DS-3 / T3 Transport	06-Dec-06	06-Dec-10
Atlanta	Peachtree Business Products	IP Addresses-Additional	01-Jan-09	01-Jan-14
Atlanta	Peachtree Business Products	Lit MRR 50 Mbps EIA	01-Jan-09	01-Jan-14
Atlanta	Polysius Corp	Lit MRR EIA 10Mbps	14-Dec-07	14-Dec-10
Atlanta	PowerPlan Consultants	Lit MRR 10Mbps EIA	01-Oct-09	01-Oct-12
Atlanta	Progress Telecom, Inc./Level 3	Equipment Monitoring & Mtnce	04-Aug-02	04-Aug-22
Atlanta	Qwest Communications Corp	Lit MRR 2.5 Gig Wavelength	01-Oct-08	01-Oct-11
Atlanta	Qwest Communications Corp	Lit MRR Transport — OC12	01-Oct-08	01-Oct-11
Atlanta	Qwiz, Inc.	DS-1 / T1 Transport	23-Feb-04	23-Feb-11
Atlanta	RaceTrac Petroleum Inc	Lit MRR 100 Mbps EIA	24-Sep-07	24-Sep-10
Atlanta	Radiant Systems, Inc.	20 MEG Optical Ethernet	30-Nov-07	30-Nov-10
Atlanta	Rechargeable Battery Recycling	Lit MRR 20Mbps EIA	01-Nov-08	01-Nov-11
Atlanta	Robert Bowden, Inc	IP Addresses-Additional	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR 20meg EIA	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR 20meg EIA	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR Collapsed Ring Service	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR DS-1 / T1 Transport	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR DS-1 / T1 Transport	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR DS-1 / T1 Transport	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR DS-1 / T1 Transport	22-Apr-09	22-Apr-12
Atlanta	Robert Bowden, Inc	Lit MRR DS-1 / T1 Transport	22-Apr-09	22-Apr-12
Atlanta	Savvis Communications	Lit MRR 300 Mb EPL	01-May-08	01-May-11
Atlanta	Savvis Communications	Lit MRR DS-3/T3 Transport PTP	01-Mar-08	01-Mar-11
Atlanta	Savvis Communications	Lit MRR Transport — OC48	05-Oct-07	05-Oct-10
Atlanta	Sciele Pharma, Inc.	Lit MRR 1 Gig EPL	01-Sep-09	01-Sep-14
Atlanta	Sciele Pharma, Inc.	Lit MRR EIA 60Mbps CIR	01-Sep-09	01-Sep-14
Atlanta	Scientific Games Int’l, Inc.	20meg Ethernet Internet Access	01-Apr-09	01-Apr-12
Atlanta	Snapping Shoals EMC	Lit MRR 10Mb EIA	01-Feb-09	01-Feb-12
Atlanta	Solvay Pharmaceuticals	10Mbps EIA Standard	09-Mar-06	01-Dec-10
Atlanta	Source Technologies LLC	1.544k InternetAccess 2YR Term	20-Sep-07	20-Sep-10
Atlanta	Source Technologies LLC	1.544k InternetAccess 2YR Term	20-Sep-07	20-Sep-10
Atlanta	Southern Union Conference	Lit MRR 10Mb EIA with	01-May-09	01-May-12
Atlanta	Stonebranch	10Mb Metro E Service EIA	01-Aug-08	01-Aug-11
Atlanta	Superior Essex Communications	Lit MRR 30 Mbps EIA	01-Feb-09	01-Feb-14
Atlanta	Teavana, Corp	Lit MRR 10 Mbps EIA CIR	01-Jul-08	01-Jul-11
Atlanta	The Walker School	15meg Ethernet Internet Access	01-Apr-09	01-Apr-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Atlanta	The Weather Channel, Inc.	DS-1 / T1 Transport	01-Oct-04	01-Oct-10
Atlanta	The Weather Channel, Inc.	DS-3 / T3 Transport	19-Dec-03	19-Dec-10
Atlanta	The Weather Channel, Inc.	DS-3 / T3 Transport	19-Dec-03	19-Dec-10
Atlanta	The Weather Channel, Inc.	DS-3 / T3 Transport	19-Dec-03	19-Dec-10
Atlanta	The Weather Channel, Inc.	T-1 TV Analog	01-Oct-04	01-Oct-10
Atlanta	Tower Cloud, Inc	MRR Dark Fiber Lease	01-Feb-10	01-Feb-20
Atlanta	TranDolCom Solutions	Lit MRR 10 Mpbs EIA	01-Mar-08	01-Mar-11
Atlanta	TW Telecom	Lit MRR DS-1 / T1 Transport	29-Sep-06	29-Sep-11
Atlanta	Unified Arts, LLC	5meg Ethernet Internet Access	23-Feb-07	23-Feb-11
Atlanta	Unified Arts, LLC	IP Addresses-Additional	23-Feb-07	23-Feb-11
Atlanta	Urology Associates, P.C.	DS-1 / T1 Transport	07-Apr-03	07-Apr-11
Atlanta	Urology Associates, P.C.	Router Lease	07-Apr-03	07-Apr-11
Atlanta	Utility Consultants-PostPetiti	Lit MRR — Router Lease	01-Oct-08	01-Oct-11
Atlanta	Utility Consultants-PostPetiti	Lit MRR Internet Access	01-Oct-08	01-Oct-11
Atlanta	UTrust Solutions Corp	1.544k Internet Access 3 YR	19-Mar-04	19-Mar-11
Atlanta	UTrust Solutions Corp	1.544k Internet Access 3 YR	19-Mar-04	19-Mar-11
Atlanta	VoiceNation LLC	10 Mbps EIA	01-Apr-08	01-Apr-11
Atlanta	Yancey Brothers Co	Lit MRR 10 Mb EIA	01-May-08	01-May-11
Atlanta	Yancey Brothers Co	Lit MRR 10 Mb EIA	01-Jul-09	01-Jul-12
Atlanta	Yancey Brothers Co	Lit MRR 10Mbps EVPL	01-Jul-09	01-Jul-12
Atlanta	Yancey Brothers Co	Lit MRR 20 Mb EVPL	01-Mar-09	01-Jun-11
Atlanta	Yipes Enterprise Services	Lit MRR Transport — OC12c	01-Apr-08	01-Apr-11
Boise	Ada County IT Dept.	MRR Dark Fiber Lease	01-Jul-06	01-Jul-1l
Boise	Ada County IT Dept.	MRR Dark Fiber Ring Lease	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR EVPL 1 Gig	01-Aug-09	01-Aug-14
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jun-02	01-Jun-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-l2
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-02	01-Jul-12
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jul-03	01-Jul-13
Boise	Boise School District	Lit MRR GigE	01-Jan-07	01-Jan-12
Boise	Canyon County	Lit MRR — 1 Gig EVLAN	01-Jul-02	01-Jul-12
Boise	City of Boise	Annual Dark Fiber Lease Fee	01-Jan-08	31-Dec-10
Boise	Crowley Davis Research	Lit MRR 10Mbps EIA Burstable	01-Nov-08	01-Nov-11
Boise	Dotcom Secrets	Lit MRR 20Mbps EIA Burstable	01-Nov-08	01-Nov-11
Boise	Family Medicine Residency	Lit MRR 10Mbps EIA	01-Aug-08	01-Aug-11
Boise	Family Medicine Residency	Lit MRR 10Mbps EVPL	01-Aug-08	01-Aug-11
Boise	Franklin Building Supply	Lit MRR 10 Mbps EVPL	01-May-08	01-May-11
Boise	Idaho Dept. of Water Resources	MRR Dark Fiber Lease 2 Strands	01-Oct-04	30-Sep-14
Boise	Idaho Power Co. IT	Lit MRR — 1 Gig EVLAN	01-May-08	01-May-11
Boise	Idaho Power Co. IT	Lit MRR 1.544k Internet Access	01-Aug-08	01-Aug-11
Boise	Idaho Power Co. IT	Lit MRR DS-3 / T3 Transport	01-May-08	01-May-11
Boise	Intermountain Orthopaedics	Lit MRR — 5 Mbps EIA	01-May-08	01-May-11
Boise	Intermountain Orthopaedics	Lit MRR 100Mbps PT-PT EVPL	01-Sep-08	01-Sep-11
Boise	Intermountain Orthopaedics	Lit MRR 100Mbps PT-PT EVPL	01-Sep-08	01-Sep-11
Boise	Intralot, Inc	Lit MRR 10Mbps EIA -CIR Burst.	01-Mar-09	01-Mar-12
Boise	J.R. Simplot Company	Dark Fiber MRR Lease	01-Feb-05	01-May-11
Boise	J.R. Simplot Company	Lit MRR — 1 Gig EVLAN	01-Feb-05	01-May-11
Boise	J.R. Simplot Company	Lit MRR — 1 Gig EVLAN	01-Feb-05	01-May-11
Boise	J.R. Simplot Company	Lit MRR — 1 Gig EVLAN	01-Feb-05	01-May-11
Boise	J.R. Simplot Company	Lit MRR — 1 Gig EVLAN	01-Feb-05	01-May-11
Boise	J.R. Simplot Company	Lit MRR 30Mbps EIA	01-Nov-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR DS-1 / T1 Transport	01-May-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR DS-3 / T3 Transport	01-Feb-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR GigE 100 Mbps	01-Feb-08	01-May-11
Boise	J.R. Simplot Company	Lit MRR P2P — 1 GigE	01-Mar-08	01-May-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Keynetics, Inc	Lit MRR 20Mb CIR 100Mb PIR	01-Dec-08	01-Dec-11
Boise	Level 3 Communications, LLC	MRR 2 Strand Dark Fiber Ring	01-Nov-08	01-Nov-13
Boise	Level 3 Communications, LLC	MRR Dark Fiber Lease 2 Strands	01-Dec-05	01-Dec-10
Boise	Micron Technology Inc.	MRR Dark Fiber Ring Lease	01-Oct-06	01-Oct-11
Boise	Pacific Press Publishing Assoc	Lit MRR 10mbps EIA	01-Feb-10	01-Feb-13
Boise	Power Engineers, Inc	Lit MRR 100Mb EVPL	01-Dec-08	01-Dec-11
Boise	Power Engineers, Inc	MRR 20Mpbs EIA CIR Burstable	01-Dec-08	01-Dec-11
Boise	Solution Pro	Lit MRR 1xFastE 100 Mbps	08-Nov-07	08-Nov-10
Boise	Syringa Networks, LLC	MRR Dark Fiber Ring Lease	01-Nov-06	01-Nov-11
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P	01-May-04	01-May-14
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P	01-Jul-04	01-Jul-14
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P	01-Jul-04	01-Jul-14
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P	01-May-05	01-May-15
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P	01-Jun-07	01-Jun-17
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – Ring	01-Oct-06	01-Oct-16
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – Ring	01-Oct-06	01-Oct-16
Boise	Trinity Health – TIS	MRR Dark Fiber Lease – P2P/Ring	01-Sep-01	01-Sep-13
Boise	Trinity Health – TIS	MRR Dark Fiber O&M Lease – P2P	01-Jun-07	01-Jun-17
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	27-Dec-07	27-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	27-Dec-07	27-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	27-Dec-07	27-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	27-Dec-07	27-Dec-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	27-Dec-07	27-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH – DS1	01-Jun-08	01-Jun-13

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jul-08	01-Jul-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jul-08	01-Jul-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-06	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Oct-08	01-Oct-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-08	01-Nov-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-08	01-Nov-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-08	01-Nov-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-08	01-Nov-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-08	01-Nov-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-09	01-Feb-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-09	01-Apr-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-09	01-Apr-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-09	01-Apr-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Aug-09	01-Aug-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Oct-09	01-Oct-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Nov-09	01-Nov-14
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Jan-10	01-Jan-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Feb-10	01-Feb-15
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Mar-10	01-Mar-13

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Jun-07	01-Jun-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	12-Oct-07	12-Oct-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	17-Dec-07	17-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	20-Dec-07	20-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	24-Dec-07	24-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	27-Dec-07	27-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	28-Dec-07	28-Dec-12
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Feb-08	01-Feb-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Mar-08	01-Mar-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Apr-08	01-Apr-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-May-08	01-May-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Jun-08	01-Jun-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Aug-08	01-Aug-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Sep-08	01-Sep-13
Boise	Verizon Wireless	Lit MRR Transport LH — DS3	01-Jan-10	01-Jan-15
Boise	Verizon Wireless	Lit MRR Transport LH — OC3	01-Jul-08	01-Jul-13
Boise	Verizon Wireless	Lit MRR Transport LH — OC48	01-Nov-09	01-Nov-14
Boise	Verizon Wireless	Lit MRR Transport LH — OC48	01-Nov-09	01-Nov-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-May-09	01-May-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-09	01-Aug-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Aug-09	01-Aug-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Nov-09	01-Nov-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS1	01-Apr-10	01-Apr-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-May-08	01-May-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-Aug-08	01-Aug-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-Dec-08	01-Dec-13
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-Jan-09	01-Jan-14
Boise	Verizon Wireless Net NW Region	Lit MRR Transport — DS3	01-Jan-09	01-Jan-14
Boise	West Valley Medical Center	Lit MRR 100Mbps EVPL	01-Nov-09	01-Nov-12
Boise	Wirestone	Lit MRR — EIA 30mg	09-Nov-07	09-Nov-10
Boise	Wirestone	Static IP Address	09-Nov-07	09-Nov-10

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Boise	Wirestone	Static IP Address	09-Nov-07	09-Nov-10
Boise	Work Group Leader/Network Serv	MRR Dark Fiber Lease	01-Aug-04	01-Aug-14
Cleveland	BlueBridge Networks, LLC	EVPL 1 Gb Service	19-Sep-05	19-Sep-11
Cleveland	City of Cleveland Div of ITS	Annual Maintenance Fee	31-Mar-05	31-Mar-25
Cleveland	Cogent Communications Inc	Dark Fiber CBD Ring — 2 Strand	01-Sep-08	01-Sep-28
Cleveland	Continental Broadband, Inc.	MRR Dark Backbone Lease	30-Nov-06	30-Nov-11
Cleveland	Continental Broadband, Inc.	MRR Dark Fiber Lease	30-Nov-06	30-Nov-11
Cleveland	KeyBank National Association	Dark Fiber O&M Lease	01-Aug-09	01-Aug-14
Cleveland	KeyBank National Association	Dark Fiber On-Net Conn Fee	01-Aug-09	01-Aug-14
Cleveland	KeyBank National Association	MRR Dark Backbone Lease	01-Aug-09	01-Aug-14
Cleveland	Level 3 Communications, LLC	Annual Maintenance Fee	28-May-02	28-May-22
Cleveland	Level 3 Communications, LLC	Annual Maintenance Fee	17-Jul-02	17-Jul-22
Cleveland	Level 3 Communications, LLC	Annual Maintenance Fee	24-Mar-03	24-Mar-23
Cleveland	Level 3 Communications, LLC	Annual Maintenance Fee	28-Aug-03	28-Aug-23
Cleveland	Level 3 Communications, LLC	On-Net Annual Fee	28-May-02	28-May-22
Cleveland	Level 3 Communications, LLC	On-Net Annual Fee	17-Jul-02	17-Jul-22
Cleveland	Level 3 Communications, LLC	On-Net Annual Fee	24-Mar-03	24-Mar-23
Cleveland	Level 3 Communications, LLC	On-Net Annual Fee	28-Aug-03	28-Aug-23
Cleveland	MCI Worldcom, Dept 41103/107	Annual Lease Fee	01-May-06	01-May-11
Cleveland	MCI Worldcom, Dept 41103/107	Annual Lease Fee	09-Aug-07	09-Aug-12
Cleveland	National City Corporation	Annual Maintenance Fee	16-May-03	16-May-13
Cleveland	National City Corporation	Annual Maintenance Fee	16-May-03	16-May-13
Cleveland	OARnet Business Office	1 — A&B feeds at 60 amps each	14-Feb-08	14-Feb-23
Cleveland	OARnet Business Office	2 — A&B feeds at 50 amps each	01-Jun-08	14-Feb-23
Cleveland	OarNet Business Office	Annual Maintenance Fee	14-Feb-03	14-Feb-23
Cleveland	OARnet Business Office	Colocation — DC Power (A and B	14-Feb-03	14-Feb-23
Cleveland	OARnet Business Office	Colocation — UPS Backed Power	14-Feb-03	14-Feb-23
Cleveland	OARnet Business Office	Colocation Rack Charges	14-Feb-03	14-Feb-23
Cleveland	OARnet Business Office	Dark Fiber Cross Connect	31-Oct-06	31-Oct-26
Cleveland	OARnet Business Office	Dark Fiber O&M IRU Lease	31-Oct-06	31-Oct-26
Cleveland	OARnet Business Office	MRR — Cross Connect	01-Mar-09	14-Feb-23
Cleveland	OARnet Business Office	MRR — Power 60 Amps	10-Oct-07	30-Sep-26
Cleveland	OARnet/SchoolNet	30 amps DC Power	29-Jun-05	29-Jun-25
Cleveland	OARnet/SchoolNet	Colocation Rack charges	29-Jun-05	29-Jun-25
Cleveland	Revelation Networks Inc	MRR 2 Strand DF Ring Lease	01-Nov-08	01-Nov-13
Cleveland	Savvis Communications	Annual Maintenance Fee	27-Nov-00	27-Nov-20
Cleveland	TeliaSonera Int’l Carrier, Inc	MRR 2 Strand DF Lease	01-Feb-10	01-Feb-15
Cleveland	The Sherwin-Williams Company	Annual Maintenance Fee	14-Oct-03	14-Oct-13
Cleveland	Verizon Wireless	Annual Maintenance Fee	03-Mar-04	03-Mar-24
Cleveland	Zayo Bandwidth Central LLC	MRR Dark Fiber Lease	04-Aug-06	04-Aug-13
Cleveland	Zayo Bandwidth Central LLC	MRR Dark Fiber Lease	01-Sep-08	01-Sep-13
Hartford	The Hartford/Telwares 25	Annual Maintenance Fee	31-Oct-01	31-Oct-21
Kansas City	1 & 1 Internet, Inc.	Dark Fiber O&M Lease	30-Sep-06	30-Sep-16
Kansas City	1 & 1 Internet, Inc.	Dark Fiber On-Net Conn Fee	30-Sep-06	30-Sep-16
Kansas City	1 & 1 Internet, Inc.	MRR Dark Fiber Lease	30-Sep-06	30-Sep-16
Kansas City	Avid Phone	Lit MRR EVPL 100Mbps CIR	01-Jan-09	01-Jan-13
Kansas City	Avid Phone	Lit MRR EVPL- 20 Mbps CIR	01-Aug-09	01-Aug-12
Kansas City	Avid Phone	Lit MRR EVPL-10 Mbps CIR	01-Jul-09	01-Jul-12
Kansas City	Boulevard Brewing Co.	Lit MRR EIA 20 Mbps	01-Aug-09	01-Aug-12
Kansas City	Clearwire US LLC	2 Strand Full City Dark Fiber	01-Mar-10	01-Mar-30
Kansas City	Cogent Communications Inc	Annual Lease Fee	12-Dec-01	12-Dec-21

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Kansas City	Cogent Communications Inc	Annual Maintenance Fee	12-Dec-01	12-Dec-21
Kansas City	Cogent Communications Inc	Annual Maintenance Fee	30-Aug-07	12-Dec-21
Kansas City	Cogent Communications Inc	Dark Fiber O&M Lease	01-Jan-09	01-Jan-29
Kansas City	Cogent Communications Inc	MRR 2 strd DF 52 route miles	01-Jan-09	01-Jan-29
Kansas City	Cogent Communications Inc	On-Net Annual Fee	12-Dec-01	12-Dec-21
Kansas City	Cox Communications Kansas, LLC	Annual Maintenance Fee	13-Nov-02	13-Nov-22
Kansas City	Cox Communications Kansas, LLC	Annual Maintenance Fee	31-Mar-06	31-Jan-24
Kansas City	Cox Communications Kansas, LLC	MRR Dark Fiber Lease	01-Nov-09	01-Nov-14
Kansas City	Evacore.net Corporation	Lit MRR 10Mbps EIA Standard	01-Nov-09	01-Nov-12
Kansas City	Full Control Network, Inc	100 Mb Burstable EVPL	01-Jul-08	01-Jul-11
Kansas City	Full Control Network, Inc	100M CIR burstable to 300M	01-Mar-08	01-Mar-13
Kansas City	Global Crossing	MRR Dark Fiber Lease- 2 Node,	01-Jul-08	01-Jul-13
Kansas City	GreenSoft Solutions	EIA 70 Mbps CIR burstable-200	29-Jul-05	29-Jul-10
Kansas City	Hardhal, Inc.	EIA Burst 100 Mbps CIR	30-Nov-07	30-Nov-10
Kansas City	Kansas Broadband Internet Inc	10 Mbps EIA burst to 50 Mbps	19-Nov-07	19-Nov-10
Kansas City	K-PowerNet, LLC	MRR Dark Fiber Lease	01-Jan-09	01-Jan-29
Kansas City	Level 3 Communications, LLC	Annual Maintenance Fee	08-Nov-04	08-Nov-24
Kansas City	Level 3 Communications, LLC	On-Net Annual Fee	08-Nov-04	08-Nov-24
Kansas City	Level 3-Alltel-Gateway-Genuity	Annual Maintenance Fee	26-Jul-05	26-Jul-30
Kansas City	Level 3-Alltel-Gateway-Genuity	Annual Maintenance Fee	24-Mar-03	24-Mar-23
Kansas City	Level 3-Alltel-Gateway-Genuity	On-Net Annual Fee	24-Mar-03	24-Mar-23
Kansas City	Missouri Network Alliance, LLC	Annual Maintenance Fee	11-Dec-02	11-Dec-22
Kansas City	Missouri Network Alliance, LLC	Annual Maintenance Fee	11-Dec-02	11-Dec-22
Kansas City	Missouri Network Alliance, LLC	On-Net Annual Fee	11-Dec-02	11-Dec-22
Kansas City	Missouri Network Alliance, LLC	On-Net Annual Fee	11-Dec-02	11-Dec-22
Kansas City	Missouri Network Alliance, LLC	On-Net Annual Fee	11-Dec-02	11-Dec-22
Kansas City	Netsolus	10 Mpbs EVPL	29-Nov-06	29-Nov-12
Kansas City	Savvis Communications	Annual Maintenance Fee	27-Nov-00	27-Nov-20
Kansas City	Skyway Networks LLC	Lit MRR 10 Mbps EIA	10-Oct-07	10-Oct-10
Kansas City	The Headache & Pain Center, PA	Annual Maintenance Fee	24-Jan-03	24-Jan-13
Kansas City	Unite Private Networks LLC	Lit MRR 300Mbps EVPL Standard	01-Mar-09	01-Mar-12
Kansas City	Verizon Wireless (Alltell)	MRR Dark Fiber PTP Lease	01-Mar-08	01-Mar-13
Kansas City	Verizon Wireless (VAW) LLC	Annual Maintenance Fee	01-Apr-10	01-Apr-24
Kansas City	Verizon-GNI Kansas City	Annual Maintenance Fee	05-Mar-04	05-Mar-24
Kansas City	Verizon-GNI Kansas City	On-Net Annual Fee	05-Mar-04	05-Mar-24
Kansas City	WilTel/Level 3 Communications	MRR Dark Fiber Lease	22-Feb-08	22-Feb-11
Las Vegas	1 Velocity	Lit MRR 60Mbps EVPL Intecity	01-Oct-09	01-Oct-13
Las Vegas	A1 Hospitality Solutions	Lit MRR 20Mbps EIA	01-Nov-09	01-Nov-12
Las Vegas	Ahem Rentals	MRR Dark Fiber Lease — P2P	01-Jun-07	01-Jun-10
Las Vegas	Ahem Rentals	MRR Dark Fiber Lease — P2P	01-Jun-07	01-Jun-10
Las Vegas	American Tower — SSI	MRR Dark Fiber 4 Strds P2P	10-Oct-07	10-Oct-22
Las Vegas	American Tower — SSI	MRR Dark Fiber Optic Lease	01-May-01	01-May-11
Las Vegas	American Tower — SSI	MRR Dark Fiber Optic Lease	01-May-01	01-May-11
Las Vegas	American Tower — SSI	MRR Dark Fiber Optic Lease	01-May-01	01-May-11
Las Vegas	American Tower — SSI	MRR Dark Fiber Optic Lease	01-May-01	01-May-11
Las Vegas	American Tower — SSI	MRR Dark Fiber Optic Lease	01-May-01	01-May-11
Las Vegas	Anexeon LLC	Lit MRR -100 Mbps EVPL	14-Mar-08	14-Mar-11
Las Vegas	Anexeon LLC	Lit MRR 1 Gig EVPL	01-May-09	01-May-12
Las Vegas	Anexeon LLC	Lit MRR 100Mbps EIA Service	01-Dec-09	01-Dec-12
Las Vegas	AT&T (SBC Long Distance LLC)	MRR Dark Fiber Ring Lease	20-Jun-06	20-Jun-11
Las Vegas	Boyd Gaming Corporation	Lit MRR EPL n Mbps <= 100 Mbps	01-Apr-08	01-Apr-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Las Vegas	Boyd Gaming Corporation	Lit MRR EPL n Mbps <= 100 Mbps	01-Apr-08	01-Apr-11
Las Vegas	Boyd Gaming Corporation	Lit MRR EPL n Mbps <= 100 Mbps	01-Apr-08	01-Apr-11
Las Vegas	Boyd Gaming Corporation	MRR Dark Fiber PTP Lease	01-Apr-08	01-Apr-13
Las Vegas	Cashman Photo	MRR Dark Fiber Lease — 12 Ct	19-Jul-07	19-Jul-10
Las Vegas	CHSI of Nevada	Lit MRR 20 Mbps EVPL — LH	01-Feb-10	01-Feb-16
Las Vegas	CHSI of Nevada	Lit MRR Internet EIA — 20 mbps	01-Apr-09	01-Apr-14
Las Vegas	Clark County Information Tech	MRR Dark Fiber Ring Lease	01-Jul-07	01-Jul-12
Las Vegas	Clearwire US LLC	Lit MRR Transport — OC12	01-Apr-08	01-Apr-11
Las Vegas	Clearwire US LLC	MRR Dark Fiber Lease	01-Jul-08	01-Jul-18
Las Vegas	Cogent Communications Inc	Dark Fiber O&M Lease	01-Aug-08	01-Aug-28
Las Vegas	Cogent Communications Inc	Dark Fiber On-Net	01-Aug-08	01-Aug-28
Las Vegas	Cogent Communications Inc	MRR Dark Fiber 2 Strand	01-Mar-08	01-Mar-28
Las Vegas	Cogent Communications Inc	MRR Dark Fiber Lease	01-Aug-08	01-Aug-28
Las Vegas	Desert Perinatal Associates	Lit MRR EIA 10 mbps	01-Jun-09	01-Jun-12
Las Vegas	Diamond Resorts Centralized	Lit MRR 50Mbps EIA	01-Jan-09	01-Jan-12
Las Vegas	Diamond Resorts Centralized	Lit MRR 50Mbps EIA CIR	01-Sep-09	01-Sep-14
Las Vegas	Diamond Resorts Centralized	Lit MRR 50Mbps EVLAN	01-Sep-09	01-Sep-12
Las Vegas	Diamond Resorts Centralized	Lit MRR Gig EVPL	01-Feb-09	01-Feb-12
Las Vegas	Echelon Resorts LLC	Switch NAP2 to Node 1: Echelon	13-Aug-07	13-Aug-12
Las Vegas	Excella Communications	Lit MRR GigE	08-Aug-07	08-Aug-12
Las Vegas	GES Exposition Services, Inc	Lit MRR Gig EVPL	01-Jun-09	01-Jun-12
Las Vegas	Global Crossing	Lit MRR Transport — OC3	01-Aug-08	01-Aug-11
Las Vegas	Global Crossing	Lit MRR Transport LH — DS3	01-Nov-09	01-Nov-12
Las Vegas	Global Crossing	Lit MRR Transport LH — DS3	01-Nov-09	01-Nov-12
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	Lit MRR GigE 1000 Base LXSM	01-Dec-09	01-Dec-14
Las Vegas	Harrah’s Operating Company Inc	MRR 1 Gbps new node/port add	01-Apr-10	01-Dec-14
Las Vegas	Influent Solutions	Lit MRR 10Mbps EIA Burstable	01-Jul-09	01-Jul-12
Las Vegas	Keyon Communications	Four Locations: Arizona Charli	01-Oct-02	01-Oct-10
Las Vegas	Level 3 Communications, LLC	Litt MRR 2.5 Gig Metro	01-Mar-09	01-Mar-12
Las Vegas	Level 3 Communications, LLC	MRR Dark Fiber Lease — 4 Strds	17-Oct-07	17-Oct-12
Las Vegas	Level 3 Communications, LLC	MRR Dark Fiber Lease — P2P	24-Sep-07	24-Sep-12
Las Vegas	Level 3 Communications, LLC	MRR Dark Fiber Lease — Ring	01-Mar-09	01-Mar-14
Las Vegas	Level 3 Communications, LLC	MRR Dark Fiber Lease 6ct — P2P	01-Jun-07	01-Jun-12
Las Vegas	MCImetro Access Trans Svcs LLC	Annual Lease Fee	01-Mar-09	01-Mar-14
Las Vegas	MCImetro Access Trans Svcs LLC	Annual Lease Fee	01-Aug-09	01-Aug-14
Las Vegas	MCImetro Access Trans Svcs LLC	Annual Maintenance Fee	01-Mar-09	01-Mar-14
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Dec-05	01-Dec-10
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Dec-05	01-Dec-10
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Dec-05	01-Dec-10
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Nov-06	01-Nov-11
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Nov-06	01-Nov-11
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Dec-06	01-Dec-11

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Las Vegas	MGM Mirage Information Systems	MRR Dark Fiber Lease	01-Feb-07	01-Feb-12
Las Vegas	MPower Communications	Lit MRR Transport LH - DS3	01-Jul-07	01-Jul-10
Las Vegas	Nevada Telephone	Switch NAP2 to Node 1: Sprint	01-Feb-07	01-Feb-12
Las Vegas	NSTec Telephone Sevices	Lit MRR EPL Gig	01-Mar-09	01-Mar-14
Las Vegas	NSTec Telephone Sevices	MRR 4 Strand, PTP Dark Fiber	01-Jun-08	01-Jun-13
Las Vegas	NV Power/SPC/NV Energy	Lit MRR DS-3	01-May-08	01-May-11
Las Vegas	Peoples Utility Corporation	Lit MRR 20Mbps EIA	01-Aug-09	01-Aug-12
Las Vegas	Petroglyph Games	Lit MRR - Standard EIA 9 Mbps	01-Mar-08	01-Mar-11
Las Vegas	Pinnacle Entertainment	Lit MRR DS -1 PRI	01-Oct-08	01-Oct-11
Las Vegas	Pinnacle Entertainment	Lit MRR DS-1 PRI	01-Mar-10	01-Mar-13
Las Vegas	Pinnacle Entertainment	Lit MRR DS-1 PRI	01-Mar-10	01-Mar-13
Las Vegas	Pinnacle Entertainment	Lit MRR GigE	01-Dec-08	01-Dec-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #10 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #11 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #12 Servc Provider Circuit	28-Nov-07	28-Nov-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #13 Servc Provider Circuit	05-Dec-07	05-Dec-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #14 Servc Provider Circuit	14-Jan-08	14-Jan-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #15 Servc Provider Circuit	31-Dec-07	31-Dec-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #16 Servc Provider Circuit	21-Jan-07	18-Dec-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #17 Servc Provider Circuit	29-Jan-08	29-Jan-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #18 Servc Provider Circuit	26-Feb-08	26-Feb-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #19 Servc Provider Circuit	26-Feb-08	26-Feb-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #2 Servce Provider Circuit	19-Sep-07	19-Sep-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #2 Servce Provider Circuit	03-Oct-07	03-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #2 Servce Provider Circuit	04-Oct-07	04-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #20 Servc Provider Circuit	02-Apr-08	02-Apr-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #21 Servc Provider Circuit	31-Mar-08	31-Mar-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #22 Servc Provider Circuit	31-Mar-08	31-Mar-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #23 Servc Provider Circuit	20-May-08	20-May-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #24 Servc Provider Circuit	20-May-08	20-May-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #25 Servc Provider Circuit	20-May-08	20-May-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #27 Servc Provider Circuit	31-Jul-08	31-Jul-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #28 Servc Provider Circuit	11-Aug-08	11-Aug-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #29 Servc Provider Circuit	26-Jun-08	26-Jun-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #3 Servce Provider Circuit	19-Sep-07	19-Sep-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #3 Servce Provider Circuit	04-Oct-07	04-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #30 Servc Provider Circuit	21-Aug-08	21-Aug-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #31 Servc Provider Circuit	22-Aug-08	22-Aug-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #32 Servc Provider Circuit	10-Oct-08	10-Oct-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #33 Servc Provider Circuit	08-Nov-07	08-Nov-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #34 Servc Provider Circuit	15-May-08	15-May-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #35 Servc Provider Circuit	01-Aug-09	01-Aug-14
Las Vegas	Qwest OnFiber Invoice Process	DS3 #36 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #37 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #38 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #39 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #4 - Service Provider Circ	01-May-10	01-May-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #4 Servce Provider Circuit	19-Sep-07	19-Sep-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #4 Servce Provider Circuit	24-Oct-07	24-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #40 Servc Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DS3 #5 Servce Provider Circuit	25-Oct-07	25-Oct-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Las Vegas	Qwest OnFiber Invoice Process	DS3 #6 Servce Provider Circuit	26-Oct-07	26-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #6 Servce Provider Circuit	14-Oct-08	14-Oct-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #7 Servce Provider Circuit	10-Oct-07	10-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	DS3 #7 Servce Provider Circuit	29-Dec-08	29-Dec-13
Las Vegas	Qwest OnFiber Invoice Process	DS3 #8 Servce Provider Circuit	01-Jul-09	01-Jul-14
Las Vegas	Qwest OnFiber Invoice Process	DS3 #8 Servce Provider Circuit	01-Apr-10	01-Apr-15
Las Vegas	Qwest OnFiber Invoice Process	DSS #3 Servce Provider Circuit	23-Oct-07	23-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3	01-Nov-09	01-Nov-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 — Nellis AFB	01-Oct-09	01-Oct-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 — 3920 Sunset	01-Apr-09	01-Apr-14
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 / T3 Transport	01-Apr-09	01-Apr-14
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 / T3 Transport	01-May-09	01-May-14
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 / T3 Transport	01-Jun-09	01-Jun-14
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS-3 / T3 Transport	01-Jun-09	01-Jun-14
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS3 Sprint Main	20-Sep-07	20-Sep-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR DS3 Sprint West 6	19-Sep-07	19-Sep-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR POP OC 192	07-Mar-07	07-Mar-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR Transport — OC12	01-May-08	01-May-11
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR Transport — OC12	01-Mar-09	01-Mar-12
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR Transport — OC12	01-Jan-10	01-Jan-13
Las Vegas	Qwest OnFiber Invoice Process	Lit MRR Transport — OC12	01-Feb-10	01-Feb-13
Las Vegas	Qwest OnFiber Invoice Process	MRR DS3 Sprint West West	18-Sep-07	18-Sep-12
Las Vegas	R&D Technologies	Lit MRR 1 Gig EVPL	01-Apr-10	01-Apr-14
Las Vegas	SBC Long Distance, LLC	MRR Dark Fiber Lease 2 Fiber	11-Jul-07	11-Jul-12
Las Vegas	SBC Long Distance, LLC	MRR Dark Fiber Lease 2 Strands	01-Jan-06	01-Jan-11
Las Vegas	Southern NV Water Authority	Dark Fiber Annual O&M Lease	26-Mar-07	26-Mar-27
Las Vegas	Steelman Partners	Lit MRR 20Mbps EIA	01-Nov-09	01-Nov-13
Las Vegas	Stratosphere Gaming Corp(ACEP)	Lit MRR GigE Ring	01-Dec-08	01-Dec-11
Las Vegas	Switch Business Solutions LLC	Dark Fiber O&M Lease	01-Mar-09	01-Mar-29
Las Vegas	Switch Communications	Lit MRR 100 Mb EVPL	01-Jun-08	01-Jun-11
Las Vegas	Switch Communications	Lit MRR 1x FastE 100 Mbps EPL	01-Jul-05	01-Jul-10
Las Vegas	Switch Communications	Lit MRR 1x FastE 100 Mbps EPL	01-Jul-05	01-Jul-10
Las Vegas	Switch Communications	MRR Dark Fiber Lease	01-Jan-09	01-Jan-12
Las Vegas	Switch Communications	MRR Dark Fiber Lease	01-Jan-09	01-Jan-12
Las Vegas	TelePacific Corp.	Lit MRR Transport — OC3	01-Sep-08	01-Sep-11
Las Vegas	TelePacific Corp.	MRR Dark Fiber Lease	01-Feb-08	01-Feb-13
Las Vegas	Telesphere Networks	Lit MRR 10 Mbps EVPL	01-Apr-10	01-Apr-13
Las Vegas	Telesphere Networks	Lit MRR 100Mbps EVPL	01-May-09	01-May-12
Las Vegas	Telesphere Networks	Lit MRR 10Mbps EVPL	01-Oct-09	01-Oct-12
Las Vegas	The Patron Spirits Company	100 Meg Optical Ethernet PTP	01-Mar-08	01-Mar-11
Las Vegas	The Patron Spirits Company	Lit MRR 100 mbps EVPL	01-Jan-10	01-Jan-13
Las Vegas	Verizon Wireless	Lit MRR OC192 Ring with	01-Mar-09	01-Mar-14
Las Vegas	Wynn Las Vegas	6 CT Dark Fiber — 10 mile P2P	20-Dec-07	20-Dec-12
Las Vegas	Wynn Las Vegas	MRR Dark Fiber Lease	01-Feb-08	01-Feb-12
Las Vegas	Wynn Las Vegas	MRR Dark Fiber Lease	01-Feb-08	01-Feb-12
Las Vegas	XO Communications	MRR Dark Fiber Lease	22-Aug-05	22-Aug-10
Las Vegas	XO Communications	MRR Dark Fiber Lease	07-Jul-06	07-Jul-11
Las Vegas	XO Communications	MRR Dark Fiber Lease	01-May-09	01-May-14
Las Vegas	XO Communications	MRR Dark Fiber Lease 2 Strands	18-Oct-06	18-Oct-11
Minneapolis	Ascent Media Network Serv-GCG	MRR Dark Fiber Ring Lease	01-Mar-08	01-Mar-13
Minneapolis	Boston Scientific Corp	Lit MRR 10 Gig Wave Service	01-Jan-09	01-Jan-14

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Minneapolis	Charier Communications (Seren)	Annual Maintenance Fee	12-Nov-01	12-Nov-21
Minneapolis	City of Saint Paul Police Dept	Annual Maintenance Fee	01 -May-08	01-May-28
Minneapolis	Cogent Communications Inc	Dark Fiber Maintenance Lease	01-Dec-08	01-Dec-28
Minneapolis	Cogent Communications Inc	Dark Fiber On-Net Building Fee	01-Dec-08	01-Dec-28
Minneapolis	Cogent Communications Inc	MRR Dark Fiber Ring Lease	01-Dec-08	01-Dec-28
Minneapolis	Eschelon Telecom, Inc.	Dark Fiber O&M Lease	03-Mar-06	03-Mar-16
Minneapolis	Eschelon Telecom, Inc,	MRR - 2 Dark Fibers in a ring	03-Mar-06	03-Mar-16
Minneapolis	Eschelon Telecom, Inc.	MRR - 4 Dark Fibers in a ring	03-Mar-06	03-Mar-16
Minneapolis	Global Crossing	Lit MRR Unprotected GigE EVPL	01-Jan-10	01-Jan-13
Minneapolis	Harris Corporation	MRR 2.5 GB Unprotected Wave	01-May-09	01-May-12
Minneapolis	Savvis Communications	Annual Maintenance Fee	27-Nov-00	27-Nov-20
Minneapolis	TTM Operations Corporation Inc	MRR 4 Strand Dark Fiber Ring	01-Aug-08	01-Aug-18
Minneapolis	TTM Operations Corporation Inc	MRR Node Addition	01-Dec-08	01-Aug-18
Minneapolis	Vector Internet Services Inc	MRR Dark Fiber Lease	11-Dec-07	11-Dec-10
Nashville	Iris Networks	Dark Fiber Maintenance Charge	26-Sep-03	26-Sep-13
Nashville	Iris Networks	Dark Fiber Monthly Lease	26-Sep-03	26-Sep-13
Nashville	Iris Networks	On-Net Monthly Node	26-Sep-03	26-Sep-13
Nashville	Level 3 Communications, LLC	Dark Fiber Lease	03-Aug-06	03-Aug-11
Nashville	Level 3 Communications, LLC	Dark Fiber Maintenance	03-Aug-06	03-Aug-11
Nashville	MCI Worldcom: Attn:Ceila Polle	Annual Maintenance Fee	08-Nov-03	08-Nov-23
Nashville	MCImetro Access Transmission	Annual Lease Fee	06-Oct-06	06-Oct-26
Nashville	MeHarry Medical College	Annual Maintenance Fee	03-Nov-03	03-Nov-13
Nashville	Savvis Communications	Annual Maintenance Fee	27-Nov-00	27-Nov-20
Nashville	SunGard Availability Services	100 Mb EVPL	01-Sep-09	01-Sep-12
Nashville	Vanderbilt Univ. Medical Cente	Annual Maintenance Fee	29-Oct-03	29-Oct-10
Nashville	Vanderbilt Univ. Medical Ctr	MRR Dark Fiber Lease	01-Jan-09	01-Jan-14
Reno	Avant Wireless. LLC	Lit MRR EIA 20 Mbps w/Class	01-Aug-09	01-Aug-14
Reno	CHSI of Nevada	Lit MRR 10mbps EIA	01-Feb-10	01-Feb-15
Reno	City of Reno	Lit MRR Internet EIA 30 Meg	01-Jun-07	01-Jun-10
Reno	Great Basin Internet Svcs, Inc	Lit MRR GigE	01-Jan-07	01-Jan-12
Reno	IGT	62 IP Addresses-Additional	01-Jun-09	01-Jun-12
Reno	IGT	Lit MRR 5 meg EIA	01-Jun-09	01-Jun-12
Reno	IGT	Lit MRR 50 Mbps EIA	01-Aug-09	01-Aug-12
Reno	IGT	Lit MRR Ethernet 300 Mbps	01-Jun-09	01-Jun-12
Reno	IGT	MRR Dark Fiber Ring Sandhill	01-Jun-09	01-Jun-12
Reno	NV Department of IT	Lit MRR Transport LH - OC3	01-Aug-08	01-Jul-11
Reno	NV Department of IT	Lit MRR Transport LH - OC3	01-Aug-08	01-Jul-11
Reno	NV Dept of Transportation	Annual O&M Fee	01-Aug-09	01-Aug-29
Reno	NV Dept of Transportation	Lit MRR Transport LH - DS3	01-Sep-08	01-Sep-13
Reno	NV Dept of Transportation	MRR -Co-Location	01-Nov-08	01-Nov-18
Reno	Qwest Government Services	MRR Drk Fiber Duct Leasing Fee	08-Feb-00	08-Feb-20
Reno	Renown Health	Lit MRR -100 Mb EIA	01-Jul-08	01-Jul-13
Reno	RTC	Annual Maintenance Fee	01-Oct-08	01-Oct-28
Reno	Top Speed Internet Services	Lit MRR 50Mbps EIA Burstable	01-Jan-09	01-Jan-14
Reno	Twelve Horses	Lit MRR 20 Mbps EIA	01-Mar-10	01-Mar-13
Reno	Twelve Horses	Lit MRR 50 meg EVPL	01-Dec-08	01-Dec-11
Reno	Twelve Horses	MRR for 6 full cabinets in the	01-Dec-08	01-Dec-11
Reno	Washoe County Comptroller	Lit MRR 50 Mbs Internet Serv	01-Sep-08	01-Sep-11
Reno	Washoe County District Court	Lit MRR 10Mbps EIA Standard	01-Dec-09	01-Dec-12
Reno	Washoe County School District	Dark Fiber Annual O&M Lease	05-Dec-05	05-Dec-25
Salt Lake City	360 Networks	Lit MRR 2.5 Gig Wavelength	01-Nov-09	01-Nov-12

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Salt Lake City	Centrepath/Global Capacity	Annual Maintenance Fee	01-Apr-04	01-Apr-24
Salt Lake City	Church of the LDS	Annual Maintenance Fee	03-Jan-03	03-Jan-13
Salt Lake City	Church of the LDS	MRR Dark Fiber Lease	01-Apr-08	01-Apr-12
Salt Lake City	Cogent Communications Inc	MRR Dark Fiber Lease — 2 Strds	10-Oct-07	10-Oct-27
Salt Lake City	Cogent Communications Inc	MRR Dark Fiber Lease — 4 Strds	24-Sep-07	24-Sep-27
Salt Lake City	Cogent Communications Inc	MRR Dark Fiber Lease 2 Strands	01-Feb-08	10-Oct-27
Salt Lake City	Cogent Communications Inc	MRR Dark Fiber Lease 2 Strands	01-Feb-08	10-Oct-27
Salt Lake City	Deseret Mutual Benefit Admin	Lit MRR 100m Optical Ethernet	13-Dec-07	13-Dec-10
Salt Lake City	eBay Inc. / Paypal	Lit MRR Protected 10Gig Wave	01-Nov-09	01-Nov-14
Salt Lake City	eBay Inc. / Paypal	Lit MRR Unprotected 10Gig Wave	01-Nov-09	01-Nov-12
Salt Lake City	eBay Inc. / Paypal	Lit MRR Unprotected 10Gig Wave	01-Nov-09	01-Nov-12
Salt Lake City	Global Crossing	MRR Protected OC12 Boise-SLC	01-Dec-08	01-Dec-11
Salt Lake City	Harris Corporation	MRR 2.5 GB Unprotected Wave	01-Apr-09	01-Apr-12
Salt Lake City	Integra Telecom, Inc	Annual Maintenance Fee	14-Dec-04	14-Dec-14
Salt Lake City	Level 3 Communications, LLC	Annual Maintenance Fee	09-Oct-04	09-Oct-24
Salt Lake City	Level 3 Communications, LLC	Dark Fiber O&M Lease-CBD Ring	03-Aug-06	03-Aug-11
Salt Lake City	Level 3 Communications, LLC	MRR Dark Fiber Lease-CBD Ring	03-Aug-06	03-Aug-11
Salt Lake City	Level 3 Communications, LLC	On-Net Annual Fee	09-Oct-04	09-Oct-24
Salt Lake City	Mozy, Inc	MRR Dark Fiber Lease	01-May-08	01-Jun-14
Salt Lake City	Mozy, Inc	MRR Dark Fiber Lease	01-Mar-09	01-Jun-14
Salt Lake City	National Lambda Rail LLC	Dark Fiber O&M Lease	18-Mar-06	18-Mar-26
Salt Lake City	National Lambda Rail LLC	Dark Fiber On-Net Conn Fee	18-Mar-06	18-Mar-26
Salt Lake City	Savvis Communications	Annual Maintenance Fee	27-Nov-00	27-Nov-20
Salt Lake City	SingleEdge, Inc.	EIA 50 Mbps Dual Homed- 200mbp	01-Dec-08	01-Dec-11
Salt Lake City	South Central Communications	Lit MRR EIA 500meg CIR	01-Sep-08	01-Sep-11
Salt Lake City	South Central Communications	MRR 2 Strand PTP Dark Fiber	01-Sep-08	01-Sep-13
Salt Lake City	Verizon Business — MCI Metro	Annual Maintenance Fee	14-May-07	14-May-27
Salt Lake City	Verizon Business — MCI Metro	Dark Fiber O&M Lease	01-Apr-10	01-Apr-30
Salt Lake City	Verizon GNI	Annual Maintenance Fee	20-Feb-04	20-Feb-24
Salt Lake City	Verizon GNI	On-Net Annual Fee	20-Feb-04	20-Feb-24
Salt Lake City	Western Governor’s University	Lit MRR GigE EPL	28-Nov-07	28-Aug-11
Salt Lake City	Xmissions, LLC	Dark Fiber Backbone Lease	27-Oct-06	27-Oct-11
Salt Lake City	Xmissions, LLC	Dark Fiber O&M Lease	27-Oct-06	27-Oct-11
Salt Lake City	Xmissions, LLC	MRR Dark Fiber Lease	01-Oct-08	01-Oct-13
Salt Lake City	Xmissions, LLC	MRR Dark Fiber Lease	01-Dec-08	01-Dec-13

DARK FIBER IRUs:

Atlanta	Georgia Public Web	Dark Fiber IRU	29-Sep-04	29-Sep-19
Atlanta	Georgia Public Web	Dark Fiber IRU	29-Sep-04	29-Sep-19
Atlanta	Georgia Public Web	Dark Fiber IRU	26-Sep-04	29-Sep-19
Boise	Boise School District	Dark Fiber IRU	01-Jul-02	01-Jul-12
Boise	SuperValu Inc.	Dark Fiber IRU	01-May-02	01-May-12
Cleveland	CTC Communications Corp.	Dark Fiber IRU	01-Jul-04	01-Jul-22
Cleveland	Level 3 Communications, LLC	Dark Fiber IRU	28-Aug-03	28-Aug-23
Cleveland	Level 3 Communications, LLC	Dark Fiber IRU	24-Mar-03	24-Mar-23
Cleveland	Level 3 Communications, LLC	Dark Fiber IRU	17-Jul-02	17-Jul-22
Cleveland	Level 3 Communications, LLC	Dark Fiber IRU	28-May-02	28-May-22
Cleveland	Level 3 Communications, LLC	Dark Fiber IRU	28-Aug-03	28-Aug-23
Cleveland	National City Corporation	Dark Fiber IRU	16-May-03	16-May-13
Cleveland	National City Corporation	Dark Fiber IRU	16-May-03	16-May-13

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Cleveland	OarNet Business Office	Dark Fiber IRU	14-Feb-03	14-Feb-23
Cleveland	OARnet Business Office	Dark Fiber IRU	31-Oct-06	31-Oct-26
Cleveland	Savvis Communications	Dark Fiber IRU	27-Nov-00	27-Nov-20
Cleveland	Verizon Wireless	Dark Fiber IRU	03-Mar-04	03-Mar-24
Cleveland	Verizon Wireless	Dark Fiber IRU	03-Mar-04	03-Mar-24
Hartford	The Hartford/Telwares 25	Dark Fiber IRU	31-Oct-01	31-Oct-21
Kansas City	Cox Communications Kansas, LLC	Dark Fiber IRU	13-Nov-02	13-Nov-22
Kansas City	Cox Communications Kansas, LLC	Dark Fiber IRU	13-Nov-02	13-Nov-22
Kansas City	Cox Communications Kansas, LLC	Dark Fiber IRU	31-Mar-06	31-Jan-24
Kansas City	Level 3 Communications, LLC	Dark Fiber IRU	08-Nov-04	08-Nov-24
Kansas City	Level 3 Communications, LLC	Dark Fiber IRU	08-Nov-04	08-Nov-24
Kansas City	Level 3-Alltel-Gateway-Genuity	Dark Fiber IRU	24-Mar-03	24-Mar-23
Kansas City	Level 3-Alltel-Gateway-Genuity	Dark Fiber IRU	26-Jul-05	26-Jul-30
Kansas City	Level 3-Alltel-Gateway-Genuity	Dark Fiber IRU	24-Mar-03	24-Mar-23
Kansas City	Level 3-Alltel-Gateway-Genuity	Dark Fiber IRU	26-Jul-05	26-Jul-30
Kansas City	Missouri Network Alliance, LLC	Dark Fiber IRU	01-Oct-07	01-Oct-22
Kansas City	Savvis Communications	Dark Fiber IRU	27-Nov-00	27-Nov-20
Kansas City	Sho-Me Technologies	Dark Fiber IRU	01-Apr-08	01-Apr-28
Kansas City	Sho-Me Technologies	Dark Fiber IRU	01-Apr-08	01-Apr-28
Kansas City	Sho-Me Technologies	Dark Fiber IRU	15-Aug-06	15-Aug-26
Kansas City	Sho-Me Technologies	Dark Fiber IRU	15-Aug-06	15-Aug-26
Kansas City	Sho-Me Technologies	Dark Fiber IRU	15-Aug-06	15-Aug-26
Kansas City	The Headache & Pain Center, PA	Dark Fiber IRU	24-Nov-03	24-Nov-13
Kansas City	The Headache & Pain Center, PA	Dark Fiber IRU	24-Nov-03	24-Nov-13
Kansas City	Verizon-GNI Kansas City	Dark Fiber IRU	05-Mar-04	05-Mar-24
Kansas City	Verizon-GNI Kansas City	Dark Fiber IRU	05-Mar-04	05-Mar-24
Las Vegas	Las Vegas Valley Water Dist.	Dark Fiber IRU	01-May-07	01-May-27
Las Vegas	Level 3 Communications, LLC	Dark Fiber IRU	01-Sep-04	01-Sep-24
Las Vegas	MCI	Dark Fiber IRU	01-Nov-04	01-Nov-24
Las Vegas	MCI	Dark Fiber IRU	01-Nov-04	01-Nov-24
Las Vegas	MPower Communications	Dark Fiber IRU	01-Apr-06	01-Apr-26
Las Vegas	NV System of Higher Education	Dark Fiber IRU	01-Jul-05	01-Jul-25
Las Vegas	NV System of Higher Education	Dark Fiber IRU	01-Oct-04	01-Jan-24
Las Vegas	NV System of Higher Education	Dark Fiber IRU	25-Feb-05	25-Feb-30
Las Vegas	SBC Long Distance, LLC	Dark Fiber IRU	30-Sep-03	30-Sep-18
Las Vegas	SBC long Distance, LLC	Dark Fiber IRU	30-Sep-03	30-Sep-18
Las Vegas	Switch Communications	Dark Fiber IRU	01-Sep-04	01-Sep-24
Las Vegas	University Medical Center	Dark Fiber IRU	01-Mar-07	01-Mar-17
Las Vegas	University Medical Center	Dark Fiber IRU	01-Jan-07	01-Jan-17
Las Vegas	University Medical Center	Dark Fiber IRU	01-Jan-07	01-Jan-17
Las Vegas	University Medical Center	Dark Fiber IRU	01-Mar-07	01-Mar-17
Minneapolis	Charter Communications (Seren)	Dark Fiber IRU	12-Nov-01	12-Nov-21
Minneapolis	City of Saint Paul Police Dept	Dark Fiber IRU	01-May-08	01-May-28
Minneapolis	Savvis Communications	Dark Fiber IRU	27-Nov-00	27-Nov-20
Nashville	MCI Worldcom: Attn:Ceila Polle	Dark Fiber IRU	10-Nov-03	10-Nov-23
Nashville	MCImetro Access Transmission	Dark Fiber IRU	06-Oct-06	06-Oct-26
Nashville	MCImetro Access Transmission	Dark Fiber IRU	01-Feb-07	01-Feb-27
Nashville	MCImetro Access Transmission	Dark Fiber IRU	01-Feb-07	01-Feb-27
Nashville	MeHarry Medical College	Dark Fiber IRU	03-Nov-03	03-Nov-13
Nashville	MeHarry Medical College	Dark Fiber IRU	03-Nov-03	03-Nov-13
Nashville	Savvis Communications	Dark Fiber IRU	27-Nov-00	27-Nov-20

Schedule 5.18(a)(i)(A): Schedule of Material Contracts

Market	CustomerName	ItemCodeDesc	StartBillingDate	StopBillingDate
Reno	Advanced Telecom Group	Dark Fiber IRU	01-Jan-00	01-Jan-20
Reno	Microsoft Licensing	Dark Fiber IRU	01-Dec-06	01-Dec-16
Reno	Microsoft Licensing	Dark Fiber IRU	01-Apr-07	01-Apr-17
Reno	NV Dept of Transportation	Dark Fiber IRU	16-Jul-08	16-Jul-28
Reno	NV System of Higher Education	Dark Fiber IRU	22-Aug-07	22-Aug-27
Reno	NV System of Higher Education	Dark Fiber IRU	01-Jul-06	01-Jul-26
Reno	NV System of Higher Education	Dark Fiber IRU	01-Mar-08	01-Mar-13
Reno	Renown Health	Dark Fiber IRU	01-Jul-03	01-Jul-13
Reno	Renown Health	Dark Fiber IRU	01-Apr-09	01-Jul-13
Reno	RTC	Dark Fiber IRU	01-May-05	01-May-25
Reno	Washoe County School District	Dark Fiber IRU	01-Feb-06	01-Feb-26
Salt Lake City	Centrepath/Global Capacity	Dark Fiber IRU	01-Apr-04	01-Apr-24
Salt Lake City	Church of the LDS	Dark Fiber IRU	30-Jan-03	03-Jan-13
Salt Lake City	Integra Telecom, Inc	Dark Fiber IRU	09-Dec-04	09-Dec-14
Salt Lake City	Level 3 Communications, LLC	Dark Fiber IRU	09-Oct-04	09-Oct-24
Salt Lake City	National Lambda Rail LLC	Dark Fiber IRU	18-Mar-06	18-Mar-26
Salt Lake City	Savvis Communications	Dark Fiber IRU	27-Nov-00	27-Nov-20
Salt Lake City	Verizon Business — MCI Metro	Dark Fiber IRU	01-Apr-10	01-Apr-30
Salt Lake City	Verizon Business — MCI Metro	Dark Fiber IRU	01-Jun-07	01-Jun-27
Salt Lake City	Verizon GNI	Dark Fiber IRU	20-Feb-04	20-Feb-24
DARK FIBER EXCHANGE
Boise	Electric Lightwave, LLC	Fiber Exchange Agreement	28-Apr-05	31-Dec-15

Schedule 5.18(a)(i)(B) — Material Contracts with over $500K in 2009 Cash Collected Revenue

2009 Cash Collected
Customer	Revenue
Verizon Communications	$2,966,087.26
Level 3 Communications, LLC	$2,243,982.10
MetroPCS Communications	$1,954,224.42
Qwest Communications Corp	$1,441,153.34
Global Crossing	$1,013,637.59
XO Communications	$805,399.08
Boise School District	$778,447.28
Switch Communications	$767,464.08
Cogent Communications Inc	$665,962.72
Clearwire US LLC	$631,398.30
AT&T	$619,653.52
Iptimize, Inc.	$514,017.79

Schedule 5.18(a)(iii) — Marketing or Sales Contracts Non cancelable within 12 months

Type of
Contract	Vendor	Cancelation Terms
Marketing	None

Sales Agent	Atlanta Deltacom	3 year term with auto renew for additional 3 years. 60 days prior to renewal in writing. Renewal date 10/25/10.

Sales Agent	Gary Emmart	1 year term with auto renew for additional year. 60 days prior to renewal in writing. Renewal date 9/6/10.

Sales Agent	Mainstream Communications	3 year term with auto renew for additional 3 years. 60 days prior to renewal in writing. Renewal date 5/11/11.

Sales Agent	Metro Optical	Signed 7/2/08 — term blank. Can term 60 days prior to renewal - advise by Mike D’Angelo the term is 60 months.

Sales Agent	Broadband Facility Partners	No Written contract. Per Mike D this was an oral contract and email indicates a 10 year term from 2008.

SCHEDULE 5.18(a) (iv) — Non-Competes, Most-Favored Nation, or Rights of First Refusal
(A)	None.
(B)	Transport Services Master Agreement between Verizon Wireless and Idacomm, Inc. — dated July 12, 2004
(C)	(1) Master Services Agreement for the Delivery of Telecommunications and Information Services between American Fiber Systems, Inc. and Vanderbilt University, dated June 20, 2008

(2) Metropolitan Dark Fiber Market Agreement by and between American Fiber Systems, Inc. and Level 3 Communications, LLC, dated December 27, 2001

SCHEDULE 5.18(a)(v)
None.

SCHEDULE 5.18(a)(vi)
Contract with Affiliated Person: Consulting Agreement between American Fiber Systems, Inc. & Robert Ingalls, 03/01/10 to 10/01/10.

SCHEDULE 5.18(a)(viii)
Comerica Bank:
Amended & Restated Loan & Security Agreement among AFS, Comerica Bank, COBank, ACB, dated 10/30/09.

Schedule 5.18(a)(ix)
Comerica Bank:
Company Affirmation of Guaranty & Security Agreement of AFS debt to Comerica Bank dated 04/21/08.
Company Affirmation of Guaranty & Security Agreement of AFS debt to Comerica Bank dated 04/07/09.
Company Amended & Restated Unconditional Guaranty of AFS debt to Comerica Bank dated 10/30/09.
TriplePoint Capital, LLC:
Company Parent Guaranty Agreement of the debt of AFS to TriplePoint Capital, LLC dated 08/22/06.
Company Parent Guaranty Agreement of the debt of AFS to TriplePoint Capital, LLC dated 04/03/07.

Schedule 5.18(a)(x)
LLC Interests Purchase Agreement among Company, USCarrier Telecom Holdings, LLC and USCarrier Telecom, LLC dated 08/23/06.

Schedule 5.18(a)(xi)
LLC Interests Purchase Agreement among Company, USCarrier Telecom Holdings, LLC and USCarrier Telecom, LLC dated 08/23/06.
Fiber Lease Agreement Between Cogent Communications, Inc. and American Fiber Systems, dated Dec. 14, 2001
Dark Fiber Sale Agreement by and between American Fiber Systems, Inc. and Switch Business Solutions LLC, dated April 4, 2008

Schedule 5.18(a)(xii)
(A)	Asset Purchase Agreement among IP Solutions, Inc., Iptimize, Inc. & American Fiber Systems, Inc. (“AFS”) dated August 13, 2008 with attached Assignment of Contracts & Other Property, Bill of Sale, Waiver of Notice & Consents, BroadSoft Assignment & Assumption Agreement dated, June 16, 2008, Seller’s Officer’s Certificate, Buyer’s and Parent’s Officer’s Certificate and Disclosure Memorandum.

Dark Fiber Sale Agreement by and between American Fiber Systems, Inc. and Switch Business Solutions LLC, dated April 4, 2008

(B)	Plan & Agreement of Merger of American Fiber Systems of Georgia, Inc. (“AFSGA”) and Idacomm, Inc. into American fiber Systems, Inc., dated 12/12/07.

Unanimous Written Consent of the Board of Directors of AFS authorizing entering into & performing Plan & Agreement of Merger of American Fiber Systems of Georgia, Inc. and Idacomm, Inc. into American fiber Systems, Inc., dated 12/12/07.

Unanimous Written Consent of the Board of Directors of AFSGA authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Unanimous Written Consent of the Board of Directors of Idacomm, Inc. authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Action by Written Consent of Sole Stockholder in Lieu of a Special Meeting of Shareholders of AFSGA authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Action by Written Consent of Sole Stockholder in Lieu of a Special Meeting of Shareholders of Idacomm, Inc. authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

State of Delaware Certificate of Merger of AFSGA into AFS filed 12/17/07.

State of Delaware Certificate of Ownership Merging Idacomm, Inc. into AFS, filed 12/17/07.

State of Idaho Articles of Merger of Idacomm, Inc. into AFS filed 12/17/07.

Schedule 5.18(a)(xiii)
(A)	Plan & Agreement of Merger of American Fiber Systems of Georgia, Inc. (“AFSGA”) and Idacomm, Inc. into American fiber Systems, Inc., dated 12/12/07.

Unanimous Written Consent of the Board of Directors of AFS authorizing entering into & performing Plan & Agreement of Merger of American Fiber Systems of Georgia, Inc. and Idacomm, Inc. into American fiber Systems, Inc., dated 12/12/07.

Unanimous Written Consent of the Board of Directors of AFSGA authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Unanimous Written Consent of the Board of Directors of Idacomm, Inc. authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Action by Written Consent of Sole Stockholder in Lieu of a Special Meeting of Shareholders of AFSGA authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

Action by Written Consent of Sole Stockholder in Lieu of a Special Meeting of Shareholders of Idacomm, Inc. authorizing entering into & performing Plan & Agreement of Merger of AFSGA and Idacomm, Inc. into AFS, dated 12/12/07.

State of Delaware Certificate of Merger of AFSGA into AFS filed 12/17/07.

State of Delaware Certificate of Ownership Merging Idacomm, Inc. into AFS, filed 12/17/07.

State of Idaho Articles of Merger of Idacomm, Inc. into AFS filed 12/17/07.

(B)	Purchase Agreement dated 07/29/04 among American Fiber Systems of Georgia, Inc., American Fiber Systems Holding Corp & Marietta Board of Lights & Water with attached Instrument of Assumption, Bill of Sale, Allocation Agreement, Lease, Pole Attachment and Conduit Agreement, AFSGA Master Services Agreement and Amendment to Purchase Agreement & Waiver dated 08/31/04.

Stock Purchase Agreement between Idacorp, Inc. & American Fiber Systems, Inc. dated October 12, 2006, as amended by Amendment No. 1 To Stock Purchase Agreement dated 02/23/07 and Letter Regarding Indemnification dated 10/12/06. Disclosure Schedule dated 10/12/06.

LLC Interests Purchase Agreement among Company, USCarrier Telecom Holdings, LLC and USCarrier Telecom, LLC dated 08/23/06.

Dark Fiber Indefeasible Right of Use Agreement between Fiber Technologies Networks, LLC and American Fiber Systems, Inc., dated Nov. 29, 2001

Schedule 5.18(a)(xiv) — Material Contracts

Type of Material Contract	Governmental Entity	Location/Market
AFS Telecommunications Services	City of Alpharetta	Atlanta
AFS Telecommunications Services	City of Smyrna	Atlanta
AFS Telecommunications Services	Cobb County Workforce Investment	Atlanta
AFS Telecommunications Services	Cobb County Communications/Web	Atlanta
AFS Telecommunications Services	Cobb County Community Dvlpmnt	Atlanta
AFS Telecommunications Services	Cobb County Fire Dept	Atlanta
AFS Telecommunications Services	Cobb County Government	Atlanta
AFS Telecommunications Services	Cobb County Public Library	Atlanta
AFS Telecommunications Services	Cobb County Sheriff’s Office	Atlanta
AFS Telecommunications Services	Metropolitan Atlanta Rapid Transit Authority	Atlanta
AFS Telecommunications Services	Ada County IT Dept.	Boise
AFS Telecommunications Services	Canyon County	Boise
AFS Telecommunications Services	City of Boise	Boise
AFS Telecommunications Services	City of Boise Airport	Boise
AFS Telecommunications Services	Idaho Dept. of Water Resources	Boise
AFS Telecommunications Services	City of Cleveland Div of ITS	Cleveland
AFS Telecommunications Services	Clark County IT Dept.	Las Vegas
AFS Telecommunications Services	Southern NV Water Authority	Las Vegas
AFS Telecommunications Services	Nevada Dept. of Transportation	Carson City
AFS Telecommunications Services	Nevada Dept. of IT	Carson City
AFS Telecommunications Services	City of St. Paul Police Dept.	Minneapolis
AFS Telecommunications Services	City of Reno	Reno
AFS Telecommunications Services	Washoe Co. District Court	Reno
AFS Telecommunications Services	Washoe Co. Regional Transportation Comm.	Reno
AFS Telecommunications Services	Washoe County Comptroller	Reno

SCHEDULE 5.18(a)(xv)
None.

Schedule 5.18(a)(xvii)
IRUs Billed since January 1, 2008

				Billed Month
Customer Name	Market	Amount (IRU only)	Date of Contract	(of final NRR)	Comments
Sho Me Technologies — A	Kansas City	$81,105	12/21/2007	Apr-08
Sho Me Technologies — B	Kansas City	$77,613	12/21/2007	Apr-08
City of St Paul	Minneapolis	$378,663	11/29/2007	May-08
NV Dept of Transportation- Galletti	Reno	$231,750	8/31/2007	Jul-08
Regional Transportation Commission	Reno	$101,040	11/5/2007	Sep-08
Sho Me Technologies — B	Kansas City	$2,850	9/2/2008	Oct-08
Vanderbilt Medical University Center (renewal)	Nashville	$75,000	7/22/2008	Oct-08	5 year renewal
Kpowernet LLC	Kansas City	$160,600	1/31/2008	Dec-08
NV Dept of Transportation	Reno	$1,200,000	11/15/2006	Jul-09
Regional Transportation Commission	Reno	$8,550	3/11/2009	Jul-09
Vanderbilt Medical University Center (renewal)	Nashville	$75,000	7/22/2008	Nov-09	5 year renewal
Clearwire	Kansas City	$658,024	9/29/2009	Feb-10
Vanderbilt Medical University Center	Nashville	$19,404	12/20/2009	Feb-10
AT&T TCG LA	Las Vegas	$516,680	9/25/2009	Feb-10
Verizon Wireless (VAW)	Kansas City	$418,950	12/23/2009	Mar-10
MCI Metro Access	Salt Lake City	$128,740	11/2/2009	Mar-10
New Par (Verizon Wireless)	Cleveland	$104,360	12/31/2009	Apr-10
MCI Metro Access	Nashville	$239,400	12/18/2009	Jan-10	(Initial 63% Billed)
National City Corporation	Cleveland	$2,250	5/12/2010	May-10	(Initial 25% Billed)

Total		$4,479,979

Schedule 5.18(a)(xviii)
(A)	None.

(B)	Company’s Employee Retention Bonus Plan, dated May 1, 2010 and amended June 23, 2010. Company’s Severance Policy dated 09/01/07. Employment Offer to Dave Rusin incorporating severance, dated 05/01/00.

(C)	Company’s Employee Retention Bonus Plan, dated May 1, 2010 and amended June 23, 2010. Consulting Agreement between American Fiber Systems, Inc. & Robert Ingalls, 03/01/10 to 10/01/10.

(D)	Company’s Employee Retention Bonus Plan, dated May 1, 2010 and amended June 23, 2010. Consulting Agreement between American Fiber Systems, Inc. & Robert Ingalls, 03/01/10 to 10/01/10; 2010 Employee Bonus Plan (Commissioned Employees) effective 01/01/10; 2010 Employee Bonus Plan (Non-Commissioned Employees) effective 01/01/10 and 2010 Company Commissions Plans

Schedule 5.18(a)(xix)
(A)	1 & 2.
•	Amended & Restated Loan & Security Agreement among AFS, Comerica Bank, COBank, ACB, dated 10/30/09.

As expressly set forth in:

•	AFS Series A Preferred Stock Purchase Agreement, dated 05/09/2000, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series B Preferred Stock Purchase Agreement, dated 01/18/01, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series B Preferred Stock Purchase Agreement, dated 02/07/01, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series C Preferred Stock Purchase Agreement, dated 11/28/01, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series D Preferred Stock Purchase Agreement, dated 2003, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 08/27/04, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 01/06/06, including but not limited to Sections 2.12 (b), (c), and Section 6.1.

•	AFSHC Series F Preferred Stock Purchase Agreement, dated 05/20/08, including but not limited to Sections 2.12 (b), (c), and Section 6.1.
(A) 3.
•	Plain English Loan & Security Agreement between AFS & Triplepoint Capital Funding, LLC, dated 04/13/04.

•	Plain English Loan & Security Agreement between AFS & Triplepoint Capital Funding, LLC, dated 08/22/06.

•	Plain English Loan & Security Agreement between AFS & Triplepoint Capital Funding, LLC, dated 04/03/07.

•	Lease Agreement between Bank of America & Idacomm, Inc., dated 01/31/07.

•	Lease Agreement between Fidelity Capital Partners, LLC & Idacomm, Inc., dated 01/31/07.

•	Amended & Restated Operating Agreement of USCarrier Telecom Holdings, LLC, dated 10/_/07.

•	LLC Interests Purchase Agreement among AFSHC, USCarrier Telecom Holdings, LLC & USCarrier Telecom, LLC, dated 08/23/06.

•	AFSHC Fifth Amended & Restated Investors Rights Agreement, dated 05/28/08.

•	AFSHC Fifth Amended & Restated Right of First Refusal & Co-Sale Agreement, dated 05/28/08.

•	MARTA Contract, dated Aug. 11, 2005

•	AFSHC Series D Preferred Stock Purchase Agreement, dated 2003, including but not limited to Sections 2.30, Section 6.1 and Section 6.15.

Schedule 5.18(a)(xix)
•	AFSHC Series E Preferred Stock Purchase Agreement, dated 08/27/04, including but not limited to Sections 2.30, Section 6.1 and Section 6.15.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 01/06/06, including but not limited to Sections 2.30, Section 6.1 and Section 6.15.

•	AFSHC Series F Preferred Stock Purchase Agreement, dated 05/20/08, including but not limited to Sections 2. 30, Section 6.1 and Section 6.15.
(A) 4.
•	LLC Interests Purchase Agreement among AFSHC, USCarrier Telecom Holdings, LLC & USCarrier Telecom, LLC, dated 08/23/06.

•	Dark Fiber Sale Agreement by and between American Fiber Systems, Inc. and Switch Business Solutions LLC, dated April 4, 2008

•	AFSHC Series D Preferred Stock Purchase Agreement, dated 2003, including but not limited to Section 2.12 (c), Section 2.30, Section 2.31, Section 6.1 and Section 6.15.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 08/27/04, including but not limited to Section 2.12 (c), Section 2.30, Section 2.31, Section 6.1 and Section 6.15.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 01/06/06, including but not limited to Section 2.12 (c), Section 2.30, Section 2.31, Section 6.1 and Section 6.15.

•	AFSHC Series F Preferred Stock Purchase Agreement, dated 05/20/08, including but not limited to Section 2.12 (c), Section 2.30, Section 2.31, Section 6.1 and Section 6.15.
(A) 5.
•	Amended & Restated Loan & Security Agreement among AFS, Comerica Bank, COBank, ACB, dated 10/30/09.

•	AFSHC Series D Preferred Stock Purchase Agreement, dated 2003, including but not limited to Section 2.30, Section 2.31, Section 6.1 and Section 6.15. (which agreement shall be terminated at closing)

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 08/27/04, including but not limited to Section 2.30, Section 2.31, Section 6.1 and Section 6.15.

(which agreement shall be terminated at closing)

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 01/06/06, including but not limited to Section 2.30, Section 2.31, Section 6,1 and Section 6.15.

(which agreement shall be terminated at closing)

•	AFSHC Series F Preferred Stock Purchase Agreement, dated 05/20/08, including but not limited to Section 2.30, Section 2.31, Section 6.1 and Section 6.15.

(which agreement shall be terminated at closing)

Schedule 5.18(a)(xix)
(A) 6.
•	Plain English Loan & Security Agreement between AFS & Triplepoint Capital Funding, LLC, dated 04/03/07.

•	Lease Agreement between Bank of America & Idacomm, Inc., dated 01/31/07.

•	Lease Agreement between Fidelity Capital Partners, LLC & Idacomm, Inc., dated 01/31/07.

•	Amended & Restated Operating Agreement of USCarrier Telecom Holdings, LLC, dated 10/_/07.

•	Dark Fiber Sale Agreement by and between American Fiber Systems, Inc. and Switch Business Solutions LLC, dated April 4, 2008

•	AFS Series A Preferred Stock Purchase Agreement, dated 05/09/2000, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series B Preferred Stock Purchase Agreement, dated 01/18/01, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series B Preferred Stock Purchase Agreement, dated 02/07/01, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series C Preferred Stock Purchase Agreement, dated 11/28/01, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series D Preferred Stock Purchase Agreement, dated 2003, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 08/27/04, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series E Preferred Stock Purchase Agreement, dated 01/06/06, including but not limited to Sections 2.12 (f), and Section 6.1.

•	AFSHC Series F Preferred Stock Purchase Agreement, dated 05/20/08, including but not limited to Sections 2.12 (f), and Section 6.1.
(B)
•	Amended & Restated Loan & Security Agreement, as amended, among AFS, Comerica Bank, COBank, ACB, dated 10/30/09.

Schedule 5.18(a)(xx)Judgment or Settlement Arrangements
1.	American Fiber Systems, Inc. v Kansas City Missouri School District, Dietrich Lockhard Group, Inc. Case No. 04CV209588

Court: Circuit Court, Jackson County Missouri at Kansas City

Remedy Sought: Money damages and an Injunction to prevent award of a contract.

Background:
AFS filed suit against KCMOSD and DLG in Circuit Court of Jackson County, Kansas City Missouri for their actions in denying AFS a contract when AFS was the lowest qualified bidder. AFS alleged the defendants engaged in bid rigging and colluded so as to award the business to AT&T and that the defendants violated E-Rate regulations. AFS has settled this state court action with both KCMOSD & DLG. AFS has recovered approximately $550,000 from KCMOSD and $188,000 from DLG.
2.	United States ex rel. American Fiber System v Kansas City Missouri School District & AT&T, Inc.

Case No. W.D. MO No. 06-03890CV-W-NKL
On May 12, 2006 AFS brought an action on behalf of the United States of America in the United States District Court for the Western District of Missouri against KCMOSD & AT&T. KSMOSD settled the Qui Tarn action with AFS and the federal government in May 2007, AFS has received approximately $106,345 in settlement of its federal court Qui Tam claim against KCMOSD, including attorney’s fees. On 10/09/09 AFS, AT&T & the USA by the DOJ entered into a Settlement Agreement whereby AT&T paid AFS $195,000, the USA paid AFS $195,000 as our realtor’s share and AT&T paid the DOJ $1,400,000 and entered into an E-Rate Compliance Agreement. Total between the two related actions AFS recovered in excess of $1,200,000. The case was dismissed with prejudice 11/05/09.
3. Stipulation regarding complaint of Idacomm, Inc., v Central Telephone-Co-Nevada, d/b/a Sprint Nevada, dated 11/24/04 as amended by Sprint & Idacomm per correspondence dated 12/07/05. Related Order of the Public Utilities Commission of Nevada dated 01/06/05.

SCHEDULE 5.18(b)
1) The Acquired Companies have an on-going business relationship with the following customers with no MSA’s, however the Acquired Companies has signed customer orders:
     a) Bellagio (Idacomm, Las Vegas — Dark Fiber)
Idacomm new service order, dated 4/29/06, for lease of 4 strands dark fiber incorporates terms of MSA by reference.
     b) Mpower/TelePacific (Idacomm, Las Vegas — Lit Services) (MSA negotiation In progress)
Idacomm new service order, dated 7/16/06, for OC-3 service, incorporates terms of MSA by reference.
AFS change order, dated 11/30/07, for DS-3 service, incorporates terms of MSA by reference.
     c) 360 Networks (Idacomm, Boise — Lit Services) (MSA signed post orders)
Idacomm new service order, dated 4/22/05, for DS-3 service, incorporates terms of MSA by reference.
Idacomm new service order, dated 11/29/04, for OC-3 service, incorporates terms of MSA by reference.
     d) City of Reno (Idacomm, Reno — Lit Services) (MSA signed post orders)
Idacomm new service order, dated 5/9/07, for Ethernet Internet Access service, incorporates terms of MSA by reference.
     e) Great Basin (Idacomm, Reno — Lit Services)
Idacomm new service order, dated 10/24/06, for gigabit Ethernet service, incorporates terms of MSA by reference.
     f) XO Communications (AFS — Lit Services) (MSA negotiation In progress)
AFS service order, dated 9/25/08, for DS-3 service, incorporates terms of MSA by reference.
     g) iPass (AFS, Lit Services)(Order placed under terms of a Letter of Intent)
AFS service order, dated 3/20/08, for Ethernet Internet Access service, incorporates terms of MSA by reference.

SCHEDULE 5.18(b)
2) The Acquired Companies are working on renewing material contracts with the following vendors. In the meantime, the Acquired Companies are doing business under authorized Purchase Orders:
a) Westcom, Inc.
b) PAR Electrical Contractors
c) LightRiver Technologies
d) Utility Support Systems, Inc.
e) Circle H Construction
f) Draka Comteq
g) Edge Communications
h) CDW
i) XO Communications
j) Clover Cable

Schedule 5.18 (d) — Breach or Notice
None

Schedule 5.20 — Outstanding Powers of Attorney

Party with Power of Attorney	Reason
Comerica	Bank debt
Triplepoint	Bank debt
Paychex	Payroll

Schedule 5.21 — Financial Accounts

					Account		Authorized Drawer(s) of
Financial Institution	Street	City	State	Zip	Number	Type of Account	Funds
Comerica Bank	226 Airport Parkway	San Jose	CA	95110	1892990100	Checking	D Rusin, CEO G Ramachandran, CFO M Constable, Treasurer

Comerica Bank	226 Airport Parkway	San Jose	CA	95110	NA	Borrowing	D Rusin, CEO G Ramachandran, CFO

Comerica Bank	226 Airport Parkway	San Jose	CA	95110	1892990118	Money market	D Rusin, CEO G Ramachandran, CFO M Constable, Treasurer

Comerica Bank	226 Airport Parkway	San Jose	CA	95110	1892990126	Lockbox	N/A

CoBank	5500 S Quebec St	Greenwood Village	CO	80111	0000163726	Borrowing	D Rusin, CEO G Ramachandran, CFO

JP Morgan Chase	One Chase Square NY3 — T091	Rochester	NY	14643	512059756	Checking	D Rusin, CEO G Ramachandran, CFO M Constable, Treasurer

Schedule 5.22(a) — Insurance Policies

		POLICY
TYPE OF INSURANCE	COMPANY	NUMBER	PERIOD	LIMITS	COVERAGES	DEDUCTIBLES	PREMIUM
GENERAL LIABILITY	St Paul — Traveler’s	TE06904069	9/11/09-9/11/10	GENERAL AGGREGATE	$2,000,000		$52,840
				PRODUCTS	$2,000,000
				PERSONAL INJURY	$1,000,000
				EACH OCCURRENCE	$1,000,000
				FIRE DAMAGE	$300,000
				MEDICAL EXPENSE	$10,000
				EMPLOYEE BENEFITS	$1,000,000	$1,000

AUTO	St Paul — Traveler’s	TE06904069	9/11/09-9/11/10	HIRED NON-OWNED	$1,000,000
				AUTO LIABILITY	$1,000,000
				COMPREHENSIVE / COLLISION	CASH VALUE	$500
				LEASED VEHICLE	CASH VALUE	$500

EXCESS LIABILITY	St Paul — Traveler’s	TE06904069	9/11/09-9/11/10	UMBRELLA LIABILITY	$10,000,000	$10,000	$11,088

PROPERTY				BUSINESS PERSONAL PROPERTY	$7,181,085	$5,000
				BUSINESS INCOME & EXTRA EXP.	$5,879,650	48 HOUR
				EARTHQUAKE PER OCCURRENCE	$5,000,000	$50,000
				FLOOD PER OCCURRENCE	$5,000,000	$50,000
				EMPLOYEE DISHONESTY	$50,000
				PERSONAL PROP IN TRANSIT	$50,000

WORKERS COMPENSATION	TRAVELER’S	HOUB-9235N17-0-09	9/11/09-9/11/10	BODILY INJURY/ACCIDENT	$1,000,000		$25,235
				BODILY INJURY/DISEASE	$1,000,000

TRAVEL ACCIDENT	HARTFORD	01-ETB-110287	5/4/10-5/4/11	PER INDIVIDUAL	$250,000		$750
COVERAGE				AGGREGATE	$2,500,000

PROF ERRORS AND OMISSIONS	St Paul — Traveler’s	TE06904069	9/11/09-9/11/10	CYBER AND INTERNET LIABILITY	$1,000,000	$25,000	$11,839

CRIME	CNA’	287469799	12/1/09-12/1/12	EMPLOYEE THEFT	$1,000,000	$10,000	$13,344
				CLIENT PROPERTY	$250,000	$5,000
				FORGERY	$1,000,000	$10,000
				ROBBERY	$1,000,000	$10,000
				COMPUTER FRAUD	$1,000,000	$10,000

DIRECTORS AND OFFICERS	CONTINENTAL	240090	12/1/09-12/1/10	LIABILITY-INDIVIDUAL/YEAR	$5,000,000	$25,000	$23,020
EPL AND FIDUACIARY LIABILITY	CASUALTY			LIABILITY-AGGREGATE/YEAR	$5,000,000	$25,000
				EPL-AGGRAVATE/YEAR	$5,000,000	$25,000
				EPL-INDIVIDUAL/YEAR	$5,000,000	$25,000
				FIDUCIARY LIABILITY	$5,000,000	$1,000

Agent						TOTAL PREMIUMS	$138,094
LANDMARK GROUP 585-785-1926 1956 W.Henrietta Road Rochester, NY 14623
OPEN CLAIMS

TYPE OF INSURANCE	COMPANY	POLICY NUMBER	PERIOD	CLAIM NUMBER	CLAIM AMOUNT
AUTO LIABILITY	ONE BEACON	7110055990002	9/11/06 -9/11/07	AA-364937-00	13,440
AUTO LIABILITY	ONE BEACON	7110055990002	9/11/06-9/11/07	AA-364937-04	8,508
AUTO LIABILITY	ONE BEACON	7110055990002	9/11/06-9/11/07	AA-364937-06	1,137,054
AUTO LIABILITY	ONE BEACON	7110055990002	9/11/06-9/11/07	AA-364937-08	9,695

TOTAL					1,168,697

Schedule 5.22(c) — Pending Insurance Claims

	Is Insurer	Estimated
	Defending	value of	Reservation of rights
Claims Filed	Claim	claim	from the Insurer	Purpose
Traveler’s #EGS 1591	NO	$20,000	None	Stolen Equipment

Schedule 5.23(a) — Tax Filings
Extensions of Time

Type of Tax	Frequency	Jurisdiction	Open Extensions	Extension Dates
Federal Income Tax	Annual	United States	Yes — 12/31/09	9/15/2010

State Income Tax	Annual	New York	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	Tennessee	Yes — 12/31/09	10/15/2010
State Income Tax	Annual	Georgia	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	Minnesota	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	Missouri	Yes — 12/31/09	10/15/2010
State Income Tax	Annual	Kansas	Yes — 12/31/09	10/15/2010
State Income Tax	Annual	Idaho	Yes — 12/31/09	10/15/2010
State Income Tax	Annual	Utah	Yes — 12/31/09	10/15/2010
State Income Tax	Annual	Florida	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	Connecticut	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	Alabama	Yes — 12/31/09	9/15/2010
State Income Tax	Annual	South Carolina	Yes — 12/31/09	9/15/2010
Tax Adjustments

Type of Tax	Period	Jurisdiction	Reason	Status
Sales Tax	6/1/01-3/31/05	Tennessee	Audit	Settled and paid in full
Sales/Use Tax	7/1/05-9/30/07	Utah	Audit	Settled and paid in full
Property Tax	1/1/04-12/31/05	Ohio	Assessment ruling	2 year Payment plan
Government Filing Notifications and Encumbrances

Type of Tax	Frequency	Jurisdiction	Period	Filing Notices	Encumbrances
None

Schedule 5.23(c) — Tax Filings — Audits and Proceedings

Deficiency or
Proposed
Type of Tax	Frequency	Jurisdiction	Period	Audited (Y/N)	Notices	adjustment
Corporate Federal Income Tax	Annual	United States	2006 — 2008	Yes 2007 — in progress	None	None

Sales Tax	Quarterly	Kansas	2006 — 3/31/10	Yes 2007 thru 2010 in 6/10	None	None

Property Tax	Annual	Utah	2007 — 2009	Yes Thru 2007	None	None

Schedule 5.23(d) — Tax Returns

				Refunds	Audited or
Type of Tax	Frequency	Jurisdiction	Period	claimed	Reviewed
Federal Income Tax	Annual	United States	2006 — 2008	None	Yes — in progress

State Franchise Tax	Annual	Delaware	2006 — 2009	None	No

State Income Tax	Annual	New York	2006 — 2008	None	No
State Income Tax	Annual	Tennessee	2006 — 2008	None	No
State Income Tax	Annual	Georgia	2006 — 2008	None	No
State Income Tax	Annual	Minnesota	2006 — 2008	None	No
State Income Tax	Annual	Missouri	2006 — 2008	None	No
State Income Tax	Annual	Kansas	2006 — 2008	None	No
State Income Tax	Annual	Idaho	2007 — 2008	None	No
State Income Tax	Annual	Utah	2007 — 2008	None	No
State Income Tax	Annual	Florida	2006 — 2008	None	No
State Income Tax	Annual	Connecticut	2006 — 2008	None	No

Sales Tax	Annual	New York	2006 — 2009	None	No
Sales Tax	Monthly	Tennessee	2006 — 5/31/10	None	No
Sales Tax	Monthly	Georgia	2006 — 5/31/10	None	No
Sales Tax	Quarterly	Minnesota	2006 — 3/31/10	None	No
Sales Tax	Monthly	Missouri	2009 — 5/31/10	None	No
Sales Tax	Quarterly	Kansas	2006 — 3/31/10	None	Yes — in progress
Sales Tax	Monthly	Idaho	2007 — 5/31/10	None	No
Sales Tax	Quarterly	Utah	2006 — 3/31/10	None	No
Sales Tax	Annual	Connecticut	2006 — 2009	None	No
Sales Tax	Monthly	Nevada	2007 — 5/31/10	None	No

Schedule 5.23(d) — Tax Returns

				Refunds	Audited or
Type of Tax	Frequency	Jurisdiction	Period	claimed	Reviewed
Property Tax	Annual	Tennessee	2007 — 2009	None	No
Property Tax	Annual	Georgia	2007 — 2009	None	No
Property Tax	Annual	Missouri	2007 — 2009	None	No
Property Tax	Annual	Kansas	2007 — 2009	None	No
Property Tax	Annual	Georgia	2007 — 2009	None	No
Property Tax	Annual	ID — Canyon County	2007 — 2009	None	No
Property Tax	Annual	ID — Ada County	2007 — 2009	None	No
Property Tax	Annual	Utah	2007 — 2009	None	No
Property Tax	Annual	NV — Clarke County	2007 — 2009	None	No
Property Tax	Annual	Ohio	2007 — 2009	None	No

941 — Payroll Taxes	Quarterly	United States	1/1/06-3/31/06	None	No
941 — Payroll Taxes	Quarterly	United States	4/1/06-6/30/06	None	No
941 — Payroll Taxes	Quarterly	United States	7/1/06-9/30/06	None	No
941 — Payroll Taxes	Quarterly	United States	10/1/06-12/31/06	None	No
940 — FUTA	Annual	United States	12/31/2006	None	No
941 — Payroll Taxes	Quarterly	United States	1/1/07-3/31/07	None	No
941 — Payroll Taxes	Quarterly	United States	4/1/07-6/30/07	None	No
941 — Payroll Taxes	Quarterly	United States	7/1/07-9/30/07	None	No
941 — Payroll Taxes	Quarterly	United States	10/1/07-12/31/07	None	No
940 — FUTA	Annual	United States	12/31/2007	None	No
941 — Payroll Taxes	Quarterly	United States	1/1/08-3/31/08	None	No
941 — Payroll Taxes	Quarterly	United States	4/1/08-6/30/08	None	No
941 — Payroll Taxes	Quarterly	United States	7/1/08-9/30/08	None	No
941 — Payroll Taxes	Quarterly	United States	10/1/08-12/31/08	None	No
940 — FUTA	Annual	United States	12/31/2008	None	No
941 — Payroll Taxes	Quarterly	United States	1/1/09-3/31/09	None	No
941 — Payroll Taxes	Quarterly	United States	4/1/09-6/30/09	None	No
941 — Payroll Taxes	Quarterly	United States	7/1/09-9/30/09	None	No
941 — Payroll Taxes	Quarterly	United States	10/1/09-12/31/09	None	No
940 — Payroll Taxes	Annual	United States	12/31/2009	None	No
941 — Payroll Taxes	Quarterly	United States	1/1/10-3/31/10	None	No
All State tax filings and payments are up to date. The filings are done semi-monthly, monthly, and quarterly and the detail of this is not being listed

Schedule 5.23(e) — Statute of Limitations

Type of Tax	Frequency	Jurisdiction	Period	Waiver of time limits?
Sales/Use Tax	Annual	Utah	2005—2007	Yes — audit closed
No voluntary waiver of any statute of limitations regarding Taxes or extensions with respect to a Tax assessment or deficiency open at this time

Schedule 5.24(a) — Pending Litigation
PENDING
1. Robert Brennan v Brian Edward Bestler, American Fiber Systems, Inc.
District Court, Clark County, Nevada
Case No.: A-09-596038
and
Jones v American Fiber Systems, Inc.
District Court, Clark County, Nevada
Case No.: A-09-596602-C
Plaintiff Brennan brought an action for damages arising out of a motor vehicle accident occurring on August 6, 2007, involving the plaintiff and an employee of AFS in an AFS owned vehicle. Plaintiff Brennan is claiming damages in excess of $150,000.
Plaintiff Jones brought an action for damages arising out of the same motor vehicle accident described above. The Brennan & Jones cases were consolidated into one action by Order granted 12/07/09. Plaintiff Jones has demanded $17,000 to settle. Our insurance carrier is in the process of formulating a counter offer.
2. Briley v American Fiber Systems, Inc., Troni Powell, Porshe Brooks
State Court of Cobb County, State of Georgia
Case No.: 09A6464-4
Plaintiff brought an action for damages arising out of a motor vehicle accident occurring on August 25, 2008, involving the plaintiff and an employee of AFS in an AFS owned vehicle. Plaintiff is claiming general damages in an amount to be determined at trial, special damages in the amount of $7,248.21.
All of the above cases are being defended by our insurance carrier.
PENDING (COMPANY-INITIATED)
American Fiber Systems, Inc. v Donald W. Prosser
State of New York, Supreme Court, Monroe County
Index No.: 0912594
Plaintiff (AFS) brought an action to collect $153,919, plus attorney’s fees under personal unconditional guaranties executed by the defendant. Pursuant to a Settlement Agreement executed by the parties on May 14, 2010, the defendant will pay AFS an additional $100,000 in four installments. The case is adjourned until receipt of the final payment. Within 3 business days of receipt of the last payment, a stipulation dismissing the case must be filed.

Schedule 5.24(a) — Pending Litigation
POTENTIAL
1. Idacorp, Inc. Holdback Claim
Under the Stock Purchase Agreement by which AFS (“Purchaser”) acquired Idacomm, Inc., Idacorp, Inc. (“Seller”) agreed to a holdback of $2,000,000 to be held by Purchaser. The purpose of the holdback was primarily to provide a source of funds for AFS to address possible exposure to AFS for “Project Clear Skies” and to provide a source of funds to satisfy potential indemnification claims against the Seller arising out of the Idacomm operations. Per our agreement, AFS notified Idacorp of good faith claims for indemnification in excess of the amount owed, on 02/18/09 and as such can retain the holdback until all claims are resolved. Idacorp disputes AFS’ indemnity claims. Currently, AFS continues to retain the holdback, pending the resolution of the indemnification claims.
2. George L. Miller, Chapter 7 Trustee of Homebanc Mortgage v AFS
The Trustee is alleging a payment made by Homebanc in the amount of 24,703.54 or $27,055.80 allegedly made on 06/20/07 was a preferential payment. The Trustee is not proceeding on a default basis but is trying to locate back up for said payment as requested by AFS. There is sufficient bad debt reserve on the books to cover exposure if any.
3. AFS claim against DiGioia
On or a bout June 16, 2008, DiGioia Suburban Excavating, LLC (“DiGioia”) as a sub-contractor to Perk Company, Inc., damaged an AFS 288 strand fiber optic cable as it transitioned from underground, to a utility pole in Cleveland. AFS incurred damages in the amount of $58,619.30. The insurance company representing DiGioia has offered $15,000 to settle the matter. AFS is considering commencing an action on a contingent fees basis to recover the damages.

Schedule 5.24(b) — Judgments
Schedule 5.24(b)(i)
Proceedings; Judgments
1.	American Fiber Systems, Inc. vs. Loren L. Chumley,
in her capacity as Commissioner of Revenue for the State of Tennessee,
Chancery Court of Davidson County, Tennessee,
Twentieth Judicial District, Part II

Case No. 06-574-II

2.	Slip Opinion No. 2010-Ohio-1468 American Fiber Systems, Inc. v. Levin, Tax Commissioner

3.	Before the Public Utilities Commission of Nevada In re: the Complaint of Idacomm, Inc. Against Central telephone Company — Nevada, d/b/a Sprint of Nevada

Docket No. 04-9007

STIPULATION
Schedule 5.24(b)(ii)
None
Schedule 5.24(b)(iii)
None

     Schedule 5.25A — Company Benefit Plans
1	Medical = Excellus National PPO Plan — Blue Healthy Choices — 80% Paid by AFS US Carrier Telecom is combined with our Group under Excellus as a Division of AFS

2	Dental = Mel Life Plan with $1000 Ortho Rider — 80% Paid by AFS

3	Life Insurance = 2 times Salary with Max at $300,000 — Paid in full by AFS

4	AD&D Insurance = 2 times Salary with Max at $300,000 — Paid in Full by AS

5	Vision Coverage = Benefit that was carried over from Idacomm — employee pays 100% of cost

6	AFLAC = Benefit that was carried over from Idacomm — employee pays 100% of cost

7	Long Term Disability 60% of earning with max of $8000 per month
•	90 day waiting period or the date when STD ends

•	Employee Paid at a Group Rate
8	Short Term Disability = 60% of weekly earnings to $1000/wk max
•	7 day waiting period

•	26 weeks — maximum payment period

•	Employee Paid at a Group Rate
9	Vacation — 3 weeks’ vacation (120 hours) is granted to each employee at the beginning of each calendar year, any new hire the total hours granted are pro-rated to the hire date. Any employee may carry over a maximum of 40 hours into the following year.

10	Paid holidays — 13 in Year 2010

11	Flexible Spending Account — eligible after 90 days of employment

12	2 Personal Days — given immediate upon hire

13	401 K Plan — can enroll January 1, April 1, July 1 and October 1

14	Incentive Stock Options — granted on January 1, April 1, July 1 and October 1 of each year. Number of options issued initially is dependent on the employee level at the time of hire.

15	Severance — at the time of an involuntary separation of employment (RIF/lay off) each employee will receive a base of 2 weeks severance pay plus either 1 week or 2 weeks for every year employed based on the employee level with the company at the time of separation. In addition the Senior Management team has the discretion to change the number of weeks paid to the employees at the time of the separation on an individual case basis.

16	2010 Sales Compensation Plan

17	2010 Sales Compensation Plan for VP of Enterpise Sales

18	2010 Sales Compensation Plan for SVP of Sales and Marketing

19	2010 Employee Bonus plan — Commissioned Employees

20	2010 Employee Bonus plan — Non Commissioned Employees

21	Executive Bonus 2010 Plan

22	Employee Retention Bonus Plan dated May 1, 2010, and amended June 23, 2010.
     We have the ability to cancel any benefits agreements with 30 days prior notice given to each benefit carrier.

Schedule 5.25(d) — Welfare Benefit Plans

Employee	Document	Detail

David Rusin	Severance Letter Agreement with the Board (dated May 1, 2000)	Existing Benefits continue for 6 months

Schedule 5.25 (m) — Contemplated Transactions
1.	Employee Retention Bonus Plan as approved by the Board on May 1, 2010, and revised June 23, 2010.
a.	10% of the net proceeds available for distribution to the equity holders upon sale or merger of the company

b.	To be distributed to AFS employees on Closing. Distribution percent of the bonus pool as approved by the Board.
2.	Contract with Affiliated Person: Consulting Agreement between American Fiber Systems, Inc. & Robert Ingalls, 03/01/10 to 10/01/10.

3.	Vesting of Board Options — 1,300,000 stock options issued to Board from January 2, 2005 to January 2, 2007 which upon Change of Control will vest 100% per Board Resolution dated January 2, 2005.

4.	Company Severance Policy dated September 1, 2007.

5.	Severance Contract with Dave Rusin — provides for 50% of annual salary and existing benefits to continue for 6 months.

Schedule 5.25(o) — Excess or Deferred Compensation

Excess or Deferred Compensation	Description	Covered Employees

None

Schedule 5.25(p) — Nonqualified Deferred Compensation

NonQualified Deferred Compensation Plan	Description	Covered Employees

NONE

Schedule 5.26 (c) — Employees, Consultant and Independent Contractors
1.	Employee Retention Bonus Plan as approved by the Board on May 1, 2010, and amended June 23, 2010.
a.	10% of the net proceeds available for distribution to the equity holders upon sale or merger of the company

b.	To be distributed to AFS employees on Closing. Distribution percent of the bonus pool as approved by the Board.
2.	Company Severance Policy dated September 1, 2007.

3.	Severance Contract with Dave Rusin — provides for 50% of annual salary and existing benefits to continue for 6 months.

4.	Contract with Affiliated Person: Consulting Agreement between American Fiber Systems, Inc. & Robert Ingalls, 03/01/10 to 10/01/10.

5.	Sales Agent Contract between Atlanta Deltacom and American Fiber Systems dated 10/25/2007, 3 year term with auto renewal for additional 3 year terms, requires written notice 60 days prior to renewal for termination.

6.	Sales Agent Contract between Gary Emmart and American Fiber Systems dated 9/6/2007, 1 year term with auto renewal for additional 1 year term, requires written notice 60 days prior to renewal for termination.

7.	Sales Agent Contract between Mainstream Communications Consultants, LLC. and American Fiber Systems dated 7/21/2008, 3 year term with auto renewal for additional 3 year terms, requires written notice 60 days prior to renewal for termination.

8.	Sales Agent Contract between Metro Optical and American Fiber Systems dated 7/2/2008, term left blank but understanding is 5 year term with auto renewal for additional 5 year terms, requires written notice 60 days prior to renewal for termination.

9.	Sales Agent Oral Contract between Broadband Facility Partners and American Fiber Systems dated 8/1/2008, term left blank but understanding is 10 year term.

Schedule 5.26(e)(iv) — Labor Law Violations

State of
Date of complaint	Complaint	Who	Filed with	Complaint	Resolution

June 17, 2009	Nevada	Michael Fowler	Dept of Business & Industry Nevade Labor Commissioner	Claim for wages & commissions in the amount of $31,200 made after he resigned his position with AS	Evidence was submitted settlement for the claim in the amount of $3531 was made 3/31/2010 and case dosed on 4/16/2010

Schedule 5.27 — Compliance with Laws

Person	Description

Salt Lake City, UT	Salt Lake City Corporation commenced an action regarding unpaid Right-Of-Way fees. On 4/3/2007 the suit was dismissed with prejudice. A Settlement Agreement was entered into by AFS and SLCC on 11/15/2007. Under the terms of the settlement AFS paid SLCC $90,855 for ROW usage for the period 7/1/2004 -12/31/2006 and agreed to a base rate of $44,042 per year for all future ROW usage assessments.

Westwood, KS	AFS was notified by the City’s counsel that franchise/ROW fees in the amount of $10,575 were past due, AFS disputed this figure. A settlement involving a reduced franchise/ROW fee payment and the grant of a new municipal franchise under which no fees would be due by AFS on a go-forward basis based on the definition of gross revenues was agreed to. Under the terms of the 11/12/2009 Settlement Agreement AFS paid $8,178 to cover all past franchise/ROW fee claims and received a new franchise from the city.

Federal Communications Commission	FCC issued a Notice of Apparent Liability for Forfeiture in the amount of $2,000 regarding an alleged Failure to file a fully compliant CPNI certification for calendar year 2007. As a result of negotiations and as per AFS’ conversation with the FCC on 04/08/10, the FCC indicated that they would be withdrawing the NAL. There is nothing further AFS needs to do. We are merely awaiting the notice of withdrawal.

City of Overland Park, KS — Municipal Franchise	AFS has been operating under an expired franchise agreement because AFS is disputing the basis of the new and proposed franchise fees. Baker vs. Topeka case allows AFS to operate under expired franchise agreement until written notice of termination is received from the City. AFS has not received any such notice.

City of Mission Woods, KS — Municipal Franchise	Mayor and City attorney indicated that AFS didn’t need the franchise given that AFS has minimal presence in the right of way.

Las Vegas, NV — Municipal Franchise	AFS was notified by the Franchise Officer for Las Vegas that AFS was not in compliance with the terms of its franchise agreement as the City had reason to believe that AFS was installing/had installed fiber optic line or conduits in City ROW without having obtained the necessary permits. AFS has disputed this claim, has met with the City’s DPW representative, and has provided copies of permits and network maps disproving the City’s claim. The City is currently evaluating AFS’ submissions and has taken no negative action or issued any further notices. The City continues to issues permits to AFS in the ordinary course of business.

Metropolitan Government of Nashville & Davidson County, TN	$500,000 performance bond cancelled by bonding company. City of Nashville has not objected.

Schedule 5.28(b) — Company Privacy Violations
FCC issued an NAL in the amount of $2,000 regarding an alleged failure to file a fully compliant CPNI certification for calendar year 2007. As a result of these negotiations and as per AFS’ conversation with Mika Savir at the FCC on 04/08/10, the FCC granted a further extension until 09/24/10 the FCC indicated that they would be withdrawing the NAL.

Schedule 5.29(a) — Licenses and Permits

Authorization/Qualification	Issuing Agency	Jurisdiction

Business License	State of Arizona	Arizona
Business License	State of Connecticut	Connecticut
Business License	State of Delaware	Delaware
Business License	District of Columbia	District of Columbia
Business License	State of Florida	Florida
Business License	State of Georgia	Georgia
Business License	State of Idaho	Idaho
Business License	State of Kansas	Kansas
Business License	City of Lenexa	Lenexa
Business License	State of Minnesota	Minnesota
Business License	State of Missouri	Missouri
Business License	City of Kansas City, MO	Kansas City
Business License	State of Nevada	Nevada
Business License	City of Henderson	Henderson
Business License	City of Las Vegas	Las Vegas
Business License	City of N Las Vegas	N Las Vegas
Business License	Clark County	Clark County
Business License	City of Reno	Reno
Business License	State of New York	New York
Business License	State of Ohio	Ohio
Business License	State of Tennessee	Tennessee
Business License	State of Utah	Utah
Franchise	City of Murray	Murray, Utah
Franchise	City of South Jordan	South Jordan, Utah
Franchise	City of Salt Lake City	Salt Lake City, Utah
Franchise	City of South Salt Lake City	South Salt Lake City, Utah
Franchise	City of West Jordan	West Jordan, Utah
Franchise	City of West Valley	West Valley, Utah
Franchise	MetroGov of Nashville & Davidson Co.	Nashville, Tennessee
Franchise	Clark County	Clark County, NV

Schedule 5.29(a) — Licenses and Permits

Authorization/Qualification	Issuing Agency	Jurisdiction

Franchise	City of Henderson	Henderson, NV
Franchise	City of Las Vegas	Las Vegas, NV
Franchise	City of North Las Vegas	North Las Vegas, NV
Franchise	City of Fairway	Fairway, KS
Franchise	City of Leawood	Leawood, KS
Franchise	City of Lenexa	Lenexa, KS
Franchise	City of Merriam	Merriam, KS
Franchise	City of Olathe	Olathe, KS
Franchise	City of Mission	Mission, KS
Franchise	City of Westwood	Westwood, KS
Franchise	City of Alpharetta	Alpharetta, GA
Franchise	City of Atlanta	Atlanta, GA
Franchise	City of Austell	Austell, GA
Franchise	City of Kennesaw	Kennesaw, GA
Franchise	City of Marietta	Marietta, GA
Franchise	City of Norcross	Norcross, GA
Franchise	City of Roswell	Roswell, GA
Franchise	City of Sandy Springs	Sandy Springs, GA
Franchise	City of Smyrna	Smyrna, GA
Lands Use Agreement	City of Leawood	Leawood, KS
Section 214 Domestic Operating Authority	FCC	Federal
Global or Limited Global Facilities-Based Service and
Global or Limited Global Resale Service	FCC	Federal

Resold and Facilities Based Local Exchange, Exchange
Access and Interexchange Telecommunications Services	Arizona Corporate Commission	Arizona
Facilities Based and Resold Services	Connecticut DPUC	Connecticut
Interexchange Telecommunications Service	Florida PSC	Florida
Alternative Local Exchange Telecommunications	Florida PSC	Florida

Schedule 5.29(a) — Licenses and Permits

Authorization/Qualification	Issuing Agency	Jurisdiction

Resold and Facility-Based Competitive Local Exchange Telecommunications Services	Georgia PSC	Georgia
Resold and Facilities-Based Local Exchange and Emerging Telecommunications Service	Idaho PUC	Idaho
Facilities Based and Resold Interexchange Service	Kansas Corporate Commission	Kansas
Facilities Based and Resold Local Exchange Service	Kansas Corporate Commission	Kansas
Facilities Based and Resold Local Exchange and Interexchange Service	Minnesota PUC	Minnesota
Non-Switched Local Exchange and Interexchange Telecommunications Services	Missouri PSC	Missouri
Resold and Facilities-Based Interexchange and Basic Services.	Nevada PUC	Nevada

Facilities-Based Common Carrier and Resale of Telephone Services, Including Local Exchange Services	New York PSC	New York
Local Exchange* and Interexchange Services (* Cuyahoga and Hamilton Counties only)	Ohio PUC	Ohio
Facilities Based and Resold Local Exchange and Interexchange Telecommunications Services	Tennessee Regulatory Authority	Tennessee

Dedicated Facilities-Based and Resold Local Exchange, Facilities Based Interexchange and Private Line Services.	Utah PSC	Utah

Power Pole Line Attachment Agreement	Murray City Corporation	Murray City, KS

Pole Attachment & Conduit Agreement	Marietta Board of Lights & Water	Marietta, GA

Infrastructure Use Agreement	Nashville Electric Service	Nashville. TN

Right-of-Way Use Agreement	Ada County Highway District	Ada County, ID

FCC Federal Rgistration Number (0006651202)	FCC	Federal
Universal Service Fund Filer ID (821650)	FCC	Federal

Schedule 5.29(b) — Compliance with Permits

Jurisdiction	Description
Salt Lake City, UT	AFS is currently operating in Salt Lake City under the terms of a “Telecommunications Right-of-Way Lease”. AFS has applied for lit services franchise which will reduce the overall fees

Las Vegas, NV	AFS was notified by the Franchise Officer for Las Vegas that AFS was not in compliance with the terms of its franchise agreement AFS has disputed this claim, and has provided copies of permits and network maps to the City’s DPW representative. The City is currently evaluating AFS’ submissions and has taken no negative action or issued any further notices. The City continues to issues permits to AFS in the ordinary course of business

Metropolitan Government of Nashville & Davidson County, TN	$500,000 performance bond cancelled by bonding company The City of Nashville has not objected to the cancellation.

Metropolitan Government of Nashville & Davidson County, TN	AFS has taken the position that the City of Nashville franchise fees of 5% of gross receipts is not valid based on the City of Chattanooga vs Bell South and Bell South vs. City of Memphis cases that invalidated similar gross receipts franchise lees. The City of Nashville has not questioned our position.

Reno, NV	On April 6, 2010 AFS received a “courtesy notice” from the Revenue Division of the City of Reno, NV. stating that they did not have a business license on file for AFS. In 2006 AFS sent notice to city of change in control of Idacomm and was never advised by the city that any further action was required. AFS in in the process of filing a business license name change application with the city.

Utah Dept of Transportation	$50,000 performance bond cancelled by bonding company on January 28, 2010 US Dept of Transportation has not objected to the cancellation.

Sprint/Embaro/CenturyLink	AFS is currently renegotiating the pole attachment agreement with Sprint/Embark/Century Link. AFS will reinstate the performance bond after completion of renegotiation, if required

City of Overland Park, KS - Municipal Franchise	AFS has been operating under an expired franchise agreement because AFS is disputing the basis of the new and proposed franchise fees. Baker vs. Topeka case allows AFS to operate under expired franchise agreement until written notice of termination is received from the City. AFS has not received any such notice.

City of Mission Woods, KS - Municipal Franchise	Mayor and City attorney indicated that AFS didn’t need the franchise given that AFS has minimal presence in the right of way.

Schedule 5.29(c) — Renewals and Extensions
City of Mission Woods, KS — Mayor and City Attorney indicated that AFS didn’t need the franchise given that AFS had minimal presence in the right of way.
City of Overland Park, KS–AFS has been operating under an expired franchise agreement because AFS is disputing the basis of the new and proposed fanchise fees. Baker vs. Topeka case allows AFS to operate under expired franchise agreement until written notice of termination is received from the City. AFS has not received any such notice.

Schedule 5.29(e) — Rights-of-Way
City of Mission Woods, KS — Mayor and City Attorney indicated that AFS didn’t need the franchise given that AFS had minimal presence in the right of way.
City of Overland Park, KS — AFS has been operating under an expired franchise agreement because AFS is disputing the basis of the new and proposed franchise fees. Baker vs. Topeka case allows AFS to operate under expired franchise agreement until written notice of termination is received from the City. AFS has not received any such notice.

Schedule 5.30(b)
1) Dedicated Services and Ethernet Services Agreement between AT&T Corp. and American Fiber Systems, Inc. — dated March 25, 2010
2) Agreement of Lease by and Between Meridian Centre Associates, LLC and American Fiber Systems, Inc. – May 1, 2000
3) Dark Fiber Indefeasible Right of Use Agreement between Fiber Technologies Networks, LLC and American Fiber Systems, Inc., dated Nov. 29, 2001

Schedule 5.31 — Affiliated Persons
Item
1)	Consulting Agreement between American Fiber Systems Inc and Robert Ingalls from March 1, 2010 to October 1st, 2010

Schedule 5.32(a) — Significant Relationships

Top 20 Customers for Fiscal 2009 ranked by December 2009 Recurring Monthly Revenue

		Dec 2009		Net Dec 2009	Total 2009	Disconnect Notice or
Rank	Customer Name	MRR	Credits	MRR	Billed	Knowledge
1	Verizon Wireless (etal)	222,890	0	222,890	3,065,192	N
2	Level 3 (etal)	155,712	0	155,712	1,999,608	N
3	Metro PCS Georgia, Inc.	132,115	0	132,115	1,790,383	N
4	Global Crossing	90,100	0	90,100	1,123,687	N
5	XO Communications	88,421	0	88,421	822,405	N
6	Qwest	84,250	0	84,250	1,424,582	N
7	Boise School District	64,135	0	64,135	783,247	N
8	Sprint Communications	51,940	0	51,940	220,760	N
9	Savvis Communications	36,208	0	36,208	464,240	$11K of MRR disconnected in May
10	St Als Hospital	30,394	0	30,394	364,728	N
11	Micron	28,000	0	28,000	362,458	N
12	Telepacific/Mpower	27,915	0	27,915	339,959	N
13	Cogent Communications	27,321	0	27,321	667,458	N
14	eBay, Inc	27,250	0	27,250	107,896	N
15	Wynn Las Vegas	25,453	0	25,453	354,450	N
16	Cobb County agencies	25,262	0	25,262	234,501	N
17	Nuvox Communications	24,767	0	24,767	297,204	N
18	Chattachoochee Tech Colle	23,793	0	23,793	287,690	N
19	MGM	23,225	0	23,225	316,500	N
20	Vanderbuilt Medical Unlv	21,475	0	21,475	334,134	N

	Total	1,210,625	—	1,210,625	15,361,084

Schedule 5.32(b) — Significant Relationships — Top 20 Vendors — 2009

Rank	Vendor Name	Total paid in 2009
1	AT&T	$1,837,258
2	Westcom, Inc.	$943,770
3	Par Electrical Contractors	$938,384
4	Ciena Communications	$856,481
5	LightRiver Technologies, Inc.	$675,224
6	Excellus BlueCross BlueShield-Group	$669,455
7	Nokia Siemens Network	$643,731
8	Russell Corporation	$628,125
9	Nevada Power Company	$587,546
10	Utility Support Systems, Inc.	$586,455
11	Level 3 Communications	$548,845
12	Circle H Construction, Inc.	$456,651
13	Qwest	$452,449
14	MP Nexlevel LLC	$436,040
15	Embarq	$429,423
16	Altman Vilandrie & Co.	$415,504
17	Draka Comteq	$396,021
18	Edge Communications	$334,067
19	Meridian Centre	$236,906
20	Switch & Data Facilities Company	$221,637

	Total	$12,293,972

Schedule 7.1 (a) — Covenants Relating to Conduct of Business and Related Matters
None

Schedule 7.1(a)(ix)
Committed Projects

			Inception to
Name	Type	Budget	Date	Balance
EBay Inc Service Order	Customer MRR	$582,000	$462,903	$119,097
Harrahs Operating Company 1G EVPL	Customer MRR	$573,000	$499,693	$73,307
TowerCloud, Inc	Customer MRR	$238,000	$237,573	$427
Verizon Wireless Foxtail DS3	Customer MRR	$54,566	$51,754	$2,812
CHSI of Nevada Protype	Customer MRR	$25,295	$7,377	$17,918
RD Tech equipment to support Gig EVPL s	Customer MRR	$50,000	$46,310	$3,690
J.R. Simplot Company 100 MBPS EVPL	Customer MRR	$182,364	$163.514	$18,851
South Central Communications South Central Protected Ring Pr	Customer MRR	$6,000	$2,462	$3,538
Level 3 Communications, LLC 2nd 2.5 Gig	Customer MRR	$2,000	$716	$1,284
Planet Hollywood	Customer MRR	$50,101	$37,494	$12,608
Consonus	Customer MRR	$49,407	$20,618	$28,789
Encore EVPL	Customer MRR	$25,000	$20,240	$4,760
Nutty Guys Lit service SLC	Customer MRR	$17,738	$7,118	$10,620
Verizon Wireless LTE FTTT	Customer MRR	$941,646	$25,487	$916,159
Ryla, Inc GigE	Customer MRR	$109,074	$79,553	$29,521
Qwest Communications Corp Qwest Main	Customer MRR	$25,000	$10,669	$14,331
Qwest Communications Corp Qwest Level 3	Customer MRR	$30,000	$13,877	$16,123
Gaming Partners Intl GPI Customer Build	Customer MRR	$14,620	$11,139	$3,481
Wynn Las Vegas Wynn to SNAP splice	Customer MRR	$10,116	$2,854	$7,262
Vanderbilt Univ. Medical Ctr Dedicated Wavelength Service	Customer MRR	$819,650	$357,930	$461,720
Cedarcrestone Inc. EVPL/EIA	Customer MRR	$137,095	$131,311	$5,785
Arsalon Technologies lateral build-2 locations	Customer MRR	$166,889	$119,406	$48,483
Cogent Communications Inc add 200 public square	Customer MRR	$4,600	$3,085	$1,515
Payspot Inc Field construction/splicing	Customer MRR	$42,738	$—	$42,738
Practice Works Systems	Customer MRR	$44,795	$347	$44,446
Plus 6 TechnologiesEIA Service	Customer MRR	$43,806	$23,658	$20,148
Qwest Communications OC12 for Qwest	Customer MRR	$5,000	$1,045	$3,955
Sprint Communications Co. LP DS3	Customer MRR	$4,482	$—	$4,482
Termet Merchant Srvc, Inc. 10M EIA	Customer MRR	$8,416	$—	$8,416
Cogent Communications - Add 50 Public Square	Customer MRR	$3,500	$—	$3,500
Holiday International Systems	Customer MRR	$9,500	$3,086	$6,414
Microworks Splicing to bring Microworks on	Customer MRR	$8,000	$—	$8,000
XO Communications 24 Strand DF	Customer NRR	$750,000	$558,935	$191,065
ATT DF Ring	Customer NRR	$276,000	$148,259	$127,741
Verizon Wireless VZN Hickory Hills Nashville	Customer NRR	$568,000	$121,350	$446,640
Energy OC3	Customer NRR	$91,188	$64,728	$26,460
Cogent Communications Inc 7500 College-DF-add/change	Customer NRR	$30,000	$28,867	$1,133
Vanderbuilt Univ Medical	Customer NRR	$18,000	$17,373	$627
ADA County ROW Fees	Customer NRR	$15,000	$15,000	$—
Market Audit Data Entry	Network	$35,000	$24,163	$10,837
Boise Data Services for OSPInsi	Network	$22,000	$11,519	$10,481
1102 Colo Augment	Network	$122,188	$15,707	$106,481
Server Room HVAC upgrade — LV	Network	$8,063	$3,650	$4,413
Tie Cable at AFS POP — SLC	Network	$9,635	$—	$9,635
Flamingo Substation Relo — LV	Relocation	$156,950	$123,584	$33,366
Flamingo Rd Relo — LV	Relocation	$483,785	$410,747	$73,038
5th Street Relo — LV	Relocation	$62,650	$46,940	$15,710
MLK South — Metro HQ Retlo — LV	Relocation	$21,500	$4,872	$16,628
Paradise Road Relocation — LV	Relocation	$136,250	$100,559	$35,691
Harmon Polans Relo — LV	Relocation	$40,000	$1,650	$38,350
Neon Beck Yard Relo -LV	Relocation	$67,484	$1,650	$65,834
Cobb County Move — GA	Relocation	$15,000	$—	$15,000
Road Move Rosswell SL/Alexander	Relocation	$21,000	$20,735	$265
Main Street Relocation — LV	Relocation	$95,000	$40,402	$54,598
NAP 1 Removal — LV	Relocation	$91,756	$47,003	$44,753
MLK & Carey — LV	Relocation	$14,330	$11,396	$2,934
Wyndham Vacation Relo — LV	Relocation	$42,000	$10,886	$31,114
Supervalu — Boise	Relocation	$50,000	$19,926	$30,074
Road Move/Fiber Re-route — Atlanta	Relocation	$24,363	$15,333	$9,031
Project Accounting	Corporate	$68,961	$64,999	$3,962
Operations BackOffice Infrastructure Upgrades	Corporate	$90,000	$52,941	$37,059
WAN Upgrades	Corporate	$60,000	$—	$60,000
ATL/LAS Backup HW/SW solution	Corporate	$25,000	$6,727	$18,273
Laptop & Desktop Replacement 2/3rd qtr	Corporate	$36,000	$2,002	$88,998

Total		$7,831,502	$4,332,130	$3,499,372

Schedule 7.8(a) — Governmental Consents and Authorizations
Governmental Agency
1) Approval required:
Federal Communications Commission — (Domestic 214 both AFS & USC)
Federal Communications Commission — (International 214 both AFS & USC)
Department of Justice & FTC
Georgia PSC (Both AFS & USC)
Minnesota PUC
New York PSC
Ohio PUC
Tennessee Regulatory Authority (Both AFS & USC)
Utah PSC
City of Alpharetta, GA (NOTE: Existing franchise will be replaced under new state regulations eff. 10/1/2010. The new franchise does not reference change-of-control procedures)
City of Norcross, GA
City of Smyrna, GA
City of Murray, UT
City of South Jordan, UT
City of South Salt Lake City, UT
City of West Jordan, UT
City of West Valley, UT
Nashville Electric Service
2) Notice Only Required
Arizona Corporation Commission
Connecticut DPUC
Florida PSC
Idaho PUC
Nevada PUC (unless Commission Staff requests a formal approval filing)
City of Henderson (unless PUC requires an approval filing)
City of Las Vegas (unless PUC requires an approval filing)
City of North Las Vegas (unless PUC requires an approval filing)
Clark County, NV (NOTE: Current franchise expires 9/5/2010. Replacement being negotiated.)

Schedule 7.15(a) — Consent Matters

Agreement Co. Name	Agreement Title	Date
SBC Services, Inc.	Master Agreement for Dark Fiber Lease and/or Dark Fiber Indefeasible Right of Use	5/26/2005
AT&T Corp.	Dedicated Services and Ethernet Services Agreement	4/1/2010
IQ Corp.	Telecommunications Services Agreement	5/1/2006
International Game Technology	Communications Services Agreement	2/26/2003
University of Nevada National Supercomputing Center for Energy and Environment	Fiber Construction and Lease Agreement	10/1/2002
Wiltel Communications	Dark Fiber IRU Agreement	9/20/2004

Chris Wagner

From:	Ken desGarennes [KdesGarennes@zayo.com]

Sent:	Wednesday, June 23, 2010 4:14 PM

To:	Chris Wagner; Scott Beer; Hendrik Jordaan; Zach Nebergall

Subject:	FW: email ferenced schedules at 5/31/10 — final

Attachments:	Section 5.2 A Option Information 5.31.10.pdf; Section 5.26 A Employee Information 5.31.10.pdf; Section 5.26 B Former Employee 5.31.10.pdf; Section 5.26 G Terminations 5.31.10.pdf
From: Ramachandran, Gita [mailto:gramachandran@afsnetworks.com]
Sent: Wednesday, June 23, 2010 4:08 PM
To: Ken desGarennes
Cc: Caracci, Christine; Ramachandran, Gita
Subject: email ferenced schedules at 5/31/10 — final
Updated email referenced schedules as of may 31, 2010

Gita Ramachandran | CFO | American Fiber Systems
100 Meridian Centre, Ste 300 | Rochester | NY 14618
Off 585.785.5841 | Fax 585.785.5842 | Cell 585.330.8011
From: Caracci, Christine
Sent: Wednesday, June 23, 2010 6:05 PM
To: Ramachandran, Gita
Subject: Scehdules as of 5.31.10
Here you go
Let me know if you need anything else
Christine

Christine Caracci | Human Resources Director
American Fiber Systems
100 Meridian Ctr | Suite 300 | Rochester, NY 14618
585-785-5809 (p) | 585-301-3088 (c) | 585-785-5810 (f)
Our Network | Fiber Connect Blog

Schedule 5.2A
Stock Option Information

						Granted				Total
Last	First			Hire	Grant	Stock	Exercise	Option	Expiration	Options
Name	Name	Department	Title	Date	Date	Options	Price	Number	Date	Per Empl
Allentoff	Michael	Legal & Regulatory	Regulatory Coordinator	2/19/2008	4/1/2008	42,500	$0.05	HO-327	3/31/2018	42,500
Anderson	Jeffrey	Operations	Network Ops Mgr - Western Region	2/19/2008	4/1/2008	25,500	$0.05	HO-328	3/31/2018	25,500
Bailey	Holly	Finance	Controller	2/24/2007	5/1/2007	59,500	$0.05	HO-284	4/30/2017	59,500
Barclay	Shanita	Finance	Capital & Project Accountant	1/12/2009	4/1/2009	25,500	$0.05	HO-350	3/31/2019	25,500
Barnett	Aaron	Operations	Noc Technician	4/28/2008	7/1/2008	12,750	$0.05	HO-339	6/30/2018	12,750
Barron	Josh	IT	System Administrator	2/27/2007	8/1/2007	12,750	$0.05	HO-294	7/31/2017	12,750
Basista	Bryce	Operations	Field Operations Mgr - Cleveland	4/3/2006	7/1/2006	25,500	$0.05	HO-267	6/30/2016	25,500
Bellinger	Terry	Sales & Marketing	National Acct Exec - Enterprise Sales	8/3/2009	10/1/2009	25,500	$0.05	HO-356	9/30/2019	25,500
Brooks	Susan	Operations	Network Coordinator	8/21/2006	1/2/2007	25,500	$0.05	HO-282	1/1/2017	25,500
Byrne	James	Sales & Marketing	National Account Manager	7/6/2009	7/1/2009	25,500	$0.05	HO-353	6/30/2019	25,500
Caracci	Christine	Human Resources	Director of Human Resources	8/22/2005	10/1/2005	42,500	$0.05	HO-235	9/30/2015	42,500
Christensen	Dean	Operations	Field Operations Mgr - Reno	4/1/2008	7/1/2008	25,500	$0.05	HO-333	6/30/2018	25,500
Ciminelli	William	Sales & Marketing	VP of Network Services & Marketing	1/8/2003	5/14/2004	200,000	$0.05	HO-103	2/5/2013
Ciminelli	William				10/1/2004	100,000	$0.05	HO-128	9/30/2014
Ciminelli	William				7/1/2005	25,000	$0.05	HO-192	6/30/2015
Ciminelli	William				2/1/2006	50,000	$0.05	HO-249	2/28/2016	375,000
Constable	Marty	Finance	Finance Director	6/28/2000	5/14/2004	60,000	$0.05	HO-83	8/24/2010
Constable	Marty				5/14/2004	30,000	$0.05	HO-84	9/11/2011
Constable	Marty				5/14/2004	5,000	$0.05	HO-85	12/31/2012
Constable	Marty				10/1/2004	25,000	$0.05	HO-130	9/30/2014
Constable	Marty				7/1/2005	5,000	$0.05	HO-194	6/30/2015	125,000
Coyle Jr	Richard	SRM	SVP Operations	2/24/2007	5/1/2007	200,000	$0.05	HO-286	4/30/2017
Coyle Jr	Richard				10/1/2007	300,000	$0.05	HO-307	9/30/2017
Coyle Jr	Richard				4/1/2006	200,000	$0.05	HO-324	3/31/2018	700,000
Curtis	Alan	Operations	Network Ops Mgr - Eastern Region	9/1/2004	10/1/2004	25,500	$0.05	HO-149	9/30/2014
Curtis	Alan				7/1/2005	2,500	$0.05	HO-226	6/30/2015	28,000
Danchak	David	SRM	SVP Corporate Development	4/19/2000	5/14/2004	6,000	$0.05	HO-105	12/31/2012
Danchak	David				10/1/2004	400,000	$0.05	HO-131	9/30/2014
Danchak	David				7/1/2005	75,000	$0.05	HO-195	6/30/2015
Danchak	David				2/1/2008	100,000	$0.05	HO-250	2/28/2016	581,000
D’Angelo	Donald	Operations	Network Design Engineer	6/6/2007	10/1/2007	25,500	$0.05	HO-311	9/31/2017	25,500

						Granted				Total
Last	First			Hire	Grant	Stock	Exercise	Option	Expiration	Options
Name	Name	Department	Title	Date	Date	Options	Price	Number	Date	Per Empl
D’Angelo	Mike	SRM	SVP Sales & Marketing	2/23/2004	7/21/2004	300,000	$0.05	HO-115	7/20/2014
D’Angelo	Mike				7/1/2005	100,000	$0.05	HO-196	6/30/2015
D’Angelo	Mike				2/1/2006	500,000	$0.05	HO-251	2/28/2016	900,000
Davis	Dwight	Operations	Field Operations Mgr - KC	4/18/2005	7/1/2005	25,500	$0.05	HO-185	6/30/2015	25,500
DeBalso	Stephen	Sales & Marketing	Sales Engineer	9/24/2007	10/1/2007	25,500	$0.05	HO-317	9/30/2017	25,500
DeChalais	Christine	Sales & Marketing	Customer Service Rep	3/1/2007	5/1/2007	12,750	$0.05	HO-289	4/30/2017	12,750
Dennls	Dan	Operations	Field Network Tech	5/27/2008	7/1/2008	12,750	$0.05	HO-341	6/30/2018	12,750
Duerden	Scott	Sales & Marketing	National Acct Exec - Enterprise Sales	2/1/2010	4/1/2010	25,500	$0.05	HO-381	3/31/2020	25,500
Fitzmeurice	Lyndsay	HR	Human Resource Coordinator	10/29/2007	1/2/2008	12,750	$0.05	HO-318	1/1/2018	12,750
Flynn	Jeffrey	Finance	Finance Director	7/5/2006	10/1/2006	80,000	$0.05	HO-269	9/30/2016	80,000
Fovel	David	Finance	Cost of Access Manager	5/23/2007	7/1/2007	42,500	$0.05	HO-291	6/30/2017	42,500
Frankiewich	Bruce	Legal & Regulatory	General Counsel & VP Regulatory	11/13/2000	5/14/2004	100,000	$0.05	HO-89	10/30/2010
Frankiewich	Bruce				5/14/2004	6,000	$0.05	HO-90	12/31/2012
Frankiewich	Bruce				10/1/2004	14,000	$0.05	HO-132	9/30/2014
Frankiewich	Bruce				7/1/2005	25,000	$0.05	HO-197	6/30/2015	145,000
Frederickson	Jared	IT	System Administrator	6/16/2008	7/1/2008	12,750	$0.05	HO-342	6/30/2018	12,750
French	Samantha	Operations	Operations Project Coordinator	4/1/2009	7/1/2009	12,750	$0.05	HO-352	6/30/2019	12,750
Gaffney	Timothy	Sales & Marketing	Sr. Director Carrier Sales	8/6/2007	10/1/2007	42,500	$0.05	HO-312	9/30/2017	42,500
Gasper	Jeffrey	Sales & Marketing	Sr. Director Carrier Sales	7/12/2004	7/21/2004	50,000	$0.05	HO-121	7/20/2014
Gasper	Jeffrey				7/1/2005	5,000	$0.05	HO-198	6/30/2015
Gasper	Jeffrey				2/1/2006	50,000	$0.05	HO-255	2/28/2016	105,000
Geary	Matthew	Operations	Noc Technician	2/27/2007	8/1/2007	12,750	$0.05	HO-295	7/31/2017	12,750
Hargrave	Earl	Operations	Director Field Operations - Eastern Region	9/1/2004	10/1/2004	30,500	$0.05	HO-157	9/30/2014
Hargrave	Earl				7/1/2005	5,000	$0.05	HO-214	6/30/2015	35,500
Hatcher	Ricky			12/3/2007	1/2/2008	12,750	$0.05	HO-322	1/1/2018	12,750
Hilsheimer	Mark	Sales & Marketing	Sales Engineer	3/27/2006	4/1/2006	25,500	$0.05	HO-265	3/31/2016	25,500
Jones	Chad	Operations	Network Engineering Manager	2/24/2007	8/1/2007	25,500	$0.05	HO-301	7/31/2017	25,500
Kinsella	Edward	Sales & Marketing	National Acct Exec - Enterprise Sales	7/9/2007	8/1/2007	25,500	$0.05	HO-306	7/31/2017	25,500
Larsen	Tim	Operations	Field Operations Mgr - SLC	6/10/2002	5/14/2004	20,000	$0.05	HO-99	8/19/2012
Larsen	Tim				5/14/2004	5,000	$0.05	HO-100	12/31/2012
Larsen	Tim				10/1/2004	7,500	$0.05	HO-136	9/30/2014
Larsen	Tim				7/1/2005	2,500	$0.05	HO-199	6/30/2015	35,000
Lewis	Brenden	Operations	Field Network Tech	8/28/2009	10/1/2009	12,750	$0.05	HO-357	9/30/2019	12,750
Lewis	Jared	Operations	Executive Director Network Service	11/17/2003	5/14/2004	50,000	$0.05	HO-109	5/13/2014
Lewis	Jared				10/1/2004	5,000	$0.05	HO-137	9/30/2014

						Granted				Total
Last	First			Hire	Grant	Stock	Exercise	Option	Expiration	Options
Name	Name	Department	Title	Date	Date	Options	Price	Number	Date	Per Empl
Lewis	Jared				7/1/2005	5,000	$0.05	HO-200	6/30/2015
Lewis	Jared				2/1/2006	50,000	$0.05	HO-256	2/28/2016	110,000
Liew	Weng	Operations	Network Provisioning Manager	2/24/2007	5/1/2007	30,000	$0.05	HO-288	4/30/2017	30,000
Little	Jason	Operations	Field Operations Mgr - Las Vegas	8/20/2007	10/1/2007	25,500	$0.05	HO-314	9/30/2017	25,500
List	Samantha	Sales & Marketing	Sales Operations Coordinator	1/2/2010	4/1/2010	12,750	$0.05	HO-359	3/31/2020	12,750
Meade	Mitchell	Operations	Noc Technician	1/5/2009	4/1/2009	12,750	$0.05	HO-349	3/31/2019	12,750
Minkley	Christopher	Operations	Field Network Tech	9/1/2004	10/1/2004	12,750	$0.05	HO-162	9/30/2014
Minkley	Christopher				7/1/2005	2,000	$0.05	HO-229	6/30/2015	14,750
Moon	Adam	Operations	NOC Manager	2/24/2007	8/1/2007	25,500	$0.05	HO-302	7/31/2017	25,500
Nesser	Michelle	Finance	Sr Financial Analyst	9/4/2007	10/1/2007	25,500	$0.05	HO-316	9/30/2017	25,500
Niedopytalskl	Todd	Finance	Accounts Payable Coordinator	6/1/2005	7/1/2005	12,750	$0.05	HO-186	6/30/2015	12,750
Nighan	Michael	Legal & Regulatory	Sr Director Regulatory Affairs & Cont Mgt	10/17/2005	1/1/2006	59,500	$0.05	HO-238	12/30/2016	59,500
Payrow	Dariush	Sales & Marketing	National Acct Exec - Enterprise Sales	9/1/2004	10/1/2004	25,500	$0.05	HO-164	9/30/2014
Payrow	Dariush				7/1/2005	2,500	$0.05	HO-216	6/30/2015
Payrow	Dariush				4/1/2009	50,000	$0.05	HO-351	3/31/2019	78,000
Pena	Luis	Operations	Provisioning Project Lead	3/16/2010	4/1/2010	12,750	$0.05	HO-364	3/31/2020	12,750
Poole	Pamela	Operations	Operations Project Coordinator	9/1/2004	10/1/2004	25,500	$0.05	HO-185	9/30/2014
Poole	Pamela				7/1/2005	1,000	$0.05	HO-217	6/30/2015	26,500
Ramachandran	Gita	SRM	CFO	8/1/2000	5/14/2004	6,000	$0.05	HO-107	12/31/2012
Ramachandran	Gita				10/1/2004	400,000	$0.05	HO-142	9/30/2014
Ramachandran	Gita				7/1/2005	75,000	$0.05	HO-204	6/30/2015
Ramachandran	Gita				2/1/2006	100,000	$0.05	HO-247	2/28/2016	581,000
Raub	David	Operations	Network Engineer	2/24/2007	8/1/2007	12,750	$0.05	HO-303	7/31/2017	12,750
Rosato	Mike	Sales & Marketing	Sr Director Carrier Sales	3/22/2004	7/21/2004	50,000	$0.05	HO-116	7/20/2014
Rosato	Mike				7/1/2005	5,000	$0.05	HO-206	6/30/2015
Rosato	Mike				2/1/2008	50,000	$0.05	HO-258	2/28/2016	105,000
Rusin	David	SRM	CEO/President		2/1/2006	1,000,000	$0.05	HO-246	2/28/2016	1,000,000
Seglem	Jeffrey	Operations	Field Operations Mgr - Boise	2/24/2007	5/1/2007	30,000	$0.05	HO-285	4/30/2017	30,000
Smith	Michael	Operations	Provisioning Project Lead	8/2/2008	10/1/2008	12,750	$0.05	HO-346	9/30/2018	12,750
Stacey	Mark	Operations	Field Operations Mgr - Nashville	7/8/2002	5/14/2004	20,000	$0.05	HO-101	8/19/2012
Stacey	Mark				5/14/2004	5,000	$0.05	HO-102	12/31/2012
Stacey	Mark				10/1/2004	7,500	$0.05	HO-145	9/30/2014
Stacey	Mark				7/1/2005	2,500	$0.05	HO-207	6/30/2015	35,000
Starks	Darren	Operations	Field Network Tech	12/3/2007	1/2/2008	12,750	$0.05	HO-321	1/1/2018	12,750
Swan	Thomas	Operations	Noc Technician	7/16/2007	10/1/2007	12,750	$0.05	HO-308	9/30/2017	12,750

						Granted				Total
Last	First			Hire	Grant	Stock	Exercise	Option	Expiration	Options
Name	Name	Department	Title	Date	Date	Options	Price	Number	Date	Per Empl
Swinks	Julius	Operations	Field Network Technician	7/6/2009	10/1/2009	12,750	$0.05	HO-355	9/30/2019	12,750
Templeton	Kathy	Finance	Billing Analyst	2/24/2007	8/1/2007	25,500	$0.05	HO-300	7/31/2017	25,500
Terrell	Alexander	Operations	Noc Technician	2/24/2007	8/1/2007	12,750	$0.05	HO-298	7/31/2017	12,750
Toltzman	Robert	Operations	Director Field Operations - Western Region	2/24/2007	5/1/2007	59,500	$0.05	HO-287	4/30/2017	59.500
Toscano	Robert	IT	IT Director	8/22/2008	10/1/2008	42,500	$0.05	HO-343	9/30/2018	42,500
Towns	Brian	Operations	Field Network Technician	3/15/2010	4/1/2010	12,750	$0.05	HO-362	3/31/2020	12,750
VanDeBogart	Jeremy	Operations	Field Network Technician	4/14/2008	7/1/2008	12,750	$0.05	HO-337	6/30/2018	12,750
VanPatten	Marcelle	Sales & Marketing	Carrier Market Development Manager	1/1/2009	4/1/2009	25,500	$0.05	HO-348	3/31/2019	25,500
Williams	Jeffrey	Sales & Marketing	VP National Enterprise Sales	8/18/2008	10/1/2008	59,500	$0.05	HO-344	9/30/2018	59,500
Wimmersledt	Edward	Operations	Sr. Provisioning Project Lead	9/1/2004	10/1/2004	25,500	$0.05	HO-172	9/30/2014
Wimmerstedt	Edward				7/1/2005	2,500	$0.05	HO-223	6/30/2015	28,000
Wood	Brent	Sales & Marketing	Sales Engineer	7/10/2006	10/1/2006	25,500	$0.05	HO- 271	9/30/2016	25,500
Woods	Michael	Operations	Noc Technician	1/11/2010	4/1/2010	12,750	$0.05	HO-360	3/31/2020	12,750

Employee’s Total						6,401,500				6,401,500

Board of Directors
Rusin	David				1/2/2005	250,000	$0.05	HO-176	1/1/2015
Rusin	David				1/2/2006	50,000	$0.05	HO-241	1/1/2016
Rusin	David				1/2/2007	50,000	$0.05	HO-276	1/1/2017	350,000
Drazan	Jeffrey				1/2/2005	250,000	$0.05	HO-177	1/1/2015
Drazan	Jeffrey				1/2/2006	50,000	$0.05	HO-242	1/1/2016
Drazan	Jeffrey				1/2/2007	50,000	$0.05	HO-277	1/1/2017	350,000
North Atlantic Venture Fund III					1/2/2005	250,000	$0.05	HO-179	1/1/2015
North Atlantic Venture Fund III					1/2/2008	50,000	$0.05	HO-266	1/1/2016
North Atlantic Venture Fund III					1/2/2007	50,000	$0.05	HO-279	1/1/2017	350,000
Ingalls, Jr.	Robert				1/2/2005	250,000	$0.05	HO-180	1/1/2015
Ingalls, Jr.	Robert				1/2/2006	50,000	$0.05	HO-245	1/1/2016
Ingalls, Jr.	Robert				1/2/2007	50,000	$0.05	HO-280	1/1/2017	350,000
Total Board of Directors						1,400,000				1,400,000

Total Granted						7,801,500				7,801,500

Section 5.26 A
Employee Information

							Vacation/PTO	Commissions	Bonus Earned
					Hourly/	Salary as of	time as of	Earned 1/1/09	1/1/09 thru
Last Name	First Name	Department	Title	Hire Date	Salary	5/31/10	5/31/10	thru 12/31/09	12/31/09
BARRON	JOSH M	BOISE IT	SYSTEM ADMINISTRATOR	02/24/2007	S	$50,978	$1,961		7,420
BYANE JR	JAMES F	BOISE SALES	NATL ACCT EXE ENTERPRISE SALES	04/06/2009	S	$65,000	3,187	20,064	1,115
DANCHAK	DAVID N	CEO CORPORATE DEV	SR VP CORPORATE DEVELOPMENT	04/19/2000	S	$186,524	13,989		88,460
RUSIN	DAVID G	CEO CORPORATE DEV	CHIEF EXECUTIVE OFFICER	04/13/2000	S	$236,250	13,630		108,380
BARCLAY	SHANITA M	FINANCE	CAPITAL & PROJECT ACCOUNTANT	01/12/2009	S	$60,900	3,162		6,420
CONSTABLE	MARTIN F	FINANCE	FINANCE DIRECTOR	06/21/2000	S	$96,618	7,246		10,700
FLYNN	JEFFRY E	FINANCE	FINANCE DIRECTOR	07/05/2006	S	$115,000	7,962		10,700
FOVEL	DAVID L	FINANCE	COST OF ACCESS MGR	05/23/2007	S	$71,984	2,492		6,420
NESSER	MICHELLE E	FINANCE	SR FINANCIAL ANALYST	09/04/2007	S	$56,927	3,065		9,920
NIEDOPYTALSKI	TODD	FINANCE	ACCOUNTS PAYABLE COORDINATOR	06/01/2005	S	$40,365	2,639		3,745
RAMACHANDRAN	GITA	FINANCE	CHIEF FINANCIAL OFFICER	08/01/2000	S	$212,555	7,358		118,380
BAILEY	HOLLY R	FINANCE - BILLING	CONTROLLER	02/24/2007	S	$90,000	6,577		16,050
TEMPLETON	KATHERINE	FINANCE - BILLING	BILLING ANALYST	02/24/2007	S	$49,410	3,421		3,745
CARACCI	CHRISTINE M	HR	HUMAN RESOURCE DIRECTOR	08/22/2005	S	$80,589	4,649		10,700
FITZMAURICE	LYNDSAY N	HR	HUMAN RESOURCE COORDINATOR	10/29/2007	S	$44,437	2,393		3,745
FREDERICKSON	JARED E	IT	SYSTEM ADMINISTRATOR	06/16/2008	S	$52,000	2,150		8,420
TOSCANO	ROBERT J	IT	IT DIRECTOR	08/25/2008	S	$83,208	4,640		10,700
ALLENTOFF	MICHAEL	LEGAL	LEGAL & REG COORDINATOR	02/18/2008	S	$60,000	2,625		6,921
FRANKIEWICH	BRUCE T	LEGAL	GENERAL COUNCIL & VP REGULATOR	11/13/2000	S	$158,067	10,335		78,540
NIGHAN	MICHAEL J	LEGAL	SR DIR REGULATORY & CONTRACTS	10/17/2005	S	$85,273	6,395		10,700
BROOKS	SUSAN H	MARKET OPS	NETWORK COORDINATOR	11/16/2006	S	$48,576	3,176		2,300
COYLE	RICHARD J	MARKET OPS	SR VP OPERATIONS	02/24/2007	S	$203,963	13,336		76,508
CURTIS	ALAN	MARKET OPS	NETWORK OPERATIONS MANAGER	09/01/2004	S	$86,700	6,002		6,420
D’ANGELO	DONALD V	MARKET OPS	NETWORK DESIGN ENGINEER	02/24/2007	S	$76,500	5,296		6,420
HARGRAVE	EARL	MARKET OPS	DIRECTOR FIELD OPERATIONS	09/01/2004	S	$90,227	5,726		10,700
HATCHER	RICKY B	MARKET OPS	NETWORK TECHNICIAN	12/03/2007	H	$46,675	2,872		2,675
LEWIS	JARED M	MARKET OPS	EXEC DIR NETWORK SERVICES	11/17/2003	S	$109,180	7,559		16,050
MINKLEY	CHRISTOPHER R	MARKET OPS	NETWORK TECHNICIAN	09/01/2004	H	$58,344	3,703		3,745
POOLE	PAMELA L	MARKET OPS	OPERATIONS PROJ COORDINATOR	09/01/2004	S	$44,557	2,913		2,675
RAUB	DAVID C	MARKET OPS	NETWORK ENGINEER	04/23/2007	S	$56,100	1,942		6,420
STARKS	DARREN K	MARKET OPS	NETWORK TECHNICIAN	12/03/2007	H	$43,493	2,791		2,675
SWINKS III	JULIUS B	MARKET OPS	NETWORK TECHNICIAN	07/06/2009	H	$52,000	2,725		1,115
TOWNS	BRIAN	MARKET OPS	FIBER OPTIC TECHNICIAN	03/15/2010	H	$42,000	2,282		—
WIMMERSTEOT	EDWARD	MARKET OPS	PROVISIONING PROJECT LEAD	09/01/2004	S	$68,834	4,765		2,675
BARNETT	AARON V	MARKET OPS - BOISE	NOC TECHNICIAN	04/21/2008	H	$32,302	1,522		2,675
GEARY	MATTHEW W	MARKET OPS - BOISE	NOC TECHNICIAN	02/24/2007	H	$39,728	840		2,675
JONES	CHAD J	MARKET OPS - BOISE	NETWORK ENGINEERING MANAGER	02/24/2007	S	$77,040	4,148		6,420
LIEW	WENG T	MARKET OPS - BOISE	NETWORK PROVISIONING MGR	02/24/2007	S	$87,840	6,250		6,420
MEADE	MITCHELL J	MARKET OPS - BOISE	NOC TECHNICIAN	01/05/2009	H	$32,302	1,040		2,675
MOON	ADAM R	MARKET OPS - BOISE	NOC MANAGER	02/24/2007	S	$56,784	4,750		9,920
SEGLEM	JEFFERY C	MARKET OPS - BOISE	FIELD OPERATIONS MANAGER	02/24/2007	S	$75,710	5,533		6,420
SMITH	MICHAEL T	MARKET OPS - BOISE	PROVISIONING PROJECT LEAD	09/02/2008	S	$43,988	3,045		2,675

							Vacation/PTO	Commissions	Bonus Earned
					Hourly/	Salary as of	time as of	Earned 1/1/09	1/1/09 thru
Last Name	First Name	Department	Title	Hire Date	Salary	5/31/10	5/31/10	thru 12/31/09	12/31/09
SWAN	THOMAS L	MARKET OPS - BOISE	NOC TECHNICIAN	07/16/2007	H	$36,005	1,904		2,675
TERRELL	ALEXANDER I	MARKET OPS - BOISE	NOC TECHNICIAN	02/24/2007	H	$55,120	1,603		3,745
VAN DE BOGART	JEREMY J	MARKET OPS - BOISE	NETWORK TECHNICIAN	04/14/2008	S	$47,610	2,197		2,675
WOODS	MICHAEL	MARKET OPS - BOISE	NOC TECHNICIAN	01/11/2010	H	$31,200	2,010		—
DAVIS	DWIGHT W	MARKET OPS - MO	FIELD OPERATIONS MANAGER	04/18/2005	S	$68,381	4,997		6,420
DENNIS	DANNY D	MARKET OPS - MO	NETWORK TECHNICIAN	05/27/2008	S	$38,110	2,950		2,300
CHRISTENSEN	DEAN SCOTT	MARKET OPS - NV	FIELD OPERATIONS MANAGER	04/01/2008	S	$62,100	5,255		6,420
BASISTA	BRYCE A	MARKET OPS - OH	FIELD OPERATIONS MANAGER	04/03/2006	S	$68,973	5,040		6,420
STACEY	MARK E	MARKET OPS -TN	FIELD OPERATIONS MANAGER	07/08/2002	S	$67,394	5,184		6,420
LARSEN	TIM B	MARKET OPS - UT	FIELD OPERATIONS MANAGER	06/10/2002	S	$75,729	4,369		6,420
ANDERSON	JEFFERY L	MARKET OPS VEGAS	NETWORK OPERATIONS MANAGER	02/19/2008	S	$85,000	7,029	7,620	2,487
FRENCH	SAMANTHA M	MARKET OPS VEGAS	OPERATIONS PROJ COORDINATOR	04/01/2009	S	$43,470	2,759		4,506
LEWIS	BRENDEN P	MARKET OPS VEGAS	NETWORK TECHNICIAN	08/26/2009	S	$50,000	4,231		892
UTTLE	JASON D	MARKET OPS VEGAS	FIELD OPERATIONS MANAGER	08/20/2007	S	$76,768	5,315		9,420
PENA	LUIS	MARKET OPS VEGAS	PROVISIONING PROJECT LEAD	03/16/2010	S	$46,000	2,322		—
TOLTZMAN	ROBERT J	MARKET OPS VEGAS	DIRECTOR FIELD OPERATIONS	02/24/2007	S	$96,979	6,341		12,950
CIMINELLI	WILLIAM JOHN	SALES	VP NETWORK SVC & MARKETING	01/06/2003	S	$136,216	8,121		9,950
D’ANGELO	MICHAEL A	SALES	SR VP SALES & MARKETING	02/23/2004	S	$155,605	10,473	97,369	28,700
DEBALSO	STEVEN A	SALES	SOLUTIONS SALES ENGINEER	09/24/2007	S	$80,000	5,077	14,009	3,483
DECHALAIS	CHRISTINE A	SALES	CUSTOMER SVC REPRESENTATIVE	12/11/2006	S	$36,225	2,090	128	2,675
GAFFNEY	TIMOTHY M	SALES	DIRECTOR CARRIER SALES	8/6/2007	S	$85,000	4,250	133,793	10,700
GASPER	JEFFREY S	SALES	DIRECTOR CARRIER SALES	07/12/2004	S	$85,150	6,059	133,793	10,700
HILSHEIMER	MARK D	SALES	SOLUTIONS SALES ENGINEER	03/27/2006	S	$85,000	4,904	391	6,875
list	SAMANTHA R	SALES	SALES OPERATIONS COORDINATOR	09/02/2008	H	$24,940	240		965
PAYROW	DARIUSH A	SALES	NATL ACCT EXE ENTERPRISE SALES	09/01/2004	S	$67,000	5,025	47,304	5,920
ROSATO	MICHAEL R	SALES	DIRECTOR CARRIER SALES	03/22/2004	S	$86,349	6,476	133,793	9,950
VAN PATTEN	MARCELLE	SALES	CARRIER MKT DEVELOPMENT MGR	01/01/2009	S	$47,251	2,408		3,745
WILLIAMS	JEFFREY F	SALES	VP NATIONAL ENTERPRISE SALES	8/18/2008	S	$120,000	8,135	28,249	11,550
WOOD	DAVID BRENT	SALES	SOLUTIONS SALES ENGINEER	07/10/2006	S	$80,984	6,541	14,009	3,483
BELLINGER	TERRANCE L	SALES-MO	NATL ACCT EXE ENTERPRISE SALES	08/03/2009	S	$74,999	6,346	12,000	500
DUERDEN	SCOTT	SLC SALES	NATL ACCT EXE ENTERPRISE SALES	02/01/2010	S	$72,500	3,904
KINSELLA	EDWARD M	VEGAS SALES	NATL ACCT EXE ENTERPRISE SALES	07/09/2007	S	$85,000	6,212	34,366	5,970
TOTALS						$5,639,985	$351,859	$676,887	$890,355

Schedule 5.26B — Former Employees
COBRA

Employee Name	Total Amount	AFS Coverage	Benefit Type	Start Date	End Date

Conrad, Mark	91.34	58.21	Dental	9/2/2009	2/1/2011
Brache, Amiro	91.34	58.21	Dental	3/1/2010	8/31/2011
						COBRA for Surviving Spouse of Shawn
Olson, Jennifer	92.01	0.00	Dental	9/1/2009	8/31/2012	Olson

Schedule 5.26 (g)	Key
Terminations	V	Voluntary
January 1, 2007 — June 21, 2010	IV	Involuntary
	RIF	Reduction in Force

Last Name	First Name	Department	Location	Title	Hire Date	Term Date	Salary	Reason

Abel	Darlene	Operations	Rochester	VP Cost of Access	11/6/00	12/31/07	$131,237	V
Barnett	Larry	Operations	Reno	Field Ops Mgr - Reno	1/22/08	2/22/08	$60,000	V
Berka	Scott	Sales	Boise	Director, Carrier Sales	2/24/07	8/1/07	$80,000	RIF
Bestler	Brian	Operations	Las Vegas	Sr. Fiber Optic Technician	2/24/07	2/8/10	$66,830	IV
Bevels	James H	Operations	Atlanta	Senior Network Technician	9/1/04	1/23/09	$78,790	IV
Blanton III	James	Operations	Atlanta	Sr. Telecommunications Technician	9/1/04	6/11/07	$65,021	IV
Brache	Amiro	Sales	Rochester	VP of Marketing	3/29/04	10/30/09	$125,734	RIF
Brewer	Elizabeth	Sales	Atlanta	National Account Manager	7/6/06	12/12/08	$80,979	V
Brixey	Greg	Operations	Boise	Network Technician - VoIP	5/27/08	7/23/08	$38,000	V
Buell	John	Operations	Rochester	Network Engineer	7/21/00	5/27/08	$80,407	IV
Cain	Jon	Operations	Boise	Senior Programmer	2/24/07	8/14/07	$65,500	V
Callahan	Markus	Sales	Rochester	Enterprise Sales	7/23/07	10/31/07	$75,000	IV
Carter	David	Sales	Atlanta	National Account Manager	9/4/07	10/28/09	$88,500	RIF
Castle	Nuju	Operations	Atlanta	Telecommunications Technician	10/2/06	6/29/07	$33,010	V
Conrad	Donald Mark	Sales	Atlanta	Enterprise Sales Engineer	4/1/08	6/22/09	$85,000	IV
Dees	Rachel	Sales	Salt Lake City	Nat’l Acct Exec Enterprise Sales	12/1/08	12/8/09	$75,000	V
Della Penna	June	Operations	Las Vegas	Operations Proj. Coordinator	2/24/07	4/17/09	$49,379	V
Dennis	Nicole	Operations	Atlanta	Billing Coordinator	7/18/06	2/23/07	$58,500	Temp
Dougal	Brien	Operations	Boise	NOC Technician	2/24/07	4/29/09	$38,376	V
Durham	Jared	Operations	Boise	Fiber OSP Engineer	2/24/07	4/5/07	$42,000	RIF
Eusterman	Matthew	Sales	Boise	Nat’l Acct Exec Enterprise Sales	12/3/07	10/28/09	$60,000	RIF
Faulkner	Christi	Operations	Atlanta	Billing Administrator	9/1/04	1/4/07	$44,302	V
Fowler	Michael	Sales	Las Vegas	Nat’l Acct Exec Enterprise Sales	2/24/07	5/26/09	$65,000	V
Fyles	Larlene	Finance	Rochester	Financial Analyst	8/13/07	1/31/08	$47,000	IV
Garnett	Darryl	Operations	Atlanta	Network Operations Mgr (East)	9/1/04	2/24/09	$86,043	IV
Gilmore	Grayson	Operations	Boise	NOC Technician	2/24/07	6/8/08	$27,040	V
Gipner	David	Sales	Rochester	Manager Carrier Development	1/7/08	8/22/08	$70,000	V
Gray	Jerry Lanny	Sales	Salt Lake City	Nat’l Acct Exec Enterprise Sales	1/2/08	7/8/08	$87,000	V

Last Name	First Name	Department	Location	Title	Hire Date	Term Date	Salary	Reason

Gross	Terry	Operations	Atlanta	Field Data Engineer	8/21/06	10/5/07	$62,400	V
Groth	Kevin	Sales	Atlanta	VP of National Enterprise Sales	4/30/07	8/12/08	$120,000	IV
Hackett	Bradley	Sales	Atlanta	Director Carrier Development	9/18/06	12/7/07	$55,000	V
Harby	Richard	IT	Rochester	IT Director	12/3/07	6/8/08	$112,862	V
Hardister	Lisa	Finance	Boise	Director, Human Resources	2/24/07	3/15/07	$55,000	RIF
Hardy	Dave	Operations	Boise	Customer Support	2/24/07	4/5/07	$34,320	RIF
Harmon	Gerry	Operations	Boise	Circuit Provisioning Manager	2/24/07	4/5/07	$57,000	RIF
Hedrick	Huntley	Operations	Rochester	Network Design Engineer	4/21/08	8/22/08	$85,000	V
Hein	Holly	Sales	Rochester	Marketing Coordinator	4/7/08	8/31/09	$39,409	IV
Herbold	Erik	Operations	Atlanta	Fiber Optic Technician	2/25/08	1/28/09	$44,990	IV
Hunt	Derek	Operations	Boise	NOC Technician	2/24/07	3/16/07	$31,200	RIF
Kowal	Jennifer	Sales	Rochester	Sales Operations Coordinator	3/3/05	11/10/09	$34,238	V
Laughlin	Matthew	IT	Las Vegas	Systems Administrator	4/30/07	8/32/07	$45,000	IV
Laurent	Anotte	Finance	Rochester	Finance Coordinator-PT	4/1/08	10/31/08	$20,800	V
Lawson	Tami Jo	Operations	Boise	Billing Coordinator - VoIP	2/24/07	12/19/08	$46,197	V
Long II	Richard	Operations	Atlanta	Installation Technician	9/1/04	5/23/07	$44,013	IV
Ludwinek	Alex	IT	Atlanta	IT Associate	7/18/05	1/10/07	$40,000	V
Massey	William	Sales	Las Vegas	Nat’l Acct Exec Enterprise Sales	8/31/09	10/28/09	$75,000	RIF
Medes	Tom	Operations	Boise	NOC Technician	2/24/07	3/31/08	$29,578	IV
Miller	Deborah	Sales	Kansas City	Nat’l Acct Exec Enterprise Sales	2/25/08	8/15/08	$70,000	IV
Mullaney	Kevin	Sr Mgmt	Rochester	CTO	6/1/00	3/30/07	$95,000	RIF
Myer	Janice	Operations	Atlanta	Fiber Optic Technician	4/13/09	1/5/10	$41,995	IV
Nasiadka	Eva	Sales	Rochester	Sales/Marketing Coordinator	7/16/07	2/1/08	$33,000	V
Nichols	Hiram	Operations	Atlanta	Enterprise Sales Engineer	9/1/04	2/1/08	$84,097	V
Olson	Shawn	Operations	Minnesota	Field Ops Mgr - Minneapolis/St. Paul	9/29/03	7/27/09	$75,674	Deceased
Paek	Joseph	Operations	Las Vegas	VoIP Network Technician	4/21/08	7/24/09	$40,000	IV
Phelps	Timothy	Operations	Boise	NOC Technician	6/15/09	10/23/09	$31,200	V
Phillips	Nicholas	Operations	Boise	NOC Technician	2/24/07	4/5/07	$47,840	RIF
Powell	Troni	Operations	Atlanta	Fiber Optic Technician	7/14/08	2/9/10	$51,750	IV
Sachs	Stephen	Sales	Atlanta	Account Executive	9/20/04	8/30/07	$57,424	V
Scarcelli	Michael	Finance	Rochester	Senior Accountant	2/16/06	7/31/07	$55,673	V
Shandle	Catherine	Sales	Las Vegas	Nat’l Acct Exec Enterprise Sales	4/28/08	12/1/08	$70,000	IV
Shearin	Aaron	Operations	Las Vegas	Director, Field Engineering	2/24/07	7/27/07	$75,000	V

Last Name	First Name	Department	Location	Title	Hire Date	Term Date	Salary	Reason

Sherrer	Don	Operations	Reno	Outside Plant Engineer	2/24/07	6/29/07	$47,840	V
Smallwood	Christine	Operations	Atlanta	Customer Care Manager	9/1/04	1/23/07	$65,220	RIF
Stanko	Brian	Sales	Atlanta	Account Executive	5/15/06	1/26/07	$52,000	V
Stover	Marvin	Operations	Atlanta	Fiber Optic Technician	9/14/09	2/10/10	$38,002	V
Swanson	Derek	Operations	Las Vegas	Network Technician	3/15/10	5/19/10	$55,000	IV
Travis	Dani	Operations	Atlanta	Provisioning Project Lead	9/1/04	6/13/08	$55,359	RIF
Walkup	Shawn	Operations	Atlanta	Installation Technician	9/20/04	5/16/07	$42,536	V
Warren	Charles	Operations	Atlanta	Fiber Optic Technician	6/11/07	7/11/08	$41,600	IV
Wescott	Guy	Sales	Rochester	Director of Sales, Carrier	7/17/06	3/16/07	$85,000	V
West	Levi	Operations	Atlanta	Fiber Optic Technicians	6/11/07	8/14/07	$41,600	IV
Wheeler	Darren	Operations	Reno	Inside Plant Engineer	2/24/07	4/5/07	$64,480	RIF
Williams	Karen	Finance	Rochester	Finance Admin - PT	11/19/07	1/31/08	$11,440	V
Yount	Jon	Sr Mgmt	Atlanta	Sr Vp of Operations	8/28/06	8/10/07	$180,000	V

Total					75		$4,574,378